FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-280224-16

PROSPECTUS

$650,555,000 (Approximate)

BMO 2026-C15 MORTGAGE TRUST
(Central Index Key number 0002063009)
Issuing Entity

BMO Commercial Mortgage Securities LLC
(Central Index Key number 0001861132)
Depositor

Bank of Montreal (Central Index Key number 0000927971)

KeyBank National Association (Central Index Key number 0001089877)

Natixis Real Estate Capital LLC (Central Index Key number 0001542256)

National Cooperative Bank, N.A. (Central Index Key number 0001577313)

German American Capital Corporation (Central Index Key number 0001541294)

NWL Company, LLC (Central Index Key number 0002100918)

Wells Fargo Bank, National Association (Central Index Key number 0000740906)

Societe Generale Financial Corporation (Central Index Key number 0001755531)

Citi Real Estate Funding Inc. (Central Index Key number 0001701238)

UBS AG New York Branch (Central Index Key number 0001685185)

JPMorgan Chase Bank, National Association (Central Index Key number 0000835271)

Starwood Mortgage Capital LLC (Central Index Key number 0001548405)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-C15

The BMO 2026-C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-C15, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties, which will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in September 2026. The rated final distribution date for the offered certificates is the distribution date in August 2059.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1	$17,087,000		4.9255%	Fixed
Class A-4	$145,000,000		5.5200%	Fixed
Class A-5	$320,945,000		5.8181%	Fixed
Class A-SB	$22,955,000		5.7786%	Fixed
Class X-A	$505,987,000	(5)	0.9671%	Variable IO(6)
Class X-B	$144,568,000	(5)	0.5727%	Variable IO(6)
Class A-S	$86,741,000		5.9908%	WAC Cap(7)
Class B	$33,431,000		6.1710%	WAC Cap(7)
Class C	$24,396,000		6.3620%	WAC Cap(7)

(Footnotes to table begin on page 3)

You should carefully consider the summary of risk factors and risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the Series 2026-C15 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2026-C15 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., Nomura Securities International, Inc., Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC, the underwriters, when, as, and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from BMO Commercial Mortgage Securities LLC and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., Nomura Securities International, Inc., Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC are acting as co-lead managers. BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 44.28% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as sole bookrunning manager with respect to approximately 15.11% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 8.99% of each class of offered certificates, Nomura Securities International, Inc. is acting as sole bookrunning manager with respect to approximately 8.67% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 6.49% of each class of offered certificates, SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 6.28% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 6.02% of each class of offered certificates, and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 4.15% of each class of offered certificates. Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about August 31, 2026. BMO Commercial Mortgage Securities LLC expects to receive from this offering approximately 107.60% of the aggregate principal balance of the offered certificates, plus accrued interest from August 1, 2026, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

BMO Capital Markets	Deutsche Bank Securities	Nomura Securities	Wells Fargo Securities	Société Générale	Citigroup	J.P. Morgan	UBS Securities LLC	KeyBanc Capital Markets
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial	NATIXIS
Co-Managers
August 14, 2026

BMO 2026-C15 MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2026-C15

WA N/A
OR 0.4%
ID 0.5%
MT N/A
ND N/A
SD N/A
WY N/A
MN 0.2%
WI 0.6%
MI 2.8%
NY 23.7%
VT N/A
ME N/A
NH N/A
MA 1.3%
RI N/A
CT 0.4%
NJ 10.9%
DE N/A
MD 1.3%
DC N/A
PA 3.1%
OH 4.4%
IA 0.2%
IL 3.5%
IN N/A
NE N/A
NV 4.4%
UT N/A
CO 2.3%
CA 10.4%
KS 0.4%
MO N/A
KY N/A
WV N/A
VA N/A
NC 1.1%
TN 0.5%
SC 0.4%
AZ 10.5%
NM N/A
OK 1.4%
AR N/A
MS 0.6%
AL 1.2%
GA 0.6%
TX 1.9%
LA N/A
FL 10.5%
AK 0.7%
HI N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2026-C15 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Initial Pass- Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$17,087,000		30.000%	4.9255%	Fixed	2.73	09/26-08/31
Class A-4	$145,000,000		30.000%	5.5200%	Fixed	9.55	09/35-06/36
Class A-5	$320,945,000		30.000%	5.8181%	Fixed	9.87	06/36-08/36
Class A-SB	$22,955,000		30.000%	5.7786%	Fixed	7.13	08/31-09/35
Class X-A	$505,987,000	(5)	N/A	0.9671%	Variable IO(6)	N/A	N/A
Class X-B	$144,568,000	(5)	N/A	0.5727%	Variable IO(6)	N/A	N/A
Class A-S	$86,741,000		18.000%	5.9908%	WAC Cap(7)	9.96	08/36-08/36
Class B	$33,431,000		13.375%	6.1710%	WAC Cap(7)	9.96	08/36-08/36
Class C	$24,396,000		10.000%	6.3620%	WAC Cap(7)	9.96	08/36-08/36
Non-Offered Certificates(8)
Class D-RR(9)	$13,553,000		8.125%	6.6678%	WAC(10)	9.96	08/36-08/36
Class E-RR(9)	$7,229,000		7.125%	6.6678%	WAC(10)	9.96	08/36-08/36
Class F-RR(9)	$12,649,000		5.375%	6.6678%	WAC(10)	9.96	08/36-08/36
Class G-RR(9)	$8,132,000		4.250%	6.6678%	WAC(10)	9.96	08/36-08/36
Class J-RR(9)	$30,721,426		0.000%	6.6678%	WAC(10)	10.01	08/36-09/36
Class S(11)	N/A		N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	“Approximate Initial Credit Support” means, with respect to any class of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates” and, collectively with the Class X certificates (as defined in footnote (5) below), the Class S certificates and the Class R certificates, the “certificates”), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the principal balance certificates do not take into account any trust subordinate companion loan.
(3)	Approximate per annum rate as of the closing date.
(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations”.
(5)	The Class X-A and Class X-B certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C

(6)	The pass-through rate for each class of the Class X-A and Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.
(7)	The pass-through rate for each class of the Class A-S, Class B and Class C certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time
(8)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus.
(9)	In satisfaction of the risk retention obligations of Bank of Montreal (as “retaining sponsor” with respect to this securitization transaction), all of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value representing at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by RREF V - D AIV RR H, LLC, a Delaware limited liability company, or its affiliate, in accordance with the credit risk retention rules applicable to this securitization transaction. “Retaining sponsor”, “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”.
(10)	The pass-through rate for each class of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.
3

(11)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates and any classes of loan-specific certificates or related uncertificated interests (if applicable) are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Certificate Summary	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	12
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	12
Summary of Terms	20
Summary of Risk Factors	67
Special Risks	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Special Risks	69
Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	71
Risks Relating to the Mortgage Loans	71
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	71
Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	72
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	78
Any Analysis of the Value or Income Producing Ability of a Commercial, Multifamily or Manufactured Housing Community Property Is Highly Subjective and Subject to Error	79
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	81
The Types of Properties That Secure the Mortgage Loans Present Special Risks	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	111

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	112
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	113
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	113
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	115
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	115
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	116
Risks Related to Zoning Non-Compliance and Use Restrictions	116
Risks Relating to Inspections of Properties	117
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	117
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	117
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	119
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	119
Terrorism Insurance May Not Be Available for All Mortgaged Properties	120
Risks Associated with Blanket Insurance Policies or Self-Insurance	121
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	121
Limited Information Causes Uncertainty	121
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	122
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	123
The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	123
Static Pool Data Would Not Be Indicative of the Performance of This Pool	124

5

Appraisals May Not Reflect Current or Future Market Value of Each Property	124
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	126
The Borrower’s Form of Entity May Cause Special Risks	127
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	129
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	130
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	131
Tenancies-in-Common May Hinder Recovery	132
Risks Relating to Enforceability of Cross-Collateralization Arrangements	133
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	133
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	135
Various Other Laws Could Affect the Exercise of Lender’s Rights	135
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	136
Risks of Anticipated Repayment Date Loans	136
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	137
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	138
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	140
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	140
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	140

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	140
Risks Relating to Tax Credits	141
Risks Relating to Conflicts of Interest	141
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	141
The Controlling Pari Passu Companion Loan for One or More of the Outside Serviced Whole Loans Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Future Outside Servicing Agreement Expected to Govern the Servicing of Such Whole Loan Have Yet to Be Finalized	143
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	143
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	144
Potential Conflicts of Interest of the Operating Advisor	147
Potential Conflicts of Interest of the Asset Representations Reviewer	148
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	149
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	150
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan	151
Other Potential Conflicts of Interest May Affect Your Investment	151
Other Risks Relating to the Certificates	152
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	152
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	152
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	153

6

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	156
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	156
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	157
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates	161
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	162
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	163
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment	163
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	164
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	164
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	164
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	165
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	165
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	166
Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	166
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	166

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	167
Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	168
Changes in Pool Composition Will Change the Nature of Your Investment	169
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	169
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	170
State, Local and Other Tax Considerations	172
General Risk Factors	172
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	172
The Offered Certificates May Not Be a Suitable Investment for You	172
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	173
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	173
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	174
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	178
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	178
Description of the Mortgage Pool	180
General	180
Mortgage Loan Sellers; Sponsors	181
Co-Originated and Third-Party Originated Mortgage Loans	182
Certain Calculations and Definitions	183
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	193
Statistical Characteristics of the Mortgage Loans	195
Overview	195
Property Types	197
Specialty Use Concentrations	202
Mortgage Loan Concentrations	203
Geographic Concentrations	204

7

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	205
Tenancies-in-Common or Diversified Ownership	205
Delaware Statutory Trusts	206
Condominium Interests and Other Shared Interests	206
Leasehold Interests	207
Condemnations	208
Delinquency Information	208
Environmental Considerations	209
Litigation and Other Legal Considerations	213
Redevelopment, Expansion and Renovation	216
Default History, Bankruptcy Issues and Other Proceedings	217
Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	217
Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	217
Tenant Issues	218
Tenant Concentrations	218
Lease Expirations and Terminations	219
Unilateral Lease Termination Rights	221
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	222
Rights to Cease Operations (Go Dark) at the Leased Property	224
Termination Rights of Government Sponsored Tenants	225
Other Tenant Termination Issues	225
Rights to Sublease	225
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	225
Charitable Institutions / Not-For-Profit Tenants	226
Purchase Options, Rights of First Offer and Rights of First Refusal	226
Affiliated Leases and Master Leases	227
Other Tenant Issues	228
Competition from Certain Nearby Properties	228
Insurance Considerations	228
Zoning and Use Restrictions	230
Non-Recourse Carveout Limitations	231
Real Estate and Other Tax Considerations	232
Certain Terms of the Mortgage Loans	233
Due Dates; Mortgage Rates; Calculations of Interest	233
ARD Loans	234
Single-Purpose Entity Covenants	235

Prepayment Provisions	236
Defeasance; Collateral Substitution	239
Partial Releases	240
Additions to the Mortgaged Property	242
Escrows	243
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	243
Mortgaged Property Accounts	244
Additional Indebtedness	245
Other Secured Debt	246
Existing Mezzanine Debt	248
Permitted Mezzanine Debt	250
Preferred Equity and Preferred Return Arrangements	250
Permitted Unsecured Debt and Other Debt	250
The Whole Loans	251
General	251
The Serviced Pari Passu Whole Loans	253
The Outside Serviced Pari Passu Whole Loans	256
Additional Mortgage Loan Information	258
The Trust Subordinate Companion Loan	259
Transaction Parties	260
The Sponsors and the Mortgage Loan Sellers	260
Bank of Montreal	260
Citi Real Estate Funding Inc.	268
German American Capital Corporation	276
JPMorgan Chase Bank, National Association	283
KeyBank National Association	292
National Cooperative Bank, N.A.	297
Natixis Real Estate Capital LLC	303
NWL Company, LLC	309
Societe Generale Financial Corporation	316
Starwood Mortgage Capital LLC	323
UBS AG New York Branch	329
Wells Fargo Bank, National Association	336
Compensation of the Sponsors	344
The Depositor	345
The Issuing Entity	346
The Trustee	346
The Certificate Administrator	347
Servicers	349
General	349
The Master Servicers	349
The Special Servicers	355
The Outside Servicers and the Outside Special Servicers	360
The Operating Advisor and the Asset Representations Reviewer	368
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	370
Transaction Party and Related Party Affiliations	370
Interim Servicing and Custodial Arrangements	371
Whole Loans and Mezzanine Loan Arrangements	371
Other Arrangements	372

8

Credit Risk Retention	373
General	373
Qualifying CRE Loans; Required Credit Risk Retention Percentage	373
HRR Certificates	373
The Retaining Third Party Purchaser	373
Material Terms of the HRR Certificates	374
Hedging, Transfer and Financing Restrictions	375
Representations and Warranties	375
Description of the Certificates	381
General	381
Distributions	382
Method, Timing and Amount	382
Available Funds	383
Priority of Distributions	385
Pass-Through Rates	388
Interest Distribution Amount	389
Principal Distribution Amount	390
Certain Calculations with Respect to Individual Mortgage Loans	391
Excess Interest	392
Application Priority of Mortgage Loan Collections or Whole Loan Collections	392
Allocation of Yield Maintenance Charges and Prepayment Premiums	394
Assumed Final Distribution Date; Rated Final Distribution Date	396
Prepayment Interest Shortfalls	396
Subordination; Allocation of Realized Losses	398
Reports to Certificateholders; Certain Available Information	399
Certificate Administrator Reports	399
Information Available Electronically	404
Voting Rights	409
Delivery, Form, Transfer and Denomination	410
Book-Entry Registration	410
Definitive Certificates	413
Certificateholder Communication	413
Access to Certificateholders’ Names and Addresses	413
Requests to Communicate	413
The Mortgage Loan Purchase Agreements	415
Sale of Mortgage Loans; Mortgage File Delivery	415
Representations and Warranties	420
Cures, Repurchases and Substitutions	420
Dispute Resolution Provisions	424
Asset Review Obligations	424
The Pooling and Servicing Agreement	425
General	425
Certain Considerations Regarding the Outside Serviced Whole Loans	429
Assignment of the Mortgage Loans	429
Servicing of the Mortgage Loans	430
Subservicing	436
Advances	437
Accounts	442

Withdrawals from the Collection Account	445
Application of Loss of Value Payments	447
Servicing and Other Compensation and Payment of Expenses	447
Master Servicing Compensation	447
Special Servicing Compensation	450
Trustee / Certificate Administrator Compensation	454
Operating Advisor Compensation	454
CREFC® Intellectual Property Royalty License Fee	455
Asset Representations Reviewer Compensation	455
Fees and Expenses	456
Application of Penalty Charges and Modification Fees	463
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	463
Due-On-Sale	463
Due-On-Encumbrance	464
Appraisal Reduction Amounts	465
Inspections	470
Evidence as to Compliance	471
Limitation on Liability; Indemnification	472
Servicer Termination Events	476
Rights Upon Servicer Termination Event	477
Waivers of Servicer Termination Events	479
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	479
General	479
Excluded Special Servicer Mortgage Loans	480
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	481
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	482
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	483
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	484
Amendment	486
Realization Upon Mortgage Loans	488
Specially Serviced Loans; Appraisals	488
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	488
Sale of Defaulted Mortgage Loans and REO Properties	490
Modifications, Waivers and Amendments	492
Directing Holder	494
General	494
Limitation on Liability of the Directing Holder	501
Consulting Parties	502
Operating Advisor	503
General Obligations	503

9

Review Materials	504
Consultation Rights	505
Reviewing Certain Calculations	506
Annual Report	506
Replacement of the Special Servicer	507
Operating Advisor Termination Events	507
Rights Upon Operating Advisor Termination Event	508
Eligibility of Operating Advisor	509
Termination of the Operating Advisor Without Cause	509
Asset Status Reports	510
The Asset Representations Reviewer	511
Asset Review	511
Eligibility of Asset Representations Reviewer	515
Other Obligations of Asset Representations Reviewer	516
Delegation of Asset Representations Reviewer’s Duties	516
Asset Representations Reviewer Termination Events	516
Rights Upon Asset Representations Reviewer Termination Event	517
Termination of the Asset Representations Reviewer Without Cause	517
Resignation of Asset Representations Reviewer	518
Asset Representations Reviewer Compensation	518
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	518
Repurchase Request Delivered by a Certificateholder	518
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	518
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	519
Dispute Resolution Provisions	519
Resolution of a Repurchase Request	519
Mediation and Arbitration Provisions	521
Rating Agency Confirmations	522
Termination; Retirement of Certificates	524
Optional Termination; Optional Mortgage Loan Purchase	524
Servicing of the Outside Serviced Mortgage Loans	526
General	526
Specified Servicing Matters	526
Servicing Shift Mortgage Loans	529
Related Provisions of the Pooling and Servicing Agreement	530
Use of Proceeds	531
Yield, Prepayment and Maturity Considerations	531
Yield	531
Yield on the Class X-A and Class X-B Certificates	534

Weighted Average Life of the Offered Certificates	535
Price/Yield Tables	539
Material Federal Income Tax Consequences	543
General	543
Qualification as a REMIC	543
Status of Offered Certificates	545
Taxation of the Regular Interests	545
General	545
Original Issue Discount	545
Acquisition Premium	547
Market Discount	547
Premium	548
Election to Treat All Interest Under the Constant Yield Method	548
Treatment of Losses	549
Prepayment Premiums and Yield Maintenance Charges	549
Sale or Exchange of Regular Interests	550
Taxes That May Be Imposed on a REMIC	550
Prohibited Transactions	550
Contributions to a REMIC After the Startup Day	551
Net Income from Foreclosure Property	551
Bipartisan Budget Act of 2015	551
Taxation of Certain Foreign Investors	552
FATCA	552
Backup Withholding	553
Information Reporting	553
3.8% Medicare Tax on “Net Investment Income”	553
Reporting Requirements	553
Tax Return Disclosure and Investor List Requirements	553
Certain State, Local and Other Tax Considerations	554
ERISA Considerations	554
General	554
Plan Asset Regulations	556
Prohibited Transaction Exemptions	557
Underwriter Exemption	557
Exempt Plans	560
Insurance Company General Accounts	560
Ineligible Purchasers	561
Further Warnings	561
Consultation with Counsel	561
Tax Exempt Investors	562
Legal Investment	562
Certain Legal Aspects of the Mortgage Loans	563
General	565
Types of Mortgage Instruments	565
Installment Contracts	566
Leases and Rents	566
Personalty	567
Foreclosure	567
General	567

10

Foreclosure Procedures Vary From State to State.	567
Judicial Foreclosure	568
Equitable and Other Limitations on Enforceability of Particular Provisions	568
Nonjudicial Foreclosure/Power of Sale	569
Public Sale	569
Rights of Redemption	570
One Action and Security First Rules	570
Anti-Deficiency Legislation	571
Leasehold Considerations	571
Cooperative Shares	572
Bankruptcy Issues	572
Automatic Stay	572
Modification of Lender’s Rights	573
Leases and Rents	573
Lease Assumption or Rejection by Tenant	574
Lease Rejection by Lessor – Tenant’s Right	575
Ground Lessee or Ground Lessor	575
Single-Purpose Entity Covenants and Substantive Consolidation	576
Sales Free and Clear of Liens	577
Post-Petition Credit	577
Avoidance Actions	577
Management Agreements	578
Certain of the Borrowers May Be Partnerships	578
Environmental Considerations	579
General	579
Environmental Assessments	579
Superlien Laws	579
CERCLA	579
Other Federal and State Laws	580
Additional Considerations	581
Due-On-Sale and Due-On-Encumbrance Provisions	582
Junior Liens; Rights of Holders of Senior Liens	582
Subordinate Financing	582
Default Interest and Limitations on Prepayments	583
Applicability of Usury Laws	583
Americans with Disabilities Act	583
Servicemembers Civil Relief Act	584
Anti-Money Laundering, Economic Sanctions and Bribery	584
Potential Forfeiture of Assets	584
Ratings	585
Plan of Distribution (Underwriter Conflicts of Interest)	587
Incorporation of Certain Information by Reference	589
Where You Can Find More Information	589
Financial Information	590
Legal Matters	590
Index of Certain Defined Terms	591

ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (BMO, JPMCB, KEYBANK, NCB, NREC, NWL, sgfc, SMC, UBS AG New York Branch AND WELLS FARGO BANK)	E-1A-1
Annex E-1B – Exceptions to MORTGAGE LOAN Representations and Warranties (BMO, JPMCB, KEYBANK, NCB, NREC, NWL, sgfc, SMC, UBS AG New York Branch AND WELLS FARGO BANK)	E-1B-1
ANNEX E-2A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (CREFI and gacc)	E-2A-1
Annex E-2B – Exceptions to MORTGAGE LOAN Representations and Warranties (crefi and gacc)	E-2B-1
ANNEX F – CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1
ANNEX G – ONE DAG MORTGAGE LOAN AMORTIZATION SCHEDULE	G-1

11

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS HAVE NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR ASSET BACKED SECURITIES GENERALLY. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

▪  This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and
●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

▪  In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to BMO Commercial Mortgage Securities LLC.
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●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.
●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED) AND AS AMENDED; OR (II) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATRS”). CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED, AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO UK QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

13

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) WHO IS SUBJECT TO THE PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK OF THE FCA HANDBOOK (AS AMENDED, THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

14

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)       IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND
●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO EU QUALIFIED INVESTORS. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF

15

THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND
●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION RULES AND UK SECURITIZATION RULES

NO PARTY INTENDS TO TAKE ANY ACTION WITH REGARD TO THIS TRANSACTION IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION RULES AND THE UK SECURITIZATION RULES, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH

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DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN

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CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION

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EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,
●	political and/or social conditions, and
●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	BMO 2026-C15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2026-C15.

Relevant Parties

Depositor	BMO Commercial Mortgage Securities LLC, a Delaware limited liability company and a wholly-owned subsidiary of BMO Financial Corp. As depositor, BMO Commercial Mortgage Securities LLC will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 151 West 42nd Street, New York, New York 10036. See “Transaction Parties—The Depositor”.
Issuing Entity	BMO 2026-C15 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of August 1, 2026, between the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan

Sellers; Originators	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:
●	Bank of Montreal, a Canadian chartered bank;
●	KeyBank National Association, a national banking association;
●	Natixis Real Estate Capital LLC, a Delaware limited liability company;
●	National Cooperative Bank, N.A., a national banking association;
●	German American Capital Corporation, a Maryland corporation;
●	NWL Company, LLC, a Delaware limited liability company;
●	Wells Fargo Bank, National Association, a national banking association;
●	Societe Generale Financial Corporation, a Delaware corporation;
●	Citi Real Estate Funding Inc., a New York corporation;
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank;
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●	JPMorgan Chase Bank, National Association, a national banking association; and
●	Starwood Mortgage Capital LLC, a Delaware limited liability company.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

The mortgage loan sellers will sell to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn transfer such mortgage loans to the issuing entity:

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Pool Balance(2)
KeyBank National Association	8	$109,241,000	15.1%	$109,241,000	15.1%
Bank of Montreal	1	$22,210,000	3.1%	$103,022,500	14.3%
Natixis Real Estate Capital LLC	4	$82,418,988	11.4%	$88,918,988	12.3%
National Cooperative Bank, N.A.	18	$73,082,626	10.1%	$73,082,626	10.1%
German American Capital Corporation	3	$65,000,000	9.0%	$65,000,000	9.0%
NWL Company, LLC	3	$62,700,000	8.7%	$62,700,000	8.7%
Wells Fargo Bank, National Association	1	$46,900,000	6.5%	$46,900,000	6.5%
Societe Generale Financial Corporation	3	$45,400,000	6.3%	$45,400,000	6.3%
Citi Real Estate Funding Inc.	2	$35,990,936	5.0%	$43,490,936	6.0%
UBS AG New York Branch	2	$37,349,934	5.2%	$37,349,934	5.2%
JPMorgan Chase Bank, National Association	1	$30,000,000	4.2%	$30,000,000	4.2%
Starwood Mortgage Capital LLC	2	$11,545,942	1.6%	$17,733,442	2.5%
Bank of Montreal / Citi Real Estate Funding Inc.	1(3)	$72,000,000	9.96%	-	-
Bank of Montreal / Natixis Real Estate Capital LLC	1(4)	$20,000,000	2.8%	-	-
Starwood Mortgage Capital LLC / Bank of Montreal	1(5)	$9,000,000	1.2%	-	-
Total	51	$722,839,427	100.0%	$722,839,427	100.0%

(1)	Certain of the mortgage loans were co-originated by two or more mortgage loan sellers, or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller.
(2)	The sum of the numerical data in this column may not equal the indicated total due to rounding.
(3)	The Arizona Mills mortgage loan (9.96%) is comprised of separate notes that are being sold by Bank of Montreal and Citi Real Estate Funding Inc. The Arizona Mills mortgage loan is evidenced by four promissory notes: (i) notes A-1, A-2 and A-4-2, with an aggregate outstanding principal balance of $64,500,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller; and (ii) note A-8, with an outstanding principal balance of $7,500,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.
(4)	The Birch Run Premium Outlets mortgage loan (2.8%) is comprised of separate notes that are being sold by Bank of Montreal and Natixis Real Estate Capital LLC. The Birch Run Premium Outlets mortgage loan is evidenced by four promissory notes: (i) notes A-2-2 and A-3, with an aggregate outstanding principal balance of $13,500,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller; and (ii) notes A-5-2 and A-6, with an aggregate outstanding principal balance of $6,500,000 as of the cut-off date, as to which Natixis Real Estate Capital LLC is acting as mortgage loan seller.

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(5)	The One Commerce Plaza mortgage loan (1.2%) is comprised of separate notes that are being sold by Starwood Mortgage Capital LLC and Bank of Montreal. The One Commerce Plaza mortgage loan is evidenced by two promissory notes: (i) note A-3-2, with an outstanding principal balance of $6,187,500 as of the cut-off date, as to which Starwood Mortgage Capital LLC is acting as mortgage loan seller; and (ii) note A-4-2, with an outstanding principal balance of $2,812,500 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.

The following mortgage loans were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity, were co-originated by the related mortgage loan sellers (or their respective affiliates) and, if applicable, another entity, or were originated by another entity and acquired by the related mortgage loan seller:

●	Fifteen (15) of the mortgage loans (7.4%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A.
●	The Arizona Mills mortgage loan (9.96%) is part of a whole loan that was co-originated by Bank of Montreal and Citi Real Estate Funding Inc.
●	The Orchard at Saddleback mortgage loan (7.7%) is part of a whole loan that was co-originated by Natixis Real Estate Capital LLC and Morgan Stanley Bank, N.A.
●	The U-Haul AREC Portfolio 22 Mortgage Loan (6.5%) is part of a whole loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association.
●	The Falls mortgage loan (4.8%) is part of a whole loan that was co-originated by German American Capital Corporation and JPMorgan Chase Bank, National Association.
●	The Birch Run Premium Outlets mortgage loan (2.8%) is part of a whole loan that was co-originated by Bank of Montreal and Natixis Real Estate Capital LLC.
●	The One Commerce Plaza mortgage loan (1.2%) is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal.

In addition, one or more sponsors may transfer to the depositor one or more subordinate notes evidencing a subordinate portion of a pari passu-AB whole loan or an AB whole loan (such subordinate portion is referred to in this prospectus as a “trust subordinate companion loan”), which will be an asset of the issuing entity, will be serviced under the pooling and servicing agreement and will back, and be the sole source of payment on, the related loan-specific certificates, but will not be included in the mortgage pool that will back the certificates. If a trust subordinate companion loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

As regards the assets of the trust, references to “mortgage loan” and “mortgage loans” are intended to mean only a mortgage loan or group of mortgage loans that are part of the mortgage pool backing the certificates and are exclusive of any trust subordinate companion loans.

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For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references (whether plural or singular) to “trust subordinate companion loan”, “trust subordinate companion whole loan”, “loan-specific certificate” and any related concepts should be disregarded.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Master Servicers	KeyBank National Association, a national banking association, will be the master servicer with respect to 33 of the mortgage loans (89.9%). National Cooperative Bank, N.A., a national banking association, will act as the master servicer with respect to 18 of the mortgage loans (10.1%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A., which mortgage loans are referred to in this prospectus as the “NCB mortgage loans”). Each master servicer will, in general, be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced whole loans and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. The principal master servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, Virginia 22202. See “Transaction Parties—Servicers—The Master Servicers” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

References in this prospectus to “master servicer” mean, with respect to each serviced mortgage loan and serviced whole loan, the applicable master servicer that acts as the master servicer for such serviced mortgage loan or serviced whole loan, as applicable, as identified in the immediately preceding paragraph.

See “—The Mortgage Pool—The Whole Loans” below for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,”

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and “outside serviced whole loans,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

A mortgage loan transferred to the issuing entity may be part of a separate whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, upon the inclusion of a related controlling pari passu companion loan in a future securitization transaction, the servicing of such whole loan will shift to the servicing agreement (which will then become an outside servicing agreement) governing that future securitization transaction. Accordingly, any such mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and an outside serviced whole loan, respectively, after the related shift in servicing occurs. Any such mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively.

See the chart entitled “Whole Loan Summary” under “The Mortgage Pool—The Whole Loans” below in this summary and the chart entitled “Servicing of the Whole Loans” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced whole loans, any outside serviced whole loans and any servicing shift whole loans.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicers	Rialto Capital Advisors, LLC, a Delaware limited liability company, will be appointed the initial special servicer with respect to 27 serviced mortgage loans (67.5%) and any related serviced companion loans, and National Cooperative Bank, N.A., a national banking association, will act as the special servicer with respect to 18 serviced mortgage loans (10.1%) (namely, those mortgage loans that are NCB mortgage loans), in each case pursuant to the pooling and servicing agreement (and other than with respect to any excluded special servicer mortgage loan). The principal special servicing offices of Rialto Capital Advisors, LLC are located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131. The principal special servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, Virginia 22202. See “Transaction Parties—Servicers—The Special Servicers”.

References in this prospectus to “special servicer” mean, with respect to each serviced mortgage loan and serviced whole loan, the applicable special servicer that acts as the special servicer for such serviced mortgage loan or serviced whole loan, as applicable, as identified in the immediately preceding paragraph.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special

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servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

Rialto Capital Advisors, LLC is expected to be appointed as an initial special servicer for all serviced loans (other than the NCB mortgage Loans) by RREF V - D AIV RR H, LLC or its affiliate, which is expected, on the closing date, to: (a) purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates and to receive the Class S certificates, and (b) appoint itself the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans (including the NCB mortgage loans) and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. RREF V - D AIV RR H, LLC is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the NCB mortgage loans. See “—Directing Holder” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.

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A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced whole loan.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Trustee	Wilmington Savings Fund Society, FSB, a federal savings bank, will act as trustee. The corporate trust office of the trustee is located at 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans; except that, with respect to any servicing shift whole loan, the trustee will not become the mortgagee of record unless the related servicing shift does not occur within 180 days after the closing date or the whole loan becomes specially serviced prior to the related servicing shift. Upon the occurrence of the related servicing shift with respect to any servicing shift whole loan, the trustee of the securitization of the related controlling pari passu companion loan will become the mortgagee of record. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, 26th Floor, New York, New York 10013 and for certificate transfer purposes are located at 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Securities Window. In addition, subject to the terms of the pooling and servicing agreement, the certificate administrator will be primarily responsible for back-up advancing and, in such capacity, is referred to as the “back-up advancing agent”. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	under the circumstances described in this prospectus, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;
●	recommending the replacement of the special servicer with respect to the serviced mortgage loans and related companion loans serviced by the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer with respect to such serviced mortgage loans and related companion loans would be in the best interest of the certificateholders (as a collective whole); and
●	after the occurrence and during the continuance of an operating advisor consultation trigger event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “operating advisor consultation trigger event” will occur with respect to any serviced loan, when the aggregate outstanding certificate balance of the HRR certificates (as notionally reduced by any cumulative appraisal reduction amounts then allocable to the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR certificates; provided that an operating advisor consultation trigger event will at all times be deemed to exist with respect to excluded mortgage loans. See “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for any additional operating advisor consultation trigger event solely with respect to a trust subordinate companion whole loan in the event the issuance of related loan-specific certificates is subject to risk retention under Rule 7 of Regulation RR.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

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See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related whole loans will or are expected to constitute the “outside serviced whole loans”), and such mortgage loans and whole loans will be (or, in the case of a servicing shift whole loan, following the inclusion of the applicable pari passu companion loan in a future commercial mortgage securitization transaction, will be) serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling pari passu companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
U-Haul AREC Portfolio 22	WFB	MSBAM 2026-C36(4)	6.5%	Trimont LLC	Argentic Services Company LP	Deutsche Bank National Trust Company	Computershare Trust Company, National Association	Park Bridge Lender Servicers LLC	Argentic Securities Income USA 2 LLC
The Falls	GACC	BANK 2026-BNK52(5)	4.8%	Trimont LLC(5)	CWCapital Asset Management LLC(5)	Deutsche Bank National Trust Company(5)	Computershare Trust Company, National Association(5)	Park Bridge Lender Servicers LLC(5)	(6)
One Dag	JPMCB	BANK 2026-BNK52	4.2%	Trimont LLC	CWCapital Asset Management LLC	Deutsche Bank National Trust Company	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	BREDS V Securities DPV II L.L.C.
Phoenix Industrial Portfolio XV	UBS AG	Benchmark 2026-B43	3.0%	Trimont LLC	CWCapital Asset Management LLC	Wilmington Savings Fund Society, FSB	Citibank, N.A	Park Bridge Lender Services LLC	BREC Securities Holdings, LLC
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Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
Birch Run Premium Outlets	BMO / NREC	BMO 2026-C14 PSA	2.8%	Trimont LLC	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB	Citibank, N.A.	Park Bridge Lender Services LLC	RREF V - D AIV RR H, LLC
One Commerce Plaza	SMC / BMO	BMO 2026-C14 PSA	1.2%	Trimont LLC	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB	Citibank, N.A.	Park Bridge Lender Services LLC	RREF V - D AIV RR H, LLC

(1)	Includes any servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. However, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto. If, however, any such related controlling pari passu companion loan is securitized on or prior to the closing date for this securitization transaction, the related whole loan will be serviced and administered pursuant to the related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.
(2)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.
(3)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.
(4)	Based on a publicly available preliminary prospectus. The MSBAM 2026-C36 securitization transaction is expected to close after the date of this prospectus and on or prior to the closing of this securitization transaction.
(5)	The Falls whole loan is currently being serviced and administered under the BANK 2026-BNK52 pooling and servicing agreement. From and after the securitization of the related controlling pari passu companion loan, The Falls Whole Loan will be serviced under the pooling and servicing agreement governing such future securitization and the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the future outside servicing agreement governing the future securitization transaction to which the related controlling pari passu companion loan is contributed.
(6)	With respect to The Falls mortgage loan, there will be no initial outside controlling class representative until the securitization of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the related whole loan.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced whole loan, the related outside servicer will have primary servicing responsibilities with respect to the entire whole loan, the related outside special servicer will serve as special servicer of the entire whole loan, the related outside trustee generally serves as mortgagee of record with respect to the entire whole loan, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related whole loan (other than with respect to the related promissory note evidencing each related

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mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

There are no serviced AB whole loans, serviced pari passu-AB whole loans, serviced outside controlled whole loans, servicing shift whole loans, outside serviced AB whole loans or outside serviced pari passu-AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced whole loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan that includes a trust subordinate companion loan (sometimes referred to in this prospectus as a “trust subordinate companion whole loan”) prior to a related control appraisal period, (iii) with respect to a serviced whole loan (including any applicable trust subordinate companion whole loan) as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled whole loan”), and (iv) during any period that a control termination event has occurred and is continuing, the controlling class representative;
●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”); and
●	with respect to a trust subordinate companion whole loan (i) for so long as no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan, the loan-specific controlling class representative (if and for so long as it is entitled to act as directing holder), and (ii) for so long as a related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan and a control termination event has not occurred and is continuing, the controlling class representative.
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provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) the related serviced whole loan is a serviced outside controlled whole loan, and/or (4) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan; and (B) with respect to any serviced outside controlled whole loan, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, an outside controlling note holder or a loan-specific controlling class representative, as applicable, is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced whole loan.

An “excluded mortgage loan” is, if the controlling class representative is the directing holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or whole loan or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or whole loan, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person. For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

With respect to the serviced mortgage loans and serviced whole loans, in general:

●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, whole loans;
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●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans (or, in the case of a serviced outside controlled whole loan, or a trust subordinate companion whole loan, solely with respect to the applicable whole loan); and
●	for so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, a servicing shift whole loan, if any, will be a serviced outside controlled whole loan and, after the related shift in servicing occurs, such whole loan will be an outside serviced whole loan.

If, with respect to any serviced outside controlled whole loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled whole loan is not included in a separate securitization trust and subject to an applicable outside servicing agreement, the related outside controlling note holder or its representative may retain such rights under the related co-lender agreement for a longer period than would otherwise be the case.

Any serviced whole loan with a subordinate companion loan that (i) is held outside the issuing entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled whole loan. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a whole loan.

With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced whole loan, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.

The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or whole loan(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or whole loan(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.

“Loan-specific controlling class”, “loan-specific controlling class representative”, “loan-specific controlling class certificateholder” and related terms, if there is a related trust subordinate companion loan, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

Controlling Class

Representative	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the most senior class of control eligible certificates will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class J-RR. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates; provided that the Class D-RR, Class E-RR and Class F-RR Certificates will only be control eligible certificates for so long as RREF V – D AIV RR H, LLC, Rialto

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Capital Advisors, LLC or any of their affiliates is the holder of the majority (by certificate balance) of such class of certificates.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

A “control termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and provided, further, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.

A “consultation termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); provided, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.

RREF V - D AIV RR H, LLC, a Delaware limited liability company, is expected on the closing date, (i) to purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates and also receive the Class S certificates, and (ii) to appoint itself as the initial controlling class representative.

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Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be, each of:
(i)	except with respect to a serviced outside controlled whole loan, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, (b) for so long as the related mortgage loan is not an excluded mortgage loan, and (c) in the case of a trust subordinate companion whole loan, provided that an applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the controlling class representative;
(ii)	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), solely (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (b) prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;
(iii)	with respect to any serviced whole loan that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;
(iv)	solely after the occurrence and during the continuance of an applicable operating advisor consultation trigger event (including, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related loan-specific certificates is held as an “eligible horizontal residual interest” by a “third-party purchaser”, an operating advisor consultation trigger event specific to that securitization), the operating advisor; and
(v)	with respect to a trust subordinate companion whole loan, provided that no applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the related loan-specific controlling class representative (if and for so long as it is entitled to act as a consulting party);

provided, that with respect to any serviced whole loan, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt, with respect to the serviced mortgage loans and serviced whole loans, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to such whole loan, and/or (4) with respect to any serviced outside controlled whole loan, it is not entitled under the related co-lender

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agreement to exercise consultation rights with respect to such whole loan, (B) the operating advisor will not be a consulting party if and for so long as no operating advisor consultation trigger event (including, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related subseries of loan-specific certificates is held by a “third-party purchaser” in the form of an “eligible horizontal residual interest”, no operating advisor consultation trigger event specific to that securitization) has occurred and is continuing, and (C) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced whole loan will be subject to the terms of the related co-lender agreement.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, the operating advisor, a related loan-specific controlling class representative or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced whole loan.

Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:
●	serve in multiple capacities with respect to this securitization transaction;
●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;
●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan; or
●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase
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facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;

●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or
●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan (and any trust subordinate companion loan), its respective due date in August 2026 (or, in the case of any mortgage loan (or trust subordinate companion loan) that has its first due date subsequent to August 2026, the date that would have been its due date in August 2026 under the terms thereof if a monthly payment were scheduled to be due in that month).
Closing Date	On or about August 31, 2026.
Distribution Date	The 4th business day following the related determination date of each month, beginning in September 2026.
Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in September 2026.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).
Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.
Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in September 2026, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.
Assumed Final Distribution Date	Class A-1	August 2031
	Class A-4	June 2036
	Class A-5	August 2036
	Class A-SB	September 2035
	Class X-A	August 2036
	Class X-B	August 2036
	Class A-S	August 2036
	Class B	August 2036
	Class C	August 2036

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in August 2059.
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Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans (and trust subordinate companion loan(s), if any) to the depositor, which will in turn deposit the mortgage loans (and any such trust subordinate companion loan(s)) into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales or other transfers by the depositor of any of the certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-C15:
●	Class A-1
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
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Upon initial issuance, the Series 2026-C15 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: (i) the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates, and (ii) any loan-specific certificates and related uncertificated interests.

The offered certificates, together with the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates, are collectively referred to in this prospectus as the “certificates”. The certificates (exclusive of the Class S and Class R certificates) are collectively referred to in this prospectus as the “regular certificates”. The regular certificates (exclusive of the Class X-A and Class X-B certificates) are also collectively referred to in this prospectus as the “principal balance certificates”. The Class X-A and Class X-B certificates are collectively referred to in this prospectus as the “Class X certificates”.

B. Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%.

The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis”. The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate for each class of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates will be fixed at the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate for each class of the Class A-S, Class B and Class C certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The pass-through rate for the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates as in effect from time to time, as described in this prospectus.

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The pass-through rate for the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-S, Class B and Class C certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of regular certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and
●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

No trust subordinate companion loan, if any, will be taken into account in determining pass-through rates on the regular certificates.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date, including the portion thereof payable to any primary servicer or subservicer, will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00250% to 0.08000% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.
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The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced whole loan) and the special servicing fee rate, which is equal to (i) in the case of each specially serviced loan or REO loan other than the JTM Foods mortgage loan, the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for any mortgage loan other than an NCB mortgage loan, and $2,500 for any NCB mortgage loan, in either case, for the related month, or (ii) in the case of the JTM Foods mortgage loan or any related REO loan, 0.25% per annum.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced whole loan), subject (in the case of each specially serviced mortgage loan other than the JTM Foods mortgage loan) to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0% or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject (in the case of each specially serviced mortgage loan other than the JTM Foods mortgage loan) to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each of the outside serviced mortgage loans and (after the related shift in servicing occurs) any servicing shift mortgage loan(s) set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below (or in the case of a servicing shift mortgage loan, set forth in the related outside servicing agreement). In addition, each party to the outside servicing agreement governing the servicing of an outside serviced whole loan will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that

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such amounts are (i) not recoverable from the subject outside serviced whole loan and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. With respect to any servicing shift mortgage loan, any related outside special servicing fees, outside workout fees and outside liquidation fees (or limitations thereon), if and to the extent set forth in the table below, are generally based on provisions contained in the related co-lender agreement, given that the applicable outside servicing agreement has not yet been entered into. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Outside (Primary) Servicer Fee Rate (per annum)(2)	Outside Special Servicer Fee Rate (per annum)(3)		Outside Workout Fee Rate(3)	Outside Liquidation Fee Rate(3)
U-Haul AREC Portfolio 22	MSBAM 2026-C36	0.00250%	0.25%		1.00%	1.00%
The Falls	BANK 2026-BNK52(4)	0.00125%	0.25%	(4)	1.00%(4)	1.00%(4)
One Dag	BANK 2026-BNK52	0.00125%	0.25%		1.00%	1.00%
Phoenix Industrial Portfolio XV	Benchmark 2026-B43	0.00125%	0.25%		1.0%	1.0%
Birch Run Premium Outlets	BMO 2026-C14	0.00125%	0.25%		1.0%	1.0%
One Commerce Plaza	BMO 2026-C14	0.00125%	0.25%		1.0%	1.0%

(1)	Includes any servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto. If, however, any such related controlling pari passu companion loan is securitized on or prior to the closing date for this securitization transaction, the related whole loan will be serviced and administered pursuant to the related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.
(2)	Includes any applicable sub-servicing fee rate.
(3)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).
(4)	The Falls whole loan is currently being serviced and administered under the BANK 202652 pooling and servicing agreement. From and after the securitization of the related controlling pari passu companion loan, The Falls whole loan will be serviced under the pooling and servicing agreement governing such future securitization and the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the future outside servicing agreement governing the future securitization transaction to which the related controlling pari passu companion loan is contributed.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00155% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights,

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which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00035%. The asset representations reviewer will not be entitled to an ongoing fee with respect to any trust subordinate companion loan. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, any trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans and any trust subordinate companion loans for each distribution date, calculated based on the total outstanding principal balance of the pool of mortgage loans and any trust subordinate companion loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.01107% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each mortgage loan, the administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

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The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Amount and Order of

Distributions	The aggregate amount available for distribution to holders of the certificates (other than the Class R certificates) on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC. On each distribution date, funds available for distribution to the holders of the certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates: to interest on the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to the extent of available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-SB certificates until their certificate balance has been reduced to the Class A-SB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;
(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;
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(C)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;
(D)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above; and
(E)	to principal on the Class A-SB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, available funds allocable to principal will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB scheduled principal balance.

Third: Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their

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certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered certificates (other than the Class S certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

No class of certificates will be entitled to distributions paid or advanced on and allocable to any trust subordinate companion loan, and such amounts will not be included in the available funds.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

C. Yield Maintenance Charges and

Prepayment Premiums	Yield maintenance charges and prepayment premiums actually collected on the mortgage loans will be allocated among the respective classes of the regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

D. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates.

On any distribution date, distributions of principal and interest (other than excess interest that accrues on a mortgage loan with an anticipated repayment date (if any)) will be allocated among the various classes of regular certificates in descending order (beginning with the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

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On any distribution date, any mortgage loan losses will be allocated among the various classes of principal balance certificates in ascending order (beginning with certain principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A and Class X-B certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A and Class X-B certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.
**	Other than the Class S certificates.

Principal losses on the mortgage loans allocated to a class of principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or to the Class S or Class R certificates, although mortgage loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

No loan-specific certificates (if any) will be subordinate to any class of certificates, except to the extent of the subordination of the related trust subordinate companion loan to the related mortgage loan, as and to the

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extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the certificates will reduce distributions to the classes of certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;
●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the back-up advancing agent, or an outside servicer, outside special servicer or other applicable party under an outside servicing agreement, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the respective classes of regular certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

F. Excess Interest	On each distribution date, any “excess interest” resulting from the marginal increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period in accordance with the related mortgage loan documents during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest
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will not be available to make distributions on any other class of certificates, to provide credit support to any class(es) of certificates, to offset any interest shortfalls, or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (and any trust subordinate companion loan) in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan (or trust subordinate companion loan). The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s (or trust subordinate companion loan’s) regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan or trust subordinate companion loan (and with respect to any mortgage loan that is part of a whole loan or with respect to a trust subordinate companion loan, to the extent that such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the back-up advancing agent will be required to make that advance unless the back-up advancing agent determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or back-up advancing agent, as applicable, will be entitled to reimbursement from general collections on the mortgage loans (or, in the case of an advance of delinquent principal and/or interest on a trust subordinate companion loan, only from collections on the related mortgage loan and such trust subordinate companion loan) for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

Neither the master servicer nor the back-up advancing agent will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than a trust subordinate companion loan). The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage
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loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the back-up advancing agent will be required to make that advance unless the back-up advancing agent determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the back-up advancing agent, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the back-up advancing agent, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan or trust subordinate companion loan, until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the back-up advancing agent will each be entitled to receive interest on advances they make at the prime rate, compounded annually (and solely with respect to the master servicer, subject to a floor rate of 2.0% per annum). If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan or trust subordinate companion loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on

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property protection advances made in respect of such outside serviced whole loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced whole loan and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 51 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $722,839,427. The mortgage loans are secured by first liens on various types of commercial, multifamily (including residential cooperative) and manufactured housing community properties, located in 29 states. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

References in this prospectus to “trust subordinate companion loan” refers to one or more junior promissory notes that evidences a generally subordinate loan in a whole loan, which junior promissory notes will be an asset of the issuing entity but will back a separate subseries of loan-specific certificates that are set forth in a separate related offering circular. Although a trust subordinate companion loan may be an asset of the issuing entity, for the purpose of numerical and statistical information contained in this prospectus, such trust subordinate companion loan is not reflected in this prospectus and the terms “mortgage loan” and “mortgage pool” in that context do not include any trust subordinate companion loans unless otherwise indicated. A trust subordinate companion loan supports only the related loan-specific certificates and any related uncertificated interests. Information in the tables in this prospectus excludes any trust subordinate companion loan unless otherwise stated. For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references (whether plural or singular) to “trust subordinate companion loan”, “trust subordinate companion whole loan”, “loan-specific certificate” and any related concepts should be disregarded.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan, trust subordinate companion loan or whole loan by name refer to such mortgage loan, trust subordinate companion loan or whole loan, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding

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principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

Fee Simple / Leasehold	Ninety-three (93) mortgaged properties (92.0%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Two (2) mortgaged properties (8.0%) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of such related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Whole Loans	Ten (10) mortgage loans (46.6%) are each part of a split loan structure (referred to as a “whole loan”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that, except in the case of any trust subordinate companion loan, are held outside the issuing entity. The subject mortgage loan, and its related companion loan(s) comprising any particular whole loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:
●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related whole loan would constitute a “pari passu whole loan”.
●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related whole loan would constitute an “AB whole loan”.
●	If a whole loan includes both a pari passu companion loan and a subordinate companion loan, then such whole loan would constitute a “pari passu-AB whole loan” and the discussions in this prospectus regarding both pari passu whole loans and AB whole loans will apply to such whole loan.
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Except in the case of a trust subordinate companion loan, the companion loans are not assets of the issuing entity.

The identity of, and certain other information regarding, the whole loans related to this securitization transaction are set forth in the following table:

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan	Controlling Note Included in Issuing Entity (Y/N)
Arizona Mills	BMO / CREFI	$72,000,000	9.96%	$63,000,000	N/A	$135,000,000	Serviced	Pari Passu	Y
Orchard at Saddleback	Natixis	$55,312,500	7.7%	$33,187,500	N/A	$88,500,000	Serviced	Pari Passu	Y
U-Haul AREC Portfolio 22	WFB	$46,900,000	6.5%	$87,100,000	N/A	$134,000,000	Outside Serviced	Pari Passu	N
The Falls	GACC	$34,500,000	4.8%	$95,500,000	N/A	$130,000,000	Outside Serviced	Pari Passu	N
One Dag	JPMCB	$30,000,000	4.2%	$145,000,000	N/A	$175,000,000	Outside Serviced	Pari Passu	N
The Pointe at Polaris	GACC	$25,000,000	3.5%	$15,500,000	N/A	$40,500,000	Serviced	Pari Passu	Y
The Ritz Tower	CREFI	$23,000,000	3.2%	$15,000,000	N/A	$38,000,000	Serviced	Pari Passu	Y
Phoenix Industrial Portfolio XV	UBS AG	$21,349,934	3.0%	$39,906,419	N/A	$61,256,353	Outside Serviced	Pari Passu	N
Birch Run Premium Outlets	BMO / Natixis	$20,000,000	2.8%	$70,000,000	N/A	$90,000,000	Outside Serviced	Pari Passu	N
One Commerce Plaza	SMC / BMO	$9,000,000	1.2%	$55,000,000	N/A	$64,000,000	Outside Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.
(2)	For a discussion of the terms “serviced”, “outside serviced”, “servicing shift” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General”.

The identity of, and certain other items of information regarding, the mortgage loans that will be (or, with respect to any servicing shift mortgage loan, is expected to become) outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.

With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

In the case of any whole loan, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related whole loan with or without cause. In addition,

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that co-lender agreement will designate whether servicing of the related whole loan is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the whole loan(s), see “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment”.

There are no serviced AB whole loans, serviced pari passu-AB whole loans, serviced outside controlled whole loans, servicing shift whole loans, outside serviced AB whole loans or outside serviced pari passu-AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$722,839,427
Number of Mortgage Loans	51
Number of Mortgaged Properties	95
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$1,352,593 to $72,000,000
Average Cut-off Date Balance	$14,173,322
Range of Mortgage Rates	5.73000% to 7.23500%
Weighted Average Mortgage Rate	6.47898%
Range of original terms to Maturity Date/ARD(2)	116 months to 121 months
Weighted average original term to Maturity Date/ARD(2)	120 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	109 months to 121 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	119 months
Range of original amortization terms(3)	204 months to 480 months
Weighted average original amortization term(3)	346 months
Range of remaining amortization terms(3)	202 months to 480 months
Weighted average remaining amortization term(3)	345 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	2.2% to 68.1%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	49.2%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)(6)	1.8% to 65.6%
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All Mortgage Loans
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)(6)	46.1%
Range of UW NCF DSCR(4)(6)(7)	1.16x to 37.73x
Weighted average UW NCF DSCR(4)(6)(7)	2.46x
Range of Debt Yield on Underwritten NOI(4)(6)(8)	8.5% to 285.1%
Weighted average Debt Yield on Underwritten NOI(4)(6)(8)	18.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	54.8%
Interest Only, Amortizing Balloon	17.3%
Amortizing Balloon	15.1%
Amortizing Balloon - ARD	12.7%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	7.0%
Mortgage Loans with mezzanine debt only	4.2%
Mortgage Loans with subordinate debt only	9.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date. With respect to the Corporate Center VI mortgage loan (2.8%), the first payment date occurs in October 2026. On the BMO 2026-C15 securitization closing date, the related mortgage loan seller, KeyBank National Association will deposit funds sufficient to pay the interest due for a September 2026 payment date (as if there had been a September 2026 payment date). The original term to Maturity Date/ARD and remaining term to Maturity Date/ARD calculations for that mortgage loan reflected in the preceding table are inclusive of the additional September 2026 interest payment to be deposited by KeyBank National Association and are therefore calculated at 121 months (instead of 120 months).
(3)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI of those mortgage loans are presented in the aggregate based on all the loans in the cross-collateralized group unless otherwise indicated.
(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged property or mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 49.5% and 46.4%, respectively.
(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information (including the UW NCF DSCR and Debt Yield on

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Underwritten NOI presented above) are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information (including the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio as presented above) for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)	The UW NCF DSCR for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan or group of cross-collateralized mortgage loans (as the case may be) structured with an earnout or economic holdback reserve, the UW NCF DSCR for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) may be calculated based on the annual debt service that would be in effect for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) assuming that the related cut-off date balance(s) are net of the related earnout or economic holdback reserve; and, provided, further, that with respect to the One Dag mortgage loan (4.2%), which provides for amortizing debt service payments based on the non-standard amortization schedule set forth on Annex G to this prospectus, the UW NCF DSCR of such mortgage loan is calculated based on the aggregate debt service during the 12-month period commencing July 6, 2031. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(8)	The Debt Yield on Underwritten NOI for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and the Debt Yield on Underwritten NCF for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be); provided, that with respect to any mortgage loan or group of cross-collateralized mortgage loans (as the case may be) with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated
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excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;
●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;
●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;
●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;
●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and
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●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Certain of the mortgage loans (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or had experienced maturity extensions or were in special servicing) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such mortgage loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the One Dag mortgage loan (4.2%), the mortgage loan was used to acquire the related mortgaged property that previously secured a commercial mortgage loan with respect to which the lenders forgave approximately $159 million, constituting approximately 44.5% of the then-remaining principal balance of the loan. The previous owner of the mortgaged property is the current property manager and is entitled to 20% promote interest (on all capital, including general partner capital) only if a 17.5% internal rate of return is realized by all capital (including the general partner capital).
●	With respect to the One Commerce Plaza mortgage loan (1.2%), the prior loan secured by the mortgaged property matured on January 6, 2026 and went into maturity default. The borrower refinanced the prior loan with the mortgage loan on January 9, 2026. Proceeds from the One Commerce Plaza mortgage loan were used to repay the prior loan in full.
●	With respect to the Barclay Plaza Owners, Inc. mortgage loan (0.2%), the prior loan to the borrower matured on January 1, 2026 and was not extended, thereby resulting in a maturity default. The Barclay Plaza Owners, Inc. mortgage loan closed on May 26, 2026, and the proceeds of the loan were utilized to refinance, in full and without a discounted payoff, the prior defaulted loan.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

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Loans Underwritten Based on

Projections of Future Income	Ten (10) of the mortgaged properties (15.7%): (i) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; (ii) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; or (iii) are subject to a triple-net lease with the related sole tenant, and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other mortgaged properties have less than 3 years of historical financial information presented on Annex A.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.
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Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

U.S. Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the closing date, to satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in this prospectus.

EU Securitization Rules

and UK Securitization Rules	None of the depositor, the sponsors, the originators, the mortgage loan sellers, the issuing entity, the underwriters or their respective affiliates or any other person will retain a material net economic interest in this securitization transaction, or take any other action in respect of this securitization transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting

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Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co, CRED iQ and Green Street Advisors, LLC;
●	The certificate administrator’s website initially located at https://sf.citidirect.com; and
●	The master servicer’s website initially located at www.key.com/key2cre with respect to KeyBank National Association, and www.ncb.coop with respect to National Cooperative Bank, N.A.
Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO mortgage loans) and any trust subordinate companion loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and any such trust subordinate companion loans as of the cut-off date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the distribution date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the mortgage loans and any trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates and any loan-specific certificates and related uncertificated interests.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), together with any loan-specific certificates and related uncertificated interests, for the mortgage loans and any trust subordinate companion loan remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates, together with the holders of any loan-specific certificates and related uncertificated interests, voluntarily participate in the exchange. If there is a trust subordinate companion loan, see

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“Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for a discussion of certain additional related termination and purchase options.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or any trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or any trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any trust subordinate companion loan, as applicable, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the interests of the trustee or any holder of a loan-specific certificate or related uncertificated interest in any trust subordinate companion loan, as applicable, or the related mortgaged property or causes the mortgage loan or any trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”).

With respect to each mortgage loan, if any, that is comprised of multiple promissory notes contributed to this securitization transaction by multiple mortgage loan sellers, each such mortgage loan seller will be obligated to take the above-described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu whole loan) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu whole loan’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu whole loan or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing
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standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders, the loan-specific certificateholders and any related affected pari passu companion loan holder(s) (as a collective whole as if such certificateholders, the loan-specific certificateholders and such pari passu companion loan holder(s) constituted a single lender, and with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) and any related subordinate companion loan(s)) (but, in the case of any such subordinate companion loan held outside the issuing entity, only if so provided in the related co-lender agreement), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced whole loan may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced whole loan with a subordinate companion loan, the related subordinate companion loan(s), if so provided in the related co-lender agreement) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a whole loan that constitutes a defaulted loan under the related outside servicing agreement.

Pursuant to the co-lender agreement with respect to any AB whole loan or pari passu-AB whole loan (except for any trust subordinate companion whole loan or any other such whole loan as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan, except as otherwise provided in the related co-lender agreement, has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

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See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a “REMIC”) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are set forth below.
●	The “Lower-Tier REMIC”, which will hold the mortgage loans and certain other assets of the issuing entity (excluding any post-anticipated repayment date excess interest) and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.
●	The “Upper-Tier REMIC”, which will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates as classes of regular interests in the Upper-Tier REMIC.

The portion of the issuing entity consisting of collections of post-anticipated repayment date “excess interest” accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class X-A and Class X-B certificates will be issued with original issue discount, and that the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

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Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may significantly affect the yields on your investment.
Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	Pandemics: Economic conditions and restrictions on enforcing landlord rights due to a pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are generally non-recourse loans (other than the residential cooperative loans sold to the Depositor by National Cooperative Bank, N.A., which are generally fully recourse to the borrower), and in the event of a default on a mortgage loan other than an NCB loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, manufactured housing community, parking and self-storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans or groups of cross-collateralized mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans or groups may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash
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flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders (or their respective representatives) have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates

Epidemics, pandemics or similar outbreaks of an illness, disease or virus (each referred to below as a “pandemic”) that affect regions in which the mortgaged properties are located or in which their suppliers or vendors operate, as well as actions taken to contain or prevent the spread of such pandemics, may have a material and adverse impact on general commercial activity and, correspondingly, on various borrowers’ financial condition, the results of operations at certain mortgaged properties, and on the liquidity and performance of the mortgage loans and the certificates.

For example, in 2020 there was a global outbreak of a coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that spread throughout the world, including the United States, resulting in a global pandemic that affected the global economy to varying degrees. Measures implemented in 2020 by U.S. federal and state governments (in many cases by executive orders which remained in effect until 2024), as well as by the governments of a significant number of other countries, included economic relief and significant restrictions on business operations, travel, social gatherings and events, including “stay-at-home” orders and other social distancing guidelines, in each case, designed to prevent the spread of the virus. Such restrictions had lasting economic effects including that many businesses suffered financial losses or even closed as a result.

Certain economies and markets contracted as a result of the COVID-19 pandemic and, in some cases, took significant time to recover to, or may never have fully recovered to, their pre-pandemic status. The effects of the COVID-19 pandemic were particularly severe for certain property types, including, but not limited to: certain hospitality properties and casino properties, due to difficulties in the travel industry; multifamily, residential cooperative and manufactured housing community properties, which also have rental (or, in the case of residential cooperative properties, maintenance charge and, in certain cases, rental) payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities; certain retail properties, due to store closures, declining interest in visiting large, shared spaces such as shopping malls, restaurants, bars and movie theatres, increased interest in remote online shopping, and tenants (including certain national and regional chains) refusing to pay rent; and certain office properties, including those with significant tenants who operate co-working or office-sharing spaces (due to declining interest in such spaces by their users, who typically license or sublease space for shorter durations), as well as generally due to an increase in remote and flexible working arrangements, which may continue for a significant period of time beyond the COVID-19 pandemic.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, most insurance companies reportedly took the position during the COVID-19 pandemic (and may take a similar position in any future pandemic), that such insurance did not cover closures due to the pandemic and any related restrictions. Further, many insurers have since reduced their exposure to pandemic risk, primarily by adding or expanding physical damage requirements or virus exclusions or removing previously available virus coverage. Certain insurers and reinsurers have also taken the position that pandemic risk—which involves potentially large,

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widespread, and difficult-to-predict losses—is largely uninsurable because it does not meet key insurability criteria. In addition, it is expected that the related expense of maintaining such policies will likely be cost prohibitive for many smaller businesses and that the cost-benefit analysis for those businesses that are able to afford such insurance may simply weigh against maintaining any such policy. We cannot assure you that, during or following any pandemic, the cash flow at any mortgaged property will be sufficient for any borrower to pay all required insurance premiums, or that any borrower will maintain any applicable insurance policies even if required to do so pursuant to applicable mortgage loan documents, or that, even if any borrower does maintain any such policy in full force and effect, that a claim under any applicable insurance policy will result in full or partial payment of any losses.

The COVID-19 pandemic additionally led to, and any future pandemic could lead to:

●	severe disruptions in the global supply chain and in the financial and other markets;
●	significant increases in unemployment and reductions in the available workforce;
●	the closing of, or reduction in staff and services in, some federal, state and local administrative offices and courts;
●	delays in foreclosures, recordings of assignments and similar functions;
●	significant reductions in consumer demand across many industries in general; and
●	downturns in the economies of many nations as well as the overall global economy.

In the event of any pandemic and/or any related restrictions, commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment, “stay-at-home” orders, inability to operate their respective businesses, or other business slowdowns and/or shutdowns, and we cannot assure you that any tenants at any mortgaged property would continue making rental payments during a pandemic or at all. In addition, leases for certain of the tenants at the mortgaged properties, including single tenants or major tenants, may include provisions which allow the tenants to abate or delay rent payments or, in certain circumstances, to terminate the lease, if the tenant is required to suspend its business operations, or its business operations are otherwise disrupted, as a result of a pandemic. Furthermore, it is unclear whether closures due to any pandemic or related restrictions may trigger co-tenancy provisions or other relief clauses in commercial leases of affected tenants, which may afford certain tenants various rights to contractual relief under applicable leases. As a result, any borrowers may be unable to pay all or a portion of their debt service under any mortgage loan secured by any affected mortgaged property.

Further, to the extent any mortgaged property or related mortgage loan may become affected by any pandemic, the servicer, special servicer or any back-up advancing agent may determine that one or more advances on any applicable mortgage loan would not be recoverable and/or that it is unable to make such advances given the severity of delinquencies, which would result in shortfalls and likely losses on the offered certificates.

As a result of any pandemic, borrowers may seek a forbearance arrangement or loan modification at some point during the term of any affected mortgage loan. In response, the servicer and the special servicer may implement actions with respect to any affected mortgage loan to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may lead to shortfalls and losses on the offered certificates. We cannot assure you that any borrower will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents for any affected mortgaged property and related mortgage loan. Borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the specific purpose set forth in the applicable mortgage loan documents, and may not have sufficient cash flow to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In the event of any pandemic, investors should consider the possibility of a higher-than-average delinquency rate and loss severity on any affected mortgaged properties and related mortgage loans. If any future pandemic occurs and the response is similar to the measures taken between 2020 and 2024 in response to COVID-19, such circumstances could have an adverse impact on (i) the borrowers’ ability to make timely payments on one or more

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of the mortgage loans, (ii) commercial mortgage markets in general, and (iii) the status of all or portions of the global economy, any of which may in turn also have an adverse impact on the performance and market value of the mortgaged properties and value of the offered certificates.

The widespread and cascading effects of any pandemic, particularly if governmental restrictions are imposed, also heighten many of the other risks described under the heading “RISK FACTORS” herein, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your offered certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to such attacks and suffer any resulting losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for the NCB mortgage loans, which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

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Although the mortgage loans generally are non-recourse in nature (except for the NCB mortgage loans, which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts), certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans except for NCB mortgage loans, which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;
●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the market value of the applicable real property at or prior to maturity; and
●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily, commercial or manufactured housing community property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily, commercial or manufactured housing community property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

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The risks associated with lending on multifamily, commercial and manufactured housing community properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental, commercial and manufactured housing community real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and
●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily, Commercial and Manufactured Housing Community Properties

The following factors, among others, will affect the ability of a multifamily, commercial or manufactured housing community property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	the characteristics of the neighborhood where the property is located;
●	the degree to which the subject property competes with other properties in the area;
●	the proximity and attractiveness of competing properties;
●	the existence and construction of competing properties;
●	the adequacy of the property’s management and maintenance;
●	tenant mix and concentration;
●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
●	demographic factors;
●	customer confidence, tastes and preferences;
●	retroactive changes in building codes and other applicable laws;
●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and
●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily, commercial or manufactured housing community property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;
●	an increase in the capital expenditures needed to maintain the property or make improvements;
●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
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●	an increase in vacancy rates;
●	a decline in rental rates as leases are renewed or replaced;
●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and
●	environmental contamination.

The volatility of net operating income generated by a multifamily, commercial or manufactured housing community property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;
●	the creditworthiness of tenants;
●	the rental rates at which leases are renewed or replaced;
●	the percentage of total property expenses in relation to revenue;
●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant shareholders;
●	the ratio of fixed operating expenses to those that vary with revenues; and
●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial, multifamily and manufactured housing community properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial, multifamily and manufactured housing community properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial, multifamily and manufactured housing community properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

Most of the mortgage loans have 10-year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

The Successful Operation of a Multifamily, Commercial or Manufactured Housing Community Property Depends on Tenants

Generally, multifamily, commercial and manufactured housing community properties are subject to leases. The owner of an income producing property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;
●	to fund repairs, replacements and capital improvements at the property; and
●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.
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Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;
●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
●	an increase in tenant payment defaults or any other inability to collect rental payments;
●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;
●	an increase in the capital expenditures needed to maintain the property or to make improvements;
●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and
●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back the offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;
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●	the creditworthiness of the tenants; and
●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may affect the value of multifamily, commercial and manufactured housing community properties without affecting their current net operating income, including:

●	changes in interest rates;
●	the availability of refinancing sources;
●	changes in governmental regulations, licensing or fiscal policy;
●	changes in zoning or tax laws; and
●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;
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●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
●	operating the property and providing building services;
●	managing operating expenses; and
●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,
●	reduce operating and repair costs, and
●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial, multifamily or manufactured housing community property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;
●	location;
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●	type of business or services and amenities offered; and
●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;
●	has lower operating costs;
●	offers a more favorable location; or
●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

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Any Analysis of the Value or Income Producing Ability of a Commercial, Multifamily or Manufactured Housing Community Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and
●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily, commercial or manufactured housing community mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily, commercial or manufactured housing community mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to
●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily, commercial or manufactured housing community property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,
●	cover operating expenses, and
●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,
●	hotels and motels,
●	recreational vehicle parks, and
●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,
●	retail stores,
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●	office buildings, and
●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily rental properties, multi-tenant commercial properties or manufactured housing community properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily, commercial or manufactured housing community mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;
●	increases in interest rates and real estate tax rates; and
●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily, commercial or manufactured housing community mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily, commercial or manufactured housing community property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and
●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily, commercial and manufactured housing community mortgage loans. For example, the value of a multifamily, commercial or manufactured housing community property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily, commercial or manufactured housing community property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;
●	the income capitalization method, which takes into account the property’s projected net cash flow; or
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●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;
●	the replacement cost of a property may have little to do with its current market value; and
●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily, commercial or manufactured housing community property will be affected by property performance. As a result, if a multifamily, commercial or manufactured housing community mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by a parent entity) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores,

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offices or locations in the chain or corporate group, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks; Risks Related to Master Leases

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

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In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;
●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;
●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;
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●	the location of the property with respect to the central business district or population centers;
●	demographic trends within the metropolitan area to move away from or towards the central business district;
●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
●	the quality and philosophy of building management;
●	access to mass transportation;
●	accessibility from surrounding highways/streets;
●	changes in zoning laws; and
●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces or co-working spaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. In addition, office tenants that operate shared workspaces or co-working spaces may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

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Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;
●	the building’s age, condition and design, including floor sizes and layout;
●	access to public transportation and availability of parking; and
●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;
●	tax incentives; and
●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;
●	medical offices;
●	skilled nursing facilities;
●	nursing homes;
●	congregate care facilities; and
●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
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●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	disruptions in payments;
●	reimbursement policies;
●	audits, which may result in recoupment of payments made or withholding of payments due;
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;
●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and
●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

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The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Certain tenants are restaurants, taverns and other establishments that are part of the food and beverage service industry. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;
●	perceptions by prospective customers of safety, convenience, services and attractiveness;
●	the cost, quality and availability of food and beverage products;
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●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
●	changes in demographics, consumer habits and traffic patterns;
●	the ability to provide or contract for capable management; and
●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,
●	product,
●	price,
●	value,
●	quality,
●	service,
●	convenience,
●	location, and
●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,
●	more favorable locations,
●	more effective marketing,
●	more efficient operations, or
●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—
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1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,
●	factory outlet centers,
●	malls,
●	automotive sales and service centers,
●	consumer oriented businesses,
●	department stores,
●	grocery stores,
●	convenience stores,
●	specialty shops,
●	gas stations,
●	movie theaters,
●	fitness centers,
●	bowling alleys,
●	salons, and
●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;
●	tenants’ sales;
●	tenant mix;
●	whether the property is in a desirable location;
●	the physical condition and amenities of the building in relation to competing buildings;
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●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and
●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,
●	grant a potential tenant a free rent or reduced rent period,
●	improve the condition of the property generally, or
●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	perceptions regarding the safety of the surrounding area;
●	demographics of the surrounding area;
●	the strength and stability of the local, regional and national economies;
●	traffic patterns and access to major thoroughfares;
●	the visibility of the property;
●	availability of parking;
●	the particular mixture of the goods and services offered at the property;
●	customer tastes, preferences and spending patterns; and
●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

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Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;
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●	termination of an anchor tenant’s lease;
●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;
●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;
●	discount shopping centers and clubs;
●	catalogue retailers;
●	home shopping networks and programs;
●	internet web sites and electronic media shopping; and
●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local

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taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Warehouse, Mini-Warehouse and Self-Storage Facilities

Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,
●	location and visibility,
●	tenant privacy,
●	efficient access to the property,
●	proximity to potential users, including apartment complexes or commercial users,
●	services provided at the property, such as security,
●	age and appearance of the improvements, and
●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self-storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Additionally, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

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●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;
●	the types of services or amenities offered at the property;
●	the location of the property;
●	distance from employment centers and shopping areas;
●	the characteristics of the surrounding neighborhood, which may change over time;
●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
●	the ability of management to provide adequate maintenance and insurance;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;
●	the ability of management to respond to competition;
●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to a pandemic or other public health emergency, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to a pandemic or other public health emergency;
●	certain multifamily properties may be considered to be “flexible apartment properties”, and such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
●	local factory or other large employer closings;
●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;
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●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;
●	whether the property is subject to any age restrictions on tenants;
●	the extent to which increases in operating costs may be passed through to tenants; and
●	the financial condition of the owner of the property.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;
●	require good cause for eviction;
●	require disclosure of fees;
●	prohibit unreasonable rules;
●	prohibit retaliatory evictions;
●	prohibit restrictions on a resident’s choice of unit vendors;
●	limit the bases on which a landlord may increase rent; or
●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,
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●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. In New York City, landlords must register each rent stabilized apartment with the State of New York Division of Housing and Community Renewal (the “DHCR”).

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. The restrictions on the ability of the borrowers to increase rents under the rent stabilization laws or regulations may discourage the borrowers from renovating the related mortgaged properties or otherwise investing in the mortgaged properties, which in turn may adversely affect the ability of the borrowers to relet vacant units to new tenants. If rents are reduced or rents cannot be increased in proportion to increases in operating expenses and/or vacant units are not relet, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses. Moreover, legislative, judicial and administrative actions and proceedings, as well as rules, regulations and statutes concerning the regulatory status and/or legal rents of rent-stabilized multifamily units may adversely affect the ability of property owners to combine, redevelop or reconfigure units and/or charge rents at higher rental rates for such combined, redeveloped or reconfigured units. Any violation or alleged violation of rent control regulation or rent stabilization regulation by the borrowers could result in a loss of the tax benefits that are currently available to the borrowers and/or payments of overcharges and penalties and fines. In addition, the borrowers and their affiliates would be more susceptible to potential lawsuits filed by tenants or a tenants association alleging a violation of rent control regulation or rent stabilization regulation by the borrowers or their affiliates.

In Particular, on June 25, 2026 the New York City Rent Guidelines Board approved a freeze on rent increases for both one and two year leases on rent stabilized apartments in New York City. The Board votes annually on rent increases for rent stabilized apartments.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to

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these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Residential Cooperative Properties

Certain of the multifamily properties are operated as residential cooperative properties. A number of factors may adversely affect the value and successful operation of a residential cooperative property, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	restrictions (including restrictions resulting from restrictive covenants or contractual covenants in favor of federal or state housing agencies) on the sale price for which units may be re-sold;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the concentration of shares relating to units owned by the cooperative sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the cooperative sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General——Multifamily Rental Properties” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if cooperative sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, units owned by a cooperative sponsor or investor that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by many of the same factors which may impact the economic performance of a multifamily property. See “—The Types of

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Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties” above.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the related borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and
●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well-being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

●	the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and
●	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or cooperative sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or cooperative sponsor receives all the unsold shares of the cooperative corporation. In general the cooperative sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that cooperative sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from

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that presented for other mortgage loans included in the issuing entity. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the issuing entity. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A, other than in the case of The Ritz Tower Mortgage Loan, for which the Coop-Rental Value (as described below) was used. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if cooperative sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in

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the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but in some cases taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the related borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented or is shown same as the borrower in the column labeled Sponsor in Annex A with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original cooperative sponsor responsible for the mortgaged property’s conversion into cooperative ownership (and such cooperative sponsor may rent its units or opt to market them for sale, either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation (and, in this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members); (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original cooperative sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the cooperative sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the cooperative sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties. See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the issuing entity and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the issuing entity. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer”, “Description of the Mortgage Pool—Additional Indebtedness—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas

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(often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties securing mortgage loans included in the issuing entity, information regarding the five largest tenants has not been reflected on Annex A or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the residential cooperative properties securing mortgage loans included in the issuing entity may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types”.

In addition, the New York State Legislature recently enacted the 2026-2027 New York State Budget Bill, part of which adds Sections 1350 to 1356 of the New York State Tax Law titled “City Surcharge on Property That Does Not Serve as a Primary Residence” (the “PAT Law”). The surcharge imposed under the PAT Law is commonly referred to the “pied-a-terre tax” (the “PAT”). The PAT is imposed with respect to certain 1 – 3 family residential properties, residential cooperative apartments and residential condominium units located within the City of New York that exceed certain value thresholds as described in the PAT Law and are not primary residences as described in the PAT Law. In the case of a residential cooperative, the PAT will be billed to the residential cooperative in the same manner as real property taxes and the residential cooperative will be responsible for collecting the PAT from the affected unit owner or having the affected unit owner pay the PAT. Depending upon the value of the affected cooperative unit, the PAT could be substantial. If unpaid, the PAT could become a lien on the building owned by the residential cooperative borrower and, as with any lien for real property taxes, such lien would have priority over a mortgage lien. The imposition of the PAT could result in legal and administrative costs for a residential cooperative borrower and, in circumstances where the affected unit owner does not pay (or reimburse the residential cooperative borrower for the PAT), the residential cooperative borrower may be required to bear the cost of the PAT. Issues surrounding the PAT and the PAT Law, including issues with respect to responsibility for payment of the PAT and

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the mechanism for recovering the PAT from affected unit owners, could lead to disputes and potential litigation between unit owners and a residential cooperative borrower. We cannot be certain that these risks will not negatively impact the financial condition of a residential cooperative borrower of a mortgage loan included in the issuing entity and adversely affect such mortgage loan and the certificates.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;
●	resort hotels with many amenities;
●	limited service hotels;
●	hotels and motels associated with national or regional franchise chains;
●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and
●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;
●	the seasonal nature of business at the property;
●	the level of room rates relative to those charged by competitors;
●	quality and perception of the franchise affiliation;
●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	the quality of hospitality property management;
●	ability to convert to alternative uses which may not be readily made;
●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
●	the existence or construction of competing hospitality properties;
●	nature and quality of the services and facilities;
●	financial strength and capabilities of the owner and operator;
●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
●	increases in operating costs, which may not be offset by increased room rates;
●	the property’s dependence on business and commercial travelers and tourism;
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●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and
●	changes in travel patterns caused by perceptions of travel safety or inconveniences, which perceptions can be significantly and adversely influenced by terrorist acts, foreign conflict and changes in border security measures, as well as apprehension regarding the possibility of such acts, conflicts or security measures.

Because limited-service, select service and extended stay hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. In addition, as limited-service, select service or extended stay hotels and motels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;
●	the public perception of the franchise service mark; and
●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property

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depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate spas, convention centers, and entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

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In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—
1.	availability of labor services,
2.	proximity to supply sources and customers, and
3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;
●	building design of the property, the desirability of which in a particular instance may depend on—
1.	ceiling heights,
2.	column spacing,
3.	number and depth of loading bays,
4.	divisibility,
5.	floor loading capacities,
6.	truck turning radius,
7.	overall functionality, and
8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

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Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—Industrial Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The landowner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.
Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;
●	the ability of management to provide adequate maintenance and insurance;
●	the number of comparable competing properties in the local market;
●	the age, appearance, condition and reputation of the property;
●	whether the property is subject to any age restrictions on tenants;
●	the quality of management; and
●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,
●	cooperatively-owned apartment buildings,
●	condominium complexes, and
●	single-family residential developments.
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Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that

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are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use, office, multifamily, hospitality or other properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator or commercial tenant (which tenant may utilize the property solely to park vehicles utilized in conducting its business), the sole source of income will be the lease to such operator or tenant. Accordingly, such properties will be subject to business risks associated with such operator or tenant. If the lease with the sole operator or tenant is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

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Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and
●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

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Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are retail, self-storage, industrial, multifamily (including residential cooperative) and office. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, New Jersey, Arizona, Florida and California. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could
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defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the back-up advancing agent’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. There have been concerns that climate change has led to, and may increasingly lead to, an increase in the frequency of natural disasters and extreme weather conditions, such as extreme heat, drought, changes in precipitation and temperature, rise in sea and other water levels and water access, as well as acute events like wildfires, hurricanes and flooding, with certain states bearing a greater risk of the adverse effects of climate change. If material, such events may result in physical damage to or destruction of certain mortgaged properties. Further, the borrowers financial condition or results of operations at affected mortgaged properties may be adversely affected. Should the impact of climate change be perceived as chronic, there may be a decrease in demand for mortgaged properties located in the affected areas, which could adversely affect real estate values, as well as an increase in insurance costs and a reduction in coverage availability.

In addition, changes in federal and state legislation and regulation on climate change could result in increased required capital expenditures to improve the energy efficiency of the borrowers’ existing mortgaged properties or to protect them from the consequence of climate change. Such changes include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet were to meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. There can be no assurance that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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The foregoing effects of climate change could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in the affected states. In addition, we cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below, “Description of the Mortgage Pool—Environmental Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;
●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;
●	that the results of the environmental testing were accurately evaluated in all cases;
●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or
●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or
●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of

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hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or
●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and
●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information regarding environmental conditions at mortgaged properties securing mortgage loans in the issuing entity. See also Mortgage Loan representation and warranty no. (41) (Environmental Conditions) on Annex E-1A to this prospectus, Mortgage Loan representation and warranty no. (40) (Environmental Conditions) on Annex E-2A to this prospectus and Mortgage Loan representation and warranty no. (40) (Environmental Conditions) on Annex E-3A to this prospectus, and any related exceptions thereto on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A, Annex E-2A and Annex E-3A, respectively, to this prospectus).

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Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion (including construction) or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current expansion or renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the properties securing the mortgage loans are currently undergoing or may be scheduled or expected to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

In addition, certain of the hospitality properties securing the mortgage loans are currently undergoing or may be scheduled or expected to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo expansion, redevelopment or renovation.

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Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self-storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and

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limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. For example, as of the date of this prospectus, the Los Angeles, California area is recovering from multiple severe wildfires resulting in significant property damage and the evacuation of numerous residents.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage,

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insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. Any such shortfall or lack of coverage may result in losses on the certificates, especially if they are subordinated. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Three (3) of the mortgaged properties (10.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 11%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2026. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A to this

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prospectus, Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-2A to this prospectus and Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-3A to this prospectus, and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A, respectively, to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,
●	riot, strike and civil commotion,
●	terrorism,
●	nuclear, biological or chemical materials,
●	revolution,
●	governmental actions,
●	floods and other water-related causes,
●	earth movement, including earthquakes, landslides and mudflows,
●	wet or dry rot,
●	mold,
●	vermin, and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket insurance policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure

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a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	a title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing (or expected to undergo) renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term

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changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

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Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated, rent stabilized or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Further, as described under “—Special Risks—Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates” above, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of any pandemic. You should review the above-described assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any

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such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor.

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The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans or the related whole loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” in this prospectus.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate

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may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Additionally, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.

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The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized upon a sale of such property following foreclosure of a mortgage loan secured by a residential cooperative property. Upon foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. The projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A and see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a

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material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—"Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative mortgage loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.” For example, in some cases, secured and unsecured debt exists and/or is allowed in the future.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases (including each of the borrowers with respect to the residential cooperative mortgage loans) those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests

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and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and
●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an

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involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”, “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “—Tenancies-in-Common May Hinder Recovery”.

See also “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous federal and state statutes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur

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Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;
●	reduce monthly payments due under a mortgage loan;
●	change the rate of interest due on a mortgage loan; or
●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily, commercial or manufactured housing community property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;
●	negligence resulting in a personal injury; or
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●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;
●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan (other than any trust subordinate companion loan) is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

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In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. In any such instance, the issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Transaction Parties—Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the applicable directing holder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the prime rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the prime rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the prime rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the issuing entity, may be adversely affected.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises

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a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

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●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or
●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property,

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however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.
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In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements, although in certain cases the lender may have waived such requirements as to specific institutions or otherwise. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at such institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. There can be no assurance that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Two (2) mortgage loans (12.7%), each provide that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan interest rate for such mortgage loan. Generally, on each payment date from and after the anticipated repayment date for such mortgage loan up to and including the related maturity date, cash flow in excess of that required for debt service on such mortgage loan and any related companion loans (calculated based on the original mortgage loan interest rate), the funding of required reserves, other amounts then due and payable under the related loan documents (other than “excess interest” described below), and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property or portfolio of mortgaged properties will be deposited into an excess cash reserve account. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage

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loan interest rate continues to accrue and be payable on a current basis on such mortgage loan after its related anticipated repayment date, payment of the additional interest that accrues by reason of the marginal increase in the interest rate on such mortgage loan after the anticipated repayment date (any such additional interest, “excess interest”) will generally (except for any portion thereof paid currently pursuant to the related loan documents) be deferred (or capitalized and deferred) until (and such deferred excess interest or such capitalized excess interest that has been deferred will itself accrue interest, if and to the extent permitted under applicable law and the related loan documents, and will generally be required to be paid only after) the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest (or capitalized excess interest) that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
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●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective

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provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

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Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Unions can encourage employees to leave work if the workplace does not meet certain safety requirements, as seen during the COVID-19 pandemic. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

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Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and any applicable trust subordinate companion loans) to the depositor (an affiliate of (i) Bank of Montreal, a sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans and any trust subordinate companion loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this

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offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights (or, in the case of a holder of a controlling pari passu companion loan, certain control rights) with respect to servicing decisions involving the related whole loan. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Whole Loans” for more information regarding the rights of any companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, a sponsor or an affiliate thereof may be a tenant with respect to a mortgaged property securing a mortgage loan. In such situations, there can be no assurance that any related borrower did not receive more

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favorable loan terms than it would have received if a sponsor or sponsor affiliate was not a tenant, nor can there be any assurance that any such sponsor or sponsor affiliate did not receive more favorable lease terms than any other tenant would receive. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information regarding any such circumstances.

Bank of Montreal, as the retaining sponsor, or an affiliate thereof is expected to acquire the control eligible certificates and thereby have the right to appoint the controlling class representative. The controlling class representative will, as to the applicable mortgage loans and whole loans, be: (1) a directing holder for so long as no control termination event has occurred and is continuing; and (2) a consulting party if a control termination event, but no consultation termination event, has occurred and is continuing. See “—Risks Relating to Conflicts of Interests—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment” below.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Controlling Pari Passu Companion Loan for One or More of the Outside Serviced Whole Loans Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Future Outside Servicing Agreement Expected to Govern the Servicing of Such Whole Loan Have Yet to Be Finalized

It is expected that The Falls whole loan will ultimately be serviced and administered pursuant to the pooling and servicing agreement for the commercial mortgage securitization transaction to which the related controlling pari passu companion loan is to be contributed. However, such future securitization has not been identified, and, accordingly, the provisions of the related pooling and servicing agreement have not been determined, although such provisions will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Prospective investors should be aware that they will not have any control over, nor any assurance as to, whether the closing of any other applicable future securitization actually occurs, nor will they have any assurance as to the particular terms of the related pooling and servicing agreement, except to the extent of compliance with the requirements of the related co-lender agreement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such

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derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives, and equivalent transactions, the rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may, from time to time, take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master

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servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced whole loan is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is, or has become, a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced whole loan, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or
●	as it relates to servicing and administration of any outside serviced whole loan under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced whole loan;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer (or any of their respective sub-servicers) services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the

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issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer (or any of their respective sub-servicers) and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer (or any of their respective sub-servicers), as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee or any of their respective affiliates may be acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer and special servicer with respect to the NCB mortgage loans. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. Although the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan, there can be no assurance that the servicing of the NCB mortgage loans will not be impacted by such conflicts of interest.

In addition, with respect to certain residential cooperative mortgage loans included in the issuing entity, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the issuing entity, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing holder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under

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mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, generally, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer or an affiliate thereof is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand against itself or an affiliate thereof resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an operating advisor consultation trigger event (including solely in the case of a trust subordinate companion whole loan, any operating advisor consultation trigger event specifically related to the securitization involving the issuance of the related loan-specific certificates), (iv) has no consultation rights in connection with a serviced outside controlled whole loan unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced whole loans, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans and trust subordinate companion loans (if any); provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (and holders of any related loan-specific certificates and any related uncertificated interests) (as a collective whole) and will have no fiduciary duty to any party. In addition, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) (or any securitization transaction constituted by the issuance of any loan-specific certificates) or (ii) directly or indirectly have any financial interest in this securitization transaction (or any securitization transaction constituted by the issuance of any loan-specific certificates) other than in fees from its role as the operating advisor or any fees to which it is entitled as asset representations reviewer. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

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In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial, multifamily and manufactured housing community mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial, multifamily and manufactured housing community mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage

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loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that RREF V - D AIV RR H, LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. In addition, in the case of any servicing shift whole loan, for so long as it is serviced under the pooling and servicing agreement for this securitization, the holder of the related controlling pari passu companion loan will be the initial directing holder. See “Description of the Mortgage Pool—The Whole Loans”. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”. If the issuing entity contains a trust subordinate companion loan, the initial loan-specific controlling class representative (and, accordingly, the initial directing holder) with respect to the related trust subordinate companion whole loan will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

With respect to the right of the applicable directing holder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the residential cooperative mortgage loans that National Cooperative Bank, N.A. is selling to the depositor for inclusion in the securitization transaction, is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the applicable directing holder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders and any loan-specific controlling class representative will be controlled by the related loan-specific controlling class certificateholders, and the holders of the controlling class and any loan-specific controlling class, respectively, will not have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced whole loan, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take or recommend actions with respect to the related serviced mortgage loan or serviced whole loan that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Although a directing holder or controlling class certificateholder or loan-specific controlling class certificateholder (if any, and if no control appraisal period is in effect) that, in each case, is a borrower related party with respect to a mortgage loan or whole loan will generally not be entitled to have access to certain excluded information regarding such mortgage loan or whole loan and the related mortgaged property (including asset status reports, final asset status reports or any summaries related thereto (and any other excluded information identified in the pooling and servicing agreement)), and certificateholders of the same controlling class that are not borrower related parties will be required to certify that they will not share such excluded information with such borrower related parties, we cannot assure you that any such excluded entities will not access, obtain, review and/or use, or that any non-excluded entity will not share with such excluded entity such excluded information in a manner that adversely impacts your offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor(s) in the control eligible certificates (collectively, the “B-Piece Buyer”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) may be applicable to actions taken by an entity (and, in some cases, an affiliate of an entity) with a contractual right to direct or cause the direction of the structure, design or assembly of an asset-backed security, or the composition of the underlying asset pool, the rule contains exceptions, including for certain risk-mitigating hedging transactions. As a result, it is possible that the B-Piece Buyer may, from time to time, enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the control eligible certificates or in making requests or

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recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that RREF V - D AIV RR H, LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan

With respect to each whole loan, the applicable directing holder or an outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such whole loan and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such whole loan (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.
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None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

Any risks set forth below with respect to the offered certificates should be considered to be generally applicable to any loan-specific certificates.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans and any trust subordinate companion loans, and the primary security and source of payment for the mortgage loans and any trust subordinate companion loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the offered certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, the offered certificates or asset backed securities generally. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

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Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
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●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the class(es) of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll

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Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c) (3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases (to the extent provided in the pooling and servicing agreement) by the master servicer maintaining specified minimum credit ratings or by entering into a supplemental agreement with a third party maintaining specified minimum credit ratings providing for certain backup advancing functions. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the existing certificate administrator and/or trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

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To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other more senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the more senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,
●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and
●	the characteristics and quality of the mortgage loans in the trust.
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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A or Class X-B certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

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As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or
●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or
●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both

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voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of mortgage credit;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A or Class X-B certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-4 and/or Class A-5 certificates were outstanding.

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Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the back-up advancing agent is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans). See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the back-up advancing agent is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates on the related distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance(s) thereof. A reduction in the certificate balance of the Class A-1, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become

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delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates. The yield to maturity on the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-S, Class B and Class C certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

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Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) at any time, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole)). Furthermore, the special servicer with respect to a trust subordinate companion whole loan may be terminated based on just a related loan-specific certificateholder vote (or, in certain cases, a combined certificateholder/related loan-specific certificateholder vote) on circumstances similar to those described in the prior sentence as they relate to the related loan-specific certificates and any related uncertificated interests. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

The outside special servicer for any outside serviced whole loan will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced whole loan as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced whole loan, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced whole loan. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

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Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, whole loan under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, whole loan serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, whole loan(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment

With respect to each outside serviced whole loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.
●	With respect to any outside serviced whole loan, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced whole loan that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
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●	may act solely in its own interests (or the interests of the person(s) that appointed it), without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests (or the interests of the person(s) that appointed it) over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced whole loan (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

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In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;
●	limits modifications of payment terms of the subject underlying mortgage loan; and/or
●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or whole loan that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of Montreal, in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a material breach of any sponsor’s representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

In addition, with respect to the Arizona Mills mortgage loan (9.96%), the Birch Run Premium Outlets mortgage loan (2.8%) and the One Commerce Plaza mortgage loan (1.2%), each of which is comprised of promissory notes

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contributed to this securitization transaction by multiple sponsors, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by any such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, with respect to any such mortgage loan, any related mortgage loan seller may not repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the back-up advancing agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement including, without limitation, special servicing fees, liquidation fees and workout fees. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim

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to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

BMO is funding its Mortgage Loans through its Chicago branch. BMO’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If BMO were to become subject to a receivership, the

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proceeding involving assets of BMO’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Illinois Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary.

The Superintendent of Financial Institutions (the “Superintendent”) has broad powers under the Bank Act (Canada) to take control of BMO or its assets if it believes that BMO does not have sufficient assets to adequately protect BMO’s depositors and creditors or that such depositors and creditors may otherwise be materially prejudiced, or if BMO fails or is expected to fail to pay its liabilities as they become due and payable. Once control has been taken, the Superintendent has broad statutory authority to do all things necessary or expedient to protect the rights and interests of the depositors and creditors of BMO, including that it may apply for the winding-up of BMO under the Winding-up and Restructuring Act (Canada).

A restructuring of BMO’s assets and liabilities may also be attempted under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), where appropriate, after the Superintendent reports that (i) BMO is not viable (or about to be not viable) and the Bank Act (Canada) powers outlined above cannot assist, or (ii) the Superintendent can take control under the Bank Act (Canada) and grounds exist for a winding-up order. The CDIC Act restructuring orders are as follows: (A) the shares and subordinated debt of BMO may be vested in the Canada Deposit Insurance Corporation (the “CDIC”), (B) the CDIC may be appointed as a receiver in respect of BMO, or (C) a solvent federal bridge institution may be established to assume BMO’s liabilities. The CDIC Act has been amended to allow an additional restructuring order that permits the CDIC to convert or cause BMO to convert certain of its shares and liabilities into common shares of BMO or any of its affiliates. Final regulations to implement the bank recapitalization regime became effective on September 23, 2018.

There is considerable uncertainty about the scope of the powers afforded to the Superintendent under the Bank Act (Canada) and the CDIC under the CDIC Act and how these authorities may choose to exercise such powers. If an instrument or order were to be made under the provisions of the Bank Act (Canada) or CDIC Act in respect of BMO, such instrument or order may (amongst other things) affect the ability of BMO to satisfy its ongoing obligations under the related Mortgage Loan Purchase Agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent. As a result, the making of an instrument or order in respect of BMO as described above may affect the ability of the Issuing Entity to meet its obligations in respect of the Certificates.

Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted whole loan (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan or any trust subordinate companion loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu whole loan, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan (or trust subordinate companion loan, if applicable) held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced whole loan, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan (or, if applicable, a trust subordinate companion loan) were subject to such sale.

In the case of a serviced outside controlled whole loan, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such whole loan by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such whole loan). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled whole loan will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled whole loan.

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In connection with the servicing of a serviced pari passu whole loan, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB whole loan, pursuant to the terms of the pooling and servicing agreement and subject to any related co-lender agreement, if such serviced AB whole loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Whole Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced whole loan, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests, without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged

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properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of, or otherwise recover on, the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of the offered certificates. The

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special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

In addition, the REMIC Regulations may limit the ability of the issuing entity to exercise remedies or take other actions with respect to certain mortgage loans, including in a foreclosure. For example, for certain mortgage loans there may exist a pledge of equity or other collateral that may not qualify as interests in real property or personal property incident thereto, or there may be a need to partner with a third party which is not permitted in a REMIC trust, and, in any such case, the issuing entity may be required to sell the defaulted mortgage loan to a third party transferee who would be able to exercise such equity or other foreclosure rights. Depending on market conditions, such sale could cause a loss to the issuing entity, as compared to foreclosing and selling at a later time.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Tax Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial, multifamily or manufactured housing community mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real

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property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to

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change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Recently, the financial markets are experiencing significant volatility and uncertainty as a result of newly imposed U.S. tariffs, retaliatory tariffs and other changes in governmental policies. The risk of a prolonged inflation and recession has become a major concern among financial institutions. Consumer and producer prices in the United States are expected to experience steep increases as a result of the recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance its mortgage loan, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on affected mortgage loans and, consequently, the offered certificates.

In addition, the federal government has instituted a broad review of federal spending, including freezing the payment of previously authorized funds. The federal government or its agencies may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants at the mortgaged properties may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have from time to time experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. In more recent times, much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

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Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, the military conflict between the United States and Israel versus Iran, and political gridlock on United States federal budget matters including full or partial government shutdowns, may have an adverse effect on the mortgaged properties and/or your offered certificates;
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial, multifamily and manufactured housing community real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations, private banks, and the Russian central bank, which sanctions aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased involvement by the North Atlantic Treaty Organization (NATO) in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

Furthermore, Israel and the United States, on the one hand, and Iran and various U.S. designated terrorist organizations, on the other hand, have taken, and may continue to take, military action against each other. In connection therewith, Iran has significantly impacted trade through the Strait of Hormuz, while Israel has taken military action to strike Hezbollah across southern Lebanon. The broader consequences of the military conflict between Israel and the United States, on the one hand, and Iran, Hezbollah and Hamas, on the other hand, are difficult to predict at this time, but may include regional instability and geopolitical shifts, heightened regulatory scrutiny related to sanctions compliance, increased inflation, further increases or fluctuations in commodity and energy prices, decreases in global travel, disruptions to the global energy supply and other adverse effects on macroeconomic conditions.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other

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participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.
●	EU legislation comprising Regulation (EU) 2017/2402 and related regulatory technical standards and implementing technical standards (in each case, as amended and collectively, the “EU Securitization Rules”) imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Rules), being: (a) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds (as defined in that Directive) in the European Economic Area (the “EEA”); (d) investment firms (as defined in the EU CRR); (e) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; and (f) management companies of UCITS funds (or internally managed UCITS) (and, in addition, the EU CRR makes provision as to the application of the EU Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”. Provision has been made for the EU Securitization Rules to apply also in the non-EU member states of the EEA.
●	Pursuant to the EU Due Diligence Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitisation position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitisation of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitisation special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules.
●	The consequences of a failure to comply with the EU Due Diligence Requirements with respect to an investment in the offered certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant offered certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.
●	UK legislation comprising the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (in each case, as amended, and collectively, the “UK Securitization Rules”) imposes certain requirements (the “UK Due Diligence Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) the trustees and managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, are authorized for the purposes of the FSMA; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended) and as amended (the “UK CRR”); and (f) FCA investment
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firms as defined in Article 4(1)(2AB) of the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

●	Pursuant to the UK Due Diligence Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitisation position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitisation of not less than 5%, in accordance with the UK Securitization Rules; and (c) the originator, sponsor or securitisation special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject.
●	The consequences of a failure to comply with the UK Due Diligence Requirements with respect to an investment in the offered certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant offered certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.
●	Prospective investors should be aware that none of the depositor, the sponsors, the originators, the mortgage loan sellers, the issuing entity, the underwriters or their respective affiliates or any other person intends to retain a material net economic interest in this securitization transaction, or to take any other action in respect of this securitization transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any EU Due Diligence Requirements or any UK Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Rules or the UK Securitization Rules.
●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be an EU Institutional Investor or a UK Institutional Investor. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.
●	Certain reforms have been proposed to the EU Securitization Rules and the UK Securitization Rules. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Due Diligence Requirements and the UK Due Diligence Requirements, respectively. In each case, such changes may be substantive. However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitisations).
●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the
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United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”
●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on
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January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party or parties for this securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or retaining parties or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
●	you may have only limited access to information regarding your offered certificates;
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●	you may suffer delays in the receipt of payments on your offered certificates; and
●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be BMO 2026-C15 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 51 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $722,839,427 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in August 2026 (or, in the case of any Mortgage Loan that has its first due date subsequent to August 2026, the date that would have been its due date in August 2026 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial, multifamily (including residential cooperative) or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties). In addition, the Issuing Entity may include one or more subordinate notes evidencing a subordinate portion of a Pari Passu-AB Whole Loan or an AB Whole Loan (such subordinate portion is referred to in this prospectus as a “Trust Subordinate Companion Loan” and a Whole Loan that includes a Trust Subordinate Companion Loan is referred to as a “Trust Subordinate Companion Whole Loan”). In such case, the Trust Subordinate Companion Loan will be an asset of the Issuing Entity and be serviced under the Pooling and Servicing Agreement, and will back, and be the sole source of payment on, the related Loan-Specific Certificates, but will not be included in the Mortgage Pool that will back the Certificates. If a Trust Subordinate Companion Loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

As regards the assets of the Issuing Entity, references to “Mortgage Loan” and “Mortgage Loans” are intended to mean only a Mortgage Loan or group of Mortgage Loans that are part of the Mortgage Pool and are exclusive of any Trust Subordinate Companion Loans.

For avoidance of doubt, the assets of the Issuing Entity will not include any Trust Subordinate Companion Loans and accordingly all references (whether plural or singular) to “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Whole Loan”, “Loan-Specific Certificate” and any related concepts should be disregarded.

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans (except for the residential cooperative mortgage loans sold to the Depositor by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts). In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Ten (10) Mortgage Loans (46.6%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Whole Loan”). A Whole Loan consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that, except in the case of any Trust Subordinate Companion Loan, will be held outside the Issuing Entity.

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If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Whole Loan may be referred to in this prospectus as a “Pari Passu Whole Loan”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Whole Loan may be referred to in this prospectus as an “AB Whole Loan”.

If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan.

The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Whole Loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan (other than a Trust Subordinate Companion Loan, if any) is an asset of the Issuing Entity. See “—The Whole Loans” below for more information regarding the identity of, and certain other information regarding, the Whole Loans, as well as rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

Mortgage Loan Sellers; Sponsors

BMO Commercial Mortgage Securities LLC (the “Depositor”) will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each of Bank of Montreal (“BMO”), Citi Real Estate Funding Inc. (“CREFI”), German American Capital Corporation (“GACC”), JPMorgan Chase Bank, National Association (“JPMCB”), KeyBank National Association (“KeyBank”), National Cooperative Bank, N.A. (“NCB”), Natixis Real Estate Capital LLC (“NREC”), NWL Company, LLC (“Nomura” or “NWL”), Societe Generale Financial Corporation (“SGFC”), Starwood Mortgage Capital LLC (“SMC”), UBS AG New York Branch (“UBS AG New York Branch”) and Wells Fargo Bank, National Association (“Wells Fargo Bank”) and, collectively with BMO, CREFI, GACC, JPMCB, KeyBank, NCB, NREC, NWL, SGFC, SMC and UBS AG New York Branch, the “Sponsors” or, in their capacities as sellers of the Mortgage Loans, the “Mortgage Loan Sellers”) on or about August 31, 2026 (the “Closing Date”), pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

The Mortgage Loans were originated or acquired (or will be acquired, on or prior to the Closing Date) by the Mortgage Loan Sellers. The following table identifies the indicated Mortgage Loans or portions thereof to be sold to the Depositor by the respective Mortgage Loan Sellers. In the case of certain Mortgage Loans (the “Joint-Seller Mortgage Loans”), if so identified in the table below, two or more Mortgage Loan Sellers are selling separate portions of each such Mortgage Loan to the Depositor, with each such portion being evidenced by one or more related promissory notes held by the applicable such Mortgage Loan Seller.

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Pool Balance(2)
KeyBank National Association	8	$109,241,000	15.1%	$109,241,000	15.1%
Bank of Montreal	1	$22,210,000	3.1%	$103,022,500	14.3%
Natixis Real Estate Capital LLC	4	$82,418,988	11.4%	$88,918,988	12.3%
National Cooperative Bank, N.A.	18	$73,082,626	10.1%	$73,082,626	10.1%
German American Capital Corporation	3	$65,000,000	9.0%	$65,000,000	9.0%
NWL Company, LLC	3	$62,700,000	8.7%	$62,700,000	8.7%
Wells Fargo Bank, National Association	1	$46,900,000	6.5%	$46,900,000	6.5%
Societe Generale Financial Corporation	3	$45,400,000	6.3%	$45,400,000	6.3%
Citi Real Estate Funding Inc.	2	$35,990,936	5.0%	$43,490,936	6.0%
UBS AG New York Branch	2	$37,349,934	5.2%	$37,349,934	5.2%
JPMorgan Chase Bank, National Association	1	$30,000,000	4.2%	$30,000,000	4.2%
Starwood Mortgage Capital LLC	2	$11,545,942	1.6%	$17,733,442	2.5%
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Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Pool Balance(2)
Bank of Montreal / Citi Real Estate Funding Inc.	1(3)	$72,000,000	9.96%	-	-
Bank of Montreal / Natixis Real Estate Capital LLC	1(4)	$20,000,000	2.8%	-	-
Starwood Mortgage Capital LLC / Bank of Montreal	1(5)	$9,000,000	1.2%	-	-
Total	51	$722,839,427	100.0%	$722,839,427	100.0%

(1)	Certain of the mortgage loans were co-originated by two or more mortgage loan sellers, or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “—Co-Originated and Third-Party Originated Mortgage Loans” below.
(2)	The sum of the numerical data in this column may not equal the indicated total due to rounding.
(3)	The Arizona Mills Mortgage Loan (9.96%) is comprised of separate notes that are being sold by Bank of Montreal and Citi Real Estate Funding Inc. The Arizona Mills Mortgage Loan is evidenced by four promissory notes: (i) notes A-1, A-2 and A-4-2, with an aggregate Cut-off Date Balance of $64,500,000, as to which Bank of Montreal is acting as Mortgage Loan Seller; and (ii) note A-8, with a Cut-off Date Balance of $7,500,000, as to which Citi Real Estate Funding Inc. is acting as Mortgage Loan Seller.
(4)	The Birch Run Premium Outlets Mortgage Loan (2.8%) is comprised of separate notes that are being sold by Bank of Montreal and Natixis Real Estate Capital LLC. The Birch Run Premium Outlets Mortgage Loan is evidenced by four promissory notes: (i) notes A-2-2 and A-3, with an aggregate Cut-off Date Balance of $13,500,000, as to which Bank of Montreal is acting as Mortgage Loan Seller; and (ii) notes A-5-2 and A-6, with an aggregate Cut-off Date Balance of $6,500,000, as to which Natixis Real Estate Capital LLC is acting as Mortgage Loan Seller.
(5)	The One Commerce Plaza Mortgage Loan (1.2%) is comprised of separate notes that are being sold by Starwood Mortgage Capital LLC and Bank of Montreal. The One Commerce Plaza Mortgage Loan is evidenced by two promissory notes: (i) note A-3-2, with a Cut-off Date Balance of $6,187,500, as to which Starwood Mortgage Capital LLC is acting as Mortgage Loan Seller; and (ii) note A-4-2, with a Cut-off Date Balance of $2,812,500, as to which Bank of Montreal is acting as Mortgage Loan Seller.

In this prospectus, whenever the defined term identifying a particular Mortgage Loan Seller (for example, “BMO” in the case of Bank of Montreal) is combined with the term “Mortgage Loan(s)” (for example, “BMO Mortgage Loan(s)” in the case of Bank of Montreal), such combined term is intended to refer to the Mortgage Loan(s) or portions of Mortgage Loan(s) that are being sold to the Depositor by the applicable Mortgage Loan Seller for inclusion in this securitization transaction. Notwithstanding the foregoing, the Mortgage Loans being sold by AREF2 to the Depositor are referred to as the “Argentic Mortgage Loans”.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated by the related Mortgage Loan Seller (or one of its affiliates), were co-originated by the related Mortgage Loan Sellers (or their respective affiliates) and another entity or were originated by another entity and acquired by the related Mortgage Loan Seller:

●	The Arizona Mills Mortgage Loan (9.96%) is part of a Whole Loan that was co-originated by Bank of Montreal and Citi Real Estate Funding Inc.
●	The Orchard at Saddleback Mortgage Loan (7.7%) is part of a Whole Loan that was co-originated by Natixis Real Estate Capital LLC and Morgan Stanley Bank, N.A.
●	The U-Haul AREC Portfolio 22 Mortgage Loan (6.5%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association.
●	The Falls Mortgage Loan (4.8%) is part of a Whole Loan that was co-originated by German American Capital Corporation and JPMorgan Chase Bank, National Association.
●	The Birch Run Premium Outlets Mortgage Loan (2.8%) is part of a Whole Loan that was co-originated by Bank of Montreal and Natixis Real Estate Capital LLC.
●	The One Commerce Plaza Mortgage Loan (1.2%) is part of a Whole Loan that was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal.
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Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

Although a Trust Subordinate Companion Loan may be an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, such Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loans unless otherwise indicated. Each Trust Subordinate Companion Loan will support only the related Loan-Specific Certificates. Information in the tables in this prospectus excludes any Trust Subordinate Companion Loan unless otherwise stated.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, Arizona Mills); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Arizona Mills Mortgage Loan or the Arizona Mills Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, an Arizona Mills Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Arizona Mills) is combined with any Whole Loan-related defined term (for example, the Arizona Mills Companion Loan Holder), reference is being made to such combined term as it relates to that particular Split Mortgage Loan or the related Whole Loan as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information

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included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Certain appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect the complete effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks— Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates”.

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms below have the respective meanings set forth below; provided that, with respect to the Mortgage Loans secured by residential cooperative properties (such Mortgage Loans, the “Residential Cooperative Mortgage Loans”, and such Mortgaged Properties, the “Residential Cooperative Mortgaged Properties”), the following is supplemented and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties”, in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below, and in the footnotes to Annex A.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of August 2026 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to August 2026, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of August 2026); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period. Additionally, with respect to the One Dag Mortgage Loan (4.2%), which provides for amortizing debt service payments based on the non-standard amortization schedule set forth on Annex G to this prospectus, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing July 6, 2031.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than six (6) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For additional information related to calculation of “Appraised Value” for the Mortgaged Properties securing Residential Cooperative Mortgage Loans, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below,

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reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions:

●	With respect to the Arizona Mills Mortgage Loan (9.96%), the Appraised Value of the Mortgaged Property is based on the extraordinary assumption that certain leasing information provided by the borrowers regarding prospective tenants at the Mortgaged Property is accurate and materially consistent with the terms that will be reflected in the final executed lease agreements, and such tenants were modeled within the cash flow analysis based on the leasing information provided. Should any of this information prove to be materially inaccurate, incomplete, or inconsistent with the final executed lease agreements, the value conclusions presented for this Mortgaged Property may be materially affected.
●	With respect to the U-Haul AREC Portfolio 22 Mortgage Loan (6.5%), the Appraised Value of the Mortgaged Property of $235,000,000 represents the “as portfolio” appraised value as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single buyer. The aggregate individual “as-is” appraised value of the U-Haul AREC Portfolio 22 Mortgaged Properties as of valuation dates between May 6, 2026 and June 24, 2026 was $223,610,000.
●	With respect to the U-Haul – AREC2 Portfolio Mortgage Loan (6.2%), the Appraised Value of the Mortgaged Property of $84,400,000 represents the “as portfolio” appraised value, which is inclusive of an approximately 3.3% portfolio premium over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties, and assumes that the Mortgaged Properties will be sold together.
●	With respect to the Lawrence Logistics Center Mortgage Loan (4.8%), the Appraised Value is subject to the extraordinary assumption that adequate funds were escrowed at origination to satisfy all remaining construction and leasing obligations. At origination, the borrower deposited $2,312,241 with the lender, representing 100% of the estimated cost for any remaining unfunded obligations, including approximately $1,802,983 for unpaid tenant improvement and leasing commission costs and approximately $509,258 for gap rent.
●	With respect to the One Dag Mortgage Loan (4.2%), the Appraised Value represents the “As Is (Funded Reserve)” value as of April 15, 2026, which assumes that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements and leasing commissions (“TI/LC”) and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for real estate taxes, (ii) $1,566,273 for replacement reserves, (iii) $5,000,000 for TI/LC reserves, (iv) $34,174,426 for outstanding lease obligations and (v) $20,770,751 for a free rent reserve. The appraised values are subject to certain extraordinary assumptions including The Kingdom of Sweden and The Republic of Chile leases (approximately 4.1% of the net rentable area) having been executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released. The “as-is” appraised value of the Mortgaged Property as of April 1, 2026 was $225,000,000.
●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.8%), the Appraised Value of $158,700,000 is based on the extraordinary assumptions that certain vacant land at the Mortgaged Property that is permitted to be released under the terms of the related Mortgage Loan documents will be subdivided from the main parcel of the Mortgaged Property based on the estimated site area provided to the appraiser and any unsigned leases that are out for signature will be executed. See “—Certain Terms of the Mortgage Loans—Property Releases; Partial Defeasance and Partial Prepayments”.
●	With respect to the CooperTowne Center Mortgage Loan (1.8%), the Appraised Value of $23,800,000 represents the “Prospective Market Value Upon Stabilization” value, which reflects deductions for free rent. At origination, approximately $99,317 was reserved for free or gap rent for the tenants Planet Fitness and Dollar Tree, and approximately $26,500 was reserved for free or gap rent owed to the tenant known as Cold Stone Creamery/Wetzel’s Pretzels.
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●	With respect to the Shoppes at Summer Trees Mortgage Loan (0.8%), the Appraised Value of $9,800,000 is based on the extraordinary assumption that the fifth largest tenant at the related Mortgaged Property, Blo Dry Bar, has taken occupancy of and commenced paying rent on its space on or before November 1, 2026. Blo Dry Bar is anticipated to take occupancy of and commence paying rent on its space by October 9, 2026. There can be no assurance that Blo Dry Bar will take occupancy of or commence paying rent on its space as expected or at all.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group (which includes 2 or more Mortgage Loans) of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Whole Loan), if any. Each Crossed Group, if any, is identified on Annex A to this prospectus.

In the case of a Crossed Group, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross collateralization, any Mortgage Loan that is part of a Crossed Group may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus with respect to the entire such Crossed Group.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;
●	with respect to any Crossed Group, such term means the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Value of the related Mortgaged Properties; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
U-Haul AREC Portfolio 22	6.5%	57.0%	$235,000,000	59.9%	$223,610,000
U-Haul – AREC2 Portfolio	6.2%	53.3%	$84,400,000	55.1%	$81,720,000
Lawrence Logistics Center	4.8%	54.7%	$64,000,000	56.3%	$62,200,000
CooperTowne Center	1.8%	54.6%	$23,800,000	62.2%	$20,900,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.
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“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s); and
●	with respect to any Crossed Group, such term means the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s); and
●	with respect to any Crossed Group, such term means the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise; and
●	with respect to any Crossed Group, such term means the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, to the aggregate Annual Debt Service of the applicable Crossed Group; and
●	with respect to the One Dag Mortgage Loan (4.2%), which provides for amortizing debt service payments based on the non-standard amortization schedule set forth on Annex G to this prospectus, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing July 6, 2031.

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in

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the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date; provided that with respect to any Crossed Group, such term means the aggregate Cut-off Date Balance of the applicable Crossed Group per unit of measure with respect to all the Mortgaged Properties securing the Mortgage Loans comprising such Crossed Group.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;
●	with respect to any Crossed Group, such term means the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
U-Haul AREC Portfolio 22	6.5%	44.2%	$235,000,000	46.5%	$223,610,000
U-Haul – AREC2 Portfolio	6.2%	41.4%	$84,400,000	42.7%	$81,720,000
Lawrence Logistics Center	4.8%	54.7%	$64,000,000	56.3%	$62,200,000
CooperTowne Center	1.8%	47.2%	$23,800,000	53.7%	$20,900,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value

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presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (other than residential cooperative properties and to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units or Pads or Spaces, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, self-storage, industrial and mixed use (to the extent the related Mortgaged Property includes office, retail, self-storage or industrial space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date and (iv) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the Coop-Rental Value reflected in Annex A); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below. For additional information related to “Occupancy” for the Mortgaged Properties securing Residential Cooperative Mortgage Loans, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived. For additional information related to “Occupancy” for the Mortgaged Properties securing Residential Cooperative Mortgage Loans, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

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“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Hard Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties (other than residential cooperative properties), the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12 month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re leasing of certain space at the subject Mortgaged Property; and certain additional lease up assumptions as may be described in the footnotes to Annex A to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex B.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

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“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include “straight line” rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten Net Cash Flow may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Net Cash Flow” and “Underwritten NCF” for the Residential Cooperative Mortgage Loans and Residential Cooperative Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

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With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten NOI may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

Notwithstanding the foregoing, the Underwritten Net Operating Income for Residential Cooperative Mortgaged Properties is based on projected net operating income at the subject Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the subject Mortgaged Property was operated as a rental property with rents and other income set at prevailing market rates, taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, and reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption, in each case as determined by the appraiser. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property (other than a Residential Cooperative Mortgage Loan or Residential Cooperative Mortgaged Property, as applicable), means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self-storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. In certain cases where the related Mortgaged Property is subject to a master lease, the underwritten operating revenues may be based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants). Notwithstanding the foregoing, the “Underwritten Revenues” or “Underwritten EGI” with respect to any Residential Cooperative Mortgage Loan or Residential Cooperative Mortgaged Property is based on projected operating income at the subject Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the subject Mortgaged Property was operated as a rental property with rents and other income set at prevailing market rates, taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, and reduced by a market-rate vacancy assumption. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds”, “Pads” or “Spaces” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily rental or residential cooperative property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a student housing or other co-living property, the number of beds (if individual units are identified as “beds”), (d) in the case of a Mortgaged

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Property that is a manufactured housing community property, the number of pads or spaces, or (e) in the case of a Mortgaged Property operated as a self-storage property, the number of self-storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A differs from that presented for other Mortgage Loans included in the Issuing Entity. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Issuing Entity.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A, other than in the case of The Ritz Tower Mortgage Loan, as to which the Coop Rental Value (as described below) has been used. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent

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stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” appraised values of the Residential Cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, except in the case of The Ritz Tower Mortgage Loan, all relevant loan-to-value information with respect to Mortgage Loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income” or “Underwritten NOI” for a residential cooperative property, in each case as set forth on Annex A, is the projected operating income of such residential cooperative property as and to the extent set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but generally taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Replacement / FF&E Reserve”, “Underwritten Net Operating Income” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the Depositor) been used.

With respect to information presented in Annex A with respect to the NCB Mortgage Loans that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of July 31, 2026, (2) the “Whole Loan Cut-off Date Balance”, the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of July 31, 2026, (3) the “Whole Loan Monthly Debt Service” and the “Whole Loan Underwritten NCF DSCR” are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of July 31, 2026, and (B) that interest on the Subordinate LOC is accruing pursuant to the applicable Mortgage Loan document (with the applicable interest rate determined using the prime rate in effect as of July 31, 2026 and giving effect to any applicable interest rate floor) and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor or Non-Recourse Carveout Guarantor in Annex A with respect to the Mortgage Loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A with respect to Mortgage Loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original cooperative sponsor responsible for the Mortgaged Property’s conversion into cooperative ownership, which cooperative sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation (and, in this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members); (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the

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original cooperative sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the cooperative sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the cooperative sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A with respect to the Mortgage Loans secured by residential cooperative properties. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A for the other Mortgage Loans are not presented on Annex A with respect to the Mortgage Loans secured by residential cooperative properties, other than in the case of The Ritz Tower, as to which such information has been presented; however, such information is not indicative of the cash flow generated by the Mortgaged Property if it were operated as a multifamily rental property. In addition “Occupancy” and “Occupancy Date” on Annex A, are not presented on Annex A with respect to the Mortgage Loans secured by residential cooperative properties due to the fact that the cooperative is eligible to receive maintenance charges from the shareholders, investors and cooperative sponsors regardless of whether the units are physically occupied, other than in the case of The Ritz Tower, as to which 100% occupancy is shown based on the ownership by shareholders.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$722,839,427
Number of Mortgage Loans	51
Number of Mortgaged Properties	95
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$1,352,593 to $72,000,000
Average Cut-off Date Balance	$14,173,322
Range of Mortgage Rates	5.73000% to 7.23500%
Weighted Average Mortgage Rate	6.47898%
Range of original terms to Maturity Date/ARD(2)	116 months to 121 months
Weighted average original term to Maturity Date/ARD(2)	120 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	109 months to 121 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	119 months
Range of original amortization terms(3)	204 months to 480 months
Weighted average original amortization term(3)	346 months
Range of remaining amortization terms(3)	202 months to 480 months
Weighted average remaining amortization term(3)	345 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	2.2% to 68.1%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	49.2%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)(6)	1.8% to 65.6%
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)(6)	46.1%
Range of UW NCF DSCR(4)(6)(7)	1.16x to 37.73x
Weighted average UW NCF DSCR(4)(6)(7)	2.46x
Range of Debt Yield on Underwritten NOI(4)(6)(8)	8.5% to 285.1%
Weighted average Debt Yield on Underwritten NOI(4)(6)(8)	18.1%
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All Mortgage Loans
Percentage of Initial Pool Balance consisting of:
Interest Only	54.8%
Interest Only, Amortizing Balloon	17.3%
Amortizing Balloon	15.1%
Amortizing Balloon - ARD	12.7%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	7.0%
Mortgage Loans with mezzanine debt only	4.2%
Mortgage Loans with subordinate debt only	9.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Unless otherwise indicated, Mortgage Loans with Anticipated Repayment Dates are presented as if they were to mature on the related Anticipated Repayment Date. With respect to the Corporate Center VI Mortgage Loan (2.8%), the first payment date occurs in October 2026. On the BMO 2026-C15 securitization closing date, the related Mortgage Loan Seller, KeyBank National Association will deposit funds sufficient to pay the interest due for a September 2026 payment date (as if there had been a September 2026 payment date). The original term to Maturity Date/ARD and remaining term to Maturity Date/ARD calculations for that Mortgage Loan reflected in the preceding table are inclusive of the additional September 2026 interest payment to be deposited by KeyBank National Association and are therefore calculated at 121 months (instead of 120 months).
(3)	Does not include any Mortgage Loan that pays interest-only until its maturity date or Anticipated Repayment Date.
(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a Whole Loan, based on both that Mortgage Loan and any related Pari Passu Companion Loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. With respect to Mortgage Loans that are part of a Crossed Group, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI of those Mortgage Loans are presented in the aggregate based on all the loans in the Crossed Group unless otherwise indicated.
(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan or Crossed Group (as the case may be) are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related Mortgaged Property or Mortgaged Properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the Mortgage Pool using only unadjusted “as-is” appraised values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan or Crossed Group (as the case may be), and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 49.5% and 46.4%, respectively.
(6)	For Mortgage Loans secured by residential cooperative properties, debt service coverage ratios and debt yield information (including the UW NCF DSCR and Debt Yield on Underwritten NOI presented above) are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the Cut-Off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information (including the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio as presented above) for Mortgage Loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the Cut-Off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.
(7)	The UW NCF DSCR for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated by dividing the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties by the annual debt service for such Mortgage Loan or Crossed Group (as the case may be), as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan or Crossed Group (as the case may be) structured with an earnout or economic holdback reserve, the UW NCF DSCR for such Mortgage Loan or Crossed Group (as the case may be) may be calculated based on the annual debt service that would be in effect for such Mortgage Loan or Crossed Group (as the case may be) assuming that the related Cut-off Date Balance(s) are net of the related earnout or economic
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holdback reserve; and, provided, further, that with respect to the One Dag Mortgage Loan (4.2%), which provides for amortizing debt service payments based on the non-standard amortization schedule set forth on Annex G to this prospectus, the UW NCF DSCR of such Mortgage Loan is calculated based on the aggregate debt service during the 12-month period commencing July 6, 2031. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(8)	The Debt Yield on Underwritten NOI for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated as the underwritten net operating income for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance(s) of such Mortgage Loan or Crossed Group (as the case may be), and the Debt Yield on Underwritten NCF for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated as the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan or Crossed Group (as the case may be); provided, that with respect to any Mortgage Loan or Crossed Group (as the case may be) with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan or Crossed Group (as the case may be) may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (100.0%) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 22 Mortgage Loans (54.8%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, eight (8) Mortgage Loans (17.3%) that pay interest-only for a portion of their respective terms (and then pay principal and interest for their remaining terms), and 21 Mortgage Loans (27.8%) that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	9	$233,693,436	32.3%
Anchored	6	132,853,436	18.4
Super Regional Mall	1	72,000,000	9.96
Outlet Center	1	20,000,000	2.8
Shadow Anchored	1	8,840,000	1.2
Self Storage	46	$154,416,488	21.4%
Industrial	11	$108,730,934	15.0%
Warehouse/Distribution	2	55,445,000	7.7
Manufacturing/Warehouse/Distribution	1	22,210,000	3.1
Warehouse	6	21,349,934	3.0
Flex	1	5,126,000	0.7
Manufacturing	1	4,600,000	0.6
Multifamily	19	$96,082,626	13.3%
Cooperative	19	96,082,626	13.3
Office	4	$84,500,000	11.7%
Suburban	2	45,500,000	6.3
CBD	2	39,000,000	5.4
Other	2	$19,152,000	2.6%
Leased Fee	2	19,152,000	2.6
Mixed Use	2	$14,124,000	2.0%
Office/Industrial	2	14,124,000	2.0
Hospitality	1	$6,495,942	0.9%
Limited Service	1	6,495,942	0.9
Manufactured Housing	1	$5,644,000	0.8%
Total	95	$722,839,427	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.
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Retail Properties

Nine (9) retail properties (32.3%) secure, in whole or in part, nine (9) (32.3%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. Re-tenanting certain specialty properties that previously had specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

With respect to the Orchard at Saddleback Mortgage Loan (7.7%), three tenants, PetSmart (7.1% of net rentable area and 7.2% of underwritten rent), Staples (7.1% of net rentable area and 5.7% of underwritten rent), and Ulta Beauty (3.7% of net rentable area and 3.1% of underwritten rent), each asserted in the tenant estoppel it provided at origination that the borrower was in violation of an exclusive use provision in such tenant’s lease. Further, PetSmart asserted that the borrower was in default under the related lease due to such violation. The borrower denied such assertions and provided the lender an explanation of why it believed they were not correct. We cannot assure you that the asserted violations would not lead the tenant to seek to terminate its lease or exercise other remedies, or of what the effect would be on the Mortgaged Property if this were to occur.

In addition, with respect to the Orchard at Saddleback Mortgage Loan (7.7%), at origination an estoppel had not been received from the largest tenant, Ralph’s. The Mortgage Loan documents required the borrower to, within 15 days of origination, provide an acceptable tenant estoppel from Ralph’s, which notes the current term and base rent under the Ralph’s lease and states that Ralph’s has accepted and is occupying its space, open for business and paying full rent, that all obligations of the borrower as landlord have been performed, including but not limited to tenant improvements and leasing commissions, that any improvements described in the lease have been constructed in accordance therewith and accepted by the tenant, that the tenant is not entitled to any rent concession or rebate and that there are no defaults by either party under the lease. The Mortgage Loan documents provide that the Mortgage Loan is full recourse to the borrower and guarantor until the foregoing estoppel is delivered. Following the origination date, Ralph’s provided an estoppel; however, such estoppel stated only that the lease is in full force and effect and that there are no defaults by the landlord or tenant under the lease, and did not include the other required statements and information. The related Mortgage Loan Seller and its co-originator determined to accept the estoppel as provided. Accordingly, the Mortgage Loan is no longer considered to be full recourse.

With respect to The Falls Mortgage Loan (4.8%), 2.4% of underwritten base rent is attributable to temporary or month-to-month tenants.

In the case of The Falls Mortgage Loan (4.8%), the related Mortgaged Property has a Macy’s store as an anchor store. On February 27, 2024, Macy’s, Inc. (“Macy’s”) announced the closure of approximately 150 locations through 2026, but did not identify the locations that would be closed. Further, on January 9, 2025, Macy’s announced that

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it plans to cease operations at 66 specified locations. There can be no assurance that the Macy’s store situated on the Mortgaged Property will remain open for business or that a closing of the Macy’s store will not adversely impact the Mortgaged Property. A closure of the Macy’s store on the Mortgaged Property may trigger co-tenancy provisions of the leases of other tenants at the Mortgaged Property.

Self-Storage Properties

Forty-six (46) self-storage properties (21.4%) secure, in whole or in part, nine (9) (21.4%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self-storage properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self-Storage Facilities”.

Certain self-storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

Industrial Properties

Eleven (11) industrial properties (15.0%) secure, in whole or in part, six (6) (17.0%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Residential Cooperative Properties

Nineteen (19) residential cooperative properties (13.3%) secure, in whole or in part, nineteen (19) (13.3%) of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties”.

Certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

Certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, laboratories, television studios, arcades, restaurants and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason.

Office Properties

Four (4) office properties (11.7%) secure, in whole or in part, four (4) (11.7%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care

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facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the One Dag Mortgage Loan (4.2%), approximately 29.6% of the net rentable square footage at the Mortgaged Property is underwritten as vacant.

With respect to The Pointe at Polaris Mortgage Loan (3.5%), Polaris Exchange LLC (“Polaris Exchange”) and Polaris Lyra Holdings LLC (“Polaris Lyra”) own fee interest in the Mortgaged Property as tenants-in-common. Additionally, Polaris Lyra is the tenant under a master lease structure created to facilitate a “reverse 1031 exchange” to be consummated by First American Exchange Company, LLC (“FA Exchange”), the sole member of Polaris Exchange. Upon consummation of the reverse 1031 exchange in accordance with the terms and conditions set forth in the related Mortgage Loan documents, (i) FA Exchange is required to transfer all of its ownership interests in Polaris Exchange to Hillcrest 100 LP, a Texas limited partnership, the sole member of Polaris Lyra and (ii) the borrowers are permitted to terminate the master lease structure subject to satisfaction of certain requirements set forth in the Mortgage Loan documents. No rent is affiliated with the master lease structure, which is a pass through structure set up for the 1031 exchange and not a typical master lease added for credit support.

Land (Leased Fee) Properties

Two (2) Mortgage Loans (2.6%) are secured by the fee interest, but not the improvements (subject to the provisions of the related ground lease) in the related Mortgaged Properties. Certain factors may adversely affect the operation and value of a Mortgaged Property that consists entirely of a leased fee interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

With respect to The Falls Mortgage Loan (4.8%), four tenants at the Mortgaged Property own the improvements to their respective buildings in fee pursuant to certain ground leases, under which the related borrower acts as ground lessor and retains a reversionary interest upon termination of such ground leases. Such leased fee interest constitutes a portion of the collateral for the Mortgage Loan.

With respect to the River Place Towers Mortgage Loan (0.4%), the related Mortgaged Property is subject to a leased fee arrangement pursuant to which the related borrower owns the fee interest in the related Mortgaged Property and ground leases it to the ground tenant (the “River Place Towers Ground Tenant”) which owns and operates the low income housing improvements (the “River Place Towers Improvements”) located on the related Mortgaged Property. The River Place Towers Ground Tenant operates the River Place Towers Improvements as a multifamily apartment complex. The related borrower does not own the River Place Towers Improvements and is entitled solely to ground lease payment and not to the income generated by the River Place Towers Improvements. The ground lease expires in October 2073 and the River Place Towers Ground Tenant is required to pay a ground rent in the amount of $300,000 per annum until 2033. Thereafter, the ground rent amount is subject to a $50,000 increase every ten years until the ground lease expires. The related Mortgage Loan was underwritten based on the ground rent payable under the ground lease.

Mixed Use Properties

Two (2) mixed use properties (2.0%) secure, in whole or in part, one (1) (2.7%) of the Mortgage Loans.

Each of the mixed use properties has one or more office and/or industrial components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—Industrial Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music

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venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

One (1) hospitality property (0.9%) secures, in whole or in part, one (1) (0.9%) of the Mortgage Loans. The hospitality property is a flagged hotel that is affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement/ Management Agreement	Mortgage Loan Maturity Date
Hampton Inn Cambridge	$6,495,942	0.9%	5/31/2036	7/6/2036

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent.

Manufactured Housing Community Properties

One (1) manufactured housing community property (0.8%) secures, in whole or in part, one (1) (0.8%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing

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community properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Theater(1)	2	14.7%
Grocery(2)	2	12.4%
Entertainment Venue(3)	2	14.7%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(4)	3	2.7%
Gym, fitness center, spa, salon, pool or health club(5)	1	4.8%

(1)	Includes the following Mortgaged Properties: The Falls and Arizona Mills.
(2)	Includes the following Mortgaged Properties: The Falls and Orchard at Saddleback.
(3)	Includes the following Mortgaged Properties: The Falls and Arizona Mills.
(4)	Includes the following Mortgaged Properties: The Campus Portfolio.
(5)	Includes the following Mortgaged Properties: The Falls.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties”.

With respect to certain other Mortgaged Properties that are or have previously been operated as specialty use properties (other than those taken into account in the chart above), such as gas stations, onsite dry cleaning facilities, automobile service centers or repair shops, there may be identified environmental conditions requiring corrective action. Re-tenanting such properties may involve substantial costs related to such environmental remediation. See “Description of the Mortgage Pool—Environmental Considerations”. Set forth below are those Mortgage Loans of which we are aware that are operated by related tenants as a specialty use similar to those identified above in this paragraph:

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With respect to the BJ’s Wholesale – Leased Fee Mortgage Loan (2.2%), the related Mortgaged Property has a gas station on site.

With respect to the Orchard at Saddleback Mortgaged Property (7.7%) and the Centennial Center Mortgaged Property (1.2%), a tenant operates an automobile service center/repair shop on site.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$72,000,000	9.96%
Five (5) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$254,212,500	35.2%
Ten (10) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$388,922,500	53.8%
Largest Related-Borrower Concentration(1)	$126,500,000	17.5%
Next Largest Related-Borrower Concentration(1)	$91,900,000	12.7%

(1)	Excludes single-borrower Mortgage Loans and Crossed Groups that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.0% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
U-Haul AREC Portfolio 22	$46,900,000	6.5%
U-Haul – AREC2 Portfolio	45,000,000	6.2
Phoenix Industrial Portfolio XV	21,349,934	3.0
The Campus Portfolio	19,250,000	2.7
The Storage Mall Portfolio	10,080,000	1.4
Grizzly Self Storage Portfolio	8,186,488	1.1
Grand Total	$150,766,422	20.9%

Four (4) groups of Mortgage Loans (39.5%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other or share the same borrower sponsor. No such group of Mortgage Loans represents more than approximately 17.5% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

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Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Arizona Mills	$72,000,000	9.96%
The Falls	34,500,000	4.8
Birch Run Premium Outlets	20,000,000	2.8
Total for Group 1:	$126,500,000	17.5%

Group 2
U-Haul AREC Portfolio 22	$46,900,000	6.5%
U-Haul – AREC2 Portfolio	45,000,000	6.2
Total for Group 2:	$91,900,000	12.7%

Group 3
Lawrence Logistics Center	$35,000,000	4.8%
Shoppes at Summer Trees	5,800,000	0.8
Total for Group 3:	$40,800,000	5.6%

Group 4
Stop & Stor - Bay Ridge	$18,000,000	2.5%
Stop & Stor - Glendale/Middle Village	8,000,000	1.1
Total for Group 4:	$26,000,000	3.6%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus. Mortgage Loans (if any) that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
New York	28	$171,162,626	23.7%
New Jersey	7	78,766,801	10.9
Arizona	2	75,889,965	10.5
Florida	10	75,700,205	10.5
California	3	75,162,500	10.4
Total	50	$476,682,097	65.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Georgia, Texas, North Carolina and Florida, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.
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●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, North Carolina, South Carolina and Alabama, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Three (3) Mortgaged Properties (10.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 11%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Ten (10) Mortgaged Properties (15.7%), each have a limited operating history, as described in one or more of the bullets below.

●	Two (2) of the Mortgaged Properties (5.6%), namely, the Lawrence Logistics Center Mortgaged Property and the Shoppes at Summer Trees Mortgaged Property, were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
●	Two (2) of the Mortgaged Properties (3.3%), namely, the Amazon Tallahassee Mortgaged Property and the River Place Towers Mortgaged Property, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
●	Six (6) of the Mortgaged Properties (6.8%), namely, the JTM Foods Mortgaged Property, the Phoenix Industrial Portfolio XV – Dwight, IL Mortgaged Property, the Phoenix Industrial Portfolio XV – Coffeyville, KS Mortgaged Property, the Phoenix Industrial Portfolio XV – Washington, NC Mortgaged Property, the BJ’s Wholesale – Leased Fee Mortgaged Property and the Sheboygan Industrial Mortgaged Property, are subject to a triple-net lease with the related tenants and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other Mortgaged Properties have less than 3 years of historical financial information presented on Annex A.

Tenancies-in-Common or Diversified Ownership

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of each of The Pointe at Polaris Mortgage Loan (3.5%) and the Highlander Hills Estates (0.8%), the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

With respect to The Falls Mortgage Loan (4.8%), there are more than 20 individuals and entities with direct or indirect ownership interests in the borrower. Part of the ownership structure includes 100+ preferred shareholders for one of its members.

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With respect to The Pointe at Polaris Mortgage Loan (3.5%), there is an operating lease in place between the borrowers as tenants-in-common for the reverse 1031 exchange structure. Additionally, there may be more than 20 individuals and entities with direct or indirect ownership interests in the borrower.

With respect to the Security Public Storage – Frederick Mortgage Loan (0.8%), there are more than 20 individuals and entities with direct or indirect ownership interests in the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Amazon Tallahassee Mortgage Loan (2.8%), the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

With respect to the Amazon Tallahassee Mortgage Loan (2.8%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, if the related borrower desires to (i) convert to a different form of entity under Delaware law (an “Amazon Conversion Event”) or (ii) contribute the related Mortgaged Property to a new special purpose entity owned by the same beneficial owners as the related borrower in substantially the same proportions as immediately prior to the transfer of the related Mortgaged Property (an “Amazon Drop Down Distribution”), then the related lender will not withhold or delay its consent, provided that, among other things, (i) the related borrower has given the related lender no less than 30 days’ notice of any Amazon Conversion Event or Amazon Drop Down Distribution; (ii) the related lender has not undertaken any of its remedies under the related Mortgage Loan documents as a result of an event of default, (iii) the related borrower has paid the related lender’s reasonable legal fees and a processing or review fee equal to $5,000 and (iv) the new special purpose entity has executed an assumption agreement with the related lender and acknowledged its obligations under the related Mortgage Loan documents. The Amazon Tallahassee Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan pursuant to a subordination and attornment agreement and can be terminated upon foreclosure of the Amazon Tallahassee Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Condominium Interests and Other Shared Interests

One (1) Mortgage Loan (3.2%), namely, The Ritz Tower Mortgage Loan (3.2%), is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

●	With respect to The Ritz Tower Mortgage Loan (3.2%), the Mortgaged Property constitutes a residential condominium unit (which is operated as a residential cooperative) in a two unit condominium building (“The Ritz Tower Building”), in which the other condominium unit is a commercial unit (“The Ritz Tower Commercial Unit”) . Each of the residential condominium unit and The Ritz Tower Commercial Unit has the right to appoint three members of a six member board of directors. Four votes are required to adopt any board action. Accordingly, the borrower does not control the condominium. Further, The
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Ritz Tower Commercial Unit is in receivership, and one of the members of the board of directors appointed by The Ritz Tower Commercial Unit has resigned. See “—Litigation and Other Considerations.”

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Two (2) Mortgaged Properties, namely the Lawrence Logistics Center Mortgaged Property (4.8%) and The Ritz Tower Mortgaged Property (3.2%), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

In general, except as described above or as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, unless the related fee interest is also encumbered by the related mortgage and except as disclosed below, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to The Ritz Tower Mortgage Loan (3.2%), a small portion of The Ritz Tower Building is on land ground leased under a long-term ground lease originally dated January 1956, and amended multiple times, most recently in 2017, with a current expiration date of May 31, 2086. The ground lease co-lessees are the borrower, as owner of the Mortgaged Property, which constitutes a residential condominium unit (which is operated as a residential cooperative) in the Ritz Tower Building, and the owner of The Ritz Tower Commercial Unit, jointly and severally, as co-tenants. Under the ground lease the co-tenants are jointly and severally liable for the ground lease payments and all ground lease obligations. Under a separate co-tenant agreement, The Ritz Tower Commercial Unit owner is responsible for approximately 80% of the ground lease obligations (and 100% of incremental ground rent increases occurring after the third amendment to the ground lease), with the borrower being responsible for the remaining obligations. The ground lease covers a portion of the area of the ground floor retail to the 4th floor terrace facing Park Avenue and constitutes 17% of the total land. Further, the entrance to The Ritz Tower Building is located on the ground leased land. The current ground rent is $1,506,547 per annum. Ground rent increases annually by the consumer price index and resets every ten years, with the next reset in 2028. The ground rent is calculated as 17% of the product of (i) the fair market vacant land value multiplied by (ii) the six-month average yield of the 10-year U.S. Treasury.

As described under “—Litigation and Other Considerations,” The Ritz Tower Commercial Unit is in receivership, and a foreclosure sale of The Ritz Tower Commercial Unit is expected. In order to avoid defaulting under the ground lease, the borrower of the Mortgage Loan has advanced certain ground lease payments owed by the Ritz Tower Commercial Unit (note that all such ground lease payments are the joint and several obligations of both the borrower of the Mortgage Loan and the owner of the Ritz Tower Commercial Unit, however, a co-tenancy agreement among the two bifurcates the payment responsibilities related to the ground lease, which such obligations the owner of the Ritz Tower Commercial Unit has failed to perform), and may be required to advance additional amounts. In

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addition, pursuant to a ground lease estoppel delivered in connection with origination of the Mortgage Loan, the ground lessor has delivered notice of penalties assessed to the Ritz Tower Building with respect to certain municipal violations (though the ground lessor has not delivered a formal notice of default under the ground lease). At origination, the lender reserved $224,500 in connection with the cure and removal of record of these violations and the payment of the related penalties.

In the event that the ground lease with respect to The Ritz Tower Building were to be terminated, the Mortgaged Property would lose the building entrance. While the borrower believes that an alternative entrance could be provided, it is anticipated that significant capital expenditures would be needed in order to do so.

The ground lease with respect to The Ritz Tower Building requires that any condemnation payments with respect to the ground leased portions of The Ritz Tower Building and related land must be delivered to the ground lessor.

While the ground lease with respect to the Ritz Tower Building may not be modified without the lender’s consent, the ground lessor thereunder may terminate the ground lease upon the breach by the lessee of any of its representations, warranties, covenants and obligations under the ground lease beyond any applicable notice, grace or cure period. However, the lender does have notice and cure rights under the ground lease. If the lender cures any monetary default or provides notice of its undertaking to cure all non-monetary defaults, then the ground lessor will not be entitled to terminate the ground lease.

The ground lease with respect to the Ritz Tower Building does not include specific language that a rejection of such ground lease in bankruptcy is grounds to compel the related ground lessor to enter into a new ground lease with the related lender. However, the ground lease provides that (a) the right to reject such ground lease in bankruptcy is exercisable by the related mortgagee and not by the related ground lessee, and (b) any rejection of the related ground lease by a trustee of the ground lessee in bankruptcy which would cause the ground lease to terminate will effect a transfer of such ground lease to the related lender or its nominee. In the alternative, the related mortgagee may request a new lease on the same terms and conditions as the related ground lease within 30 days after notice from the related ground lessor of such transfer. In the event that the ground lease is terminated, a new lease will be given to the most senior lender upon request on the leasehold interest in the ground lease. Any such lender receiving such new lease must assign it to the other co-tenant (or their lender, if the other co-tenant is in default)).

See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Mortgage Loan representation and warranty no. (35) (Ground Leases) on Annex E-1A to this prospectus, Mortgage Loan representation and warranty no. (34) (Ground Leases) on Annex E-2A to this prospectus and Mortgage Loan representation and warranty no. (34) (Ground Leases) on Annex E-3A to this prospectus, and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grants of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

Except as set forth below, none of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

See “Risk Factors—Risks Related to the Mortgage Loans—Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates” above, and “—Default History,

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Bankruptcy Issues and Other Proceedings—Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” below.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations may have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;
●	for which an operations and maintenance plan or abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;
●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;
●	for which an environmental insurance policy will have been obtained from a third party insurer;
●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;
●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;
●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;
●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or
●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the environmental testing revealed the presence of asbestos containing materials, lead based paint, mold and/or radon at the subject Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the

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growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, automobile service centers or repair shops and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Additionally, certain of the Mortgaged Properties have one or more RECs, controlled recognized environmental conditions (“CRECs”) or historical recognized environmental conditions (“HRECs”) for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing.

Set forth below is a description of certain material environmental conditions existing at certain of the Mortgaged Properties, as identified in the environmental report, for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing or for which further action is required. We cannot assure you that there are no other existing environmental conditions, material or otherwise, in addition to those described below, or that these or other conditions would not ultimately have an adverse effect on the Mortgaged Properties.

With respect to the Orchard at Saddleback Mortgaged Property (7.7%), the related ESA identified a REC related to a former dry cleaner, which operated at the Mortgaged Property from 1986 until 1997 and a dry cleaner which operated at the northern adjoining property from at least 1979 to 2013, both of which were listed as CLEANUP Program Sites under the supervision of the San Diego Regional Water Quality Control Board (“SD-RWQCB”). The CLEANUP information indicates that localized contamination soil and area impacts to groundwater are a result of the historical presence of such dry cleaners. Soil vapor samples from the Mortgaged Property indicated that perchloroethylene (“PCE”) was detected at concentrations of 95 micrograms per cubic meter (“μg/m³”) to 41,000 μg/m³, exceeding the SD-RWQCB environmental screening levels of 67 ug/m³ for soil vapor in a commercial setting. Trichloroethylene (“TCE”) and other PCE daughter compounds were also reported in some of the samples collected. The major source of groundwater contamination appears to be from the dry cleaner on the northern adjoining property. The groundwater plume appears to extend under the buildings on the eastern side of the Mortgaged Property. A telephone interview was conducted with the case manager for the SD-RWQCB in June 2026, in which the case manager confirmed that recent reports for the Mortgaged Property and northern adjoining property were being reviewed by the SD-RWQCB and that a meeting is planned with the responsible parties for each property to discuss the findings in the reports and next steps needed. The ESA concluded that based on recent soil vapor sampling results, the offsite impacts from the dry cleaners on the adjacent property to the soil vapor and groundwater of the Mortgaged Property is considered a REC and a suspect vapor encroachment condition. The ESA recommended continued cooperation with the SD-RWQCB. An opinion of probable cost was obtained which estimated the cost of investigation and mitigation to range from $1,770,000 to $3,880,000 if vapor mitigation is required and $620,000 to $1,580,000 if vapor mitigation is not required. At origination a Site Lender Environmental Asset Protection (“SLEAP”) policy was obtained from Beazley (Syndicate 3623) with a limit of $8,000,000 per incident and in the aggregate, a $25,000 self insured retention and a thirteen year term expiring in 2039, with Natixis Real Estate Capital, LLC, as first named insured, and Morgan Stanley Mortgage Capital Holdings LLC, (the co-originator of the Mortgage Loan), as additional named insured, each together with its successors and assigns, as their interests may appear.

With respect to the U-Haul AREC Portfolio 22 Mortgage Loan (6.5%), the ESA for the U-Haul Storage of North Miami Beach Mortgaged Property identified a REC related to one or more leaking underground storage tanks (each, a “LUST”) formerly located on the Mortgaged Property. A release was encountered upon removal of two 4,000-gallon gasoline underground storage tank (each, a “UST”) and one 4,000-gallon vehicular diesel UST from the Mortgaged Property in 1998 and a LUST case was assigned. Laboratory results of groundwater samples taken in 1998 reported concentrations of BTEX (a group of volatile organic compounds commonly found in petroleum products: benzene, toluene, ethylbenzene and xylene), methyl tert-butyl ether (MTBE) and naphthalene that exceeded their respective Florida Groundwater Cleanup Target Levels. Subsurface investigations in 2025 and 2026 indicated that contamination representing a petroleum release above regulatory action levels did not exist at the Mortgaged Property, suggesting that any impacts originally encountered in 1998 have dissipated and/or degenerated to below regulatory action levels. As such, a request for “No Further Action” has been submitted to

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Miami-Dade County Department of Environmental Resources Management, and a response is pending. Given its active status, the LUST case for the Mortgaged Property remains a REC.

In addition, at each of the U-Haul Moving & Storage of North Brunswick, U-Haul Moving & Storage of Marlboro and U-Haul Moving & Storage of East Brunswick Mortgaged Properties the related ESAs identified marginal impacts due to historical use. Former USTs were identified at the U-Haul Moving & Storage of North Brunswick Mortgaged Property, a former dry cleaner was identified at the U-Haul Moving & Storage of Marlboro Mortgaged Property and former machine shop contamination was identified at the U-Haul Moving & Storage of East Brunswick Mortgaged Property. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the four Mortgaged Properties noted above. The OPC provided a maximum probable cost estimate of $650,000 ($155,000 for U-Haul Storage of North Miami Beach, $80,000 for U-Haul Moving & Storage of North Brunswick, $70,000 for U-Haul Moving & Storage of Marlboro and $345,000 for U-Haul Moving & Storage of East Brunswick). The borrowers obtained an environmental insurance policy from Great American E&S Insurance Company that names the lenders as additional insureds and provides a $2,000,000 policy limit per incident and in the aggregate for a thirteen-year term, subject to a deductible of up to $50,000.

With respect to the U-Haul – AREC2 Portfolio Mortgage Loan (6.2%), the related ESAs identified CRECs at two of the related Mortgaged Properties, as further described below.

●	With respect to the U-Haul Storage of Umpqua Valley Mortgaged Property (0.4%), the related ESA identified a CREC with respect to two 5,000-gallon underground storage tanks (“USTs”) (diesel and gasoline) and a dispenser island which were removed from the Mortgaged Property in 1998. Soil beneath the dispenser contained reportable total petroleum hydrocarbons (“TPH”), while soil beneath the USTs and product line did not contain reportable benzene, toluene, ethylbenzene or total xylenes. The Mortgaged Property was issued a No Further Action letter in 2000, allowing a small residual pocket of contamination to remain in place to avoid damage to existing structures. However, future development on the Mortgaged Property that exposes the impacted soil would require additional evaluation and potential cleanup.
●	With respect to the U-Haul Moving & Storage Of Fairgrounds Mortgaged Property (0.2%), the Mortgaged Property was formerly equipped with a 560 gallon waste oil UST, which was reportedly installed in 1968 and removed in 1994. Based on soil samples collected from the UST excavation pit, TPH was detected in concentrations ranging from 10 to 390 parts per million (“ppm”). Approximately 30 cubic yards of TPH impacted soil were removed from the former UST pit. Excavation reportedly reached the building’s foundation. Results of the soil sample directly below the building’s foundation were reported at a TPH level of 1,426 ppm, with the remaining soil samples collected from the pit reporting TPH levels all under 100 ppm. To protect the integrity of the building, no additional soil excavation could be completed. The environmental engineering firm retained to conduct the excavation recommended that the residual contamination be allowed to remain with a cap (paving and building). The Alabama Department of Environmental Management (“ADEM”) concurred and issued the case a No Further Action in 1997 with the placement of a cap. Based on the presence of residual soil contamination above regulatory guidelines and the issuance of No Further Action status by ADEM based on the presence of a cap, the ESA concluded that the former UST represents a CREC. No further action was recommended other than maintaining the cap.

With respect to the Lawrence Logistics Center Mortgage Loan (4.8%), the related ESA identified certain CRECs at the related Mortgaged Property in connection with residual groundwater and soil impacts including, among other things, benzene, chlorobenzene and Trichloroethylene, resulting from prior industrial uses and related historic fill at the Mortgaged Property and/or adjacent properties. According to the ESA, regulatory closure has been granted subject to certain ongoing institutional and engineering controls including, among other things, groundwater use restrictions and the maintenance of existing concrete slabs, paving and related improvements.

With respect to the Phoenix Industrial Portfolio XV Mortgage Loan (3.0%), the related ESAs on various dates from March 31, 2026 through April 2, 2026 identified RECs at the Winston Salem, NC, Coffeyville, KS, and Washington, NC Mortgaged Properties in connection with certain contamination related to (i) at the Winston Salem, NC Mortgaged Property, volatile organic compounds (“VOCs”) found in soil and groundwater at an adjoining property landfill and prior removal of underground storage tanks at another adjoining property, (ii) at the Coffeyville, KS Mortgaged Property, lack of vapor assessment records associated with volatile organic compounds released offsite at nearby properties enrolled in government cleanup programs and (iii) at the Washington, NC Mortgaged

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Property, ongoing remedial actions associated with such Mortgaged Property being an inactive hazardous site in the North Carolina Department of Environmental Quality (“NCDEQ”) database. In order to mitigate the risks of such RECs (including potential site investigation and cleanup costs and third-party liability), a Site Lender Environmental Asset Protection (SLEAP) insurance policy, issued by Beazley, was purchased at origination with the lender and its successors and/or assigns, as their interests may appear, as the named insured. The SLEAP insurance policy, which expires on April 22, 2039, includes a limit of liability of $5 million (per claim and in the aggregate) and a $50,000 deductible. Further, the Whole Loan documents require the following with respect to the RECs at the Winston Salem, NC and Washington, NC Mortgaged Properties: (i) properly abandoning groundwater monitoring wells from prior site investigations at the Winston Salem, NC Mortgaged Property and (ii) continuing the ongoing remedial actions and obtaining regulatory closure of the known contamination at the Washington, NC Mortgaged Property.

With respect to the BJ’s Wholesale – Leased Fee Mortgage Loan (2.2%), the Mortgaged Property is an active New Jersey Department of Environmental Protection (“NJDEP”) Site Remediation Program case with confirmed historical contamination from a former dry cleaner on the Mortgaged Property, resulting in soil and groundwater impacts by chlorinated solvents (including PCE, TCE, and vinyl chloride). Soil remediation was completed in 2021, groundwater remediation is ongoing under Licensed Site Remediation Professional (“LSRP”) oversight with a Classification Exception Area (“CEA”) and remedial action permit in place. While part of the site has achieved regulatory closure pursuant to a Response Action Outcome (“RAO”) for unrestricted use, the overall case remains active and is considered both a REC associated with the groundwater contamination and a CREC associated with potential vapor intrusion, which is addressed through vapor mitigation implemented during construction. The related ESA recommended continued adherence to the ongoing remedial actions being completed under the NJDEP program associated with the open release case at the Mortgaged Property and the established CEA at the Mortgaged Property. In order to mitigate the risks of the REC and CREC (including potential site investigation and cleanup costs and third-party liability), a Site Lender Environmental Asset Protection (SLEAP) insurance policy, issued by Beazley, was purchased at origination with the lender and its successors and/or assigns, as their interests may appear, as the named insured. The SLEAP insurance policy, which expires on June 25, 2039, includes a limit of liability of $1 million (per claim and in the aggregate) and a $50,000 deductible. The related borrower has covenanted to (i) continue to retain the LSRP to oversee and complete all necessary remedial actions to address the groundwater contamination at the Mortgaged Property, (ii) obtain regulatory closure through a conditional (or unconditional) RAO determination accepted or otherwise approved by the NJDEP, (iii) comply with all conditions of the RAO, including any deed restrictions (e.g., prohibited use of groundwater) and (iv) maintain the existing vapor mitigation system in good working order.

With respect to the CooperTowne Center Mortgage Loan (1.8%), the ESA identified groundwater contamination, which is undergoing monitoring and is associated with a release from historic drycleaning operations, as a CREC for the Mortgaged Property. The release was first identified during an investigation at the Mortgaged Property in 2007, and was reported to the New Jersey Department of Environmental Protection (“NJDEP”). The NJDEP assigned a Licensed Site Remediation Professional (“LSRP”) to oversee investigation and remediation activities at the Mortgaged Property. Investigations confirmed that both soil and groundwater had been affected by the release. Remedial actions conducted to address soil contamination included soil excavation in 2011, a 180-day soil vapor extraction pilot test, and the installation of a passive Sub-Slab Depressurization System (“SSDS”) beneath the footprint of the former dry cleaner tenant space to address vapor intrusion concerns. On September 22, 2014, the LSRP issued an “unrestricted use response action outcome” (“RAO”) for soil at the Mortgaged Property, signifying that the soil remediation was complete.

Groundwater monitoring conducted between 2008 and 2018 determined that a tetrachloroethylene (“PCE”) groundwater plume extends from the former drycleaning space approximately 385 feet downgradient to the east-northeast and southeast. Groundwater monitoring data also indicated that PCE concentrations are naturally attenuating. A Classification Exception Area/Well Restriction Area (CEA/WRA) was established in 2017 and revised in 2018 to document that contaminants in groundwater remain above New Jersey standards but are attenuating and controlled. On July 18, 2018, a “limited restricted use” RAO was issued by the LSRP for groundwater, which requires long-term monitoring under a Ground Water Remedial Action Permit (“GW RAP”), consisting of biennial groundwater sampling and biennial protectiveness certifications to confirm monitored natural attenuation remains effective. The latest Ground Water Remedial Action Protectiveness/Biennial Certification Form was submitted in 2024, and confirmed that monitored natural attenuation continues to be the appropriate groundwater remedial action for the Mortgaged Property. Based upon the implementation of institutional and engineering controls, such as the GW RAP and the SSDS, and ongoing monitoring and certification with LSRP oversight, the ESA did not recommend

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any further investigation in relation to this matter; however, the ESA does recommend continued compliance with the biennial monitoring and certification requirements outlined in the GW RAP.

With respect to the Sheboygan Industrial Mortgage Loan (0.6%), the related ESA identified a CREC at the related Mortgaged Property in connection with potential soil and/or groundwater impacts resulting from historical industrial operations including, among other things, bulk petroleum storage and filing, railroad freight and various manufacturing uses that included the use, storage and/or disposal of petroleum and other hazardous materials. Given, among other things, redevelopment activities at the Mortgaged Property, the current improvements (including site buildings, asphalt paving and related walkways) and the use of a public water system, the historical operations present a low risk for potential impact according to the ESA.

With respect to the River Place Towers Mortgage Loan (0.4%), the related ESA identified a CREC for the related Mortgaged Property in connection with (i) the past use of the related Mortgaged Property and (ii) elevated levels of petroleum hydrocarbons that were previously discovered in soil samples that were taken at the related Mortgaged Property. The related Mortgaged Property was formerly part of textile manufacturing facility that operated until the early 1900s. The manufacturing facility was demolished in phases from the 1930s up to the 1960s. In July 1996, advanced soil borings were conducted at the related Mortgaged Property. Three of the five samples taken exceeded applicable regulatory criteria with respect to the presence of petroleum hydrocarbons. In 1997, 539 tons of impacted soil were excavated and removed from the Mortgaged Property and an activity and use limitation (the “River Place Towers AUL”) was put in place which (i) required the implementation of a soil management plan and (ii) restricted certain excavation activities that would disturb the impacted ground soil. The related ESA consultant recommended that the related borrower continue to strictly adhere to the River Place Towers AUL.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Litigation and Other Legal Considerations

There may be material pending or threatened litigation or other legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances or other material legal proceedings experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, a Mortgaged Property may be subject to litigation proceedings. For example:

●	With respect to the One Dag Mortgage Loan (4.2%), Michael Silberberg, one of the two non-recourse carveout guarantors (“Silberberg Guarantor”), is a defendant in a foreclosure lawsuit commenced in 2021 in the Circuit Court of Cook County, Illinois (the “Cook County Case”), by a lender of a mortgage loan (unrelated to the Mortgage Loan) to a borrower for which Silberberg Guarantor is a guarantor where the loan went into a default during the COVID pandemic. Meanwhile, another lawsuit is ongoing between the same lender and Silberberg Guarantor in a case filed in the Southern District of New York where the lender of the unrelated mortgage loan has alleged that an intra-organization loan was made to an upper-level entity in violation of the related loan documents, but has been stayed pending resolution of the Cook County Case. According to the borrower sponsor, the lender of the unrelated mortgage loan and Silberberg Guarantor are currently discussing a settlement with respect to the Cook County Case. The other non-recourse carveout guarantor, Mike Karasick (“Karasick Guarantor”), is named a defendant in an action filed in August 2025 to collect on Karasick Guarantor’s guaranty of an unrelated mortgage loan of approximately $2.75 million, as to which the plaintiff obtained summary judgment in January 2026; such judgment has been appealed, and, according to the Karasick Guarantor, the parties have reached an agreement in principle to settle the claim pursuant to a payment schedule. In addition, Karasick Guarantor is a defendant in a guaranty enforcement action in New York for an unrelated $200 million mortgage loan, secured by a historic “Dayton’s” building in Minneapolis that is currently under foreclosure action in Minnesota. The court granted the defendant’s motion to stay action pending resolution of the foreclosure action. The borrower of the mortgage loan related to the foregoing case is currently working with the related mortgage and mezzanine lender on extensions and modifications, with which the litigation against Karasick Guarantor is expected to be resolved.
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There can be no assurance that any of the foregoing will be resolved as expected. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for additional information.

●	With respect to The Pointe at Polaris Mortgage Loan (3.5%), the borrower sponsor is subject to various open litigation, as follows:

o    The borrower sponsor is subject to a matter regarding the sale of a 13.89-acre commercial property located in Frisco, Texas. The plaintiff invested $500,000 as a limited partner, but failed to execute a partnership agreement. Because the plaintiff did not execute a partnership agreement, it did not become a limited partner, but despite this, claimed entitlement to distributions as a limited partner on a gross rather than net basis following the sale of such property. On December 23, 2021, the investment property was sold to an unrelated third party for $7,260,581. The original purchase price was $2,600,000. After such property was sold, the borrower sponsor attempted multiple times to tender the plaintiff’s share, which the plaintiff refused based on its demand for gross rather than net proceeds. As a result, $1,000,000 was placed into the registry of the Judicial District Court of Collin County, Texas pending resolution. The plaintiff is seeking $1,385,000. The case is set for trial on August 24, 2026.

o    The borrower sponsor is subject to a matter regarding a verbal agreement to purchase real estate located in Princeton, Texas. According to the borrower sponsor, no written evidence of such agreement exists. Paramount Soft LP (a borrower sponsor affiliate) sold the related property in 2020. The plaintiff filed a lawsuit on September 9, 2022, asserting various claims including breach of contract. The defendants (including the borrower sponsor) have filed an answer asserting the affirmative defenses of statute of limitations, statute of frauds, estoppel, and waiver, among other things. The plaintiff was obligated to have filed its claims in the one instance no later than December 17, 2019, but in no event later than February 1, 2020. Notwithstanding, the plaintiff waited until September 9, 2022, over 2½ years after the statute of limitations had already run (barring its claims) to assert them in the first instance. The defendants are defending the lawsuit and are awaiting an outcome following the hearing on their motion for summary judgment.

o    The borrower sponsor is subject to a matter regarding a 2021 investment in PGA Double Eagle, LP, which was formed to acquire and develop real property near the PGA headquarters in Frisco, Texas. The plaintiffs invested funds into the project, but later declined to execute the governing partnership agreement. In November 2021, the defendants refunded the plaintiffs’ investments in full with additional 8% interest, and the plaintiffs deposited and retained those funds. Despite this, the plaintiffs filed suit in December 2021, asserting claims for fraud, breach of fiduciary duty, breach of contract, and conspiracy. The core allegation of the PGA litigation was that the defendants deprived the plaintiffs of the opportunity to invest in PGA Double Eagle, LP. The defendants moved for summary judgment, which was granted in part related to fraud, and fraud by non-disclosure, and conspiracy against the borrower sponsor on June 4th, 2025. The PGA litigation was tried by a jury in June 2025. Following the trial, the jury returned a verdict in the plaintiffs’ favor, on certain claims against the defendants. The award totals $1,501,858. The borrower sponsor is appealing the decision.

●	With respect to The Ritz Tower Mortgage Loan (3.2%), the Mortgaged Property constitutes the residential condominium unit in The Ritz Tower Building, a two unit condominium building, in which the other unit is The Ritz Tower Commercial Unit. The Ritz Tower Commercial Unit is owned by Cohen Ritz Retail Company, LLC (“CRR”) and is currently in receivership. A foreclosure action was filed against The Ritz Tower Commercial Unit by its lender Deutsche Bank Trust Company Americas as Trustee for the Registered Holders of WFRBS Commercial Mortgage Trust 2014- LC14. In March 2026 a judgement of foreclosure was entered. A court ordered sale of The Ritz Tower Commercial Unit was scheduled to occur on June 23, 2026, but was postponed by the lender. A court order issued in the first week of August 2026 postponed the foreclosure sale date again, and indicated that such sale would be within 180 days, but did not provide a specific date.

According to the borrower, in or around July 2025, CRR stopped paying its common charges and other condominium expenses and stopped paying its share of ground rent under the ground leased portion of The Ritz Tower Building, as required by the related co-tenancy agreement described under “—Fee

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and Leasehold Estates—Ground Leases.” According to the borrower’s financial statements, the borrower has incurred or paid all such CRR defaulted upon payments; however, through a combination of payments to the borrower made on behalf of CRR by the receiver and draw-downs by the borrower on a certain $1,500,000 letter of credit posted by CRR under the co-tenancy agreement to secure its payment of ground lease obligations, the borrower has been reimbursed for its payment of all ground lease obligations of CRR through June 2026, and for all condominium charges, except for the sum of $108,736.93 through June 30, 2026. Since the date of such financial statements, the borrower has paid additional ground lease payments on behalf of CRR and itself, as co-tenants under the ground lease. The borrower has filed motions in the foreclosure litigation seeking additional payments from the receiver. Because the borrower and CRR are jointly and severally liable under the ground lease as co-tenants, CRR has not defaulted under the ground lease with respect to any such payments; rather, its payment defaults constitute defaults under the co-tenancy agreement, together with its continued defaults under the condominium documents.

It is possible the borrower may be required to incur additional expenses to cover CRR’s obligations to pay condominium common charges and ground lease payments. While it is anticipated that upon a foreclosure sale, a buyer of The Ritz Tower Commercial Unit would become responsible for such expenses, such buyer would not be obligated to reimburse the borrower for previous expenses incurred. Further the timing and outcome of any such foreclosure sale is uncertain. The borrower may be required to increase assessments on its shareholders in order to pay additional amounts. The lender has estimated that if The Ritz Commercial Unit continues not to pay its share of ground rent during its foreclosure, and the borrower uses all of the remainder of the letter of credit posted as security for ground lease payments, the residential co-op shareholders of the borrower would be required to pay approximately $2,000 per month under the ground lease until the commercial condominium unit is sold. The amount incurred could potentially be higher, and relates solely to ground lease payments; the borrower may also need to make payments to cover CRR’s share of condominium expenses.

There can be no assurance of the ultimate outcome of the foreclosure litigation, or that the borrower will be repaid for amounts advanced by it on behalf of CRR.

●	With respect to the Phoenix Industrial Portfolio XV Mortgage Loan (3.0%), the second largest tenant at the Dresden, TN Mortgaged Property, Champion Home Builders, Inc. (“Champion”), which leases approximately 41.4% of the net rentable area of such Mortgaged Property, filed a lawsuit against the related borrower in 2026, relating to certain improvements and repairs at Champion’s leased premises under the Champion lease. Champion claims the borrower failed to make certain repairs and seeks damages of approximately $80,000. According to the borrower, the parties are actively pursuing resolution of such dispute, and the borrower expects the matter to be resolved within approximately 30 days.
●	With respect to the Hampton Inn Cambridge Mortgage Loan (0.9%), a non-managing member of the borrower was the subject of a felony indictment arising from a tax compliance matter related to two hotel assets unrelated to the Mortgaged Property. In addition, such non-managing member of the borrower is subject to two state tax liens. In connection with such tax liens, the borrower deposited $131,124 into a reserve account at origination. Provided no event of default or sweep event exists, the reserve will be released upon the lender’s receipt of satisfactory evidence that (i) all outstanding taxes owed by the non-managing member have been paid in full and (ii) the corresponding tax liens have been discharged of record.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

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Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties property improvement plans (“PIPs”) are required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to The Ritz Tower Mortgage Loan (3.2%), the borrower has filed a façade inspection report with the New York City Department of Buildings (“DOB”), identifying certain façade repairs that need to be performed on The Ritz Tower Building to comply with legal requirements. The borrower has obtained extensions from the DOB with respect to such repairs (with the current extension expiring in September 2026), and is expected to continue to seek further extensions. The Mortgage Loan documents require the borrower to commence and diligently prosecute the completion of such façade repairs as soon as reasonably practical following the resolution of the current foreclosure on The Ritz Tower Commercial Unit and the taking of title to such unit by a new owner, but in no event later than six months following the origination date, subject to ongoing rights of the borrower to extend such deadline so long as the ground lessor has not declared a default in connection with the façade repairs and the DOB has provided additional extensions of time. According to the engineering report obtained in connection with origination of the Mortgage Loan, the façade repairs are estimated to cost approximately $4.5 million, which has not been reserved for.

With respect to The Campus Portfolio Mortgage Loan (2.7%), at the related borrower’s request, the related lender has agreed to reasonably consider allowing the related borrower to covert (the “Campus Conversion”) the portion of the related Mortgaged Property known as 400 Willowbrook (the “Conversion Property”) from flex use to office use on terms and conditions to be negotiated in good faith by both the related borrower and the related lender, but in all cases subject to the following conditions: (i) prior to the commencement of the Campus Conversion, (a) the Conversion Property will be completely vacant of tenants, (b) the Conversion Property must meet certain pre-leasing requirements outlined in the related Mortgage Loan documents, (c) the related lender and an independent consulting engineer must have reviewed and approved plans, specifications and budgets related to the Campus Conversion, (d) the related borrower must have delivered to the related lender an amount equal to the total budgeted amount of the Campus Conversion (as outlined in the approved budget), (e) the related borrower must have provided the related lender with a completion guaranty in connection with the Campus Conversion, (f) the debt service coverage ratio for the related Mortgaged Properties (excluding the Conversion Property) must be at least 1.75x, (g) the related borrower must provide the related lender with an opinion of counsel that the related Mortgage Loan will not cease to be a “qualified mortgage” under the REMIC requirements and that the Campus Conversion will not cause the failure of any REMIC trust and (h) the related borrower will have obtained a rating agency confirmation, (ii) the related borrower must complete the Campus Conversion by the earliest of (a) the earliest completion date required under any new lease, (b) the date that is 18 months following the commencement of the Campus Conversion (subject to a 90-day force majeure extension period) and (c) February 1, 2036 and (iii) the related borrower’s performance of the Campus Conversion will not interfere with the use and operation of any of the other related Mortgaged Properties.

With respect to certain of the Residential Cooperative Mortgage Loans, the related Mortgaged Properties may be currently undergoing or be expected to undergo material development, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower is expected to pay such excess amounts from its own funds.

We cannot assure you that the above-described renovations and build outs will be completed as expected or will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See

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“Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency. One or more of the Mortgage Loans, (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or had experienced maturity extensions or were in special servicing) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such Mortgage Loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the One Dag Mortgage Loan (4.2%), the Mortgage Loan was used to acquire the related Mortgaged Property that previously secured a syndicate of commercial mortgage loans with respect to which the lender forgave approximately $159 million, constituting approximately 44.5% of the then remaining principal balance of the loan. The previous owner of the Mortgaged Property is the current property manager and is entitled to a 20% promote interest (on all capital, including general partner capital) only if a 17.5% internal rate of return is realized by all capital (including general partner capital).
●	With respect to the One Commerce Plaza Mortgage Loan (1.2%), the prior loan secured by the Mortgaged Property matured on January 6, 2026 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on January 9, 2026. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the Barclay Plaza Owners, Inc. Mortgage Loan (0.2%), the prior loan to the borrower matured on January 1, 2026 and was not extended, thereby resulting in a maturity default. The Barclay Plaza Owners, Inc. Mortgage Loan closed on May 26, 2026, and the proceeds of the loan were utilized to refinance, in full and without a discounted payoff, the prior defaulted loan.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 10 years and of which we are aware:

●	With respect to each of the Arizona Mills Mortgage Loan (9.96%), The Falls Mortgage Loan (4.8%) and the Birch Run Premium Outlets Mortgage Loan (2.8%), one of the borrower sponsors, Simon Property Group, L.P., has been the borrower sponsor of other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Orchard at Saddleback Mortgage Loan (7.7%), the non-recourse carveout guarantor or its principals have been subject to foreclosure litigation.
●	With respect to the One Dag Mortgage Loan (4.2%), Michael Silberberg, one of the two non-recourse carveout guarantors (“Silberberg Guarantor”), is a defendant in a foreclosure lawsuit commenced in 2021 in the Circuit Court of Cook County, Illinois (the “Cook County Case”), by a lender of a mortgage loan (unrelated to the Mortgage Loan) to a borrower for which Silberberg Guarantor is a guarantor
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where the loan went into a default during the COVID pandemic. Meanwhile, another lawsuit is ongoing between the same lender and Silberberg Guarantor in a case filed in the Southern District of New York where the lender of the unrelated mortgage loan has alleged that an intra-organization loan was made to an upper-level entity in violation of the related loan documents, but has been stayed pending resolution of the Cook County Case. According to the borrower sponsor, the lender of the unrelated mortgage loan and Silberberg Guarantor are currently discussing a settlement with respect to the Cook County Case. Mike Karasick, the other non-recourse carveout guarantor (“Karasick Guarantor”), has guaranteed other real estate projects that became the subject of a foreclosure action in 2024 on an unrelated mortgage loan secured by a retail property in Minneapolis, for which the parties are currently in discussions regarding potential extensions and modifications. There can be no assurance that any of the foregoing will be resolved as expected. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” for additional information.

●	With respect to the Corporate Center VI Mortgage Loan (2.8%), JMA Robinson Investors, LLC (“JMA”), the related borrower sponsor and one of the related guarantors, owns an office property located in Federal Way, Washington which is currently in default under its mortgage financing. According to the borrower sponsor, JMA and the applicable lender are currently discussing the possibility of implementing a deed-in-lieu of foreclosure.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 10 years, (ii) occurred during the last 10 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, self-storage, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Five (5) of the Mortgaged Properties, securing, in whole or in part, four (4) Mortgage Loans (9.5%), are each leased to a single tenant.
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●	No Mortgaged Property leased to a single tenant, or portfolio of Mortgaged Properties leased to the same single tenant, constitute the sole security for a Mortgage Loan representing more than approximately 3.1% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of two (2) or more Mortgaged Properties that secure two (2) or more Mortgage Loans and that (with respect to each identified tenant) collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate Approx. % of Initial Pool Balance of Related Mortgage Loans
HomeGoods	2	9.6%
OldNavy	2	4.2%

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, industrial, retail and mixed use Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, industrial, retail and mixed use Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
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Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Lawrence Logistics Center	4.8%	Ceva Air & Ocean USA Inc.	57.4%	6/30/2030	8/1/2036
Sheboygan Industrial	0.6%	Torginol LLC	100.0%	4/30/2037	8/1/2036
Phoenix Industrial Portfolio XV – Belden, MS	0.6%	Phoenix Logistics	54.8%	9/30/2028	5/6/2036
Phoenix Industrial Portfolio XV – Dresden, TN	0.5%	CSS Inc.	58.6%	1/31/2034	5/6/2036
Phoenix Industrial Portfolio XV – Dwight, IL	0.4%	Logisticus Projects Group, LLC	87.7%	7/31/2028	5/6/2036
Phoenix Industrial Portfolio XV – Coffeyville, KS(2)	0.4%	Transportation Partners and Logistics	100.0%	12/31/2029	5/6/2036
Phoenix Industrial Portfolio XV – Washington, NC	0.1%	Seolta Holdings, LLC	100.0%	9/30/2032	5/6/2036
The Campus Portfolio - 1380 Enterprise Drive	0.4%	USI Insurance Services, LLC	58.0%	2/28/2031	8/1/2036

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.
(2)	According to the borrower sponsor, an extension agreement of the sole tenant’s (“TPL”) lease through December 31, 2029 has been submitted to TPL. Unless and until the delivery of (i) written evidence acceptable to the lender in all respects that (a) the lease extension agreement has been fully executed and is in full force and effect, (b) the TPL lease has been extended pursuant to a lease extension on such terms previously approved by the lender in writing and is otherwise acceptable to the lender in all respects, or (c) all of the premises currently leased pursuant to the TPL lease are leased to a replacement tenant of equal or greater quality to TPL, at a rental rate at least the same or greater than the rent underwritten by the lender under the TPL lease in connection with the origination of the Phoenix Industrial Portfolio XV Whole Loan and otherwise acceptable to the lender in all respects, and (ii) a then current tenant estoppel certificate from TPL or the replacement tenant acceptable to the lender, a portion of the Phoenix Industrial Portfolio XV Whole Loan equal to $14,000,000 will be recourse to the related borrower.
●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
Gateway Plaza	2.0%	50.9%	2028	8/1/2036
One Commerce Plaza	1.2%	54.5%	2033	2/6/2036

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.
●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.
●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

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(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,
(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,
(iii)	if the borrower fails to provide a designated number of parking spaces,
(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,
(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,
(vi)	if a tenant’s use is not permitted by zoning or applicable law,
(vii)	if the tenant is unable to exercise an expansion right,
(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,
(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,
(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,
(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, including due to lack of access or interruption of utilities,
(xiii)	if the borrower defaults on any other obligations under the lease, or
(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the One Dag Mortgage Loan (4.2%), (i) the largest tenant at the Mortgaged Property, the United Nations (approximately 13.8% of the net rentable area), has a one-time right to partially terminate its leased premises effective beginning January 1, 2029, subject to 12 months’ prior notice and a termination fee covering unamortized tenant improvements, broker commissions and rental abatements and three months’ rent with respect to the portion of the premises so terminated, (ii) the second largest tenant at the Mortgaged Property, The Federal Republic of Germany (“Germany”)
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(approximately 9.0% of the net rentable area), has the option to terminate its lease (a) effective February 6, 2034, subject to a written notice by no later than December 6, 2032, and a termination fee covering unamortized tenant improvements, broker commissions and rental abatement and six months’ rent, and (b) upon the severance or termination of diplomatic relations by the United States of America and/or Germany with the other by official public announcements made by either or both of their respective governments, upon at least 90 days’ notice, and the payment of termination fee pursuant to the lease, (iii) the third largest tenant at the Mortgaged Property, The UK of Great Britain (approximately 6.0% of the net rentable area), has a one-time right to terminate the entire lease effective April 1, 2033, subject to a written notice no later than December 31, 2031, and termination fee covering unamortized abated rent, improvement allowances, leasing commissions and three months’ rent, and (iv) the fifth largest tenant at the Mortgaged Property, The Government of the French Republic (“France”) (approximately 4.3% of the net rentable area), has the option to terminate its lease if (a) diplomatic relations between the United States and France are ended, (b) France is excluded from the United Nations, or (c) the United Nations permanently relocates from Manhattan, New York, subject to six months’ prior notice, provided that the notice is within 18 months of the triggering event, and France pays a termination fee covering the unamortized portion of the borrower’s contributions, rent concessions, and brokerage commissions, calculated with 10% annual interest over 15 years.

●	With respect to The Pointe at Polaris Mortgage Loan (3.5%), Community Insurance Company dba Elevance Health, the fifth largest tenant at the Mortgaged Property, representing approximately 8.0% of net rentable square footage at the Mortgaged Property, has the right to terminate its lease effective September 30, 2028, provided that the borrower receives notice of termination no later than September 30, 2027 and that payment of a termination fee is made at the time the tenant delivers the termination notice.
●	With respect to the Corporate Center VI Mortgage Loan (2.8%), the second largest tenant, AtkinsRealis USA Inc., representing approximately 11.9% of the net rentable square footage at the related Mortgaged Property, has the right to terminate its lease on March 31, 2030; provided that the related borrower receives prior written notice no less than 6 months prior to the early termination date and an early termination fee.
●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.8%), the largest tenant at the Mortgaged Property, Pottery Barn, representing approximately 5.1% of the net rentable square footage at the Mortgaged Property, has the right to terminate its lease at any time upon 120 days prior written notice.
●	With respect to The Campus Portfolio Mortgage Loan (2.7%), two of the five largest tenants at the 1380 Enterprise Drive Mortgaged Property have leases with unilateral termination provisions: (i) the largest tenant, USI Insurance Services, LLC, representing approximately 58.0% of the net rentable square footage at the related Mortgaged Property, has the right to terminate its lease on May 28, 2028; provided that the related borrower receives prior written notice not less than 365 days prior to the early termination date and an early termination fee, and (ii) the third largest tenant, Theraplay, Inc, representing approximately 20.4% of the net rentable square footage at the related Mortgaged Property, has the right to terminate its lease on June 1, 2029; provided that the related borrower receives prior written notice not less than 180 days prior to the early termination date and an early termination fee.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.

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For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Arizona Mills Mortgage Loan (9.96%), the four largest tenants at the Mortgaged Property have leases with co-tenancy termination or rent abatement provisions:
o	The largest tenant, RECLECTIC, representing approximately 8.6% of the net rentable square footage at the Mortgaged Property, has the right to either (i) pay rent equal to 5% of its gross sales or (ii) terminate the lease by giving the borrower 90 days’ prior notice in the event less than 75% of the total rentable floor area at the Mortgaged Property (not including hotel or office buildings, out-parcels, the tenant’s leased space, or any space currently or later occupied by LEGOLAND Discovery Center, Harkins Theatres, Burlington, and any single tenant occupying at least 60,000 contiguous square feet of floor area operated under one trade name; provided that if such space is subsequently occupied by a non-anchor department store tenant, such space will be included for purposes of calculating the co-tenancy threshold) is not open for business for a period of 6 months or more. In the event the tenant is paying such abated rent for a period of 12 consecutive months and has not terminated its lease, (i) full rent as set forth in the lease will commence 30 days thereafter or (ii) the lease will terminate upon notice to the borrower within 90 days.
o	The second largest tenant, Harkins Theatres, representing approximately 7.5% of the net rentable square footage at the Mortgaged Property, has the right, with respect to the original, non-IMAX theater component of the tenant’s leased space, to:

●       pay rent equal to 9% of gross sales in the event (a) less than (i) five bona fide retail tenants occupying 20,000 square feet or more of gross leasable area under a bona fide lease of not less than one year are not open for business at the Mortgaged Property, and (ii) 60% of the gross leasable area (excluding major anchor tenants) is not leased; or (b) the Mortgaged Property consists of less than 1,000,000 square feet of retail leasable space, within an air conditioned, enclosed shopping mall. Such rent abatement will continue until both of the preceding conditions are cured; and

●       (a) convert its leased space to and thereafter operate its leased space as a sub-run “bargain” movie theater, or (b) terminate its lease in the event less than (i) four bona fide retail tenants occupying 20,000 square feet or more of gross leasable area under a bona fide lease of not less than one year are not open for business at the Mortgaged Property, and (ii) 50% of the gross leasable area (excluding major anchor tenants) is not leased, and such conditions continue for 180 consecutive days; provided that, if the tenant elects the preceding subclause (a) and the borrower cures such conditions, then the tenant is required to renew operations as existed prior to the existence of such co-tenancy conditions within 90 days of receipt of written notice from the borrower.

Additionally, Harkins Theatres has the right, with respect to the IMAX theater component of the tenant’s leased space, to pay rent equal to 50% of the then-applicable gross rent in the event less than 60% of the gross leasable area (excluding major anchor tenants) is not leased for 180 consecutive days. If such condition continues for more than 12 months, the tenant has the right to terminate is lease.

o	The third largest tenant, Burlington, representing approximately 6.6% of the net rentable square footage at the Mortgaged Property, has the right to pay rent equal to 1.5% of its gross sales in the event that less than (i) two tenants occupying at least 20,000 square feet of gross floor area are open and operating for business at the Mortgaged Property, and (ii) 60% of the gross floor area at the Mortgaged Property is leased, and such conditions continue for 120 consecutive days after the tenant provides written notice to the borrower. If such conditions remain unsatisfied for 365 consecutive days after such 120-consecutive-day cure period expires, then the tenant has the right to terminate its lease.
o	The fourth largest tenant, LEGOLAND Discovery Center, representing approximately 5.3% of the net rentable square footage at the Mortgaged Property, has the right to pay rent equal to 50% of
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the then-applicable gross rent in the event that (x) one of the following conditions occurs and remains unsatisfied after 12 consecutive months: (i) fewer than 9 major tenants (including LEGOLAND Discovery Center) are open and doing business; (ii) each of Harkins Theatres, Rainforest Cafe, IMAX and Sports Authority (or replacements of each), fail to be open and doing business; (iii) less than 75% of the gross leasable area of the food court is open and doing business; or (iv) less than 75% of the gross leasable area of the shopping center designated for non-major and non-food court tenants are open and conducting business; and (y) LEGOLAND Discovery Center’s adjusted gross sales are less than 90% of adjusted gross sales for the 12-month period preceding such condition. If any of the above conditions remain unsatisfied for 24 consecutive months and the rent reduction continues for 12 consecutive months, then LEGOLAND Discovery Center has the right to terminate its lease.

●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.8%), three of the five largest tenants at the Mortgaged Property have leases with co-tenancy termination or rent abatement provisions:
o	The largest tenant, Pottery Barn, representing approximately 5.1% of the net rentable square footage at the Mortgaged Property, has the right to pay rent equal to 5% of its gross sales in the event less than 75% of all leasable area at the Mortgaged Property is not leased and open for business for at least 180 days. If such condition continues for more than six months with the co-tenancy condition and the tenant paying alternative rent for the subsequent six months, the tenant has the right to terminate its lease.
o	The third largest tenant, Old Navy, representing approximately 3.3% of the net rentable square footage at the Mortgaged Property, and the fifth largest tenant, the Nike Factory Store, representing approximately 2.1% of the net rentable square footage at the Mortgaged Property, each has the right to terminate its respective lease in the event less than 75% of all leasable area at the Mortgaged Property is not leased and open for business, and such condition continues for more than 12 months.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time or may otherwise not require certain of the tenants to continuously operate their spaces during the terms of their leases. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark or is otherwise not required to continuously operate its spaces:

●	With respect to the Arizona Mills Mortgage Loan (9.96%), the third largest tenant at the Mortgaged Property, Burlington, does not have an active covenant to operate. In the event Burlington goes dark, the lender has 90 days from the date on which it receives notice from Burlington of its proposed cessation of business to terminate the lease.

There may be other tenant leases that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

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Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by federal, state or municipal government sponsored tenants or by tenants with contracts with such governmental entities. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
One Commerce Plaza	1.2%	NYS - Department of Health	24.0%	24.6%
One Commerce Plaza	1.2%	NYS - Department of State	22.3%	22.2%
One Commerce Plaza	1.2%	NYS - Department of Financial Services	13.5%	13.1%
One Commerce Plaza	1.2%	NYS - Office of Temporary & Disability Assistance(1)	10.2%	9.6%
The Campus Portfolio - 100 Willowbrook	0.7%	Pennsylvania Liquor Control Board(2)	19.9%	4.4%

(1)	NYS – Office of Temporary and Disability Assistance has the right to terminate its lease at any time on or after September 1, 2026 by providing at least 180 days’ prior written notice to the borrower.
(2)	In the event that the legislature fails to appropriate sufficient funds for the payment of rent, the Pennsylvania Liquor Control Board has the right to cancel its lease upon delivery of (i) one month’s prior written notice and (ii) the payment of an amount equal to the unamortized costs of the renovations that were performed by the related borrower in connection with the lease.

Other Tenant Termination Issues

With respect to the Phoenix Industrial Portfolio XV Mortgage Loan (3.0%), the second largest tenant at the Belden, MS Mortgaged Property, Ashley Furniture Industries, LLC (“Ashley”), which leases approximately 45.2% of the net rentable square footage of such Mortgaged Property, has a lease term that expires on October 31, 2026, unless earlier terminated in accordance with its lease.

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the One Dag Mortgage Loan (4.2%), the fourth largest tenant at the Mortgaged Property, The Population Council, Inc., currently occupies 48,540 square feet (5.9% of the net rentable square footage) and has subleased 23,097 square feet to Leech Tishman Robinson Brog, PLLC through December 30, 2030 (one day prior to expiration of the prime lease).
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of

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their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Lawrence Logistics Center Mortgage Loan (4.8%), the second largest tenant, iApparel Brands LLC, leasing approximately 43% of the net rentable square footage at the related Mortgaged Property, has executed its lease and taken occupancy of its space, but has not yet commenced paying rent. iApparel Brands LLC is anticipated to commence paying rent on its space in September 2026. At origination, the borrower deposited approximately $509,258 with the lender, representing 100% of the outstanding gap rent for iApparel Brands LLC. There can be no assurance that iApparel Brands LLC will commence paying rent as anticipated or at all.
●	With respect to The Pointe at Polaris Mortgage Loan (3.5%), MS Consulting, the third largest tenant at the Mortgaged Property, representing approximately 9.2% of net rentable square footage at the Mortgaged Property, has executed its lease, but is not yet in occupancy. MS Consulting is expected to take occupancy on January 1, 2027. Approximately $476,193 was reserved at origination to cover free rent allowances remaining under the MS Consulting lease.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer, right of first refusal or another similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties securing the 15 largest Mortgage Loans:

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●	With respect to the Arizona Mills Mortgage Loan (9.96%), the second largest tenant at the Mortgaged Property, Harkins Theatres, has a right of first refusal to purchase any building on the Mortgaged Property in the event the borrower elects to sell any such building for use as, or the development of, an event-type theater.
●	With respect to the Orchard at Saddleback Mortgage Loan (7.7%), the largest tenant at the related Mortgaged Property, Ralph’s, has a right of first refusal for the purchase of the parcel on which its store is located (or similar adequately parked parcel that includes its store) if the landlord elects to sell such parcel in any transaction that does not include any other parcel or parcels of the related shopping center. The lease provides that such right of first refusal does not apply to the acquisition of such parcel at a foreclosure sale, or to the sale or transfer of such parcel by any lender or other purchaser at a foreclosure sale. However, the lease does not expressly provide that such right of first refusal would not apply to a deed-in-lieu of foreclosure. In addition, such right of first refusal would apply to subsequent transfers.
●	With respect to the Amazon Tallahassee Mortgage Loan (2.8%), in the event the related borrower elects to sell the related Mortgaged Property, the sole tenant, Amazon.com Services LLC (“Amazon”), has a right of first refusal to purchase the related Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, Amazon has agreed that such right would not apply to a foreclosure, a deed-in-lieu of foreclosure or the first sale or transfer of the related Mortgaged Property by the related lender.

In addition, with respect to other Mortgaged Properties securing Mortgage Loans that are not among the 15 largest Mortgage Loans (for example, the Publix Self Storage Mortgaged Property (0.7%)), certain tenants, franchisors, property managers, ground lessors, developers, owners' associations or other parties have a purchase option, right of first offer, a right of first refusal or another similar right, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Properties. The related right generally would not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents, although such rights may apply to subsequent purchasers following any such foreclosure, deed-in-lieu-of-foreclosure or other exercise of remedies.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the Phoenix Industrial Portfolio XV Mortgage Loan (3.0%), the largest tenant at the Belden, MS Mortgaged Property, Phoenix Logistics, is an affiliate of the borrower sponsors, and payment of rent under the lease is guaranteed by the borrower sponsors and non-recourse carveout guarantors.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

With respect to the One Dag Mortgage Loan (4.2%), the joint venture agreement among the sponsors contemplate that certain affiliates may enter into leases at the Mortgaged Property in accordance with the following terms: (a) a lease for approximately 5,000 rentable square feet on the southeast portion of the 45th floor with an affiliate of David Werner, an indirect owner of Borrower and will be on the following terms: (i) initial rent set at $60 per square foot, subject to a $5 per square foot increase every five (5) years during the lease term; (ii) 15 year term; (iii) 2027 as the base year for determining operating expenses and taxes; (iv) four years free rent and (v) a $150 per square foot tenant improvement allowance; and (b) a lease for approximately 4,500 rentable square feet on either the 30th or 31st floor with an affiliate of SL One Dag Asset Manager LLC, an affiliated asset manager, which lease will be on the following terms: (i) initial rent set at $60 per square foot, subject to a $5 per square foot increase every five (5) years during the lease term; (ii) 15 year term; (iii) 2027 as the base year for determining operating expenses and taxes; (iv) three and a half years free rent and (v) (1) if the designated space is a prebuilt space, a

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$30 per square foot tenant improvement allowance or (2) if raw space, a $150 per square foot tenant improvement allowance.

Other Tenant Issues

With respect to The Falls Mortgage Loan (4.8%), the underwritten net rentable square footage reflects a pending expansion lease for Apple Inc. At origination, the related borrower deposited $3,000,000 in an Apple lease reserve, which will be released upon the execution of the expansion lease, or otherwise upon satisfaction of certain performance tests pursuant to The Falls Mortgage Loan documents. There can be no assurance that such lease will be executed on the expected terms or at all.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), we note the following:

●	With respect to the Arizona Mills Mortgage Loan (9.96%), the borrower sponsor or affiliates thereof own a certain nearby competitive property.
●	With respect to the U-Haul – AREC2 Portfolio Mortgage Loan (6.2%), the borrower sponsor or affiliates thereof own multiple nearby properties that compete with the Mortgaged Properties.
●	With respect to The Falls Mortgage Loan (4.8%), the borrower sponsor or affiliates thereof own certain nearby competitive properties.
●	With respect to the One Dag Mortgage Loan (4.2%), the borrower sponsor or its affiliates own other properties in the related market within a five-mile radius that may compete with the related Mortgaged Property.
●	With respect to the Corporate Center VI Mortgage Loan (2.8%), the borrower sponsor or affiliates thereof own and/or manage a nearby competitive property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

In the case of 65 Mortgaged Properties, which secure, in whole or in part, 21 Mortgage Loans (70.4%), the related borrowers maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the Arizona Mills Mortgage Loan and the Birch Run Premium Outlets Mortgage Loan (collectively, 12.7%), the related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
●	With respect to The Falls Mortgage Loan (4.8%), the largest tenant at the related Mortgaged Property, Macy’s, is required to provide certain insurance (the “Macy’s Insurance”) with respect to the portion of the Mortgaged Property demised to Macy’s pursuant to its lease (the “Macy’s Lease”). The Macy’s Insurance: (x) does not require specific deductible amounts, including with respect to terrorism insurance, (y) is inadequate to satisfy the requirements of the Mortgage Loan documents related to business income insurance, and (z) provides that, in the event of a casualty which results in a termination of the Macy’s Lease, insurance proceeds applicable to the Macy’s premises are not required to be deposited with the borrower or the lender for application in accordance with the Mortgage
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Loan documents (the characteristics described in clause (x), clause (y) and clause (z) are the “Macy’s Insurance Deficiencies”). The borrower is required to maintain insurance with respect to such Macy’s Insurance Deficiencies (in the form and amount in effect as of the loan origination date) until such time as: (1) the tenant under the Macy’s Lease provides coverage satisfying the requirements of the Mortgage Loan documents as applicable to the Macy’s premises, or (2) the Macy’s Lease is amended to cure the Macy’s Insurance Deficiencies.

●	With respect to the JTM Foods Mortgage Loan (3.1%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the sole tenant, provided that, among other conditions, (i) the lease with the sole tenant remains in full force and effect and no default exists beyond any applicable notice or cure periods, (ii) the sole tenant maintains insurance policies on the Mortgaged Property meeting the requirements of the Mortgage Loan documents, and (iii) the lender is named as mortgagee/loss payee on property insurance policies and an additional insured on liability insurance policies maintained by the sole tenant. If the sole tenant does not satisfy the insurance requirements under the related Mortgage Loan documents, the borrower is required to maintain insurance policies that, together with the insurance maintained by the sole tenant, satisfy the requirements of the related Mortgage Loan documents.
●	With respect to the BJ’s Wholesale – Leased Fee Mortgage Loan (2.2%), the borrower is not required to maintain the insurance coverages for the Mortgaged Property set forth in the related loan documents for so long as (i) no event of default has occurred and is continuing, (ii) all of the Mortgaged Property is demised to BJ’s Wholesale Club, Inc. (“BJ’s Wholesale”) pursuant to that certain ground lease dated October 26, 2023 (the “BJ’s Lease”), (iii) the BJ’s Lease is in full force and effect, (iv) no material tenant trigger event has occurred and remains outstanding, (v) BJ’s Wholesale is obligated pursuant to the terms and conditions of the BJ’s Lease to maintain insurance consistent with the insurance requirements set forth in the related loan agreement, and otherwise make the payments and perform the obligations relating to the obligations and liabilities for which the insurance account was established and (vi) BJ’s Wholesale performs its obligation under clause (v) in a timely manner and the borrower provides evidence, in form and substance reasonably satisfactory to the lender, of such performance by BJ’s Wholesale in a timely manner. A monthly escrow of $425.87 is required for certain insurance premiums not covered by BJ’s Wholesale, but required by the lender.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

Also, further, certain borrowers, may be permitted to self-insure a portion of the insurable risk of the related Mortgaged Property. For example:

●	With respect to the U-Haul AREC Portfolio 22 Mortgage Loan (6.5%), the Mortgage Loan documents provide for the following tiered self-insurance structure applicable to property insurance and liability insurance coverage: (1) if the related guarantor’s net equity exceeds $250,000,000, the borrower may self-insure up to $5,000,000; (2) if the related guarantor’s net equity is greater than $1,000,000,000, the borrower may self-insure up to $10,000,000; (3) if the related guarantor’s net equity is greater than $2,000,000,000; the borrower may self-insure up to $15,000,000; and (4) with respect to property insurance coverage only, if the related guarantor’s net equity is greater than $3,000,000,000, then the borrower may self-insure up to $20,000,000. Such deductibles are above “customary” deductibles and effectively create a first-loss layer of self-insurance by an unrated entity prior to agency rated carrier coverage.
●	With respect to the U-Haul – AREC2 Portfolio Mortgage Loan (6.2%), the Mortgage Loan documents provide for the following tiered self-insurance structure applicable to property insurance and liability insurance coverage: (1) if the related guarantor’s net equity exceeds $250,000,000, the borrower may self-insure up to $5,000,000; (2) if the related guarantor’s net equity is greater than $1,000,000,000,
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the borrower may self-insure up to $10,000,000; (3) if the related guarantor’s net equity is greater than $2,000,000,000; the borrower may self-insure up to $15,000,000; and (4) with respect to property insurance coverage only, if the related guarantor’s net equity is greater than $3,000,000,000, then the borrower may self-insure up to $20,000,000. Such deductibles are above “customary” deductibles and effectively create a first-loss layer of self-insurance by an unrated entity prior to agency rated carrier coverage.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A, Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-2A and Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-3A, and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

With respect to The Ritz Tower Mortgage Loan (3.2%), The Ritz Tower Building in which the Mortgaged Property constitutes a condominium unit is landmarked by New York City as a historic building. Accordingly, alteration and restoration of The Ritz Tower Building may require approval from the New York City Landmark Preservation Commission.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”) or are in the process of obtaining either a TCO or a permanent certificate of occupancy (“PCO”). In such cases, the related Mortgage Loan documents require the related borrower and/or sponsor to use commercially reasonable efforts to obtain or maintain the TCO, and to cause the TCO to be continuously renewed at all times until a PCO is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also Mortgage Loan representation and warranty no. (25) (Local Law Compliance) and no. (26) (Licenses and Permits) on Annex E-1A, Mortgage Loan representation and warranty no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-2A and Mortgage Loan representation and warranty no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-3A, and any related exceptions

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on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

In addition, certain Mortgaged Properties may be subject to use restrictions imposed in connection with addressing environmental concerns. See “—Environmental Considerations”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1A, Annex E-2A or Annex E-3A to this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to the Arizona Mills Mortgage Loan (9.96%), there is no separate environmental indemnitor with respect to the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the related loan agreement, no separate environmental indemnity agreement was executed by the borrower or borrower sponsor. In addition, for so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, Inc. or an affiliate of a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, Inc., the non-recourse carveout guarantor’s liability is limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the related loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
●	With respect to The Falls Mortgage Loan (4.8%), the Mortgage Loan documents provide that the related borrower has personal liability for losses related to breaches of the environmental covenants stated in the Mortgage Loan documents; however, for so long as Simon Property Group, L.P. or an affiliate (provided such affiliate is a replacement non-recourse carveout guarantor satisfying the conditions set forth in the Mortgage Loan documents) is a non-recourse carveout guarantor, the liability of the non-recourse carveout guarantor (including any environmental indemnity and securitization indemnification) may not exceed 20% of the then-outstanding principal amount of the related Whole Loan, in the aggregate, plus all of the reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented out-of-pocket outside attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under the guaranty.
●	With respect to The Ritz Tower Mortgage Loan (3.2%), as to which the related borrower is a residential cooperative, there is no non-recourse carveout guarantor or separate environmental indemnitor.
●	With respect to the JTM Foods Mortgage Loan (3.1%), the non-recourse carve-out guaranty is several (not joint and several) between the non-recourse carveout guarantors, with approximate splits of 61.0289% for AG Net Lease Realty Fund V REIT LLC, and 38.9711% for AG Net Lease Realty Fund V Investments (H-1), L.P.
●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.8%), there is no separate environmental indemnitor with respect to the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the related loan agreement, no separate environmental indemnity agreement was executed by the borrower or borrower sponsor. In addition, for so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, Inc. or an affiliate of a “Key Principal” of a Simon Property Group, L.P. or Simon Property Group, Inc.,
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the non-recourse carveout guarantor’s liability is limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the related loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

The Residential Cooperative Mortgage Loans originated by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Lawrence Logistics Center Mortgage Loan (4.8%), the related borrower entered into a payment-in-lieu of taxes (“PILOT”) agreement with the Township of Lawrence (the “Township”) on December 7, 2022 (the “Effective Date”), provided that the term of the related PILOT arrangement has not yet commenced pending the substantial completion of the build-out of the related Mortgaged Property and issuance of a related certificate of occupancy (the “Annual Service Charge Start Date”) (anticipated to occur following completion of certain remaining work for the second largest tenant, iApparel Brands LLC). Pursuant to the PILOT agreement, the term of the PILOT will expire on the earlier to occur of (x) the 35th anniversary of the Effective Date and (y) the 30th anniversary of the Annual Service Chart Start Date. Pursuant to the PILOT arrangement (which does not apply to an unimproved portion of the Mortgaged Property located in Trenton, for which estimated year 1 taxes according to the related appraisal are $3,540), in lieu of the payment of real property taxes attributable to the improvements at the Mortgaged Property, the borrower is entitled to pay the Township an annual service charge equal to the greater of (i) a percentage of annual gross revenue at the Mortgaged Property equal to (x) 15% for years 1 through 10 of the term of the related PILOT arrangement, (y) 18% for years 11 through 20 of the term of the related PILOT arrangement, and (z) 20% for years 21 through 30 of the term of the related PILOT arrangement, and (ii) a per-

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square-foot minimum annual service charge equal to $1.75 per square foot in year 1 of the term of the PILOT arrangement (provided that the minimum square footage for purposes of such calculation must be 261,656 square feet), subject to a schedule of escalations set forth in the related PILOT documents, in either instance subject to a 2% administrative fee. Although the borrower is required to make land tax payments, under the PILOT arrangement the borrower is entitled to an annual land tax credit equal to 100% of the land taxes paid against the subsequent year’s annual service charge. According to the PILOT agreement, the estimated gross project annual service charge in year 1 of the term of the related PILOT arrangement will be $482,398 and the 2% administrative fee will be $9,648 (with available credits including a projected $116,304 land tax credit). Notwithstanding the foregoing, commencing in year 16 of the term of the PILOT arrangement, the annual service charge will be subject to a schedule of staged adjustments requiring a payment equal to the greater of (i) the amount paid according to the formula above and (ii) in years (x) 16 through 21 of the term of the PILOT arrangement, 20% of the amount of taxes otherwise due on the related land and improvements, (y) 22 through 27, 40% of the amount of taxes otherwise due on the related land and improvements, and (z) in years 28 through 29, 60% of the amount of taxes otherwise due on the land and improvements. Although the PILOT arrangement has not commenced, the lender underwrote taxes assuming that the PILOT arrangement will commence. We cannot assure you that the foregoing PILOT arrangement will commence as expected or at all or that the projected year 1 figures (or assumptions upon which such figures are based) will reflect the actual year 1 figures.

With respect to The Pointe at Polaris Mortgage Loan (3.5%), the Mortgaged Property is subject to a 10-year, 100% real property tax exemption through 2030 pursuant to a Community Reinvestment Area Agreement. Additionally, the Mortgaged Property is subject to a 30-year, 100% tax increment financing (“TIF”) exemption for the increase in the assessed value of the Mortgaged Property. Although the Mortgaged Property is subject to a TIF exemption, the current owner did not enter into a TIF agreement, so there are no additional obligations or benefits associated with the TIF. The Mortgaged Property and numerous other parcels in the Polaris neighborhood are the subject of a TIF agreement between the related city and NP Capital Management Corp., the original developer, but that agreement will not be assigned, and it contains no obligations that run with the land.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Mortgage Loan representation and warranty no. (18) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus, Mortgage Loan representation and warranty no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-2A to this prospectus and Mortgage Loan representation and warranty no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-3A to this prospectus, and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	12	36.6%
1	3	1	0.8
1	5	2	2.6
1	10	18	10.1
6	0	17	42.2
6	5	1	7.7
Total		51	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus

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regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. See, however, “—ARD Loans” below.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Twenty-two (22) of the Mortgage Loans (54.8%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 29 Mortgage Loans (45.2%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 29 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Twenty-one (21) of these 29 Mortgage Loans (27.8%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term. The remaining eight (8) of these 29 Mortgage Loans (17.3%) provide for monthly payments of interest-only for a period of 24 months to 61 months following either (a) the related origination date and then provide for amortizing debt service payments for the remainder of their loan term or (b) following an initial period of amortizing debt service payments that occurred immediately after the related origination date. Included in such eight (8) Mortgage Loans is the One Dag Mortgage Loan (4.2%), which provides for amortizing debt service payments based on the non-standard amortization schedule set forth on Annex G to this prospectus.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

Two (2) Mortgage Loans, namely, the U-Haul AREC Portfolio 22 Mortgage Loan (6.5%) and the U-Haul – AREC2 Portfolio Mortgage Loan (6.2%), are ARD Loans.

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and all other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

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Single-Purpose Entity Covenants

In general, the terms of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to the property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. A borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. Furthermore, in many cases borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases (except with respect to the Residential Cooperative Mortgage Loans), the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

With respect to The Ritz Tower Mortgaged Property (3.2%), which secures a Whole Loan with an original principal balance equal to or greater than $20,000,000, the related borrower is not required to have an independent director and no non-consolidation option was delivered.

With respect to the Residential Cooperative Mortgage Loans contributed by National Cooperative Bank, N.A. (10.1%), the related borrowers do not have independent directors, no non-consolidation opinion was delivered in connection with the origination of each such Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants and lack certain other bankruptcy remoteness protections. In addition, see representation and warranty no. 32 on Annex E-1A and the exceptions thereto on Annex E-1B (subject to the limitations and qualifications set forth in the preamble to Annex E-1A).

In addition, with respect to The Ritz Tower Mortgage Loan (3.2%), the Mortgaged Property is a residential condominium interest which is operated as a residential cooperative. A portion of the condominium building in which the Mortgaged Property is located is on land that is ground leased, and under the ground lease, the borrower

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is a co-ground lessee with the owner of the Ritz Tower Commercial Unit, and is jointly and severally liable for the obligations under the ground lease with the Ritz Tower Commercial Unit owner. The borrower and the Ritz Tower Commercial Unit owner entered into a reciprocal co-tenancy agreement which governs the sharing of the ground lease obligations. The co-tenancy agreement includes rights of notice and cure for each tenant, and for each tenant’s respective leasehold mortgagee. As a result of such arrangement, the borrower is liable for obligations other than those relating to the Mortgaged Property.

In the case of certain Mortgage Loans, the related borrower sponsor has provided a guaranty of the payment of a portion of the borrower’s indebtedness under such Mortgage Loan or, in certain cases, the entirety of the borrower’s indebtedness under such Mortgage Loan until certain post-closing conditions are satisfied. There can be no assurance that a payment guaranty by a borrower sponsor or other guarantor for all or a portion of a borrower’s indebtedness under a Mortgage Loan would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liabilities of the borrower with those of the guarantor. In addition, certain payment guaranties may or may not contain an ongoing net worth covenant, or if such covenant exists, compliance with such covenant may not be monitored. There can be no assurance that any such guarantor will have the financial ability, or be willing to, satisfy such obligation if it is required to do so. Set forth below are Mortgage Loans with respect to which the related borrower sponsor has provided a payment guaranty:

●	With respect to the Orchard at Saddleback Mortgage Loan (7.7%), the borrower sponsor has provided a payment guaranty in an amount equal to the aggregate NOI Period Amounts (as defined below) for all cash management trigger periods related to a decline in the debt service coverage ratio below 1.10x (“DSCR Trigger Periods”) occurring during or immediately prior to the continuance of such DSCR Trigger Period. “NOI Period Amount” means with respect to (i) the trailing three month period preceding the initial occurrence of the then applicable DSCR Trigger Period or (ii) any preceding calendar quarter during the continuance of a DSCR Trigger Period, the amount that when added to the net operating income for the applicable calendar quarter for the purposes of determining the debt service coverage ratio would result in a debt service coverage ratio of at least 1.10x.
●	With respect to the Hampton Inn Cambridge Mortgage Loan (0.9%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $3,250,000, representing 50% of the original principal balance of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;
●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;
●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or
●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

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The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L,D,O	23	71.2%
L,YM1,O	8	14.8
YM1,1%,O	18	10.1
L,YM1,DorYM1,O	2	3.8
Total	51	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;
●	“D” means the Mortgage Loan provides for a defeasance period;
●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;
●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;
●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;
●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;
●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and
●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 115 months;
●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 9 months; and
●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 93 months.
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Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
2	1	2.8%
3	1	2.0
4	23	15.3
5	3	8.9
6	7	13.3
7	16	57.8
Total	51	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be

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used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels, debt yield levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

With respect to the NCB Mortgage Loans, which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Defeasance; Collateral Substitution

The terms of 25 of the Mortgage Loans (75.0%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a defeasance lockout period of at least two years following the Closing Date (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below. Certain of the Defeasance Loans may have a prepayment consideration period that runs concurrently with all or part of the related Defeasance Lock Out Period, during which any such Mortgage Loan is prepayable together with payment of a yield maintenance charge. See “—Prepayment Provisions” above.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for

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such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance in connection with property releases, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the Phoenix Industrial Portfolio XV Mortgage Loan (3.0%), on any date following June 6, 2027, the Phoenix Industrial Portfolio XV Whole Loan documents permit the related borrowers to obtain the release any of the individual Phoenix Industrial Portfolio XV Mortgaged Properties provided that, among other conditions, (i) no event of default exists, (ii) the borrowers prepay an amount equal to the greater of (a) 100% of the net sale proceeds and (b) 125% of the allocated loan amount of such individual Phoenix Industrial Portfolio XV Property together with, if prior to the open prepayment date, the applicable yield maintenance premium; (iii) after giving effect to such release, (a) the loan-to-value ratio for the remaining Phoenix Industrial Portfolio XV Mortgaged Properties following the release does not exceed the lesser of (1) the loan-to-value ratio for the Phoenix Industrial Portfolio XV Mortgaged Properties immediately prior to the release or (2) 48.7%, (b) the debt yield for the remaining Phoenix Industrial Portfolio XV Mortgaged Properties following the release is at least equal to or greater than the greater of (1) the debt yield for the Phoenix Industrial Portfolio XV Mortgaged Properties
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immediately prior to the release or (2) 11.7% and (c) the debt service coverage ratio for the remaining Phoenix Industrial Portfolio XV Mortgaged Properties following the release is at least equal to or greater than the greater of (1) the debt service coverage ratio for the Phoenix Industrial Portfolio XV Mortgaged Properties immediately prior to the release or (2) 1.53x, (iv) the borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees) and (v) satisfaction of customary REMIC requirements. In addition, the Phoenix Industrial Portfolio XV Whole Loan documents permit release of the outparcel located at the Dwight, IL Mortgaged Property without prepayment or defeasance, provided that, among other conditions, (i) such outparcel is vacant, non-income producing and unimproved at the time of release and (ii) certain REMIC-related conditions are satisfied.

●	With respect to The Campus Portfolio Mortgage Loan (2.7%), the related borrower has the right at any time, other than the period commencing 60 days before a securitization and ending 60 days after such securitization, to sell the 100 Willowbrook Mortgaged Property and to obtain the release of such Mortgaged Property, provided that, among other things, (i) no event of default is occurring under the related Mortgage Loan documents, (ii) the related borrower pays a release price equal to the greater of (a) 85% of the net sales proceeds derived from the sale of the related Mortgaged Property and (b) 115% of the allocated loan amount of such Mortgaged Property, plus any applicable yield maintenance premium, (iii) after giving effect to the release of the applicable Mortgaged Property, the debt service coverage ratio for the remaining Mortgaged Properties (based on the trailing twelve month period) is no less than the greater of (a) 2.35x and (b) the debt service coverage ratio immediately preceding the release, (iv) after giving effect to the release of the applicable Mortgaged Property the loan-to-value ratio for the remaining Mortgaged Properties is no more than 50%, (v) after giving effect to the release of the applicable Mortgaged Property, the debt yield for the remaining Mortgaged Properties is no less than the greater of (a) 15.34% and (b) the debt yield immediately preceding the release and (vi) all necessary REMIC requirements are satisfied.

Property Releases; Partial Defeasance

●	With respect to the U-Haul AREC Portfolio 22 Mortgage Loan (6.5%), the mortgaged property is comprised of 20 individual properties. The loan documents provide that, following the defeasance lockout period and prior to the open period start date, the borrower may obtain the release of any individual property in connection with a sale of the release property to an entity owned by a person or entity other than a borrower, subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance of the loan in an amount equal to the 125% of the allocated loan amount for the release property and the allocated amount of any unpaid interest, (iii) the post-release DSCR’s being not less than the greater of the pre-release DSCR and 1.33x, (iv) the post-release debt yield’s being not less than the greater of the pre-release debt-yield and 10.35%, (v) a rating agency confirmation, (vi) updated nonconsolidation opinion, and (vii) an opinion of counsel that the partial release complies with REMIC requirements.
●	With respect to the U-Haul – AREC2 Portfolio Mortgage Loan (6.2%), at any time after the date that is two years after the Closing Date and prior to, February 6, 2036, the open prepayment date, the borrowers may obtain the release of an individual Mortgaged Property, provided that the borrowers defease an amount of the Mortgage Loan equal to 110% of the allocated loan amount for such Mortgaged Property, and the following conditions, among others are satisfied; (i) the debt service coverage ratio of the Mortgaged Properties after such release is at least equal to the greater of 1.54x and the debt service coverage ratio as of the last day of the calendar month preceding the release, (ii) the debt yield of the Mortgaged Properties after such release is at least equal to the greater of 11.9% and the debt yield as of the last day of the calendar month preceding the release, and (iii) compliance with REMIC related conditions.

Property Releases; Partial Defeasance and Partial Prepayments

●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.8%), the related borrower may obtain the release of a portion of the Mortgaged Property (the “Eastern Release Parcel”) from the lien of the Birch Run Premium Outlets Whole Loan (A) with respect to a partial prepayment, at any time provided the release would not cause the securitization to fail to quality as a REMIC trust and (B) with respect to
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a partial defeasance, at any time after the earlier to occur of the date that is two years after the closing date of the last securitization trust to hold a note comprising the Birch Run Premium Outlets Whole Loan and February 1, 2029, in each case, subject to the satisfaction of certain conditions, including, but not limited to, (i) no event of default has occurred or is continuing, (ii) defeasance or prepayment of an amount equal to the greatest of (x) $5,000,000, (y) the amount which, if applied to the repayment of the Birch Run Premium Outlets Whole Loan, would result in a debt yield equal to 15.2%, and (z) the net proceeds received by the borrower from the sale of the Eastern Release Parcel, plus in connection with a prepayment prior to the open period, a prepayment premium equal to the greater of 1% of the outstanding principal balance of the portion of the Birch Run Premium Outlets Whole Loan being repaid and a yield maintenance premium, (iii) after giving effect to the release of the Eastern Release Parcel, the lender will have determined that the debt yield with respect to the remaining Mortgaged Property is at least equal to the debt yield for the Mortgaged Property (including the Eastern Release Parcel) for the 12 full calendar months preceding the calendar quarter most recently completed prior to the release of the Eastern Release Parcel; provided that, in order to satisfy the debt yield, the borrower may, as applicable, defease an additional portion of the Birch Run Premium Outlets Whole Loan or make a prepayment of an additional portion of the Birch Run Premium Outlets Whole Loan, and (iv) delivery of a REMIC opinion. If the Eastern Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain conditions, including, but not limited to, (i) delivery to the lender of an officer’s certificate confirming that the intended use(s) of the Eastern Release Parcel does not include outlet shops leased to outlet retailers, (ii) delivery by the borrower of an officer’s certificate confirming that such release of the Eastern Release Parcel will not have a material adverse effect on (a) the value of the Mortgaged Property, (b) the business operations or financial condition of the borrower, or (c) the ability of the borrower to repay the Birch Run Premium Outlets Whole Loan, and (iii) delivery by the borrower of a copy of the then-current rent roll and leasing plan for the Mortgaged Property and, if applicable, the Eastern Release Parcel. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” above.

Property Releases; Free Releases

●	Certain of the Mortgage Loans, including the Arizona Mills Mortgage Loan (9.96%), The Falls Mortgage Loan (4.8%) and the Birch Run Premium Outlets Mortgage Loan (2.8%), permit the release or substitution of specified parcels of real estate (or parcels meeting certain requirements set forth in the related loan agreement) or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. There can be no assurance that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

Additions to the Mortgaged Property

The following Mortgage Loans provide for the addition of real property for, or the construction of improvements on, the related Mortgaged Property:

●	With respect to the U-Haul AREC Portfolio 22 Mortgage Loan and U-Haul – AREC2 Portfolio Mortgage Loan (collectively, 12.7%), provided no event of default has occurred and is continuing under the Mortgage Loan documents, the borrower has the right to acquire the fee simple estate in land that is adjacent and contiguous to an existing individual mortgaged property (an “After Acquired Adjacent Property”), provided that the lender has received, among other things: (i) a title insurance policy insuring the lien of the applicable mortgage encumbering the After Acquired Adjacent Property, (ii) a
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settlement statement indicating that such After Acquired Adjacent Property was acquired without debt; (iii) an environmental report showing no hazardous materials or risk of contamination at the adjacent property; (iv) a REMIC opinion acceptable to the rating agencies; and (v) a confirmation from the rating agencies that such After Acquired Adjacent Property will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such acquisition for the Certificates that are then outstanding. Any such After Acquired Adjacent Property will be encumbered by the lien of the mortgage on the related mortgaged property. The loan documents include a carve-out for any losses resulting from the acquisition of any After Acquired Adjacent Property.

●	With respect to the U-Haul AREC Portfolio 22 Mortgage Loan and U-Haul – AREC2 Portfolio Mortgage Loan (collectively, 12.7%), provided no event of default has occurred and is continuing under the Mortgage Loan documents, the borrower has the right to acquire a leasehold estate in property that is operated as a storage facility, but that is not contiguous to an existing individual mortgaged property (an “After Acquired Leasehold Property”), provided, among other things: (a) fee simple title in the acquired property is owned by an affiliate of the guarantor and the borrowers execute and deliver to the lender a lease in the form attached to the loan agreement, not to be recorded; (b) an environmental report showing no hazardous materials or risk of contamination at the adjacent property; (c) a REMIC opinion acceptable to the rating agencies; and (d) a confirmation from the rating agencies that such After Acquired Adjacent Property will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such acquisition for the Certificates that are then outstanding. Following any acquisition of an After Acquired Leasehold Property, the loan documents require that such After Acquired Leasehold Property only be operated as a remote storage facility, U-Box storage facility, or vehicle or RV storage facility and not include any office, showroom, retail or administrative uses. Acquisition, ownership or operation of any After Acquired Leasehold Property triggers a loss recourse carveout under the Mortgage Loan documents.

Escrows

Twenty-seven (27) Mortgage Loans (55.7%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-nine (29) Mortgage Loans (44.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eleven (11) Mortgage Loans (19.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Eleven (11) Mortgage Loans (42.2%) secured by office, industrial, retail, leased fee and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, industrial, retail and mixed use properties.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls (including free rent or gap rent) or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus (and the footnotes thereto) and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or

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otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each Rating Agency;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Residential Cooperative Mortgage Loans, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to the NCB Mortgage Loans, the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. See “—Additional Indebtedness—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

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Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	17	$407,667,434	56.4%
Springing	12	121,689,366	16.8
No Lockbox	20	101,582,626	14.1
Soft	2	91,900,000	12.7
Total:	51	$722,839,427	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;
●	with respect to the Residential Cooperative Mortgage Loans to be sold to the Depositor by NCB, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and
●	with respect to the Residential Cooperative Mortgage Loans to be sold to the Depositor by NCB, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units (including the direct ownership interest in the related borrower that is owned by such cooperative unit owner) underlying the cooperative properties.
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Other Secured Debt

Companion Loans

As described under “—The Whole Loans” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Mortgage Loan that is one of the 15 largest Mortgage Loans.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Residential Cooperative Mortgage Loans to be sold to the Depositor by NCB, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A. The following tables present certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Subordinate LOCs and Other Subordinate Secured Indebtedness

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 7/31/2026 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Fairharbor Owners, Inc.	12,190,999	500,000	0	12,190,999	12,690,999	16.1%	Greater of (A) 5.00% or (B) Prime Rate	4.59	x
16 N. Broadway Owners, Inc.	6,900,000	500,000	0	6,900,000	7,400,000	21.1%	Greater of (A) 5.00% or (B) Prime Rate	4.51	x
61 Irving Place Corporation	6,000,000	1,000,000	0	6,000,000	7,000,000	11.0%	Greater of (A) 4.95% or (B) Prime Rate	4.53	x
86th Street Tenants Corp.	5,400,000	750,000	0	5,400,000	6,150,000	6.2%	Greater of (A) 4.75% or (B) Prime Rate	11.20	x
Interlaken Owners, Inc.	4,492,395	500,000	0	4,492,395	4,992,395	2.4%	Greater of (A) 4.95% or (B) Prime Rate	34.24	x
210 E. Broadway Owners Corp.	4,300,000	500,000	0	4,300,000	4,800,000	13.4%	Greater of (A) 5.00% or (B) Prime Rate	4.47	x
665-675 Apartments Corp.	4,121,957	500,000	0	4,121,957	4,621,957	16.6%	Greater of (A) 5.00% or (B) Prime Rate	4.53	x
5601 Riverdale Owners Corp.	3,998,904	500,000	0	3,998,904	4,498,904	13.0%	Greater of (A) 5.00% or (B) Prime Rate	5.55	x
127 Garth Road Tenants Corp.	2,997,787	500,000	0	2,997,787	3,497,787	16.1%	Greater of (A) 5.00% or (B) Prime Rate	6.17	x
2165 Matthews Avenue Owners, Inc.	2,997,758	200,000	0	2,997,758	3,197,758	28.8%	Greater of (A) 4.95% or (B) Prime Rate	3.25	x
Beach House Owners Corp.	2,600,000	500,000	0	2,600,000	3,100,000	7.6%	Greater of (A) 4.95% or (B) Prime Rate	7.68	x
Bronxville Court, Inc.	2,498,009	500,000	0	2,498,009	2,998,009	14.1%	Greater of (A) 4.95% or (B) Prime Rate	5.18	x
90 Schenck Owners Corp.	1,750,000	200,000	0	1,750,000	1,950,000	11.0%	Greater of (A) 5.00% or (B) Prime Rate	6.63	x
Crocheron Terrace Owners Corp.	1,698,693	250,000	0	1,698,693	1,948,693	12.8%	Greater of (A) 5.00% or (B) Prime Rate+0.25%	5.36	x
431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	1,497,317	250,000	0	1,497,317	1,747,317	13.1%	Greater of (A) 4.95% or (B) Prime Rate	5.47	x
425 Heights Tenants Corp.	1,352,593	500,000	0	1,352,593	1,852,593	4.4%	Greater of (A) 5.00% or (B) Prime Rate	10.03	x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.
(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of July 31, 2026.
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(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.
(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of July 31, 2026 and giving effect to any applicable interest rate floor), and (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

In addition, with respect to each of the Residential Cooperative Mortgage Loans sold to the Depositor by NCB, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $10 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) NCB or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the NCB Co-Trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the Master Servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional subordinate debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, NCB or one of its affiliates is permitted to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Residential Cooperative Mortgage Loans to be sold to the Depositor by NCB do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”. See also “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer”.

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Additional Secured Debt

With respect to The Falls Mortgage Loan (4.8%), the borrower is permitted to enter into a “property-assessed clean energy” (PACE) loan under the Mortgage Loan documents for an amount not to exceed $5,000,000.00, subject to the lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation.

With respect to the Arizona Mills Mortgage Loan and the Birch Run Premium Outlets Mortgage Loan (collectively, 12.7%), the related borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to lender’s consent and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status. “PACE Loan” (as defined in the related loan agreement) means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

With respect to the Highlander Hills Estates Mortgage Loan (0.8%), the related borrower is permitted to obtain a subordinate loan in an amount of up to $500,000 (the “Highlander Subordinate Loan”) from the New Jersey Infrastructure Bank (the “Highlander Subordinate Lender”) for the purpose of funding any costs that would arise from connecting the related Mortgaged Property to the local municipal water system. The Highlander Subordinate Loan must have a maturity date that is no earlier than the maturity date for the Mortgage Loan and be reasonably approved by the related mortgage lender. Furthermore, the related Mortgage Loan documents require, among other things, that (i) the Highlander Subordinate Loan documentation must be reasonably acceptable to the related mortgage lender, (ii) the Highlander Subordinate Lender must enter into a subordination and standstill agreement with the related mortgage lender that stipulates that (a) all payments payable from time to time on the Highlander Subordinate Loan are subordinate to the Mortgage Loan, (b) any security instrument securing the Highlander Subordinate Loan will be subject and subordinate to the liens of the Mortgage Loan and (c) in the event of a default under the Highlander Subordinate Loan, the Highlander Subordinate Lender will not, without the mortgage lender’s consent, exercise any rights or remedies under the Highlander Subordinate Loan with respect to such default unless and until the related Mortgage Loan has been paid in full, (iii) the debt service ratio (based on the combined debt) is at least 1.20x, (iv) the loan-to-value ratio (based on the combined debt) is not greater than 70.0% and (v) the debt yield (based on the combined debt) is at least 8.0%.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

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Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NOI(2)	Cut-off Date Total Debt Yield on Underwritten NOI(1)
One Dag	$30,000,000	$40,000,000	$145,000,000	N/A	$215,000,000	7.51499%	60.5%	74.3%	1.81x(3)	1.20x	13.6%	11.1%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.
(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).
(3)	The Cut-Off Date Mortgage Loan UW NCF DSCR is based on the initial 60 months of the loan term that is interest-only. Thereafter, the monthly payments follow a planned amortization schedule calculated based on a 360-month schedule and the total debt amount with all amortization allocated to the One Dag Mortgage Loan. The related mezzanine debt is interest only for the entirety of the loan term. With respect to the amortized payments, the Cut-off Date Mortgage Loan UW NCF DSCR results in 1.59x.

The mezzanine loan related to the One Dag Mortgage Loan, identified in the table above, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and each such mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan, other than (i) payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the separate equity collateral, (ii) proceeds from the disposition of the separate equity collateral related solely to the mezzanine loan resulting from the mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that, in many cases, such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by the Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

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Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loan(s) listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
JTM Foods	$22,210,000	62.2%	1.62x	11.2%	Y
Phoenix Industrial Portfolio XV	$21,349,934	48.7%	1.53x	11.7%	Y

Each of the Mortgage Loan(s) listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

The Residential Cooperative Mortgage Loans permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Residential Cooperative Properties” above and “—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Permitted Unsecured Debt and Other Debt

There may be Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

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The Whole Loans

General

Each of the Split Mortgage Loans is part of a Whole Loan comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
Arizona Mills	BMO / CREFI	$72,000,000	9.96%	$63,000,000	N/A	$135,000,000	40.2%	40.2%	2.98x	2.98x	21.2%	21.2%	Y
Orchard at Saddleback	NREC	$55,312,500	7.7%	$33,187,500	N/A	$88,500,000	61.5%	61.5%	1.24x	1.24x	8.8%	8.8%	Y
U-Haul AREC Portfolio 22	WFB	$46,900,000	6.5%	$87,100,000	N/A	$134,000,000	57.0%	57.0%	1.33x	1.33x	10.4%	10.4%	N
The Falls	GACC	$34,500,000	4.8%	$95,500,000	N/A	$130,000,000	62.1%	62.1%	1.83x	1.83x	13.6%	13.6%	N
One Dag	JPMCB	$30,000,000	4.2%	$145,000,000	N/A	$175,000,000	60.5%	60.5%	1.59x	1.59x	13.6%	13.6%	N
The Pointe at Polaris	GACC	$25,000,000	3.5%	$15,500,000	N/A	$40,500,000	65.6%	65.6%	1.80x	1.80x	13.5%	13.5%	Y
The Ritz Tower	CREFI	$23,000,000	3.2%	$15,000,000	N/A	$38,000,000	24.8%	24.8%	3.47x	3.47x	21.5%	21.5%	Y
Phoenix Industrial Portfolio XV	UBS AG	$21,349,934	3.0%	$39,906,419	N/A	$61,256,353	48.6%	48.6%	1.53x	1.53x	12.9%	12.9%	N
Birch Run Premium Outlets	BMO / NREC	$20,000,000	2.8%	$70,000,000	N/A	$90,000,000	56.7%	56.7%	1.92x	1.92x	15.3%	15.3%	N
One Commerce Plaza	SMC / BMO	$9,000,000	1.2%	$55,000,000	N/A	$64,000,000	68.1%	68.1%	1.44x	1.44x	13.1%	13.1%	N

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Whole Loan, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause, and
II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.
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Set forth in the chart below, with respect to each Whole Loan, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Whole Loan will be a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Whole Loan, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Whole Loan Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
Arizona Mills	Serviced	Note A-1	Control	—	BMO 2026-C15	$40,000,000
		Note A-2	Non-Control	—	BMO 2026-C15	$20,000,000
		Note A-3	Non-Control	BMO	—	$20,000,000
		Note A-4-1	Non-Control	BMO	—	$5,500,000
		Note A-4-2	Non-Control	—	BMO 2026-C15	$4,500,000
		Note A-5	Non-Control	—	MSBAM 2026-C36	$15,000,000
		Note A-6-1	Non-Control	—	MSBAM 2026-C36	$5,000,000
		Note A-6-2	Non-Control	CREFI	—	$2,500,000
		Note A-7	Non-Control	—	MSBAM 2026-C36	$15,000,000
		Note A-8	Non-Control	—	BMO 2026-C15	$7,500,000

Orchard at Saddleback	Serviced	Note A-1	Control	—	BMO 2026-C15	$55,312,500
		Note A-2	Non-Control	—	MSBAM 2026-C36	$33,187,500

U-Haul AREC Portfolio 22	Outside Serviced	Note A-1	Control	—	MSBAM 2026-C36	$70,000,000
		Note A-2	Non-Control	BANA		$17,100,000
		Note A-3	Non-Control	—	BMO 2026-C15	$26,900,000
		Note A-4	Non-Control	—	BMO 2026-C15	$20,000,000

The Falls	Outside Serviced	Note A-1	Control	GACC		$50,000,000
		Note A-2	Non-Control	—	BMO 2026-C15	$15,000,000
		Note A-3	Non-Control	—	BMO 2026-C15	$10,000,000
		Note A-4	Non-Control	—	BMO 2026-C15	$9,500,000
		Note A-5	Non-Control	—	BANK 2026-BNK52	$35,000,000
		Note A-6	Non-Control	—	BANK 2026-BNK52	$10,500,000

One Dag	Outside Serviced	Note A-1	Control	—	BANK 2026-BNK52	$74,900,000
		Note A-2-1	Non-Control	JPMCB	—	$30,100,000
		Note A-2-2	Non-Control	—	MSBAM 2026-C36	$30,000,000
		Note A-3-1	Non-Control	—	BMO 2026-C15	$30,000,000
		Note A-3-2	Non-Control	JPMCB	—	$10,000,000

The Pointe at Polaris	Serviced	Note A-1	Control	—	BMO 2026-C15	$25,000,000
		Note A-2	Non-Control	GACC	—	$15,500,000

The Ritz Tower	Serviced	Note A-1	Control	—	BMO 2026-C15	$23,000,000
		Note A-2	Non-Control	CREFI	—	$15,000,000

Phoenix Industrial Portfolio XV	Outside Serviced	Note A-1	Control	—	Benchmark 2026-B43	$39,906,419
		Note A-2	Non-Control	—	BMO 2026-C15	$14,964,907
		Note A-3	Non-Control	—	BMO 2026-C15	$6,385,027

Birch Run Premium Outlets	Outside Serviced	Note A-1	Control	—	BMO 2026-C14	$36,500,000
		Note A-2-1	Non-Control	—	WFCM 2026-C66	$10,000,000
		Note A-2-2	Non-Control	—	BMO 2026-C15	$7,000,000
		Note A-3	Non-Control	—	BMO 2026-C15	$6,500,000
		Note A-4	Non-Control	—	BMO 2026-C14	$18,500,000
		Note A-5-1	Non-Control	—	WFCM 2026-C66	$5,000,000
		Note A-5-2	Non-Control	—	BMO 2026-C15	$3,000,000
		Note A-6	Non-Control	—	BMO 2026-C15	$3,500,000

One Commerce Plaza	Outside Serviced	Note A-1	Control	—	BMO 2026-C14	$31,500,000
		Note A-2	Non-Control	—	BMO 2026-C14	$13,500,000
		Note A-3-1	Non-Control	—	BMO 2026-C14	$6,312,500
		Note A-3-2	Non-Control	—	BMO 2026-C15	$6,187,500
		Note A-4-1	Non-Control	—	BMO 2026-C14	$3,687,500
		Note A-4-2	Non-Control	—	BMO 2026-C15	$2,812,500

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing,
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any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.
(3)	Entity names have been abbreviated for presentation using the defined terms thereof in this prospectus or as indicated below.

“BANA” means Bank of America, N.A.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Whole Loan, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with each Whole Loan, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Whole Loan and any related Mortgaged Property; and (iii) for the allocation of expenses, losses and shortfalls relating to the Whole Loan, in each case as more particularly described below in this “—The Whole Loans” section.

Set forth below are certain terms and provisions of each Whole Loan and the related Co-Lender Agreement. Certain of the Whole Loans are Outside Serviced Whole Loans and Servicing Shift Whole Loans. For more information regarding the servicing of each of the Whole Loans that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Back-Up Advancing Agent, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

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Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Serviced Outside Controlled Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

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Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Whole Loan, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10

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days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Whole Loans

Each Outside Serviced Pari Passu Whole Loan will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Whole Loan in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Back-Up Advancing Agent, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be obligated to make servicing advances with respect to an Outside Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Outside Serviced Pari Passu Whole Loans” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Outside Serviced Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.
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Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Whole Loan, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Outside Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Whole Loan, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”), will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Whole Loan, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action

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previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Whole Loan, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Whole Loan are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Whole Loan, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Whole Loan (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Whole Loan becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Whole Loan without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the

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Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

The Trust Subordinate Companion Loan

For the avoidance of doubt, no Trust Subordinate Companion Loan will be included in the Issuing Entity, and no Loan-Specific Certificates will be issued. As such, any references (whether plural or singular) to “EHRI Trust Subordinate Companion Loan Securitization”, “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Whole Loan”, “Loan-Specific Certificate”, any other term that includes “Loan-Specific” or “Trust Subordinate Companion Loan” as a part thereof, and any concept related to the foregoing should be disregarded.

An “EHRI Trust Subordinate Companion Loan Securitization”, in the case of any Trust Subordinate Companion Loan, refers to a securitization constituted by the issuance, offer and sale of the related Loan-Specific Certificates that is characterized by risk retention in the form of an “eligible horizontal residual interest” held by a “third party purchaser” in accordance with Rule 7 of Regulation RR.

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Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Bank of Montreal, Citi Real Estate Funding Inc., German American Capital Corporation, JPMorgan Chase Bank, National Association, KeyBank National Association, National Cooperative Bank, N.A., Natixis Real Estate Capital LLC, NWL Company, LLC, Societe Generale Financial Corporation, Starwood Mortgage Capital LLC, UBS AG New York Branch and Wells Fargo Bank, National Association are the sponsors of this securitization transaction (and, accordingly, are referred to as the “Sponsors”).

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Commercial Mortgage Securities LLC, the Depositor, and BMO Capital Markets Corp., one of the underwriters, each of which is a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

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The total amount of loans securitized by BMO from December 17, 2019 through June 30, 2026 is approximately $19.148 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

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With respect to the One Commerce Plaza Whole Loan, which was originated by SMC and BMO, portions of which are being sold by SMC and BMO, the SMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the

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representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

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A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the

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borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

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Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (7) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (17) and (30) on Annex E-1A to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (42) on Annex E-1A to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines.

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

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Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 13, 2026. BMO’s Central Index Key is 0000927971. With respect to the period from and including July 1, 2023 to and including June 30, 2026, the following table provides information regarding demand, repurchase and replacement history reported by BMO as required by Rule 15Ga-1 under the Exchange Act.

Name of Issuing Entity	Check if Registered	Name of Originator(1)	Total Assets in ABS by Originator(3)			Assets That Were Subject of Demand(3), (4)			Assets That Were Repurchased or Replaced(3), (5)			Assets Pending Repurchase or Replacement (within cure period)(3), (6)			Demand in Dispute(3), (7)			Demand Withdrawn(3), (8)			Demand Rejected(3), (9)
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class - Commercial Mortgages

Benchmark 2025-V14 Mortgage Trust CIK #: 0002056663	X	German American Capital Corporation	5	225,300,000	24.0
		Citi Real Estate Funding Inc.	14	354,486,000	37.7
		Goldman Sachs Mortgage Company	8	147,800,000	15.7
		Barclays Capital Real Estate Inc.	7	130,557,693	13.9
		Bank of Montreal (2)	4	81,100,000	8.6	1	35,500,000.00	3.8	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	1	35,500,000.00	3.8
Benchmark 2025-V14 Mortgage Trust Total			38	$939,243,693		1	35,500,000.00	3.8	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	1	35,500,000.00	3.8
Commercial Mortgages Total			38	$939,243,693		1	35,500,000.00		0	0.00		0	0.00		0	0.00		0	0.00		1	35,500,000.00

(1) “Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements.

(2) Greystone Servicing Company LLC, as special servicer for Loan No. 12 (Lakeside Place & Shoreline Apartments, the “Loan”), in a letter dated November 7, 2025, requested that BMO, as the mortgage loan seller, cure certain alleged breaches of a representation and warranty under the related mortgage loan purchase agreement or, alternatively, repurchase the Loan. In a letter dated November 26, 2025, BMO rejected the demand to cure or repurchase.

(3) The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v)) and the principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to BMO’s (or, in the case of columns (d) and (e), the subject originator’s) asset contribution only (without taking into account assets contributed by other originators). However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) an aggregate principal balance of approximately $939,243,693.00 at the time of securitization (for column (f)), as shown on the Benchmark 2025-V14 Mortgage Trust Form 424B2 filed on March 25, 2025, and (ii) an aggregate principal balance of $938,994,729.57 as of December 17, 2025 (for columns (i) and (x)), as shown on the report of the issuing entity prepared by the Certificate Administrator for the distribution dated December 17, 2025.

(4) Reflects assets subject to new demands to repurchase or replace that were received during the reporting period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the reporting period. If an asset was subject to a new demand and additional activity during the reporting period information regarding the asset will appear in this column and the other applicable column in this table.

In connection with the preparation of the information in the table above, BMO undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which it acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, and (ii) performing a diligent search of our records for all relevant information.

(5) Reflects assets that were repurchased or replaced during the reporting period. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(6) Includes assets for which the representing party has agreed to repurchase or replace such asset but has not yet repurchased or replaced such asset. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(7) Includes assets for which any of the following situations apply as of the end of the reporting period:

a. A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the reporting period;

b. The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c. The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(8) Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(9) Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

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Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion, $13.8 billion and $16.9 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was

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conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

With respect to the Arizona Mills Whole Loan, which was originated by BMO and CREFI, portions of which are being sold by BMO and CREFI, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. CREFI (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

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●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
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●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-2A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase

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obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated (or acquired and reunderwritten) in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

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CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are
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not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-2A to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-2A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal. CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-2A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-2A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2026. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2023, to and including June 30, 2026, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, CREFI and/or its affiliates may own in the future certain Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

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German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC originated all of the GACC Mortgage Loans.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that GACC (or an affiliate) will be the holder of the companion loans (if any) for which the noteholder is identified as “GACC” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to The Falls Mortgage Loan (4.8%), The Point at Polaris Mortgage Loan (3.5%) and the Security Public Storage – Frederick Mortgage Loan (0.8%), Deutsche Bank AG, New York Branch (“DBNY”) purchased a 100% equity participation interest in the related promissory notes from its affiliate, GACC. DBNY is expected to transfer its interest in the related promissory notes to its affiliate, GACC, on or prior to the Closing Date. During the period from DBNY’s purchase to the Closing Date, DBNY will have borne the credit risk in respect of the related promissory notes.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

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Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through June 30, 2026 is approximately $131.5 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-2B to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as a Sponsor, an originator and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originator during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of

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the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-2A to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-2B.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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DB Originator’s Underwriting Guidelines and Processes

General. GACC is an originator and is affiliated with Deutsche Bank Securities Inc., one of the underwriters. GACC is referred to as the “DB Originator” in this prospectus. The DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A and Annex C to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

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Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and

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the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient
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funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originator’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have

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strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

None of the GACC Mortgage Loans were originated (or acquired and reunderwritten) with any material exceptions from the DB Originators’ underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2026. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2023 to and including June 30, 2026, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain Classes of Certificates issued by the Issuing Entity. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—German American Capital Corporation” has been provided by GACC.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2025, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2025 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

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JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2025, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $210 billion. Of that amount, approximately $158 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2025, JPMCB originated approximately $13 billion of commercial mortgage loans, of which approximately $7 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was

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compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex B, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the

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origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is

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required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Mortgage Loan Information” and Annex A and Annex B. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan,

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(C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

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●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio,

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(iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on August 12, 2026, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from July 1, 2023 to June 30, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	0	$0	0%	1	$1,403,621	0.7	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Total by Issuing Entity			180	$505,176,555	100%	0	$0	0%	1	$1,403,621	0.7	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
		Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
FRESB 2020-SB71 Mortgage Trust		Arbor Agency Lending, LLC	16	$41,420,576	9.8%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Multifamily Capital, LLC	1	$3,082,133	0.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Capital One, National Association	6	$20,428,778	4.8%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	34	$86,381,700	20.5%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		CPC Mortgage Company LLC	1	$2,507,000	0.6%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Company LLC	14	$42,129,344	10.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	14	$45,852,044	10.9%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		ORIX Real Estate Capital, LLC	20	$77,114,885	18.3%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	10	$28,971,620	6.9%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		ReadyCap Commercial, LLC	16	$38,624,157	9.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Sabal TL1, LLC	13	$35,663,921	8.4%	1	$1,513,211.10	0.6%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,513,211.10	0.6%
Total by Issuing Entity			145	$422,176,157	100%	1	$1,513,211.10	0.6%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,513,211.10	0.6%
Total by Asset Class			706	$2,615,565,169		12	$660,778,660		3	$10,890,033		0	0.00		3	$644,337,344		4	$5,415,473		3	$5,431,727.10
(1)	A second repurchase demand with respect to the same asset still remains in dispute, as reported on the Form ABS-15Ga-1 submitted on February 7, 2025.
(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(4)	With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note:

In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 15.1% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2025, KeyBank’s Real Estate Capital Group originated a total of $23.5 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $10.9 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of June 30, 2026, KeyBank had originated approximately $23.086 billion of commercial mortgage loans that have been securitized in 135 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied

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information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm

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it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

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Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
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●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated (or acquired and reunderwritten) with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 3, 2026 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2025 as a sponsor of commercial mortgage loan securitizations. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including June 30, 2026, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, KeyBank or its affiliates may from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

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The information set forth under “—KeyBank National Association” has been provided by KeyBank.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. (also referred to in this prospectus as “NCB”) is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “The Mortgage Loan Purchase Agreements”, “The Pooling and Servicing Agreement—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements” and “The Pooling and Servicing Agreement—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” in this prospectus.

National Cooperative Bank, N.A., or a wholly-owned subsidiary or other affiliate, is party to certain interest rate swaps or other interest rate hedging arrangements with respect to certain or all of the National Cooperative Bank, N.A. Mortgage Loans. In each instance, those interest rate swaps or hedging arrangements will terminate with respect to such loans that NCB will transfer to the Depositor in connection with the contribution of those Mortgage Loans to this securitization transaction. See “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 94th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on June 30, 2026, National Cooperative Bank, N.A. and its affiliates sold approximately $8.6 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through June 30, 2026, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $5.1 billion of multifamily loans in agency mortgage security backed transactions.

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In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans to be sold to the Depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans” or the “NCB Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Fifteen (15) of the Mortgage Loans (7.4%) that National Cooperative Bank, N.A. will transfer to the Depositor were originated by its parent company, National Consumer Cooperative Bank. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

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Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or

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less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

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The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective payment due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

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Data Comparisons and Recalculation. National Cooperative Bank, N.A. (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;
●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. Mortgage Loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under See “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes—Exceptions” above.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 26, 2026. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including July 1, 2023 to June 30, 2026, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of a branch of Natixis, a joint stock company with a board of directors duly organized and existing under the laws of France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. NREC’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings strategies) and Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s participation in securitizations sponsored by other banking and real estate institutions. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of February 23, 2026, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $72.085 billion and the total amount of these loans that were securitized is in excess of $32 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also

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originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in any securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex E-1B), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject material defect or material breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under the Mortgage Loan Purchase Agreement to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loan, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus, except as described below.

With respect to the Birch Run Premium Outlets Whole Loan, which was originated by BMO and NREC, portions of which are being sold by BMO and NREC, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. NREC (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;
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●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain of the NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each NREC Mortgage Loan originated by NREC, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that two of the NREC Mortgage Loans were co-originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated or co-originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent

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rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A, Annex B and Annex C, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual premiums are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains an acceptable blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure,
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(iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount generally equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.
●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction
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screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Each NREC Mortgage Loan was originated or co-originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2026. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to June 30, 2026.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)
(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, NREC or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth above under “—Natixis Real Estate Capital LLC” has been provided by NREC.

NWL Company, LLC

General

NWL Company, LLC, a Delaware limited liability company formed on July 15, 2013 (“NWL” or “Nomura”), is a sponsor of this transaction, one of the mortgage loan sellers and an originator. NWL is a direct subsidiary of Nomura Holding America Inc. and its executive offices are located at Worldwide Plaza, 309 West 49th Street, New York, New York 10019.

NWL is the originator of all of the mortgage loans that NWL is contributing to this securitization (the “Nomura Mortgage Loans”). NWL is also an affiliate of Nomura Securities International, Inc., an underwriter.

Nomura started a commercial mortgage loan securitization program in January 2026. Nomura originates and/or purchases commercial, residential and multifamily mortgage loans, and also engages in commercial and residential whole loan trading activities. Nomura’s commercial mortgage origination and purchase activity encompasses both balance sheet loans and loans intended for securitization. Nomura also acts as a mortgage loan seller in connection with securitizations of residential mortgage loans. Certain members of Nomura staff previously held senior positions in commercial mortgage-backed securities platforms at other investment banking firms.

Nomura’s Commercial Mortgage Securitization Program

Nomura. Nomura securitized approximately $1,282,119,999 of commercial, multifamily and manufactured housing community mortgage loans from January 1, 2026 to June 30, 2026.

As a sponsor, Nomura originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a

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securitization depositor or another entity that acts in a similar capacity. In coordination with its affiliate, Nomura Securities International, Inc., and other underwriters, Nomura works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. Nomura expects to act as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller.

Mortgage loans that Nomura originates (or acquires) and securitizes include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans may be included in both public and private securitizations, otherwise sold or syndicated, or held on balance sheet. Nomura also acquires or originates subordinate and mezzanine debt which is generally not securitized.

Nomura’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by Nomura are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by Nomura. Therefore, this general description of Nomura’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by Nomura (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the Nomura Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and transaction manager subject to the oversight and ultimate review and approval of Nomura. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases may be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a review of the financial status, credit history and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management

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agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior finance and credit professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. Nomura’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Nomura’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Nomura or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Nomura’s underwriting guidelines generally permit a maximum amortization period of 30 years. Mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this prospectus and Annex A reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Nomura may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, Nomura may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows or springing cash flow sweeps may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, Nomura requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
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●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover outstanding or anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. With respect to hospitality properties, a reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type and in consideration of related franchise requirements.
●	Other. Additional reserves may be required based on findings during the due diligence process including but not limited to environmental reserves, seasonality reserves and ground rent reserves.

For a description of the escrows collected with respect to the Nomura Mortgage Loans, please see Annex A to this prospectus.

Zoning and Land Use. With respect to each mortgage loan, Nomura and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Nomura may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and Nomura or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was

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prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. Nomura requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, Nomura generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. Nomura generally requires an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by Nomura or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. Nomura generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by Nomura. Nomura or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. Nomura generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Nomura or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the
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anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Nomura may require an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Nomura also may require the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. Nomura generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. Nomura currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the servicing quality of the institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Nomura may meet with senior management of the third party servicer to determine whether such servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. Neither Nomura nor any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the Nomura Mortgage Loans may vary from the specific Nomura underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the Nomura Mortgage Loans, Nomura or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the Nomura Mortgage Loans were originated with any material exceptions from the Nomura underwriting guidelines and procedures.

Review of Nomura Mortgage Loans

General. In connection with the preparation of this prospectus, Nomura conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Nomura Mortgage Loans is accurate in all material respects. Nomura determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Nomura has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the Nomura Mortgage Loans. The review procedures described below were employed with respect to all of the Nomura Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Nomura created a database (the “Nomura Securitization Database”) of information obtained in connection with the origination or acquisition of the Nomura Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
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●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by Nomura for each of the Nomura Mortgage Loans during the underwriting process.

Nomura may have included in the Nomura Securitization Database certain updates to such information received by Nomura after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Nomura securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Nomura created a data file (the “Nomura Data File”) using the information in the Nomura Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Nomura Mortgage Loans in this prospectus (particularly in Annexes A, B and C to this prospectus).

Data Comparisons and Recalculation. Nomura Securities International, Inc., on behalf of Nomura (or the Depositor on its behalf), engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by Nomura relating to Nomura Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Nomura Data File against various source documents provided by Nomura;
●	comparing numerical information regarding the Nomura Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Nomura Data File; and
●	recalculating certain percentages, ratios and other formulas and certain projected balances relating to the Nomura Mortgage Loans disclosed in this prospectus.

Legal Review. For each Nomura Mortgage Loan originated or co-originated by Nomura or one of its affiliates (as applicable), Nomura reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Nomura also provided to each origination counsel the representations and warranties attached as Annex E-1A to this prospectus and requested that origination counsel draft exceptions to such representations and warranties. Nomura compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex E-1B to this prospectus.

For Nomura Mortgage Loans purchased by Nomura or one of its affiliates from a third party originator, if any, Nomura reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Nomura Mortgage Loan, Nomura and its counsel prepared exceptions to the representations and warranties attached as Annex E-1A to this prospectus and provided them to the depositor for inclusion in Annex E-1B to this prospectus.

In addition, with respect to each Nomura Mortgage Loan, Nomura reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Nomura may have requested that a borrower under a Nomura Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide additional information regarding material litigation that existed at origination. In addition, if Nomura became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Nomura Mortgage Loan, Nomura requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Nomura or its origination counsel (or in the case of loans acquired from third parties, the relevant originator or its origination counsel) prepared and securitization counsel reviewed, the loan summaries

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for those of the Nomura Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Nomura Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B to this prospectus.

Underwriting Standards. Nomura also consulted with origination counsel (or in the case of loans acquired from third parties, separate counsel) to confirm that the Nomura Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Nomura’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—Nomura’s Underwriting Standards” above.

Findings and Conclusions. Based on the foregoing review procedures, Nomura determined that the disclosure regarding the Nomura Mortgage Loans in this prospectus is accurate in all material respects. Nomura also found and concluded with reasonable assurance that the Nomura Mortgage Loans were originated in accordance with Nomura’s origination procedures and underwriting standards, except to the extent described above under “—Nomura’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Nomura will perform a review of any mortgage loan that it elects to substitute for an Nomura Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Nomura, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Nomura Qualification Criteria”). Nomura may engage a third party accounting firm to compare the Nomura Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Nomura and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Nomura to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

Nomura most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act, on August 3, 2026. The Central Index Key Number of Nomura is 0002100918. With respect to the period from and including July 1, 2023 through June 30, 2026, Nomura did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Nomura nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Nomura or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—NWL Company, LLC” has been provided by NWL.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

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Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2025, Societe Generale Financial Corporation securitized 306 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $12.4 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated or acquired by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship

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of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt

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service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).
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Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was

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performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary

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reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in the attached Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 17, 2026. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including June 30, 2026 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 17, 2026. SGNY’s Central Index Key number is 0001238163. With respect to the period from and

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including January 1, 2012 to and including June 30, 2026, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Starwood’s Securitization Program

This is the 158th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $19.85 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the

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SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of SMC, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

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SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex E-1B to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

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In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals—Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment—Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments—Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report—Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance—With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.
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However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

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For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

SMC most recently filed a Form ABS-15G on August 5, 2026. SMC’s Central Index Key is 0001548405. With respect to the period commencing July 1, 2023 and ending June 30, 2026, SMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization(3)			Assets that Were Subject of Demand(3)(4)			Assets that Were Repurchased or Replaced (3)(5)			Assets Pending Repurchase or Replacement (within cure period) (6)			Demand in Dispute(3)(4)(7)			Demand Withdrawn(3)(4)(8)			Demand Rejected(3)(4)(9)
			#	$	% of prin. balance	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates, Series 2023-C19 (0001966434) (12)	X	Starwood Mortgage Capital LLC	2	$60,950,000.00	7.2%	1	$54,500,000.00	7.0%	-	$-	0.0%	-	$-	0.0%	1	$54,500,000.00	7.0%	-	$-	0.0%	-	$-	0.0%
BMO 2024-5C5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2024-5C5 (0002027304) (13)	X	Starwood Mortgage Capital LLC	5	$159,025,000.00	15.6%	1	$33,377,955.01	3.3%	-	$-	0.0%	-	$-	0.0%	1	$33,377,955.01	3.3%	-	$-	0.0%	-	$-	0.0%
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Name of Issuing Entity	Check if registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization(3)		Assets that Were Subject of Demand(3)(4)		Assets that Were Repurchased or Replaced (3)(5)		Assets Pending Repurchase or Replacement (within cure period) (6)		Demand in Dispute(3)(4)(7)		Demand Withdrawn(3)(4)(8)		Demand Rejected(3)(4)(9)
Issuing Entity Total			7	$219,975,000.00	2	$87,877,955.01	-	$-	-	$-	2	$87,877,955.01	-	$-	-	$-

(1)	This table contains all applicable information in our records required to be reported that SMC knows and that is available to SMC without unreasonable effort or expense in connection with demands for repurchase or replacement of pool assets in Covered Transactions (as defined below) for breaches of representations or warranties. SMC undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which SMC acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer (“Covered Transactions”) and (ii) performing a diligent search of our records for all relevant information.
(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. Starwood Mortgage Capital LLC (“SMC”) is one of multiple originators of assets held by the issuing entity. Only the originators related to the securitizer’s securitized assets are listed.
(3)	The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v)) and principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to the securitizer’s asset contribution only (without taking into account assets contributed by other securitizers). However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other securitizers) and based on (i) an aggregate principal balance at the time of securitization (for column (f)), as shown on the applicable issuing entity’s Form 424B2, and (ii) an aggregate scheduled principal balance as of the most recent distribution date statement (for columns (i) and (r)), as shown on the applicable report of the issuing entity prepared by the certificate administrator (as filed in the applicable issuing entity’s most recent Form 10-D).
(4)	Reflects aggregate numbers for all demand activity shown in this table.
(5)	Includes loans for which the repurchase price or replacement asset was received by the issuing entity during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.
(6)	Includes loans that are subject to a demand and within the cure period. The demand related to loans reported in this column may have been received prior to the reporting period.
(7)	Includes demands received during and prior to the reporting period unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to this reporting period and was finally resolved prior to this reporting period.
(8)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period. Also includes loans that have been cured. The demand related to loans reported in this column may have been received prior to the reporting period.
(9)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.
(10)	Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2026 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the exhibit are based on the securitizer’s records and, in certain instances, may differ from balance and loan count information publicly available.
(11)	% of principal balance was calculated by using the principal balance as described in footnote 10 divided by the aggregate principal balance of the pool assets reported in the June 2026 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 10, the percentage shown in this column may exceed 100%.
(12)	K-Star Asset Management LLC (“K-Star”), in its capacity as special servicer of the 2 Executive mortgage loan, in a letter dated September 26, 2025, alleged certain breaches of certain representations made in the applicable Mortgage Loan Purchase Agreement and requested that SMC take all actions as are required by Section 2.03 of the related Pooling and Servicing Agreement and Section 5 of the related Mortgage Loan Purchase Agreement. On March 2, 2026, Computershare Trust Company, National Association, as trustee for the Certificateholders of BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates, Series 2023-C19 (the “Trust”), acting by and through the special servicer for the Trust, K-Star filed a complaint in the United States District Court, Southern District of New York against SMC, as sponsor, with respect to such alleged breaches of certain representations related to the 2 Executive mortgage loan and requests that SMC repurchase the mortgage loan. As of the date of this report, the allegations set forth in the complaint remain in dispute.
(13)	CWCapital Asset Management LLC, in its capacity as special servicer of The Pointe & Oak Shadows mortgage loan, in a letter dated May 26, 2026, alleged a breach of a certain representation made with respect to The Pointe & Oak Shadows mortgage loan in the applicable mortgage loan purchase agreement and requested that SMC cure the alleged breach, repurchase The Pointe & Oak Shadows mortgage loan or substitute a qualified substitute mortgage loan for The Pointe & Oak Shadows mortgage loan within the time period set forth in Section 6(e) of the mortgage loan purchase agreement. As of the date of this report, the relevant cure period has not expired, and SMC is reviewing the letter and preparing a response.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Starwood or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other

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structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $24,406,624,135 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG New York Branch will make certain representations and warranties (set forth on Annex E-1A to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex E-1B), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating

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statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;
●	comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

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Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that

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the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

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Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the UBS AG New York Branch Mortgage Loans were originated (or acquired and reunderwritten) with any material exceptions from UBS AG’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2026. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2026, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable,
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at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth above under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

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Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve month period ended December 31, 2025, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $22.0 billion. Since the beginning of 2010 through March 31, 2026, Wells Fargo Bank originated approximately 3,116 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 291 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed rate, first lien commercial, multifamily or manufactured housing

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community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan to Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan to value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan to value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan to value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid

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amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan to value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not for profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in

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an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan to value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance,
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including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115% 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case by case permitted flexibility based upon other compensating factors. Except as set forth below, none of Wells Fargo’s Bank Mortgage Loans were originated (or co-originated) or acquired or reunderwritten with any material exceptions from Wells Fargo Bank’s underwriting guidelines described above.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on

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sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan level and property level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, are underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus, except as otherwise described below.

Data Comparisons and Recalculation. Wells Fargo Bank (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or

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releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated (or acquired and reunderwritten) in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Wells Fargo Bank’s Commercial Mortgage Loan Underwriting—Exceptions”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga 1 under the Exchange Act

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS 15G for the quarterly reporting period from April 1, 2026 through June 30, 2026 was set forth in (i) a Form ABS 15G filed by Wells Fargo Bank with the SEC on August 6, 2026 if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS 15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 6, 2026, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS 15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2023 to June 30, 2026 (the “Rule 15Ga-1 Reporting Period”).

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(11)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	1	28,810,156.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	32,650,000.00	3.39	1	28,810,156.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(12)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Trust 2024-5C1, Commercial Mortgage Pass-Through Certificates, Series 2024-5C1	X	Wells Fargo Bank, National Association	6	183,422,953	25.1	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 2028411		Argentic Real Estate Finance 2 LLC	6	141,400,000	19.3	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Citi Real Estate Funding Inc.	5	90,200,000	12.3	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Wells Fargo Bank, National Association / Argentic Real Estate Finance 2 LLC	1	73,000,000	10.0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		LMF Commercial, LLC(13)	4	67,200,000	9.2	1	13,000,000	1.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Goldman Sachs Mortgage Company	2	61,650,000	8.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		UBS AG	4	42,200,000	5.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	3	40,543,407	5.5	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	32,250,000	4.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			32	731,866,360	100.00	1	13,000,000	1.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2023-SB105 Mortgage Trust, Multifamily Pass Through Certificates, Series 2023-SB105	X	Federal Home Loan Mortgage Corporation(14)	107	279,971,558	100.0	1	7,124,000	2.5	1	7,124,000	2.5	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			107	279,971,558	100.00	1	7,124,000	2.5	1	7,124,000	2.5	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			302	2,879,094,033.00		4	57,274,000.00		2	35,934,156.00		1	4,500,000.00		0	0.00		0	0.00		0	0.00	0.00
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(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division’s decisions. The case regarding the Aloft Houston Loan was withdrawn on January 27, 2026.

(12) KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

(13) Argentic Services Company, LP, as special servicer (the "Special Servicer"), submitted a repurchase request (a "15Ga 1 Notice" under the related pooling and servicing agreement) with respect to Mortgage Loan No. 19 (Euclid Apartments, 27181 Euclid Avenue, Euclid, Ohio), asserting that, at the time of sale, required property/liability insurance for the related property was not obtained and/or in place and that this resulted in breaches of certain representations and warranties (including insurance-related representations). In a letter dated March 16, 2026, LMF Commercial, LLC ("LMF"), as mortgage loan seller, acknowledged receipt of the repurchase request and advised that it is reviewing/investigating the allegations and intends to respond upon completion of its review; no determination has been made as of the date of this report.

(14) On April 27, 2026, LNR Partners, LLC (the "Special Servicer") determined that Federal Home Loan Mortgage Corporation (the "Mortgage Loan Seller") had breached one or more of the representations and warranties of the Mortgage Loan Seller made in connection with the sale of the loan referred to as the Ocotillo Apartments Loan (the "Loan") due to alleged inaccuracies in the legal description of the property attached to the deed of trust. The Special Servicer concluded that the breach constituted a material breach of the representations and warranties with respect to the Loan. The Mortgage Loan Seller repurchased the Loan on June 11, 2026.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS 15G for the quarterly reporting period from April 1, 2026 through June 30, 2026 was set forth in (i) a Form ABS 15G filed by Wells Fargo Bank with the SEC on August 6, 2026, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 6, 2026, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans (and any Trust Subordinate Companion Loans) in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates to investors and any proceeds received from the sale of servicing rights to KeyBank National Association, for the master servicing of the Mortgage Loans (and any Trust Subordinate Companion Loans) other than the NCB Mortgage Loans and primary servicing of certain of the Serviced Loans other than the NCB Mortgage Loans, over

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(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans (and any Trust Subordinate Companion Loans) and the costs and expenses related to the issuance, offering and/or sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

BMO Commercial Mortgage Securities LLC is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a limited liability company formed in the State of Delaware on March 17, 2021 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 151 West 42nd Street, New York, New York 10036. Its telephone number is 212-885-4000.

The Depositor is a wholly-owned subsidiary of BMO Financial, an affiliate of BMO, a Sponsor and an originator, and an affiliate of BMO Capital Markets Corp., one of the underwriters. BMO Financial is a wholly-owned subsidiary of the Bank of Montreal.

The Depositor was formed for the purposes of engaging in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor expects to generally acquire the commercial and multifamily mortgage loans from BMO or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders and any Loan-Specific Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, any Loan-Specific Certificates and the Mortgage Loans (and any Trust Subordinate Companion Loans). The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan (or Trust Subordinate Companion Loan), (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders and any Loan-Specific Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

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The Issuing Entity

The Issuing Entity, BMO 2026-C15 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Property, disposing of Defaulted Mortgage Loans, defaulted Trust Subordinate Companion Loans and REO Property, issuing the Certificates, any Loan-Specific Certificates, making distributions, providing reports to Certificateholders, and any Loan-Specific Certificateholders, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Back-Up Advancing Agent may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Back-Up Advancing Agent may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans (and any Trust Subordinate Companion Loans) to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Savings Fund Society, FSB, a federal savings bank (“WSFS Bank”) will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement. WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region. As of June 30, 2026, WSFS Financial Corporation had $22.7 billion in assets on its balance sheet and $101.7 billion in assets under management and administration. WSFS operates from 114 offices, 87 of which are banking offices,

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located in Pennsylvania (58), Delaware (38), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management, and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Trust Advisors, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, WSFS Wealth Management, LLC, WSFS Institutional Services®, and WSFS Mortgage®. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States, continuously operating under the same name. WSFS Financial Corporation is traded on the NASDAQ under the ticker symbol WSFS. WSFS Bank has been acting as owner trustee in asset-backed and mortgage-backed securities issuances since 1999. As of June 30, 2026, WSFS Bank is acting as owner trustee for several hundred issuances and acts as trustee under pooling and servicing agreements or indentures for several hundred issuances.

WSFS Bank’s corporate trust office is located at 500 Delaware Avenue, 11th Floor; Wilmington, Delaware 19801. As of the date of this prospectus, no legal proceedings are pending, or to the best of the knowledge of WSFS Bank, contemplated by governmental authorities, against WSFS Bank or any property of WSFS Bank that would be material to holders of the certificates issued by the issuing entity.

The foregoing information set forth under this “—The Trustee” heading has been provided by WSFS Bank.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”), custodian (in such capacity, the “Custodian”) and back-up advancing agent (in such capacity, the “Back-Up Advancing Agent”) under the Pooling and Servicing Agreement. The corporate trust office of Citibank responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 26th Floor, New York, New York 10013, Attention: Citibank Agency & Trust—BMO 2026-C15 and the office for certificate transfer services is located at 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Securities Window. Citibank has a custodial office at 1000 Technology Drive, MS 470, O’Fallon, Missouri 63368, Attention: Tracy Thompson/Kia Watson – BMO 2026-C15.

Citibank is a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator, custodian and certificate registrar through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2026, Citibank’s Agency and Trust group managed in excess of $8 trillion in fixed income and equity investments on behalf of approximately 3,000 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for

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asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2026, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 300 transactions backed by commercial mortgages with an aggregate principal balance of approximately $273.3 billion. The depositor, the underwriters, the trustee, the master servicer, the special servicer, the operating advisor and the asset representations reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cashflow items. As certificate administrator, Citibank is also responsible for the preparation and filing of all REMIC and, if applicable, grantor trust tax returns on behalf of the issuing entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for CMBS.

Further, subject to the terms of the Pooling and Servicing Agreement, Citibank is required to act as back-up advancing agent, and will be required to make any Advance that the Master Servicer was obligated, but failed, to make unless the Certificate Administrator or the Special Servicer, as applicable, determines such Advance would be a Nonrecoverable Advance. In its capacity as trustee and back-up advancing agent on commercial mortgage securitizations, Citibank is generally required to make an advance if the related master servicer or special servicer, fails to make a required advance. Citibank has not been required to make an advance on a CMBS transaction for which it acts as trustee or back-up advancing agent.

There have been no material changes to Citibank’s policies or procedures with respect to its CMBS securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as securities administrator with respect to CMBS.

Citibank is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders. Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by specific transaction and/or issuer and series within the custodial system. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years. Citibank will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the underlying mortgage loans at its custodial vault in O’Fallon, Missouri.

Neither Citibank nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that Citibank or an affiliate may acquire the Class R Certificates. Citibank or its affiliates may, from time to time after the sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate

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Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicers

KeyBank National Association

KeyBank National Association, a national banking association (“KeyBank”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as primary servicer for certain of the Serviced Loans (in such capacity, the “Master Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Serviced Loans and any Serviced Whole Loans under the Pooling and Servicing Agreement.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee. KeyBank is also a mortgage loan seller.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2023	12/31/2024	12/31/2025	6/30/2026
By Approximate Number	18,238	21,269	20,028	17,899
By Approximate Aggregate Principal Balance (in billions)	$442.1	$478.1	$468.3	$467.0

Within this servicing portfolio are, as of June 30, 2026, approximately 11,353 loans with a total principal balance of approximately $288.8 billion that are included in approximately 1,006 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2025, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

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KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A+	A1
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	BBB+	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans and any foreclosed property. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the Pooling and Servicing Agreement pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the Pooling and Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any foreclosed property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if KeyBank had not retained any such vendors.

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The manner in which collections on the underlying mortgage loan are to be maintained is described in “The Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the Pooling and Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time, KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the Pooling and Servicing Agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information under this “—The Master Servicer” heading regarding KeyBank National Association has been provided by KeyBank.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to the 18 NCB Mortgage Loans (10.1%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, Virginia 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of June 30, 2026, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $5.0 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of March 31, 2026, National Cooperative Bank, N.A. had total assets of $4,148.0 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.70%. For the quarter ended March 31, 2026, National Cooperative Bank, N.A. reported net income of

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$14.3 million (unaudited). As of December 31, 2025, National Cooperative Bank, N.A. had total assets of $4,102.5 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.44%. For the year ended December 31, 2025, National Cooperative Bank, N.A. reported net income of $47.2 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2023(1)	2024(1)	2025(1)	2026(2)
By Approximate Number:	3,596	3,625	3,668	3,709
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.9 billion	$6.4 billion	$6.6 billion	$6.6 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2026.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2026, are approximately 1,264 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $5.0 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2026, were located in 33 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. At the end of the COVID-19 pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in

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commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2023	$2,997,811,633	$ 1,263,458.00	0.042%
Calendar Year 2024	$3,283,728,637	$ 3,297,461.34	0.100%
Calendar Year 2025	$3,309,164,039	$ 3,530,084.00	0.107%
Calendar Year 2026**	$3,287,244,756	$ 3,193,365.29	0.0971%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
**	As of June 30, 2026.

National Cooperative Bank, N.A. may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the Pooling and Servicing Agreement. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;
●	tracking and reporting of flood zone changes;
●	legal representation;
●	performance of ongoing property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the Mortgage Loans as to which it is acting as master servicer, will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting

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as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as a master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing any of the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans as to which it is acting as master servicer or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this sub-heading “—National Cooperative Bank, N.A.” has been provided by NCB.

General

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General”. “—Servicing of the Mortgage Loans” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer's ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer's obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer's liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

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For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed as the special servicer under the Pooling and Servicing Agreement. In such capacity, RCA will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Mortgage Loan and any NCB Mortgage Loan) and related REO Properties pursuant to the Pooling and Servicing Agreement.

RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2+” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar DBRS. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2026, RCM was the sponsor of, and certain of its affiliates were investors in, 14 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $21.8 billion of regulatory assets under management in the aggregate. Of the 14 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining Funds focused on distressed and value-add real estate related investments, mezzanine debt and/or credit investments.

In addition, as of June 30, 2026, RCM has underwritten and purchased, primarily for the Funds, over $12.4 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 265 securitizations totaling approximately $281 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries, RCA and RCM (excluding Stone Point), had 301 employees as of June 30, 2026 and is headquartered in Miami with offices located in New York City and Santa Monica and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

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RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of June 30, 2026, RCA and its affiliates were actively special servicing approximately 555 portfolio loans (and REO properties) with an unpaid principal balance of approximately $16.15 billion (see footnote 2 to the chart below).

As of June 30, 2026, RCA is also performing special servicing for approximately 199 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 10,458 assets with an unpaid principal balance at securitization of approximately $178.2 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025	As of 6/30/2026
Number of CMBS Pools Named Special Servicer	160	173	192	199
Approximate Aggregate Unpaid Principal Balance(1)	$151.0 billion	$159.9 billion	$173.6 billion	$178.2 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	362	465	532	555
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$9.94 billion	$12.68 billion	$15.28 billion	$16.15 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying Whole Loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Whole Loans as to which it is acting as special servicer or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements

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related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, RCA believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the performance of the Certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA, an expected special servicer for this transaction, is an affiliate of RREF V - D AIV RR H, LLC, the entity that is (a) expected to purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, (b) expected to receive the Class S Certificates and (c) expected to be appointed the initial Controlling Class Representative and be the initial Directing Holder with respect to Mortgage Loans as to which the Controlling Class Representative is the Directing Holder. RCA is also an affiliate of RREF V - D AIV RR H, LLC, the entity that is the initial Outside Controlling Class Representative under the BMO 2026-C14 pooling and servicing agreement that will govern the servicing of the Birch Run Premium Outlets Whole Loan and the One Commerce Plaza Whole Loan. RCA is also the Outside Special Servicer under the BMO 2026-C14 pooling and servicing agreement that will govern the servicing of the Birch Run Premium Outlets Whole Loan and the One Commerce Plaza Whole Loan. Except as described above, neither RCA or any of its affiliates intends to retain on the Closing Date any additional certificates issued by the issuing entity or any other economic interest in this securitization. However, RCA or its affiliates may, in the future, purchase, retain or own interests in certain other classes of Certificates. Any such party will have the right to dispose of any such Certificate (other than the HRR Certificates) at any time.

The foregoing information set forth under this sub-heading “—Rialto Capital Advisors, LLC” has been provided by RCA.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of the 18 NCB Mortgage Loans (10.1%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the NCB Mortgage Loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of March 31, 2026, National Cooperative Bank, N.A. had total assets of $4,148.0 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.70%. For the quarter ended March 31, 2026, National Cooperative Bank, N.A. reported net income of $14.3 million (unaudited). As of December 31, 2025, National Cooperative Bank, N.A. had total assets of $4,102.5 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted

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Assets ratio of 14.44%. For the year ended December 31, 2025, National Cooperative Bank, N.A. reported net income of $47.2 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2023(1)	2024(1)	2025(1)	2026(2)
By Approximate Number:	3,596	3,625	3,668	3,709
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.9 billion	$6.4 billion	$6.6 billion	$6.6 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of June 30, 2026.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of June 30, 2026, are approximately 1,264 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $5.0 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of June 30, 2026, were located in 33 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of June 30, 2026, National Cooperative Bank, N.A. was named the special servicer in approximately 52 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $3.28 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2021 to June 30, 2026.

Portfolio Size – CMBS Special Servicing	2023(1)	2024(1)	2025(1)	2026(2)
Total	$2,950,819	$3,282,391	$3,308,220	$3,281,335

(1)	Size of portfolio in thousands for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.
(2)	As of June 30, 2026.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, worked remotely. At the end of the COVID-19

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pandemic, NCB returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the Mortgage Loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this sub-heading “—National Cooperative Bank, N.A.” has been provided by NCB.

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General

The Special Servicer may enter into one or more arrangements with the Directing Holder or any other person who has the right to remove, or vote to remove, the Special Servicer, to provide for a discount and/or revenue sharing with respect to certain Special Servicer compensation. The Directing Holder, a Controlling Class Certificateholder and/or other persons or Certificateholders who have the right to remove, or vote to remove, the Special Servicer may further consider any such economic arrangements with the Special Servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of any Certificateholder. See “Risk Factors—Risks Related to Conflict of Interests—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer”.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the potential effect of that ability on the potential cash flows from the Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement or resignation, are described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event”, “—Waivers of Servicer Termination Events” and “Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Special Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Whole Loans, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”) is acting or is expected to act as the Outside Servicer for The Falls Whole Loan, the One Dag Whole Loan and the Phoenix Industrial Portfolio XV Whole Loan, , in each case, under the related Outside Servicing Agreement. CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;
●	commercial real estate property management and risk management and insurance services;
●	commercial mortgage and commercial real estate brokerage services;
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●	commercial mortgage note and commercial real estate sale and disposition services; and
●	investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2023, CWCAM acted as special servicer with respect to 332 domestic CMBS pools containing approximately 10,778 loans secured by properties throughout the United States with a then current unpaid balance of $217 Billion. As of December 31, 2024, CWCAM acted as special servicer with respect to 336 domestic CMBS pools containing approximately 10,183 loans secured by properties throughout the United States with a then current unpaid balance of $211 Billion. As of June 30, 2025, CWCAM acted as special servicer with respect to 330 domestic CMBS pools containing approximately 9,132 loans secured by properties throughout the United States with a then current unpaid balance of $190.9 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of June 30, 2026, CWCAM had 68 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2026, within the CMBS pools described in the preceding paragraph, 172 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the applicable servicing standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known

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to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the Certificateholders.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction. On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”). The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York. In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August, 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice of appeal relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the Collateral Management Agreement against CWCI. CWCI sought leave to file an appeal of the decision. The plaintiff also sought leave to appeal the dismissal of the claims against CWCAM. Both requests for leave were denied by the First Department. On May 15, 2020, CWCI and CWCAM filed a motion to renew its motion to dismiss as to 4 of the remaining counts (including the remaining two counts against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment), based on a decision entered by Judge Failla in a trust instruction proceeding in the US District Court for the Southern District of New York awarding summary judgment in favor of CWCAM. On September 7, 2021, the court denied the motion to renew. CWCI and CWCAM filed a notice of appeal, which they perfected by the filing of their opening brief on July 1, 2022. On November 15, 2022, the First Department affirmed the court’s denial of the motion to renew. On October 1, 2021, CWCI and CWCAM moved to reargue the denial of the motion to renew (or alternatively, the motion to dismiss) with respect to certain of Cobalt’s claims, including the remaining 2 claims against CWCAM, based on the First Department’s April 27, 2021 decision. On March 24, 2022, the court denied the relief sought in the motion to reargue. CWCI and CWCAM appealed the court’s decision on the motion to reargue and filed their opening brief on July 11, 2022. The appeal was dismissed as being non-appealable on August 30, 2022. Discovery (both fact and expert) concluded on March 1, 2024. CWCAM and CWCI filed a motion for summary judgment on March 29, 2024, seeking dismissal of all the claims in their entirety. On that same date, the plaintiff cross moved for summary judgment on one of the claims asserted against only CWCI. Oral argument on the parties’ summary judgment motions were heard on October 22, 2024. On January 13, 2026, the court denied plaintiff’s motion for summary judgment and granted, in part, and denied, in part, the motion filed by CWCI and CWCAM. Specifically, the court dismissed the remaining two counts against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. With respect to CWCI, the court dismissed two counts against CWCI in their entirety and dismissed portions of one count against CWCI. The only three counts that survived and remain in the case are against CWCI. The court severed the dismissed claims from the surviving claims. On January 22, 2026, CWCI filed a notice of appeal. On February 17, the plaintiff filed a notice of appeal. On January 26, 2026, CWCI and CWCAM submitted an order to the court, requesting that it direct the clerk’s office to enter judgment on the dismissed claims and that CWCAM be dismissed as a defendant from the action. On February 20, 2026, the court entered that order. On April 22, 2026, the clerk’s office entered judgment dismissing CWCAM as a defendant from

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the action. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith.

On July 7, 2026, in the United States District Court for the Eastern District of Virginia – Alexandria Division, Greystone Servicing Company LLC (“Greystone”) filed suit against CWCapital Asset Management LLC (“CWCAM”), alleging improper and unauthorized possession and use of confidential, proprietary and trade secret information. The suit requests relief in the forms of preliminary and permanent injunctions prohibiting use and disclosure of the alleged confidential, proprietary and trade secret information and compensatory, punitive and exemplary damages in an unspecified amount. CWCAM disagrees vehemently with these allegations and is actively litigating the claims.

CWCAM may enter into one or more arrangements with any directing certificateholder, any controlling class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the applicable Outside Servicing Agreement and limitations on the right of such person to replace CWCAM as the special servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. The special servicer ratings of CWCAM are “STRONG” by S&P, “MOR CS1” by DBRS Morningstar and “CSS1-“ by Fitch.

Neither CWCAM nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, CWCAM or its affiliates may acquire certain Classes of Certificates in the future. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information under this “—CWCapital Asset Management LLC” heading regarding CWCAM has been provided by CWCAM.

Trimont LLC

General

Trimont LLC, a Georgia limited liability company (“Trimont”), is acting or is expected to act as the Outside Servicer for the U-Haul AREC Portfolio 22 Whole Loan, The Falls Whole Loan, the One Dag Whole Loan, the Phoenix Industrial Portfolio XV Whole Loan, the Birch Run Premium Outlets Whole Loan, and the One Commerce Plaza Whole Loan, in each case, under the related Outside Servicing Agreement.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. Trimont also has offices in the United States located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank, National Association’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	MorningstarDBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average	MOR CS2
Special Servicer:	CSS2	Strong	MOR CS2

1 During the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice, the Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative”.

2 During the integration period associated with the CMS Transaction, the S&P master servicer rating of Trimont has been placed on “RankingWatch Positive” and the S&P special servicer rating of Trimont has been placed on “RankingWatch with negative implications”.

3 Morningstar DBRS has designated the trend for the primary servicer ranking as ‘Positive’, the trend for the special servicer ranking as “Stable”, and the trend for the master servicer ranking as “Stable”.

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Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By Approximate Number:	2,529	2,301	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$110.1	$114.6	$628.1

The following table sets forth information as of June 30, 2026 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 6/30/2026
By Approximate Number:	19,808
By Approximate Aggregate UPB* (in billions):	$645.11

* “UPB” means unpaid principal balance

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of June 30, 2026, approximately 14,982 commercial and multifamily loans with an unpaid principal balance of approximately $434.31 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law, investor requirements or the CMS Acquisition. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master, primary and special servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank, National Association credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of June 30, 2026 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

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As of*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
6/30/2026	$ 387,619,161,589	$894,479,176	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the related Outside Servicing Agreements through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts directly with third-party vendors and may also obtain services from third party vendors through Wells Fargo Bank under the Transition Agreement (as hereinafter defined) for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Outside Serviced Mortgage Loans for which it is acting as Outside Servicer. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the related Outside Serviced Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing any of the related Outside Serviced Mortgage Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the related Outside Serviced Mortgage Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the servicing standard set forth in the related Outside Servicing Agreement.

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There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the any of the related Outside Servicing Agreements and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the related Outside Serviced Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

The following table sets forth information as of the dates indicated about Trimont’s portfolio of active specially serviced commercial and multifamily loans (securitized and non-securitized):

Commercial and Multifamily Mortgage Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By Approximate Number:	53	93	2,737
By Approximate Aggregate UPB (in billions):	$2.1	$3.4	$106.5

The following table sets forth information as of June 30, 2026 showing the portfolio of Trimont named specially serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 6/30/2026
By CMBS pools	156
By Approximate Aggregate Number of Loans:	2,443
By Approximate Aggregate UPB (in billions):	$98.82

The following table sets forth information as of June 30, 2026 showing the portfolio of Trimont active specially serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 6/30/2026
By CMBS pools	23
By Approximate Number of Active Specially Serviced Loans:	207
By Approximate Aggregate UPB (in billions) for Active Specially Serviced Loans:	$7.2

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The properties securing the loans in Trimont’s special servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this named special servicing portfolio, as of June 30, 2026, approximately 2,276 commercial and multifamily loans with an unpaid principal balance of approximately $96.58 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. Of these loans, 40 loans with an unpaid principal balance of approximately $4.96 billion were active specially serviced loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Generally, Trimont’s servicing functions under servicing agreements as special servicer do not include maintenance of accounts for securitization assets, however Trimont does maintain certain operating accounts with respect to REO loans in accordance with the terms of the applicable servicing agreements and consistent with the servicing standard set forth in each of such servicing agreements.

Trimont does not have any material advancing rights or obligations with respect to the commercial real estate securitization pools as to which it acts as special servicer. In certain instances, Trimont may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial real estate securitization pools as to which it acts as special servicer.

Trimont has developed strategies and procedures for managing delinquent loans, breaches by borrowers of the underlying loan documents and loans subject to borrower bankruptcy filings which are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis and include but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs and borrower negotiation or workout in accordance with the applicable servicing standard. The strategy pursued by Trimont for any particular asset depends upon, among other things, the condition and type of the underlying property, the borrower, and the jurisdiction where the asset is located.

Trimont, when acting as a special servicer, may enter into one or more arrangements with the related controlling class representative, directing certificateholder, or equivalent party or related entity, which has the right to remove, or vote to remove the related special servicer, to provide for a discount and/or revenue sharing with respect to certain special servicer compensation. In such cases, the related controlling class representative, directing certificateholder, or equivalent party or related entity, which has the right to remove, or vote to remove the related special servicer, may further consider any such economic arrangements with the related special servicer or a prospective replacement servicer in entering into any decision to appoint or replace the related special servicer from time to time, and such considerations would not be required to take into account the best interests of any certificateholder.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank or its affiliates from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between GACC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GACC or its affiliates from time to time, which may include certain of the Mortgage Loans for which GACC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI or its affiliates from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between SMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by SMC or its affiliates from time to time, which may include certain of the Mortgage Loans for which SMC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between UBS AG New York Branch (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by UBS AG New York Branch or its affiliates from time to time, which may include certain of the Mortgage Loans for which UBS AG New York Branch is acting as Mortgage Loan Seller.

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Pursuant to certain interim servicing arrangements between SGFC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by SGFC or its affiliates from time to time, which may include certain of the Mortgage Loans for which SGFC is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates will retain any certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Trimont or its affiliates may, from time to time after the initial sale of Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third party servicing segment (“CMS”) of Wells Fargo Bank, National Association’s (“Wells Fargo”) commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo’s rights and obligations related to the servicing of loans that Wells Fargo originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees, along with relevant CMS systems, technologies and operating procedures and guidelines (“CMS Platform”) supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing platforms, the platform that Trimont was using prior to the CMS Acquisition Closing Date (“Pre-Closing Platform”) and the CMS Platform. Each platform uses a separate instance of McCracken Financial Solutions software, Strategy CS. Trimont expects to integrate these platforms, including into one instance of Strategy CS, in the future. Until such integration occurs, Trimont expects to service most loans serviced under CMBS servicing agreements on the CMS Platform, but may continue to service the loans it was servicing prior to the CMS Acquisition Closing Date and may service some loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date, on the Pre-Closing Platform.

The foregoing information under this “—Trimont LLC” heading regarding Trimont has been provided by Trimont.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2026, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $415.6 billion issued in 494 transactions.

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As of June 30, 2026, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $196.5 billion issued in 225 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity; (d) is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Sponsor, the Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (e) in the case of an EHRI Trust Subordinate Companion Loan Securitization, is not and is not a Risk Retention Affiliate of the applicable Loan-Specific Retaining Third Party Purchaser, or any other Impermissible Risk Retention Affiliate); (f) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (g) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, any Loan-Specific Certificates), any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that Park Bridge Lender Services, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after

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a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) BMO, a Sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters.

CREFI, a Sponsor and an originator, is an affiliate of (i) Citigroup Global Markets Inc., one of the underwriters, and (ii) Citibank, N.A., the Certificate Administrator.

GACC, a Sponsor and an originator, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

JPMCB, a Sponsor and an originator, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters.

KeyBank, a Sponsor and an originator, and also the Master Servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

NCB, a Sponsor and an originator, is also (i) one of the Master Servicers and one of the Special Servicers and (ii) an affiliate of National Consumer Cooperative Bank, an originator.

NREC, a Sponsor and an originator, is an affiliate of Natixis Securities Americas LLC, one of the underwriters.

NWL, a Sponsor and an originator, is an affiliate of Nomura Securities International, Inc., one of the underwriters.

SGFC, a Sponsor and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

UBS AG New York Branch, a Sponsor and an originator, is an affiliate of UBS Securities LLC, one of the underwriters.

Wells Fargo Bank, a Sponsor and an originator, is an affiliate of Wells Fargo Securities, LLC, one of the underwriters.

RCA, an expected special servicer for this transaction, is an affiliate of RREF V - D AIV RR H, LLC, the entity that is (a) expected to purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates and (b) expected to be appointed the initial Controlling Class Representative and be an Initial Directing Holder with respect to Mortgage Loans as to which the Controlling Class Representative is the Directing Holder. RCA is also an affiliate of RREF V - D AIV RR H, LLC, the entity that is the initial Outside Controlling Class Representative under the BMO 2026-C14 pooling and servicing agreement that will govern the servicing of the Birch Run Premium Outlets Whole Loan and the One Commerce Plaza Whole Loan Whole Loan. RCA is also expected to be the Outside Special Servicer under the BMO 2026-C14 pooling and servicing agreement that will govern the servicing of the Birch Run Premium Outlets Whole Loan and the One Commerce Plaza Whole Loan. Except as described above, neither RCA nor any of its affiliates intends to retain on the Closing Date any additional certificates issued by the issuing entity or any other economic interest in this securitization. However, RCA or its affiliates may, in the future, purchase, retain or own interests in certain other classes of Certificates. Any such party will have the right to dispose of any such Certificate (other than the HRR Certificates) at any time. RCA or an affiliate assisted RREF V - D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

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Park Bridge Lender Services LLC, the Operating Advisor and Asset Representations Reviewer, is also (i) the operating advisor and asset representations reviewer with respect to the U-Haul AREC Portfolio 22 Mortgage Loan, which is currently being serviced under the MSBAM 2026-C36 pooling and servicing agreement, (ii) the operating advisor and asset representations reviewer with respect to The Falls Mortgage Loan and the One Dag Mortgage Loan, which are currently being serviced under the BANK 2026-BNK52 pooling and servicing agreement, (iii) the operating advisor and asset representations reviewer with respect to the Phoenix Industrial Portfolio XV Mortgage Loan, which is currently being serviced under the Benchmark 2026-B43 pooling and servicing agreement and (iv) the operating advisor and asset representations reviewer with respect to the Birch Run Premium Outlets Mortgage Loan and the One Commerce Plaza Mortgage Loan, which are currently being serviced under the BANK 2023-BNK45 pooling and servicing agreement.

Citibank, N.A., the Certificate Administrator, is also (i) the Outside Certificate Administrator of the Phoenix Industrial Portfolio XV Whole Loan, which is serviced under the Benchmark 2026-B43 pooling and servicing agreement, and (ii) the Outside Certificate Administrator of the Birch Run Premium Outlets Whole Loan and the One Commerce Plaza Whole Loan, which are serviced under the BMO 2026-C14 pooling and servicing agreement.

Wilmington Savings Fund Society, FSB, the Trustee, is also (i) the Outside Trustee of the Phoenix Industrial Portfolio XV Whole Loan, which is serviced under the Benchmark 2026-B43 pooling and servicing agreement, and (ii) the Outside Trustee of the Birch Run Premium Outlets Whole Loan and the One Commerce Plaza Whole Loan, which are serviced under the BMO 2026-C14 pooling and servicing agreement.

Interim Servicing and Custodial Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer (which interim servicer is either a party to the Pooling and Servicing Agreement or described under “Servicers—The Outside Servicers and the Outside Special Servicers Outside Servicers” above) identified in the table below, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Joint-Seller Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
NWL	Trimont	3	$62,700,000	8.7%
SMC	Trimont	2	$11,545,942	1.6%

*	In the case of any Joint-Seller Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Joint-Seller Mortgage Loan.

Whole Loans and Mezzanine Loan Arrangements

BMO, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the Arizona Mills Whole Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

CREFI, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the Arizona Mills Whole Loan and The Ritz Tower Whole Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

GACC, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to The Falls Whole Loan and The Pointe at Polaris Whole Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

JPMCB, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the One Dag Whole Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

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Other Arrangements

With respect to certain NCB Mortgage Loans, NCB or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a Mortgaged Property that also secures a Mortgage Loan included in the Issuing Entity, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. Additionally, NCB, or a wholly-owned subsidiary or other affiliate, is party to certain interest rate swaps or other interest rate hedging arrangements with respect to certain or all of the National Cooperative Bank, N.A. Mortgage Loans. In each instance, those interest rate swaps or hedging arrangements will terminate with respect to such loans that NCB will transfer to the Depositor in connection with the contribution of those Mortgage Loans to this securitization transaction.

KeyBank National Association, the Master Servicer, will enter into one or more agreements with the Sponsors (other than NCB) to purchase the master servicing rights to the Mortgage Loans other than the NCB Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans other than the NCB Mortgage Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this securitization transaction is expected to be retained pursuant to Regulation RR (12 CFR Part 244) (“Regulation RR”) which implements the Credit Risk Retention Rules, as follows:

●	Bank of Montreal, a Canadian chartered bank, has been designated by the Sponsors to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”); and
●	The Retaining Sponsor is expected to satisfy its risk retention requirements under the Credit Risk Retention Rules by a third party purchaser (the “Retaining Third Party Purchaser”), which will be RREF V - D AIV RR H, LLC, a Delaware limited liability company, purchasing, on the Closing Date, and holding for its own account an “eligible horizontal residual interest” (as such term is defined in Regulation RR), consisting of all of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of approximately $72,284,426, and having an aggregate fair value equal to at least 5.0% of the fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates), determined in accordance with Generally Accepted Accounting Principles (“GAAP”). See “—HRR Certificates—The Retaining Third Party Purchaser” below for more information on the Retaining Third Party Purchaser.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined, that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

HRR Certificates

The Retaining Third Party Purchaser

RREF V - D AIV RR H, LLC (“RREF AIV”), a Delaware limited liability company, is expected, to (i) act as the Retaining Third Party Purchaser, (ii) receive the Class S Certificates and (iii) acquire the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “HRR Certificates”).

The Retaining Third-Party Purchaser is wholly owned, directly or indirectly, by RREF V - D AIV HoldCo RR, LLC, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The Retaining Third-Party Purchaser or its affiliates have previously purchased other CMBS B-Piece Securities like the HRR Certificates and its affiliates have been a third-party purchaser in many other CMBS securitizations and have held CMBS B-Piece securities and

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served as controlling class representative and directing certificateholder (or in a similar capacity) in other CMBS securitizations. The Retaining Third-Party Purchaser is advised by RCM, an affiliate of RCA, and a registered investment adviser specialized in commercial real estate debt investments. RCM has underwritten and purchased, primarily for funds under its management, as of June 30, 2026, over $12.4 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 265 securitizations totaling approximately $281 billion in overall transaction size. RCM (or an affiliate or managed fund) has the right to appoint the special servicer in a majority of these transactions. See “Transaction Parties—Servicers—The Special Servicers” for additional information about the Retaining Third-Party Purchaser, RCM, RCA and their respective affiliates.

RREF V - D AIV RR H, LLC is expected to (i) purchase the HRR Certificates, (ii) receive the Class S Certificates and (iii) be the initial Controlling Class Representative and the initial Directing Holder with respect to Mortgage Loans as to which the Controlling Class Representative is the Directing Holder. RCA, an expected special servicer for this transaction, is an affiliate of RREF V - D AIV RR H, LLC, the Retaining Third-Party Purchaser. RCA or an affiliate assisted RREF V - D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan consisting of a review of the Sponsors' underwriting standards, the collateral securing each Mortgage Loan and expected cash flows related to the Mortgage Loans. Such review was based on the Mortgage Loan files and information regarding the Mortgage Loans provided by or on behalf of the Sponsors. The Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the Sponsors as to the selection of the Mortgage Loans and the establishment of other transaction terms. The Retaining Third Party Purchaser's acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such Mortgage Loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. The Retaining Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of Certificates. In addition, the Retaining Third Party Purchaser does not have any duties to the holders of any Class of Certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third Party Purchaser for having so acted.

For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third Party Purchaser and another party to this securitization, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” and “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Material Terms of the HRR Certificates

The Retaining Third Party Purchaser is expected to purchase the HRR Certificates for cash on the Closing Date.

The aggregate fair value, as of the Closing Date, of the HRR Certificates will be equal to approximately $38,197,847, representing approximately 5.1743% of the aggregate fair value, as of the Closing Date, of all Certificates (other than the Class R Certificates) issued by the Issuing Entity. The aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) will be approximately $738,225,493. The fair values referenced in the preceding two sentences are based on actual prices and final tranche sizes as of the Closing Date for each Class of Certificates (other than the Class R Certificates).

The aggregate fair value, as of the Closing Date, of the “eligible horizontal residual interest” (as such term is defined in Regulation RR) that the Retaining Sponsor is required to retain in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, is approximately $36,911,275,

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representing 5% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) issued by the Issuing Entity.

On any Distribution Date, the aggregate amount available for distributions on the Certificates from the Mortgage Loans, including principal and interest (other than any Excess Interest), net of specified servicing and administrative costs and expenses, will be allocated to the Classes of Certificates in descending order (beginning with the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Mortgage Loan losses will be allocated to the Principal Balance Certificates in ascending order (beginning with certain Principal Balance Certificates that are not being offered by this prospectus), in each case as set forth under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

For a description of payment and other material terms of the Classes of HRR Certificates, see “Description of the Certificates” in this prospectus.

Hedging, Transfer and Financing Restrictions

The HRR Certificates will be required to be subject to certain hedging, transfer and financing restrictions. The HRR Certificates will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the registered holders of the HRR Certificates for so long as the HRR Certificates are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement.

The Retaining Third Party Purchaser will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator”, “third party purchaser” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by the Retaining Third Party Purchaser not to transfer the HRR Certificates, except to a “majority-owned affiliate” or, no earlier than the fifth anniversary of the Closing Date, to a “subsequent third party purchaser” (each as defined in, and in compliance with, the Credit Risk Retention Rules then in effect). In addition, the Retaining Third Party Purchaser will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Third Party Purchaser will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date, and (iii) two years after the Closing Date; provided that such restrictions may end on any earlier date on which all of the Mortgage Loans have been defeased in accordance with Rule 7(b)(8)(i) of Regulation RR.

Representations and Warranties

BMO, JPMCB, KeyBank, NCB, NREC, NWL, SGFC, SMC, UBS AG New York Branch and Wells Fargo Bank will make the representations and warranties identified on Annex E-1A; and CREFI and GACC will make the representations and warranties identified on Annex E-2A, subject to certain exceptions to such representations and warranties set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

At the time of its decision to include the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action

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related to such exception, a determination by BMO, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BMO Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the JPMCB Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other

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circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable JPMCB Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the KeyBank Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable KeyBank Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the NCB Mortgage Loans in this transaction, NCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable NCB Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the NREC Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus

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were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable NREC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Nomura Mortgage Loans in this transaction, NWL determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NWL that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NWL that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NWL based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Nomura Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the SGFC Mortgage Loans in this transaction, SGFC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SGFC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SGFC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SGFC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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Additional information regarding the applicable SGFC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable SMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the UBS AG New York Branch Mortgage Loans in this transaction, UBS AG New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable UBS AG New York Branch Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Wells Fargo Bank Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect

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on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Wells Fargo Bank Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2026-C15 (the “Certificates”) will be issued on or about August 31, 2026 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans (and any Trust Subordinate Companion Loans) and all payments under and proceeds of the Mortgage Loans (and any Trust Subordinate Companion Loans) received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans (and any Trust Subordinate Companion Loans) it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated as set forth in the table under the heading “Certificate Summary” and the footnotes thereto. Further, various groups of those Classes will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R Certificates
“Certificates”:	The Offered Certificates and the Non-Offered Certificates
“Senior Certificates”:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A and Class X-B Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates
“Regular Certificates”:	The Senior Certificates and the Subordinate Certificates (i.e., the Certificates other than the Class S and Class R Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates)
“Residual Certificates”:	The Class R Certificates

Certain additional classes of commercial mortgage pass-through loan-specific certificates and any related uncertificated interests (collectively, the “Loan-Specific Certificates”) may be issued by the Issuing Entity that are solely backed by a related Trust Subordinate Companion Loan and are not offered by this prospectus.

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Notwithstanding the use of the term “Loan-Specific Certificates”, one or more classes thereof may be issued as uncertificated interests. Each subseries of Loan-Specific Certificates that backs a particular Trust Subordinate Companion Loan is identified in a separate related offering circular. Each subseries of Loan-Specific Certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the related Trust Subordinate Companion Loan, and the issuance thereof should be considered as a separate securitization. Classes of Loan-Specific Certificates that have a principal balance and are entitled to payments of principal are referred to in this prospectus as “Loan-Specific Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%).

The “Certificate Balance” (a) of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus and (b) if there is a Trust Subordinate Companion Loan, of any class of related Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on such Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of each Class of the Class X Certificates will equal the Certificate Balance or the aggregate of the Certificate Balances, as applicable, of the related Class(es) of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C

Neither the Class S nor the Class R Certificates will have a Certificate Balance or Notional Amount nor entitle their holders to distributions of principal or interest, except that the Class S Certificates will be entitled to receive any collections of the Excess Interest that may accrue after the related Anticipated Repayment Date on any ARD Loan.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in September 2026. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in September 2026.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept

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such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate or Loan-Specific Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class S or Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, (including in the case of the initial Distribution Date, any Initial Month’s Interest Deposit Amount as described in the last paragraph of this “Available Funds” section), exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;
(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);
(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates);
(vi)	Excess Interest on the ARD Loans (which is separately distributed to holders of the Class S Certificates);
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(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or
(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Back-Up Advancing Agent, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2027, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in September 2026, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in

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such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

In the case of each of the Corporate Center VI Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Master Servicer on the Closing Date for deposit in the Collection Account, an amount that represents one month’s interest accrued with respect to such Mortgage Loan at the related Mortgage Rate for the month of August 2026 (such amount with respect to each such Mortgage Loan, the related “Initial Month’s Interest Deposit Amount”).

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-SB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-SB Scheduled Principal Balance”),
(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,
(iii)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,
(iv)	to the holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and
(v)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such

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Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;
Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D-RR Certificates have been reduced to zero, to the holders of the Class E-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

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Nineteenth, to the holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR Certificates have been reduced to zero, to the holders of the Class F-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR and Class F-RR Certificates have been reduced to zero, to the holders of the Class G-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR and Class G-RR Certificates have been reduced to zero, to the holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates and without regard to the Class A-SB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates. In addition, in the case of any distributions made pursuant to any of clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First, Twenty-Fourth and Twenty-Seventh, such distributions will, in the case of each such clause, be applied first to reimburse previously allocated Realized Losses and then to pay compound interest accrued on previously allocated Realized Losses.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances

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(plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Principal Balance Certificates; and (ii) the Interest Shortfall Carry-Forward with respect to each affected Class of Regular Certificates for the next Distribution Date will be increased by the amount of additional interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed Class of Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate for each Class of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates for any Distribution Date will be fixed at the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus.

The Pass-Through Rate for each Class of the Class A-S, Class B and Class C Certificates for any Distribution Date will be a per annum rate equal to the lesser of (a) the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate for each Class of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-S, Class B and Class C Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan or Trust

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Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2027 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2027, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account (or the related Trust Subordinate Companion Loan REMIC Distribution Account, if applicable) for distribution on such Distribution Date; and (iii) the related Net Mortgage Pass-Through Rate for the initial Distribution Date, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include the related Initial Month’s Interest Deposit Amount (adjusted to the related Net Mortgage Rate). In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan or Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall Carry-Forward, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall Carry-Forward” with respect to any Distribution Date for any Class of Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(1)	the Scheduled Principal Distribution Amount for that Distribution Date;
(2)	the Unscheduled Principal Distribution Amount for that Distribution Date; and
(3)	the Principal Shortfall Carry-Forward for that Distribution Date;

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Back-Up Advancing Agent, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Back-Up Advancing Agent, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

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The “Principal Shortfall Carry-Forward” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan (and any Trust Subordinate Companion Loan) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan (other than any Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Whole Loan as of any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan is paid in full, or if any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan and/or Serviced Whole Loan will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer, the Special Servicer or the Back-Up Advancing Agent for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Whole Loan, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan held outside the Issuing Entity will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan and incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement, and otherwise as disclosed in this prospectus with respect to the related Subordinate Companion Loan.

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Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Class S Certificates any Excess Interest received by the Issuing Entity with respect to the ARD Loans during the Collection Period for (or, in the case of an Outside Serviced Mortgage Loan, as part of a distribution to the Issuing Entity during the month of) such Distribution Date. Excess Interest will not be available to make distributions to any other Class of Certificates or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Whole Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to

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time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest

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described in subclause (i) of this clause Third that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the preceding paragraph on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR and Class J-RR Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-4, Class A-5, Class A-SB and Class X-A Certificates, (ii) the group (the “YM

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Group A-S/B/C") comprised of the Class A-S, Class B, Class C and Class X-B Certificates, (iii) the group (the “YM Group D”), comprised solely of the Class D-RR Certificates, and (iv) the group (the “YM Group E” and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E, together, the “YM Groups”)) comprised solely of the Class E-RR Certificates, pro rata, based upon the aggregate amount of principal distributed to the Class or Classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more Classes of Principal Balance Certificates (for each of which Classes the value of this clause (Y) is one (1)), the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates (if any) in such YM Group. If there is more than one Class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F-RR, Class G-RR and Class J-RR Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class S and Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Available Funds for such Distribution Date).

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For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	August 2031
Class A-4	June 2036
Class A-5	August 2036
Class A-SB	September 2035
Class X-A	August 2036
Class X-B	August 2036
Class A-S	August 2036
Class B	August 2036
Class C	August 2036

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in August 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a

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Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) and Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and
(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and related REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans and any Trust Subordinate Companion Loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards) (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof and then, if applicable, to any Trust Subordinate Companion Loan.

Any Excess Prepayment Interest Shortfall with respect to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer and, (ii) with respect to any Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Trust Subordinate Companion Loan Available Funds for any Distribution Date that is not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

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Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-SB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D-RR Certificates, the Class E-RR Certificates, the Class F-RR Certificates, the Class G-RR Certificates and the Class J-RR Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class J-RR Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date, the amount, if any, by which (A) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any Realized Losses among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

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first, to the Class J-RR Certificates;

second, to the Class G-RR Certificates;

third, to the Class F-RR Certificates;

fourth, to the Class E-RR Certificates;

fifth, to the Class D-RR Certificates;

sixth, to the Class C Certificates;

seventh, to the Class B Certificates; and

eighth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or any Trust Subordinate Companion Loans, Nonrecoverable Advances made in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses (which may include certain reasonable and customary unreimbursed third-party unanticipated or default-related expenses payable to the Master Servicer that exceed cap amounts set forth in the Mortgage Loan documents (so long as such expenses would qualify as “unanticipated expenses incurred by a Trust REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)); and (2) certain unanticipated, non-Mortgage Loan-specific or non-Trust Subordinate Companion Loan-specific expenses of the Issuing Entity, including certain reimbursements to, and indemnifications of, the parties to the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the

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Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or a Certificate Owner reasonably requests, to enable Certificateholders and Certificate Owners to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (https://sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing

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Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;
(ii)	a CREFC® financial file;
(iii)	a CREFC® loan periodic update file;
(iv)	a CREFC® appraisal reduction amount template (to the extent received, or prepared pursuant to the Pooling and Servicing Agreement); and
(v)	a CREFC® Schedule AL file (provided that the Master Servicer with respect to the NCB Mortgage Loans will be required to deliver a CREFC® Schedule AL file with respect to such Mortgage Loans to the other Master Servicer, and such other Master Servicer will be required to provide an aggregated CREFC® Schedule AL file with respect to the entire Mortgage Pool to the Certificate Administrator).

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)        Other than in the case of Mortgage Loans secured by residential cooperative properties, within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending March 31, 2027, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the CREFC® operating statement analysis report upon request.

(ii)       Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules), commencing with respect to the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its

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participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan or Trust Subordinate Companion Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or any Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

In determining whether any person is an additional servicer or an affiliate of the Operating Advisor, the Certificate Administrator may rely on a certification by the Master Servicer, the Special Servicer, a Mortgage Loan Seller or the Operating Advisor, as the case may be.

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For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, the Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, or that would trigger an Asset Review with respect to a Mortgage Loan, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Non-Reduced Loan-Specific Certificates” means, as of any date of determination, any class of Loan-Specific Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates, (y) any Appraisal Reduction Amounts allocated to such class of Loan-Specific Principal Balance Certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of Loan-Specific Principal Balance Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates.

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“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan held outside the Issuing Entity, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to the related Serviced Whole Loan. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co, CRED iQ and Green Street Advisors, LLC pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to, or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:
●	this prospectus;
●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;
(B)	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
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(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and
●	the Operating Advisor Annual Report;
(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the Special Servicer;
●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;
●	any documents provided to the Certificate Administrator by the Master Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post to the “additional documents” tab; and
●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;
(E)	the following documents, which will be made available under a tab or heading designated “special notices”:
●	any notice provided to the Certificate Administrator by the Depositor, the Master Servicer or the Special Servicer directing the Certificate Administrator to post to the “special notices” tab;
●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the Certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;
●	any notice of resignation or termination of the Master Servicer or Special Servicer;
●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations
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Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;
●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;
●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;
●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the Issuing Entity;
●	any notice that a Control Termination Event or a Trust Subordinate Companion Loan control appraisal period has occurred or is terminated or that a Consultation Termination Event or any applicable Operating Advisor Consultation Trigger Event has occurred, including (if the assets of the Issuing Entity include a Trust Subordinate Companion Loan) any such event described under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any assessments of compliance delivered to the Certificate Administrator;
●	any Attestation Reports delivered to the Certificate Administrator;
●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and
●	Proposed Course of Action Notice;
(F)	the “Investor Q&A Forum”;
(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

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Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative, such Controlling Class Certificateholder, such Loan-Specific Controlling Class Representative or such Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Special Servicer Mortgage Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) under the Exchange Act concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the

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applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), any Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

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The Certificate Administrator’s internet website will initially be located at https://sf.citidirect.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at (888) 855-9695.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

For purposes of this “—Reports to Certificateholders; Certain Available Information” section, in the case of a Whole Loan with a related Consulting Party (other than the Controlling Class Certificateholder), such Consulting Party will be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term under the related Co-Lender Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Co-Lender Agreement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates and any Loan-Specific Certificates (in the aggregate, the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1)       1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates and any classes of interest-only Loan-Specific Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2)       in the case of any Class of Principal Balance Certificates or any class of Loan-Specific Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only

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Certificates have been reduced to zero, 100%) and a fraction, expressed as a percentage, the numerator of which is equal to the related Certificate Balance as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates and Loan-Specific Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or Non-Reduced Loan-Specific Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates exclusive of any Loan-Specific Certificates (the “Pooled Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Pooled Voting Rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights or, if applicable, Pooled Voting Rights of any Class of Certificates or class of Loan-Specific Certificates are required to be allocated among holders thereof in proportion to their respective Percentage Interests.

The Class S and Class R Certificates will not be entitled to any Voting Rights or Pooled Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or

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prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants

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and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of

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securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

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Citibank, N.A.
388 Greenwich Street, 26th Floor
New York, New York 100013
Attention: Global Transaction Services – BMO 2026-C15
with a copy to: ratingagencynotice@citi.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

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The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors pursuant to the respective mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between, in each case, the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans (and any such Trust Subordinate Companion Loans), without recourse, to the Trustee for the benefit of the applicable Certificateholders and any related Loan-Specific Certificateholders. For purposes of the respective Mortgage Loan Purchase Agreements between the Depositor and each of the related Sponsors, the Arizona Mills Mortgage Loan (9.96%), the Birch Run Premium Outlets Mortgage Loan (2.8%) and the One Commerce Plaza Mortgage Loan (1.2%) (each of which is sometimes referred to in this prospectus as a “Joint-Seller Mortgage Loan”), will each constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof sold to the Depositor by the applicable Sponsor. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) and any Trust Subordinate Companion Loan sold by the applicable Sponsor and each Serviced Whole Loan (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Whole Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for any Trust Subordinate Companion Loan will refer to the Mortgage File for the related Mortgage Loan, and will include the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)                        (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)                     the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)                  the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)                   an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)                      an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)                   the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)                originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)             the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Whole Loan, if applicable) or, if such policy has not been issued or located,

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an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                 an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)                    an original or copy of the related loan agreement, if any;

(xi)                 an original of any guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(xii)              an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)       an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)           an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)               if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)            in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement;

(xvii)         any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)      an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)           the original or copy of any related environmental insurance policy;

(xx)             a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)          copies of any related franchise agreement, property management agreement (other than with respect to the Residential Cooperative Mortgage Loans) or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

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As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)                    (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)                 the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording

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indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)              any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)               final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                  the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)               the related ground lease, if any, and any ground lessor estoppel;

(vii)            the related loan agreement, if any;

(viii)          the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)              the related lockbox agreement or cash management agreement, if any;

(x)                 the environmental indemnity from the related borrower, if any;

(xi)              the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)           in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)        any mezzanine loan intercreditor agreement;

(xv)           any related environmental insurance policy;

(xvi)        any related letter of credit and any related assignment thereof; and

(xvii)     any related franchise agreement, property management agreement (other than with respect to the Residential Cooperative Mortgage Loans) or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll (or, in the case of a Residential Cooperative Mortgaged Property, copies of a maintenance schedule);

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(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)      unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items

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identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan and any Trust Subordinate Companion Loan sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans are generally to the effect set forth on Annex E-1A to this prospectus (in the case of BMO, JPMCB, KeyBank, NCB, NREC, NWL, SGFC, SMC, UBS AG New York Branch and Wells Fargo Bank) and Annex E-2A (in the case of CREFI and GACC), subject to the related exceptions set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;
●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and
●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans or Trust Subordinate Companion Loans (if any), although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan or Trust Subordinate Companion Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or
●	to repurchase the affected Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof as if such applicable portion was a separate Mortgage Loan) or Trust Subordinate Companion Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication) (calculated in the case of a Joint-Seller
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Mortgage Loan, solely with respect to the applicable portion thereof as if such applicable portion was a separate Mortgage Loan)—

(i)	the outstanding principal balance of that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus
(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus
(iii)	all unreimbursed property protection advances relating to that Mortgage Loan or Trust Subordinate Companion Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans or Trust Subordinate Companion Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan or Trust Subordinate Companion Loan; plus
(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus
(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus
(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

provided, however, that no Sponsor may repurchase its Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan that it contributed (so long as there is a Material Defect with respect to such related Mortgage Loan).

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing the affected Mortgage Loan or Trust Subordinate Companion Loan, or (if permitted) replacing the affected Mortgage Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable Directing Holder and, in the case of a Trust Subordinate Companion Loan, subject to the consent of the applicable Loan-Specific Controlling Class Representative if and for so long as it is the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching

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an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan or Trust Subordinate Companion Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Residential Cooperative Mortgage Loan, the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Residential Cooperative Mortgage Loan, the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as no Consultation Termination Event has occurred and is continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the

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requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as no Consultation Termination Event has occurred and is continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause any Trust REMIC to fail to qualify as a REMIC, or (if applicable) any portion of the Issuing Entity to fail to qualify as a grantor trust, for federal income tax purposes, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as no Consultation Termination Event has occurred and is continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to

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the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or Trust Subordinate Companion Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan or Trust Subordinate Companion Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

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The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of August 1, 2026 (the “Pooling and Servicing Agreement”), by and between the Depositor, the master servicers (each master servicer, with respect to the Mortgage Loans serviced by it under the Pooling and Servicing Agreement, the “Master Servicer”), the special servicers (each special servicer, with respect to the Mortgage Loans serviced by it under the Pooling and Servicing Agreement, the “Special Servicer”), the operating advisor (the “Operating Advisor”), the certificate administrator (the “Certificate Administrator”), the trustee (the “Trustee”) and the asset representations reviewer (the “Asset Representations Reviewer”).

Unless the context indicates otherwise, references in this section or in any other section of this prospectus to “Master Servicer” or “Special Servicer” means, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, the applicable master servicer or special servicer, as the case may be, that acts in such capacity under the Pooling and Servicing Agreement with respect to such Serviced Mortgage Loan or Serviced Whole Loan, as applicable, including the rights of and obligations of such entity acting in such capacity with respect to the related Serviced Mortgage Loan or Serviced Whole Loan, as applicable (i.e., (i) with respect to all Serviced Mortgage Loans or Serviced Companion Loans other than the NCB Mortgage Loans, KeyBank National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer, or in each such case any successor thereto in such capacity, and (ii) with respect to the NCB Mortgage Loans, National Cooperative Bank, N.A., in its respective capacities as master servicer and as special servicer, as applicable, or any successor thereto in either such capacity).

In addition, (i) KeyBank National Association, as Master Servicer, will also act as master servicer with respect to the Outside Serviced Mortgage Loans, insofar as the Master Servicer has any rights or obligations with respect to the Outside Serviced Mortgage Loans, and (ii) Rialto Capital Advisors, LLC, as Special Servicer, as and to the extent provided in the Pooling and Servicing Agreement, will have certain rights and obligations with respect to the Outside Serviced Mortgage Loans.

Notwithstanding any provision herein to the contrary, neither Master Servicer and neither Special Servicer will have any responsibility for the performance by the other Master Servicer or Special Servicer, as applicable, of such other Master Servicer’s or Special Servicer’s duties under the Pooling and Servicing Agreement.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (including any Trust Subordinate Companion Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Whole Loans, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu-AB Whole Loan” means a Pari Passu-AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Pari Passu Whole Loan” means a Pari Passu Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced AB Whole Loan” means an AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Whole Loan” means a Serviced Pari Passu Whole Loan, Serviced AB Whole Loan or a Serviced Pari Passu-AB Whole Loan, as applicable.
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●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Whole Loan or a Serviced Pari Passu-AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Whole Loan or a Serviced Pari Passu-AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.
●	“Companion Loan Holder” means the holder of a Companion Loan.
●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.
●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.
●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.
●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).
●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.
●	“Serviced Outside Controlled Whole Loan” means a Serviced Whole Loan if and for so long as the “controlling note” with respect to such Serviced Whole Loan is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Whole Loan may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Whole Loan, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Whole Loans” will thereafter cease to apply to the subject Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan.
●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.
●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.
●	“Outside Controlling Note Holder” means, with respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).
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●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.
●	“Outside Serviced Whole Loan” means a Whole Loan that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Whole Loan.
●	“Outside Serviced AB Whole Loan” means any AB Whole Loan that is an Outside Serviced Whole Loan.
●	“Outside Serviced Pari Passu Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan that is a Pari Passu Whole Loan will be an Outside Serviced Pari Passu Whole Loan.
●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Whole Loan or an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.
●	“Outside Serviced Pari Passu-AB Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Whole Loan will be an Outside Serviced Subordinate Companion Loan.
●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Whole Loan.
●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Whole Loan is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Whole Loan, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Whole Loan (other than a Servicing Shift Whole Loan following the related Controlling Pari Passu Companion Loan Securitization Date), as of the Closing Date, the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”; provided that, in the case of The Falls Mortgage Loan, following the related Controlling Pari Passu Companion Loan Securitization Date, the Outside Servicing Agreement will be the related Future Outside Servicing Agreement.
●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.
●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.
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●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Whole Loan.
●	“Servicing Shift Whole Loan” means a Whole Loan that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Whole Loan will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.
●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Whole Loan.
●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Whole Loan or The Falls Mortgage Loan, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.
●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Whole Loans and referred to in the immediately preceding bullets.

The chart below identifies, with respect to each Whole Loan, (i) whether such Whole Loan is a Pari Passu Whole Loan, an AB Whole Loan or a Pari Passu-AB Whole Loan, and (ii) whether such Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan.

Type and Servicing Status of Whole Loans

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan
Arizona Mills	$72,000,000	9.96%	$63,000,000	N/A	$135,000,000	Serviced	Pari Passu
Orchard at Saddleback	$55,312,500	7.7%	$33,187,500	N/A	$88,500,000	Serviced	Pari Passu
U-Haul AREC Portfolio 22	$46,900,000	6.5%	$87,100,000	N/A	$134,000,000	Outside Serviced	Pari Passu
The Falls	$34,500,000	4.8%	$95,500,000	N/A	$130,000,000	Outside Serviced	Pari Passu
One Dag	$30,000,000	4.2%	$145,000,000	N/A	$175,000,000	Outside Serviced	Pari Passu
The Pointe at Polaris	$25,000,000	3.5%	$15,500,000	N/A	$40,500,000	Serviced	Pari Passu
The Ritz Tower	$23,000,000	3.2%	$15,000,000	N/A	$38,000,000	Serviced	Pari Passu
Phoenix Industrial Portfolio XV	$21,349,934	3.0%	$39,906,419	N/A	$61,256,353	Outside Serviced	Pari Passu
Birch Run Premium Outlets	$20,000,000	2.8%	$70,000,000	N/A	$90,000,000	Outside Serviced	Pari Passu
One Commerce Plaza	$9,000,000	1.2%	$55,000,000	N/A	$64,000,000	Outside Serviced	Pari Passu

There are no Serviced AB Whole Loans, Serviced Pari Passu-AB Whole Loans, Serviced Outside Controlled Whole Loans, Servicing Shift Whole Loans, Outside Serviced AB Whole Loans or Outside Serviced Pari Passu-AB Whole Loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Whole Loan(s) or any related terms should be disregarded.

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See “Description of the Mortgage Pool—The Whole Loans” for further information with respect to each Whole Loan, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Whole Loan or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and any Trust Subordinate Companion Loans, together with all payments due on or with respect to the Mortgage Loans and any Trust Subordinate Companion Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

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Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller's Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Whole Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans (provided that a Sponsor may not effect a substitution of a Trust Subordinate Companion Loan), or to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan or Trust Subordinate Companion Loan. This cure, substitution or repurchase obligation (and, if applicable, any related guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

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●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Whole Loan) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or
●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or
●	solely in the case of a delinquent balloon payment, (A) 30 days after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy
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to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that balloon payment was due, a refinancing commitment, letter of intent or signed purchase and sale agreement reasonably acceptable to the Master Servicer or the Special Servicer from an acceptable lender which provides that such refinancing or purchase will occur within 60 days of such related maturity date (or, if the refinancing commitment, letter of intent or signed purchase and sale agreement is reasonably satisfactory in form and substance to both the master servicer and the special servicer, 120 days), (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 60 days or 120 days, as applicable, after the date on which the balloon payment was due and (2) the termination of the refinancing commitment, letter of intent or signed purchase and sale agreement; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided,

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however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent ((or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);
●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;
●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and
●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

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The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Whole Loan). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Whole Loan under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

If the Master Servicer receives a borrower request for a Major Decision or Special Servicer Decision, the Master Servicer will be required to promptly forward such request to the Special Servicer and will have no further obligations with respect to such Major Decision or Special Servicer Decision, except for providing the Special Servicer with information to the extent required under the Pooling and Servicing Agreement and except (i) to the extent the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such a request, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” as discussed below. With respect to any Serviced Loan that is not a Specially Serviced Loan, the processing of, and the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision:

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       other than with respect to a Mortgage Loan secured by a residential cooperative property, approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver with respect to late financial statements, which in no event relieves any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(c)       other than with respect to a Mortgage Loan secured by a residential cooperative property, approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 120% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

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(f)        other than with respect to a Mortgage Loan secured by a residential cooperative property (provided that, in the case of additional debt secured by the related Mortgaged Property, certain applicable conditions with respect to such additional debt as set forth in the Pooling and Servicing Agreement are satisfied), in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(h)       any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(i)        any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(j)        any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(k)       other than with respect to a Mortgage Loan secured by a residential cooperative property, fundings or disbursements of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves that (i) exceed, in the aggregate, 10% of the initial principal balance of the related Serviced Loan, regardless of whether such funding or disbursement may be characterized as routine or customary in nature (except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan)), which holdbacks, escrows and reserves are identified on an exhibit to the Pooling and Servicing Agreement, or (ii) regardless of the aggregate percentage of the initial principal balance of the related Serviced Loan represented by such holdbacks, escrows or reserves, that are not routine or customary in nature;

(l)        any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease; and

(m)      any determination that a “cash sweep period”, “cash trap period” or other similar term with respect to any Serviced Loan has terminated.

As used in clause (k) above, “performance”, “earn-out”, “holdback” and similar escrows and reserves refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specially identified event, in each case as set forth in the Mortgage Loan Documents and related to the borrower or mortgaged property.

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With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

In the event that the Special Servicer has or obtains knowledge that a borrower has incurred, or any receiver, trustee or similar person acting in such capacity with respect to a borrower and the related Mortgaged Property has incurred and/or has expressed in writing its intent to seek, additional debt or liens with respect such Mortgaged Property (collectively, “Additional Debts or Liens”), the Special Servicer will promptly notify the Master Servicer of such Additional Debts or Liens.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing

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Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents without the consent of the Master Servicer (in the case of sub-servicers engaged by the Master Servicer) or the Special Servicer (in the case of sub-servicers engaged by the Special Servicer).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount advanced pursuant to, or otherwise required to be advanced pursuant to, the Pooling and Servicing Agreement, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan and any Trust Subordinate Companion Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan or any Trust Subordinate Companion Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans (other than any Trust Subordinate Companion Loans). The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan (or Trust Subordinate Companion Loan) as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

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The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Certificate Administrator, in its capacity as back-up advancing agent (in such capacity, the “Back-Up Advancing Agent”), to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Back-Up Advancing Agent or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Back-Up Advancing Agent will be required:

●	if a responsible officer of the Back-Up Advancing Agent has actual knowledge of the failure, to give the Master Servicer notice of its failure; and
●	if the failure continues for three more business days, to make the Property Advance, unless the Back-Up Advancing Agent determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Back-Up Advancing Agent, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”) (and, solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Back-Up Advancing Agent, as applicable, to make Advances with respect to any Mortgage Loan or Trust Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and until the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Whole Loan and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee,

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as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Back-Up Advancing Agent in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Back-Up Advancing Agent) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, the Trust Subordinate Companion Loan or the Issuing Entity’s interest in a related REO Property (or, in the case of a Servicing Advance on a Serviced Whole Loan, from such collections with respect to such Serviced Whole Loan and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or the Issuing Entity’s interest in a related REO Property) prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or the Issuing Entity’s interest in a related REO Property).

In connection with a determination by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Back-Up Advancing Agent will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Back-Up Advancing Agent in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Back-Up Advancing Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made;
●	the Special Servicer may, at its option (exercised in its sole discretion), make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Back-Up Advancing Agent, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Back-Up Advancing Agent;
●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Back-Up Advancing Agent is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;
●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Back-Up Advancing Agent; and
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●	notwithstanding the foregoing, the Back-Up Advancing Agent may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other such servicer in accordance with the preceding bullet which is binding on the Back-Up Advancing Agent), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Back-Up Advancing Agent, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Back-Up Advancing Agent, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, forming the basis of such determination. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will take into account, among other things, the subordinate nature of such Trust Subordinate Companion Loan to the related Mortgage Loan and the related Pari Passu Companion Loans.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Back-Up Advancing Agent’s obligation to make P&I Advances, the Master Servicer and the Back-Up Advancing Agent may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Whole Loan, with interest at a prime lending rate.

For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the monthly payment amount, the Master Servicer will be required to make P&I Advances for such Mortgage Loan based on the terms of the related Mortgage Loan documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

The Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Back-Up Advancing Agent, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (excluding any Trust Subordinate Companion Loan(s)) (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of a Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the applicable Trust Subordinate Companion Loan.

Neither the Master Servicer nor the Back-Up Advancing Agent will be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer or the Back-Up Advancing Agent will only be entitled to reimbursement for a P&I Advance (and any interest thereon) from the amounts that would have been

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allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Whole Loan, any related Loan-Specific Certificateholders, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, any related Loan-Specific Certificateholders and/or any related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Neither the Master Servicer nor the Back-Up Advancing Agent will be entitled to recover: (1) from collections on a Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of a Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Property Advance for a Trust Subordinate Companion Whole Loan, the Master Servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Any requirement of the Master Servicer or the Back-Up Advancing Agent to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and any related Loan-Specific Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any Trust Subordinate Companion Loan.

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Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders or Loan-Specific Certificateholders to the detriment of other Classes of Certificateholders or Loan-Specific Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent or a right of the Certificateholders or any Loan-Specific Certificateholders.

Accounts

Collection Accounts and Whole Loan Custodial Accounts. Each Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans and any Trust Subordinate Companion Loans for which it is responsible into a segregated account (as to such Master Servicer and such Mortgage Loans and any such Trust Subordinate Companion Loans, the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. For avoidance of doubt, (i) each Master Servicer shall establish a separate Collection Account, which shall be referred to herein collectively simply as the “Collection Account,” and (ii) each Master Servicer will have equivalent rights and obligations with respect to the Collection Account established by it unless otherwise specified herein, including, without limitation, to deposit funds into, and withdraw or disburse funds out of, such Collection Account. The Master Servicer responsible for servicing the Serviced Whole Loans will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each such Serviced Whole Loan (if any), which may be a sub-account of the applicable Collection Account and deposit amounts collected in respect of such Serviced Whole Loan in the related Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan (other than, if applicable, a Trust Subordinate Companion Loan) or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account. None of the NCB Mortgage Loans constitutes part of a Serviced Whole Loan.

Furthermore, as to each requirement that either Master Servicer or either Special Servicer remit funds, such requirement refers in each case to (i) funds on deposit in accounts maintained by it and (ii) funds collected with respect to the Mortgage Loans (or Trust Subordinate Companion Loans) serviced by it. However, if there is an Uncovered Amount with respect to the Collection Account maintained by either Master Servicer, then such Master Servicer may, as applicable, seek reimbursement for, or payment to any third party of, such Uncovered Amount out of funds on deposit in the other Master Servicer’s Collection Account. An “Uncovered Amount” will be, with respect to any Master Servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the Pooling and Servicing Agreement, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided, that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

Distribution Account. The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, (ii) the “Upper-Tier REMIC Distribution Account”, and, (iii) if applicable, a “Trust Subordinate Companion Loan REMIC Distribution Account”.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into

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the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Back-Up Advancing Agent will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to (1) withdraw amounts distributable on such date on the Regular Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account, and (2) with respect to any Trust Subordinate Companion Loan, withdraw amounts distributable on such date on the related Loan-Specific Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Trust Subordinate Companion Loan REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan). See “Description of the Certificates—Distributions”.

Interest Reserve Account. The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2027) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Interest Reserve Account, in respect of each Mortgage Loan and any Trust Subordinate Companion Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2027), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans or, if applicable, the related Trust Subordinate Companion Loan REMIC Distribution Account in respect of a Trust Subordinate Companion Loan.

Excess Interest Distribution Account. If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of a grantor trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest on the Class S Certificates will be made from the Excess Interest Distribution Account.

Excess Liquidation Proceeds Reserve Account. The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make

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such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Available Funds for the related Distribution Date) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the amount of the applicable insufficiency in such Available Funds. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder pursuant to the related Co Lender Agreement), over (ii) the amount that would have been received if a principal payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, “Excess Liquidation Proceeds” mean such Outside Serviced Mortgage Loan’s pro rata share of any “excess liquidation proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co-Lender Agreement that are received by the Issuing Entity.

Other Accounts. Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) to be established by the Special Servicer for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be established by the Master Servicer for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

General. The Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account, each Whole Loan Custodial Account and the Loss of Value Reserve Fund) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates and Loan-Specific Certificates. Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Whole Loan Custodial Account, the Loss of Value Reserve Fund and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

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Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) an amount equal to the sum of (I) the applicable portions of Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected with respect to the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any, (D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;
(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Back-Up Advancing Agent, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);
(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay to KeyBank National Association or National Cooperative Bank, N.A., as applicable, if KeyBank National Association or National Cooperative Bank, N.A. is no longer a Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period , and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans and any Trust Subordinate Companion Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans and any Trust Subordinate Companion Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);
(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;
(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);
(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or Trust Subordinate Companion Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan or REO Property during the
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related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;
(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;
(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;
(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;
(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account;
(xii)	so long as the subject Master Servicer has received notice of the applicable Uncovered Amount on or before the related Determination Date, to pay or reimburse the applicable person for any Uncovered Amount in respect of the other Master Servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject Master Servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject Master Servicer’s Collection Account pursuant to any of clauses (i) – (xi) above; and
(xiii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan (or the related Trust Subordinate Companion Loan in the case of interest on a P&I Advance) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan, any related Trust Subordinate Companion Loan (except in the case

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of the Asset Representations Reviewer Ongoing Fee) and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the Issuing Entity.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, the Master Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)                   to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with interest on such Advance);

(ii)                (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)             to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or any Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)              following the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)                on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with re+spect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan and any Trust Subordinate Companion Loan (including any Mortgage Loan or Trust Subordinate Companion Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. With respect to each such Mortgage Loan and/or Trust Subordinate Companion Loan (including each Mortgage Loan and Trust Subordinate Companion Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is, with respect to each Mortgage Loan, equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the

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related Mortgage Loan or Trust Subordinate Companion Loan, as applicable; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan but excluding any Trust Subordinate Companion Loan, which are discussed above) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Mortgage Loan for which it acts as master servicer, notwithstanding any termination or resignation of such party as Master Servicer; provided that the Master Servicer may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, the Master Servicer will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, earnout fees and other similar fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer, (d) 50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein or in the Pooling and Servicing Agreement) regardless of which servicer processes such Major Decision or Special Servicer Decision, and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, Loss of Value Reserve Fund and any Whole Loan Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request (i) with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision, (ii) with respect to any non-Specially Serviced Loan that the Master Servicer reviews in order to determine whether or not such borrower request relates to a Major Decision or a Special Servicer Decision or (iii) that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (x) not inconsistent with the related Mortgage Loan documents, (y) in accordance with the Servicing Standard and (z) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

For the avoidance of doubt, the Master Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

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Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and any Trust Subordinate Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer within the prior 12 months will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all loan service transaction fees, Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced

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Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, loan service transaction fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

The master servicing compensation payable to each Master Servicer as described above will be earned solely with respect to the Serviced Loans and any Outside Serviced Mortgage Loans as to which it is the designated Master Servicer.

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (i) with respect to any Specially Serviced Loan (or related Serviced Whole Loan, if applicable) other than an NCB Mortgage Loan or with respect to any related REO Property, (a) 0.25% per annum or (b) (other than with respect to the JTM Foods Mortgage Loan) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property, that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property; and (ii) with respect to any Specially Serviced Loan (or related Serviced Whole Loan, if applicable) that is an NCB Mortgage

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Loan or with respect to any related REO Property, (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property that would be less than $2,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $2,500 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and received by the Special Servicer as compensation within the prior 12 months, as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, other than with respect to the JTM Foods Mortgage Loan, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Whole Loans, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

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A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property and received by the Special Servicer as compensation within the prior 12 months, as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) other than the JTM Foods Mortgage Loan, no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan or Trust Subordinate Companion Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans, any Trust Subordinate Companion Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity (or of any Trust Subordinate Companion Loan in connection with an optional termination of the related Trust Subordination Companion Loan REMIC). The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or Trust Subordinate Companion Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

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“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, earnout fees and other similar fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts; (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; (e) 50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein or in the Pooling and Servicing Agreement) regardless of which servicer processes such Major Decision or Special Servicer Decision; and (f) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

For the avoidance of doubt, the Special Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and the Special Servicer.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer

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as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Whole Loans, if applicable))) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement.

The special servicing compensation payable to each Special Servicer as described above will be earned solely with respect to the Serviced Loans as to which it is the designated Special Servicer.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.01107% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date to be paid by the Sponsors.

The “Operating Advisor Fee Rate” will be a rate equal to 0.00155% per annum with respect to each Mortgage Loan.

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An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and Trust Subordinate Companion Loan (including any REO Mortgage Loan and including any REO Companion Loan related to a Trust Subordinate Companion Loan, but excluding any REO Companion Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and any Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate”, with respect to any Mortgage Loan, is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00035% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same

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interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to (a) with respect to each Delinquent Loan that is not an NCB Mortgage Loan, the sum of: (i) $22,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,750 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given; and (b) with respect to each Delinquent Loan that is an NCB Mortgage Loan, $10,000.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller (or, in the case of a Joint-Seller Mortgage Loan, by the related Mortgage Loan Sellers on a pro rata basis); provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee (or portion thereof payable by such Mortgage Loan Seller) will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee (or the applicable portion thereof, as the case may be) by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
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Type/Recipient	Amount(1)		Frequency	Source of Funds
Additional Servicing Compensation(3)(4) / Master Servicer	–	a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, earnout fees and other similar fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	–	100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	–	100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	–	100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	–	all investment income earned on amounts on deposit in the collection account, whole loan custodial account(s), Loss of Value Reserve Funds and certain reserve accounts	monthly
	–	50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein or in the Pooling and Servicing Agreement) regardless of which servicer processes such Major Decision or Special Servicer Decision	from time to time
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to (i) with respect to any Specially Serviced Loan or REO Mortgage Loan that is not an NCB Mortgage Loan, 0.25% per annum (or (other than with respect to the JTM Foods Mortgage Loan and any related REO Mortgage Loan), if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $5,000 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods); and (ii) with respect to any Specially Serviced Loan or REO Mortgage Loan that is an NCB Mortgage loan, 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $2,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $2,500 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable) (in each case, calculated on the related		monthly	general collections on the Mortgage Pool
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Type/Recipient	Amount(1)		Frequency	Source of Funds
Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, other than with respect to the JTM Foods Mortgage Loan, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date; and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.		monthly	the related collections of principal and interest
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0%, of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Whole Loan, if applicable) will generally not be more than $1,000,000 or, with limited exception (and not in the case of the JTM Foods Mortgage Loan), less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3)(4) / Special Servicer	–	a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, earnout fees and other similar fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
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Type/Recipient	Amount(1)		Frequency	Source of Funds
	–	100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	–	100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	–	100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	–	all investment income received on funds in any REO account	from time to time
	–	50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein or in the Pooling and Servicing Agreement) regardless of which servicer processes such Major Decision or Special Servicer Decision	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.01107% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections on the Mortgage Pool
Operating Advisor Upfront Fee	a fee of $5,000		at closing	payable by the Mortgage Loan Sellers
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00155% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)		monthly	general collections on the Mortgage Pool
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable)		from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00035% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)		monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000		at closing	payable by the Mortgage Loan Sellers
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer

(a) with respect to each Asset Review, with respect to one or more Delinquent Loans that are not NCB Mortgage Loans, the sum of: (i) $22,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,750 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given; and (b) with respect to each Delinquent Loan that is an NCB Mortgage Loan, $10,000

		in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(3)(6) / Master Servicer, Special Servicer and Back-Up Advancing Agent	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Whole Loan, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Back-Up Advancing Agent	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Whole Loan, if applicable), then from general collections on the Mortgage Pool
P&I Advances / Master Servicer and Back-Up Advancing Agent(7)	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Interest on P&I Advances / Master Servicer and Back-Up Advancing Agent(7)	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(3)(6)(7)(8) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans (including any Trust Subordinate Companion Loan). In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on a Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan that is part of the related Trust Subordinate Companion Whole Loan.
(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.
(3)	With respect to any Servicing Shift Whole Loan, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Whole Loan is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Whole Loan will shift to the applicable Outside Servicing Agreement and such Whole Loan will become an Outside Serviced Whole Loan.
(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.
(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject reimbursement and/or indemnification described in the foregoing table. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(7)	P&I Advances on any Trust Subordinate Companion Loan, together with interest thereon, are reimbursable first out of collections on such Trust Subordinate Companion Loan and, if not recoverable therefrom, then from collections on the Mortgage Loan constituting a part of the same Serviced Whole Loan.
(8)	May be payable out of collections on a Serviced Whole Loan to the extent allocable thereto.
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With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
U-Haul AREC Portfolio 22	0.00250%	0.25%, subject to a minimum monthly special servicing fee of $5,000	1.00%, subject to a minimum workout fee of $25,000	1.00%, subject to a minimum liquidation fee of $25,000
The Falls	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500(3)	1.00%, subject to a minimum workout fee of $25,000(3)	1.00%, subject to a minimum liquidation fee of $25,000(3)
One Dag	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500	1.00%, subject to a minimum workout fee of $25,000	1.00%, subject to a minimum liquidation fee of $25,000
Phoenix Industrial Portfolio XV	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0%, subject to a minimum workout fee of $25,000 and a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan and a minimum liquidation fee of $25,000 for the related Whole Loan
Birch Run Premium Outlets	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0%, subject to a minimum workout fee of $25,000 and a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan and a minimum liquidation fee of $25,000 for the related Whole Loan
One Commerce Plaza	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0%, subject to a minimum workout fee of $25,000 and a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan and a minimum liquidation fee of $25,000 for the related Whole Loan

(1)	Includes any servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.
(2)	Includes any applicable sub-servicing fee rate.
(3)	The Falls Mortgage Loan is currently being serviced under the BANK 2026-BNK52 pooling and servicing agreement. From and after the securitization of the related Controlling Pari Passu Companion Loan, The Falls Mortgage Loan will be serviced under the Future Outside Servicing Agreement governing such future securitization and the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the Future Outside Servicing Agreement governing the future securitization transaction to which the related Controlling Pari Passu Companion Loan is contributed.
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Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Whole Loan (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or the related Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or the related Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on

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transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or
(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio
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equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”).

Further notwithstanding the foregoing, with respect to the NCB Mortgage Loans, the Master Servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the Special Servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the Pooling and Servicing Agreement. The Residential Cooperative Mortgage Loans do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;
●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);
●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);
●	the date on which the related Mortgaged Property became an REO Property;
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●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;
●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or
●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates) and, solely in the case of any Trust Subordinate Companion Whole Loan, in addition to the aggregate Certificate Balance of all related classes of Loan-Specific Principal Balance Certificates, has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date that is at least ten (10) business days following the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 60 days after the occurrence of an Appraisal Reduction Event, then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, for such Whole Loan) will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, 25% of the then current Stated Principal Balance of such Whole Loan) until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated by the Special Servicer and will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)  the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over

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(b)  the excess of:

(i)  the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) as contemplated by the preceding clause (1)), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate; provided that, in the case of a residential cooperative property, such appraised value will be determined (I) except as provided in clause (II) below, assuming that the subject Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property, and (II) if the Special Servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the subject Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property); and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over

(ii)  the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Back-Up Advancing Agent, all unpaid interest on that Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Whole Loan) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Whole Loan, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion

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Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Whole Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance will be reduced, which (to the extent of the reduction in such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first, to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, then to the Class D-RR Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates). See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Whole Loan).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside

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Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount. With respect to any class of Certificates or Loan-Specific Certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable,) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, then to the Class D-RR Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Collateral Deficiency Amounts in respect of the Mortgage Loans will be allocated to each Class of Principal Balance Certificates that are HRR Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-

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RR Certificates, then to the Class E-RR Certificates, and then to the Class D-RR Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Class of Principal Balance Certificates that are HRR Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class (or any applicable Loan-Specific Controlling Class), or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates or class of Loan-Specific Control Eligible Certificates, respectively, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a class of Loan-Specific Control Eligible Certificates that is an Appraised-Out Class, the related Serviced Whole Loan) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class (or any applicable Loan-Specific Controlling Class) until such time, if any, as such Class is reinstated as the Controlling Class (or any applicable Loan-Specific Controlling Class) and no Control Termination Event (or Control Appraisal Period with respect to a Serviced Whole Loan or related loan-specific control termination event), exists, and the rights of the Controlling Class (or Loan-Specific Controlling Class) will be exercised by the most subordinate Class of Control Eligible Certificates (or Loan-Specific Control Eligible Certificates, as applicable) that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with

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an outstanding principal balance of less than $2,000,000, in each case commencing in 2027; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator's website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates—Reports to Certificateholders; Certain Available Information".

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer, including with respect to any Trust Subordinate Companion Loan that is part of an EHRI Trust Subordinate Companion Loan Securitization, at any time) and the Depositor on or before the date each year (commencing in 2027) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and
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●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless (i) those activities relate to 5% or less of the Mortgage Loans by balance or (ii) the Master Servicer or the Special Servicer, as applicable, is permitted, pursuant to the Exchange Act reporting requirements (including any SEC guidance), to take responsibility for the assessment of compliance with the servicing criteria of such person or entity.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Retaining Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, the Retaining Third Party Purchaser, any Sponsor or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third Party Purchaser, any Sponsor or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules).

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer,

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employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates or any Loan-Specific Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement, the Certificates or the Loan-Specific Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Issuing Entity or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any

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such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates or any Loan-Specific Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, when acting as Back-Up Advancing Agent, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

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The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such indemnified party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

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In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Whole Loan provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Whole Loan as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

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(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)        the Master Servicer or the Special Servicer, as applicable, is removed from S&P Global Ratings (“S&P”) Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)       Kroll Bond Rating Agency, LLC (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)        the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities (including any Loan-Specific Certificates) that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, 25% of the Voting Rights of all Certificates and related Loan-Specific Certificates), or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Whole Loan and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

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On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party (other than the Operating Advisor) prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates or Loan-Specific Certificates, but upon the written direction of the related Serviced Companion Loan Holder or of holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities (including any Loan-Specific Certificates), then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder or the holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least

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25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, of all Certificates and related Loan-Specific Certificates) (and, if such Servicer Termination Event is on the part of a Special Servicer only with respect to a Serviced Whole Loan with a Companion Loan held outside the Issuing Entity (including, if applicable, a Trust Subordinate Companion Whole Loan), by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as follows:

(a)           with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation from each Rating Agency);

(b)           except in the case of a Serviced Outside Controlled Whole Loan, and solely if a Control Termination Event has occurred and is continuing, pursuant to a vote of applicable Certificateholders and, if applicable, Loan-Specific Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (i) the holders of Certificates (if there is a Trust Subordinate Companion Loan, in the aggregate together with the related Loan-Specific Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates (and such Loan-Specific Certificates, if applicable) of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (ii) the holders of Non-Reduced Certificates and, if a Trust Subordinate Companion Whole Loan is involved, Non-Reduced Loan-Specific Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable; and, further, with respect to any Trust Subordinate Companion Loan, solely if a related Control

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Appraisal Period and a Control Termination Event that relates to such Trust Subordinate Companion Loan has occurred and is continuing;

(c)           at any time, with respect to all Serviced Loans (as a collective matter) (including any Trust Subordinate Companion Loan), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”; and

(d)           solely with respect to any particular Trust Subordinate Companion Loan, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

“Certificateholder Quorum” means a quorum that: (1) with respect to the Certificates and any related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for a Trust Subordinate Companion Whole Loan at the request of the holders of certificates evidencing not less than 25% of the Voting Rights allocable to the Certificates and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates and/or Loan-Specific Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates and related Loan-Specific Principal Balance Certificates) of all of the Certificates and the related Loan-Specific Certificates, on an aggregate basis; (2) with respect to the Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the Special Servicer (including with respect to any Trust Subordinate Companion Whole Loan) based on a recommendation of the Operating Advisor, consists of the holders and/or beneficial owners of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least three (3) holders and/or beneficial owners that are not Risk Retention Affiliated with each other; and (3) with respect to any particular Loan-Specific Certificates, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate (including any Risk Retention Affiliate) of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special

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Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. The resigning Special Servicer will not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions or inactions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Whole Loan, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Mortgage Loan or Whole Loan, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Pooled Voting Rights of all the Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Certificates that are Non-Reduced Certificates evidencing more than 50% of the Pooled Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each

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Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation from each Rating Agency. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

The procedures for removing a Special Servicer with respect to a Trust Subordinate Companion Whole Loan if an applicable Control Termination Event (and a Control Appraisal Period with respect to such Trust Subordinate Companion Whole Loan) has occurred and is continuing will be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (a) the Certificates and (b) the Loan-Specific Certificates): upon (i) the written direction of holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the related Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and Loan-Specific Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, evidencing more than 50% of the Voting Rights allocable to each such class of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the related Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each certificateholder and beneficial owner of certificates may access such notices on the Certificate Administrator’s website and each certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the related Whole Loan based on a certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

With respect to the Serviced Loans (including any Trust Subordinate Companion Whole Loan), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and

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Servicing Agreement with respect to the Serviced Loans (including any Trust Subordinate Companion Whole Loan), and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than, if applicable, any excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that, (i) at any time following the date that the Credit Risk Retention Rules are no longer applicable to this securitization transaction and there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class S Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than with respect to any Trust Subordinate Companion Whole Loan) will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination), and (ii) at any time following the date that the relevant credit risk retention rules are no longer applicable to the securitization transaction constituted by the issuance of the any Loan-Specific Certificates, there are no Classes of related Loan-Specific Certificates outstanding other than the related Loan-Specific Control Eligible Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement with respect

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to the related Whole Loan will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In either of the foregoing cases, if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB” by S&P (provided, however, that the Trustee will be deemed to have met the eligibility requirements in this clause (A) for so long as the Back-Up Advancing Agent satisfies the Applicable Back-Up Advancing Agent Ratings), (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (provided, however, that the Trustee will be deemed to have met the eligibility requirements in this clause (B) for so long as either (I) the Master Servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch or (II) the Back-Up Advancing Agent satisfies the Applicable Back-Up Advancing Agent Ratings), and (C) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs which may include S&P and Fitch) or, in the case of any Rating Agency’s requirement set forth in clauses (A), (B) or (C) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation. In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA or an investment grade rating by any other NRSRO, which may include S&P or Fitch. In addition, the Certificate Administrator in its capacity as Back-Up Advancing Agent is required to maintain the ratings set forth in the next paragraph. Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Depositor will be required to use reasonable efforts to appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Certificate Administrator will serve as the initial Back-Up Advancing Agent and will be deemed appointed as Back-Up Advancing Agent at all times that no other party is so appointed in accordance with the Pooling and Servicing Agreement. The Back-Up Advancing Agent is required at all times to be an institution that (i) has the Applicable Back-Up Advancing Agent Ratings and (ii) is otherwise acceptable to the Rating Agencies as confirmed by receipt of a Rating Agency Confirmation from each Rating Agency. If the Back-Up Advancing Agent ceases to have the Applicable Back-Up Advancing Agent Ratings, then the Back-Up Advancing Agent is required, within 30 days after it ceases to have the Applicable Back-Up Advancing Agent Ratings, to either (1) obtain a Rating Agency Confirmation from each of the Rating Agencies to allow the Back-Up Advancing Agent to remain in such capacity on this transaction or (2) appoint another Back-Up Advancing Agent to perform the Back-Up Advancing Agent’s obligations under the Pooling and Servicing Agreement. The Back-Up Advancing Agent may, at its own expense, appoint a successor Back-Up Advancing Agent to perform its obligations under the Pooling and Servicing Agreement. The appointment of a successor Back-Up Advancing Agent will not relieve the Back-Up Advancing Agent appointing such successor from any of its obligations under the Pooling and Servicing Agreement (including, without limitation, its obligations to make Advances), and the Back-Up Advancing Agent appointing such successor is required to remain responsible for all acts and omissions of the successor Back-Up Advancing Agent. The “Applicable Back-Up Advancing Agent Ratings” are, with respect to any institution that acts or is to act, as the context may require, as the Back-Up Advancing Agent, (a) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, (b) a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB” by S&P, and (c) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs (which may include Fitch and S&P)) (or, in the case of any Rating Agency’s rating requirement set forth in clause (a), (b) or (c) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation).

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The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (when acting as Back-Up Advancing Agent) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan and any Trust Subordinate Companion Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

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The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the holders of any Loan-Specific Certificates:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates (or, if applicable, any holders of Loan-Specific Certificates);

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC, the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates (or, if applicable, any holder of the Loan-Specific Certificates), (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by an opinion of counsel or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(f)        to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates (or, if applicable, Loan-Specific Certificates) by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by an opinion of counsel or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement) and (B) such modification will not adversely affect in any material respects the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by (x) an opinion of counsel or (y)  if any

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Certificate (or, if applicable, Loan-Specific Certificate) is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificate (or, if applicable, Loan-Specific Certificate); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative), (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates or Loan-Specific Certificates without the consent of the related underwriter or initial purchaser of such Certificates, or (v) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates and any Loan-Specific Certificates evidencing in the aggregate not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates or Loan-Specific Certificates, as applicable, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate or Loan-Specific Certificate of any class without the consent of the holder of that Certificate, or Loan-Specific Certificate, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates or Loan-Specific Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates or Loan-Specific Certificates of that class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders and the Loan-Specific Certificateholders, or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders and Loan-Specific Certificateholders of the class or classes of certificates that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders or Loan-Specific Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders or Loan-Specific Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders or Loan-Specific Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders, (8) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the affected underwriter or initial purchaser, or (9) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer

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may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine (9) months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates, the holders of Loan-Specific Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as

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if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and, if applicable, any related Loan-Specific Certificateholders or any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, any

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related Loan-Specific Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates and the holders of any related Loan-Specific Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and any related Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and such Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan (and such Trust Subordinate Companion Loan), the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Back-Up Advancing Agent, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Whole Loan, prior to the distribution of those Liquidation Proceeds to the Certificateholders, the Loan-Specific Certificateholders or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Whole Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Whole Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Whole Loan. In addition, amounts otherwise distributable on the Certificates and the Loan-Specific Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Back-Up Advancing Agent on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders (and any such Loan-Specific Certificateholders) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from

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independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Whole Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan (and any related Trust Subordinate Companion Loan) together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Whole Loans” above in this prospectus.

With respect to any Serviced AB Whole Loan that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Whole Loan, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” with respect to the Outside Serviced Whole Loans.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders any related Loan-Specific Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

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Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), any related Loan-Specific Certificateholders and the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, any related Loan-Specific Certificateholders and any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Whole Loan, any related Loan-Specific Certificateholders and the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Whole Loan, any related Loan-Specific Certificateholders and any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and any such related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under “—Directing Holder” and “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive

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or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer. Further notwithstanding the foregoing, with respect to the NCB Mortgage Loans, the Master Servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the Special Servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the Pooling and Servicing Agreement. The Residential Cooperative Mortgage Loans do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan (or any Trust Subordinate Companion Loan), then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan (exclusive of any Trust Subordinate Companion Loan) beyond a date that is five years prior to the Rated Final Distribution Date of the rated Certificates (or extend the maturity of a Trust Subordinate Companion Loan beyond a date that is seven years prior to the rated final distribution date of any related rated Loan-Specific Certificates), or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

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The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Whole Loan, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative (if it is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights), by the Special Servicer; provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative (if it is entitled to consent or consult, as applicable, as provided in the preceding sentence), and following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”)):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification

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with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)      any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing (other than grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan), unless such action is otherwise required or permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion and, in the case of a Residential Cooperative Mortgage Loan, other than the release of amounts from escrow accounts, reserve funds and letters of credit;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt (including mezzanine debt), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement and, solely with respect to NCB Mortgage Loans, subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Existing Additional Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, (a) the waiver of a “due-on-encumbrance” clause with respect to a Residential Cooperative Mortgage Loan to permit subordinate debt secured by the related Mortgaged Property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(G)      other than with respect to a Residential Cooperative Mortgage Loan, any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $10,000,000, or (ii) the successor property manager is affiliated with the borrower;

(H)      any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(I)        any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(J)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates, provided, that any such modification or amendment that would adversely impact the Master Servicer will additionally require the consent of the Master Servicer as a condition to its effectiveness;

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(L)       other than with respect to a Residential Cooperative Mortgage Loan, any release of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves with respect to any of the Mortgage Loans specifically identified in a schedule to the Pooling and Servicing Agreement, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion; and

(M)      any determination of an Acceptable Insurance Default;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1), (i)(2) and (i)(3) in the definition of “Major Decision Reporting Package” in the form of an asset status report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below) in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Whole Loan and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be:

●	except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Trust Subordinate Companion Whole Loan prior to a related Control Appraisal Period, (iii) with respect to a Serviced Outside Controlled Whole Loan, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;
●	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder”); and
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●	with respect to a Trust Subordinate Companion Whole Loan (i) for so long as no related Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Loan-Specific Controlling Class Representative (if and for so long as the related Loan-Specific Controlling Class Representative is entitled to act as Directing Holder) and (ii) for so long as a related Control Appraisal Period exists or is deemed to exist and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative;

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan and/or (4) with respect to a Trust Subordinate Companion Whole Loan, no related Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan; and (B) with respect to any Serviced Outside Controlled Whole Loan, the Outside Controlling Note Holder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative, an Outside Controlling Note Holder, or a Loan-Specific Controlling Class Representative, as applicable, is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be RREF V - D AIV RR H, LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.

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Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” with respect to the Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of any Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then the most senior Class of Control Eligible Certificates will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

The “Control Eligible Certificates” will be any of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates; provided that the Class D-RR, Class E-RR and Class F-RR Certificates will only be Control Eligible Certificates for so long as RREF V – D AIV RR H, LLC, Rialto Capital Advisors, LLC or any of their affiliates is the holder of the majority (by Certificate Balance) of such Class of Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is (i) a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party or, (ii) a Trust Subordinate Companion Whole Loan (if any) with respect to which the related Loan-Specific Controlling Class Representative or any related Loan-Specific Controlling Class Certificateholder is a Borrower Party; provided in the case of this clause (ii) that a related Control Appraisal Period is not continuing.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Whole Loan or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner

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(or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

For the avoidance of doubt, with respect to a Residential Cooperative Mortgage Loan, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a Mortgage Loan or Whole Loan) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

“Loan-Specific Controlling Class”, “Loan-Specific Controlling Class Representative”, “Loan-Specific Controlling Class Certificateholder” and related terms, if applicable, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Whole Loan that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Whole Loan and (ii) certain servicing decisions and other matters relating to any Outside Serviced Whole Loan, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control

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Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the most senior Class of Control Eligible Certificates is the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the most senior Class of Control Eligible Certificates until such time as either (x) such Class of Control Eligible Certificates is no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Certificates of such Class of Control Eligible Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Certificates of such Class of Control Eligible Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Certificates of such Class of Control Eligible Certificates that it transferred. Following any such transfer, and assuming that the such Class of Control Eligible Certificates is still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the applicable Class of Control Eligible Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

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Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and
●	the rights of the holder of more than 50% of the applicable Class of Control Eligible Certificates (by Certificate Balance), if such Class of Control Eligible Certificates is the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)           may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)           does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)           may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)           will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

The foregoing discussion regarding the limitation on liability of the Directing Holder applies equally to any Loan-Specific Controlling Class, Loan-Specific Controlling Class Representative, and Loan-Specific Controlling Class Certificateholders, if a Trust Subordinate Companion Loan is included in this securitization.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

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Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be, each of:

(i)	except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of a Trust Subordinate Companion Whole Loan, provided that an applicable Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Controlling Class Representative;
(ii)	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), solely (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;
(iii)	with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;
(iv)	solely after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor; and
(v)	with respect to a Trust Subordinate Companion Whole Loan, provided that no Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, the related Loan-Specific Controlling Class Representative (for so long as the related Loan-Specific Controlling Class Representative is entitled to be a Consulting Party).

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, and/or (4) with respect to any Trust Subordinate Companion Loan, no related Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Operating Advisor Consultation Trigger Event has occurred and is continuing, and (C) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, any Loan-Specific Controlling Class Representative, the Operating Advisor or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

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Operating Advisor

General Obligations

At any time (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization), the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), with respect to Major Decisions regarding the applicable non-Specially Serviced Loan(s) as to which the Operating Advisor has consultation rights, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder, or any particular class of Loan-Specific Certificates or any Loan-Specific Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” will occur with respect to all the Mortgage Loans when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. With respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

An “Operating Advisor Consultation Trigger Event” specifically related to an EHRI Trust Subordinate Companion Loan Securitization will, if applicable, occur or be deemed to occur as described under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole) and the Loan-Specific Certificateholders (as a collective whole), and not any particular Class of those Certificateholders or any particular class of Loan-Specific Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder or any of their respective affiliates.

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In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) as to any Specially Serviced Loan, prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) as to any Serviced Loan, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), and regardless of whether or not a Control Termination Event is continuing, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, Major Decisions on the applicable non-Specially Serviced Loan(s), (ii) each related Final Asset Status Report, (iii) if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

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The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege) and (iv) any asset status report or Final Asset Status Report.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loans”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event)).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the

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Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor.

At any time, the Operating Advisor (including in the case of an EHRI Trust Subordinate Companion Loan Securitization) will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of these calculations and, in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

At any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), and the Operating Advisor may if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the

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Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required, at any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans and, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), with respect to Major Decisions on any applicable Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) in the case of a Trust Subordinate Companion Loan, the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply (x) with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement, and (y) with respect to this securitization transaction and any EHRI Trust Subordinate Companion Loan Securitization, with the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

If the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of (i) the Certificateholders (as a collective whole) and/or (ii) any related Loan-Specific Certificateholders (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner and during the time periods described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)            the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, or if an Operating Advisor Termination Event affects only any related Loan-Specific Certificates that are part of an EHRI Trust Subordinate Companion Loan Securitization, upon the written direction of the holders of related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the

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appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, KBRA, S&P Global Ratings (“S&P”) and/or DBRS, Inc. (“Morningstar DBRS”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Sponsor, the Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates), (v) in the case of an EHRI Trust Subordinate Companion Loan Securitization, that is not and is not a Risk Retention Affiliate of the applicable Loan-Specific Retaining Third Party Purchaser, or any other Impermissible Risk Retention Affiliate), (vi) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer and (vii) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, any Loan-Specific Certificates), any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and Loan-Specific Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates and/or Loan-Specific Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates exercise their right to vote

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within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each holder and beneficial owner of Certificates and Loan-Specific Certificates may access such notices on the Certificate Administrator’s website and each holder and beneficial owner of Certificates and Loan-Specific Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting holders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists), any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

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Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool (i.e., the Mortgage Loans identified on Annex A by loan identification numbers 1, 2 and 3) collectively represent approximately 24.1% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage

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Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the Asset Representations Reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which BMO was a sponsor in a public offering of CMBS with a securitization closing date on or after October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor), the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor) and June 30, 2026, was approximately 19.3%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, Certificateholders evidencing at least 5.0% of the Voting Rights.

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Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;
(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;
(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;
(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;
(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and
(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

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“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:
(a)       Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)       Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation

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and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)       Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or Morningstar DBRS and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate

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Administrator, the Trustee, a Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, the Retaining Third Party Purchaser or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates or class of Loan-Specific Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an
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additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;
●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;
●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or
●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable

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Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. In connection with a Mortgage Loan, an “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner of a Certificate to deliver a Certificateholder Repurchase Request as described above with respect to such Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the

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Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

The “Enforcing Servicer” means the Special Servicer, which will be: (a) with respect to Mortgage Loans other than NCB Mortgage Loans, initially, Rialto Capital Advisors, LLC; and (b) with respect to the NCB Mortgage Loans, initially, National Cooperative Bank, N.A.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply with respect to the subject Mortgage Loan (but will not apply to any Trust Subordinate Companion Loan). Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request relating to a Mortgage Loan, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

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As indicated above, the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not any Trust Subordinate Companion Loan).

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled

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to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the

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applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the

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Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans and any Trust Subordinate Companion Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan or Trust Subordinate Companion Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;
(2)	the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency; and
(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the
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applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders (and any Loan-Specific Certificateholders) of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan (and any Trust Subordinate Companion Loan) and REO Property, (2) the voluntary exchange of all the then outstanding Regular Certificates and Loan-Specific Certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider's website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer servicing the greater principal

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balance of the Mortgage Loans as of that time, the other Special Servicer, and, if the Special Servicer does not exercise its option, the Master Servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and any Trust Subordinate Companion Loans (in the case of any Serviced Whole Loans, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan (or any Trust Subordinate Companion Loans) remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates and any Loan-Specific Certificates on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) and any Trust Subordinate Companion Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans and any Trust Subordinate Companion Loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any Mortgage Loan(s) that are/is ARD Loan(s), but in each case only if the option described above is exercised after the Distribution Date related to the Collection Period in which the corresponding Anticipated Repayment Date occurs).

If any party above, other than National Cooperative Bank, N.A. as the Master Servicer or Special Servicer of the NCB Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as it is a Master Servicer or a Special Servicer under the Pooling and Servicing Agreement, will be entitled to purchase the remaining NCB Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties, that other party will then purchase only the remaining Mortgage Loans and REO Properties that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the Special Servicers or, if neither Special Servicer exercises its option, both of the Master Servicers wish to elect to exercise such rights, then the Special Servicer or Master Servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the NCB Mortgage Loans.

The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans and any Trust Subordinate Companion Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans and Trust Subordinate Companion Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) and any Trust Subordinate Companion Loans included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and Class R Certificates) and any Loan-Specific Certificates for the Mortgage Loans and any Trust Subordinate Companion Loans and each REO Property (or interests in the Mortgage Loans, any Trust Subordinate Companion Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates and Loan-Specific Certificates would have to voluntarily participate in

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such exchange. If there is a Trust Subordinate Companion Loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for a discussion of certain additional related termination and purchase options.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements (which, in the case of The Falls Mortgage Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, is the BANK 2026-BNK52 pooling and servicing agreement) provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Whole Loan are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Whole Loan is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Whole Loan; provided, however, that the related Outside Servicing Agreement may
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not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Whole Loan.

●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.
●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus, but, in certain cases, may be different than the corresponding rates and amounts under the Pooling and Servicing Agreement.
●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.
●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Whole Loan. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)).
●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.
●	With respect to each Outside Serviced Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided, further, that in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	With respect to each Outside Serviced Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the
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written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Whole Loans, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time. Also notwithstanding the foregoing, (i) in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan, and (ii) in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.

●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Whole Loan that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.
●	With respect to each Outside Serviced Whole Loan, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided, that, in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided further, that in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such approval right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Whole Loan without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.
●	The Mortgaged Property securing each Outside Serviced Whole Loan will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $2,000,000 or more or (B) at least once every other calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.
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●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.
●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.
●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Whole Loan, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Whole Loan under “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Whole Loan is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. See

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“Description of the Mortgage Pool—The Whole Loans”. There are no Servicing Shift Whole Loans with respect to the Mortgage Pool.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.
●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Controlling Class Representative is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or if the Controlling Class Representative is not entitled to consent or consult, as applicable, under the related Co-Lender Agreement), and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions); and provided further, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).
●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.
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●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Issuing Entity (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.
●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately 107.60% of the aggregate principal balance of the Offered Certificates, plus accrued interest from August 1, 2026, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other Certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the

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Mortgage Loans may require prepayment in connection with an economic holdback or earnout or in connection with incurring a cash management trigger if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, Realized Losses occur when the principal balance of a Mortgage Loan is reduced without an equal distribution to the applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. A Realized Loss with respect to any Loan-Specific Certificates occurs when the principal balance of the related Trust Subordinate Companion Loan is reduced without an equal distribution to such Loan-Specific Certificateholders in reduction of the Certificate Balances of such Loan-Specific Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Back-Up Advancing Agent of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on

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those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Scheduled Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans allocated to the Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Principal Balance Certificates than they were when the Class A-1, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the

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case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A and Class X-B Certificates and any Offered Certificates that are also Principal Balance Certificates and are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-S, Class B and Class C Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

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Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A and Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”):

(i)                             each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)                           there are no delinquencies or defaults;

(iii)                       scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)                         no prepayment premiums or yield maintenance charges are collected;

(v)                           no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)                         no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)                     the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)                  there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)                      distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in September 2026;

(x)                         the Certificates will be issued on August 31, 2026;

(xi)                       the Pass-Through Rate with respect to each Class of Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)                    the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates (in the case of a 0% CPR scenario);

(xiii)                all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

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(xiv)                  with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)                     the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)                  there are no property releases requiring payment of a yield maintenance charge or other prepayment premium;

(xvii)               with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loans, for purposes of assumed constant prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s);

(xviii)            the mortgage rate in effect for each Mortgage Loan and Whole Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of the related mortgage rate (which, in the case of the Mortgage Loans that are componentized, assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment) set forth in the related loan agreement; and

(xix)                the One Dag Mortgage Loan amortizes based on the assumed amortization schedule set forth in Annex G to this prospectus.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2027	84%	84%	84%	84%	84%
August 15, 2028	67%	67%	67%	67%	67%
August 15, 2029	46%	46%	46%	46%	46%
August 15, 2030	24%	24%	24%	24%	24%
August 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.73	2.73	2.73	2.73	2.73
First Principal Payment Date	September 2026	September 2026	September 2026	September 2026	September 2026
Last Principal Payment Date	August 2031	August 2031	August 2031	August 2031	August 2031

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Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2027	100%	100%	100%	100%	100%
August 15, 2028	100%	100%	100%	100%	100%
August 15, 2029	100%	100%	100%	100%	100%
August 15, 2030	100%	100%	100%	100%	100%
August 15, 2031	100%	100%	100%	100%	100%
August 15, 2032	100%	100%	100%	100%	100%
August 15, 2033	100%	100%	100%	100%	100%
August 15, 2034	100%	100%	100%	100%	100%
August 15, 2035	100%	99%	98%	97%	71%
August 15, 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.55	9.47	9.40	9.34	9.17
First Principal Payment Date	September 2035	August 2035	August 2035	August 2035	August 2035
Last Principal Payment Date	June 2036	May 2036	April 2036	March 2036	January 2036

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2027	100%	100%	100%	100%	100%
August 15, 2028	100%	100%	100%	100%	100%
August 15, 2029	100%	100%	100%	100%	100%
August 15, 2030	100%	100%	100%	100%	100%
August 15, 2031	100%	100%	100%	100%	100%
August 15, 2032	100%	100%	100%	100%	100%
August 15, 2033	100%	100%	100%	100%	100%
August 15, 2034	100%	100%	100%	100%	100%
August 15, 2035	100%	100%	100%	100%	100%
August 15, 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.87	9.84	9.80	9.72	9.42
First Principal Payment Date	June 2036	May 2036	April 2036	March 2036	January 2036
Last Principal Payment Date	August 2036	August 2036	July 2036	July 2036	February 2036

537

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2027	100%	100%	100%	100%	100%
August 15, 2028	100%	100%	100%	100%	100%
August 15, 2029	100%	100%	100%	100%	100%
August 15, 2030	100%	100%	100%	100%	100%
August 15, 2031	100%	100%	100%	100%	100%
August 15, 2032	78%	78%	78%	78%	78%
August 15, 2033	54%	54%	54%	54%	54%
August 15, 2034	29%	29%	29%	29%	29%
August 15, 2035	2%	2%	2%	2%	2%
August 15, 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.13	7.13	7.13	7.13	7.13
First Principal Payment Date	August 2031	August 2031	August 2031	August 2031	August 2031
Last Principal Payment Date	September 2035	September 2035	September 2035	September 2035	October 2035

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2027	100%	100%	100%	100%	100%
August 15, 2028	100%	100%	100%	100%	100%
August 15, 2029	100%	100%	100%	100%	100%
August 15, 2030	100%	100%	100%	100%	100%
August 15, 2031	100%	100%	100%	100%	100%
August 15, 2032	100%	100%	100%	100%	100%
August 15, 2033	100%	100%	100%	100%	100%
August 15, 2034	100%	100%	100%	100%	100%
August 15, 2035	100%	100%	100%	100%	100%
August 15, 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.95	9.90	9.50
First Principal Payment Date	August 2036	August 2036	July 2036	July 2036	February 2036
Last Principal Payment Date	August 2036	August 2036	August 2036	August 2036	March 2036

538

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2027	100%	100%	100%	100%	100%
August 15, 2028	100%	100%	100%	100%	100%
August 15, 2029	100%	100%	100%	100%	100%
August 15, 2030	100%	100%	100%	100%	100%
August 15, 2031	100%	100%	100%	100%	100%
August 15, 2032	100%	100%	100%	100%	100%
August 15, 2033	100%	100%	100%	100%	100%
August 15, 2034	100%	100%	100%	100%	100%
August 15, 2035	100%	100%	100%	100%	100%
August 15, 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.54
First Principal Payment Date	August 2036	August 2036	August 2036	August 2036	March 2036
Last Principal Payment Date	August 2036	August 2036	August 2036	August 2036	April 2036

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2027	100%	100%	100%	100%	100%
August 15, 2028	100%	100%	100%	100%	100%
August 15, 2029	100%	100%	100%	100%	100%
August 15, 2030	100%	100%	100%	100%	100%
August 15, 2031	100%	100%	100%	100%	100%
August 15, 2032	100%	100%	100%	100%	100%
August 15, 2033	100%	100%	100%	100%	100%
August 15, 2034	100%	100%	100%	100%	100%
August 15, 2035	100%	100%	100%	100%	100%
August 15, 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.63
First Principal Payment Date	August 2036	August 2036	August 2036	August 2036	April 2036
Last Principal Payment Date	August 2036	August 2036	August 2036	August 2036	April 2036

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

539

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.00000	5.30235%	5.30235%	5.30235%	5.30235%	5.30235%
99.25000	5.19934%	5.19934%	5.19934%	5.19934%	5.19934%
99.50000	5.09672%	5.09672%	5.09672%	5.09672%	5.09672%
99.75000	4.99450%	4.99450%	4.99450%	4.99450%	4.99450%
100.00000	4.89267%	4.89267%	4.89267%	4.89267%	4.89267%
100.25000	4.79122%	4.79122%	4.79122%	4.79122%	4.79122%
100.50000	4.69015%	4.69015%	4.69015%	4.69015%	4.69015%
100.75000	4.58947%	4.58947%	4.58947%	4.58947%	4.58947%
101.00000	4.48916%	4.48916%	4.48916%	4.48916%	4.48916%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.00000	5.55212%	5.55192%	5.55173%	5.55157%	5.55110%
100.25000	5.51775%	5.51733%	5.51693%	5.51661%	5.51563%
100.50000	5.48348%	5.48285%	5.48224%	5.48176%	5.48027%
100.75000	5.44932%	5.44847%	5.44766%	5.44701%	5.44502%
101.00000	5.41527%	5.41420%	5.41319%	5.41236%	5.40988%
101.25000	5.38131%	5.38004%	5.37881%	5.37783%	5.37484%
101.50000	5.34746%	5.34597%	5.34455%	5.34340%	5.33990%
101.75000	5.31372%	5.31202%	5.31038%	5.30907%	5.30508%
102.00000	5.28007%	5.27816%	5.27632%	5.27484%	5.27035%

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000	5.58681%	5.58616%	5.58512%	5.58339%	5.57611%
102.25000	5.55362%	5.55290%	5.55175%	5.54983%	5.54175%
102.50000	5.52054%	5.51975%	5.51849%	5.51638%	5.50750%
102.75000	5.48756%	5.48670%	5.48533%	5.48302%	5.47335%
103.00000	5.45468%	5.45375%	5.45226%	5.44977%	5.43930%
103.25000	5.42190%	5.42090%	5.41930%	5.41661%	5.40535%
103.50000	5.38922%	5.38815%	5.38643%	5.38356%	5.37151%
103.75000	5.35664%	5.35549%	5.35367%	5.35061%	5.33777%
104.00000	5.32415%	5.32294%	5.32100%	5.31775%	5.30413%

540

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000	5.45884%	5.45884%	5.45884%	5.45884%	5.45885%
102.25000	5.41602%	5.41602%	5.41602%	5.41602%	5.41603%
102.50000	5.37333%	5.37333%	5.37333%	5.37333%	5.37334%
102.75000	5.33077%	5.33077%	5.33077%	5.33077%	5.33077%
103.00000	5.28833%	5.28833%	5.28833%	5.28833%	5.28834%
103.25000	5.24603%	5.24603%	5.24603%	5.24603%	5.24603%
103.50000	5.20385%	5.20385%	5.20385%	5.20385%	5.20385%
103.75000	5.16179%	5.16179%	5.16179%	5.16179%	5.16180%
104.00000	5.11986%	5.11986%	5.11986%	5.11986%	5.11987%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
5.58000	7.43620%	7.35358%	7.25559%	7.13636%	6.68573%
5.63000	7.22159%	7.13843%	7.03980%	6.91978%	6.46618%
5.68000	7.00987%	6.92618%	6.82690%	6.70610%	6.24957%
5.73000	6.80097%	6.71675%	6.61684%	6.49527%	6.03582%
5.78000	6.59482%	6.51008%	6.40954%	6.28720%	5.82487%
5.83000	6.39136%	6.30610%	6.20494%	6.08185%	5.61666%
5.88000	6.19053%	6.10476%	6.00298%	5.87914%	5.41112%
5.93000	5.99227%	5.90598%	5.80360%	5.67901%	5.20818%
5.98000	5.79651%	5.70972%	5.60674%	5.48141%	5.00780%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
3.12000	8.07696%	8.07187%	8.05555%	7.97231%	7.26669%
3.17000	7.70730%	7.70215%	7.68565%	7.60146%	6.88783%
3.22000	7.34634%	7.34114%	7.32446%	7.23933%	6.51783%
3.27000	6.99372%	6.98846%	6.97161%	6.88556%	6.15633%
3.32000	6.64910%	6.64379%	6.62676%	6.53982%	5.80299%
3.37000	6.31216%	6.30681%	6.28961%	6.20177%	5.45747%
3.42000	5.98260%	5.97720%	5.95983%	5.87113%	5.11947%
3.47000	5.66014%	5.65468%	5.63715%	5.54759%	4.78870%
3.52000	5.34450%	5.33899%	5.32130%	5.23089%	4.46489%

541

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.00000	5.89623%	5.89623%	5.89615%	5.89549%	5.89026%
101.50000	5.82903%	5.82903%	5.82892%	5.82799%	5.82069%
102.00000	5.76225%	5.76225%	5.76209%	5.76091%	5.75154%
102.50000	5.69587%	5.69587%	5.69568%	5.69423%	5.68282%
103.00000	5.62989%	5.62989%	5.62968%	5.62797%	5.61451%
103.50000	5.56432%	5.56432%	5.56407%	5.56210%	5.54662%
104.00000	5.49914%	5.49914%	5.49885%	5.49663%	5.47913%
104.50000	5.43435%	5.43435%	5.43403%	5.43156%	5.41205%
105.00000	5.36995%	5.36995%	5.36960%	5.36687%	5.34536%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.00000	6.07852%	6.07852%	6.07852%	6.07852%	6.07309%
101.50000	6.01073%	6.01073%	6.01073%	6.01073%	6.00316%
102.00000	5.94337%	5.94337%	5.94337%	5.94337%	5.93367%
102.50000	5.87641%	5.87641%	5.87641%	5.87641%	5.86460%
103.00000	5.80987%	5.80987%	5.80987%	5.80987%	5.79595%
103.50000	5.74373%	5.74373%	5.74373%	5.74373%	5.72772%
104.00000	5.67799%	5.67799%	5.67799%	5.67799%	5.65989%
104.50000	5.61265%	5.61265%	5.61265%	5.61265%	5.59248%
105.00000	5.54770%	5.54770%	5.54770%	5.54770%	5.52546%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98.00000	6.69153%	6.69153%	6.69153%	6.69153%	6.69760%
98.50000	6.62046%	6.62046%	6.62046%	6.62046%	6.62477%
99.00000	6.54985%	6.54985%	6.54985%	6.54985%	6.55240%
99.50000	6.47968%	6.47968%	6.47968%	6.47968%	6.48050%
100.00000	6.40997%	6.40997%	6.40997%	6.40997%	6.40905%
100.50000	6.34069%	6.34069%	6.34069%	6.34069%	6.33805%
101.00000	6.27185%	6.27185%	6.27185%	6.27185%	6.26749%
101.50000	6.20344%	6.20344%	6.20344%	6.20344%	6.19738%
102.00000	6.13546%	6.13546%	6.13546%	6.13546%	6.12769%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

542

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (including the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets (exclusive of any Excess Interest) and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, the portion of the Issuing Entity consisting of collections of Excess Interest (and the related amounts in the Excess Interest Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling

543

and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the

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Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the

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Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

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A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing

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methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond

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premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of certain Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

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Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or

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“due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to tax on “net income from foreclosure property” would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

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Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

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Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to

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maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”), and
●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code. See “—Exempt Plans”, below.

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ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and
●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;
●	loans or other extensions of credit; and
●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or
●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the

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acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,
2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and
3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or
●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and
●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgage-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax

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administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

With respect to The Falls Mortgage Loan (4.8%), defined benefit retirement plans sponsored by General Motors LLC (the “GM Retirement Plans”), which are subject to ERISA, collectively and indirectly own a 50% interest in the related borrower. Persons who have an ongoing relationship with the GM Retirement Plans should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;
●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;
●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;
●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and
●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of BMO Capital Markets Corp., Prohibited Transaction Exemption (“PTE”) 2006-07, 71 Federal Register 32134 (June 2, 2006), and substantially identical prohibited transaction exemptions to (or to the predecessors of) Citigroup Global Markets Inc., PTE 91-23, 56 Federal Register 15,260 (April 18, 1991), Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E (December 9, 1996), J.P. Morgan Securities LLC, PTE 2002-19, 67 Federal Register 14,979 (March 28, 2002), Nomura Securities International, Inc., PTE 93-32, 58 Fed. Reg. 28,623 (May 14, 1993), UBS Securities LLC, PTE 91-22, 56 Federal Register 15933 (April 18, 1991) as amended by PTE 2013-08, 78 Federal Register 41,090 (July 9, 2013) and Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and
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●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;
●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);
●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);
●	fourth, the following must be true—
1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,
2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and
3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,
2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and
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3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Underwriter Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;
●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and
●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,
●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and
●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;
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●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and
●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,
●	having a specified relationship to this person, or
●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan, as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged to consult your legal counsel as to the applicability of Section 401(c) of ERISA.

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Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Unless an exemption applies or the transaction is not otherwise prohibited, Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of PTCE 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) its acquisition, holding and disposition of the Offered Certificates is in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, investment grade by an Exemption Rating Agency and that such Offered Certificate is so rated, (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied with respect to the acquisition, holding and disposition of such Offered Certificate or (iv) (1) it is a plan subject to Similar Law and (2) its acquisition, holding and disposition of the Offered Certificate will not give rise to or constitute a non-exempt violation of any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or
●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and
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●	consult with your legal counsel as to—
1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and
2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York. Twenty-eight (28) of the Mortgaged Properties (23.7%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

New Jersey. Seven (7) of the Mortgaged Properties (10.9%) are located in New Jersey.

In New Jersey, the action is commenced by the filing of a complaint naming as defendants all parties having an interest in the real property or in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage, and when it is desired to foreclose. If a lease predates the mortgage and the lease does not provide it is subordinate to all future mortgages, or the tenant, at the time of the loan, does not enter into a subordination agreement, that lease cannot be foreclosed in the action. Leases that are subordinate to the mortgage, either because they postdate the mortgage, or have been subordinated, can be terminated by the lender by joining the tenant as a defendant in the action unless the lender has entered into a non-disturbance and attornment agreement with the tenant. Each defendant must then be served with a copy of the complaint and given in most cases no less than 35 days to respond. Delays in prosecution of the foreclosure may occasionally result from difficulties in locating necessary parties for service of the complaint. If an answer or other responsive pleading is filed raising defenses to the foreclosure the case will be deemed a contested matter and handled like any other civil action in the county where the property is located. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming, involving depositions, motions and perhaps a trial. After the legal issues involved in the contest are resolved, if the mortgagee prevails, the court refers the matter to the “Office of Foreclosure” located in the Office of Foreclosure in the office of the Superior Court Clerk in Trenton, which administers the foreclosure action if it is uncontested, or after the contest has been resolved in the lender’s favor. The Office of Foreclosure will then, upon application of the lender, process a judgment in favor of the lender containing the amounts due to the lender, and will issue a writ of execution to the sheriff of the county in which the property is located directing the sheriff to arrange for a public auction for the property to raise the amount adjudged to be owed to the lender. This can take time depending upon the workload in the Office of Foreclosure, which also handles a heavy volume of home foreclosures. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 60 days after entry of judgment. However, the actual time is subject to the number of sales being processed and can take as long as six months in some counties. During that time, the sheriff must advertise the sale at least once a week for four weeks. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending upon the local sheriff’s procedures). Notice of the sheriff’s sale must be provided to all the defendants, and to the New Jersey Division of Taxation under New Jersey’s Bulk Sale Act. For ten days after the sale, the borrower can still redeem the property by paying all amounts due.

For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against a borrower or guarantor, when the loan is recourse to the borrower, or a guarantor, the lender must commence a separate action in Law Division of the Superior Court on the Note and/or any guaranty. This action can be commenced at any time and is not required to await completion of the foreclosure. However, that court will usually wait until the foreclosure has been completed to calculate the defendant’s liability, giving credit for the amounts raised at the sheriff’s sale, and in no event less than the fair market value of the property based on evidence presented as to the value of the real property in the Law Division action. The purchaser at such sale

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acquires the estate or interest in real property covered by the mortgage. Like the general rule, if the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at foreclosure will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. New Jersey law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender, and the commission due the sheriff. At the sheriff’s sale, an auction takes place and the lender is entitled to bid against any members of the public in attendance. The lender, however, is not required to put up any money unless and until the bids exceed the amounts due to the lender under the foreclosure judgment.

Arizona. Two (2) of the Mortgaged Properties (10.5%) are located in Arizona.

Mortgage loans in Arizona are generally secured by deeds of trust on the related real estate. A deed of trust is normally enforced in Arizona by exercise of the trustee’s power of sale through a non-judicial trustee’s sale. A non-judicial foreclosure sale is commenced by the recording of a notice of trustee’s sale setting a sale date not earlier than 90 days after the date the notice is recorded. After recording, the notice must be posted and copies sent to the borrower and other parties having an interest in the encumbered real property, all in the manner required by statute. No redemption rights are available after a non-judicial trustee’s foreclosure sale. If permitted by the loan documents, a deficiency may be recovered after a trustee’s sale by commencement of a judicial action within the time period required by statute. The amount of a deficiency judgment is limited to (1) the total debt owed to the lender as of the date of the trustee’s sale less (2) the greater of (i) the fair market value of the property on the date of sale as determined by the court or (ii) the sale price at the trustee’s sale. A deed of trust may also be foreclosed as a mortgage, but that procedure is not commonly utilized because of the additional time and cost involved and the redemption rights afforded the borrower and junior lienholders.

Florida. Ten (10) of the Mortgaged Properties (10.5%) are located in Florida.

Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for 2 consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

California. Three (3) of the Mortgaged Properties (10.4%) are located in California.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired

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real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,
●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,
●	the knowledge of the parties to the mortgage, and
●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and
●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,
●	the trustee to whom the real property is conveyed, and
●	the beneficiary for whose benefit the conveyance is made, who is the lender.
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Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,
●	the law of the state in which the real property is located,
●	various federal laws, and
●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and

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the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or
●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and
●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and
●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;
●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;
●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—
1.	a failure to adequately maintain the mortgaged property, or
2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or
●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and
●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and
●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and
●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and

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operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and
●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located

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in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and
●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

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In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the landowner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the landowner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the landowner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

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Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
●	extend or shorten the term to maturity of the loan;
●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or
●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

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Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,
●	accelerated rent,
●	damages, or
●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or
●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an

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unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable

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to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally

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viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to

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become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that

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is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal

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balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or
●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and
●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;
●	second, to real estate taxes;
●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and
●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;
●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;
●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;
●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
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●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the “ADA”) and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under

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procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or
●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;
●	whether those certificates are a suitable investment for any particular investor;
●	the tax attributes of those certificates or of the trust;
●	the yield to maturity or, if they have principal balances, the average life of those certificates;
●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;
●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;
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●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;
●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or
●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-4, Class A-5 and/or Class A-SB Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-S, Class B and/or Class C Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

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Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each class of Offered Certificates set forth below.

Class	BMO Capital Markets Corp.	KeyBanc Capital Markets Inc.	Deutsche Bank Securities Inc.	Nomura Securities International, Inc.	Wells Fargo Securities, LLC	SG Americas Securities, LLC	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	UBS Securities LLC	Academy Securities, Inc.	Bancroft Capital, LLC	Drexel Hamilton, LLC	Mischler Financial Group, Inc.	Natixis Securities Americas LLC
Class A-1	$17,087,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Class A-4	$145,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Class A-5	$312,445,000	$0	$0	$0	$5,500,000	$0	$0	$0	$0	$0	$1,000,000	$1,000,000	$1,000,000	$0
Class A-SB	$22,955,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Class X-A	$505,987,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Class X-B	$144,568,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Class A-S	$86,741,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Class B	$33,431,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Class C	$24,396,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,297,075.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 107.60% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2026, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the

587

purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. The underwriters have no obligation to make a market in the Offered Certificates. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, the Offered Certificates or asset backed securities generally. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BMO Capital Markets Corp., one of the underwriters, is an affiliate of (i) the Depositor, and (ii) BMO (a Sponsor and an originator). Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a Sponsor and an originator). Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) GACC (a Sponsor and an originator). J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB (a Sponsor and an originator). KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association (a Sponsor and an originator, and also the Master Servicer). Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC (a Sponsor and an originator). Nomura Securities International, Inc., one of the underwriters, is an affiliate of NWL (a Sponsor and an originator). SG Americas Securities, LLC, one of the underwriters, is an affiliate of SGFC (a Sponsor and an originator). UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG New York Branch (a Sponsor and an originator). Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank (an originator and a Sponsor). See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”. BMO, CREFI, GACC, JPMCB, KeyBank, NREC, NWL, SGFC, UBS AG New York Branch and Wells Fargo Bank (or affiliates thereof) may each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Whole Loans”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) BMO Capital Markets Corp., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (iii) Deutsche Bank Securities Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (iv) J.P. Morgan Securities LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (v) KeyBanc Capital Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (vi) Natixis Securities Americas LLC, one of the underwriters and one of the co-managers for this offering, (vii) Nomura Securities International, Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (viii) SG Americas Securities, LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ix) UBS Securities LLC, one of the underwriters and one of the co-lead managers for this offering, and (x) Wells Fargo Securities, LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the

588

collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a Sponsor, of the purchase price for the BMO Mortgage Loans, (ii) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (iii) the payment by the Depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans, (iv) the payment by the Depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a Sponsor, of the purchase price for the JPMCB Mortgage Loans, (v) the payment by the Depositor to KeyBank, an affiliate of KeyBanc Capital Markets Inc., in its capacity as a Sponsor, of the purchase price for the KeyBank Mortgage Loans, (vi) the payment by the Depositor to NREC, an affiliate of Natixis Securities Americas LLC, in its capacity as a Sponsor, of the purchase price for the NREC Mortgage Loans, (vii) the payment by the Depositor to NWL, an affiliate of Nomura Securities International Inc., in its capacity as a Sponsor, of the purchase price for the Nomura Mortgage Loans, (viii) the payment by the Depositor to SGFC, an affiliate of SG Americas Securities, LLC, in its capacity as a Sponsor, of the purchase price for the SGFC Mortgage Loans, (ix) the payment by the Depositor to UBS AG New York Branch, an affiliate of UBS Securities LLC, in its capacity as a Sponsor, of the purchase price for the UBS AG New York Branch Mortgage Loans, and (x) the payment by the Depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in its capacity as a Sponsor, of the purchase price for the Wells Fargo Bank Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank AG, New York Branch, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, Nomura Securities International Inc., SG Americas Securities, LLC, UBS Securities LLC and Wells Fargo Securities, LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 151 West 42nd Street, New York, New York 10036, by telephone at 212-885-4000 or by website at https://capitalmarkets.bmo.com/en/.

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-280224) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

589

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough LLP, New York, New York.

590

Index of Certain Defined Terms

17g-5 Information Provider	409
1986 Act	545
2015 Budget Act	551
30/360 Basis	388
AB Modified Loan	469
AB Whole Loan	181
Accelerated Mezzanine Loan	499
Acceptable Insurance Default	432
Actual/360 Basis	234
Administrative Fee Rate	455
ADR	184
Advance Rate	438
Advances	437
Affirmative Asset Review Vote	512
AIFM Regulations	175
Allocated Cut-off Date Loan Amount	184
Ancillary Fees	450
Annual Debt Service	184
Anticipated Repayment Date	234
Applicable Back-Up Advancing Agent Ratings	484
Applicable Certificates	482
Appraisal Reduction Amount	466
Appraisal Reduction Event	465
Appraised Value	184
Appraised-Out Class	470
Appraiser	468
Approved Exchange	17
Approximate Initial Credit Support	3
ARD	186
ARD Loan	234
Argentic Mortgage Loans	182
Assessment of Compliance	471
Asset Representations Reviewer	368, 425
Asset Representations Reviewer Asset Review Fee	456
Asset Representations Reviewer Ongoing Fee	455
Asset Representations Reviewer Ongoing Fee Rate	455
Asset Representations Reviewer Termination Event	516
Asset Representations Reviewer Upfront Fee	455
Asset Review	513
Asset Review Notice	513
Asset Review Quorum	512
Asset Review Report	515
Asset Review Report Summary	515
Asset Review Standard	514
Asset Review Trigger	511
Asset Review Vote Election	512
Assumed Final Distribution Date	396
Assumption Fees	450
Attestation Report	472
Available Funds	383

Back-Up Advancing Agent	347, 438
Balloon Balance	186
Balloon Mortgage Loans	234
Bank Act	260
Bankruptcy Code	173
Base Interest Fraction	395
Beds	192
BMO	181, 260
BMO Data File	261
BMO Financial	260
BMO Mortgage Loans	260
BMO Securitization Database	261
Borrower Delayed Reimbursements	449
Borrower Party	498
B-Piece Buyer	150
CBE	539
CDI 202.01	177
CDIC	168
CDIC Act	168
CERCLA	579
Certificate Administrator	347, 425
Certificate Owner	403
Certificateholder	403
Certificateholder Quorum	480
Certificateholder Repurchase Request	518
Certificates	3, 381
Certifying Certificateholder	413
CGMRC	268
Citibank	347
CityFHEPS	97
Class	381
Class A-SB Scheduled Principal Balance	385
Class X Certificates	3, 381
Class X Strip Rate	388
Clearstream	410
Clearstream Participants	412
Closing Date	181, 381
CMBS	173
CMBS B-Piece Securities	373
CMS	363
CMS Acquisition Closing Date	363
CMS Transaction	363
Code	543
Co-Lender Agreement	253
Collateral Deficiency Amount	469
Collection Account	442
Collection Period	384
Communication Request	413
Companion Loan	180
Companion Loan Holder	426
Companion Loan Rating Agency	477
Companion Note	251
Compensating Interest Payment	397
Consent Fees	449
Consultation Election Notice	520
Consultation Requesting Certificateholder	520

591

Consultation Termination Event	498
Consulting Party	502
Control Eligible Certificates	498
Control Termination Event	498
Controlling Class	498
Controlling Class Certificateholder	498
Controlling Class Representative	497
Controlling Companion Loan	428
Controlling Note	251
Controlling Note Holder	251
Controlling Pari Passu Companion Loan	428
Controlling Pari Passu Companion Loan Securitization Date	428
Cook County Case	213, 217
Corrected Loan	433
Corresponding Principal Balance Certificates	3, 382
COVID-19	69
CPR	535
CRECs	210
Credit Risk Retention Rules	373
CREFC®	400
CREFC® Intellectual Property Royalty License Fee	455
CREFC® Intellectual Property Royalty License Fee Rate	455
CREFC® Reports	400
CREFI	181, 268
CREFI Data File	269
CREFI Mortgage Loans	268
CREFI Securitization Database	269
Crossed Group	186
Cross-Over Date	387
Cumulative Appraisal Reduction Amount	469
Cure/Contest Period	514
Custodian	347, 494
Cut-off Date	180
Cut-off Date Balance	180
Cut-off Date DSCR	187
Cut-off Date Loan-to-Value Ratio	186
Cut-off Date LTV Ratio	186
CWCAM	360, 363
DBNY	276
DBRS Morningstar	349
Debt Service Coverage Ratio	187
Debt Yield on Underwritten NCF	187
Debt Yield on Underwritten Net Cash Flow	187
Debt Yield on Underwritten Net Operating Income	187
Debt Yield on Underwritten NOI	187
Defaulted Mortgage Loan	453
Defeasance Deposit	239
Defeasance Option	239
Defective Mortgage Loan	423
Definitive Certificate	410
Delegated Directive	16
Delinquent Loan	512
Depositaries	411
Depositor	181, 345

Determination Date	382
Deutsche Bank	276
Diligence File	417
Directing Holder	496
DISC	13
Disclosable Special Servicer Fees	454
Dispute Resolution Consultation	520
Dispute Resolution Cut-off Date	520
Dispute Resolution Requesting Holder	520
Distribution Account	442
Distribution Date	382
Distributor	14
Document Defect	417
Dodd-Frank Act	176
DSCR	187
DTC	410
DTC Participants	411
DTC Rules	412
Due Date	233, 384
Due Diligence Questionnaire	262, 269
Due Period	384
EDGAR	589
EEA	15, 175
EHRI Trust Subordinate Companion Loan Securitization	259
Eligible Asset Representations Reviewer	515
Eligible Operating Advisor	509
Enforcing Party	520
Enforcing Servicer	519
Environmental Condition	579
ERISA	554
ERISA Plans	554
ESA	209, 280, 287
Escrow/Reserve Mitigating Circumstances	282, 289
EU	175
EU CRR	175
EU Due Diligence Requirements	175
EU Institutional Investor	175
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Qualified Investor	15
EU Retail Investor	15
EU Securitization Rules	175
Euroclear	410
Euroclear Operator	412
Euroclear Participants	412
Excess Interest	137, 234
Excess Interest Distribution Account	443
Excess Liquidation Proceeds	444
Excess Liquidation Proceeds Reserve Account	443
Excess Modification Fees	449
Excess Penalty Charges	450
Excess Prepayment Interest Shortfall	397
Exchange Act	259, 283
Excluded Controlling Class Holder	407
Excluded Controlling Class Mortgage Loan	498
Excluded Information	407
Excluded Mortgage Loan	498

592

Excluded Mortgage Loan Special Servicer	480
Excluded Special Servicer	145
Excluded Special Servicer Information	407
Excluded Special Servicer Mortgage Loan	480
Exemption Rating Agency	558
FATCA	552
FCA HANDBOOK	13
FDIC	136, 167
FETL	18
FIEL	18
Final Asset Status Report	504
Final Dispute Resolution Election Notice	521
Financial Promotion Order	14
FIRREA	280, 287
Fitch	349, 477
Form 8-K	259
FPO Persons	14
FSCMA	18
FSMA	14, 175
Future Outside Servicing Agreement	428
GAAP	373
GACC	181, 276
GACC Data Tape	277
GACC Deal Team	277
GACC Mortgage Loans	277
Grantor Trust	543
Hard Lockbox	187
HRECs	210
HRR Certificates	3, 373
Impermissible Risk Retention Affiliate	472
Impermissible TPP Affiliate	472
Indirect Participants	411
Initial Pool Balance	180
Initial Rate	234
Initial Requesting Certificateholder	518
In-Place Cash Management	188
Institutional Investor	17
Interest Accrual Amount	389
Interest Accrual Period	389
Interest Distribution Amount	389
Interest Only Mortgage Loans	234
Interest Reserve Account	443
Interest Shortfall Carry-Forward	389
Interested Person	492
Interest-Only Certificates	381
Investment Company Act	1
Investor Certification	402
IRS	544
Issuing Entity	180
Japanese Retention Requirement	19
JFSA	18
Joint-Seller Mortgage Loan	415
Joint-Seller Mortgage Loans	181
JPMC	283
JPMCB	181, 283
JPMCB Data Tape	285
JPMCB Deal Team	284
JPMCB Mortgage Loans	284
JPMCCMSC	284

JRR Rule	18
Karasick Guarantor	213, 218
KBRA	477
KeyBank	181, 292, 349
KeyBank Data Tape	293
KeyBank Mortgage Loans	292
KeyBank Qualification Criteria	294
KeyBank Review Team	292
Largest Tenant	188
Largest Tenant Lease Expiration	188
Lender Liability Act	580
Lennar	355
Liquidation Fee	452
Liquidation Fee Rate	452
Liquidation Proceeds	452
Loan Per Unit	188
Loan-Specific Certificates	381
Loan-Specific Controlling Class	499
Loan-Specific Controlling Class Certificateholder	499
Loan-Specific Controlling Class Representative	499
Loan-Specific Principal Balance Certificates	382
Loss of Value Payment	421
Loss of Value Reserve Fund	444
Lower-Tier Regular Interests	543
Lower-Tier REMIC	543
Lower-Tier REMIC Distribution Account	442
LTV Ratio at Maturity/ARD	188
LUST	210
Macy’s	198
MAI	466
Major Decision	494
Major Decision Reporting Package	496
MAS	17
Master Servicer	349, 425
Master Servicer Remittance Date	437
Material Breach	420
Material Defect	420
Material Document Defect	417
Maturity Date/ARD Loan-to-Value Ratio	188
Maturity Date/ARD LTV Ratio	188
MIFID II	15
Modeling Assumptions	535
Modification Fees	449
Monthly Payment	384
Moody’s	349, 509
Morningstar DBRS	509
Mortgage	180
Mortgage File	415
Mortgage Loan Purchase Agreement	415
Mortgage Loan Schedule	429
Mortgage Loan Sellers	181
Mortgage Loans	180
Mortgage Note	180
Mortgage Pool	180
Mortgage Rate	389
Mortgaged Property	180
Most Recent NOI	189

593

National Cooperative Bank, N.A. Data Tape	301
National Cooperative Bank, N.A. Deal Team	301
National Cooperative Bank, N.A. Mortgage Loans	298
Natixis	303
NCB	181, 297
NCB Mortgage Loans	298
Net Cash Flow	191
Net Mortgage Pass-Through Rate	388
Net Mortgage Rate	389
NI 33-105	19
Nomura	181, 309
Nomura Data File	315
Nomura Mortgage Loans	309
Nomura Securitization Database	314
Non-Controlling Note	251
Non-Controlling Note Holders	251
Non-Offered Certificates	381
Nonrecoverable Advance	439
Non-Reduced Certificates	403
Non-Reduced Loan-Specific Certificates	403
Non-U.S. Tax Person	552
Notional Amount	382
NREC	181, 303
NREC Data Tape	304
NREC Deal Team	304
NREC Mortgage Loans	304
NRSRO	402, 562
NRSRO Certification	404
NWL	309
Occupancy	189
Occupancy Date	189
Offered Certificates	381
OID Regulations	545
OLA	167
Operating Advisor	368, 425
Operating Advisor Annual Report	506
Operating Advisor Consultation Trigger Event	503
Operating Advisor Consultation Trigger Event	503
Operating Advisor Consulting Fee	455
Operating Advisor Fee	454
Operating Advisor Fee Rate	454
Operating Advisor Standard	503
Operating Advisor Termination Event	507
Operating Advisor Upfront Fee	454
Original Balance	189
Other Crossed Loans	423
Outside Certificate Administrator	427
Outside Controlling Class Representative	427
Outside Controlling Note Holder	426, 496
Outside Custodian	427
Outside Depositor	427
Outside Operating Advisor	427
Outside Securitization	427
Outside Serviced AB Whole Loan	427
Outside Serviced Companion Loan	427

Outside Serviced Mortgage Loan	427
Outside Serviced Pari Passu Companion Loan	427
Outside Serviced Pari Passu Whole Loan	427
Outside Serviced Pari Passu-AB Whole Loan	427
Outside Serviced Subordinate Companion Loan	427
Outside Serviced Whole Loan	427
Outside Servicer	427
Outside Servicer Fee Rate	461
Outside Servicing Agreement	427
Outside Special Servicer	427
Outside Trustee	427
P&I Advance	437
PACE	136
PACE Loan	248
Pads	192
PAR	281, 288
Pari Passu Companion Loan	181
Pari Passu Indemnified Items	475
Pari Passu Indemnified Parties	475
Pari Passu Whole Loan	181
Pari Passu-AB Whole Loan	181
Park Bridge Financial	368
Park Bridge Lender Services	368
Participants	410
Party in Interest	555
Pass-Through Rate	388
PCE	210, 212
PCR	266, 275, 320
Penalty Charges	449
Percentage Interest	383
Permitted Investments	383
Permitted Special Servicer/Affiliate Fees	454
PILOT	140, 232
PIPs	115, 216
Plan Asset Regulations	555
PML	339
POATRS	13
Pooled Voting Rights	410
Pooling and Servicing Agreement	425
Pooling and Servicing Agreement Party Repurchase Request	518
PRC	16
Preliminary Asset Review Report	514
Preliminary Dispute Resolution Election Notice	520
Prepayment Assumption	546
Prepayment Interest Excess	396
Prepayment Interest Shortfall	396
Prepayment Penalty Description	189
Prepayment Provision	189
Prime Rate	438
Principal Balance Certificates	3, 381
Principal Distribution Amount	390
Principal Shortfall Carry-Forward	391
Privileged Information	505
Privileged Information Exception	505

594

Privileged Person	402
Professional Investors	17
Prohibited Prepayment	397
Promotion of Collective Investment Schemes Exemptions Order	14
Property Advances	437
Proposed Course of Action Notice	520
Prospectus	17
PTE	557
Qualification Criteria	322, 342
Qualified Mortgage	417
Qualified Substitute Mortgage Loan	422
Qualifying CRE Loan Percentage	373
Rated Final Distribution Date	396
Rating Agencies	585
Rating Agency	585
Rating Agency Confirmation	524
Rating Agency Declination	524
RCA	355
RCM	355
RCRA	580
Realized Loss	398
REC	209
Record Date	382
Registration Statement	589
Regular Certificates	381
Regular Interestholder	545
Regular Interests	543
Regulation AB	472
Regulation RR	373
Related Group	190
Release Date	239
Relevant Persons	14
REMIC	543
REMIC LTV Test	172
REMIC Regulations	543
REO Account	444
REO Companion Loan	391
REO Loan	391
REO Mortgage Loan	391
REO Property	381
Repurchase Price	420
Repurchase Request	518
Requesting Certificateholder	520
Requesting Holders	470
Requesting Investor	413
Requesting Party	523
Required Credit Risk Retention Percentage	373
Requirements	584
Residential Cooperative Mortgage Loans	184
Residential Cooperative Mortgaged Properties	184
Residual Certificates	381
Resolution Failure	519
Resolved	519
Restricted Group	558
Restricted Party	505
Retaining Sponsor	373
Retaining Third Party Purchaser	373

Review Materials	513
Revised Rate	234
RevPAR	190
Risk Retention Affiliate	472
Risk Retention Affiliated	472
Rooms	192
RREF AIV	373
Rule 17g-5	404, 486
RWC	181
S&P	349, 477, 509
Scheduled Principal Distribution Amount	390
SEC	259, 283
Securities Act	472
Securitization Accounts	381
SEL	339
Senior Certificates	381
Serviced AB Whole Loan	425
Serviced Companion Loan	426
Serviced Companion Loan Holder	426
Serviced Companion Loan Securities	145, 477
Serviced Loans	426
Serviced Mortgage Loans	426
Serviced Outside Controlled Companion Loan	426
Serviced Outside Controlled Mortgage Loan	426
Serviced Outside Controlled Whole Loan	426
Serviced Pari Passu Companion Loan	426
Serviced Pari Passu Companion Loan Holder	426
Serviced Pari Passu Whole Loan	425
Serviced Pari Passu-AB Whole Loan	425
Serviced Subordinate Companion Loan	426
Serviced Subordinate Companion Loan Holder	426
Serviced Whole Loan	425
Servicer Termination Events	476
Servicing Fee	447
Servicing Fee Rate	447
Servicing Function Participant	472
Servicing Shift Companion Loan	428
Servicing Shift Mortgage Loan	428
Servicing Shift Whole Loan	428
Servicing Standard	430
Servicing Transfer Event	431
SFA	17
SFO	17
SGFC	181
SGFC Entities	317
SGNY	317
Silberberg Guarantor	213, 217
Similar Law	560
SLEAP	210
SMC	181, 323
SMC Data Tape	324
SMC Mortgage Loans	323
SMC Review Team	323
SMMEA	562
Société Générale	316

595

Societe Generale Financial Corporation	316
Societe Generale Financial Corporation Data Tape	321
Societe Generale Financial Corporation Deal Team	321
Societe Generale Financial Corporation Mortgage Loans	317
Soft Lockbox	190
Soft Springing Hard Lockbox	190
Spaces	192
Special Servicer	425
Special Servicer Decision	434
Special Servicing Fee	450
Special Servicing Fee Rate	450
Specially Serviced Loan	431
Split Mortgage Loan	180
Sponsors	181, 260
Springing Cash Management	190
Springing Lockbox	190
Startup Day	543
Starwood	323
Stated Principal Balance	391
Static Pool Data	124
Structured Product	17
Subordinate Certificates	381
Subordinate Companion Loan	181
Subordinate LOC	194
Sub-Servicing Agreement	436
Superintendent	168
TCE	210
Termination Purchase Amount	525
Terms and Conditions	412
Tests	513
The Ritz Tower Building	206
The Ritz Tower Commercial Unit	206
Third Party Report	183
TIA	177
Title V	583
TPH	211
Trailing 12 NOI	189
Trimont	363
TRIPRA	120
Trust REMICs	543
Trust Subordinate Companion Loan	180
Trust Subordinate Companion Loan REMIC Distribution Account	442
Trust Subordinate Companion Whole Loan	180
Trustee	346, 425
Trustee/Certificate Administrator Fee	454
Trustee/Certificate Administrator Fee Rate	454
U.S. Tax Person	552
UBS AG New York Branch	181, 329
UBS AG New York Branch Data Tape	331

UBS AG New York Branch Deal Team	330
UBS AG New York Branch Mortgage Loans	330
UBS Qualification Criteria	332
UK	13, 175
UK CRR	175
UK Due Diligence Requirements	175
UK Institutional Investor	176
UK MIFIR Product Governance Rules	14
UK Qualified Investor	13
UK Retail Investor	13
UK Securitization Rules	175
Uncovered Amount	442
Underwriter Entities	143
Underwriter Exemption	557
Underwriting Agreement	587
Underwritten Economic Occupancy	190
Underwritten EGI	192
Underwritten Expenses	190
Underwritten NCF	191
Underwritten NCF DSCR	187
Underwritten Net Cash Flow	191
Underwritten Net Operating Income	191
Underwritten NOI	191
Underwritten Revenues	192
Units	192
Unscheduled Principal Distribution Amount	390
Unsolicited Information	513
Updated Appraisal	488
Upper-Tier REMIC	543
Upper-Tier REMIC Distribution Account	442
UST	210
USTs	211
UW NCF DSCR	187
Volcker Rule	177
Voting Rights	409
WAC Rate	388
Wachovia Bank	336
Weighted Average Mortgage Rate	193
Wells Fargo Bank	181, 336
Wells Fargo Bank Data Tape	341
Wells Fargo Bank Deal Team	340
Whole Loan	180
Whole Loan Custodial Account	442
Withheld Amounts	443
Workout Fee	451
Workout Fee Rate	451
Workout-Delayed Reimbursement Amount	441
WSFS Bank	346
YM Group A	394
YM Group A-S/B/C	395
YM Group D	395
YM Group E	395
YM Groups	395

596

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group
								1	25
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	9.96%	100.0%	BMO, CREFI	BMO, CREFI	Group A	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	7.7%	100.0%	Natixis, MSBNA	Natixis	NAP	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	6.5%		WFB, BANA	WFB	Group B	NAP
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	0.7%	10.1%
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	0.5%	8.3%
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	0.5%	7.8%
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	0.5%	7.8%
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	0.5%	7.7%
3.06	Property		1	U-Haul Moving & Storage of Marlboro	0.4%	6.8%
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	0.4%	6.5%
3.08	Property		1	U-Haul Moving & Storage of Little River	0.4%	5.5%
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	0.3%	5.0%
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	0.3%	4.2%
3.11	Property		1	U-Haul Storage of North Miami Beach	0.3%	4.0%
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	0.2%	3.8%
3.13	Property		1	U-Haul Moving & Storage of Haines City	0.2%	3.7%
3.14	Property		1	U-Haul of North Miami Beach	0.2%	3.6%
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	0.2%	3.0%
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	0.2%	2.8%
3.17	Property		1	U-Haul Moving & Storage of Salisbury	0.2%	2.8%
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	0.2%	2.4%
3.19	Property		1	U-Haul Moving & Storage at 36th St	0.2%	2.3%
3.20	Property		1	U-Haul Storage of Salisbury	0.1%	1.8%
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	6.2%		NWL	NWL	Group B	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	0.8%	12.4%
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	0.5%	8.7%
4.03	Property		1	U-Haul Moving & Storage of Weymouth	0.5%	8.6%
4.04	Property		1	U-Haul Moving & Storage of Lake Square	0.5%	7.7%
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	0.5%	7.5%
4.06	Property		1	U-Haul Moving & Storage of Bel Air	0.5%	7.2%
4.07	Property		1	U-Haul Moving & Storage of Greensburg	0.4%	7.0%
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	0.4%	6.8%
4.09	Property		1	U-Haul Storage of Umpqua Valley	0.4%	6.6%
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	0.4%	6.3%
4.11	Property		1	U-Haul Moving & Storage At Box Rd	0.4%	6.1%
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	0.4%	5.8%
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	0.3%	5.5%
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	0.2%	3.9%
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	4.8%	100.0%	SGFC	SGFC	Group C	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	4.8%	100.0%	GACC, JPMCB	GACC	Group A	NAP
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	4.2%	100.0%	JPMCB	JPMCB	No	No
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	3.5%	100.0%	GACC	GACC	NAP	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	3.2%	100.0%	CREFI	CREFI	NAP	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	3.1%	100.0%	BMO	BMO	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	3.0%		UBS AG	UBS AG	NAP	No
11.01	Property		1	Winston Salem, NC	1.0%	32.7%
11.02	Property		1	Belden, MS	0.6%	21.1%
11.03	Property		1	Dresden, TN	0.5%	18.1%
11.04	Property		1	Dwight, IL	0.4%	13.1%
11.05	Property		1	Coffeyville, KS	0.4%	11.9%
11.06	Property		1	Washington, NC	0.1%	3.1%
12.00	Loan	19, 23	1	Corporate Center VI	2.8%	100.0%	KeyBank	KeyBank	NAP	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	2.8%	100.0%	KeyBank	KeyBank	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	2.8%	100.0%	BMO, Natixis	BMO, Natixis	Group A	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	2.7%		KeyBank	KeyBank	NAP	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	1.6%	59.4%
15.02	Property		1	100 Willowbrook Lane	0.7%	26.6%
15.03	Property		1	1380 Enterprise Drive	0.4%	14.0%
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	2.5%	100.0%	KeyBank	KeyBank	Group D	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	2.2%	100.0%	UBS AG	UBS AG	NAP	NAP

A-1

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group
								1	25
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	2.0%	100.0%	KeyBank	KeyBank	NAP	NAP
19.00	Loan	5	1	CooperTowne Center	1.8%	100.0%	CREFI	CREFI	NAP	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	1.7%	100.0%	NCB	NCB	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	1.4%		Natixis	Natixis	NAP	NAP
21.01	Property		1	The Storage Mall - Palmyra	0.4%	31.3%
21.02	Property		1	The Storage Mall - Ontario	0.3%	21.8%
21.03	Property		1	The Storage Mall - Lockport	0.2%	16.1%
21.04	Property		1	The Storage Mall - Evergreen	0.2%	15.6%
21.05	Property		1	The Storage Mall - Rush	0.2%	15.1%
22.00	Loan	10, 23	1	Bradford Plaza	1.4%	100.0%	NWL	NWL	NAP	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	1.2%	100.0%	SMC, BMO	SMC, BMO	NAP	NAP
24.00	Loan	15, 20	1	Centennial Center	1.2%	100.0%	Natixis	Natixis	NAP	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	1.1%		Natixis	Natixis	NAP	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite	0.7%	58.4%
25.02	Property		1	Grizzly Self Storage - DeSoto	0.5%	41.6%
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	1.1%	100.0%	KeyBank	KeyBank	Group D	NAP
27.00	Loan		1	CubeSmart Self Storage	1.1%	100.0%	NWL	NWL	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	1.0%	100.0%	NCCB	NCB	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	0.9%	100.0%	NCCB	NCB	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	0.9%	100.0%	SMC	SMC	NAP	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	0.8%	100.0%	NCCB	NCB	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	0.8%	100.0%	SGFC	SGFC	Group C	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	0.8%	100.0%	KeyBank	KeyBank	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	0.8%	100.0%	GACC	GACC	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	0.7%	100.0%	NCB	NCB	NAP	NAP
36.00	Loan		1	Publix Self Storage	0.7%	100.0%	SMC	SMC	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	0.6%	100.0%	SGFC	SGFC	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	0.6%	100.0%	NCCB	NCB	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	0.6%	100.0%	NCCB	NCB	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	0.6%	100.0%	NCCB	NCB	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	0.6%	100.0%	NCCB	NCB	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	0.4%	100.0%	KeyBank	KeyBank	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	0.4%	100.0%	NCCB	NCB	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	0.2%	100.0%	NCB	NCB	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	0.2%	100.0%	NCCB	NCB	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP

A-2

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City

1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	5000 South Arizona Mills Circle	Tempe
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	23716, 23730, 23632, 23740 and 23760 El Toro Road	Lake Forest
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	Various	Various
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	8525 Oso Blanca Road	Las Vegas
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	242 North Camino Mercado	Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	750 West Appleway Avenue	Coeur d'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	5220 South Jones Boulevard	Las Vegas
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	1224 and 1256 How Lane	North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro	415 Route 9	Englishtown
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	3083 West Lake Mead Boulevard	North Las Vegas
3.08	Property		1	U-Haul Moving & Storage of Little River	3195 Highway 9 East	Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	397 State Route 18	East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	4014 Forestville Road	District Heights
3.11	Property		1	U-Haul Storage of North Miami Beach	2100 & 2144 Northeast 162nd Street and 16190 Northeast 21st Avenue	North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	400 West Ashley Street	Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City	3307 US Highway 17-92 West	Haines City
3.14	Property		1	U-Haul of North Miami Beach	2269 Northeast 163rd Street	North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	1550 16th Avenue Southwest	Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	301 Robins West Parkway	Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury	1326 North Salisbury Boulevard	Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	12200 Portland Avenue South	Burnsville
3.19	Property		1	U-Haul Moving & Storage at 36th St	2476 Northwest 36th Street	Miami
3.20	Property		1	U-Haul Storage of Salisbury	1402 North Salisbury Boulevard and 1530-1534 Edgemore Avenue	Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	Various	Various
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	42925 Sierra Highway	Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	970 and 1002 SpringHill Avenue and 906 St. Anthony Street	Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth	666 Bridge Street	Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square	10128 Highway 441 South	Leesburg
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	2817 North Pace Boulevard	Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air	200 West Interstate 65 Service Road South	Mobile
4.07	Property		1	U-Haul Moving & Storage of Greensburg	4693 State Route 30 and 5218 State Route 30	Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	650 Boston Avenue	Bridgeport
4.09	Property		1	U-Haul Storage of Umpqua Valley	1182 Northeast Stephens Street	Roseburg
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	4344 South Padre Island Drive	Corpus Christi
4.11	Property		1	U-Haul Moving & Storage At Box Rd	1700 Box Road	Columbus
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	146-156 Fairmount Avenue	Boston
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	5333 North Freeway	Houston
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	3028 Bessemer Road	Birmingham
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	40 Enterprise Avenue	Lawrence Township
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	8888 Southwest 136th Street	Miami
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	885 Second Avenue	New York
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	8922-8958 Lyra Drive and 8890 Lyra Drive	Columbus
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	465 Park Avenue	New York
10.00	Loan	16, 19, 24	1	JTM Foods	2035 North Narragansett Avenue	Chicago
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	Various	Various
11.01	Property		1	Winston Salem, NC	401 West Hanes Mill Road	Winston Salem
11.02	Property		1	Belden, MS	3301 Adams Farm Road	Belden
11.03	Property		1	Dresden, TN	2073 Evergreen Street	Dresden
11.04	Property		1	Dwight, IL	801 North Union Street	Dwight
11.05	Property		1	Coffeyville, KS	2412 North Highway 169	Coffeyville
11.06	Property		1	Washington, NC	230 Clarks Neck Road	Washington
12.00	Loan	19, 23	1	Corporate Center VI	2360 Corporate Circle	Henderson
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	3799 Northwest Passage	Tallahassee
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	12240 South Beyer Road	Birch Run
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	Various	West Chester
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	200, 300, 400 & 600 Willowbrook Lane	West Chester
15.02	Property		1	100 Willowbrook Lane	100 Willowbrook Lane	West Chester
15.03	Property		1	1380 Enterprise Drive	1380 Enterprise Drive	West Chester
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	534 63rd Street	Brooklyn
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	831 NJ-10	Hanover

A-3

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City

18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	3637, 3643, 3725, 3729, 3731, 3733, 3735, 3737, 3739, 3741, 3743, 3749, 3751 South Mooney Boulevard	Visalia
19.00	Loan	5	1	CooperTowne Center	711 East Evesham Avenue	Somerdale
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	400 River Avenue	Patchogue
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	Various	Various
21.01	Property		1	The Storage Mall - Palmyra	900 Route 441 and 2981 North Creek Road	Walworth & Palmyra
21.02	Property		1	The Storage Mall - Ontario	2731 and 3918 & 3928 State Route 96	Clifton Springs & Town of Manchester
21.03	Property		1	The Storage Mall - Lockport	6680 Lincoln Avenue	Lockport
21.04	Property		1	The Storage Mall - Evergreen	3260 Evergreen Hills Drive	Macedeon
21.05	Property		1	The Storage Mall - Rush	7466 West Henrietta Road	Rush
22.00	Loan	10, 23	1	Bradford Plaza	501-721 North Main Street and 205-207 East McElroy	Stillwater
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	99 Washington Avenue	Albany
24.00	Loan	15, 20	1	Centennial Center	300-390 South McCaslin Boulevard	Louisville
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	Various	Various
25.01	Property		1	Grizzly Self Storage - Mesquite	1125 East Main Street	Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto	1480 North Hampton Road	DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	75-02 88th Street	Glendale
27.00	Loan		1	CubeSmart Self Storage	2902 South Havana Street	Aurora
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	16 North Broadway	White Plains
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	245-55 Bronx River Road	Yonkers
30.00	Loan	19	1	Hampton Inn Cambridge	8775 Georgetown Road	Cambridge
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	61 Irving Place	New York
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	5500 & 5510 South Williamson Boulevard	Port Orange
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	100 Axford Avenue	Oxford
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	17 Western Drive	Frederick
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	345 East 86th Street	New York
36.00	Loan		1	Publix Self Storage	9000 Angela Place	Anchorage
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	1213 Pennsylvania Avenue	Sheboygan
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	87 Mill Road	Eastchester
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	210 East Broadway	Long Beach
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	665 Pelham Road	New Rochelle
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	5601/5625 Riverdale Avenue a/k/a 501 West 256th Street a/k/a 5601 Riverdale Avenue	Bronx
42.00	Loan	16, 19	1	River Place Towers	115 River Place	Lowell
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	127 Garth Road	Scarsdale
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	2165 Matthews Avenue	Bronx
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	740 East Broadway	Long Beach
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	240-256 Bronxville Road a/k/a 927 Palmer Road	Yonkers
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	90 Schenck Avenue	Great Neck
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	170-06 Crocheron Avenue	Flushing
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	143-50 Barclay Avenue	Flushing
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	431 West 121st Street	New York
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	425 Prospect Place	Brooklyn

A-4

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built
								2	2
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	Maricopa	AZ	85282	Retail	Super Regional Mall	1986-1999
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	Orange	CA	92630	Retail	Anchored	2004
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	Various	Various	Various	Self Storage	Self Storage	Various
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	Clark	NV	89166	Self Storage	Self Storage	2009
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	Pinal	AZ	85122	Self Storage	Self Storage	2008
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	Kootenai	ID	83814	Self Storage	Self Storage	1983, 2011
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	Clark	NV	89118	Self Storage	Self Storage	1998
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	Middlesex	NJ	08902	Self Storage	Self Storage	2000
3.06	Property		1	U-Haul Moving & Storage of Marlboro	Monmouth	NJ	07726	Self Storage	Self Storage	1988
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	Clark	NV	89032	Self Storage	Self Storage	2005
3.08	Property		1	U-Haul Moving & Storage of Little River	Horry	SC	29566	Self Storage	Self Storage	1996, 2003
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	Middlesex	NJ	08816	Self Storage	Self Storage	1960, 1994
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	Prince George's	MD	20747	Self Storage	Self Storage	2002
3.11	Property		1	U-Haul Storage of North Miami Beach	Miami-Dade	FL	33162	Self Storage	Self Storage	1972, 1977, 1985, 1995, 2001
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	Duval	FL	32202	Self Storage	Self Storage	1925
3.13	Property		1	U-Haul Moving & Storage of Haines City	Polk	FL	33844	Self Storage	Self Storage	2007, 2015
3.14	Property		1	U-Haul of North Miami Beach	Miami-Dade	FL	33160	Self Storage	Self Storage	1963
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	Linn	IA	52404	Self Storage	Self Storage	1979
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	Houston	GA	31088	Self Storage	Self Storage	1994
3.17	Property		1	U-Haul Moving & Storage of Salisbury	Wicomico	MD	21801	Self Storage	Self Storage	2002, 2004
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	Dakota	MN	55337	Self Storage	Self Storage	2008
3.19	Property		1	U-Haul Moving & Storage at 36th St	Miami-Dade	FL	33142	Self Storage	Self Storage	1940
3.20	Property		1	U-Haul Storage of Salisbury	Wicomico	MD	21801	Self Storage	Self Storage	1990, 2005
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	Various	Various	Various	Self Storage	Self Storage	Various
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	Los Angeles	CA	93534	Self Storage	Self Storage	1985
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	Mobile	AL	36604, 36607	Self Storage	Self Storage	1980 - 1993
4.03	Property		1	U-Haul Moving & Storage of Weymouth	Norfolk	MA	02191	Self Storage	Self Storage	1953, 1983
4.04	Property		1	U-Haul Moving & Storage of Lake Square	Lake	FL	34788	Self Storage	Self Storage	1982, 1984, 2017
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	Escambia	FL	32505	Self Storage	Self Storage	1965, 1977, 1981, 2006
4.06	Property		1	U-Haul Moving & Storage of Bel Air	Mobile	AL	36608	Self Storage	Self Storage	1982 - 2015
4.07	Property		1	U-Haul Moving & Storage of Greensburg	Westmoreland	PA	15601	Self Storage	Self Storage	1994
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	Fairfield	CT	06610	Self Storage	Self Storage	1941
4.09	Property		1	U-Haul Storage of Umpqua Valley	Douglas	OR	97470	Self Storage	Self Storage	1981
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	Nueces	TX	78411	Self Storage	Self Storage	1960
4.11	Property		1	U-Haul Moving & Storage At Box Rd	Muscogee	GA	31907	Self Storage	Self Storage	1973
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	Suffolk	MA	02136	Self Storage	Self Storage	1920 - 1980
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	Harris	TX	77022	Self Storage	Self Storage	1979
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	Jefferson	AL	35208	Self Storage	Self Storage	1960
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	Mercer	NJ	08648	Industrial	Warehouse/Distribution	2025
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	Miami-Dade	FL	33176	Retail	Anchored	1980-1997
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	New York	NY	10017	Office	CBD	1972
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	Delaware	OH	43240	Office	Suburban	2016
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	New York	NY	10022	Multifamily	Cooperative	1927
10.00	Loan	16, 19, 24	1	JTM Foods	Cook	IL	60639	Industrial	Manufacturing/Warehouse/Distribution	1995
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	Various	Various	Various	Industrial	Warehouse	Various
11.01	Property		1	Winston Salem, NC	Forsyth	NC	27105	Industrial	Warehouse	1960
11.02	Property		1	Belden, MS	Lee	MS	38826	Industrial	Warehouse	1985
11.03	Property		1	Dresden, TN	Weakley	TN	38225	Industrial	Warehouse	1970
11.04	Property		1	Dwight, IL	Livingston	IL	60420	Industrial	Warehouse	1969
11.05	Property		1	Coffeyville, KS	Montgomery	KS	67337	Industrial	Warehouse	1995
11.06	Property		1	Washington, NC	Beaufort	NC	27889	Industrial	Warehouse	1971
12.00	Loan	19, 23	1	Corporate Center VI	Clark	NV	89074	Office	Suburban	2008
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	Leon	FL	32303	Industrial	Warehouse/Distribution	2023
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	Saginaw	MI	48415	Retail	Outlet Center	1986
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	Chester	PA	Various	Various	Various	Various
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	Chester	PA	19382	Mixed Use	Office/Industrial	1981-1988
15.02	Property		1	100 Willowbrook Lane	Chester	PA	19382	Industrial	Flex	1979
15.03	Property		1	1380 Enterprise Drive	Chester	PA	19380	Mixed Use	Office/Industrial	1987
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	Kings	NY	11220	Self Storage	Self Storage	1931
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	Morris	NJ	07936	Other	Leased Fee	NAP

A-5

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built
								2	2
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	Tulare	CA	93277	Retail	Anchored	1986
19.00	Loan	5	1	CooperTowne Center	Camden	NJ	08083	Retail	Anchored	1988
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	Suffolk	NY	11772	Multifamily	Cooperative	1970
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	Various	NY	Various	Self Storage	Self Storage	Various
21.01	Property		1	The Storage Mall - Palmyra	Wayne	NY	14522 & 14568	Self Storage	Self Storage	1990-1996
21.02	Property		1	The Storage Mall - Ontario	Ontario	NY	14432 & 14548	Self Storage	Self Storage	1998-2005
21.03	Property		1	The Storage Mall - Lockport	Niagara	NY	14094	Self Storage	Self Storage	1986
21.04	Property		1	The Storage Mall - Evergreen	Wayne	NY	14502	Self Storage	Self Storage	2002-2010
21.05	Property		1	The Storage Mall - Rush	Monroe	NY	14543	Self Storage	Self Storage	1999
22.00	Loan	10, 23	1	Bradford Plaza	Payne	OK	74075	Retail	Anchored	1999
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	Albany	NY	12210	Office	CBD	1971
24.00	Loan	15, 20	1	Centennial Center	Boulder	CO	80027	Retail	Shadow Anchored	1986
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	Dallas	TX	Various	Self Storage	Self Storage	Various
25.01	Property		1	Grizzly Self Storage - Mesquite	Dallas	TX	75149	Self Storage	Self Storage	2002
25.02	Property		1	Grizzly Self Storage - DeSoto	Dallas	TX	75115	Self Storage	Self Storage	2001
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	Queens	NY	11385	Self Storage	Self Storage	2005
27.00	Loan		1	CubeSmart Self Storage	Arapahoe	CO	80014	Self Storage	Self Storage	2014
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	Westchester	NY	10601	Multifamily	Cooperative	1954
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	Westchester	NY	10704	Multifamily	Cooperative	1954
30.00	Loan	19	1	Hampton Inn Cambridge	Guernsey	OH	43725	Hospitality	Limited Service	2006
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	New York	NY	10003	Multifamily	Cooperative	1900
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	Volusia	FL	32128	Retail	Anchored	2025
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	Warren	NJ	07863	Manufactured Housing	Manufactured Housing	1960
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	Frederick	MD	21701	Self Storage	Self Storage	2000
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	New York	NY	10028	Multifamily	Cooperative	1971
36.00	Loan		1	Publix Self Storage	Anchorage	AK	99502	Self Storage	Self Storage	2003
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	Sheboygan	WI	53081	Industrial	Manufacturing	1910
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	Westchester	NY	10709	Multifamily	Cooperative	1939-1940
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	Nassau	NY	11561	Multifamily	Cooperative	1958
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	Westchester	NY	10805	Multifamily	Cooperative	1963
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	Bronx	NY	10471	Multifamily	Cooperative	1954
42.00	Loan	16, 19	1	River Place Towers	Middlesex	MA	01852	Other	Leased Fee	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	Westchester	NY	10583	Multifamily	Cooperative	1927
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	Bronx	NY	10462	Multifamily	Cooperative	1958
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	Nassau	NY	11561	Multifamily	Cooperative	1972
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	Westchester	NY	10708	Multifamily	Cooperative	1924
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	Nassau	NY	11021	Multifamily	Cooperative	1949
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	Queens	NY	11358	Multifamily	Cooperative	1951
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	Queens	NY	11355	Multifamily	Cooperative	1983-1984
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	New York	NY	10027	Multifamily	Cooperative	1906
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	Kings	NY	11238	Multifamily	Cooperative	1924

A-6

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
						3			6, 7	6, 7	6, 7		8
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	NAP	1,223,783	SF	110.31	72,000,000	72,000,000	72,000,000	6.65700%	0.01597%	6.64103%
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	NAP	280,601	SF	315.39	55,312,500	55,312,500	55,312,500	6.81300%	0.01597%	6.79703%
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	Various	1,075,666	SF	124.57	46,900,000	46,900,000	36,385,367	6.05000%	0.01722%	6.03278%
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	77,819	SF		4,754,868	4,754,868	3,688,862
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	93,320	SF		3,889,965	3,889,965	3,017,863
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	67,857	SF		3,652,743	3,652,743	2,833,825
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	59,180	SF		3,648,548	3,648,548	2,830,570
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	65,945	SF		3,631,753	3,631,753	2,817,541
3.06	Property		1	U-Haul Moving & Storage of Marlboro	2014	63,932	SF		3,169,912	3,169,912	2,459,241
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	2014	76,417	SF		3,052,352	3,052,352	2,368,038
3.08	Property		1	U-Haul Moving & Storage of Little River	NAP	81,649	SF		2,582,114	2,582,114	2,003,223
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	40,704	SF		2,330,200	2,330,200	1,807,787
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	37,394	SF		1,954,429	1,954,429	1,516,261
3.11	Property		1	U-Haul Storage of North Miami Beach	NAP	58,544	SF		1,870,458	1,870,458	1,451,115
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	44,938	SF		1,771,792	1,771,792	1,374,569
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	60,330	SF		1,734,005	1,734,005	1,345,254
3.14	Property		1	U-Haul of North Miami Beach	NAP	2,262	SF		1,683,622	1,683,622	1,306,167
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	59,400	SF		1,417,014	1,417,014	1,099,330
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	59,025	SF		1,335,142	1,335,142	1,035,813
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	36,000	SF		1,333,043	1,333,043	1,034,184
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	47,507	SF		1,144,107	1,144,107	887,607
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	13,088	SF		1,085,328	1,085,328	842,005
3.20	Property		1	U-Haul Storage of Salisbury	NAP	30,355	SF		858,605	858,605	666,112
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	Various	367,702	SF	122.38	45,000,000	45,000,000	34,906,635	6.04600%	0.01597%	6.03003%
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	2002	46,969	SF		5,600,000	5,600,000	4,343,937
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	NAP	27,805	SF		3,900,000	3,900,000	3,025,242
4.03	Property		1	U-Haul Moving & Storage of Weymouth	2014	17,574	SF		3,890,000	3,890,000	3,017,485
4.04	Property		1	U-Haul Moving & Storage of Lake Square	NAP	29,375	SF		3,450,000	3,450,000	2,676,175
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	NAP	30,056	SF		3,360,000	3,360,000	2,606,362
4.06	Property		1	U-Haul Moving & Storage of Bel Air	NAP	35,255	SF		3,260,000	3,260,000	2,528,792
4.07	Property		1	U-Haul Moving & Storage of Greensburg	NAP	34,345	SF		3,160,000	3,160,000	2,451,222
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	NAP	14,167	SF		3,060,000	3,060,000	2,373,651
4.09	Property		1	U-Haul Storage of Umpqua Valley	NAP	20,113	SF		2,960,000	2,960,000	2,296,081
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	2019, 2025	35,593	SF		2,830,000	2,830,000	2,195,240
4.11	Property		1	U-Haul Moving & Storage At Box Rd	1986	24,425	SF		2,730,000	2,730,000	2,117,669
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	NAP	14,333	SF		2,590,000	2,590,000	2,009,071
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	2006	22,960	SF		2,470,000	2,470,000	1,915,986
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	1995	14,732	SF		1,740,000	1,740,000	1,349,723
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	261,646	SF	133.77	35,000,000	35,000,000	35,000,000	7.23500%	0.01597%	7.21903%
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	2024	711,447	SF	182.73	34,500,000	34,500,000	34,500,000	6.98090%	0.01597%	6.96493%
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	2005	817,136	SF	214.16	30,000,000	30,000,000	28,302,295	6.76070%	0.01597%	6.74473%
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	2019	245,437	SF	165.01	25,000,000	25,000,000	25,000,000	6.63900%	0.01597%	6.62303%
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	100	Units	380,000.00	23,000,000	23,000,000	23,000,000	6.09000%	0.01597%	6.07403%
10.00	Loan	16, 19, 24	1	JTM Foods	2026	150,058	SF	148.01	22,210,000	22,210,000	22,210,000	6.57000%	0.01597%	6.55403%
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	Various	3,227,276	SF	18.98	21,400,000	21,349,934	18,438,229	6.54200%	0.01597%	6.52603%
11.01	Property		1	Winston Salem, NC	2005	816,311	SF		6,997,460	6,981,089	6,029,008
11.02	Property		1	Belden, MS	2008	722,557	SF		4,517,778	4,507,208	3,892,515
11.03	Property		1	Dresden, TN	2023	614,728	SF		3,872,381	3,863,321	3,336,441
11.04	Property		1	Dwight, IL	1987	493,302	SF		2,802,381	2,795,825	2,414,530
11.05	Property		1	Coffeyville, KS	NAP	405,378	SF		2,547,619	2,541,659	2,195,027
11.06	Property		1	Washington, NC	2022	175,000	SF		662,381	660,832	570,707
12.00	Loan	19, 23	1	Corporate Center VI	NAP	134,634	SF	152.26	20,500,000	20,500,000	19,237,934	6.23000%	0.02472%	6.20528%
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	123,903	SF	165.01	20,445,000	20,445,000	20,445,000	5.73000%	0.02472%	5.70528%
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	2010	593,930	SF	151.53	20,000,000	20,000,000	17,903,306	6.46000%	0.01597%	6.44403%
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	Various	281,320	SF	68.43	19,250,000	19,250,000	19,250,000	6.43000%	0.02472%	6.40528%
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	2019-2021	145,317	SF		11,435,500	11,435,500	11,435,500
15.02	Property		1	100 Willowbrook Lane	2005	97,494	SF		5,126,000	5,126,000	5,126,000
15.03	Property		1	1380 Enterprise Drive	2021	38,509	SF		2,688,500	2,688,500	2,688,500
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	2000	129,187	SF	139.33	18,000,000	18,000,000	18,000,000	5.97000%	0.02472%	5.94528%
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	99,828	SF	160.28	16,000,000	16,000,000	15,003,354	6.16400%	0.01597%	6.14803%

A-7

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
						3			6, 7	6, 7	6, 7		8
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	NAP	120,575	SF	118.18	14,250,000	14,250,000	12,806,228	6.64000%	0.07472%	6.56528%
19.00	Loan	5	1	CooperTowne Center	2011	165,613	SF	78.44	13,000,000	12,990,936	11,227,897	6.63000%	0.01597%	6.61403%
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	2014	246	Units	49,556.91	12,200,000	12,190,999	10,478,276	6.43000%	0.09347%	6.33653%
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	NAP	190,452	SF	52.93	10,080,000	10,080,000	9,473,699	6.34000%	0.01597%	6.32403%
21.01	Property		1	The Storage Mall - Palmyra	NAP	67,520	SF		3,155,320	3,155,320	2,965,531
21.02	Property		1	The Storage Mall - Ontario	NAP	28,950	SF		2,200,820	2,200,820	2,068,443
21.03	Property		1	The Storage Mall - Lockport	NAP	24,682	SF		1,623,257	1,623,257	1,525,620
21.04	Property		1	The Storage Mall - Evergreen	NAP	38,900	SF		1,574,620	1,574,620	1,479,908
21.05	Property		1	The Storage Mall - Rush	NAP	30,400	SF		1,525,983	1,525,983	1,434,197
22.00	Loan	10, 23	1	Bradford Plaza	NAP	93,755	SF	106.66	10,000,000	10,000,000	10,000,000	6.78000%	0.01597%	6.76403%
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	2024	736,998	SF	86.84	9,000,000	9,000,000	7,873,225	6.92500%	0.01597%	6.90903%
24.00	Loan	15, 20	1	Centennial Center	NAP	51,977	SF	170.08	8,840,000	8,840,000	8,840,000	6.71500%	0.01597%	6.69903%
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	NAP	132,265	SF	61.89	8,200,000	8,186,488	7,048,037	6.46000%	0.01597%	6.44403%
25.01	Property		1	Grizzly Self Storage - Mesquite	NAP	70,860	SF		4,785,125	4,777,240	4,112,895
25.02	Property		1	Grizzly Self Storage - DeSoto	NAP	61,405	SF		3,414,875	3,409,248	2,935,142
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	58,826	SF	135.99	8,000,000	8,000,000	8,000,000	5.85000%	0.02472%	5.82528%
27.00	Loan		1	CubeSmart Self Storage	NAP	93,085	SF	82.72	7,700,000	7,700,000	7,700,000	6.64500%	0.01597%	6.62903%
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	2016	119	Units	57,983.19	6,900,000	6,900,000	6,398,803	5.90000%	0.09347%	5.80653%
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	2001	96	Units	69,153.76	6,650,000	6,638,761	5,698,047	6.35000%	0.09347%	6.25653%
30.00	Loan	19	1	Hampton Inn Cambridge	2025	87	Rooms	74,666.00	6,500,000	6,495,942	5,671,273	7.00500%	0.01597%	6.98903%
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	2026	29	Units	206,896.55	6,000,000	6,000,000	6,000,000	6.20000%	0.09347%	6.10653%
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	34,100	SF	170.09	5,800,000	5,800,000	5,800,000	7.21500%	0.01597%	7.19903%
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	94	Pads	60,042.55	5,644,000	5,644,000	5,644,000	6.42000%	0.02472%	6.39528%
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	64,035	SF	85.89	5,500,000	5,500,000	4,886,287	6.10900%	0.01597%	6.09303%
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	2005	104	Units	51,923.08	5,400,000	5,400,000	5,400,000	6.03000%	0.09347%	5.93653%
36.00	Loan		1	Publix Self Storage	NAP	64,690	SF	78.06	5,050,000	5,050,000	5,050,000	5.81000%	0.01597%	5.79403%
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	1967-1989	133,422	SF	34.48	4,600,000	4,600,000	3,998,926	6.87400%	0.01597%	6.85803%
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	2001	524	Units	8,573.27	4,500,000	4,492,395	3,855,820	6.35000%	0.09347%	6.25653%
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	2015	72	Units	59,722.22	4,300,000	4,300,000	4,300,000	6.09000%	0.09347%	5.99653%
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	2005	93	Units	44,322.12	4,125,000	4,121,957	3,542,859	6.43000%	0.09347%	6.33653%
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	2017	113	Units	35,388.54	4,000,000	3,998,904	3,749,342	6.39000%	0.09347%	6.29653%
42.00	Loan	16, 19	1	River Place Towers	NAP	314,026	SF	10.04	3,152,000	3,152,000	3,152,000	5.79000%	0.02472%	5.76528%
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	2005	47	Units	63,782.70	3,000,000	2,997,787	2,576,624	6.43000%	0.09347%	6.33653%
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	2011	61	Units	49,143.58	3,000,000	2,997,758	2,807,667	6.32000%	0.09347%	6.22653%
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	2006	98	Units	26,530.61	2,600,000	2,600,000	1,720,627	6.24000%	0.09347%	6.14653%
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	2003	54	Units	46,259.42	2,500,000	2,498,009	2,130,043	6.15000%	0.09347%	6.05653%
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	2023	40	Units	43,750.00	1,750,000	1,750,000	1,750,000	6.11000%	0.09347%	6.01653%
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	2011	47	Units	36,142.40	1,700,000	1,698,693	1,453,873	6.28000%	0.09347%	6.18653%
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	2023	48	Units	34,321.96	1,650,000	1,647,454	1,429,241	6.74000%	0.09347%	6.64653%
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	2011	26	Units	57,589.10	1,500,000	1,497,317	1,276,053	6.10000%	0.09347%	6.00653%
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	2022	56	Units	24,153.45	1,360,000	1,352,593	745,929	6.11000%	0.09347%	6.01653%

A-8

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)
					9	9	9	9
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	NAP	404,967.50	NAP	4,859,610.00	Interest Only	No	Actual/360	120
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	NAP	318,398.34	NAP	3,820,780.08	Interest Only	No	Actual/360	120
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	303,612.43	NAP	3,643,349.16	NAP	Amortizing Balloon - ARD	Yes	Actual/360	0
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	291,202.30	NAP	3,494,427.60	NAP	Amortizing Balloon - ARD	Yes	Actual/360	0
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	213,951.68	NAP	2,567,420.16	Interest Only	No	Actual/360	120
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	NAP	203,488.39	NAP	2,441,860.68	Interest Only	No	Actual/360	120
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	195,258.80	171,364.97	2,343,105.60	2,056,379.64	Interest Only, Amortizing Balloon	No	Actual/360	60
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	NAP	140,233.51	NAP	1,682,802.12	Interest Only	No	Actual/360	120
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	118,346.18	NAP	1,420,154.16	Interest Only	No	Actual/360	120
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	123,288.64	NAP	1,479,463.68	Interest Only	No	Actual/360	120
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	135,854.20	NAP	1,630,250.40	NAP	Amortizing Balloon	No	Actual/360	0
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	125,955.49	107,907.35	1,511,465.88	1,294,888.20	Interest Only, Amortizing Balloon	No	Actual/360	61
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	98,980.78	NAP	1,187,769.36	Interest Only	No	Actual/360	116
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	125,887.94	109,162.04	1,510,655.28	1,309,944.48	Interest Only, Amortizing Balloon	No	Actual/360	24
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	NAP	104,580.53	NAP	1,254,966.36	Interest Only	No	Actual/360	120
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	90,793.75	NAP	1,089,525.00	Interest Only	No	Actual/360	120
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	97,621.57	83,328.15	1,171,458.84	999,937.80	Interest Only, Amortizing Balloon	No	Actual/360	60

A-9

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)
					9	9	9	9
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	91,385.69	79,945.14	1,096,628.28	959,341.68	Interest Only, Amortizing Balloon	No	Actual/360	24
19.00	Loan	5	1	CooperTowne Center	83,283.41	NAP	999,400.92	NAP	Amortizing Balloon	No	Actual/360	0
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	76,551.52	NAP	918,618.24	NAP	Amortizing Balloon	No	Actual/360	0
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	62,655.52	53,995.67	751,866.24	647,948.04	Interest Only, Amortizing Balloon	No	Actual/360	60
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	NAP	57,284.72	NAP	687,416.64	Interest Only	No	Actual/360	120
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	61,463.98	52,658.85	737,567.76	631,906.25	Interest Only, Amortizing Balloon	No	Actual/360	24
24.00	Loan	15, 20	1	Centennial Center	NAP	50,154.21	NAP	601,850.52	Interest Only	No	Actual/360	120
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	51,614.06	NAP	619,368.72	NAP	Amortizing Balloon	No	Actual/360	0
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	39,541.67	NAP	474,500.04	Interest Only	No	Actual/360	120
27.00	Loan		1	CubeSmart Self Storage	NAP	43,230.95	NAP	518,771.40	Interest Only	No	Actual/360	120
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	37,484.85	NAP	449,818.20	NAP	Amortizing Balloon	No	Actual/360	0
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	41,378.67	NAP	496,544.04	NAP	Amortizing Balloon	No	Actual/360	0
30.00	Loan	19	1	Hampton Inn Cambridge	43,266.49	NAP	519,197.88	NAP	Amortizing Balloon	No	Actual/360	0
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	31,430.56	NAP	377,166.72	Interest Only	No	Actual/360	120
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	35,356.84	NAP	424,282.08	Interest Only	No	Actual/360	120
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	30,614.78	NAP	367,377.36	Interest Only	No	Actual/360	120
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	33,361.69	28,388.47	400,340.28	340,661.64	Interest Only, Amortizing Balloon	No	Actual/360	24
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	27,511.88	NAP	330,142.56	Interest Only	No	Actual/360	120
36.00	Loan		1	Publix Self Storage	NAP	24,790.01	NAP	297,480.07	Interest Only	No	Actual/360	120
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	30,215.65	NAP	362,587.80	NAP	Amortizing Balloon	No	Actual/360	0
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	28,000.61	NAP	336,007.32	NAP	Amortizing Balloon	No	Actual/360	0
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	22,125.59	NAP	265,507.08	Interest Only	No	Actual/360	120
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	25,883.20	NAP	310,598.40	NAP	Amortizing Balloon	No	Actual/360	0
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	23,105.53	NAP	277,266.36	NAP	Amortizing Balloon	No	Actual/360	0
42.00	Loan	16, 19	1	River Place Towers	NAP	15,419.63	NAP	185,035.56	Interest Only	No	Actual/360	120
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	18,824.15	NAP	225,889.80	NAP	Amortizing Balloon	No	Actual/360	0
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	17,180.44	NAP	206,165.28	NAP	Amortizing Balloon	No	Actual/360	0
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	18,988.98	NAP	227,867.76	NAP	Amortizing Balloon	No	Actual/360	0
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	15,230.70	NAP	182,768.40	NAP	Amortizing Balloon	No	Actual/360	0
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	9,034.17	NAP	108,410.04	Interest Only	No	Actual/360	120
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	10,500.38	NAP	126,004.56	NAP	Amortizing Balloon	No	Actual/360	0
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	10,690.90	NAP	128,290.80	NAP	Amortizing Balloon	No	Actual/360	0
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	9,089.92	NAP	109,079.04	NAP	Amortizing Balloon	No	Actual/360	0
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	10,733.39	NAP	128,800.68	NAP	Amortizing Balloon	No	Actual/360	0

A-10

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date

1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	119	120	119	0	0	6/23/2026	1	1	8/1/2026
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	120	120	120	0	0	7/31/2026	0	6	9/6/2026
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	0	120	120	300	300	7/27/2026	0	6	9/6/2026
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	0	120	120	300	300	7/21/2026	0	6	9/6/2026
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	120	120	120	0	0	7/15/2026	0	1	9/1/2026
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	118	120	118	0	0	6/1/2026	2	1	7/1/2026
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	58	120	118	360	360	6/5/2026	2	6	7/6/2026
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	117	120	117	0	0	4/17/2026	3	6	6/6/2026
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	120	120	120	0	0	8/3/2026	0	6	9/6/2026
10.00	Loan	16, 19, 24	1	JTM Foods	119	120	119	0	0	7/1/2026	1	6	8/6/2026
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	0	120	117	360	357	4/22/2026	3	6	6/6/2026
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	61	121	121	360	360	8/4/2026	0	1	9/1/2026
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	109	116	109	0	0	12/30/2025	7	1	2/1/2026
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	18	120	114	360	360	1/6/2026	6	1	3/1/2026
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	120	120	120	0	0	7/23/2026	0	1	9/1/2026
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	120	120	120	0	0	7/28/2026	0	1	9/1/2026
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	59	120	119	360	360	6/25/2026	1	6	8/6/2026

A-11

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date

18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	24	120	120	360	360	7/31/2026	0	1	9/1/2026
19.00	Loan	5	1	CooperTowne Center	0	120	119	360	359	6/23/2026	1	6	8/6/2026
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	0	120	119	360	359	6/23/2026	1	1	8/1/2026
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	59	120	119	360	360	6/25/2026	1	6	8/6/2026
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	117	120	117	0	0	4/17/2026	3	6	6/6/2026
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	18	120	114	324	324	1/9/2026	6	6	3/6/2026
24.00	Loan	15, 20	1	Centennial Center	116	120	116	0	0	3/31/2026	4	6	5/6/2026
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	0	120	118	360	358	6/1/2026	2	1	7/1/2026
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	115	120	115	0	0	2/11/2026	5	1	4/1/2026
27.00	Loan		1	CubeSmart Self Storage	120	120	120	0	0	7/31/2026	0	6	9/6/2026
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	0	120	120	480	480	7/27/2026	0	1	9/1/2026
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	0	120	118	360	358	5/29/2026	2	1	7/1/2026
30.00	Loan	19	1	Hampton Inn Cambridge	0	120	119	360	359	6/24/2026	1	6	8/6/2026
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	119	120	119	0	0	6/18/2026	1	1	8/1/2026
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	120	120	120	0	0	7/17/2026	0	1	9/1/2026
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	120	120	120	0	0	7/31/2026	0	1	9/1/2026
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	22	120	118	360	360	5/11/2026	2	6	7/6/2026
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	118	120	118	0	0	5/28/2026	2	1	7/1/2026
36.00	Loan		1	Publix Self Storage	118	120	118	0	0	6/2/2026	2	6	7/6/2026
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	0	120	120	360	360	7/7/2026	0	1	9/1/2026
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	0	120	118	360	358	5/29/2026	2	1	7/1/2026
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	119	120	119	0	0	6/29/2026	1	1	8/1/2026
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	0	120	119	360	359	6/26/2026	1	1	8/1/2026
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	0	120	119	480	479	6/30/2026	1	1	8/1/2026
42.00	Loan	16, 19	1	River Place Towers	113	120	113	0	0	12/3/2025	7	1	2/1/2026
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	0	120	119	360	359	6/23/2026	1	1	8/1/2026
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	0	120	118	480	478	5/29/2026	2	1	7/1/2026
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	0	120	120	240	240	7/30/2026	0	1	9/1/2026
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	0	120	119	360	359	6/23/2026	1	1	8/1/2026
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	118	120	118	0	0	5/28/2026	2	1	7/1/2026
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	0	120	119	360	359	6/11/2026	1	1	8/1/2026
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	0	120	118	360	358	5/26/2026	2	1	7/1/2026
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	0	120	118	360	358	5/29/2026	2	1	7/1/2026
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	0	120	118	204	202	5/29/2026	2	1	7/1/2026

A-12

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
								10	10	12
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	NAP	7/1/2036	7/1/2036	0	0	L(25),D(88),O(7)	39,526,201
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	NAP	8/6/2036	8/6/2036	0	5	L(24),D(89),O(7)	11,576,470
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	9/6/2026	8/6/2036	8/6/2051	0	0	L(24),D(89),O(7)	18,272,258
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca							NAV
3.02	Property		1	U-Haul Moving & Storage of Casa Grande							NAV
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene							NAV
3.04	Property		1	U-Haul Moving & Storage of Spring Valley							NAV
3.05	Property		1	U-Haul Moving & Storage of North Brunswick							NAV
3.06	Property		1	U-Haul Moving & Storage of Marlboro							NAV
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd							NAV
3.08	Property		1	U-Haul Moving & Storage of Little River							NAV
3.09	Property		1	U-Haul Moving & Storage of East Brunswick							NAV
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd							NAV
3.11	Property		1	U-Haul Storage of North Miami Beach							NAV
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville							NAV
3.13	Property		1	U-Haul Moving & Storage of Haines City							NAV
3.14	Property		1	U-Haul of North Miami Beach							NAV
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids							NAV
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins							NAV
3.17	Property		1	U-Haul Moving & Storage of Salisbury							NAV
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave							NAV
3.19	Property		1	U-Haul Moving & Storage at 36th St							NAV
3.20	Property		1	U-Haul Storage of Salisbury							NAV
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	9/6/2026	8/6/2036	8/6/2051	0	0	L(24),D(89),O(7)	7,322,717
4.01	Property		1	U-Haul Moving & Storage of East Lancaster							817,374
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile							620,257
4.03	Property		1	U-Haul Moving & Storage of Weymouth							604,294
4.04	Property		1	U-Haul Moving & Storage of Lake Square							576,506
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola							500,233
4.06	Property		1	U-Haul Moving & Storage of Bel Air							553,041
4.07	Property		1	U-Haul Moving & Storage of Greensburg							562,377
4.08	Property		1	U-Haul Moving & Storage At Boston Ave							532,620
4.09	Property		1	U-Haul Storage of Umpqua Valley							427,454
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr							461,402
4.11	Property		1	U-Haul Moving & Storage At Box Rd							455,739
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton							482,880
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell							427,708
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds							300,832
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	8/1/2036	8/1/2036	0	0	L(24),YM1(89),O(7)	2,549,465
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	NAP	6/1/2036	6/1/2036	0	0	L(26),D(87),O(7)	24,271,447
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	7/6/2031	6/6/2036	6/6/2036	0	0	L(26),D(89),O(5)	42,464,523
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	NAP	5/6/2036	5/6/2036	0	0	L(27),D(88),O(5)	7,844,722
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	8/6/2036	8/6/2036	0	0	L(24),D(89),O(7)	12,002,612
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	7/6/2036	7/6/2036	5	0	L(24),YM1(1),DorYM1(88),O(7)	NAV
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	6/6/2026	5/6/2036	5/6/2036	0	0	L(12),YM1(102),O(6)	8,760,140
11.01	Property		1	Winston Salem, NC							694,521
11.02	Property		1	Belden, MS							1,922,889
11.03	Property		1	Dresden, TN							2,355,744
11.04	Property		1	Dwight, IL							1,813,111
11.05	Property		1	Coffeyville, KS							1,560,141
11.06	Property		1	Washington, NC							413,735
12.00	Loan	19, 23	1	Corporate Center VI	10/1/2031	9/1/2036	9/1/2036	0	0	L(24),D(91),O(6)	5,489,835
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	9/1/2035	9/1/2035	5	0	L(31),D(83),O(2)	2,814,316
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	3/1/2028	2/1/2036	2/1/2036	0	0	L(30),D(83),O(7)	18,616,831
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	NAP	8/1/2036	8/1/2036	0	0	L(24),D(90),O(6)	5,317,066
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane							3,480,473
15.02	Property		1	100 Willowbrook Lane							941,671
15.03	Property		1	1380 Enterprise Drive							894,922
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	8/1/2036	8/1/2036	5	0	L(24),D(90),O(6)	4,764,623
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	8/6/2031	7/6/2036	7/6/2036	0	0	L(25),D(88),O(7)	NAV

A-13

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
								10	10	12
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	9/1/2028	8/1/2036	8/1/2036	5	5	L(25),YM1(92),O(3)	1,967,725
19.00	Loan	5	1	CooperTowne Center	8/6/2026	7/6/2036	7/6/2036	0	0	L(25),YM1(88),O(7)	3,917,468
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	8/1/2026	7/1/2036	7/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	8/6/2031	7/6/2036	7/6/2036	0	0	L(25),D(91),O(4)	1,572,797
21.01	Property		1	The Storage Mall - Palmyra							484,205
21.02	Property		1	The Storage Mall - Ontario							320,049
21.03	Property		1	The Storage Mall - Lockport							272,719
21.04	Property		1	The Storage Mall - Evergreen							249,175
21.05	Property		1	The Storage Mall - Rush							246,649
22.00	Loan	10, 23	1	Bradford Plaza	NAP	5/6/2036	5/6/2036	2 (once per 366 days)	0	L(27),D(86),O(7)	1,316,865
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	3/6/2028	2/6/2036	2/6/2036	0	0	L(30),D(85),O(5)	13,818,397
24.00	Loan	15, 20	1	Centennial Center	NAP	4/6/2036	4/6/2036	0	0	L(28),D(85),O(7)	1,662,023
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	7/1/2026	6/1/2036	6/1/2036	0	0	L(26),D(90),O(4)	1,471,115
25.01	Property		1	Grizzly Self Storage - Mesquite							858,421
25.02	Property		1	Grizzly Self Storage - DeSoto							612,694
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	3/1/2036	3/1/2036	0	0	L(29),D(85),O(6)	2,075,625
27.00	Loan		1	CubeSmart Self Storage	NAP	8/6/2036	8/6/2036	0	0	L(25),YM1(91),O(4)	1,306,212
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	9/1/2026	8/1/2036	8/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	7/1/2026	6/1/2036	6/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	8/6/2026	7/6/2036	7/6/2036	0	0	L(25),D(91),O(4)	3,083,763
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	7/1/2036	7/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	8/1/2036	8/1/2036	0	0	L(24),YM1(89),O(7)	NAV
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	8/1/2036	8/1/2036	3	3	L(25),YM1(89),O(6)	802,171
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	7/6/2028	6/6/2036	6/6/2036	5 (Twice per loan term)	0	L(12),YM1(14),DorYM1(87),O(7)	1,244,963
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	6/1/2036	6/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
36.00	Loan		1	Publix Self Storage	NAP	6/6/2036	6/6/2036	0	0	L(26),D(90),O(4)	1,926,671
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	9/1/2026	8/1/2036	8/1/2036	5	5	L(13),YM1(100),O(7)	NAV
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	7/1/2026	6/1/2036	6/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	7/1/2036	7/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	8/1/2026	7/1/2036	7/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	8/1/2026	7/1/2036	7/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
42.00	Loan	16, 19	1	River Place Towers	NAP	1/1/2036	1/1/2036	5	0	L(31),D(83),O(6)	NAV
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	8/1/2026	7/1/2036	7/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	7/1/2026	6/1/2036	6/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	9/1/2026	8/1/2036	8/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	8/1/2026	7/1/2036	7/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	6/1/2036	6/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	8/1/2026	7/1/2036	7/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	7/1/2026	6/1/2036	6/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	7/1/2026	6/1/2036	6/1/2036	10	10	YM1(113),1%(3),O(4)	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	7/1/2026	6/1/2036	6/1/2036	10	10	YM1(113),1%(3),O(4)	NAP

A-14

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
						31	16					16
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	11,376,591	28,149,610	3/31/2026	T-12	39,550,720	11,398,217	28,152,503	12/31/2025	T-12
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	3,382,451	8,194,019	3/31/2026	T-12	11,559,601	3,390,867	8,168,734	12/31/2025	T-12
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	4,281,551	13,990,707	5/31/2026	T-12	18,028,038	4,181,725	13,846,313	3/31/2025	T-12
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.08	Property		1	U-Haul Moving & Storage of Little River	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.11	Property		1	U-Haul Storage of North Miami Beach	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.14	Property		1	U-Haul of North Miami Beach	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.20	Property		1	U-Haul Storage of Salisbury	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	2,360,889	4,961,828	5/31/2026	T-12	7,296,679	2,334,279	4,962,400	12/31/2025	T-12
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	197,257	620,118	5/31/2026	T-12	820,990	195,763	625,227	12/31/2025	T-12
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	185,840	434,417	5/31/2026	T-12	623,239	184,426	438,814	12/31/2025	T-12
4.03	Property		1	U-Haul Moving & Storage of Weymouth	184,051	420,243	5/31/2026	T-12	604,308	184,663	419,645	12/31/2025	T-12
4.04	Property		1	U-Haul Moving & Storage of Lake Square	182,244	394,262	5/31/2026	T-12	585,271	184,733	400,538	12/31/2025	T-12
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	152,929	347,305	5/31/2026	T-12	492,511	146,939	345,572	12/31/2025	T-12
4.06	Property		1	U-Haul Moving & Storage of Bel Air	179,282	373,759	5/31/2026	T-12	569,095	179,346	389,748	12/31/2025	T-12
4.07	Property		1	U-Haul Moving & Storage of Greensburg	189,895	372,482	5/31/2026	T-12	517,602	182,937	334,665	12/31/2025	T-12
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	188,209	344,411	5/31/2026	T-12	548,320	188,456	359,864	12/31/2025	T-12
4.09	Property		1	U-Haul Storage of Umpqua Valley	119,791	307,663	5/31/2026	T-12	426,943	120,002	306,941	12/31/2025	T-12
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	190,781	270,621	5/31/2026	T-12	449,644	183,080	266,563	12/31/2025	T-12
4.11	Property		1	U-Haul Moving & Storage At Box Rd	152,435	303,303	5/31/2026	T-12	453,267	147,231	306,037	12/31/2025	T-12
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	172,721	310,159	5/31/2026	T-12	473,228	171,700	301,528	12/31/2025	T-12
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	149,081	278,627	5/31/2026	T-12	434,321	148,072	286,248	12/31/2025	T-12
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	116,374	184,458	5/31/2026	T-12	297,941	116,931	181,010	12/31/2025	T-12
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	933,000	1,616,465	6/30/2026	T-12	NAV	NAV	NAV	NAV	NAV
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	7,965,982	16,305,465	3/31/2026	T-12	23,430,376	7,771,188	15,659,188	12/31/2025	T-12
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	24,046,468	18,418,055	3/31/2026	T-12	41,791,641	23,975,964	17,815,677	12/31/2025	T-12
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	2,445,947	5,398,775	12/31/2025	T-12	6,349,568	2,482,791	3,866,777	12/31/2024	T-12
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	10,101,477	1,901,135	1/31/2026	T-12	10,841,572	9,715,550	1,126,022	1/31/2025	T-12
10.00	Loan	16, 19, 24	1	JTM Foods	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	2,931,382	5,828,759	12/31/2025	Various	NAV	NAV	NAV	NAV	NAV
11.01	Property		1	Winston Salem, NC	902,709	(208,187)	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	Belden, MS	612,305	1,310,584	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	Dresden, TN	653,469	1,702,275	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	Dwight, IL	548,064	1,265,047	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	Coffeyville, KS	136,136	1,424,005	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV
11.06	Property		1	Washington, NC	78,700	335,035	12/31/2025	T-1 Ann.	NAV	NAV	NAV	NAV	NAV
12.00	Loan	19, 23	1	Corporate Center VI	1,075,632	4,414,203	5/31/2026	T-12	5,266,039	1,098,369	4,167,670	12/31/2025	T-12
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	761,724	2,052,592	9/30/2025	T-9 Ann.	3,242,838	693,931	2,548,907	12/31/2024	T-12
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	4,415,928	14,200,903	9/30/2025	T-12	18,986,462	4,239,484	14,746,978	12/31/2024	T-12
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	1,780,606	3,536,460	4/30/2026	T-12	5,230,810	1,599,532	3,631,278	12/31/2025	T-12
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	1,194,806	2,285,667	4/30/2026	T-12	3,471,623	1,063,016	2,408,607	12/31/2025	T-12
15.02	Property		1	100 Willowbrook Lane	386,057	555,614	4/30/2026	T-12	869,862	356,215	513,648	12/31/2025	T-12
15.03	Property		1	1380 Enterprise Drive	199,743	695,179	4/30/2026	T-12	889,324	180,301	709,023	12/31/2025	T-12
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	1,943,427	2,821,196	4/30/2026	T-12	4,746,618	1,941,927	2,804,691	12/31/2025	T-12
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-15

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
						31	16					16
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	492,306	1,475,419	5/31/2026	T-12	1,978,648	495,337	1,483,311	12/31/2025	T-12
19.00	Loan	5	1	CooperTowne Center	1,519,388	2,398,080	3/31/2026	T-12	3,844,603	1,500,961	2,343,642	12/31/2025	T-12
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	417,834	1,154,963	4/30/2026	T-12	1,524,833	402,481	1,122,352	12/31/2025	T-12
21.01	Property		1	The Storage Mall - Palmyra	131,914	352,291	4/30/2026	T-12	473,525	122,183	351,342	12/31/2025	T-12
21.02	Property		1	The Storage Mall - Ontario	69,882	250,167	4/30/2026	T-12	308,967	62,264	246,703	12/31/2025	T-12
21.03	Property		1	The Storage Mall - Lockport	107,004	165,716	4/30/2026	T-12	256,731	114,376	142,354	12/31/2025	T-12
21.04	Property		1	The Storage Mall - Evergreen	75,084	174,091	4/30/2026	T-12	238,517	71,118	167,400	12/31/2025	T-12
21.05	Property		1	The Storage Mall - Rush	33,950	212,699	4/30/2026	T-12	247,093	32,540	214,552	12/31/2025	T-12
22.00	Loan	10, 23	1	Bradford Plaza	384,336	932,529	3/31/2026	T-12	1,333,097	377,514	955,582	12/31/2025	T-12
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	6,364,975	7,453,421	10/31/2025	T-12	13,891,954	6,714,665	7,177,289	12/31/2024	T-12
24.00	Loan	15, 20	1	Centennial Center	616,890	1,045,134	12/31/2025	T-12	1,519,250	770,387	748,863	12/31/2024	T-12
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	521,267	949,848	3/31/2026	T-12	1,470,635	507,592	963,043	12/31/2025	T-12
25.01	Property		1	Grizzly Self Storage - Mesquite	305,488	552,932	3/31/2026	T-12	856,309	285,942	570,367	12/31/2025	T-12
25.02	Property		1	Grizzly Self Storage - DeSoto	215,778	396,916	3/31/2026	T-12	614,326	221,651	392,676	12/31/2025	T-12
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	1,213,384	862,241	3/31/2026	T-12	2,080,873	1,175,387	905,486	12/31/2025	T-12
27.00	Loan		1	CubeSmart Self Storage	570,510	735,702	4/30/2026	T-12	1,296,489	575,814	720,675	12/31/2025	T-12
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	1,938,279	1,145,485	4/30/2026	T-12	2,987,094	1,792,458	1,194,636	12/31/2025	T-12
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	527,958	274,212	6/30/2026	T-12	748,616	616,459	132,157	12/31/2025	T-12
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	607,140	637,823	2/28/2026	T-12	1,245,094	608,482	636,612	12/31/2025	T-12
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	770,175	1,156,496	4/30/2026	T-12	1,913,572	770,508	1,143,064	12/31/2025	T-12
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-16

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
								16					31
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	39,990,726	10,306,404	29,684,322	12/31/2024	T-12	97.7%	39,195,348	10,509,186	28,686,162
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	11,414,719	3,307,676	8,107,043	12/31/2024	T-12	95.0%	11,214,209	3,388,545	7,825,665
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	17,913,855	4,028,574	13,885,281	3/31/2024	T-12	88.4%	18,272,257	4,293,731	13,978,526
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.08	Property		1	U-Haul Moving & Storage of Little River	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.11	Property		1	U-Haul Storage of North Miami Beach	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.14	Property		1	U-Haul of North Miami Beach	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.20	Property		1	U-Haul Storage of Salisbury	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	7,204,447	2,321,998	4,882,449	12/31/2024	T-12	86.9%	7,761,510	2,350,418	5,411,092
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	797,909	197,128	600,781	12/31/2024	T-12	85.5%	825,663	199,348	626,315
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	616,827	184,761	432,066	12/31/2024	T-12	86.3%	647,961	185,181	462,780
4.03	Property		1	U-Haul Moving & Storage of Weymouth	579,315	173,018	406,297	12/31/2024	T-12	95.0%	650,192	181,010	469,181
4.04	Property		1	U-Haul Moving & Storage of Lake Square	675,375	183,794	491,581	12/31/2024	T-12	83.9%	590,433	185,297	405,136
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	464,827	150,116	314,710	12/31/2024	T-12	90.7%	534,937	151,709	383,228
4.06	Property		1	U-Haul Moving & Storage of Bel Air	601,150	173,353	427,796	12/31/2024	T-12	81.2%	576,513	174,972	401,541
4.07	Property		1	U-Haul Moving & Storage of Greensburg	451,228	182,886	268,343	12/31/2024	T-12	91.8%	636,048	205,027	431,021
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	545,360	191,743	353,617	12/31/2024	T-12	73.5%	525,085	179,138	345,947
4.09	Property		1	U-Haul Storage of Umpqua Valley	421,985	119,869	302,116	12/31/2024	T-12	94.5%	463,143	119,806	343,338
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	434,602	192,489	242,113	12/31/2024	T-12	78.7%	571,381	193,787	377,594
4.11	Property		1	U-Haul Moving & Storage At Box Rd	452,845	145,215	307,630	12/31/2024	T-12	92.1%	482,864	147,087	335,777
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	472,374	167,028	305,346	12/31/2024	T-12	92.5%	508,746	170,856	337,890
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	419,747	149,642	270,106	12/31/2024	T-12	83.5%	419,539	142,823	276,716
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	270,904	110,956	159,948	12/31/2024	T-12	93.5%	329,004	114,377	214,627
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAV	NAV	NAV	NAV	NAV	95.0%	4,424,615	1,008,278	3,416,338
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	21,925,457	7,093,699	14,831,758	12/31/2024	T-12	87.9%	25,481,293	7,823,261	17,658,032
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	44,857,253	23,117,798	21,739,455	12/31/2024	T-12	70.5%	48,586,062	24,719,530	23,866,532
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	6,024,646	1,791,348	4,233,298	12/31/2023	T-12	96.9%	8,692,823	3,239,148	5,453,675
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	10,146,182	9,522,070	624,112	1/31/2024	T-12	97.0%	18,811,498	10,652,922	8,158,576
10.00	Loan	16, 19, 24	1	JTM Foods	NAV	NAV	NAV	NAV	NAV	100.0%	2,481,932	0	2,481,932
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	NAV	NAV	NAV	NAV	NAV	77.1%	11,158,721	3,254,526	7,904,195
11.01	Property		1	Winston Salem, NC	NAV	NAV	NAV	NAV	NAV	32.9%	1,600,214	896,129	704,086
11.02	Property		1	Belden, MS	NAV	NAV	NAV	NAV	NAV	100.0%	3,049,403	685,743	2,363,660
11.03	Property		1	Dresden, TN	NAV	NAV	NAV	NAV	NAV	100.0%	2,431,730	639,662	1,792,069
11.04	Property		1	Dwight, IL	NAV	NAV	NAV	NAV	NAV	84.5%	1,826,671	618,714	1,207,957
11.05	Property		1	Coffeyville, KS	NAV	NAV	NAV	NAV	NAV	100.0%	1,753,142	263,115	1,490,027
11.06	Property		1	Washington, NC	NAV	NAV	NAV	NAV	NAV	100.0%	497,560	151,164	346,397
12.00	Loan	19, 23	1	Corporate Center VI	4,623,269	1,094,013	3,529,256	12/31/2024	T-12	92.1%	5,192,318	1,136,975	4,055,343
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAV	NAV	NAV	NAV	NAV	97.0%	3,114,510	713,422	2,401,088
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	18,809,273	4,176,992	14,632,281	12/31/2023	T-12	86.1%	18,131,921	4,368,908	13,763,013
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	5,194,124	1,647,354	3,546,771	12/31/2024	T-12	88.8%	5,547,347	1,795,048	3,752,299
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	3,242,724	1,068,381	2,174,343	12/31/2024	T-12	92.5%	3,593,743	1,170,371	2,423,373
15.02	Property		1	100 Willowbrook Lane	1,035,582	355,834	679,749	12/31/2024	T-12	75.9%	1,071,962	409,384	662,577
15.03	Property		1	1380 Enterprise Drive	915,818	223,139	692,679	12/31/2024	T-12	92.5%	881,642	215,293	666,349
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	4,628,781	1,928,701	2,700,080	12/31/2024	T-12	90.0%	4,766,668	2,195,777	2,570,892
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAV	NAV	NAV	NAV	NAV	100.0%	1,367,470	5,110	1,362,359

A-17

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
								16					31
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	2,179,216	500,096	1,679,121	12/31/2024	T-12	94.5%	2,099,899	512,923	1,586,976
19.00	Loan	5	1	CooperTowne Center	3,202,888	2,319,769	883,119	12/31/2024	T-12	93.2%	3,300,481	1,313,481	1,987,000
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	NAP	NAP	NAP	94.0%	7,043,044	2,596,605	4,446,439
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	1,447,463	457,948	989,514	12/31/2024	T-12	82.4%	1,695,658	566,356	1,129,302
21.01	Property		1	The Storage Mall - Palmyra	444,351	168,928	275,423	12/31/2024	T-12	74.7%	503,439	204,239	299,200
21.02	Property		1	The Storage Mall - Ontario	288,713	65,567	223,146	12/31/2024	T-12	86.8%	344,904	77,045	267,859
21.03	Property		1	The Storage Mall - Lockport	243,836	96,314	147,522	12/31/2024	T-12	87.0%	297,598	116,858	180,740
21.04	Property		1	The Storage Mall - Evergreen	231,900	68,960	162,940	12/31/2024	T-12	91.7%	270,276	84,265	186,012
21.05	Property		1	The Storage Mall - Rush	238,662	58,179	180,483	12/31/2024	T-12	80.1%	279,441	83,949	195,492
22.00	Loan	10, 23	1	Bradford Plaza	1,218,358	323,603	894,755	12/31/2024	T-12	95.0%	1,552,076	406,081	1,145,995
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	13,161,440	6,844,895	6,316,545	12/31/2023	T-12	95.0%	15,013,690	6,660,006	8,353,684
24.00	Loan	15, 20	1	Centennial Center	1,348,868	623,324	725,545	12/31/2023	T-12	94.2%	1,623,108	631,922	991,186
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	1,512,618	488,801	1,023,817	12/31/2024	T-12	76.4%	1,471,115	578,848	892,267
25.01	Property		1	Grizzly Self Storage - Mesquite	892,633	280,163	612,469	12/31/2024	T-12	76.0%	858,421	338,369	520,052
25.02	Property		1	Grizzly Self Storage - DeSoto	619,985	208,638	411,348	12/31/2024	T-12	77.0%	612,694	240,479	372,215
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	2,012,612	1,104,649	907,963	12/31/2024	T-12	82.9%	2,087,505	1,164,758	922,748
27.00	Loan		1	CubeSmart Self Storage	1,287,373	545,289	742,084	12/31/2024	T-12	84.0%	1,266,253	576,461	689,792
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	95.0%	3,669,881	1,438,738	2,231,143
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	NAP	94.5%	2,119,393	1,041,877	1,077,516
30.00	Loan	19	1	Hampton Inn Cambridge	2,375,119	1,460,226	914,894	12/31/2024	T-12	72.7%	3,083,763	1,885,919	1,197,845
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	NAP	NAP	NAP	96.8%	3,395,773	1,363,174	2,032,599
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAV	NAV	NAV	NAV	NAV	95.0%	797,463	234,230	563,233
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	657,058	581,964	75,094	12/31/2024	T-12	95.0%	857,817	346,228	511,589
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	1,340,340	597,192	743,148	12/31/2024	T-12	83.4%	1,244,963	609,177	635,786
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP	96.7%	8,459,055	4,160,108	4,298,947
36.00	Loan		1	Publix Self Storage	1,952,687	727,632	1,225,055	12/31/2024	T-12	93.3%	1,872,303	761,722	1,110,582
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAV	NAV	NAV	NAV	NAV	95.0%	553,901	0	553,901
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	NAP	NAP	NAP	97.0%	20,067,040	7,259,975	12,807,065
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	95.0%	2,184,103	824,345	1,359,758
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	NAP	NAP	NAP	95.0%	2,785,647	1,196,850	1,588,797
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	NAP	NAP	NAP	96.0%	3,835,346	2,060,650	1,774,696
42.00	Loan	16, 19	1	River Place Towers	NAV	NAV	NAV	NAV	NAV	100.0%	300,000	0	300,000
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	NAP	NAP	NAP	95.0%	2,345,265	727,185	1,618,080
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	95.0%	1,432,505	696,818	735,687
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	NAP	NAP	NAP	95.0%	3,125,303	1,081,853	2,043,450
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	NAP	NAP	NAP	95.0%	1,768,859	629,616	1,139,243
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	NAP	NAP	NAP	95.0%	1,301,519	480,850	820,669
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	NAP	NAP	NAP	96.0%	1,394,519	612,423	782,096
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	NAP	96.0%	1,272,960	410,416	862,544
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	95.0%	1,031,814	329,630	702,184
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	NAP	NAP	NAP	94.5%	2,402,880	753,202	1,649,678

A-18

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
						15		7, 14	7, 14	7	7	5
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	312,548	1,223,783	27,149,831	3.15	2.98	21.2%	20.1%	336,000,000
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	42,090	210,451	7,573,124	1.28	1.24	8.8%	8.6%	143,800,000
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	106,815	0	13,871,711	1.34	1.33	10.4%	10.4%	235,000,000
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAV	NAV	NAV					22,650,000
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAV	NAV	NAV					18,530,000
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAV	NAV	NAV					17,430,000
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAV	NAV	NAV					17,380,000
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAV	NAV	NAV					17,300,000
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAV	NAV	NAV					15,300,000
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAV	NAV	NAV					14,540,000
3.08	Property		1	U-Haul Moving & Storage of Little River	NAV	NAV	NAV					12,300,000
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAV	NAV	NAV					11,100,000
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAV	NAV	NAV					9,230,000
3.11	Property		1	U-Haul Storage of North Miami Beach	NAV	NAV	NAV					8,910,000
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAV	NAV	NAV					8,440,000
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAV	NAV	NAV					8,260,000
3.14	Property		1	U-Haul of North Miami Beach	NAV	NAV	NAV					8,020,000
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAV	NAV	NAV					6,750,000
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAV	NAV	NAV					6,360,000
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAV	NAV	NAV					6,350,000
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAV	NAV	NAV					5,500,000
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAV	NAV	NAV					5,170,000
3.20	Property		1	U-Haul Storage of Salisbury	NAV	NAV	NAV					4,090,000
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	40,558	0	5,370,534	1.55	1.54	12.0%	11.9%	84,400,000
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	1,500	0	624,815					9,190,000
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	6,683	0	456,098					6,820,000
4.03	Property		1	U-Haul Moving & Storage of Weymouth	2,107	0	467,075					7,200,000
4.04	Property		1	U-Haul Moving & Storage of Lake Square	6,975	0	398,161					6,370,000
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	3,095	0	380,134					5,350,000
4.06	Property		1	U-Haul Moving & Storage of Bel Air	2,584	0	398,957					6,740,000
4.07	Property		1	U-Haul Moving & Storage of Greensburg	2,332	0	428,689					5,850,000
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	2,023	0	343,924					5,900,000
4.09	Property		1	U-Haul Storage of Umpqua Valley	675	0	342,663					5,610,000
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	279	0	377,314					5,900,000
4.11	Property		1	U-Haul Moving & Storage At Box Rd	5,567	0	330,211					5,080,000
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	1,949	0	335,941					4,900,000
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	2,928	0	273,788					4,100,000
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	1,863	0	212,765					2,710,000
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	26,165	52,329	3,337,844	1.33	1.30	9.8%	9.5%	64,000,000
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	142,289	711,447	16,804,295	1.92	1.83	13.6%	12.9%	209,200,000
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	163,427	1,951,408	21,751,696	1.75	1.59	13.6%	12.4%	289,480,209
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	58,905	490,874	4,903,896	2.00	1.80	13.5%	12.1%	61,700,000
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	25,000	0	8,133,576	3.48	3.47	21.5%	21.4%	153,000,000
10.00	Loan	16, 19, 24	1	JTM Foods	15,006	75,029	2,391,897	1.68	1.62	11.2%	10.8%	35,700,000
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	322,728	423,933	7,157,534	1.69	1.53	12.9%	11.7%	126,000,000
11.01	Property		1	Winston Salem, NC	81,631	44,037	578,417					41,200,000
11.02	Property		1	Belden, MS	72,256	125,724	2,165,680					26,600,000
11.03	Property		1	Dresden, TN	61,473	85,422	1,645,173					22,800,000
11.04	Property		1	Dwight, IL	49,330	87,510	1,071,117					16,500,000
11.05	Property		1	Coffeyville, KS	40,538	57,041	1,392,448					15,000,000
11.06	Property		1	Washington, NC	17,500	24,199	304,698					3,900,000
12.00	Loan	19, 23	1	Corporate Center VI	26,927	361,963	3,666,453	2.68	2.43	19.8%	17.9%	48,800,000
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	23,809	0	2,377,279	2.02	2.00	11.7%	11.6%	38,500,000
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	118,786	593,930	13,050,297	2.02	1.92	15.3%	14.5%	158,700,000
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	96,552	702,106	2,953,640	2.99	2.35	19.5%	15.3%	53,700,000
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	40,700	509,672	1,873,001					31,900,000
15.02	Property		1	100 Willowbrook Lane	52,180	60,855	549,542					14,300,000
15.03	Property		1	1380 Enterprise Drive	3,673	131,579	531,097					7,500,000
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	12,919	0	2,557,973	2.36	2.35	14.3%	14.2%	52,200,000
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	0	0	1,362,359	1.16	1.16	8.5%	8.5%	23,600,000

A-19

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
						15		7, 14	7, 14	7	7	5
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	24,115	83,809	1,479,052	1.45	1.35	11.1%	10.4%	22,550,000
19.00	Loan	5	1	CooperTowne Center	33,123	131,086	1,822,791	1.99	1.82	15.3%	14.0%	23,800,000
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	74,400	0	4,372,039	4.84	4.76	36.5%	35.9%	78,700,000
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	22,304	0	1,106,998	1.50	1.47	11.2%	11.0%	16,580,000
21.01	Property		1	The Storage Mall - Palmyra	11,954	0	287,246					5,190,000
21.02	Property		1	The Storage Mall - Ontario	2,910	0	264,949					3,620,000
21.03	Property		1	The Storage Mall - Lockport	2,590	0	178,150					2,670,000
21.04	Property		1	The Storage Mall - Evergreen	1,730	0	184,282					2,590,000
21.05	Property		1	The Storage Mall - Rush	3,120	0	192,372					2,510,000
22.00	Loan	10, 23	1	Bradford Plaza	14,063	49,691	1,082,241	1.67	1.57	11.5%	10.8%	15,500,000
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	73,700	736,998	7,542,986	1.59	1.44	13.1%	11.8%	94,000,000
24.00	Loan	15, 20	1	Centennial Center	8,836	0	982,350	1.65	1.63	11.2%	11.1%	13,550,000
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	13,227	0	879,040	1.44	1.42	10.9%	10.7%	16,180,000
25.01	Property		1	Grizzly Self Storage - Mesquite	7,086	0	512,966					9,680,000
25.02	Property		1	Grizzly Self Storage - DeSoto	6,141	0	366,075					6,500,000
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	5,883	0	916,865	1.94	1.93	11.5%	11.5%	25,200,000
27.00	Loan		1	CubeSmart Self Storage	9,309	0	680,484	1.33	1.31	9.0%	8.8%	11,950,000
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	47,600	0	2,183,543	4.96	4.85	32.3%	31.6%	35,000,000
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	33,950	0	1,043,566	2.17	2.10	16.2%	15.7%	18,400,000
30.00	Loan	19	1	Hampton Inn Cambridge	123,351	0	1,074,494	2.31	2.07	18.4%	16.5%	12,500,000
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	12,800	0	2,019,799	5.39	5.36	33.9%	33.7%	63,500,000
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	2,400	24,000	536,833	1.33	1.27	9.7%	9.3%	9,800,000
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	4,700	0	506,889	1.39	1.38	9.1%	9.0%	8,850,000
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	6,482	0	629,304	1.59	1.57	11.6%	11.4%	13,100,000
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	26,950	0	4,271,997	13.02	12.94	79.6%	79.1%	98,700,000
36.00	Loan		1	Publix Self Storage	6,469	0	1,104,113	3.73	3.71	22.0%	21.9%	16,900,000
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	13,342	0	540,559	1.53	1.49	12.0%	11.8%	7,250,000
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	129,750	0	12,677,315	38.12	37.73	285.1%	282.2%	205,800,000
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	19,700	0	1,340,058	5.12	5.05	31.6%	31.2%	35,900,000
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	28,200	0	1,560,597	5.12	5.02	38.5%	37.9%	27,900,000
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	45,600	0	1,729,096	6.40	6.24	44.4%	43.2%	34,600,000
42.00	Loan	16, 19	1	River Place Towers	0	0	300,000	1.62	1.62	9.5%	9.5%	5,000,000
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	13,000	0	1,605,080	7.16	7.11	54.0%	53.5%	21,700,000
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	21,700	0	713,987	3.57	3.46	24.5%	23.8%	11,100,000
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	29,400	0	2,014,050	8.97	8.84	78.6%	77.5%	40,650,000
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	14,200	0	1,125,043	6.23	6.16	45.6%	45.0%	21,200,000
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	11,100	0	809,569	7.57	7.47	46.9%	46.3%	17,700,000
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	12,000	0	770,096	6.21	6.11	46.0%	45.3%	15,200,000
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	12,000	0	850,544	6.72	6.63	52.4%	51.6%	16,700,000
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	12,500	0	689,684	6.44	6.32	46.9%	46.1%	13,300,000
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	15,400	0	1,634,278	12.81	12.69	122.0%	120.8%	42,300,000

A-20

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
							5, 7	5, 7	3,4
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	As Is	4/21/2026	40.2%	40.2%	98.9%	6/2/2026	No
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	As Is	5/28/2026	61.5%	61.5%	98.0%	6/3/2026	No
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	As Portfolio	5/6/2026	57.0%	44.2%	90.3%	6/17/2026
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	As Is	5/6/2026			93.0%	6/17/2026	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	As Is	5/6/2026			90.4%	6/17/2026	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	As Is	5/7/2026			93.7%	6/17/2026	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	As Is	5/6/2026			96.4%	6/17/2026	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	As Is	5/12/2026			89.1%	6/17/2026	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	As Is	5/12/2026			92.1%	6/17/2026	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	As Is	5/6/2026			91.5%	6/17/2026	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	As Is	5/12/2026			83.8%	6/17/2026	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	As Is	5/12/2026			86.1%	6/17/2026	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	As Is	5/11/2026			93.5%	6/17/2026	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	As Is	5/6/2026			88.6%	6/17/2026	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	As Is	5/6/2026			85.8%	6/17/2026	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	As Is	5/11/2026			90.9%	6/17/2026	NAP
3.14	Property		1	U-Haul of North Miami Beach	As Is	5/6/2026			93.8%	6/17/2026	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	As Is	6/24/2026			98.7%	6/17/2026	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	As Is	5/13/2026			89.8%	6/17/2026	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	As Is	5/11/2026			89.7%	6/17/2026	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	As Is	6/24/2026			84.2%	6/17/2026	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	As Is	5/6/2026			94.3%	6/17/2026	NAP
3.20	Property		1	U-Haul Storage of Salisbury	As Is	5/11/2026			81.7%	6/17/2026	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	As Portfolio	4/1/2026	53.3%	41.4%	86.0%	5/31/2026
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	As Is	3/25/2026			86.6%	5/31/2026	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	As Is	4/1/2026			85.9%	5/31/2026	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	As Is	3/25/2026			96.2%	5/31/2026	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	As Is	4/1/2026			83.5%	5/31/2026	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	As Is	4/1/2026			91.9%	5/31/2026	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	As Is	4/1/2026			78.7%	5/31/2026	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	As Is	3/30/2026			90.1%	5/31/2026	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	As Is	4/3/2026			74.2%	5/31/2026	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	As Is	4/1/2026			94.7%	5/31/2026	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	As Is	3/30/2026			73.7%	5/31/2026	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	As Is	3/30/2026			91.5%	5/31/2026	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	As Is	3/25/2026			92.9%	5/31/2026	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	As Is	3/30/2026			82.5%	5/31/2026	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	As Is	3/30/2026			92.6%	5/31/2026	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	As Is Assuming Capital Reserves	5/20/2026	54.7%	54.7%	100.0%	6/17/2026	No
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	As Is	4/14/2026	62.1%	62.1%	95.6%	6/1/2026	No
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	As Is (Funded Reserve)	4/15/2026	60.5%	57.0%	70.4%	5/1/2026	No
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	As Is	2/5/2026	65.6%	65.6%	97.7%	4/14/2026	No
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	As Is	5/4/2026	24.8%	24.8%	100.0%	6/1/2026	No
10.00	Loan	16, 19, 24	1	JTM Foods	As Is	7/1/2026	62.2%	62.2%	100.0%	8/6/2026	Yes
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	As Is	Various	48.6%	42.0%	81.2%
11.01	Property		1	Winston Salem, NC	As Is	3/24/2026			33.2%	4/21/2026	No
11.02	Property		1	Belden, MS	As Is	3/21/2026			100.0%	4/21/2026	No
11.03	Property		1	Dresden, TN	As Is	3/27/2026			100.0%	4/21/2026	No
11.04	Property		1	Dwight, IL	As Is	3/25/2026			87.7%	4/21/2026	No
11.05	Property		1	Coffeyville, KS	As Is	4/1/2026			100.0%	8/6/2026	Yes
11.06	Property		1	Washington, NC	As Is	3/25/2026			100.0%	8/6/2026	Yes
12.00	Loan	19, 23	1	Corporate Center VI	As Is	4/13/2026	42.0%	39.4%	95.2%	6/9/2026	No
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	As Is	10/17/2025	53.1%	53.1%	100.0%	8/1/2026	Yes
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	As Is	10/19/2025	56.7%	50.8%	90.1%	10/8/2025	No
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	As Is	4/13/2026	35.8%	35.8%	88.0%	4/30/2026
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	As Is	4/13/2026			93.0%	4/30/2026	No
15.02	Property		1	100 Willowbrook Lane	As Is	4/13/2026			75.9%	4/30/2026	No
15.03	Property		1	1380 Enterprise Drive	As Is	4/13/2026			100.0%	4/30/2026	No
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	As Is	6/1/2026	34.5%	34.5%	94.2%	6/9/2026	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	As Is	4/28/2026	67.8%	63.6%	NAP	NAP	NAP

A-21

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
							5, 7	5, 7	3,4
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	As Is	6/15/2026	63.2%	56.8%	96.3%	6/30/2026	No
19.00	Loan	5	1	CooperTowne Center	Prospective Market Value "Upon Stabilization"	1/1/2027	54.6%	47.2%	95.5%	5/1/2026	No
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	As Is	4/10/2026	15.5%	13.3%	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	As Is	Various	60.8%	57.1%	81.7%	5/7/2026
21.01	Property		1	The Storage Mall - Palmyra	As Is	5/21/2026			72.6%	5/7/2026	NAP
21.02	Property		1	The Storage Mall - Ontario	As Is	5/21/2026			87.4%	5/7/2026	NAP
21.03	Property		1	The Storage Mall - Lockport	As Is	5/21/2026			84.9%	5/7/2026	NAP
21.04	Property		1	The Storage Mall - Evergreen	As Is	5/26/2026			92.8%	5/7/2026	NAP
21.05	Property		1	The Storage Mall - Rush	As Is	5/21/2026			79.2%	5/7/2026	NAP
22.00	Loan	10, 23	1	Bradford Plaza	As Is	2/9/2026	64.5%	64.5%	100.0%	3/1/2026	No
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	As Is	7/25/2025	68.1%	59.6%	97.9%	1/8/2026	No
24.00	Loan	15, 20	1	Centennial Center	As Is	2/12/2026	65.2%	65.2%	93.1%	2/6/2026	No
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	As Is	3/13/2026	50.6%	43.6%	81.5%	4/27/2026
25.01	Property		1	Grizzly Self Storage - Mesquite	As Is	3/13/2026			80.1%	4/27/2026	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	As Is	3/13/2026			83.1%	4/27/2026	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	As Is	12/17/2025	31.7%	31.7%	91.3%	3/31/2026	NAP
27.00	Loan		1	CubeSmart Self Storage	As Is	5/27/2026	64.4%	64.4%	85.2%	5/31/2026	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	As Is	5/19/2026	19.7%	18.3%	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	As Is	1/13/2026	36.1%	31.0%	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	As Is	3/12/2026	52.0%	45.4%	72.7%	4/30/2026	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	As Is	5/8/2026	9.4%	9.4%	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	As Is	5/20/2026	59.2%	59.2%	100.0%	4/1/2026	No
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	As Is	5/19/2026	63.8%	63.8%	100.0%	7/1/2026	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	As Is	4/17/2026	42.0%	37.3%	81.5%	2/28/2026	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	As Is	3/24/2026	5.5%	5.5%	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	As Is	3/26/2026	29.9%	29.9%	91.7%	5/1/2026	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	As Is	5/27/2026	63.4%	55.2%	100.0%	8/1/2026	Yes
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	As Is	4/22/2026	2.2%	1.9%	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	As Is	3/31/2026	12.0%	12.0%	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	As Is	4/10/2026	14.8%	12.7%	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	As Is	5/5/2026	11.6%	10.8%	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	As Is	11/7/2025	63.0%	63.0%	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	As Is	5/14/2026	13.8%	11.9%	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	As Is	3/11/2026	27.0%	25.3%	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	As Is	5/11/2026	6.4%	4.2%	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	As Is	5/1/2026	11.8%	10.0%	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	As Is	4/7/2026	9.9%	9.9%	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	As Is	4/7/2026	11.2%	9.6%	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	As Is	5/8/2026	9.9%	8.6%	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	As Is	4/2/2026	11.3%	9.6%	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	As Is	4/14/2026	3.2%	1.8%	NAP	NAP	NAP

A-22

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
					4, 21, 22, 23, 28				4, 21, 22, 23, 28
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	RECLECTIC	105,700	8.6%	10/31/2034	Harkins Theatres
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	Ralph's	55,105	19.6%	6/30/2032	HomeGoods
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	NAP	NAP	NAP	NAP	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	Ceva Air & Ocean USA Inc.	150,272	57.4%	6/30/2030	iApparel Brands LLC
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	Macy's	240,000	33.7%	7/31/2037	LifeTime Fitness
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	The United Nations	112,832	13.8%	12/31/2031	The Federal Republic of Germany
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	Bank of America	59,496	24.2%	3/31/2031	Fiserv
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	NAP	NAP	NAP	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	JTM Foods	150,058	100.0%	6/30/2046	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV
11.01	Property		1	Winston Salem, NC	Corsicana Acquisition LLC	215,311	26.4%	8/31/2033	Just Brands LLC
11.02	Property		1	Belden, MS	Phoenix Logistics	396,289	54.8%	9/30/2028	Ashley Furniture Industries, LLC
11.03	Property		1	Dresden, TN	CSS Inc.	359,929	58.6%	1/31/2034	Champion Home Builders, Inc.
11.04	Property		1	Dwight, IL	Logisticus Projects Group, LLC	432,861	87.7%	7/31/2028	NAP
11.05	Property		1	Coffeyville, KS	Transportation Partners and Logistics	405,378	100.0%	12/31/2029	NAP
11.06	Property		1	Washington, NC	Seolta Holdings, LLC	175,000	100.0%	9/30/2032	NAP
12.00	Loan	19, 23	1	Corporate Center VI	Far West Division, Inc.	48,785	36.2%	5/31/2028	AtkinsRealis USA Inc.
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	Amazon.com Services LLC	123,903	100.0%	10/31/2038	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	Pottery Barn	30,000	5.1%	1/31/2027	Lee Wrangler
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	CDHA Manangement LLC	23,355	16.1%	4/30/2032	In Stock Cabinets Design
15.02	Property		1	100 Willowbrook Lane	Bimmerworks, LTD	28,804	29.5%	8/31/2035	Pennsylvania Liquor Control Board
15.03	Property		1	1380 Enterprise Drive	USI Insurance Services, LLC	22,336	58.0%	2/28/2031	Bio-Medical Applications of PA
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP	NAP	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP	NAP	NAP	NAP

A-23

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
					4, 21, 22, 23, 28				4, 21, 22, 23, 28
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	Dick's Sporting Goods #1069	48,100	39.9%	1/31/2028	HomeGoods #744
19.00	Loan	5	1	CooperTowne Center	Cinemark	54,073	32.7%	3/31/2034	Nova Trampoline
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio
21.01	Property		1	The Storage Mall - Palmyra	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	The Storage Mall - Ontario	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	The Storage Mall - Lockport	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	The Storage Mall - Evergreen	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	The Storage Mall - Rush	NAP	NAP	NAP	NAP	NAP
22.00	Loan	10, 23	1	Bradford Plaza	TJ Maxx	25,060	26.7%	9/30/2027	Barnes and Noble
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	NYS - Department of Health	176,698	24.0%	9/30/2035	NYS - Department of State
24.00	Loan	15, 20	1	Centennial Center	La Petite Academy, Inc.	9,400	18.1%	6/30/2030	Ekagar Inc.
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio
25.01	Property		1	Grizzly Self Storage - Mesquite	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	NAP	NAP	NAP	NAP	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP	NAP	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	NAP	NAP	NAP	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	Aldi (Leased Fee)	22,100	64.8%	7/31/2045	Mattress Warehouse
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP	NAP	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP	NAP	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	NAP	NAP	NAP	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	Torginol LLC	133,422	100.0%	4/30/2037	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	NAP	NAP	NAP

A-24

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
								4, 21, 22, 23, 28
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	92,253	7.5%	7/31/2035	Burlington	80,426	6.6%
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	25,000	8.9%	10/31/2032	PetSmart	20,000	7.1%
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	111,374	42.6%	9/30/2036	NAP	NAP	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	102,600	14.4%	1/31/2044	Regal Cinema	39,746	5.6%
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	73,252	9.0%	2/28/2038	UK of Great Britain	49,027	6.0%
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	29,780	12.1%	2/28/2030	MS Consulting	22,673	9.2%
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV
11.01	Property		1	Winston Salem, NC	55,541	6.8%	11/30/2030	NAP	NAP	NAP
11.02	Property		1	Belden, MS	326,268	45.2%	10/31/2026	NAP	NAP	NAP
11.03	Property		1	Dresden, TN	254,799	41.4%	6/30/2028	NAP	NAP	NAP
11.04	Property		1	Dwight, IL	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	Coffeyville, KS	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Washington, NC	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	19, 23	1	Corporate Center VI	16,083	11.9%	2/28/2032	Charles Schwab & CO., Inc.	10,568	7.8%
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	23,975	4.0%	1/1/2029	Old Navy	19,589	3.3%
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	16,239	11.2%	12/31/2027	Clinical Care Associates of the University	15,957	11.0%
15.02	Property		1	100 Willowbrook Lane	19,445	19.9%	6/30/2027	Peirce Phelps, Inc.	13,727	14.1%
15.03	Property		1	1380 Enterprise Drive	8,307	21.6%	10/31/2030	Theraplay, Inc	7,866	20.4%
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP

A-25

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
								4, 21, 22, 23, 28
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	20,000	16.6%	11/30/2035	Staples #326	16,650	13.8%
19.00	Loan	5	1	CooperTowne Center	47,014	28.4%	11/30/2035	Planet Fitness	13,598	8.2%
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio
21.01	Property		1	The Storage Mall - Palmyra	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	The Storage Mall - Ontario	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	The Storage Mall - Lockport	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	The Storage Mall - Evergreen	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	The Storage Mall - Rush	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	10, 23	1	Bradford Plaza	15,047	16.0%	1/31/2037	Old Navy	12,499	13.3%
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	164,252	22.3%	8/31/2033	NYS - Department of Financial Services	99,293	13.5%
24.00	Loan	15, 20	1	Centennial Center	4,810	9.3%	8/31/2028	Centennial Automotive Repair Center, Inc.	4,742	9.1%
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio
25.01	Property		1	Grizzly Self Storage - Mesquite	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	4,800	14.1%	01/31/2036	Heartland Dental	4,000	11.7%
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP

A-26

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
						4, 21, 22, 23, 28
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	1/31/2028	LEGOLAND Discovery Center	65,013	5.3%	12/31/2031
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	10/31/2030	Staples	20,000	7.1%	11/30/2031
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	NAP	NAP	NAP	NAP	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	NAP	NAP	NAP	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	1/31/2036	The Fresh Market	21,720	3.1%	8/31/2027
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	3/31/2041	The Population Council, Inc.	48,540	5.9%	12/31/2030
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	12/31/2036	Power Home Remodeling	19,565	8.0%	4/30/2035
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	NAP	NAP	NAP	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	NAP	NAP	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV
11.01	Property		1	Winston Salem, NC	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Belden, MS	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Dresden, TN	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	Dwight, IL	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	Coffeyville, KS	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Washington, NC	NAP	NAP	NAP	NAP	NAP
12.00	Loan	19, 23	1	Corporate Center VI	10/31/2028	Bergman Walls & Associates, Architects	9,744	7.2%	1/31/2031
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	NAP	NAP	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	7/31/2027	BRIDAL By Viper Apparel	12,856	2.2%	1/31/2027
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	1/31/2029	Keller Williams Real Estate	11,037	7.6%	7/31/2028
15.02	Property		1	100 Willowbrook Lane	10/31/2030	Emergency Relief Catering Co	7,695	7.9%	5/31/2029
15.03	Property		1	1380 Enterprise Drive	5/31/2032	NAP	NAP	NAP	NAP
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP	NAP	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP	NAP	NAP	NAP

A-27

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
						4, 21, 22, 23, 28
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	5/31/2030	Flooring Liquidators	10,300	8.5%	11/30/2028
19.00	Loan	5	1	CooperTowne Center	12/8/2038	Dollar Tree	10,532	6.4%	9/30/2028
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio
21.01	Property		1	The Storage Mall - Palmyra	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	The Storage Mall - Ontario	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	The Storage Mall - Lockport	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	The Storage Mall - Evergreen	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	The Storage Mall - Rush	NAP	NAP	NAP	NAP	NAP
22.00	Loan	10, 23	1	Bradford Plaza	2/28/2029	ULTA Beauty	10,596	11.3%	6/30/2027
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	8/31/2033	NYS - Office of Temporary & Disability Assistance	75,039	10.2%	8/31/2033
24.00	Loan	15, 20	1	Centennial Center	7/31/2032	The Family Vet, P.C.	4,014	7.7%	12/31/2027
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio
25.01	Property		1	Grizzly Self Storage - Mesquite	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	NAP	NAP	NAP	NAP	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP	NAP	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	NAP	NAP	NAP	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	12/31/2035	City Nails Spa	1,600	4.7%	04/30/2036
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP	NAP	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP	NAP	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	NAP	NAP	NAP	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	NAP	NAP	NAP

A-28

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
					4, 21, 22, 23, 28
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	Q	47,179	3.9%	10/31/2027	5/11/2026	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	Goodwill	18,800	6.7%	6/30/2031	5/28/2026	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP	5/12/2026	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP	5/6/2026	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP	5/13/2026	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP	5/1/2026	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP	5/12/2026	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP	5/8/2026	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP	5/4/2026	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP	5/7/2026	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP	5/12/2026	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP	5/12/2026	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP	5/7/2026	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP	5/13/2026	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP	5/12/2026	NAP
3.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP	5/7/2026	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP	5/11/2026	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP	5/11/2026	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP	5/13/2026	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	5/13/2026	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP	5/12/2026	NAP
3.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP	5/13/2026	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	NAP	NAP	NAP	NAP	4/1/2026	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	NAP	NAP	NAP	NAP	4/1/2026	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	NAP	NAP	NAP	NAP	4/1/2026	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	NAP	NAP	NAP	NAP	4/1/2026	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	NAP	NAP	NAP	NAP	4/2/2026	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	NAP	NAP	NAP	NAP	4/2/2026	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	NAP	NAP	NAP	NAP	3/31/2026	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	NAP	NAP	NAP	NAP	3/30/2026	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	NAP	NAP	NAP	NAP	4/1/2026	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	NAP	NAP	NAP	NAP	4/1/2026	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	NAP	NAP	NAP	NAP	4/1/2026	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	NAP	NAP	NAP	NAP	4/1/2026	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	NAP	NAP	NAP	NAP	3/30/2026	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	NAP	NAP	NAP	NAP	3/30/2026	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	NAP	NAP	NAP	5/26/2026	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	Arcade Time Entertainment	12,167	1.7%	11/30/2030	4/22/2026	NAP
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	The Government of the French	35,070	4.3%	1/31/2043	2/13/2026	NAP
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	Community Insurance Company dba Elevance Health	19,553	8.0%	9/30/2030	1/19/2026	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	NAP	NAP	NAP	5/26/2026	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	NAP	NAP	NAP	3/10/2026	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV
11.01	Property		1	Winston Salem, NC	NAP	NAP	NAP	NAP	3/31/2026	NAP
11.02	Property		1	Belden, MS	NAP	NAP	NAP	NAP	3/31/2026	NAP
11.03	Property		1	Dresden, TN	NAP	NAP	NAP	NAP	4/1/2026	NAP
11.04	Property		1	Dwight, IL	NAP	NAP	NAP	NAP	4/1/2026	NAP
11.05	Property		1	Coffeyville, KS	NAP	NAP	NAP	NAP	4/2/2026	NAP
11.06	Property		1	Washington, NC	NAP	NAP	NAP	NAP	3/31/2026	NAP
12.00	Loan	19, 23	1	Corporate Center VI	Valicy, Inc.	7,543	5.6%	3/31/2031	4/23/2026	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	NAP	NAP	NAP	10/2/2025	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	Nike Factory Store	12,500	2.1%	1/31/2035	11/3/2025	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	Maillie, LLP	9,577	6.6%	1/31/2027	4/24/2026	NAP
15.02	Property		1	100 Willowbrook Lane	Baseball Fundamentals LLC	5,019	5.1%	8/31/2026	4/24/2026	NAP
15.03	Property		1	1380 Enterprise Drive	NAP	NAP	NAP	NAP	4/23/2026	NAP
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP	NAP	NAP	6/10/2026	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP	NAP	NAP	5/4/2026	NAP

A-29

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
					4, 21, 22, 23, 28
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	Five Below	9,025	7.5%	3/31/2029	6/24/2026	NAP
19.00	Loan	5	1	CooperTowne Center	Applebee's	7,029	4.2%	12/31/2031	4/8/2026	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	NAP	NAP	4/17/2026	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio
21.01	Property		1	The Storage Mall - Palmyra	NAP	NAP	NAP	NAP	5/27/2026	NAP
21.02	Property		1	The Storage Mall - Ontario	NAP	NAP	NAP	NAP	5/27/2026	NAP
21.03	Property		1	The Storage Mall - Lockport	NAP	NAP	NAP	NAP	5/27/2026	NAP
21.04	Property		1	The Storage Mall - Evergreen	NAP	NAP	NAP	NAP	5/26/2026	NAP
21.05	Property		1	The Storage Mall - Rush	NAP	NAP	NAP	NAP	5/27/2026	NAP
22.00	Loan	10, 23	1	Bradford Plaza	Shoe Sensation	5,000	5.3%	7/31/2031	2/23/2026	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	Whiteman, Osterman & Hanna LLP	57,284	7.8%	12/31/2028	8/11/2025	NAP
24.00	Loan	15, 20	1	Centennial Center	Red Fox Gym, LLC	3,592	6.9%	11/30/2028	2/25/2026	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio
25.01	Property		1	Grizzly Self Storage - Mesquite	NAP	NAP	NAP	NAP	4/13/2026	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	NAP	NAP	NAP	NAP	4/13/2026	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP	NAP	NAP	12/22/2025	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP	NAP	NAP	6/19/2026	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	NAP	NAP	5/28/2026	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	1/14/2026	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	NAP	NAP	NAP	3/23/2026	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	NAP	NAP	5/12/2026	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	Blo Dry Bar	1,600	4.7%	10/31/2036	5/26/2026	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP	NAP	NAP	5/6/2026	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP	NAP	NAP	4/23/2026	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	NAP	NAP	3/27/2026	NAP
36.00	Loan		1	Publix Self Storage	NAP	NAP	NAP	NAP	4/2/2026	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	NAP	NAP	NAP	5/20/2026	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	NAP	NAP	4/24/2026	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	4/8/2026	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	NAP	NAP	4/24/2026	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	NAP	NAP	5/19/2026	NAP
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	NAP	NAP	10/6/2025	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	NAP	NAP	5/21/2026	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	NAP	NAP	3/18/2026	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	NAP	NAP	5/14/2026	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	NAP	NAP	5/1/2026	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	NAP	NAP	4/9/2026	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	NAP	NAP	4/29/2026	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	5/13/2026	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	NAP	NAP	4/8/2026	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	NAP	NAP	4/15/2026	NAP

A-30

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
									17
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	5/11/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	5/28/2026	5/28/2026	10%	No	Fee	NAP	NAP	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	5/10/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	5/12/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	5/10/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	5/8/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	5/10/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	5/12/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	5/13/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	5/12/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.14	Property		1	U-Haul of North Miami Beach	5/13/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	5/13/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
3.20	Property		1	U-Haul Storage of Salisbury	5/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	3/30/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	3/31/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	3/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	3/30/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	3/30/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	5/26/2026	NAP	NAP	No	Fee/Leasehold	9/30/2072	4, 10-year options	72,096
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	4/22/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	2/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	1/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	5/26/2026	NAP	NAP	No	Fee/Leasehold	5/31/2086	Yes	293,778
10.00	Loan	16, 19, 24	1	JTM Foods	6/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV
11.01	Property		1	Winston Salem, NC	4/9/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
11.02	Property		1	Belden, MS	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
11.03	Property		1	Dresden, TN	3/29/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
11.04	Property		1	Dwight, IL	3/31/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
11.05	Property		1	Coffeyville, KS	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
11.06	Property		1	Washington, NC	3/31/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
12.00	Loan	19, 23	1	Corporate Center VI	5/8/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	10/2/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	10/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	4/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
15.02	Property		1	100 Willowbrook Lane	4/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
15.03	Property		1	1380 Enterprise Drive	4/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	6/9/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	5/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP

A-31

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
									17
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	7/27/2026	6/24/2026	7%	No	Fee	NAP	NAP	NAP
19.00	Loan	5	1	CooperTowne Center	4/8/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	4/22/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio
21.01	Property		1	The Storage Mall - Palmyra	5/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
21.02	Property		1	The Storage Mall - Ontario	5/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
21.03	Property		1	The Storage Mall - Lockport	5/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
21.04	Property		1	The Storage Mall - Evergreen	5/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
21.05	Property		1	The Storage Mall - Rush	5/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
22.00	Loan	10, 23	1	Bradford Plaza	2/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	8/11/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
24.00	Loan	15, 20	1	Centennial Center	2/25/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio
25.01	Property		1	Grizzly Self Storage - Mesquite	4/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	4/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	12/22/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	6/17/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	5/28/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	5/14/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	3/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	5/12/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	5/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	4/30/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	4/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	3/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	4/3/2026	4/3/2026	11%	No	Fee	NAP	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	5/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	4/27/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	4/10/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	4/28/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	5/19/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	5/21/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	5/18/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	5/5/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	4/13/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	5/5/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	5/14/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	4/8/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	4/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP

A-32

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
						18	19	18	19	18	19
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	NAP	0	Springing	0	Springing	0	Springing
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	NAP	0	Springing	0	Springing	385,000	Springing
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22		0	Springing	0	Springing	53,407	Springing
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAP
3.14	Property		1	U-Haul of North Miami Beach	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAP
3.20	Property		1	U-Haul Storage of Salisbury	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio		0	Springing	0	Springing	0	Springing
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	No	47,158	47,158	81,724	10,216	0	2,180
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	NAP	0	Springing	0	Springing	0	Springing
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	NAP	6,203,117	1,092,832	0	Springing	1,566,273	17,024
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	NAP	259,481	51,896	12,314	6,157	0	4,909
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	Yes	0	Springing	0	Springing	0	0
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	0	Springing	0	Springing	0	Springing
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV		395,714	70,162	0	Springing	0	26,894
11.01	Property		1	Winston Salem, NC	NAP
11.02	Property		1	Belden, MS	NAP
11.03	Property		1	Dresden, TN	NAP
11.04	Property		1	Dwight, IL	NAP
11.05	Property		1	Coffeyville, KS	NAP
11.06	Property		1	Washington, NC	NAP
12.00	Loan	19, 23	1	Corporate Center VI	NAP	123,819	30,955	0	Springing	2,244	2,244
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	0	Springing	0	Springing	0	Springing
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	NAP	0	Springing	0	Springing	0	Springing
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio		38,126	38,126	0	Springing	185,000	Springing
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	NAP
15.02	Property		1	100 Willowbrook Lane	NAP
15.03	Property		1	1380 Enterprise Drive	NAP
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	144,301	72,151	0	Springing	25,838	0
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	0	Springing	1,533	426	0	Springing

A-33

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
						18	19	18	19	18	19
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	NAP	64,761	12,952	0	Springing	50,000	Springing
19.00	Loan	5	1	CooperTowne Center	NAP	213,832	53,458	0	Springing	0	2,760
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	227,916	75,972	0	Springing	0	0
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio		95,436	15,006	34,763	3,476	0	1,859
21.01	Property		1	The Storage Mall - Palmyra	NAP
21.02	Property		1	The Storage Mall - Ontario	NAP
21.03	Property		1	The Storage Mall - Lockport	NAP
21.04	Property		1	The Storage Mall - Evergreen	NAP
21.05	Property		1	The Storage Mall - Rush	NAP
22.00	Loan	10, 23	1	Bradford Plaza	NAP	44,567	7,428	10,800	3,600	0	1,172
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	NAP	465,751	134,245	306,593	30,659	0	6,142
24.00	Loan	15, 20	1	Centennial Center	NAP	103,544	27,069	4,268	4,268	0	736
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio		211,977	Springing	37,000	Springing	13,227	Springing
25.01	Property		1	Grizzly Self Storage - Mesquite	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	91,231	30,900	0	Springing	10,150	0
27.00	Loan		1	CubeSmart Self Storage	NAP	86,768	21,692	0	Springing	0	776
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	110,130	31,837	0	Springing	178,125	0
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	48,000	12,000	0	Springing	2,450,000	0
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	12,159	6,079	10,644	2,661	0	10,279
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	0	Springing	0	Springing	0	0
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	36,970	3,697	23,702	2,155	0	200
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	6,819	6,819	2,382	1,191	42,800	392
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	0	Springing	0	Springing	0	Springing
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	0	Springing	0	Springing	0	0
36.00	Loan		1	Publix Self Storage	NAP	0	Springing	0	Springing	0	0
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	9,382	4,691	0	Springing	0	1,112
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	0	Springing	0	Springing	0	0
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	0	Springing	0	Springing	0	0
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	163,500	26,000	0	Springing	0	0
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	0	Springing	0	Springing	0	0
42.00	Loan	16, 19	1	River Place Towers	NAP	0	Springing	0	Springing	0	0
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	114,711	17,058	0	Springing	0	0
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	11,250	11,250	0	Springing	800,000	0
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	0	Springing	0	Springing	0	0
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	0	Springing	0	Springing	0	0
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	0	Springing	0	Springing	0	0
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	30,320	15,160	0	Springing	0	0
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	12,352	12,352	0	Springing	31,250	0
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	0	Springing	0	Springing	26,875	0
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	21,000	21,000	0	Springing	0	0

A-34

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
					20	18	19	20	18	19	20	18	18
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	0	0	Springing	0	0	0	0	0	310,940
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback		0	Springing	0	0	0	0	0	610,560
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	0	0	0	0	0	0	0	0	0
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	0	0	0	0	0	0	0	0	0
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	0	0	4,361	0	0	0	0	0	2,312,241
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	0	0	Springing	0	0	0	0	0	7,870,147
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	1,000,000	5,000,000	187,260	11,235,620	0	0	0	0	54,945,177
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	0	0	40,906	0	0	0	0	0	1,186,109
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	0	0	0	0	0	0	0	0	707,983
10.00	Loan	16, 19, 24	1	JTM Foods	30,012	0	Springing	150,058	0	0	0	0	0
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	645,455	1,000,000	Springing	1,000,000	0	0	0	312,193	73,656
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	0	1,000,000	Springing	0	0	0	0	0	98,731
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	0	0	0	0	0	0	0	0	0
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	0	0	Springing	0	0	0	0	0	0
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	0	0	Springing	0	0	0	0	0	0
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	0	0	0	0	0	0	0	0	0
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	0	0	Springing	0	0	0	0	0	0

A-35

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
					20	18	19	20	18	19	20	18	18
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	50,000	250,000	8,975	450,000	0	0	0	0	90,000
19.00	Loan	5	1	CooperTowne Center	66,245	0	10,351	248,420	0	0	0	0	125,817
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	0	0	0	0	0	0	0	0	0
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	66,912	0	0	0	0	0	0	124,213	0
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	200,000	150,000	5,391	300,000	0	0	0	0	932,547
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	0	0	122,833	0	0	0	0	0	550,796
24.00	Loan	15, 20	1	Centennial Center	17,672	303,000	Springing	300,000	0	0	0	0	0
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	13,227	0	0	0	0	0	0	0	0
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	0	0	0	0	0	0	0	0	0
27.00	Loan		1	CubeSmart Self Storage	0	0	0	0	0	0	0	6,063	0
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	0	0	0	0	0	0	0	0	0
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	0	0	0	0	0	0	0	0	0
30.00	Loan	19	1	Hampton Inn Cambridge	0	0	0	0	0	0	0	0	182,949
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	0	0	0	0	0	0	0	0	0
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	0	0	2,000	0	0	0	0	0	404,877
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	0	0	0	0	0	0	0	0	0
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	0	0	0	0	0	0	0	0	0
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	0	0	0	0	0	0	0	0	0
36.00	Loan		1	Publix Self Storage	0	0	0	0	0	0	0	0	0
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	26,684	0	Springing	0	0	0	0	28,050	344,611
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	0	0	0	0	0	0	0	0	0
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	0	0	0	0	0	0	0	0	0
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	0	0	0	0	0	0	0	0	0
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	0	0	0	0	0	0	0	0	106,490
42.00	Loan	16, 19	1	River Place Towers	0	0	0	0	0	0	0	0	0
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	0	0	0	0	0	0	0	0	0
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	0	0	0	0	0	0	0	0	113,800
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	0	0	0	0	0	0	0	0	0
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	0	0	0	0	0	0	0	0	0
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	0	0	0	0	0	0	0	0	0
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	0	0	0	0	0	0	0	0	0
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	0	0	0	0	0	0	0	0	0
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	0	0	0	0	0	0	0	0	0
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	0	0	0	0	0	0	0	0	0

A-36

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
					19		20
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	0	Gap Rent Reserve	0	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	Springing	Amortization Reserve (Springing), Outstanding TI Allowance Reserve ($520,470), Outstanding Leasing Reserve ($90,090.22)	0	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	0		0	NAP
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	0		0	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	0	Unfunded Obligations Reserve	0	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	0	Outstanding Lease Obligations ($7,453,125); Gap Rent Reserve ($417,022)	0	3,000,000
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	0	Outstanding TI Reserve ($34,174,426.06); Free Rent Reserve ($20,770,750.91)	0	NAP
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	0	Outstanding Leasing Expense Reserve	0	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	Springing	Ground Rent Reserve (Upfront: $376,636.75; Monthly: Springing), Violations Reserve (Upfront: $224,500), Condominium Common Charge Fund (Upfront: $106,846.50; Monthly: Springing)	0	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	0		0	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	69	Unfunded Obligations Reserve (Upfront: $73,476), Flood Insurance Reserve (Upfront: $179.83, Monthly: $69.17)	0	0
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	0	Rent Abatement Reserve	0	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	0		0	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	0		0	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	0		0	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	0		0	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	0		0	NAP

A-37

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
					19		20
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	0	Flame Broiler Rollover Reserve ($72,000) and Flame Broiler Rent Concession Reserve Fund ($18,000)	0	NAP
19.00	Loan	5	1	CooperTowne Center	0	Free Rent Reserve ($99,316.86), Gap Rent Reserve ($26,500.02)	0	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	0		0	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	0		0	NAP
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	0	B&N Free Rent Reserve (Upfront: $714,733); Gap Rent (Upfront: $107,514); Immediate Repairs (Upfront: $60,300); Sally’s TIA Free Rent (Upfront: $50,000)	0	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	0	Elevator Reserve ($375,000), Free Rent Reserve ($175,796.25)	0	NAP
24.00	Loan	15, 20	1	Centennial Center	0		0	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	0		0	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	0		0	NAP
27.00	Loan		1	CubeSmart Self Storage	0		0	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	0		0	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	0		0	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	0	Tax Lien Reserve ($131,124), Workers Comp Insurance Reserve ($51,825)	0	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	0		0	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	0	Unfunded Obligations Reserve	0	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	0		0	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	0		0	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	0		0	NAP
36.00	Loan		1	Publix Self Storage	0		0	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	0	Unfunded Obligations Reserve	0	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	0		0	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	0		0	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	0		0	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	0	Collateral Security Agreement Re: Maintenance Arrears	0	NAP
42.00	Loan	16, 19	1	River Place Towers	0		0	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	0		0	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	0	Collateral Security Agreement Re: Maintenance Arrears	0	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	0		0	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	0		0	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	0		0	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	0		0	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	0		0	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	0		0	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	0		0	NAP

A-38

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management
						26	26
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	NAP	Hard	Springing
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	NAP	Hard	Springing
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	NAP	Soft	Springing
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	NAP	Soft	Springing
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	Hard	Springing
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	(i) Provided no event of default has occurred or is ongoing, (ii) Upon Borrower’s delivery of the fully executed Apple Lease, Lender shall make one (1) disbursement from the Apple Reserve Fund and (iii) if (x) the Apple Lease is not executed or (y) its material economic terms are modified such that the resulting rent does not achieve a minimum 13.13% Debt Yield, then the Apple Reserve
Fund shall (A) be retained by Lender and (B) be disbursed to Borrower within ten (10) days following Lender’s receipt of an Officer’s
					Certificate certifying that executed Leases satisfy such Minimum Debt Yield, together with an updated rent roll.	Hard	Springing
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	NAP	Hard	In Place
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	NAP	Hard	Springing
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	None	None
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	Hard	Springing
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	NAP	Hard	Springing
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	NAP	Hard	Springing
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	Hard	Springing
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	NAP	Hard	Springing
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	NAP	Springing	Springing
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	Springing	Springing
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	Springing	Springing

A-39

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management
						26	26
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	NAP	Hard	Springing
19.00	Loan	5	1	CooperTowne Center	NAP	Springing	Springing
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	None	None
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	NAP	Springing	Springing
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	NAP	Hard	Springing
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	NAP	Hard	In Place
24.00	Loan	15, 20	1	Centennial Center	NAP	Springing	Springing
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	NAP	Springing	Springing
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	Springing	Springing
27.00	Loan		1	CubeSmart Self Storage	NAP	Hard	Springing
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	None	None
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	None	None
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	Springing	Springing
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	None	None
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	Hard	Springing
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	Springing	Springing
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	None	None
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	None	None
36.00	Loan		1	Publix Self Storage	NAP	Springing	Springing
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	Hard	Springing
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	None	None
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	None	None
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	None	None
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	None	None
42.00	Loan	16, 19	1	River Place Towers	NAP	Springing	Springing
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	None	None
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	None	None
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	None	None
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	None	None
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	None	None
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	None	None
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	None	None
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	None	None
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	None	None

A-40

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
											9
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	Yes	No	Yes	Yes	72,000,000	63,000,000	354,346.56
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	Yes	Yes	Yes	Yes	55,312,500	33,187,500	191,039.00
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	Yes	No	Yes	No	46,900,000	87,100,000	563,851.66
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	Yes	No	No	NAP	NAP	NAP	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	Yes	Yes	No	NAP	NAP	NAP	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	Yes	No	Yes	No	34,500,000	95,500,000	563,279.45
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	Yes	Yes	Yes	No	30,000,000	145,000,000	943,750.89
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	Yes	Yes	Yes	Yes	25,000,000	15,500,000	86,944.77
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	No	No	Yes	Yes	23,000,000	15,000,000	77,182.29
10.00	Loan	16, 19, 24	1	JTM Foods	No	Yes	No	NAP	NAP	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	Yes	Yes	Yes	No	21,349,934	39,906,419	253,933.07
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	Yes	Yes	No	NAP	NAP	NAP	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	Yes	Yes	No	NAP	NAP	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	Yes	No	Yes	No	20,000,000	70,000,000	440,607.81
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	Yes	No	No	NAP	NAP	NAP	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	Yes	No	No	NAP	NAP	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	Yes	Yes	No	NAP	NAP	NAP	NAP

A-41

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
											9
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	Yes	Yes	No	NAP	NAP	NAP	NAP
19.00	Loan	5	1	CooperTowne Center	Yes	Yes	No	NAP	NAP	NAP	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	No	No	No	NAP	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	Yes	No	No	NAP	NAP	NAP	NAP
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	Yes	Yes	No	NAP	NAP	NAP	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	Yes	Yes	Yes	No	9,000,000	55,000,000	375,613.24
24.00	Loan	15, 20	1	Centennial Center	Yes	Yes	No	NAP	NAP	NAP	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	Yes	No	No	NAP	NAP	NAP	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	Yes	No	No	NAP	NAP	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	Yes	No	No	NAP	NAP	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	No	No	No	NAP	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	No	No	No	NAP	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	Yes	No	No	NAP	NAP	NAP	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	No	No	No	NAP	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	Yes	Yes	No	NAP	NAP	NAP	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	Yes	No	No	NAP	NAP	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	No	No	No	NAP	NAP	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	No	No	No	NAP	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	Yes	No	No	NAP	NAP	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	Yes	Yes	No	NAP	NAP	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	No	No	No	NAP	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	No	No	No	NAP	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	No	No	No	NAP	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	No	No	No	NAP	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	Yes	No	No	NAP	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	No	No	No	NAP	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	No	No	No	NAP	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	No	No	No	NAP	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	No	No	No	NAP	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	No	No	No	NAP	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	No	No	No	NAP	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	No	No	No	NAP	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	No	No	No	NAP	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	No	No	No	NAP	NAP	NAP	NAP

A-42

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
					9				9
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	759,314.06	NAP	NAP	135,000,000	759,314.06
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	509,437.34	NAP	NAP	88,500,000	509,437.34
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	867,464.09	NAP	NAP	134,000,000	867,464.09
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	NAP	NAP	NAP	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	766,767.84	NAP	NAP	130,000,000	766,767.84
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	1,139,009.69	NAP	NAP	175,000,000	1,139,009.69
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	227,178.28	NAP	NAP	40,500,000	227,178.28
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	195,528.47	NAP	NAP	38,000,000	195,528.47
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	NAP	NAP	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	389,787.27	NAP	NAP	61,256,353	389,787.27
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	NAP	NAP	NAP	NAP	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	NAP	NAP	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	566,495.75	NAP	NAP	90,000,000	566,495.75
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP	NAP	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP	NAP	NAP	NAP

A-43

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
					9				9
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5	1	CooperTowne Center	NAP	NAP	NAP	NAP	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	12,690,999	79,403.08
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	NAP	NAP	NAP	NAP	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	437,077.22	NAP	NAP	64,000,000	437,077.22
24.00	Loan	15, 20	1	Centennial Center	NAP	NAP	NAP	NAP	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP	NAP	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	7,400,000	40,336.41
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	NAP	NAP	NAP	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	0	Greater of (A) 4.95% or (B) Prime Rate	7,000,000	37,133.69
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	NAP	NAP	NAP	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP	NAP	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP	NAP	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	0	Greater of (A) 4.75% or (B) Prime Rate	6,150,000	31,789.22
36.00	Loan		1	Publix Self Storage	NAP	NAP	NAP	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	0	Greater of (A) 4.95% or (B) Prime Rate	4,992,395	30,852.17
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	4,800,000	24,977.15
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	4,621,957	28,734.76
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	4,498,904	25,957.09
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	3,497,787	21,675.71
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	0	Greater of (A) 4.95% or (B) Prime Rate	3,197,758	18,321.07
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	0	Greater of (A) 4.95% or (B) Prime Rate	3,100,000	21,840.54
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	0	Greater of (A) 4.95% or (B) Prime Rate	2,998,009	18,082.26
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	1,950,000	10,174.80
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate+0.25%	1,948,693	11,978.97
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	0	Greater of (A) 4.95% or (B) Prime Rate	1,747,317	10,515.70
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	0	Greater of (A) 5.00% or (B) Prime Rate	1,852,593	13,584.95

A-44

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
						13					9
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	40.2%	2.98	21.2%	NAP	NAP	NAP	NAP	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	61.5%	1.24	8.8%	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	57.0%	1.33	10.4%	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	62.1%	1.83	13.6%	NAP	NAP	NAP	NAP	NAP
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	60.5%	1.59	13.6%	40,000,000	10.81500%	215,000,000	1,504,516.63	74.3%
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	65.6%	1.80	13.5%	NAP	NAP	NAP	NAP	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	24.8%	3.47	21.5%	NAP	NAP	NAP	NAP	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	48.6%	1.53	12.9%	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	56.7%	1.92	15.3%	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-45

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
						13					9
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5	1	CooperTowne Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	16.1%	4.59	35.0%	NAP	NAP	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	68.1%	1.44	13.1%	NAP	NAP	NAP	NAP	NAP
24.00	Loan	15, 20	1	Centennial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	21.1%	4.51	30.2%	NAP	NAP	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	11.0%	4.53	29.0%	NAP	NAP	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	6.2%	11.20	69.9%	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	2.4%	34.24	256.5%	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	13.4%	4.47	28.3%	NAP	NAP	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	16.6%	4.53	34.4%	NAP	NAP	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	13.0%	5.55	39.4%	NAP	NAP	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	16.1%	6.17	46.3%	NAP	NAP	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	28.8%	3.25	23.0%	NAP	NAP	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	7.6%	7.68	65.9%	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	14.1%	5.18	38.0%	NAP	NAP	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	11.0%	6.63	42.1%	NAP	NAP	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	12.8%	5.36	40.1%	NAP	NAP	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	13.1%	5.47	40.2%	NAP	NAP	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	4.4%	10.03	89.0%	NAP	NAP	NAP	NAP	NAP

A-46

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
					13		13	13
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	NAP	NAP	No	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	NAP	NAP	No	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	NAP	NAP	No	NAP
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	NAP	NAP	No	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	NAP	No	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	NAP	NAP	No	NAP
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	1.2	11.1%	No	NAP
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	NAP	NAP	No	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	NAP	No	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	NAP	Yes	Future Mezzanine Loan
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	NAP	NAP	Yes	Mezzanine
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	NAP	NAP	No	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	NAP	No	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	NAP	NAP	No	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	NAP	NAP	No	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP	No	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP	No	NAP

A-47

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
					13		13	13
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	NAP	NAP	No	NAP
19.00	Loan	5	1	CooperTowne Center	NAP	NAP	No	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	NAP	NAP	No	NAP
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	NAP	NAP	No	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	NAP	NAP	No	NAP
24.00	Loan	15, 20	1	Centennial Center	NAP	NAP	No	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	NAP	NAP	No	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP	No	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP	No	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$400,000
30.00	Loan	19	1	Hampton Inn Cambridge	NAP	NAP	No	NAP
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$250,000
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	NAP	No	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP	Yes	Future Subordinate Debt
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP	No	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
36.00	Loan		1	Publix Self Storage	NAP	NAP	No	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	NAP	No	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$250,000
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$250,000
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	No	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$250,000
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$100,000
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$500,000
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$250,000
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	Yes	Unsecured allowed but requires Lender Consent if >$50,000

A-48

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	Simon Property Group, L.P.
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	Schottenstein Property Group
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	U-Haul Holding Company
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	U-Haul Holding Company
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	Alcamo Capital LLC
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	Simon Property Group, L.P. and GMPTS Limited Partnership
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	601W Companies LLC
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	Vijaya Borra
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	Phoenix Investors
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	JMA Robinson Investors, LLC
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	Secure Properties LLC
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	Simon Property Group, L.P.
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	Fredrick B. Goebert
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	Neil Simon
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	Giuseppi Forgione, Richard Birdoff, Jonathan Kalafer and Joshua Kalafer

A-49

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	David H. Paynter
19.00	Loan	5	1	CooperTowne Center	RCB Properties L.P.
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	Patrick M. Bailey
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	Mark Hutchinson
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	Leah Weiss, Yoel Weiss, Yoel Weiss, as Trustee of the LW Trust, U/T/A dated as of October 15, 2009 and Leah Weiss, as Trustee of the SW Trust U/T/A dated as of October 15, 2009
24.00	Loan	15, 20	1	Centennial Center	Mark Vakili
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	Roberto R. Alvarez
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	Neil Simon
27.00	Loan		1	CubeSmart Self Storage	Francis E. Gay
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	Balwinder S. Multani, Rajvinder Kaur and Ankit Bhardwaj
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	VeeCor Property Management LLC
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	The Broadway Company
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	Michael B. Eisler
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP
36.00	Loan		1	Publix Self Storage	Craig Smith and Diane Black-Smith
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	David M. Marks, Anthony Crivello and The Irrevocable Children's Trust No. 2 dated July 22, 1991
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP
42.00	Loan	16, 19	1	River Place Towers	Mark R. Reardon
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP

A-50

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
					24
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	Simon Property Group, L.P.	No
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	Schottenstein Realty LLC	No
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	U-Haul Holding Company	No
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	U-Haul Holding Company	No
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	Lara J. Coraci Basile and Vincent V. Basile	No
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	SIMON PROPERTY GROUP, L.P.	No
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	Mark Karasick and Michael Silberberg	No
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	Vijaya Borra	No
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	No
10.00	Loan	16, 19, 24	1	JTM Foods	AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.	No
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	Phoenix Fund Symbol LLC	No
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI	JMA Robinson Investors, LLC and Arthur Chapman	No
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	UGDC, LLC	Yes
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	Simon Property Group, L.P.	No
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	Fredrick B. Goebert	No
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	Neil Simon	No
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	Giuseppi Forgione, Richard Birdoff, Jonathan Kalafer and Joshua Kalafer	No

A-51

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
					24
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	David H. Paynter	No
19.00	Loan	5	1	CooperTowne Center	RCB Properties L.P.	No
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	No
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	Patrick M. Bailey	No
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza	Mark Hutchinson	No
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	Leah Weiss, Yoel Weiss, Yoel Weiss, as Trustee of the LW Trust, U/T/A dated as of October 15, 2009 and Leah Weiss, as Trustee of the SW Trust U/T/A dated as of October 15, 2009	No
24.00	Loan	15, 20	1	Centennial Center	Mark Vakili	No
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	Roberto R. Alvarez and Roberto R. Alvarez, Trustee of The Alvarez Family Trust	No
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	Neil Simon	No
27.00	Loan		1	CubeSmart Self Storage	Francis E. Gay	No
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	No
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	No
30.00	Loan	19	1	Hampton Inn Cambridge	Balwinder S. Multani, Rajvinder Kaur and Ankit Bhardwaj	No
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	No
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	Lara J. Coraci Basile and Vincent V. Basile	No
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	Jason S. Weissman and Tana Weissman	No
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as
Amended February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7, 1978, as
Amended and Restated May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27,
					2016 and October 7, 2019	No
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	No
36.00	Loan		1	Publix Self Storage	Craig Smith and Diane Black-Smith	No
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	The Irrevocable Children's Trust No. 2 dated July 22, 1991	No
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	No
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	No
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	No
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	No
42.00	Loan	16, 19	1	River Place Towers	Mark R. Reardon	No
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	No
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	No
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	No
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	No
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	No
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	No
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	No
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	No
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	No
A-52

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
					33		29
1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	No	Refinance	No	135,000,000	0	0	0	135,000,000
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	No	Refinance	No	88,500,000	0	0	0	88,500,000
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	No	Recapitalization		134,000,000	0	0	0	134,000,000
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca			No
3.02	Property		1	U-Haul Moving & Storage of Casa Grande			No
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene			No
3.04	Property		1	U-Haul Moving & Storage of Spring Valley			No
3.05	Property		1	U-Haul Moving & Storage of North Brunswick			No
3.06	Property		1	U-Haul Moving & Storage of Marlboro			No
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd			No
3.08	Property		1	U-Haul Moving & Storage of Little River			No
3.09	Property		1	U-Haul Moving & Storage of East Brunswick			No
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd			No
3.11	Property		1	U-Haul Storage of North Miami Beach			No
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville			No
3.13	Property		1	U-Haul Moving & Storage of Haines City			No
3.14	Property		1	U-Haul of North Miami Beach			No
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids			No
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins			No
3.17	Property		1	U-Haul Moving & Storage of Salisbury			No
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave			No
3.19	Property		1	U-Haul Moving & Storage at 36th St			No
3.20	Property		1	U-Haul Storage of Salisbury			No
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	No	Recapitalization		45,000,000	0	0	0	45,000,000
4.01	Property		1	U-Haul Moving & Storage of East Lancaster			No
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile			No
4.03	Property		1	U-Haul Moving & Storage of Weymouth			No
4.04	Property		1	U-Haul Moving & Storage of Lake Square			No
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola			No
4.06	Property		1	U-Haul Moving & Storage of Bel Air			No
4.07	Property		1	U-Haul Moving & Storage of Greensburg			No
4.08	Property		1	U-Haul Moving & Storage At Boston Ave			No
4.09	Property		1	U-Haul Storage of Umpqua Valley			No
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr			No
4.11	Property		1	U-Haul Moving & Storage At Box Rd			No
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton			No
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell			No
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds			No
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	No	Refinance	No	35,000,000	0	0	0	35,000,000
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	No	Refinance	No	130,000,000	32,019,300	0	0	162,019,300
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	No	Acquisition	No	175,000,000	97,915,283	40,000,000	0	312,915,283
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	Yes	Acquisition	No	40,500,000	22,349,922	0	0	62,849,922
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	No	Refinance	No	38,000,000	0	0	0	38,000,000
10.00	Loan	16, 19, 24	1	JTM Foods	No	Acquisition	No	22,210,000	12,302,931	0	0	34,512,931
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	No	Refinance		61,400,000	0	0	0	61,400,000
11.01	Property		1	Winston Salem, NC			No
11.02	Property		1	Belden, MS			No
11.03	Property		1	Dresden, TN			No
11.04	Property		1	Dwight, IL			No
11.05	Property		1	Coffeyville, KS			No
11.06	Property		1	Washington, NC			No
12.00	Loan	19, 23	1	Corporate Center VI	No	Refinance	No	20,500,000	0	0	0	20,500,000
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	No	Acquisition	No	20,445,000	18,020,214	0	0	38,465,214
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	No	Refinance	No	90,000,000	34,432,592	0	0	124,432,592
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	No	Refinance		19,250,000	2,935,561	0	0	22,185,561
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane			No
15.02	Property		1	100 Willowbrook Lane			No
15.03	Property		1	1380 Enterprise Drive			No
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	No	Refinance	No
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	No	Refinance	No

A-53

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
					33		29
18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	No	Refinance	No
19.00	Loan	5	1	CooperTowne Center	No	Refinance	No
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	No	Refinance	No
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	No	Refinance
21.01	Property		1	The Storage Mall - Palmyra			No
21.02	Property		1	The Storage Mall - Ontario			No
21.03	Property		1	The Storage Mall - Lockport			No
21.04	Property		1	The Storage Mall - Evergreen			No
21.05	Property		1	The Storage Mall - Rush			No
22.00	Loan	10, 23	1	Bradford Plaza	No	Refinance	No
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	No	Refinance	Yes
24.00	Loan	15, 20	1	Centennial Center	No	Refinance	No
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	No	Refinance
25.01	Property		1	Grizzly Self Storage - Mesquite			No
25.02	Property		1	Grizzly Self Storage - DeSoto			No
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	No	Refinance	No
27.00	Loan		1	CubeSmart Self Storage	No	Refinance	No
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	No	Refinance	No
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	No	Refinance	No
30.00	Loan	19	1	Hampton Inn Cambridge	No	Refinance	No
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	No	Refinance	No
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	No	Recapitalization	No
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	Yes	Acquisition	No
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	No	Refinance	No
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	No	Refinance	No
36.00	Loan		1	Publix Self Storage	No	Refinance	No
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	No	Refinance	No
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	No	Refinance	No
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	No	Refinance	No
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	No	Refinance	No
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	No	Refinance	No
42.00	Loan	16, 19	1	River Place Towers	No	Acquisition	No
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	No	Refinance	No
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	No	Refinance	No
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	No	Refinance	No
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	No	Refinance	No
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	No	Refinance	No
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	No	Refinance	No
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	No	Refinance	No
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	No	Refinance	No
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	No	Refinance	No

A-54

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)

1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	89,378,737	0	848,361	310,940	44,461,962	0	135,000,000	NAP	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	80,401,490	0	1,775,181	995,560	5,327,769	0	88,500,000	NAP	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	0	0	2,018,305	53,407	131,928,288	0	134,000,000	NAP	NAP
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca								NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande								NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene								NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley								NAP	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick								NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro								NAP	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd								NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River								NAP	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick								NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd								NAP	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach								NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville								NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City								NAP	NAP
3.14	Property		1	U-Haul of North Miami Beach								NAP	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids								NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins								NAP	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury								NAP	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave								NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St								NAP	NAP
3.20	Property		1	U-Haul Storage of Salisbury								NAP	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	43,966,287	0	1,033,713	0	0	0	45,000,000	NAP	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster								NAP	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile								NAP	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth								NAP	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square								NAP	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola								NAP	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air								NAP	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg								NAP	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave								NAP	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley								NAP	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr								NAP	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd								NAP	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton								NAP	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell								NAP	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds								NAP	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	28,031,667	0	781,159	2,441,123	3,746,050	0	35,000,000	NAP	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	150,455,270	0	693,883	10,870,147	0	0	162,019,300	NAP	NAP
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	0	212,790,012	7,410,704	92,714,567	0	0	312,915,283	NAP	NAP
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	0	60,200,000	1,192,018	1,457,904	0	0	62,849,922	NAP	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	32,025,520	0	939,779	707,983	4,326,718	0	38,000,000	NAP	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	0	34,179,333	333,598	0	0	0	34,512,931	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	53,948,607	0	889,222	1,781,562	4,780,609	0	61,400,000	NAP	NAP
11.01	Property		1	Winston Salem, NC								NAP	NAP
11.02	Property		1	Belden, MS								NAP	NAP
11.03	Property		1	Dresden, TN								NAP	NAP
11.04	Property		1	Dwight, IL								NAP	NAP
11.05	Property		1	Coffeyville, KS								NAP	NAP
11.06	Property		1	Washington, NC								NAP	NAP
12.00	Loan	19, 23	1	Corporate Center VI	17,459,534	0	647,411	1,224,795	1,168,261	0	20,500,000	NAP	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	0	36,718,899	1,746,315	0	0	0	38,465,214	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	123,448,650	0	983,941	0	0	0	124,432,592	NAP	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	21,236,031	0	726,403	223,126	0	0	22,185,561	NAP	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane								NAP	NAP
15.02	Property		1	100 Willowbrook Lane								NAP	NAP
15.03	Property		1	1380 Enterprise Drive								NAP	NAP
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge								NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee								NAP	NAP

A-55

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)

18.00	Loan	10, 15, 19, 20	1	Gateway Plaza								NAP	NAP
19.00	Loan	5	1	CooperTowne Center								NAP	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.								NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio								NAP	NAP
21.01	Property		1	The Storage Mall - Palmyra								NAP	NAP
21.02	Property		1	The Storage Mall - Ontario								NAP	NAP
21.03	Property		1	The Storage Mall - Lockport								NAP	NAP
21.04	Property		1	The Storage Mall - Evergreen								NAP	NAP
21.05	Property		1	The Storage Mall - Rush								NAP	NAP
22.00	Loan	10, 23	1	Bradford Plaza								NAP	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza								NAP	NAP
24.00	Loan	15, 20	1	Centennial Center								NAP	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio								NAP	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite								NAP	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto								NAP	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village								NAP	NAP
27.00	Loan		1	CubeSmart Self Storage								NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.								NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.								NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge								5/31/2036	131.94
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation								NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees								NAP	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates								NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick								NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.								NAP	NAP
36.00	Loan		1	Publix Self Storage								NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial								NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.								NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.								NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.								NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.								NAP	NAP
42.00	Loan	16, 19	1	River Place Towers								NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.								NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.								NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.								NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.								NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.								NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.								NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.								NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation								NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.								NAP	NAP

A-56

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)

1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	U-Haul of North Miami Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Winston Salem, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Belden, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Dresden, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	Dwight, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	Coffeyville, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Washington, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	19, 23	1	Corporate Center VI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	100 Willowbrook Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	1380 Enterprise Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-57

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)

18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5	1	CooperTowne Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	The Storage Mall - Palmyra	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	The Storage Mall - Ontario	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	The Storage Mall - Lockport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	The Storage Mall - Evergreen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	The Storage Mall - Rush	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	10, 23	1	Bradford Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	15, 20	1	Centennial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	19	1	Hampton Inn Cambridge	95.88	72.7%	131.94	95.88	72.7%	128.83	92.97	72.2%	122.35
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Publix Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-58

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units

1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills	NAP	NAP
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback	NAP	NAP
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22	NAP	NAP
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca	NAP	NAP
3.02	Property		1	U-Haul Moving & Storage of Casa Grande	NAP	NAP
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene	NAP	NAP
3.04	Property		1	U-Haul Moving & Storage of Spring Valley	NAP	NAP
3.05	Property		1	U-Haul Moving & Storage of North Brunswick	NAP	NAP
3.06	Property		1	U-Haul Moving & Storage of Marlboro	NAP	NAP
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd	NAP	NAP
3.08	Property		1	U-Haul Moving & Storage of Little River	NAP	NAP
3.09	Property		1	U-Haul Moving & Storage of East Brunswick	NAP	NAP
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd	NAP	NAP
3.11	Property		1	U-Haul Storage of North Miami Beach	NAP	NAP
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville	NAP	NAP
3.13	Property		1	U-Haul Moving & Storage of Haines City	NAP	NAP
3.14	Property		1	U-Haul of North Miami Beach	NAP	NAP
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids	NAP	NAP
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins	NAP	NAP
3.17	Property		1	U-Haul Moving & Storage of Salisbury	NAP	NAP
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave	NAP	NAP
3.19	Property		1	U-Haul Moving & Storage at 36th St	NAP	NAP
3.20	Property		1	U-Haul Storage of Salisbury	NAP	NAP
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio	NAP	NAP
4.01	Property		1	U-Haul Moving & Storage of East Lancaster	NAP	NAP
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile	NAP	NAP
4.03	Property		1	U-Haul Moving & Storage of Weymouth	NAP	NAP
4.04	Property		1	U-Haul Moving & Storage of Lake Square	NAP	NAP
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola	NAP	NAP
4.06	Property		1	U-Haul Moving & Storage of Bel Air	NAP	NAP
4.07	Property		1	U-Haul Moving & Storage of Greensburg	NAP	NAP
4.08	Property		1	U-Haul Moving & Storage At Boston Ave	NAP	NAP
4.09	Property		1	U-Haul Storage of Umpqua Valley	NAP	NAP
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr	NAP	NAP
4.11	Property		1	U-Haul Moving & Storage At Box Rd	NAP	NAP
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton	NAP	NAP
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell	NAP	NAP
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds	NAP	NAP
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center	NAP	NAP
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls	NAP	NAP
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag	NAP	NAP
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris	NAP	NAP
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	NAP	NAP				0.0%	0	0
10.00	Loan	16, 19, 24	1	JTM Foods	NAP	NAP
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV	NAP	NAP
11.01	Property		1	Winston Salem, NC	NAP	NAP
11.02	Property		1	Belden, MS	NAP	NAP
11.03	Property		1	Dresden, TN	NAP	NAP
11.04	Property		1	Dwight, IL	NAP	NAP
11.05	Property		1	Coffeyville, KS	NAP	NAP
11.06	Property		1	Washington, NC	NAP	NAP
12.00	Loan	19, 23	1	Corporate Center VI	NAP	NAP
13.00	Loan	16, 19, 28	1	Amazon Tallahassee	NAP	NAP
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets	NAP	NAP
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio	NAP	NAP
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane	NAP	NAP
15.02	Property		1	100 Willowbrook Lane	NAP	NAP
15.03	Property		1	1380 Enterprise Drive	NAP	NAP
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge	NAP	NAP
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee	NAP	NAP

A-59

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units

18.00	Loan	10, 15, 19, 20	1	Gateway Plaza	NAP	NAP
19.00	Loan	5	1	CooperTowne Center	NAP	NAP
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	NAP	NAP	500,000	70,000,000	17.4%	0.0%	0	0
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio	NAP	NAP
21.01	Property		1	The Storage Mall - Palmyra	NAP	NAP
21.02	Property		1	The Storage Mall - Ontario	NAP	NAP
21.03	Property		1	The Storage Mall - Lockport	NAP	NAP
21.04	Property		1	The Storage Mall - Evergreen	NAP	NAP
21.05	Property		1	The Storage Mall - Rush	NAP	NAP
22.00	Loan	10, 23	1	Bradford Plaza	NAP	NAP
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza	NAP	NAP
24.00	Loan	15, 20	1	Centennial Center	NAP	NAP
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio	NAP	NAP
25.01	Property		1	Grizzly Self Storage - Mesquite	NAP	NAP
25.02	Property		1	Grizzly Self Storage - DeSoto	NAP	NAP
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village	NAP	NAP
27.00	Loan		1	CubeSmart Self Storage	NAP	NAP
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	NAP	NAP	500,000	36,000,000	19.2%	13.4%	10	6
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	NAP	NAP	NAP	15,500,000	42.8%	27.1%	26	0
30.00	Loan	19	1	Hampton Inn Cambridge	73.55	60.1%
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	NAP	NAP	1,000,000	38,500,000	15.6%	0.0%	0	0
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees	NAP	NAP
33.00	Loan	10, 13, 33	1	Highlander Hills Estates	NAP	NAP
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick	NAP	NAP
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	NAP	NAP	750,000	74,300,000	7.3%	0.0%	0	0
36.00	Loan		1	Publix Self Storage	NAP	NAP
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial	NAP	NAP
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	NAP	NAP	500,000	195,000,000	2.3%	0.0%	0	0
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	NAP	NAP	500,000	21,400,000	20.1%	2.8%	2	0
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	NAP	NAP	500,000	27,000,000	15.3%	0.0%	0	0
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	NAP	NAP	500,000	29,000,000	13.8%	4.4%	5	0
42.00	Loan	16, 19	1	River Place Towers	NAP	NAP
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	NAP	NAP	500,000	24,700,000	12.1%	0.0%	0	0
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	NAP	NAP	200,000	11,900,000	25.2%	23.0%	14	0
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	NAP	NAP	500,000	33,600,000	7.7%	6.1%	5	0
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	NAP	NAP	500,000	17,300,000	14.4%	3.7%	0	2
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	NAP	NAP	200,000	13,000,000	13.5%	0.0%	0	0
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	NAP	NAP	250,000	14,700,000	11.6%	2.1%	1	0
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	NAP	NAP	NAP	15,500,000	10.6%	4.2%	0	0
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	NAP	NAP	250,000	11,500,000	13.0%	0.0%	0	0
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	NAP	NAP	500,000	27,200,000	5.0%	0.0%	0	0

A-60

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Coop Units	Coop - Sponsor/Investor Carry

1.00	Loan	1, 4, 7, 12, 18, 19, 23, 25, 30	1	Arizona Mills
2.00	Loan	1, 7, 10, 12, 19, 30	1	Orchard at Saddleback
3	Loan	1, 5, 6, 7, 11, 19, 30	20	U-Haul AREC Portfolio 22
3.01	Property		1	U-Haul Moving & Storage at Oso Blanca
3.02	Property		1	U-Haul Moving & Storage of Casa Grande
3.03	Property		1	U-Haul Moving & Storage of Coeur D'Alene
3.04	Property		1	U-Haul Moving & Storage of Spring Valley
3.05	Property		1	U-Haul Moving & Storage of North Brunswick
3.06	Property		1	U-Haul Moving & Storage of Marlboro
3.07	Property		1	U-Haul Moving & Storage at W Lake Mead Blvd
3.08	Property		1	U-Haul Moving & Storage of Little River
3.09	Property		1	U-Haul Moving & Storage of East Brunswick
3.10	Property		1	U-Haul Moving & Storage of Forestville Rd
3.11	Property		1	U-Haul Storage of North Miami Beach
3.12	Property		1	U-Haul Moving & Storage of Downtown Jacksonville
3.13	Property		1	U-Haul Moving & Storage of Haines City
3.14	Property		1	U-Haul of North Miami Beach
3.15	Property		1	U-Haul Moving & Storage of Cedar Rapids
3.16	Property		1	U-Haul Moving & Storage of West Warner Robins
3.17	Property		1	U-Haul Moving & Storage of Salisbury
3.18	Property		1	U-Haul Moving & Storage at Hwy 13 & Portland Ave
3.19	Property		1	U-Haul Moving & Storage at 36th St
3.20	Property		1	U-Haul Storage of Salisbury
4	Loan	3, 5, 11, 30	14	U-Haul - AREC2 Portfolio
4.01	Property		1	U-Haul Moving & Storage of East Lancaster
4.02	Property		1	U-Haul Moving & Storage of Downtown Mobile
4.03	Property		1	U-Haul Moving & Storage of Weymouth
4.04	Property		1	U-Haul Moving & Storage of Lake Square
4.05	Property		1	U-Haul Moving & Storage of Downtown Pensacola
4.06	Property		1	U-Haul Moving & Storage of Bel Air
4.07	Property		1	U-Haul Moving & Storage of Greensburg
4.08	Property		1	U-Haul Moving & Storage At Boston Ave
4.09	Property		1	U-Haul Storage of Umpqua Valley
4.10	Property		1	U-Haul Moving & Storage At S Padre Island Dr
4.11	Property		1	U-Haul Moving & Storage At Box Rd
4.12	Property		1	U-Haul Moving & Storage of Hyde Park-Milton
4.13	Property		1	U-Haul Moving & Storage At I-45 & Tidwell
4.14	Property		1	U-Haul Moving & Storage of Fairgrounds
5.00	Loan	4, 5, 16, 17, 18, 27, 30, 31	1	Lawrence Logistics Center
6.00	Loan	1, 7, 12, 14, 18, 25, 30	1	The Falls
7.00	Loan	2, 5, 7, 9, 13, 22, 23, 30, 31	1	One Dag
8.00	Loan	2, 4, 7, 12, 18, 23, 27, 33	1	The Pointe at Polaris
9.00	Loan	2, 5, 7, 12, 17, 24, 26, 30, 31	1	The Ritz Tower	0	0
10.00	Loan	16, 19, 24	1	JTM Foods
11	Loan	6, 7, 13, 15, 16, 19, 24, 30, 31	6	Phoenix Industrial Portfolio XV
11.01	Property		1	Winston Salem, NC
11.02	Property		1	Belden, MS
11.03	Property		1	Dresden, TN
11.04	Property		1	Dwight, IL
11.05	Property		1	Coffeyville, KS
11.06	Property		1	Washington, NC
12.00	Loan	19, 23	1	Corporate Center VI
13.00	Loan	16, 19, 28	1	Amazon Tallahassee
14.00	Loan	1, 4, 7, 19, 25	1	Birch Run Premium Outlets
15	Loan	6, 12, 18, 19, 23	3	The Campus Portfolio
15.01	Property		1	200, 300, 400 and 600 Willowbrook Lane
15.02	Property		1	100 Willowbrook Lane
15.03	Property		1	1380 Enterprise Drive
16.00	Loan	18, 19, 25	1	Stop & Stor - Bay Ridge
17.00	Loan	16, 17, 19	1	BJ's Wholesale - Leased Fee

A-61

BMO 2026-C15

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Coop Units	Coop - Sponsor/Investor Carry

18.00	Loan	10, 15, 19, 20	1	Gateway Plaza
19.00	Loan	5	1	CooperTowne Center
20.00	Loan	5, 13, 14, 31	1	Fairharbor Owners, Inc.	0	NAP
21	Loan	3, 5, 6, 20	5	The Storage Mall Portfolio
21.01	Property		1	The Storage Mall - Palmyra
21.02	Property		1	The Storage Mall - Ontario
21.03	Property		1	The Storage Mall - Lockport
21.04	Property		1	The Storage Mall - Evergreen
21.05	Property		1	The Storage Mall - Rush
22.00	Loan	10, 23	1	Bradford Plaza
23.00	Loan	1, 7, 19, 23, 29	1	One Commerce Plaza
24.00	Loan	15, 20	1	Centennial Center
25	Loan	3, 6, 20	2	Grizzly Self Storage Portfolio
25.01	Property		1	Grizzly Self Storage - Mesquite
25.02	Property		1	Grizzly Self Storage - DeSoto
26.00	Loan	18, 19, 25	1	Stop & Stor - Glendale/Middle Village
27.00	Loan		1	CubeSmart Self Storage
28.00	Loan	5, 13, 14, 31	1	16 N. Broadway Owners, Inc.	0	80,829.48 for 10 units; NAV for 6 units
29.00	Loan	5, 13, 14, 31	1	245-55 Bronx River Owners, Inc.	0	75,351
30.00	Loan	19	1	Hampton Inn Cambridge
31.00	Loan	5, 13, 14, 31	1	61 Irving Place Corporation	0	NAP
32.00	Loan	3, 16, 18, 30	1	Shoppes at Summer Trees
33.00	Loan	10, 13, 33	1	Highlander Hills Estates
34.00	Loan	3, 10, 26	1	Security Public Storage – Frederick
35.00	Loan	5, 13, 14, 31	1	86th Street Tenants Corp.	0	NAP
36.00	Loan		1	Publix Self Storage
37.00	Loan	10, 16, 18, 20, 30	1	Sheboygan Industrial
38.00	Loan	5, 13, 14, 31	1	Interlaken Owners, Inc.	0	NAP
39.00	Loan	5, 13, 14, 31	1	210 E. Broadway Owners Corp.	0	17,457
40.00	Loan	5, 13, 14, 31	1	665-675 Apartments Corp.	0	NAP
41.00	Loan	5, 13, 14, 31	1	5601 Riverdale Owners Corp.	0	-14,193
42.00	Loan	16, 19	1	River Place Towers
43.00	Loan	5, 13, 14, 31	1	127 Garth Road Tenants Corp.	0	NAP
44.00	Loan	5, 13, 14, 31	1	2165 Matthews Avenue Owners, Inc.	0	177,756
45.00	Loan	5, 13, 14, 31	1	Beach House Owners Corp.	1	-3,328
46.00	Loan	5, 13, 14, 31	1	Bronxville Court, Inc.	0	15,077
47.00	Loan	5, 13, 14, 31	1	90 Schenck Owners Corp.	0	NAP
48.00	Loan	5, 13, 14, 31	1	Crocheron Terrace Owners Corp.	0	4,344
49.00	Loan	5, 13, 14, 31	1	Barclay Plaza Owners, Inc.	2	NAP
50.00	Loan	5, 13, 14, 31	1	431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation	0	NAP
51.00	Loan	5, 13, 14, 31	1	425 Heights Tenants Corp.	0	NAP

A-62

Footnotes to Annex A

(1)	“BMO” denotes Bank of Montreal as Mortgage Loan Seller, “UBS AG” denotes UBS AG New York Branch as Mortgage Loan Seller, “NWL” denotes NWL Company, LLC. as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “NCB” denotes National Cooperative Bank, N.A. as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “JPMCB” denotes JPMorgan Chase Bank, National Association as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “WFB” denotes Wells Fargo Bank, National Association as Mortgage Loan Seller, and “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller.

With respect to Loan No. 1, Arizona Mills, the mortgage loan is part of a whole loan that was co-originated by BMO and CREFI.

With respect to Loan No. 2, Orchard at Saddleback, the mortgage loan is part of a whole loan that was co-originated by Natixis and Morgan Stanley Mortgage Capital Holdings LLC.

With respect to Loan No. 3, U-Haul AREC Portfolio 22, the mortgage loan is part of a whole loan that was co-originated by WFB and Bank of America, National Association.

With respect to Loan No. 6, The Falls, the mortgage loan is part of a whole loan that was co-originated by GACC and JPMCB.

With respect to Loan No. 14, Birch Run Premium Outlets, the mortgage loan is part of a whole loan that was co-originated by BMO and Natixis.

With respect to Loan No. 23, One Commerce Plaza, the mortgage loan is part of a whole loan that was co-originated by SMC and BMO.

(2)	With respect to Loan No. 7, One Dag, the mortgaged property comprises approximately (i) 768,142 square feet of office space, (ii) 41,826 square feet of retail space, and (iii) 7,168 square feet of storage space. Additionally, the mortgaged property has an on-site below grade parking garage containing 227 parking spaces that is excluded from the Appraised Value.

With respect to Loan No. 8, The Pointe at Polaris, the mortgaged property is comprised of 212,366 square feet of office space (approximately 86.5% of total NRA and 83.7% of underwritten base rent) and 33,071 square feet of street-level retail space (approximately 13.5% of total NRA and 16.3% of underwritten base rent). The mortgaged property is also part of a larger complex that includes 473 multifamily units, which do not serve as collateral for mortgage loan.

With respect to Loan No. 9, The Ritz Tower, the Mortgaged Property is a multifamily cooperative building comprised of 100 residential units totaling 157,326 square feet.

With respect to Loan No. 9, The Ritz Tower, the Mortgaged Property is a residential condominium unit (operated as a residential cooperative located in a condominium building which has a separately owned commercial condominium at the base of the building which is not part of the collateral.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 4, U-Haul - AREC2 Portfolio, the mortgage loan is collateralized by 14 self-storage properties, totaling 4,412 total units including (i) 1,949 climate-controlled units, (ii) 233 heated/climate-controlled units and (iii) 69 recreational vehicle units.

With respect to Loan No. 21, The Storage Mall Portfolio, the current occupancy of 81.7% as of May 7, 2026, was calculated on a per unit basis. When calculating current occupancy on a square foot basis, the mortgaged properties have 37,445 square feet of vacant space as of May 7, 2026, resulting in an 80.3% occupancy rate.

With respect to Loan No. 25, Grizzly Self Storage Portfolio, the current occupancy of 81.5% as of April 27, 2026, was calculated on a square foot basis. When calculating current occupancy on a per unit basis, the mortgaged properties have 371 vacant units as of April 27, 2026, resulting in 72.6% occupancy.

With respect to Loan No. 32, Shoppes at Summer Trees, the Largest Tenant, Aldi (Leased Fee), ground leases its

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approximately 22,100 square foot parcel (approximately 64.8% of net rentable area) from the borrower, and the total square footage and occupancy of the mortgaged property include the Aldi ground-leased parcel.

With respect to Loan No. 34, Security Public Storage – Frederick, Current Occupancy of 81.5% as of February 28, 2026, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 98 vacant units as of February 28, 2026, resulting in an 85.3% occupancy.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Rights to Sublease” and “--Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the prospectus.

With respect to Loan No. 1, Arizona Mills, current occupancy is based on the underwritten rent roll dated as of June 2, 2026. Excluding temporary tenants, the current occupancy is 89.3%.

With respect to Loan No. 5, Lawrence Logistics Center, the second largest tenant, iApparel Brands LLC, leasing approximately 43% of the net rentable square footage at the related Mortgaged Property, has executed its lease and taken occupancy of its space, but has not yet commenced paying rent.  iApparel Brands LLC is anticipated to commence paying rent on its space in September 2026.  At origination, the borrower deposited $509,257.63 with the lender, representing 100% of the outstanding gap rent for iApparel Brands LLC. There can be no assurance that iApparel Brands LLC will commence paying rent as anticipated or at all.

With respect to Loan No. 8, The Pointe at Polaris, the Third Largest Tenant, MS Consulting, is currently building out its space and is expected to take occupancy on January 1, 2027.

With respect to Loan No. 14, Birch Run Premium Outlets, occupancy and appraised value / per sf include square footage from temporary tenants and are based on the net rentable area (“NRA”) totaling 593,930 square feet. Occupancy excluding temporary tenants is 73.5%.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 3, U-Haul AREC Portfolio 22, the appraised value is based on the portfolio appraised value of $235,000,000, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” values of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the U-Haul AREC Portfolio 22 whole loan based upon the Aggregate Individual As-Is Appraised Value, are 59.9% and 46.6%, respectively.

With respect to Loan No. 4, U-Haul - AREC2 Portfolio, the portfolio appraised value of $84,400,000 as of April 1, 2026, which is inclusive of an approximately 3.3% portfolio premium and reflects the “as-is” values of the U-Haul - AREC2 Portfolio Properties as a whole if sold in their entirety to a single buyer. The “as-is” appraised values of the individual properties in the aggregate totals $81,720,000. The Cut-off Date LTV and ARD LTV of the U-Haul - AREC2 Portfolio mortgage loan based upon the Aggregate Individual As-Is Appraised Value, are 53.3% and 41.4%.

With respect to Loan No. 5, Lawrence Logistics Center, the Appraised Value ($) of $64,000,000 reflects an "As-Is Assuming Capital Reserves" value of the mortgaged property, as of May 20, 2026, that assumes certain capital reserves escrowed at origination have been funded. The "as-is" appraised value of the mortgaged property, as of the same date and without giving effect to such reserves, is $62,200,000. The Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are calculated based on the $64,000,000 Appraised Value ($).

With respect to Loan No. 7, One Dag, the Appraised Value represents the “As Is (Funded Reserve)” value as of April 15, 2026, which assumes that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements and leasing commissions (“TI/LC”) and capital improvement obligations. At origination, the borrower deposited (i) $6,203,117 for real estate taxes, (ii) $0 for insurance, (iii) $1,566,273 for replacement reserve, (iv) $5,000,000 for TI/LC reserves, (v) $34,174,426 for outstanding lease obligations and (vi) $20,770,751 for a free rent reserve. The Appraised Value includes one new and three renewal pending leases totaling 64,782 square feet (approximately 7.9% of the net rentable area) based on the assumed terms provided by the borrower. Two of the previously pending renewal leases, related to The Kingdom of Sweden and The Republic of Chile

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(approximately 4.1% of net rentable area), have been executed and delivered subsequent to the origination date. The “As Is” appraised value as of April 1, 2026, is $225,000,000, which results in Cut-off Date LTV and Maturity Date LTV of 77.8% and 73.5%, respectively.

With respect to Loan No. 9, The Ritz Tower, the Appraised Value and LTV Cut-off shows the “Rental Fallback” appraised value for the Ritz Tower Property which assumes it is operated as a multifamily rental property and that the units could achieve rents commensurate with comparable non-rent stabilized buildings should the cooperative corporation be de-converted. The “Gross Sellout Value (As Is)”, as determined in the appraisal, is $165,200,000.

With respect to Loan No. 19, CooperTowne Center, the Appraised Value of $23,800,000 represents the “as stabilized” value, which reflects deductions for free rent. At origination, approximately $99,317 was reserved for free or gap rent for the tenants Planet Fitness and Dollar Tree, and $26,500.02 was reserved for free or gap rent owed to the tenant known as Cold Stone Creamery/Wetzel’s Pretzels.  This would result in the Cut-off Date LTV being 23.0%. The “As Is” appraised value is $20,900,000, which results in a Cut-off Date LTV Ratio of 62.2% and a Maturity Date LTV Ratio of 53.7%.

With respect to Loan No. 21, The Storage Mall Portfolio, the Appraised Value ($) includes approximately 15 acres of land in the valuation consideration across the portfolio. The Appraised Value ($) without excess land is approximately $15,900,000. The Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) based on appraisal value without excess land is approximately 63.4% and 59.6% respectively.

With respect to all residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the “as-is” appraised value of each property is the appraised value of such property assuming such property is operated as a residential cooperative.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 3, U-Haul AREC Portfolio 22
● Loan No. 11, Phoenix Industrial Portfolio XV
● Loan No. 15, The Campus Portfolio
● Loan No. 21, The Storage Mall Portfolio
● Loan No. 25, Grizzly Self Storage Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity / ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Controlling Notes and Non-Controlling Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.
● Loan No. 1, Arizona Mills
● Loan No. 2, Orchard at Saddleback
● Loan No. 3, U-Haul AREC Portfolio 22
● Loan No. 6, The Falls
● Loan No. 7, One Dag
● Loan No. 8, The Pointe at Polaris
● Loan No. 9, Ritz Tower
● Loan No. 11, Phoenix Industrial Portfolio XV
● Loan No. 14, Birch Run Premium Outlets
● Loan No. 23, One Commerce Plaza

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each mortgage loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 7, One Dag, monthly payments for the mortgage loan are interest only for the initial 60 months of the loan term, followed by a planned amortization schedule thereafter calculated based on a 360-month schedule and

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the sum of the One Dag whole loan and the One Dag mezzanine loan with all amortization allocated to the mortgage loan. The existing mezzanine loan is interest only for the entirety of the loan term.

(10)	With respect to Loan No. 2, Orchard at Saddleback, a grace period of three days for default is permitted up to three times during the term of the mortgage loan, no more than once in any twelve month period.

With respect to Loan No. 18, Gateway Plaza, a Grace Period – Default (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

With respect to Loan No. 22, Bradford Plaza, for the first late monthly payment in any 366-calendar day period, the mortgage loan documents provide for a two-business day grace period.

With respect to Loan No. 33, Highlander Hills Estates, a Grace Period – Default (Days) of three days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

With respect to Loan No. 34, Security Public Storage – Frederick, a Grace Period – Late Fee (Days) of five days is permitted twice during the term of the mortgage loan.

With respect to Loan No. 37, Sheboygan Industrial, a Grace Period - Late Fee (Days) of five days is permitted; provided that such Grace Period - Late Fee (Days) does not apply to the amount due on the maturity date.

(11)	With respect to Loan No. 3, the U-Haul AREC Portfolio 22 whole loan is structured with an ARD of August 6, 2036, and a final maturity date of August 6, 2051. Prior to the ARD, the U-Haul AREC Portfolio 22 whole loan will accrue interest at a rate equal to 6.0500% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 22 whole loan and all accrued interest has been paid in full, or until the final maturity date on August 6, 2051, the U-Haul AREC Portfolio 22 whole loan will bear interest at a rate per annum equal to 3.0000% plus the greater of (a) the initial interest rate of 6.0500% and (b) the 10-year treasury swap rate plus 1.4300% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC Portfolio 22 Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC Portfolio 22 whole loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the U-Haul AREC Portfolio 22 whole loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC Portfolio 22 whole loan.

With respect to Loan No. 4, U-Haul - AREC2 Portfolio, the mortgage loan is structured with an ARD of August 6, 2036, and a final maturity date of August 6, 2051. The mortgage loan has a 10-year term to the ARD and amortizes based on a 25-year schedule for such 10-year term. From and after the anticipated repayment date, the mortgage loan will bear interest at a rate per annum the extension term interest rate equal to 3.0% in excess of the greater of (a) the initial term interest rate of 6.04600% and (b) the 10-year treasury swap rate plus 1.42%. On the ARD and on each payment date thereafter up to and including the related maturity date, the borrower is required to deposit with the lender all excess cash flow for the preceding month and the lender is required to apply such amounts as follows: (i) first, to interest in an amount equal to the interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest, as defined below) at the initial term interest rate, (ii) second, to the reduction of the principal balance of the Note until the entire outstanding principal balance of the Note is paid in full, and (iii) third, to the payment of Accrued Interest on the note until all Accrued Interest on the note is paid in full. Interest accrued at the Extension Term Interest Rate and not paid pursuant to the preceding sentence shall be added to the outstanding principal balance of the Loan on the first day following such payment date and shall accrue interest at the Extension Term Interest Rate to the extent permitted by law (such accrued interest referred to as, “Accrued Interest”).

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “YM0.5” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 0.5% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “YM1” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “YM2” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 2% of the outstanding principal balance of the mortgage loan at the time of prepayment.

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The “1%” component of the prepayment provision represents 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the prospectus.

With respect to Loan No. 1, Arizona Mills, defeasance of the Arizona Mills whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arizona Mills whole loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2029 (the “Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the expiration of the REMIC Prohibition Period has not occurred, the borrower is permitted to prepay with the simultaneous payment of yield maintenance. The assumed lockout period of 25 payments is based on the expected BMO 2026-C15 securitization trust closing date in August 2026. The actual lockout period may be longer.

With respect to Loan No. 2, Orchard at Saddleback, the defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on September 6, 2026. Defeasance of the Orchard at Saddleback whole loan is permitted after the first payment date following the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 31, 2030. The assumed lockout period of 24 payments is based on the closing date of the BMO 2026-C15 securitization in August 2026. The actual lockout period may be longer.

With respect to Loan No. 6, The Falls, the lockout period will be at least 26 payment dates beginning with and including the first payment date on June 1, 2026. Defeasance of The Falls whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of The Falls whole loan to be securitized and (ii) June 1, 2029. The assumed lockout period of 26 payments is based on the expected BMO 2026-C15 securitization closing date in August 2026. The actual lockout period may be longer.

With respect to Loan No. 6, The Falls, the borrower is permitted without the lender’s consent to make transfers of non-income producing portions of The Falls Property, subject to satisfying certain conditions related to zoning matters, complete tax lots, legal subdivision, ingress and egress, and customary REMIC conditions.

With respect to Loan No. 8, The Pointe at Polaris, the lockout period will be at least 27 payment dates beginning with and including the first payment date on June 6, 2026. Defeasance of The Pointe at Polaris whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of The Pointe at Polaris whole loan to be securitized and (ii) April 17, 2029. The assumed defeasance lockout period of 27 payments is based on the expected BMO 2026-C15 securitization trust closing date in August 2026. The actual lockout period may be longer.

With respect to Loan No. 9, The Ritz Tower, defeasance of The Ritz Tower whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Ritz Tower whole loan to be securitized and (b) August 3, 2030. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2026-C15 securitization in August 2026. The actual lockout period may be longer.

With respect to Loan No. 15, The Campus Portfolio, the borrower has the right at any time, other than the period commencing 60 days before a securitization and ending 60 days after such securitization, to sell the 100 Willowbrook mortgaged property and to obtain the release of such mortgaged property, provided that, among other things, (i) no event of default is occurring under the mortgage loan documents, (ii) the borrower pays a release price equal to the greater of (a) 85% of the net sales proceeds derived from the sale of the mortgaged property and (b) 115% of the allocated loan amount of such mortgaged property, plus any applicable yield maintenance premium, (iii) after giving effect to the release of the applicable mortgaged property, the debt service coverage ratio for the remaining mortgaged properties (based on the trailing twelve month period) is no less than the greater of (a) 2.35x and (b) the debt service coverage ratio immediately preceding the release, (iv) after giving effect to the release of the applicable mortgaged property the loan-to-value ratio for the remaining mortgaged properties is no more than 50%, (v) after giving effect to the release of the applicable mortgaged property, the debt yield for the remaining mortgaged properties is no less than the greater of (a) 15.34% and (b) the debt yield immediately preceding the release and (vi) all necessary REMIC requirements are satisfied.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt,” “—Preferred Equity and Preferred Return Arrangements” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage

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loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 7, One Dag, the existing mezzanine loan, originated by JPMCB, was sold to a third-party lender.

With respect to Loan No. 11, Phoenix Industrial Portfolio XV, the borrowers are permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the whole loan documents, including, without limitation: (i) no event of default under the whole loan documents is continuing, (ii) the aggregate loan-to-value ratio based on the whole loan and the mezzanine loan is no greater than 48.7%, (iii) the combined debt service coverage ratio based on the whole loan and the mezzanine loan is no less than 1.53x, (iv) the combined debt yield based on the whole loan and the mezzanine loan is no less than 11.7%, (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies and (vi) receipt of a rating agency confirmation.

With respect to Loan No. 33, Highlander Hills Estates, the borrower is permitted to obtain a subordinate loan in an amount of up to $500,000 from the New Jersey Infrastructure Bank for the purpose of funding any costs that would arise from connecting the mortgaged property to the local municipal water system.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance ($)”, and “Subordinate Companion Loan Interest Rate", also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled "Other Secured Debt—Additional Debt Financing For mortgage loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; in this prospectus.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the origination date during the term of the mortgage loan.

With respect to Loan No. 6, The Falls, the underwritten net rentable area reflects space included in a pending expansion lease for Apple. At origination, the related borrower deposited $3,000,000 in an Apple Lease Reserve, which will be released upon the execution of the expansion lease, or otherwise upon satisfaction of certain performance tests pursuant to The Falls mortgage loan documents.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the Underwritten NOI DSCR (x) and the Underwritten NCF DSCR (x) for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 11, Phoenix Industrial Portfolio XV, a $1,000,000 escrow for future tenant improvements and leasing commissions was underwritten as a credit, amortized over the 10-year loan term.

With respect to Loan No. 18, Gateway Plaza, an approximate $25,000 credit to tenant improvements and leasing commissions has been underwritten, reflecting 1/10th of the TI/LC deposit at origination.

With respect to Loan No. 24, Centennial Center, a $259,890 escrow for future tenant improvements and leasing commissions was underwritten as a credit, amortized over the ten-year loan term.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 5, Lawrence Logistics Center, the mortgaged property was constructed in 2025 and, as a result, full historical operating and financial information is not available.

With respect to Loan No. 10, JTM Foods, historical financial information is not available as the mortgaged property is leased to a single tenant under a triple-net lease.

With respect to Loan No. 11, Phoenix Industrial Portfolio XV, historical financial information prior to the most recent period is not shown as the mortgaged properties were acquired between September 2020 and November 2025.

With respect to Loan No. 13, Amazon Tallahassee, Third Most Recent financial information is not available as the property was constructed in 2023.

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With respect to Loan No. 17, BJ's Wholesale - Leased Fee, historical financial information is not shown as the mortgaged property was built in 2025 and the ground lease commencement occurred in March 2025.

With respect to Loan No. 32, Shoppes at Summer Trees, the mortgaged property was constructed in 2025 and, as a result, historical operating and financial information is not available.

With respect to Loan No. 37, Sheboygan Industrial, the mortgaged property is 100% leased to a single tenant, Torginol, LLC, which took occupancy in 2026 under a lease dated March 25, 2026, and, as a result, historical operating and financial information is not available.

With respect to Loan No. 42, River Place Towers, historical financial information is not available because the mortgaged property was acquired in 2025.

(17)	With respect to Loan No. 5, Lawrence Logistics Center, the mortgaged property consists of the borrower’s leasehold interest under a ground lease with 40 Enterprise LLC, an affiliate of the borrower, as ground lessor. The Mortgage encumbers both the borrower’s leasehold interest and the ground lessor’s fee interest in the mortgaged property. The ground lease has a current expiration date of September 30, 2072, subject to four, 10-year renewal options resulting in a fully-extended expiration date of September 30, 2112, and provides for annual ground rent of $72,096.

With respect to Loan No. 9, The Ritz Tower, a portion of the property is subject to a long-term ground lease originally dated 1956, most recently amended in 2017, with a current expiration date of May 31, 2086. The ground lease features an extension right for an additional 99 years that can be exercised by either the tenant or the landlord. The ground lessees are (i) the borrower, which is a residential cooperative that owns a residential condominium unit in the related building, and (ii) the owner of the commercial condominium unit in such building, jointly and severally.  The commercial retail owner is responsible for approximately 80% of the ground lease obligations (and 100% of incremental ground rent increases occurring after the third amendment to the ground lease), with the residential cooperative being responsible for the remaining ground lease obligations. The ground lease covers 17% of the total land, spanning a portion of the area of the ground floor retail to the 4th floor terrace, with none of the residential coops being situated on the leased land. Ground rent increases annually by the consumer price index and resents every ten years, with the next reset in 2028. The ground rent is calculated as 17% of the product of (i) the fair market vacant land value multiplied by the six-month average yield of the 10-year U.S. Treasury

With respect to Loan No. 17, BJ's Wholesale - Leased Fee, BJ’s Wholesale Club, Inc. (“BJ’s Wholesale”) executed a 25-year triple net ground lease that commenced in March 2025 and has a lease expiration of March 31, 2050, with no early termination options. The initial rental rate of $13.00 per square foot (based on the square feet of the improvements) increases approximately 7.0% every five years.

(18)	With respect to Loan No. 1, Arizona Mills, the borrower was required to deposit $1,035,000 for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding as of the origination of the Arizona Mills whole loan, related to the tenant Cavender’s Boot City. The borrower had the option to provide a guaranty of such amount from the non-recourse carveout guarantor or a letter of credit in lieu of making a cash deposit. As of the origination date, the borrower elected to provide a reserve guaranty for the portion of such reserve relating to tenant improvements and leasing commissions ($1,035,000) in lieu of making a cash deposit.

With respect to Loan No. 5, Lawrence Logistics Center, at origination the borrower deposited $2,312,240.59 into an unfunded obligations reserve for amounts attributable to free rent, gap rent and other rent concessions and for unpaid tenant improvement costs, leasing commissions and landlord’s work under the leases.

With respect to Loan No. 6, The Falls, the underwritten net rentable area reflects a pending expansion lease for Apple. At origination, the related borrower deposited $3,000,000 in an Apple Lease Reserve, which will be released upon the execution of the expansion lease, or otherwise upon satisfaction of certain performance tests pursuant to The Falls mortgage loan documents.

With respect to Loan No. 8, The Pointe at Polaris, the upfront deposit of $1,186,109 for outstanding approved leasing expenses includes $906,920 for the Third Largest Tenant, MS Consultants, and $279,189 for the Fifth Largest Tenant, Community Insurance Company dba Elevance Health.

With respect to Loan No. 15, The Campus Portfolio, the borrower made an initial deposit of $185,000 at origination into the replacement reserve, which is the amount reasonably estimated by the lender to be necessary to repair the roof at the 1380 Enterprise property and is only permitted to be used for the roof repairs at the 1380 Enterprise property.

With respect to Loan No. 16, Stop & Stor – Bay Ridge, the borrower deposited $25,838 at origination into a replacement

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reserve. If at any time the replacement reserve fund falls below $25,838 the borrower must deposit within thirty days, an amount that will bring the reserve back to its original balance of $25,838.

With respect to Loan No. 26, Stop & Stor – Glendale/Middle Village, the borrower deposited $10,150 at origination into a replacement reserve. If at any time the replacement reserve fund falls below $10,150 the borrower must deposit within thirty days, an amount that will bring the reserve back to its original balance of $10,150.

With respect to Loan No. 32, Shoppes at Summer Trees, at origination the borrower deposited approximately $404,876 into an unfunded obligations reserve for amounts attributable to free rent, gap rent and other rent concessions and for unpaid tenant improvement costs, leasing commissions and landlord’s work under the leases.

With respect to Loan No. 37, Sheboygan Industrial, at origination the borrower deposited approximately $344,611 into an unfunded obligations reserve for amounts attributable to free rent, gap rent and other rent concessions and for unpaid tenant improvement costs, leasing commissions and landlord’s work under the leases.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Arizona Mills, during a lockbox event period, on a monthly basis, the borrower is required to deposit approximately $26,046 for ongoing replacement reserves.

With respect to Loan No. 1, Arizona Mills, during a lockbox event period, on a monthly basis, the borrower is required to deposit approximately $101,982 for ongoing rollover reserves.

With respect to Loan No. 2, Orchard at Saddleback, the borrower is only required to make monthly tax deposits into the tax deposits reserve, upon (A) the failure of the Schottenstein Condition (as defined below) to remain satisfied, (B) the commencement of a cash sweep event period, (C) the failure of any taxes to be paid on or prior to the date the same are due in the manner and within the time frames required under the terms and conditions of the Orchard at Saddleback loan documents (unless the borrower is then contesting such taxes in accordance with the applicable terms and conditions of the Orchard at Saddleback loan documents and there exists no risk of a lien against the Orchard at Saddleback Property, delinquency of such taxes or other default with the relevant taxing authority and the lender is provided with reasonably satisfactory evidence of the same), (D) the borrower fails to provide evidence to the lender of payment of taxes within 10 days following the same are due or (E) the occurrence of a monetary event of default. The borrower is not required to make monthly insurance deposits into the insurance reserve, provided that, (i) no event of default has occurred and is continuing under the Orchard at Saddleback loan documents, (ii) the liability and casualty policies maintained by the borrower covering the Orchard at Saddleback Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender with evidence of renewal and paid receipts for the payment of insurance premiums no later than 10 business days prior to their expiration dates. On a monthly basis, the borrower is required to deposit into a capital expenditures reserve approximately $3,508 for annual capital expenditures approved by the lender. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein condition remains satisfied. On a monthly basis, the borrower is required to deposit into a reserve approximately $17,538 for tenant improvements and leasing commissions. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein condition remains satisfied. The “Schottenstein Condition” means that the Schottenstein Family (as defined below) owns, directly or indirectly, at least 51% of the borrower, and controls the borrower and the Orchard at Saddleback Property. The “Schottenstein Family” includes, individually or collectively, any of: (i) (x) Jay L. Schottenstein or his spouse, or (y) Joseph Schottenstein or Jonathan Schottenstein or their respective spouses and lineal descendants, including their children or grandchildren; (ii) any trusts or entities of which any of such persons are the sole beneficiaries or which are entirely owned or controlled (directly or indirectly) by any such persons (or majority-owned and controlled, so long as the persons set forth in clauses (i) and (ii) above continue to own directly or indirectly 51% or more of, and control, the borrower).

With respect to Loan No. 3, U-Haul AREC Portfolio 22, during a trigger period, on a monthly basis, the borrower is required to deposit approximately $8,901 for ongoing replacement reserves.

With respect to Loan No. 10, JTM Foods, during a trigger period, on a monthly basis, the borrower is required to deposit approximately $12,505 for ongoing TI/LC reserves.

With respect to Loan No. 10, JTM Foods, during a trigger period, on a monthly basis, the borrower is required to deposit approximately $2,501 for ongoing capital expenditures reserves.

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With respect to Loan No. 11, Phoenix Industrial Portfolio XV, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to $40,341 for tenant allowances, tenant improvement costs and leasing commissions that may be incurred or required to be reimbursed by the borrower. The borrower will not be obligated to make a monthly rollover deposit until the first instance the amount of the rollover funds on deposit in the rollover account, net of any outstanding disbursement requests therefrom, is equal to or less than $250,000. If at any time thereafter the amount of the rollover funds on deposit in the rollover account, net of any outstanding disbursement requests therefrom, is equal to, or exceeds $1,000,000, the borrower will not be obligated to make a monthly rollover deposit until such time as the amount of the rollover funds on deposit in the rollover account, net of any outstanding disbursement requests therefrom, is less than $250,000. The initial deposit of the rollover funds in the amount of $1,000,000 made by the borrower on the origination date will be taken into account for the purposes of calculating the rollover funds cap.

With respect to Loan No. 11, Phoenix Industrial Portfolio XV, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender all material tenant trigger event excess cash flow for tenant allowances, tenant improvement costs and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with an acceptable material tenant lease extension or an acceptable material tenant space re-tenanting event. During the continuation of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant rollover funds deposited into the material tenant rollover account or the applicable material tenant rollover sub-account each time a material tenant trigger event period exists will not exceed an aggregate amount equal to $2.00 per square foot of the applicable material tenant space as of the commencement of such material tenant trigger event period.

With respect to Loan No. 12, Corporate Center VI, at any time the rollover DSCR condition is in effect borrower is required to deposit $22,439 on each payment date for tenant improvement and leasing commissions.

With respect to Loan No. 13, Amazon Tallahassee, following the occurrence of either a debt service coverage trigger event or a primary tenant cash sweep period, the  borrower will pay (or cause the master tenant to pay) to the lender on each payment date $1,984.

With respect to Loan No. 13, Amazon Tallahassee, the borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance payments; provided, however, that the insurance reserve will be conditionally waived so long as either (i) the borrower maintains blanket policies of insurance in accordance with the Amazon Tallahassee mortgage loan documents, (ii) (a) the borrower maintains all required insurance in accordance with the Amazon Tallahassee mortgage loan documents, (b) no primary tenant cash sweep period then exists and (c) the primary tenant maintains a long-term unsecured debt rating equal to or greater than BBB (as rated by S&P and Fitch) and an equivalent rating from each of the other rating agencies which rate such entity, or (iii) (a) no event of default exists, (b) the primary tenant lease has not expired or been terminated and is in effect, (c) no default shall exist under the primary tenant lease beyond the expiration of any applicable notice and cure periods, (d) the primary tenant lease guarantor (if any) remains fully liable for the obligations and liabilities under each such lease, and (e) the borrower timely provides satisfactory evidence of all required insurance as required pursuant to the Amazon Tallahassee mortgage loan documents.

With respect to Loan No. 13, Amazon Tallahassee, the borrower is required to deposit into a tax reserve on a monthly basis 1/12th of the amount that will be sufficient to pay all such taxes. The tax reserve has been conditionally waived so long as, the borrower maintains the tax reserve waiver conditions of the mortgage loan documents.

With respect to Loan No. 14, Birch Run Premium Outlets, during a trigger period, the borrower is required to make monthly deposits into the TI/LC reserve in an amount equal to approximately $49,494 per month ($1.00 PSF per annum).

With respect to Loan No. 14, Birch Run Premium Outlets, during a trigger period, the borrower is required to make monthly deposits into a replacement reserve in an amount equal to approximately $9,899 per month ($0.20 PSF per annum).
With respect to Loan No. 15, The Campus Portfolio, in the event a debt service coverage trigger event has occurred and no other cash sweep event has occurred and is then continuing, the borrower must, within 10 days, deposit $400,000 with the lender. If the borrower makes this deposit, $56,255 of such deposit will be placed into the replacement reserve account and $343,745 of such deposit will be placed into the rollover reserve account.

With respect to Loan No. 15, The Campus Portfolio, the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as, the borrower maintains a blanket policy meeting the requirements of the mortgage loan documents.

With respect to Loan No. 16, Stop & Stor – Bay Ridge, the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage

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afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as, the borrower maintains a blanket policy meeting the requirements of the mortgage loan documents.

With respect to Loan No. 17, BJ's Wholesale - Leased Fee, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their respective due dates. The borrower will not be required to make deposits into the tax account so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the BJ’s Wholesale lease, (iii) the BJ’s Wholesale lease is in full force and effect, (iv) no material tenant trigger event has occurred and remains outstanding, (v) BJ’s Wholesale is obligated pursuant to the terms and conditions of the BJ’s Wholesale lease to pay all taxes directly to the applicable governmental authorities in full in accordance with the terms of the loan documents, and otherwise make the payments and perform the obligations relating to the obligations and liabilities for which the tax account was established and (vi) BJ’s Wholesale performs its obligation under clause (v) in a timely manner and the borrower provides evidence, in form and substance reasonably satisfactory to the lender, of such performance by BJ’s Wholesale in a timely manner.

With respect to Loan No. 15, The Campus Portfolio, in the event a debt service coverage trigger event has occurred and no other cash sweep event has occurred and is then continuing, the borrower must, within 10 days, deposit $400,000 with the lender. If the borrower makes this deposit, $56,255 of such deposit will be placed into the replacement reserve account and $343,745 of such deposit will be placed into the rollover reserve account.

With respect to Loan No. 15, The Campus Portfolio the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as, the borrower maintains a blanket policy meeting the requirements of the mortgage loan documents.

With respect to Loan No. 16, Stop & Stor – Bay Ridge, the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as, the borrower maintains a blanket policy meeting the requirements of the mortgage loan documents.

With respect to Loan No. 17, BJ's Wholesale - Leased Fee, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their respective due dates. The borrower will not be required to make deposits into the tax account so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the BJ’s Wholesale lease, (iii) the BJ’s Wholesale lease is in full force and effect, (iv) no material tenant trigger event has occurred and remains outstanding, (v) BJ’s Wholesale is obligated pursuant to the terms and conditions of the BJ’s Wholesale lease to pay all taxes directly to the applicable governmental authorities in full in accordance with the terms of the loan documents, and otherwise make the payments and perform the obligations relating to the obligations and liabilities for which the tax account was established and (vi) BJ’s Wholesale performs its obligation under clause (v) in a timely manner and the borrower provides evidence, in form and substance reasonably satisfactory to the lender, of such performance by BJ’s Wholesale in a timely manner.

With respect to Loan No. 17, BJ's Wholesale - Leased Fee, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to approximately $6,239 to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower. The borrower will not be required to make deposits into the rollover account so long as (i) no event of default has occurred and is continuing, (ii) all of the mortgaged property is demised pursuant to the BJ’s Wholesale lease, (iii) the BJ’s Wholesale lease is in full force and effect and (iv) no material tenant trigger event period has occurred and remains outstanding.

With respect to Loan No. 17, BJ's Wholesale - Leased Fee, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender an amount equal to, with respect to the applicable period, the greater of (i) the product of (A) the total rentable square footage demised under all material tenant leases with respect to which (or with respect to the related material tenants or lease guarantors) a material tenant trigger event exists and (B) the ratio in which (1) the numerator is equal to $1.91 and (2) the denominator is equal to 12, and (ii) all material tenant trigger event excess cash, for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

With respect to Loan No. 18, Gateway Plaza, the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policie; provided, however, such insurance reserve has been conditionally waived so long as, the borrower

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maintains a blanket policy meeting the requirements of the mortgage loan documents.

With respect to Loan No. 23, One Commerce Plaza, on each monthly payment date, the borrower is required to escrow $122,833 for tenant improvements and leasing concessions. Commencing on the payment date in March 2028 and on each payment date thereafter, the borrower will be required to escrow approximately $46,062 for tenant improvements and leasing concessions.

With respect to Loan No. 26, Stop & Stor – Glendale/Middle Village, the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as, the borrower maintains a blanket policy meeting the requirements of the mortgage loan documents.

With respect to Loan No. 30, Hampton Inn Cambridge, the borrower is required to make monthly deposits into the FF&E reserve equal to 1/12th of 4% of annual gross revenue.

With respect to Loan No. 42, River Place Towers, the borrower is required to deposit into a tax reserve on a monthly basis 1/12th of the amount that will be sufficient to pay all such taxes. The tax reserve has been conditionally waived so long as, (a) no event of default has occurred, (b) even if an event of default has occurred all taxes and other charges are being timely paid by or on behalf of ground tenant.

With respect to Loan No. 42, River Place Towers, the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, (i) no event of default has occurred, (ii) borrower provides lender with satisfactory evidence (as determined by lender) that the property is insured in accordance with the loan documents pursuant to a blanket insurance policy acceptable to lender covering substantially all real property owned directly or indirectly by Franklin Equities.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 18, Gateway Plaza, the borrower is required to deposit $8,975 monthly into a TI/LC reserve and such reserve is capped at $450,000 (inclusive of the $250,000 upfront deposit).

With respect to Loan No. 18, Gateway Plaza, the borrower is required to deposit $2,010 monthly into a replacement reserve and such reserve is capped at $50,000.

With respect to Loan No. 21, The Storage Mall Portfolio, the capital expenditures reserve is subject to a cap of $66,912.

With respect to Loan No. 24, Centennial Center, the capital expenditures reserve is subject to a cap of $17,672 and the TI/LC reserve is subject to a cap of $300,000.

With respect to Loan No. 25, Grizzly Self Storage Portfolio, the capital expenditures reserve is subject to a cap of $13,227.

With respect to Loan No. 37, Sheboygan Industrial, the capital expenditure reserve is subject to a cap of approximately $26,684.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

With respect to Loan No. 7, One Dag, (i) the third largest tenant, the UK of Great Britain (approximately 6.0% of the net rentable area), is entitled to three months of free rent scheduled for April through June of 2029, 2034, and 2037, and (ii) the fifth largest tenant, The Government of the French Republic (approximately 4.3% of the net rentable area), is entitled to 14 months of free rent commencing in December 2026.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

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With respect to Loan No. 1, Arizona Mills, the third largest tenant at the Mortgaged Property, Burlington, does not have an active covenant to operate.  In the event Burlington Coat Factory goes dark, the borrower has 90 days from the date on which it receives notice from Burlington Coat Factory of its proposed cessation of business to terminate the lease.

With respect to Loan No. 7, One Dag, (i) the largest tenant at the mortgaged property, the United Nations (approximately 13.8% of the net rentable area), has a one-time right to partially terminate its leased premises effective beginning January 1, 2029, subject to 12 months’ prior notice and a termination fee covering unamortized tenant improvements, broker commissions and rental abatements and three months’ rent with respect to the portion of the premises so terminated, (ii) the second largest tenant at the mortgaged property, The Federal Republic of Germany (“Germany”) (approximately 9.0% of the net rentable area), has the option to terminate its lease (a) effective February 6, 2034, subject to a written notice by no later than December 6, 2032, and a termination fee covering unamortized tenant improvements, broker commissions and rental abatement and six months’ rent, and additionally the option to terminate its lease (b) upon the severance or termination of diplomatic relations by the United States of America and/or Germany with the other by official public announcements made by either or both of their respective governments, at least 90 days’ notice, and the payment of termination fee pursuant to the lease, (iii) the third largest tenant at the mortgaged property, The UK of Great Britain (approximately 6.0% of the net rentable area), has a one-time right to terminate the entire lease effective April 1, 2033, subject to a written notice no later than December 31, 2031, and termination fee covering unamortized abated rent, improvement allowances, leasing commissions and three months’ rent, and (iv) the fifth largest tenant at the mortgaged property, The Government of the French Republic (“France”) (approximately 4.3% of the net rentable area), has the option to terminate its lease if (a) diplomatic relations between the United States and France are ended, (b) France is excluded from the United Nations, or (c) the United Nations permanently relocated from Manhattan, New York, subject to six months’ prior notice, provided that the notice is within 18 months of the triggering event, and France pays a termination fee covering the unamortized portion of the borrower’s contributions, rent concessions, and brokerage commissions, calculated with 10% annual interest over 15 years.

With respect to Loan No. 7, One Dag, the fourth largest tenant, The Population Council, Inc., has subleased 23,097 square feet to Leech Tishman Robinson Brog, PLLC at a rental rate of $32.00 PSF through December 2030 (co-terminous with the prime lease term).

With respect to Loan No. 8, The Pointe at Polaris, the Fifth Largest Tenant, Community Insurance Company dba Elevance Health, has the one-time right to terminate its lease effective September 30, 2028 with 12 months’ prior written notice and the payment of a termination fee.

With respect to Loan No. 12, Corporate Center VI, the Second Largest Tenant, AtkinsRealis USA Inc., has the right to terminate its lease on March 31, 2030; provided that the borrower receives prior written notice no less than 6 months prior to the early termination date and the tenant pays an early termination fee.

With respect to Loan No. 15, The Campus Portfolio, the largest tenant at the 1380 Enterprise Drive Mortgaged Property, USI Insurance Services, LLC, has the right to terminate its lease on May 28, 2028; provided that the borrower receives prior written notice not less than 365 days prior to the early termination date and an early termination fee.

With respect to Loan No. 15, The Campus Portfolio, the Third Largest Tenant at the 1380 Enterprise Drive building, Theraplay, Inc, has the right to terminate its lease on June 1, 2029; provided that the borrower receives prior written notice not less than 180 days prior to the early termination date and an early termination fee.

With respect to Loan No. 22, Bradford Plaza, the fifth largest tenant, Shoe Sensation had a one-time option at the end of the 5th year of their term to terminate its lease, on July 14, 2026, if gross sales fell below $100 psf. The tenant did not exercise its termination option and remained in the space.

With respect to Loan No. 23, One Commerce Plaza, the third largest tenant, NYS - Department of Financial Services, has an ongoing right to contract its leased premises by 4,758 square feet with 180 days’ notice. Additionally, the fourth largest tenant, NYS - Office of Temporary & Disability Assistance, may terminate its lease any time on or after September 1, 2026 with 180 days’ notice.

(24)	With respect to Loan No. 9, The Ritz Tower, there is no individual or entity (other than the cooperative corporation borrower) that has recourse obligations with respect to The Ritz Tower whole loan, including pursuant to any guaranty or environmental indemnity.

With respect to Loan No. 10, JTM Foods, the non-recourse carve-out guaranty is several (not joint and several) between the non-recourse carveout guarantors, with approximate splits of 61.0289% for AG Net Lease Realty Fund V REIT LLC, and 38.9711% for AG Net Lease Realty Fund V Investments (H-1), L.P.

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With respect to Loan No. 11, Phoenix Industrial Portfolio XV, the Largest Tenant at the Belden, MS Mortgaged Property, Phoenix Logistics, is an affiliate of the borrower sponsors, and payment of rent under the lease is guaranteed by the borrower sponsors and non-recourse carveout guarantors.

(25)	Each letter identifies a group of related borrowers.

With respect to Loan Nos. 1, 6, and 14, Arizona Mills, The Falls and Birch Run Premium Outlets.

With respect to Loan Nos. 16 and 26, Stop & Stor – Bay Ridge and Stop & Stor – Glendale/Middle Village.

(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus for further details.

With respect to Loan No. 9, The Ritz Tower, the mortgage loan is structured without a lockbox.

With respect to Loan No. 34, Security Public Storage – Frederick, the mortgage loan is structured without a lockbox.

(27)	With respect to Loan No. 5, Lawrence Logistics Center, the borrower is party to a payment-in-lieu-of-taxes ("PILOT") agreement (the "Financial Agreement"), dated December 7, 2022, entered into between the borrower and the Township of Lawrence, New Jersey, pursuant to the Long Term Tax Exemption Law of 1992 (N.J.S.A. 40A:20-1, et seq.). Pursuant to the PILOT Program, the borrower makes payments in lieu of conventional real estate taxes with respect to the mortgaged property in accordance with the Financial Agreement. See "Description of the Mortgage Pool—Real Estate and Other Tax Considerations" in the prospectus.

With respect to Loan No. 8, The Pointe at Polaris, the mortgaged property is subject to a Community Reinvestment Area exemption which abates taxes for 100% of the office space and the portions of the garage serving the office space at the mortgaged property for 10 years.

(28)	With respect to Loan No. 13, Amazon Tallahassee, the borrower entered into a master lease dated December 30, 2025 between Secure Net Lease Industrial MT I, LLC and Secure Net Lease Industrial I, DST.

(29)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.
● Loan No. 23, One Commerce Plaza

(30)

With respect to Loan No. 1, Arizona Mills, provided that no event of default exists, and upon satisfaction of other requirements as set forth in the Arizona Mills whole loan documents, the borrower may (i) make transfers of immaterial or non-income producing portions of the Arizona Mills Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) for dedication or public use; (ii) make transfers of non-income producing or vacant portions of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower including without limitation, owners of outparcels and department store pads, pads for office buildings, hotels or other properties; or (iii) dedicate portions of the Arizona Mills Property or grant easements, re-strictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, that it shall be a further condition to any of the transfers in clause (ii) and clause (iii) above that no transfer, conveyance or other encumbrance shall result in a material adverse effect on the Arizona Mills Property based upon an officer’s certificate delivered to the lender (provided, further, that such transfers shall be in conformity with the existing reciprocal easement agreement, as evidenced by an officer’s certificate) (a “Parcel Release”).

In connection with a Parcel Release pursuant to clause (i) or clause (ii) above, (a) the ratio of the unpaid principal balance of the loan-to-value ratio of the remaining portion of the Arizona Mills Property must be equal to or less than 125%; or (ii) the borrower must pay down the principal balance of the Arizona Mills whole loan (which prepayment will not be subject to any prepayment premium or other premium or penalty of any kind) by an amount not less than the least o the following amounts: (1) if the transferred portion of the Arizona Mills Property is sold, the net proceeds of an arm’s-length sale of

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such parcel to an unrelated person, or if the transferred portion of the Arizona Mills Property is transferred in connection with a taking or condemnation, the net condemnation proceeds, (2) the fair market value of such parcel at the time of the transfer and release, or (3) an amount such that the loan-to-value ratio of the Arizona Mills whole loan does not increase after the transfer and release, unless the lender receives an opinion of counsel that if the amount described in this clause (ii) is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the transfer and release.

With respect to Loan No. 1, Arizona Mills, the second largest tenant at the Mortgaged Property, Harkins Theatres IMAX, has a right of first refusal to purchase any building on the Mortgaged Property in the event the borrower elects to sell any such building for use as, or the development of, an event-type theater.

With respect to Loan No. 2, Orchard at Saddleback, the whole loan is structured with a springing amortization reserve, which, starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. The LTV Ratio at Maturity / ARD (%) is 57.4% net of the amortization reserve.

With respect to Loan No. 3, U-Haul AREC Portfolio 22, after the expiration of the defeasance lockout period and prior to the monthly payment date occurring in February 2036, the borrowers have the right to obtain a release of any one or more individual U-Haul AREC Portfolio 22 individual properties subject to the satisfaction of certain conditions under the loan agreement.

With respect to Loan No. 4, U-Haul - AREC2 Portfolio, at any time after the date that is two years after the closing date of the securitization and prior to the open prepayment date, the borrowers may obtain the release of an individual property, provided that the borrowers defease an amount of mortgage loan an equal to 110% of the allocated loan amount for such property, and the following conditions, among others are satisfied; (i) the debt service coverage ratio of the properties after such release is at least equal to the greater of 1.54x and the debt service coverage ratio as of the last day of the calendar month preceding the release, (ii) the debt yield of the properties after such release is at least equal to the greater of 11.9% and the debt yield as of the last day of the calendar month preceding the release, and (iii) compliance with REMIC related conditions.

With respect to Loan No. 5, Lawrence Logistics, which is structured with a hard lockbox, the borrowers may suspend their obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) for so long as the following conditions are satisfied, the borrowers have deposited (and maintain on deposit) with the lender (i) cash in the amount of the difference between (x) the annual net operating income that would be required to achieve debt service coverage ratio of 1.15x, minus (y) the then existing annual net operating income as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrowers have deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.

With respect to Loan No. 6, The Falls, 1.8% of underwritten base rent is attributable to temporary or month-to-month tenants.

With respect to Loan No. 7, One Dag, Permanent Mission of Latvia (approximately 0.9% of the net rentable area) is a month-to-month tenant at the mortgaged property and is underwritten as vacant.

With respect to Loan No. 9, The Ritz Tower, historical occupancy is not reported.  Since the Mortgaged Property is a residential condominium operated as a multifamily cooperative, all shares are owned by individual tenant-shareholders. As such, the building is considered to be 100% occupied and each unit is considered to be occupied by the related tenant-shareholder.

With respect to Loan No. 9, The Ritz Tower, the commercial condominium unit which is in the same building as the related mortgaged property is in receivership, as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus. A portion of the land on which the related building is located is ground leased, and the residential and commercial condominium unit owners are jointly and severally liable for ground lease payments.  The commercial condominium unit has not paid its share of ground rent and the borrower has made payments on behalf of the commercial condominium unit owner.  If the commercial condominium unit continues to not pay its share of ground rent during its pending foreclosure proceeding , and the borrower uses all of the remainder of a letter of credit posted as security for ground lease payments, the lender estimates that the residential co-op shareholders of the borrower would be required to pay approximately $2,000 per month under the ground lease until the commercial condominium unit is sold and a new commercial unit owner commences payment of such obligations. The amount incurred could potentially be higher, and relates solely to ground lease payments; the borrower has previously and may in the future also need to make payments to cover the commercial condominium unit owner’s share of condominium expenses.

With respect to Loan No. 11, Phoenix Industrial Portfolio XV, the Sole Tenant at the Coffeyville, KS Mortgaged Property, Transportation Partners and Logistics (“TPL”), has a lease expiration of December 31, 2026. The borrower sponsor has

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provided a to-be-signed extension agreement of the TPL lease through December 31, 2029. Unless and until the delivery of (A) written evidence acceptable to the lender in all respects that either (i) the lease extension agreement has been fully executed and is in full force and effect, (ii) the TPL lease has been extended pursuant to a lease extension on such terms previously approved by the lender in writing and is otherwise acceptable to the lender in all respects, or (iii) all of the premises currently leased pursuant to the TPL lease is leased to a replacement tenant of equal or greater quality to TPL, at a rental rate at least the same or better than the rent underwritten by the lender under the TPL lease in connection with the origination of the loan and otherwise acceptable to the lender in all respects, and (B) a then current acceptable tenant estoppel certificate from TPL or the replacement tenant, a portion of the debt equal to $14,000,000 will be recourse to the borrower.

With respect to Loan No. 32, Shoppes at Summer Trees, which is structured with a hard lockbox, the borrowers may suspend their obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) for so long as the following conditions are satisfied, the borrowers have deposited (and maintain on deposit) with the lender (i) cash in the amount of the difference between (x) the annual net operating income that would be required to achieve debt service coverage ratio of 1.15x, minus (y) the then existing annual net operating income as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrowers have deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.

With respect to Loan No. 37, Sheboygan Industrial, which is structured with a hard lockbox, the borrowers may suspend their obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) for so long as the following conditions are satisfied, the borrowers have deposited (and maintain on deposit) with the lender (i) cash in the amount of the difference between (x) the annual net operating income that would be required to achieve debt service coverage ratio of 1.25x, minus (y) the then existing annual net operating income as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrowers have deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.

(31)	With respect to Loan No. 5, Lawrence Logistics Center, the increase from the Most Recent NOI ($) to the Underwritten Net Operating Income ($) is primarily attributable to the lease with iApparel Brands LLC (approximately 42.6% of net rentable area), which was executed and included in the underwriting but had not yet commenced paying rent as of the most recent financial reporting period. At origination, the borrower deposited $509,257.63 with the lender, representing 100% of the outstanding gap rent for iApparel Brands LLC.

With respect to Loan No. 7, One Dag, the increase in UW NOI from the Most Recent NOI is primarily attributable to burn-off of free rent associated with recently executed leases.

With respect to Loan No. 9, The Ritz Tower, residential cooperatives are generally not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The Ritz Tower Property has been operating as a cooperative and the historical NOI figures reflect such operation and therefore are not representative of the cash flow generated by The Ritz Tower Property if it were operated as a multifamily rental property.

With respect to Loan No. 11, Phoenix Industrial Portfolio XV, the increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to recent leasing activity at the mortgaged properties, which includes four new leases since April 2025 accounting for 1,100,002 square feet and $4,022,922 of in-place base rent.

With respect to all residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A with respect to other mortgage loans is not presented with respect to the residential cooperative mortgage loans sold to the trust and is, instead, reflected as not applicable (NAP). Since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI ($), Second Most Recent NOI ($), Third Most Recent NOI ($), and the related fields shown on Annex A-1 are not presented on Annex A with respect to the residential cooperative mortgage loans sold to the trust.

(32)	Left Intentionally Blank

(33)	With respect to Loan No. 8, The Pointe at Polaris, the borrowers, Polaris Exchange LLC (“Polaris Exchange”) and Polaris Lyra Holdings LLC (“Polaris Lyra”) own the fee interest in the mortgaged property as tenants-in-common. Additionally,

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Polaris Lyra is the tenant under a master lease structure created to facilitate a reverse 1031 exchange to be consummated by First American Exchange Company, LLC (“FA Exchange”), the sole member of Polaris Exchange. Upon consummation of the reverse 1031 exchange in accordance with the terms and conditions set forth in the Loan Documents, (i) FA Exchange will transfer all of its ownership interests in Polaris Exchange to Hillcrest 100 LP, a Texas limited partnership, the sole member of Polaris Lyra and (ii) the borrowers are permitted to terminate the master lease structure subject to satisfaction of certain requirements set forth in the mortgage loan documents.

With respect to Loan No. 33, Highlander Hills Estates, the borrowers own the mortgaged property as tenants-in-common.

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ANNEX B

SIGNIFICANT LOAN SUMMARIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex B	BMO 2026-C15
No. 1 – Arizona Mills

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills
Mortgage Loan Information		Property Information
Loan Sellers:	BMO, CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$72,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$72,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.96%	Net Rentable Area (SF):	1,223,783
Loan Purpose:	Refinance	Location:	Tempe, AZ
Borrower:	Arizona Mills Mall, LLC	Year Built / Renovated:	1986-1999 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy:	98.9%
Interest Rate:	6.65700%	Occupancy Date:	6/2/2026
Note Date:	6/23/2026	4th Most Recent NOI (As of):	$28,647,369 (12/31/2023)
Maturity Date:	7/1/2036	3rd Most Recent NOI (As of):	$29,684,322 (12/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$28,152,503 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$28,149,610 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	97.7%
Amortization Type:	Interest Only	UW Revenues:	$39,195,348
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$10,509,186
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$28,686,162
Additional Debt(1):	Yes	UW NCF:	$27,149,831
Additional Debt Balance(1):	$63,000,000	Appraised Value / Per SF:	$336,000,000 / $275
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/21/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$110
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	40.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	40.2%
Rollover Reserves:	$0	Springing	N/A	UW NCF DSCR:	2.98x
Gap Rent Reserve:	$310,940	$0	N/A	UW NOI Debt Yield:	21.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$135,000,000	100.0%	Loan Payoff	$89,378,737	66.2%
			Return of Equity	44,461,962	32.9
			Closing Costs	848,361	0.6
			Upfront Reserves	310,940	0.2
Total Sources	$135,000,000	100.0%	Total Uses	$135,000,000	100.0%
(1)	The Arizona Mills Mortgage Loan (as defined below) is part of a whole loan evidenced by ten pari passu promissory notes with an aggregate original principal balance of $135,000,000 (the “Arizona Mills Whole Loan”). The financial information presented in the chart above is based on the Arizona Mills Whole Loan.
(2)	Defeasance of the Arizona Mills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arizona Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2029 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the expiration of the REMIC Prohibition Period has not occurred, the borrower can prepay with the simultaneous payment of yield maintenance. The assumed lockout period of 25 payments is based on the expected BMO 2026-C15 securitization trust closing date in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Loan. The largest mortgage loan (the “Arizona Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by ten pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000. The Arizona Mills Whole Loan is secured by the borrower’s fee interest in a 1,223,783 square foot super regional mall located in Tempe, Arizona (the “Arizona Mills Property”). The Arizona Mills Whole Loan was co-originated by Bank of Montreal (“BMO”) and Citi Real Estate Funding Inc. (“CREFI”) on June 23, 2026. The Arizona Mills Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 and non-controlling Note A-4-2, contributed by BMO, and the non-controlling Note A-8, contributed by CREFI, with an aggregate outstanding principal balance as of the Cut-off Date of $72,000,000. The Arizona Mills Whole Loan has a 10-year term and accrues interest at a per annum rate of 6.65700% on an Actual/360 basis. The scheduled maturity date of the Arizona Mills Whole Loan is July 1, 2036.

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

The Arizona Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C15 securitization. The relationship between the holders of notes evidencing the Arizona Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Arizona Mills Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2026-C15	Yes
A-2	$20,000,000	$20,000,000	BMO 2026-C15	No
A-3(1)	$20,000,000	$20,000,000	BMO	No
A-4-1(1)	$5,500,000	$5,500,000	BMO	No
A-4-2	$4,500,000	$4,500,000	BMO 2026-C15	No
A-5	$15,000,000	$15,000,000	MSBAM 2026-C36	No
A-6-1	$5,000,000	$5,000,000	MSBAM 2026-C36	No
A-6-2(1)	$2,500,000	$2,500,000	CREFI	No
A-7	$15,000,000	$15,000,000	MSBAM 2026-C36	No
A-8	$7,500,000	$7,500,000	BMO 2026-C15	No
Whole Loan	$135,000,000	$135,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Arizona Mills Property is a 1,223,783 square foot super regional mall anchored by Harkins Theatres IMAX (“Harkins Theatres”), LEGOLAND Discovery Center, RECLECTIC, and Burlington Coat Factory (“Burlington”), with junior anchors including Q, Tilt, Cavender’s Boot City, Marshalls and Q Luv. Built between 1986 and 1999, the Arizona Mills Property is situated on a 94.37-acre parcel and contains 6,206 parking spaces, which results in a parking ratio of 5.1 parking spaces per 1,000 square feet of net rentable area. As of June 2, 2026, the Arizona Mills Property was 98.9% leased based on net rentable area (including temporary tenants) and 89.3% leased, excluding temporary tenants, by 152 tenants. Temporary tenants occupy approximately 9.6% of the net rentable area and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month tenant sales per square foot for in-line tenants as of March 31, 2026 is $313 per square foot, representing a 20.0% decrease since 2023.

The following table presents certain information relating to tenant sales at the Arizona Mills Property:

Tenant Sales(1)
	2023 Sales PSF	2024 Sales PSF	2025 Sales PSF	TTM 3/31/2026 Sales PSF
Tenant Sales	$391	$368	$321	$313
Occupancy Cost	15.4%	16.4%	18.2%	18.5%
Sq. Ft. Open Stores	333,920	328,801	355,617	363,346
(1)	Information was obtained from the borrower and based on comparable in-line retail tenants <10,000 SF and open for 24 months or more.

Major Tenants. The three largest tenants based on underwritten base rent are Harkins Theatres, RECLECTIC, and Vans Outlet.

Harkins Theatres (92,253 square feet; 7.5% of net rentable area (“NRA”); 8.0% of underwritten base rent). Founded in 1933, Harkins Theatres is headquartered in Scottsdale, Arizona and operates 500 screens. Harkins Theatres has 18 regular screens and one IMAX screen at the Arizona Mills Property, where it has been a tenant since November 1995. Harkins Theatres is on a lease expiring July 31, 2035 with three, five-year renewal options and no termination options. As of March 2026, the TTM tenant sales were $11,846,539 (approximately $624k per screen).

RECLECTIC (105,700 square feet; 8.6% of NRA; 3.0% of underwritten base rent). RECLECTIC is a new eco-conscious store by Urban Outfitters. Urban Outfitters was founded in 1970 and now operates over 200 stores across the United States, Canada and Europe. RECLECTIC has been a tenant at the Arizona Mills Property since October 2024 replacing At Home which vacated in 2019. RECLECTIC has a lease expiring October 31, 2034 with one, five-year renewal option and no termination options. As of March 2026, the TTM tenant sales were $8,708,892.

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

Vans Outlet (4,169 square feet; 0.3% of NRA; 2.9% of underwritten base rent). Founded in 1966, Vans Outlet (“Vans”) is owned by VF Corporation (Fitch/Moody’s/S&P: NR/Ba2/BB). Vans has been a tenant at the Arizona Mills Property since 2008, most recently extending its lease in February 2022, and has a lease expiration on January 31, 2027. Vans has no renewal or termination option. As of March 2026, the TTM tenant sales were $2,279,198.

The following table presents certain information relating to the current and historical occupancy of the Arizona Mills Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
100.0%	99.0%	99.0%	98.9%
(1)	Historical occupancy represents the inline occupancy including square footage from temporary tenants as of December 31 for each year. Information was obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of June 2, 2026. Excluding temporary tenants, the current occupancy is 89.3%.

Appraisal. According to the appraisal, the Arizona Mills Property had an “as-is” appraised value of $336,000,000 as of April 21, 2026. The appraisal concluded that the As-Is value is stabilized.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$336,000,000	8.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated May 11, 2026, there was no evidence of any recognized environmental conditions at the Arizona Mills Property.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Arizona Mills Property:

Top Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Top 10 Tenants
Harkins Theatres	NR/Caa2/CCC+	92,253	7.5%	$20.24	$1,867,201	8.0%	7/31/2035
RECLECTIC	NR/NR/NR	105,700	8.6%	$6.62	$700,000	3.0%	10/31/2034
Vans Outlet	NR/Ba2/BB	4,169	0.3%	$162.07	$675,684	2.9%	1/31/2027
Bubble Planet	NR/NR/NR	29,571	2.4%	$20.29	$600,000	2.6%	2/28/2027
Ross Dress for Less	NR/A2/BBB+	29,734	2.4%	$18.00	$535,212	2.3%	1/31/2033
Burlington	NR/NR/BB+	80,426	6.6%	$6.25	$502,662	2.2%	1/31/2028
JD Sports	NR/NR/NR	5,650	0.5%	$75.48	$426,468	1.8%	12/31/2031
Cavender’s Boot City	NR/NR/NR	34,504	2.8%	$11.59	$400,000	1.7%	1/31/2032
Marshalls	NR/A2/A	31,315	2.6%	$11.50	$360,123	1.6%	12/31/2026
Sea Life Aquarium	NR/NR/NR	25,590	2.1%	$13.93	$356,440	1.5%	12/31/2030
Total/Wtd. Avg.		438,912	35.9%	$14.64	$6,423,789	27.7%

Other Tenants(4)		771,465	63.0%	$21.78	$16,799,771	72.3%

Occupied Total		1,210,377	98.9%	$19.19	$23,223,560	100.0%
Vacant Space		13,406	1.1%
Total/Wtd. Avg.		1,223,783	100.0%
(1)	Based on the underwritten rent roll dated as of June 2, 2026.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF includes $261,138 of rent steps through November 2029.
(4)	Other Tenants includes 116,992 square feet attributable to temporary tenants.

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

The following table presents certain information regarding sales for certain tenants at the Arizona Mills Property:

Top Tenant Sales(1)
	2023 Sales (PSF)	2024 Sales (PSF)	2025 Sales (PSF)	TTM 3/31/2026 Sales (PSF)
Harkins Theatres	$145.29	$134.93	$132.24	$128.41
RECLECTIC	NAV	NAV	$82.39	$82.39
Vans Outlet	$823.55	$657.08	$572.06	$546.70
Bubble Planet	NAV	NAV	$184.00	$157.63
Ross Dress for Less	$440.28	$572.68	$489.39	$486.53
Burlington	$202.62	$217.04	$197.92	$201.41
JD Sports	NAV	NAV	$635.20	$573.46
Cavender’s Boot City	NAV	NAV	NAV	NAV
Marshalls	$259.47	$254.19	$229.32	$228.42
Sea Life Aquarium	$119.43	$147.26	$129.03	$127.03
(1)	Information was obtained from the borrower.

The following table presents certain information relating to the lease rollover schedule at the Arizona Mills Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	13,406	1.1%	NAP	NAP	13,406	1.1%	NAP	NAP
Temporary Tenants	18	116,992	9.6	$0	0.0%	130,398	10.7%	$0	0.0%
2026 & MTM	17	97,614	8.0	2,006,051	8.6	228,012	18.6%	$2,006,051	8.6%
2027	37	186,468	15.2	5,945,855	25.6	414,480	33.9%	$7,951,907	34.2%
2028	26	181,338	14.8	3,837,161	16.5	595,818	48.7%	$11,789,068	50.8%
2029	26	106,812	8.7	2,875,285	12.4	702,630	57.4%	$14,664,353	63.1%
2030	16	70,858	5.8	2,039,525	8.8	773,488	63.2%	$16,703,878	71.9%
2031	5	128,961	10.5	1,000,954	4.3	902,449	73.7%	$17,704,832	76.2%
2032	5	60,297	4.9	868,878	3.7	962,746	78.7%	$18,573,709	80.0%
2033	4	35,074	2.9	745,273	3.2	997,820	81.5%	$19,318,982	83.2%
2034	7	122,294	10.0	1,520,557	6.5	1,120,114	91.5%	$20,839,539	89.7%
2035	4	99,010	8.1	2,027,411	8.7	1,219,124	99.6%	$22,866,950	98.5%
2036	4	4,654	0.4	356,610	1.5	1,223,778	100.0%	$23,223,560	100.0%
2037 & Beyond	1	5	0.0	0	0.0	1,223,783	100.0%	$23,223,560	100.0%
Total	170	1,223,783	100.0%	$23,223,560	100.0%
(1)	Based on the underwritten rent roll dated June 2, 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $261,138 through November 2029.

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

The following table presents certain information relating to the operating history and underwritten net cash flow of the Arizona Mills Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	TTM Mar 2026	Underwritten	Per SF	%(1)
In Place Rent	$20,847,973	$21,837,541	$23,077,272	$23,391,719	$23,256,414	$22,962,422	$18.76	64.9%
Contractual Rent Steps(2)	0	0	0	0	0	261,138	0.21	0.7
Percentage in Lieu	1,040,958	1,142,886	891,489	429,614	366,554	550,811	0.45	1.6
Vacancy Lease-Up	0	0	0	0	0	813,791	0.66	2.3
Gross Potential Rent	$21,888,931	$22,980,426	$23,968,761	$23,821,333	$23,622,969	$24,588,162	$20.09	69.5%
Reimbursement Revenue	10,125,865	10,253,865	10,801,855	11,253,350	11,331,871	10,799,358	8.82	30.5
Net Rental Income	$32,014,795	$33,234,291	$34,770,616	$35,074,683	$34,954,840	$35,387,520	$28.92	100.0%
Less Vacancy	0	0	0	0	0	(813,791)	(0.66)	(2.3)(4)
Percentage Rent(3)	2,683,940	1,743,726	1,067,902	397,277	316,992	367,250	0.30	0.9
Temporary Tenants	3,676,105	3,512,433	3,426,716	3,432,866	3,603,710	3,603,710	2.94	9.2
Other Rents	263,535	390,445	375,434	351,718	348,948	348,948	0.29	0.9
Media Income	229,581	211,258	305,905	256,512	264,022	264,022	0.22	0.7
Miscellaneous Income	16,981	29,354	44,154	37,664	37,689	37,689	0.03	0.1
Effective Gross Income	$38,884,937	$39,121,507	$39,990,726	$39,550,720	$39,526,201	$39,195,348	$32.03	100.0%
Total Expenses	10,443,544	10,474,138	10,306,404	11,398,217	11,376,591	10,509,186	8.59	26.8
Net Operating Income	$28,441,393	$28,647,369	$29,684,322	$28,152,503	$28,149,610	$28,686,162	$23.44	73.2%
TI/LC	0	0	0	0	0	1,223,783	1.00	3.1
Capital Expenditures	0	0	0	0	0	312,548	0.26	0.8
Net Cash Flow	$28,441,393	$28,647,369	$29,684,322	$28,152,503	$28,149,610	$27,149,831	$22.19	69.3%

(1)	Represents percent of Net Rental Income for all revenue fields, and percent of Effective Gross Income for all other fields.
(2)	Represents rent steps through November 2029.
(3)	Underwritten based on the tenants’ TTM 3/31/2026 sales.
(4)	Represents the underwritten economic vacancy %. The Arizona Mills Property was 98.9% occupied based on the underwritten rent roll dated June 2, 2026.

The Market. The Arizona Mills Property is located in Tempe, Arizona, part of the Phoenix-Mesa-Scottsdale metropolitan statistical area (“Phoenix MSA”), which as of 2025 had an estimated population of approximately 5.2 million people. According to the appraisal, the Phoenix MSA is the tenth most populous metropolitan area in the nation. The Phoenix MSA has a high employment rate relative to the state of Arizona, with an economy anchored by education, health services, trade, transportation, and utilities services.

The Arizona Mills Property anchors a retail corridor along Baseline Rd, Interstate 10, and U.S. Route 60. The primary competition for retail demand is derived from nearby community and power centers, including Ahwatukee Foothills Town Center, Southern Palms Center, and The Groves Center, all located within a 10- to 15-minute drive of the Arizona Mills Property. The Arizona Mills Property includes direct access to Interstate 10 and U.S. Route 60, as well as proximity to Loop 101 and Loop 202, which collectively provide connectivity throughout the Phoenix MSA.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Arizona Mills Property was 19,156, 116,184 and 294,429, respectively. Additionally, for the same period, the average household income within the same radii was $71,117, $78,520 and $83,441, respectively.

The Arizona Mills Property is located in the Tempe retail submarket. According to the appraisal, the Tempe submarket is ranked 12th in the Phoenix MSA with approximately 8.5 million square feet of inventory. As of 2025, the submarket is 5.4% vacant with average asking rent of $25.29/SF. Over the past year, the submarket has delivered 126,086 square feet, absorbed 174,334 square feet, and has an additional 2,490 square feet under construction.

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

The following table presents certain information relating to the appraisal’s market rent conclusions for the Arizona Mills Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements
0 to 1,499 SF Space	$50.00	84	3.00% annually	$25.00
1,500-2,499 SF Space	$45.00	84	3.00% annually	$20.00
2,500-3,999 SF Space	$40.00	84	3.00% annually	$20.00
4,000-6,499 SF Space	$35.00	84	3.00% annually	$15.00
6,500-9,999 SF Space	$25.00	84	3.00% annually	$15.00
10,000-19,999 SF Space	$20.00	120	10% every five years	$10.00
20,000+ SF Space	$12.00	120	10% every five years	$5.00
Restaurant	$55.00	84	3.00% annually	$20.00
Jewelry	$110.00	84	3.00% annually	$50.00
Food Court/Snack Bars	$125.00	84	3.00% annually	$50.00
Kiosk	$500.00	12	3.00% annually	$0.00
Pad	$25.00	120	10% every five years	$20.00
Theater	$12.00	120	10% every five years	$5.00
Unowned Space	$0.00	120	N/A	$0.00
Fast Food	$75.00	84	3.00% annually	$30.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Arizona Mills Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Arizona Mills Property
Arizona Mills	1986-1999/NAP	1,223,783	98.9%(2)	Harkins Theatres, RECLECTIC, Burlington, LEGOLAND Discovery Center	NAP
Chandler Fashion Center	2001/NAP	1,402,000	96.0%	Dillard’s, Scheels, Harkins Theatres, Macy’s, The Cheesecake Factory	10 miles
Tempe Marketplace	2007/NAP	1,300,000	89.0%	Harkins Theatres, Dave & Buster’s, H&M	8 miles
Scottsdale Fashion Square	1961/2009	1,871,000	95.0%	Nordstrom, Apple, Harkins Theatres, Macy’s, Neiman Marcus	15 miles
Biltmore Fashion Park	1963/2003	611,000	94.0%	Macy’s, The Cheesecake Factory	13 miles
Christown Spectrum Mall	1961/2003	452,865	64.0%	Target, Harkins Theatres, Burlington, Walmart, Ross, PetSmart	15 miles
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll as of June 2, 2026 including temporary tenants. Total Occupancy excluding temporary tenants is 89.3%.

The Borrower. The borrower is Arizona Mills Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arizona Mills Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Arizona Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) (“Simon Inc.”), the majority owner of Simon, is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers globally. The Arizona Mills Whole Loan documents provide that for so long as one or more of Simon, Simon Inc. or an affiliate of Simon or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability (including environmental liability), is limited to 20% of the

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

outstanding principal balance of the Arizona Mills Whole Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of its rights under such guaranty.

Property Management. The Arizona Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Arizona Mills Whole Loan, the borrower deposited (i) approximately $310,940 into a gap rent reserve account and (ii) $1,035,000 for outstanding tenant improvements and leasing commissions.

Tax Reserve – During a Lockbox Event Period (as defined below), if (x) any taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, or (y) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months.

Insurance Reserve – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Arizona Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Arizona Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the Arizona Mills Whole Loan, an acceptable blanket policy was in effect.

Replacement Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $26,046 for ongoing replacement reserves.

Rollover Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $101,982 for ongoing rollover reserves.

Outstanding TI / LC Reserve – The borrower was required to deposit $1,035,000 for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding as of the origination of the Arizona Mills Whole Loan, related to Cavender’s Boot City. The borrower had the option to provide a guaranty of such amount from the non-recourse carveout guarantor or a letter of credit in lieu of making a cash deposit. As of the origination date, the borrower elected to provide a reserve guaranty for the portion of such reserve relating to tenant improvements and leasing commissions ($1,035,000) in lieu of making a cash deposit.

Lockbox / Cash Management. The borrower or property manager is required to deposit all rents received directly into a lender controlled lockbox account, and to direct all tenants to make direct rent deposits into the lockbox account. All amounts on deposit in the lockbox account are required to be automatically transferred on each Wednesday (or if such Wednesday is not a business day, on the preceding business day) (i) at any time a Lockbox Event Period is not in effect, to the operating account of the borrower, or (ii) weekly during a Lockbox Event Period to a lender controlled cash management account, to be disbursed in accordance with the Arizona Mills Whole Loan documents, with any excess funds to be held by the lender as additional collateral for the Arizona Mills Whole Loan during the continuance of the Lockbox Event Period.

A “Lockbox Event Period” means the period commencing on the occurrence of a Lockbox Event (as defined below) and continuing until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Lockbox Event” will commence upon the earlier of the following: (i) the occurrence of an event of default; (ii) a bankruptcy action of the borrower; (iii) a bankruptcy action of the affiliated property manager and the property manager has not been replaced within 60 days with a qualified manager; or (iv) the debt yield based on the trailing four calendar quarter period preceding such date of determination is less than 16.0% for two consecutive calendar quarters (a “Debt Yield Trigger Event”).

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Annex B	BMO 2026-C15
No. 1 – Arizona Mills

A “Lockbox Termination Event” means if the Lockbox Event is caused solely by (a) the occurrence of a Debt Yield Trigger Event, the achievement of a debt yield equal to or greater than 16.0% for two consecutive calendar quarters, (b) an event of default, the acceptance by the lender of a cure of such event of default, or (c) a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Arizona Mills Property or the Arizona Mills Whole Loan; provided, however, that, each such Lockbox Termination Event set forth in this definition is be subject to the following conditions, (A) no other Lockbox Event has occurred and is continuing, (B) no other event of default has occurred or is continuing under the Arizona Mills Whole Loan documents, (C) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Arizona Mills Whole Loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the Arizona Mills Whole Loan, and (D) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event including, reasonable attorney’s fees and expenses.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists, and upon satisfaction of other requirements as set forth in the Arizona Mills Whole Loan documents, the borrower may (i) make transfers of immaterial or non-income producing portions of the Arizona Mills Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) for dedication or public use; (ii) make transfers of non-income producing or vacant portions of the Arizona Mills Property (including, without limitation, portions of the Arizona Mills Property’s “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower including without limitation, owners of outparcels and department store pads, pads for office buildings, hotels or other properties; or (iii) dedicate portions of the Arizona Mills Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, however, it shall be a further condition to any of the transfers in clause (ii) and clause (iii) above that no transfer, conveyance or other encumbrance shall result in a material adverse effect on the Arizona Mills Property based upon an officer’s certificate delivered to the lender (provided, further, such transfers shall be in conformity with the existing reciprocal easement agreement, as evidenced by an officer’s certificate) (a “Parcel Release”).

In connection with a Parcel Release pursuant to clause (i) or clause (ii) above, (a) the ratio of the unpaid principal balance of the loan-to-value ratio of the remaining portion of the Arizona Mills Property must be equal to or less than 125%; or (ii) the borrower must pay down the principal balance of the Arizona Mills Whole Loan (which prepayment shall not be subject to any prepayment premium or other premium or penalty of any kind) by an amount not less than the least of the following amounts: (1) if the transferred portion of the Arizona Mills Property is sold, the net proceeds of an arm’s-length sale of such parcel to an unrelated person, or if the transferred portion of the Arizona Mills Property is transferred in connection with a taking or condemnation, the net condemnation proceeds, (2) the fair market value of such parcel at the time of the transfer and release, or (3) an amount such that the loan-to-value ratio of the Arizona Mills Whole Loan does not increase after the transfer and release, unless the lender receives an opinion of counsel that if the amount described in this clause (ii) is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the transfer and release.

Ground Lease. None.

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Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

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Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

PETSMART
ULTA
DAISO
HomeGoods
five BELOW
carter's
KABOB EXPRESS
PHO HA NOI
MIMI'S GARDEN
JL MUSIC SCHOOL
Staples
Ralphs
goodwill
Firestone
ORCHARD LANE
ORCHARD LANE
COMFORT SHOE LOFT
Yogurtland
COX
COX
FISH GRILL
HEAVEN FOOT SPA
ITAN
TRUE SUSHI N' FISH
crumbl
Jamba
FINEST NAILS
asurion
america's best
YUNNAN
SKY CIGARS & GIFTS
Habit
TBD
MattressFIRM
OVER THE CLOUD
verizon
Comerica
EL TORO ROAD
ROCKFIELD BOULEVARD
BRŪ
Anchor / Major
In-line
Vacant

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Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

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Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback
Mortgage Loan Information		Property Information
Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,312,500	Title:	Fee
Cut-off Date Principal Balance(1):	$55,312,500	Property Type – Subtype:	Retail – Anchored
% of IPB:	7.7%	Net Rentable Area (SF):	280,601
Loan Purpose:	Refinance	Location:	Lake Forest, CA
Borrower:	Orchard Lake Forest CA LP	Year Built / Renovated:	2004 / NAP
Borrower Sponsor:	Schottenstein Property Group	Occupancy:	98.0%
Interest Rate:	6.8130%	Occupancy Date:	6/3/2026
Note Date:	7/31/2026	4th Most Recent NOI (As of):	$7,951,780 (12/31/2023)
Maturity Date:	8/6/2036	3rd Most Recent NOI (As of):	$8,107,043 (12/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$8,168,734 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$8,194,019 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$11,214,209
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$3,388,545
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,825,665
Additional Debt(1):	Yes	UW NCF:	$7,573,124
Additional Debt Balance(1):	$33,187,500	Appraised Value / Per SF:	$143,800,000 / $512
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/28/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$315
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(4):	$315
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$385,000	Springing	N/A	Maturity Date LTV(4):	61.5%
Rollover Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.24x
Amortization Reserve(4):	$0	Springing	N/A	UW NOI Debt Yield:	8.8%
Outstanding TI Reserve:	$520,470	NAP	N/A
Outstanding LC Reserve:	$90,090	NAP	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$88,500,000	100.0%	Loan Payoff	$80,401,490	90.8%
			Return of Equity	5,327,769	6.0
			Closing Costs(5)	1,775,181	2.0
			Upfront Reserves	995,560	1.1
Total Sources	$88,500,000	100.0%	Total Uses	$88,500,000	100.0%
(1)	The Orchard at Saddleback Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $88,500,000 (the “Orchard at Saddleback Whole Loan”). The financial information presented in the chart above is based on the Orchard at Saddleback Whole Loan.
(2)	Prepayment of the Orchard at Saddleback Whole Loan is permitted at any time from and after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note (or portion thereof) representing a portion of the Orchard at Saddleback Whole Loan to be securitized, and (b) July 31, 2030 (“Permitted Prepayment Date”). The assumed lockout period of 24 payments is based on the expected BMO 2026-C15 securitization trust closing date in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. The Maturity Date Loan / SF and Maturity Date LTV Ratio after deducting the expected amount of the amortization reserve at maturity is $294 and 57.4%, respectively.
(5)	Closing Costs include a $553,125 rate buydown fee.

The Loan. The second largest mortgage loan (the “Orchard at Saddleback Mortgage Loan”) is part of a fixed rate whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $88,500,000. The Orchard at Saddleback Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 280,601 square foot anchored retail property in Lake Forest, California (the “Orchard at Saddleback Property”). The Orchard at Saddleback Whole Loan was co-originated by Natixis Real Estate Capital LLC (“Natixis”) and

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Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”) on July 31, 2026. The Orchard at Saddleback Mortgage Loan is evidenced by the controlling Note A-1, contributed by Natixis with outstanding principal balance as of the Cut-off Date of $55,312,500. The Orchard at Saddleback Whole Loan has an initial term of 120 months and is interest only for the full term and accrues interest on an Actual/360 basis at a rate of 6.81300% per annum. The Orchard at Saddleback Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C15 securitization. The relationship between the holders of notes evidencing the Orchard at Saddleback Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Orchard at Saddleback Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,312,500	$55,312,500	BMO 2026-C15	Yes
A-2	$33,187,500	$33,187,500	MSBAM 2026-C36	No
Whole Loan	$88,500,000	$88,500,000

The Property. The Orchard at Saddleback Property is a 280,601 square foot anchored retail center located on an approximately 24.6-acre site in Lake Forest, California. Built in 2004, the Orchard at Saddleback Property is comprised of 10 multi-tenant retail buildings, two single-tenant pad buildings, and includes 1,324 parking spaces (approximately 4.7 spaces per 1,000 SF). The Orchard at Saddleback Property is located at the southeast corner of El Toro Road and Rockfield Boulevard, and has a nationally branded tenant mix with anchors including Ralph’s (55,105 SF, 19.6% of NRA, 15.3% of underwritten rent), HomeGoods (25,000 SF, 8.9% of NRA, 5.2% of underwritten rent), PetSmart (20,000 SF, 7.1% of NRA, 7.2% of underwritten rent), Staples (20,000 SF, 7.1% of NRA, 5.7% of underwritten rent), and Goodwill (18,800 SF, 6.7% of NRA, 5.9% of underwritten rent). As of June 3, 2026, the Orchard at Saddleback Property was 98.0% leased to 44 tenants that range in size from 1,170 SF to 55,105 SF, with no tenant, other than Ralphs, accounting for more than 10.0% of underwritten rent or NRA. The historical occupancy has averaged approximately 97.7% over the last 10 years.

Major Tenants. The three largest tenants based on net rentable area are Ralph’s, HomeGoods and PetSmart.

Ralph’s (55,105 SF, 19.6% of NRA, 15.3% of underwritten rent): Ralph’s, a subsidiary of The Kroger Co. (NYSE:KR), is a supermarket chain in Southern California. Ralph’s offers a broad selection of grocery products, including fresh produce, meat, seafood, bakery items, pharmacy services, and household essentials. The chain operates in approximately 183 stores throughout California and is supported by Kroger's nationwide platform of approximately 2,685 stores under various banners. Kroger has more than 400,000 employees across its portfolio. Ralph’s has anchored the Orchard at Saddleback Property since 2007, and recently executed a renewal through June 30, 2032. Ralph’s lease has three, five-year renewal options and no termination options.

HomeGoods (25,000 SF, 8.9% of NRA, 5.2% of underwritten rent). HomeGoods, a subsidiary of The TJX Companies, Inc. (NYSE: TJX), is a leading off-price home furnishings retailer offering a broad assortment of home décor, furniture, kitchenware, bedding, bath products, and seasonal merchandise. HomeGoods operates more than 900 stores nationwide. TJX employs approximately 364,000 associates across its portfolio. HomeGoods has occupied the Orchard at Saddleback Property since 2005 and recently executed a renewal through October 2032. HomeGoods reported sales at the Orchard at Saddleback Property of approximately $11.9 million ($476 PSF, 5.8% occupancy cost) in 2025. HomeGoods’s lease expires on October 31, 2032 with three, five-year renewal options and no termination options.

PetSmart (20,000 SF, 7.1% of NRA, 7.2% of underwritten rent). PetSmart is the largest specialty pet retailer in North America, offering pet food, supplies, accessories, and a range of services including grooming, training, boarding, and veterinary care. The company operates more than 1,680 stores and grooming salons across the United States, Canada, and Puerto Rico and employs over 50,000 associates. PetSmart has occupied the Orchard at Saddleback Property since 2005 and recently executed a lease renewal through October 2030. PetSmart reported sales at the Orchard at Saddleback Property of approximately $8.1 million ($406 PSF, 10.3% occupancy cost) in 2025. PetSmart’s lease expires on October 31, 2030 with one, five-year renewal option and no termination options.

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Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

The following table presents certain information relating to the current and historical occupancy of the Orchard at Saddleback Property:

Historical and Current Occupancy(1)
2023	2024	2025	TTM 3/31/2026	Current(2)
98.0%	97.0%	97.0%	98.0%	98.0%
(1)	Historical occupancies are as of December 31 for each year, unless indicated otherwise. Information was obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of June 3, 2026.

Appraisal. According to the appraisal, the Orchard at Saddleback Property had an “as-is” appraised value of $143,800,000 as of May 28, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$143,800,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated May 28, 2026, there was a recognized environmental condition at the Orchard at Saddleback Property related to contamination from dry cleaners formerly located on the Orchard at Saddleback Property and on the adjacent property to the north. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

The following table presents certain information regarding the major tenants at the Orchard at Saddleback Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Ralph’s	NR/Baa1/BBB	55,105	19.6%	$1,337,949	15.3%	$24.28	6/30/2032	3 x 5 yr	N

Junior Anchor Tenants
HomeGoods	NR/A2/A	25,000	8.9%	$455,000	5.2%	$18.20	10/31/2032	3 x 5 yr	N
PetSmart	NR/B2/B+	20,000	7.1%	$626,600	7.2%	$31.33	10/31/2030	1 x 5 yr	N
Staples	NR/NR/NR	20,000	7.1%	$500,000	5.7%	$25.00	11/30/2031	1 x 5 yr	N
Goodwill	NR/NR/NR	18,800	6.7%	$514,556	5.9%	$27.37	6/30/2031	N/A	N
Daiso	NR/NR/NR	12,320	4.4%	$240,240	2.8%	$19.50	8/31/2030	1 x 5 yr	N
Five Below	NR/NR/NR	10,851	3.9%	$230,584	2.6%	$21.25	1/31/2032	3 x 5 yr	N
Ulta Beauty	NR/NR/NR	10,310	3.7%	$268,060	3.1%	$26.00	7/31/2027	3 x 5 yr	N
Junior Anchor Tenants Subtotal/Wtd. Avg.		117,281	41.8%	$2,835,040	32.5%	$24.17

Major Tenants
Lucilles Smokehouse Bar B Que	NR/NR/NR	11,611	4.1%	$420,000	4.8%	$36.17	2/29/2032	1 x 5 yr	N
Bru Grill Market	NR/NR/NR	8,300	3.0%	$212,960	2.4%	$25.66	10/31/2031	4 x 5 yr	N
Bridgestone/Firestone	NR/A1/A	6,640	2.4%	$172,237	2.0%	$25.94	6/30/2031	1 x 5 yr	N
Carters	NR/NR/NR	6,053	2.2%	$220,329	2.5%	$36.40	1/31/2027	3 x 5 yr	N
Mattress Firm	NR/NR/NR	3,550	1.3%	$177,500	2.0%	$50.00	3/31/2032	2 x 5 yr	N
Comerica Bank	NR/NR/NR	3,500	1.2%	$255,507	2.9%	$73.00	12/31/2031	N/A	N
Major Tenant Subtotal/Wtd. Avg.		39,654	14.1%	$1,458,533	16.7%	$36.78

Other Tenants		63,009	22.5%	$3,096,094	35.5%	$49.14
Occupied Subtotal/Wtd. Avg.		275,049	98.0%	$8,727,616	100.0%	$31.73

Vacant Space		5,552	2.0%
Total/Wtd. Avg.		280,601	100.0%
(1)	Information is based on the underwritten rent roll dated June 3, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

B-17

Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

The following table presents certain information relating to the lease rollover schedule at the Orchard at Saddleback Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	5,552	2.0%	NAP	NAP	5,552	2.0%	NAP	NAP
2026 & MTM	2	4,525	1.6	$229,422	2.6%	10,077	3.6%	$229,422	2.6%
2027	8	28,730	10.2	1,178,604	13.5	38,807	13.8%	$1,408,026	16.1%
2028	3	5,303	1.9	247,640	2.8	44,110	15.7%	$1,655,665	19.0%
2029	2	5,168	1.8	216,744	2.5	49,278	17.6%	$1,872,409	21.5%
2030	6	40,352	14.4	1,302,319	14.9	89,630	31.9%	$3,174,728	36.4%
2031	10	66,965	23.9	2,082,100	23.9	156,595	55.8%	$5,256,828	60.2%
2032	8	110,938	39.5	2,848,403	32.6	267,533	95.3%	$8,105,231	92.9%
2033	0	0	0.0	0	0.0	267,533	95.3%	$8,105,231	92.9%
2034	2	6,515	2.3	342,873	3.9	274,048	97.7%	$8,448,104	96.8%
2035	1	1,838	0.7	90,871	1.0	275,886	98.3%	$8,538,974	97.8%
2036	2	4,715	1.7	188,642	2.2	280,601	100.0%	$8,727,616	100.0%
2037 & Beyond	0	0	0.0	$0	0.0	280,601	100.0%	$8,727,616	100.0%
Total	44	280,601	100.0%	$8,727,616	100.0%
(1)	Information is based on the underwritten rent roll as of June 3, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Orchard at Saddleback Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM March 2026(1)	Underwritten	Per SF	%(2)
In Place Rent	$8,612,462	$8,789,046	$8,836,080	$8,862,362	$8,671,319	$30.90	73.5%
Contractual Rent Steps(3)	0	0	0	0	87,555	0.31	0.7
Potential Income from Vacant Space	0	0	0	0	322,793	1.15	2.7
Gross Potential Rent	$8,612,462	$8,789,046	$8,836,080	$8,862,362	$9,081,667	$32.37	77.0%
Reimbursement Revenue	2,578,014	2,622,123	2,719,197	2,711,530	2,719,096	9.69	23.0
Net Rental Income	$11,190,475	$11,411,169	$11,555,277	$11,573,891	$11,800,763	$42.06	100.0%
(Vacancy)	0	0	0	0	(590,038)	(2.10)	-5.3
Other Income(4)	2,866	3,550	4,324	2,579	3,484	0.01	0.0
Effective Gross Income	$11,193,342	$11,414,719	$11,559,601	$11,576,470	$11,214,209	$39.96	100.0%
Total Expenses	3,241,562	3,307,676	3,390,867	3,382,451	3,388,545	12.08	30.2
Net Operating Income	$7,951,780	$8,107,043	$8,168,734	$8,194,019	$7,825,665	$27.89	69.8%
TI/LC	0	0	0	0	210,451	0.75	1.9
Capital Expenditures	0	0	0	0	42,090	0.15	0.4
Net Cash Flow	$7,951,780	$8,107,043	$8,168,734	$8,194,019	$7,573,124	$26.99	67.5%
(1)	TTM March 2026 reflects the trailing 12-month period ending March 31, 2026.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through July 2027.
(4)	Other Income consists of primarily late rent charges.

B-18

Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

The Market. The Orchard at Saddleback Property is located in Lake Forest, California, within the South submarket of the Orange County retail market. The Orchard at Saddleback Property is located on the southeast corner of El Toro Road and Rockfield Boulevard and benefits from strong visibility within the corridor. Major employers in the south Orange County retail submarket include Disneyland Resort, the University of California Irvine, Peraton, Broadcom, and Kaiser Permanente. According to the appraisal, as of the first quarter of 2026, the South Orange County retail submarket contained approximately 9.7 million square feet of retail inventory and reported a vacancy rate of 6.0% with average asking rents of $39.80 per square foot. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Orchard at Saddleback Property was 23,307, 150,436, and 320,790, respectively. Average household income within the same radii was approximately $112,729, $146,492, and $158,744, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Orchard at Saddleback Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (months)	Rent Increase Projection	Tenant Improvement (New / Renewal)	Leasing Commissions (New / Renewal)	Reimbursement Method
Anchor/Grocery	$30.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Junior Anchor	$27.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Full-Service Restaurant	$42.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Bank Branch	$75.00	120	10%/5Years	$20.00 / $0.00	3.0% / 1.5%	NNN
Auto Repair	$33.00	120	10%/5Years	$5.00 / $0.00	3.0% / 1.5%	NNN
Shop Space	$48.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
Shop Space - Good	$66.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
Shop Space – Large	$42.00	60	3.0% per annum	$15.00 / $0.00	6.0% / 3.0%	NNN
(1)	Source: Appraisal.

The following table presents certain information relating to comparable anchor/grocery tenant leases with respect to the Orchard at Saddleback Property:

Comparable Leases Summary – Anchor/Grocery Space(1)
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Term (yrs)	Rent PSF	Lease Type
Orchard at Saddleback (subject)(2) 23716, 23730, 23632, 23740 and 23760 El Toro Road Lake Forest, CA 92630	2004 / NAP	Ralph’s	55,105	20	$24.28	NNN
26501 Aliso Creek Rd Aliso Viejo, CA	2004 / 2024	99 Ranch Market	46,820	20	$28.83	NNN
19100 Harborgate Way Torrance, CA	1999 / 2023	99 Ranch Market	30,230	15	$24.00	NNN
3775 Alton Pkwy Irvine, CA	1991 / 1996	Sprouts Farmers Market	24,136	5	$32.20	NNN
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 3, 2026 other than Year Built / Renovated.

The following table presents certain information relating to comparable junior anchor tenant leases with respect to the Orchard at Saddleback Property:

Comparable Leases Summary – Junior Anchor(1)
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Term (yrs)	Rent PSF	Lease Type
Orchard at Saddleback (subject) (2) 23716, 23730, 23632, 23740 and 23760 El Toro Road Lake Forest, CA 92630	2004 / NAP	HomeGoods Staples	25,000 20,000	10 15	$18.20 $25.00	NNN NNN
1101 East Imperial Highway Placentia, CA	1991 / NAP	Goodwill	10,369	5	$26.06	NNN
4343 MacArthur Blvd Newport Beach, CA	1979 / NAP	Home Consignment	19,094	15	$21.00	NNN
3875 Alton Pkwy Irvine, CA	1991 / 1996	Ross Dress for Less	23,662	10	$24.00	NNN
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 3, 2026 other than Year Built / Renovated.

B-19

Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

The Borrower. The borrower for the Orchard at Saddleback Whole Loan is Orchard Lake Forest CA LP, a California limited partnership and single purpose entity with two independent directors in its organizational structure and which is 99% owned and controlled by Schottenstein Realty LLC. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orchard at Saddleback Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Orchard at Saddleback Whole Loan is Schottenstein Property Group, a Columbus, Ohio-based real estate owner and operator of power center and neighborhood shopping centers throughout the United States. Its subsidiary, Schottenstein Realty LLC is the non-recourse carveout guarantor for the Orchard at Saddleback Whole Loan. Schottenstein Property Group manages a portfolio consisting of 80 retail properties in 23 states totaling approximately 11.5 million square feet.

Property Management. The Orchard at Saddleback Property is self-managed by the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to reserve (i) $520,470 for unpaid tenant allowances and tenant contributions, (ii) $385,000 for replacements, and (iii) approximately $90,090 for unpaid leasing commissions.

Tax Reserve – On a monthly basis during a Tax Trigger Period (as defined below), the borrower is required to deposit into a tax reserve 1/12th of the annual tax payments estimated by the lender to be payable during the next ensuing 12 months.

A “Tax Trigger Period” commences upon (A) the failure of the Schottenstein Condition (as defined below) to remain satisfied, (B) the commencement of a Cash Sweep Event Period (as defined below), (C) the failure of any taxes to be paid on or prior to the date the same are due in the manner and within the time frames required under the Orchard at Saddleback Whole Loan documents (unless the borrower is then contesting such taxes in accordance with the applicable terms and conditions of the Orchard at Saddleback Whole Loan documents and there exists no risk of a lien against the Orchard at Saddleback Property, delinquency of such taxes or other default with the relevant taxing authority and the lender is provided with reasonably satisfactory evidence of the same), (D) the borrower fails to provide evidence to the lender of payment of taxes within 10 days following the date the same are due or (E) the occurrence of a monetary event of default.

A Tax Trigger Period expires on the date upon which (v) the Orchard at Saddleback Whole Loan is repaid in full, (w) with respect to any Tax Trigger Period commenced in connection with clause (B) above, the lender notifies the cash management bank that all existing Cash Sweep Event Periods have been cured, (x) with respect to any Tax Trigger Period commenced in connection with clause (C) above, such taxes are paid in full within 10 days following written notice from the lender, (y) with respect to any Tax Trigger Period commenced in connection with clause (D) above, such evidence is provided to the lender, which date will be within 10 days following written notice from the lender, and (z) with respect to any Tax Trigger Period commenced in connection with clause (E) above, such monetary event of default is cured in accordance with the Orchard at Saddleback Whole Loan documents.

The “Schottenstein Condition” means that the Schottenstein Family (as defined below) owns, directly or indirectly, at least 51% of the borrower, and controls the borrower and the Orchard at Saddleback Property.

The “Schottenstein Family” means, individually or collectively, any of: (i) (x) Jay L. Schottenstein or his spouse, or (y) Joseph Schottenstein or Jonathan Schottenstein or their respective spouses and lineal descendants, including their children or grandchildren; or (ii) any trusts or entities of which any such persons are the sole beneficiaries or which are entirely owned or controlled (directly or indirectly) by any such persons (or majority-owned and controlled, so long as the persons set forth in clauses (i) and (ii) above continue to own directly or indirectly 51% or more of, and control, the borrower).

Insurance Reserve – On a monthly basis during an Insurance Trigger Period (as defined below), the borrower is required to deposit into an insurance reserve 1/12th of the annual estimated insurance payments; provided that the borrower is not required to make such deposit if (i) no event of default has occurred and is continuing under the Orchard at Saddleback Whole Loan documents, (ii) the liability and casualty policies maintained by the borrower covering the Orchard at Saddleback Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender with evidence of renewal and paid receipts for the payment of insurance premiums no later than 10 days prior to their expiration dates. An acceptable blanket insurance policy was in place at the Orchard at Saddleback Whole Loan origination.

B-20

Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

An “Insurance Trigger Period” commences upon (A) the failure of the Schottenstein Condition to remain satisfied, (B) the commencement of a Cash Sweep Event Period, (C) the failure of any insurance premiums to be paid on or prior to the date the same are due or the borrower’s failure to provide the lender with evidence of payment of insurance premiums and copies of the required certificates evidencing the policies, in each case in the manner and within the time frames required under the terms and conditions of the Orchard at Saddleback Whole Loan documents, (D) any policy failing to satisfy in any material respect the terms and conditions of the Orchard at Saddleback Whole Loan documents, or (E) the occurrence of a monetary event of default.

An Insurance Trigger Period expires on the date upon which (w) the Orchard at Saddleback Whole Loan is repaid in full, (x) with respect to an Insurance Trigger Period commenced in connection with clause (B) above, the lender notifies the cash management bank that all existing Cash Sweep Event Periods have been cured, (y) with respect to any Insurance Trigger Period commenced in connection with clause (C) or (D) above, the borrower delivers to the lender within 10 days following written notice from the lender each of the following, as applicable: (1) evidence of payment of the applicable insurance premiums and (2) certificates evidencing the applicable policies, and that such policies comply with the relevant terms and conditions of the Orchard at Saddleback Whole Loan documents, and (z) with respect to any Insurance Trigger Period commenced in connection with clause (E) above, such monetary event of default is cured in accordance with the Orchard at Saddleback Whole Loan documents. However, notwithstanding the foregoing, if any individual Insurance Trigger Period is cured in accordance with the Orchard at Saddleback Whole Loan documents but at the time of such cure, another uncured Insurance Trigger Period exists, then the cure will be deemed not to expire.

Replacements Reserve – On a monthly basis, the borrower is required to deposit into a replacements reserve approximately $3,508 for annual capital expenditures approved by the lender. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein Condition remains satisfied.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit into a reserve approximately $17,538 for tenant improvements and leasing commissions. Notwithstanding the foregoing, the borrower will not be required to make such deposits so long as the following two conditions remain satisfied: (i) no event of default has occurred and is continuing and (ii) the Schottenstein Condition remains satisfied.

Amortization Reserve – Starting on September 6, 2031, on a monthly basis, the borrower is required to deposit $100,000 into an amortization reserve. Solely if an event of default occurs under the Orchard at Saddleback Whole Loan, the lender may apply such reserve funds to payment of the Orchard at Saddleback Whole Loan.

Lockbox / Cash Management. The Orchard at Saddleback Whole Loan has a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within two business days of receipt. During a Cash Sweep Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account, and are required to be applied monthly (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Orchard at Saddleback Whole Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts, (1) if a Cash Sweep Event Period is in effect due to a Specified Tenant Trigger Event (as defined below), into a specified tenant reserve account or (2) into an excess cash flow account to be held as additional collateral for the Orchard at Saddleback Whole Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” commences upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x for three consecutive calendar months (provided, however, that this will not trigger a Cash Sweep Event Period when (1) the Schottenstein Condition at such time is satisfied, (2) the guarantor at such time is either Schottenstein Realty LLC or an acceptable replacement guarantor that is majority owned and controlled by the Schottenstein Family, and (3) the Orchard at Saddleback Payment Guaranty (as defined below) is then in full force and effect), and (iii) a Specified Tenant Trigger Event.

B-21

Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

A Cash Sweep Event Period expires upon (x) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default (which cure the lender may accept or reject in its sole discretion), (y) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for the immediately preceding six consecutive calendar months, and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (iii) above, upon the cure of the Specified Tenant Trigger Event. However, notwithstanding the foregoing, if a Cash Sweep Event Period has otherwise met the requirements for expiration under the Orchard at Saddleback Whole Loan documents but at the time, another Cash Sweep Event Period then exists for any other reason, the expiration will be deemed not to occur.

The “Orchard at Saddleback Payment Guaranty” means that certain payment guaranty in an amount equal to the aggregate amount of net operating income that would be needed to meet the debt service coverage ratio during the trigger period provided by the non-recourse carveout guarantor, or a replacement payment guaranty in form and substance substantially similar to such payment guaranty from a guarantor acceptable to the lender which is majority owned and controlled by the Schottenstein Family.

“Specified Tenant” means (a) Ralph’s, as tenant under its lease at the Orchard at Saddleback Property, or (b) any tenant under a lease which, either individually, or when taken together with any other lease with such tenant or its affiliates (i) covers more than 50,000 square feet at the Orchard at Saddleback Property, or (ii) constitutes more than 18% of the total annual rents from the Orchard at Saddleback Property.

A “Specified Tenant Trigger Event” commences upon the date on which (i) any Specified Tenant is in monetary or material non-monetary default under its lease (beyond any applicable notice and/or cure periods), (ii)(a) any Specified Tenant terminates its lease or (b) notifies the borrower, the manager, or any of their respective affiliates, agents or representatives that it intends to terminate its lease; (iii) any Specified Tenant vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark”; (iv) is the earlier to occur of (y) 12 months prior to the expiration of the term of a Specified Tenant’s lease, and (z) the date any Specified Tenant fails to deliver notice or otherwise exercise an option to extend the term of its lease by the date required by such lease; (v) any Specified Tenant (or such Specified Tenant’s parent company) becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; or (vi) any Specified Tenant (or such Specified Tenant’s parent company) has its long term, unsecured and unsubordinated debt rating downgraded below “BBB-” by S&P or the equivalent of such rating by any other rating agency that rates the certificates.

Notwithstanding the foregoing, a Specified Tenant Trigger Event will not commence so long as (x) no event of default has occurred and is continuing, (y) the Schottenstein Condition remains satisfied and (z) within 10 days of the borrower’s receipt of notice from the lender of the commencement of such Specified Tenant Trigger Event, the borrower either: (1) deposits with the lender an additional $551,050; or (2) delivers to the lender a letter of credit of the same amount that complies with the terms and conditions of the Orchard at Saddleback Whole Loan documents.

A Specified Tenant Trigger Event expires upon (t) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (i) of the definition of Specified Tenant Trigger Event, the date on which the monetary or material non-monetary event of default is cured; (u) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (ii)(a) of such definition, the date on which the lender receives evidence that the borrower has entered into a new lease(s) with an acceptable replacement tenant(s) for no less than 80% of the demised premises which had previously been occupied by the applicable Specified Tenant, in form and substance satisfactory to the lender, and that (1) each tenant under any such replacement lease has accepted possession, is in occupancy of, and is open for business at all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (2) that the rents payable under any such replacement lease are comparable to existing local market rates for similar properties and (3) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully executed lease and an estoppel certificate from each such tenant (a “Re-tenanting Event”); (v) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (ii)(b) of such definition above, the date on which (I)(a) the applicable Specified Tenant (1) has irrevocably revoked or rescinded any such notice and (2)(A) been open for business and is conducting normal business operations at substantially all of its demised premises and (B) is paying full, unabated rent under its lease, and (b) delivers to the lender an estoppel certificate certifying, among other things, the items in the immediately preceding clause (2(A) reaffirming the lease is in full force and effect, or (II) a Re-tenanting Event has occurred; (w) if the Specified Tenant

B-22

Annex B	BMO 2026-C15
No. 2 – Orchard at Saddleback

Trigger Event is caused solely by the occurrence of clause (iii)(a) of such definition, the date on which (a)(1) the applicable Specified Tenant (A) has reopened for business and is conducting normal business operations at substantially all of its demised premises and (B) has paid full, unabated rent under its lease, for two consecutive quarters in each case, and (2) the borrower has delivered to the lender an estoppel certificate from the applicable Specified Tenant certifying, among other things, the satisfaction of the requirements in this clause (w) reaffirming the lease as being in full force and effect, or (b) a Re-tenanting Event has occurred; (x) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (iv) of such definition above, (a) the date on which the applicable Specified Tenant has delivered an extension notice and otherwise satisfied all conditions to the extension option contained in such Specified Tenant’s lease, or (b) a Re-tenanting Event has occurred; (y) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (v) of such definition, the date on which the Specified Tenant or its parent company becomes solvent to the lender’s satisfaction for two consecutive quarters or will no longer be a debtor in any bankruptcy or insolvency proceeding and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction; or (z) if the Specified Tenant Trigger Event is caused solely by the occurrence of clause (vi) of such definition, the date on which the long term, unsecured and unsubordinated debt rating of the Specified Tenant or its parent company, as the case may be, has been restored to at least “BBB-” by S&P or the equivalent of such rating by any other rating agency rating the certificates.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

B-23

Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

B-24

Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

B-25

Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$46,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$46,900,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	6.5%	Net Rentable Area (SF)(6):	1,075,666
Loan Purpose:	Recapitalization	Location(6):	Various, Various
Borrowers(2):	AREC 22, LLC and UHIL 22, LLC	Year Built / Renovated(6):	Various / Various
Borrower Sponsor(3):	U-Haul Holding Company	Occupancy(7):	90.3%
Interest Rate(4):	6.05000%	Occupancy Date(7):	6/17/2026
Note Date:	7/27/2026	4th Most Recent NOI (As of):	$13,347,278 (3/31/2023)
Maturity Date(4):	8/6/2036	3rd Most Recent NOI (As of):	$13,885,281 (3/31/2024)
Interest-only Period:	0 months	2nd Most Recent NOI (As of):	$13,846,313 (3/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$13,990,707 (TTM 5/31/2026)
Original Amortization Term:	300 months	UW Economic Occupancy:	88.4%
Amortization Type:	Amortizing Balloon - ARD	UW Revenues:	$18,272,257
Call Protection(5):	L(24),D(89),O(7)	UW Expenses:	$4,293,731
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$13,978,526
Additional Debt(1):	Yes	UW NCF:	$13,871,711
Additional Debt Balance(1):	$87,100,000	Appraised Value / Per SF(8):	$235,000,000 / $218
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	5/6/2026

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$125
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$97
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	57.0%
Replacement Reserve:	$53,407	Springing	N/A	Maturity Date LTV(4)(8):	44.2%
				UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$134,000,000	100.0%	Return of Equity(10)	$131,928,288	98.5%
			Closing Costs(11)	2,018,305	1.5
			Upfront Reserves	53,407	0.0
Total Sources	$134,000,000	100.0%	Total Uses	$134,000,000	100.0%
(1)	The U-Haul AREC Portfolio 22 Mortgage Loan (as defined below) is part of the U-Haul AREC Portfolio 22 Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $134,000,000. All financial information presented herein is based on the aggregate Cut-off Date principal balance of the U-Haul AREC Portfolio 22 Whole Loan.
(2)	See “The Borrowers” below.
(3)	The borrower sponsor is also the borrower sponsor for the U-Haul - AREC2 Portfolio Mortgage Loan which is also being contributed to the BMO 2026-C15 securitization trust.
(4)	The U-Haul AREC Portfolio 22 Whole Loan is structured with an anticipated repayment date of August 6, 2036 (the “ARD”) and a final maturity date of August 6, 2051. Prior to the ARD, the U-Haul AREC Portfolio 22 Whole Loan accrues interest at the Initial Interest Rate (as defined below). See “The Loan” below.
(5)	Call protection consists of a 24-payment lockout period, followed by an 89-payment period during which defeasance is permitted, followed by a seven-payment open period prior to the ARD.
(6)	Various — see “Portfolio Summary” below for information regarding the individual U-Haul AREC Portfolio 22 Properties (as defined below).
(7)	Based on the borrower rent rolls dated June 17, 2026. Occupancy is calculated based on SF.
(8)	Based on the portfolio appraised value of $235,000,000, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” value of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. Individual valuation dates range from May 6, 2026 to June 24, 2026. The Cut-off Date LTV and Maturity Date LTV based on the aggregate individual as-is appraised value of $223,610,000 are 59.9% and 46.5%, respectively.
(9)	See “Escrows and Reserves” below for further discussion of reserve information.
(10)	The borrower sponsor paid off the previous debt of $94.5 million secured by the U-Haul AREC Portfolio 22 Properties on May 6, 2026, and the U-Haul AREC Portfolio 22 Properties were held unencumbered at origination.
(11)	Closing Costs include a $268,000 rate buydown fee.

The Loan. The third largest mortgage loan (the “U-Haul AREC Portfolio 22 Mortgage Loan”) is part of a whole loan (the “U-Haul AREC Portfolio 22 Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance and aggregate Cut-off Date principal balance of $134,000,000. The U-Haul AREC Portfolio 22 Whole Loan is secured by the borrowers’ fee interests in 20 self storage properties totaling 1,075,666 square feet located across ten states (collectively, the “U-Haul AREC Portfolio 22 Properties”). The U-Haul AREC Portfolio 22 Whole Loan was co-originated on July 27, 2026 by Bank of America, National Association (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The

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Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

U-Haul AREC Portfolio 22 Whole Loan accrues interest at a fixed rate of 6.05000% per annum (the “Initial Interest Rate”) prior to the ARD on an Actual/360 basis. The U-Haul AREC Portfolio 22 Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, contributed by WFB, with an outstanding principal balance as of the Cut-off Date of $46,900,000.

The U-Haul AREC Portfolio 22 Whole Loan is structured with an ARD of August 6, 2036 and a final maturity date of August 6, 2051. From and after the ARD until the outstanding principal balance of the U-Haul AREC Portfolio 22 Whole Loan and all accrued interest has been paid in full, or until the final maturity date on August 6, 2051, the U-Haul AREC Portfolio 22 Whole Loan will bear interest at a rate per annum equal to 3.0000% plus the greater of (a) the Initial Interest Rate and (b) the 10-year treasury rate as of the ARD plus 1.4300% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC Portfolio 22 Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC Portfolio 22 Whole Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC Portfolio 22 Whole Loan.

The U-Haul AREC Portfolio 22 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2026-C36 securitization trust. The relationship between the holders of the U-Haul AREC Portfolio 22 Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise the U-Haul AREC Portfolio 22 Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	MSBAM 2026-C36	Yes
A-2(1)	$17,100,000	$17,100,000	BANA	No
A-3	$26,900,000	$26,900,000	BMO 2026-C15	No
A-4	$20,000,000	$20,000,000	BMO 2026-C15	No
Whole Loan	$134,000,000	$134,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The U-Haul AREC Portfolio 22 Properties are comprised of 20 self storage properties, totaling 1,075,666 square feet, located in Nevada (three properties, 19.8% of NRA), Florida (five properties, 16.7% of NRA), New Jersey (three properties, 15.9% of NRA), Maryland (three properties, 9.6% of NRA), Arizona (one property, 8.7% of NRA), South Carolina (one property, 7.6% of NRA), Idaho (one property, 6.3% of NRA), Iowa (one property, 5.5% of NRA), Georgia (one property, 5.5% of NRA) and Minnesota (one property, 4.4% of NRA). The U-Haul AREC Portfolio 22 Properties were built between 1925 and 2015, and have an average year built of 1986. The borrower sponsor acquired each of the U-Haul AREC Portfolio 22 Properties between 1979 and 2017.

The U-Haul AREC Portfolio 22 Properties consist of 10,286 units comprised of 9,613 self storage units (1,051,191 square feet), 485 parking units (16,955 square feet) and 188 U-Box units (7,520 square feet). Self storage units consist of climate and non-climate controlled interior, drive-up, locker, office and warehouse units. Parking units consist of RV and boat parking units. U-Box units are portable storage containers that are used for moving and storage. Amenities at the U-Haul AREC Portfolio 22 Properties include exterior lighting, keypad entry, on-site managers, perimeter fencing, individual door alarms, video cameras, electronic gates and a loading bay. As of June 17, 2026, the U-Haul AREC Portfolio 22 Properties were 90.3% occupied by square feet.

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Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

The following table presents certain information relating to the U-Haul AREC Portfolio 22 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name	City, State	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value
U-Haul Moving & Storage at Oso Blanca	Las Vegas, NV	2009/NAP	$4,754,868	10.1%	$22,650,000	10.1%
U-Haul Moving & Storage of Casa Grande	Casa Grande, AZ	2008/NAP	$3,889,965	8.3%	$18,530,000	8.3%
U-Haul Moving & Storage of Coeur D’Alene	Coeur d'Alene, ID	1983, 2011/NAP	$3,652,743	7.8%	$17,430,000	7.8%
U-Haul Moving & Storage of Spring Valley	Las Vegas, NV	1998/NAP	$3,648,548	7.8%	$17,380,000	7.8%
U-Haul Moving & Storage of North Brunswick	North Brunswick, NJ	2000/NAP	$3,631,753	7.7%	$17,300,000	7.7%
U-Haul Moving & Storage of Marlboro	Englishtown, NJ	1988/2014	$3,169,912	6.8%	$15,300,000	6.8%
U-Haul Moving & Storage at W Lake Mead Blvd	North Las Vegas, NV	2005/2014	$3,052,352	6.5%	$14,540,000	6.5%
U-Haul Moving & Storage of Little River	Little River, SC	1996, 2003/NAP	$2,582,114	5.5%	$12,300,000	5.5%
U-Haul Moving & Storage of East Brunswick	East Brunswick, NJ	1960, 1994/NAP	$2,330,200	5.0%	$11,100,000	5.0%
U-Haul Moving & Storage of Forestville Rd	District Heights, MD	2002/NAP	$1,954,429	4.2%	$9,230,000	4.1%
U-Haul Storage of North Miami Beach	North Miami Beach, FL	1972, 1977, 1985, 1995, 2001/NAP	$1,870,458	4.0%	$8,910,000	4.0%
U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL	1925/NAP	$1,771,792	3.8%	$8,440,000	3.8%
U-Haul Moving & Storage of Haines City	Haines City, FL	2007, 2015/NAP	$1,734,005	3.7%	$8,260,000	3.7%
U-Haul of North Miami Beach	North Miami Beach, FL	1963/NAP	$1,683,622	3.6%	$8,020,000	3.6%
U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA	1979/NAP	$1,417,014	3.0%	$6,750,000	3.0%
U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA	1994/NAP	$1,335,142	2.8%	$6,360,000	2.8%
U-Haul Moving & Storage of Salisbury	Salisbury, MD	2002, 2004/NAP	$1,333,043	2.8%	$6,350,000	2.8%
U-Haul Moving & Storage at Hwy 13 & Portland Ave	Burnsville, MN	2008/NAP	$1,144,107	2.4%	$5,500,000	2.5%
U-Haul Moving & Storage at 36th St	Miami, FL	1940/NAP	$1,085,328	2.3%	$5,170,000	2.3%
U-Haul Storage of Salisbury	Salisbury, MD	1990, 2005/NAP	$858,605	1.8%	$4,090,000	1.8%
Total			$46,900,000	100.0%	$223,610,000	100.0%
(1)	Source: Appraisals. Individual valuation dates for the U-Haul AREC Portfolio 22 Properties range from May 6, 2026 to June 24, 2026. The U-Haul AREC Portfolio 22 Properties have a portfolio appraised value of $235,000,000, as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” values of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer.

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Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

The following table presents certain information relating to the units at the U-Haul AREC Portfolio 22 Properties:

Portfolio Unit Summary(1)
Property Name	SF	% of SF	Occ%(2)	Total # of Units	# Climate Controlled Storage Units	# Non-Climate Controlled Storage Units	# Parking Units	# Ubox Units	Average Storage Unit Size (SF)(3)	Avg. In-Place Rent / Unit(3)	Market Rent / Unit(3) (4)
U-Haul Moving & Storage at Oso Blanca	77,819	7.2%	93.0%	733	535	163	35	0	110	$195	$192
U-Haul Moving & Storage of Casa Grande	93,320	8.7%	90.4%	802	377	139	233	53	158	$154	$166
U-Haul Moving & Storage of Coeur D’Alene	67,857	6.3%	93.7%	711	620	91	0	0	95	$144	$143
U-Haul Moving & Storage of Spring Valley	59,180	5.5%	96.4%	667	417	187	63	0	94	$175	$164
U-Haul Moving & Storage of North Brunswick	65,945	6.1%	89.1%	578	110	468	0	0	114	$222	$216
U-Haul Moving & Storage of Marlboro	63,932	5.9%	92.1%	604	217	273	57	57	123	$198	$184
U-Haul Moving & Storage at W Lake Mead Blvd	76,417	7.1%	91.5%	629	419	210	0	0	121	$167	$164
U-Haul Moving & Storage of Little River	81,649	7.6%	83.8%	601	146	403	52	0	147	$183	$174
U-Haul Moving & Storage of East Brunswick	40,704	3.8%	86.1%	531	233	286	12	0	77	$162	$164
U-Haul Moving & Storage of Forestville Rd	37,394	3.5%	93.5%	425	36	389	0	0	88	$207	$202
U-Haul Storage of North Miami Beach	58,544	5.4%	88.6%	752	590	162	0	0	78	$178	$171
U-Haul Moving & Storage of Downtown Jacksonville	44,938	4.2%	85.8%	598	316	282	0	0	75	$125	$130
U-Haul Moving & Storage of Haines City	60,330	5.6%	90.9%	475	144	242	12	77	148	$193	$188
U-Haul of North Miami Beach	2,262	0.2%	93.8%	48	0	26	21	1	68	$194	$171
U-Haul Moving & Storage of Cedar Rapids	59,400	5.5%	98.7%	486	58	428	0	0	122	$120	$123
U-Haul Moving & Storage of West Warner Robins	59,025	5.5%	89.8%	429	5	424	0	0	138	$124	$120
U-Haul Moving & Storage of Salisbury	36,000	3.3%	89.7%	334	334	0	0	0	108	$168	$146
U-Haul Moving & Storage at Hwy 13 & Portland Ave	47,507	4.4%	84.2%	393	379	14	0	0	121	$155	$150
U-Haul Moving & Storage at 36th St	13,088	1.2%	94.3%	174	92	82	0	0	75	$211	$207
U-Haul Storage of Salisbury	30,355	2.8%	81.7%	316	0	316	0	0	96	$119	$146
Total/Weighted Average	1,075,666	100.0%	90.3%	10,286	5,028	4,585	485	188	109	$168	$165
(1)	Based on borrower rent rolls dated June 17, 2026.
(2)	Occ% is calculated based on square feet.
(3)	Average Storage Unit Size (SF), Avg. In-Place Rent / Unit and Market Rent / Unit exclude parking units and Ubox units.
(4)	Source: Appraisals.

The following table presents certain information with respect to the unit type mix of the U-Haul AREC Portfolio 22 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	% GPR	GPR / Unit
Interior	5,685	503,279	46.8%	89.9%	51.2%	$151
Drive	3,166	462,368	43.0%	91.8%	34.9%	$186
Lockers	636	32,926	3.1%	79.9%	5.0%	$133
Office	32	31,500	2.9%	96.8%	2.1%	$1,082
RV/Boat	485	16,955	1.6%	79.8%	4.8%	$165
Warehouse	20	11,040	1.0%	87.0%	0.6%	$465
Vanbody	74	10,078	0.9%	76.9%	0.5%	$121
Ubox	188	7,520	0.7%	100.0%	0.9%	$77
Total/Weighted Average	10,286	1,075,666	100.0%	90.3%	100.0%	$163
(1)	Based on borrower rent rolls dated June 17, 2026.
(2)	Occ% is calculated based on square feet.

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Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

Appraisals. According to the aggregate portfolio appraisal, the U-Haul AREC Portfolio 22 Properties had a portfolio appraised value of $235,000,000 as of May 6, 2026, which is inclusive of an approximately 5.1% portfolio premium and reflects the “as-is” value of the U-Haul AREC Portfolio 22 Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul AREC Portfolio 22 Properties had an aggregate individual as-is appraised value of $223,610,000 as of valuation dates between May 6, 2026 and June 24, 2026.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
U-Haul Moving & Storage at Oso Blanca	$22,650,000	5.50%
U-Haul Moving & Storage of Casa Grande	$18,530,000	5.50%
U-Haul Moving & Storage of Coeur D'Alene	$17,430,000	5.75%
U-Haul Moving & Storage of Spring Valley	$17,380,000	5.50%
U-Haul Moving & Storage of North Brunswick	$17,300,000	5.75%
U-Haul Moving & Storage of Marlboro	$15,300,000	5.75%
U-Haul Moving & Storage at W Lake Mead Blvd	$14,540,000	5.50%
U-Haul Moving & Storage of Little River	$12,300,000	6.00%
U-Haul Moving & Storage of East Brunswick	$11,100,000	5.75%
U-Haul Moving & Storage of Forestville Rd	$9,230,000	6.50%
U-Haul Storage of North Miami Beach	$8,910,000	6.00%
U-Haul Moving & Storage of Downtown Jacksonville	$8,440,000	6.00%
U-Haul Moving & Storage of Haines City	$8,260,000	6.00%
U-Haul of North Miami Beach	$8,020,000	6.00%
U-Haul Moving & Storage of Cedar Rapids	$6,750,000	6.50%
U-Haul Moving & Storage of West Warner Robins	$6,360,000	5.75%
U-Haul Moving & Storage of Salisbury	$6,350,000	6.75%
U-Haul Moving & Storage at Hwy 13 & Portland Ave	$5,500,000	6.00%
U-Haul Moving & Storage at 36th St	$5,170,000	6.00%
U-Haul Storage of Salisbury	$4,090,000	6.75%
Total / Wtd. Avg.	$223,610,000	5.83%
Portfolio Appraised Value	$235,000,000	5.52%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated between May 1, 2026 and May 13, 2026, there was a recognized environmental condition with regards to the U-Haul of North Miami Beach property and three other of the U-Haul AREC Portfolio 22 Properties (U-Haul Moving & Storage of Marlboro, U-Haul Moving & Storage of East Brunswick and U-Haul Moving & Storage of North Brunswick, which have marginal impacts due to historical use). With respect to the U-Haul of North Miami Beach property, a release was discovered in 1998 upon removal of two 4,000-gallon gasoline underground storage tanks (each, a “UST”) and one 4,000-gallon vehicular diesel UST). Subsurface investigations in 2025 and 2026 indicated that contamination above regulatory action levels no longer exists at the U-Haul of North Miami Beach property; a request for “No Further Action” has been submitted to the appropriate government agency, and a response is pending. A former dry cleaner was identified at the U-Haul Moving & Storage of Marlboro property, a former machine shop contamination was identified at the U-Haul Moving & Storage of East Brunswick property and former USTs were identified at the U-Haul Moving & Storage of North Brunswick property. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the four U-Haul AREC Portfolio 22 Properties. The OPC provided a maximum probable cost estimate of $650,000 ($70,000 for U-Haul Moving & Storage of Marlboro, $345,000 for U-Haul Moving & Storage of East Brunswick, $80,000 for U-Haul Moving & Storage of North Brunswick and $155,000 for U-Haul of North Miami Beach). The borrowers obtained an environmental insurance policy with Great American Insurance Group (rated “A+” by S&P and “A+” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for a thirteen year term (three years past the maturity date of the U-Haul AREC Portfolio 22 Whole Loan ARD), with a $50,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul AREC Portfolio 22 Properties:

Operating History and Underwritten Cash Flow
	3/31/2022	3/31/2023	3/31/2024	3/31/2025	5/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$14,525,953	$15,621,898	$16,313,495	$16,484,420	$16,914,965	$19,992,061	$18.59
Concessions	0	0	0	0	0	(267,596)	(0.25)
Other Income(2)	1,651,023	1,659,542	1,600,360	1,543,618	1,357,293	1,357,293	1.26
(Vacancy & Credit Loss)	0	0	0	0	0	(2,809,501)	(2.61)
Effective Gross Income	$16,176,976	$17,281,440	$17,913,855	$18,028,038	$18,272,258	$18,272,257	$16.99

Real Estate Taxes	$1,437,793	$1,367,366	$1,463,978	$1,582,479	$1,690,020	$1,738,829	$1.62
Insurance	109,569	121,450	108,075	139,384	157,617	120,988	0.11
Management Fee	485,309	518,443	537,416	540,841	548,168	548,168	0.51
Other Expenses(3)	1,892,453	1,926,903	1,919,105	1,919,021	1,885,746	1,885,746	1.75
Total Operating Expenses	$3,925,124	$3,934,162	$4,028,574	$4,181,725	$4,281,551	$4,293,731	$3.99

Net Operating Income	$12,251,852	$13,347,278	$13,885,281	$13,846,313	$13,990,707	$13,978,526	$13.00
Replacement Reserves	0	0	0	0	0	106,815	0.10
Net Cash Flow	$12,251,852	$13,347,278	$13,885,281	$13,846,313	$13,990,707	$13,871,711	$12.90

Occupancy %	97.4%	97.0%	94.8%	93.1%	90.3%(4)	88.4%(5)
NOI DSCR(6)	1.18x	1.28x	1.33x	1.33x	1.34x	1.34x
NCF DSCR(6)	1.18x	1.28x	1.33x	1.33x	1.34x	1.33x
NOI Debt Yield(6)	9.1%	10.0%	10.4%	10.3%	10.4%	10.4%
NCF Debt Yield(6)	9.1%	10.0%	10.4%	10.3%	10.4%	10.4%
(1)	UW Gross Potential Rent is based on the borrower rent rolls dated June 17, 2026. Historical Gross Potential Rent is shown net of concessions.
(2)	Other Income consists of U-Box income, third-party lease income, U-Move commissions and other miscellaneous income.
(3)	Other Expenses includes advertising and marketing, general and administrative, variable expenses, payroll and benefits, repairs and maintenance and utilities.
(4)	Based on borrowers’ rent rolls dated June 17, 2026.
(5)	UW Occupancy % represents economic occupancy.
(6)	DSCRs and Debt Yields are based on the U-Haul AREC Portfolio 22 Whole Loan.

The Markets. The U-Haul AREC Portfolio 22 Properties are located in 10 states: Nevada (three properties, 19.8% of NRA), Florida (five properties, 16.7% of NRA), New Jersey (three properties, 15.9% of NRA), Maryland (three properties, 9.6% of NRA), Arizona (one property, 8.7% of NRA), South Carolina (one property, 7.6% of NRA), Idaho (one property, 6.3% of NRA), Iowa (one property, 5.5% of NRA), Georgia (one property, 5.5% of NRA) and Minnesota (one property, 4.4% of NRA).

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Annex B	BMO 2026-C15
No. 3 – U-Haul AREC Portfolio 22

The following table presents certain demographic information related to the U-Haul AREC Portfolio 22 Properties:

Demographic Summary
Property Name City, State Zip Code	MSA	Appraisal’s Market Vacancy	2025 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
U-Haul Moving & Storage at Oso Blanca	Las Vegas-Henderson- North Las Vegas, NV	10.0%	24,496 / 103,846 / 153,260	$133,008 / $131,038 / $141,735
U-Haul Moving & Storage of Casa Grande	Phoenix-Mesa-Chandler, AZ	5.0%	3,314 / 22,479 / 54,709	$98,315 / $101,875 / $90,826
U-Haul Moving & Storage of Coeur D’Alene	Spokane–Coeur d'Alene	7.0%	8,934 / 60,741 / 95,891	$57,127 / $98,815 / $101,444
U-Haul Moving & Storage of Spring Valley	Las Vegas-Henderson- North Las Vegas, NV	8.0%	26,415 / 135,013 / 394,990	$82,990 / $94,517 / $99,432
U-Haul Moving & Storage of North Brunswick	New York-Newark-Jersey City, NY-NJ MSA	12.0%	9,608 / 126,274 / 242,536	$125,742 / $128,657 / $145,087
U-Haul Moving & Storage of Marlboro	New York-Newark-Jersey City, NY-NJ MSA	12.0%	7,574 / 50,847 / 119,013	$151,957 / $201,796 / $190,135
U-Haul Moving & Storage at W Lake Mead Blvd	Las Vegas-Henderson- North Las Vegas, NV	10.0%	19,970 / 163,947 / 506,622	$73,528 / $80,661 / $82,515
U-Haul Moving & Storage of Little River	Myrtle Beach-Conway- North Myrtle Beach,SC- NC	15.0%	5,075 / 28,082 / 47,490	$88,360 / $97,076 / $101,360
U-Haul Moving & Storage of East Brunswick	New York-Newark-Jersey City, NY-NJ MSA	12.0%	14,377 / 86,194 / 251,069	$129,263 / $154,215 / $138,703
U-Haul Moving & Storage of Forestville Rd	Washington-Arlington-Alexandria	10.0%	6,179 / 77,090 / 241,687	$96,279 / $111,201 / $112,175
U-Haul Storage of North Miami Beach	Miami-Fort Lauderdale- Pompano Beach, FL	12.0%	16,952 / 194,615 / 419,878	$88,114 / $108,644 / $105,654
U-Haul Moving & Storage of Downtown Jacksonville	Jacksonville, FL	10.0%	12,204 / 80,429 / 205,976	$63,204 / $69,653 / $76,130
U-Haul Moving & Storage of Haines City	Lakeland-Winter Haven, FL	10.0%	5,942 / 31,410 / 84,840	$83,250 / $83,476 / $85,327
U-Haul of North Miami Beach	Miami-Fort Lauderdale- Pompano Beach, FL	12.0%	16,952 / 194,615 / 419,878	$88,114 / $108,644 / $105,654
U-Haul Moving & Storage of Cedar Rapids	Cedar Rapids, IA	8.0%	10,086 / 64,681 / 123,972	$69,956 / $76,572 / $91,355
U-Haul Moving & Storage of West Warner Robins	Warner Robins, GA	12.0%	5,151 / 54,821 / 118,658	$70,863 / $84,922 / $87,715
U-Haul Moving & Storage of Salisbury	Salisbury, MD	10.0%	10,352 / 52,039 / 77,214	$81,244 / $80,373 / $91,129
U-Haul Moving & Storage at Hwy 13 & Portland Ave	Minneapolis-St. Paul- Bloomington, MN-WI	13.0%	9,238 / 68,931 / 200,804	$87,985 / $112,421 / $116,945
U-Haul Moving & Storage at 36th St	Miami-Fort Lauderdale- Pompano Beach, FL	7.0%	29,924 / 256,930 / 660,126	$58,475 / $69,095 / $103,653
U-Haul Storage of Salisbury	Salisbury, MD	10.0%	10,352 / 52,039 / 77,214	$81,244 / $80,373 / $91,129

Source: Appraisals.

The Borrowers. The borrowers are AREC 22, LLC and UHIL 22, LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul AREC Portfolio 22 Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company (U-Haul”), a Nevada corporation.

U-Haul (NYSE: UHAL) operates as a do-it-yourself moving and storage operator for household and commercial goods in the United States and Canada. The company was founded in 1945 and is based in Reno, Nevada. As of March 31, 2026, U-Haul operated 2,113 self storage locations in the United States and Canada. The U-Haul fleet contains approximately 204,800 trucks, 136,600 trailers and 42,000 towing devices. U-Haul offers approximately 1,136,000 rentable storage units and 99.0 million square feet of storage space at owned and managed facilities throughout North America. As of July 2026, U-Haul had a market capitalization of approximately $13.9 billion.

The borrower sponsor is also the borrower sponsor for the U-Haul - AREC2 Portfolio Mortgage Loan which is also being contributed to the BMO 2026-C15 securitization trust.

Property Management. The U-Haul AREC Portfolio 22 Properties are managed by U-Haul Co. of Arizona, an Arizona corporation, U-Haul Co. of Florida, a Florida corporation, U-Haul Co. of Georgia, a Georgia corporation, U-Haul Co. of Idaho,

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Inc., an Idaho corporation, U-Haul Co. of Iowa, Inc., an Iowa corporation, U-Haul Co. of Maryland, Inc., a Maryland corporation, U-Haul Co. of Minnesota, a Minnesota corporation, U-Haul Co. of Nevada, Inc., a Nevada corporation, U-Haul Co. of New Jersey, Inc., a New Jersey corporation, and U-Haul Co. of South Carolina, Inc., a South Carolina corporation, each an affiliate of the borrowers.

Escrows and Reserves.

Tax Escrows – The borrowers will not be required to deposit monthly reserves for real estate taxes so long as no Cash Trap Event Period (as defined below) exists and the borrowers provide the lender with proof of current taxes paid.

Insurance Escrows – The borrowers will not be required to deposit into an insurance reserve, provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers and all premiums related to required flood insurance coverages have been paid in full as and when due or (B) if the U-Haul AREC Portfolio 22 Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul AREC Portfolio 22 Whole Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve – At origination of the U-Haul AREC Portfolio 22 Whole Loan, the borrowers deposited approximately $53,407 into the replacement reserve account. During the continuance of a Cash Trap Event Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $8,901.

Lockbox / Cash Management. The U-Haul AREC Portfolio 22 Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a segregated lockbox account for the U-Haul AREC Portfolio 22 Properties (the “Blocked Account”). The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the U-Haul AREC Portfolio 22 Properties is required to be deposited by the borrowers or the property managers into the Blocked Account within three business days of the borrowers’ or the property managers’ receipt thereof. So long as a Cash Trap Event Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers in accordance with the account control agreement for the Blocked Account. During the continuance of a Cash Trap Event Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the lender-controlled cash management account and applied as provided in the U-Haul AREC Portfolio 22 Whole Loan documents.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	an event of default under the U-Haul AREC Portfolio 22 Whole Loan documents;
(ii)	the trailing twelve-month debt service coverage ratio falling below 1.10x;
(iii)	the borrowers’ failure to provide timely evidence of payment of real estate taxes or timely evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to the U-Haul AREC Portfolio 22 Whole Loan documents;
(iv)	the property managers becoming insolvent or a debtor in any bankruptcy proceeding; or
(v)	the occurrence of an Extension Term Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure (if applicable) of the related event of default;
●	with regard to clause (ii), the trailing twelve-month debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters;
●	with regard to clause (iii), the borrowers providing the lender with evidence of payment of real estate taxes or evidence that the U-Haul AREC Portfolio 22 Properties are insured pursuant to the U-Haul AREC Portfolio 22 Whole Loan documents, as applicable; and
●	with regard to clause (iv), the borrowers entering into a replacement management agreement with a property manager satisfying the qualifications required in the U-Haul AREC Portfolio 22 Whole Loan documents.

In each case, the termination of a Cash Trap Event Period is subject to the conditions that (i) no other event of default has occurred and is continuing under the U-Haul AREC Portfolio 22 Whole Loan documents, (ii) a Cash Trap Event Period may occur no more than a total of five times in the aggregate during the term of the U-Haul AREC Portfolio 22 Whole Loan and

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(iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Trap Event Period cure, including reasonable attorneys’ fees and expenses. The borrowers have no right to cure a Cash Trap Event Period caused by (y) an event of default caused by a bankruptcy action of the borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul AREC Portfolio 22 Whole Loan has not been repaid in full.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in February 2036, the borrowers have the right to obtain a release of any one or more individual U-Haul AREC Portfolio 22 Properties, provided no event of default is continuing and subject to the conditions set forth in the U-Haul AREC Portfolio 22 Whole Loan documents, including, among others, (1) partial defeasance of the U-Haul AREC Portfolio 22 Whole Loan in a principal amount equal to 125% of the allocated loan amount for the individual U-Haul AREC Portfolio 22 Property being released, (2) after giving effect to the partial defeasance, the debt yield of the remaining U-Haul AREC Portfolio 22 Properties is at least the greater of the debt yield immediately prior to the partial defeasance and 10.35%, (3) after giving effect to the partial defeasance, the debt service coverage ratio of the remaining U-Haul AREC Portfolio 22 Properties is at least the greater of the debt service coverage ratio immediately prior to the partial defeasance and 1.33x, and (4) certain REMIC-related conditions are satisfied.

Additions to Mortgaged Property. The borrowers are permitted to acquire a fee simple estate in land that is adjacent and contiguous to an existing individual U-Haul AREC Portfolio 22 Property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment). The acquired land will thereafter be considered a part of such U-Haul AREC Portfolio 22 Property, will be subject to the lien of the U-Haul AREC Portfolio 22 Whole Loan and will be governed by the U-Haul AREC Portfolio 22 Whole Loan documents. The borrowers are also permitted to acquire a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing U-Haul AREC Portfolio 22 Property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided that the acquired facility will only be operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility. All rents from the acquired property will thereafter be considered rents subject to the U-Haul AREC Portfolio 22 Whole Loan documents.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NWL	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	6.2%	Net Rentable Area (SF):	367,702
Loan Purpose:	Recapitalization	Location(4):	Various
Borrowers:	AREC 2, LLC and UHIL 2, LLC	Year Built / Renovated(4):	Various / Various
Borrower Sponsor(1):	U-Haul Holding Company	Occupancy:	86.0%
Interest Rate(2):	6.04600%	Occupancy Date:	5/31/2026
Note Date:	7/21/2026	4th Most Recent NOI (As of):	$5,043,643 (12/31/2023)
Anticipated Repayment Date(2):	8/6/2036	3rd Most Recent NOI (As of):	$4,882,449 (12/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,962,400 (12/31/2025)
Original Term to ARD:	120 months	Most Recent NOI (As of):	$4,961,828 (TTM 5/31/2026)
Original Amortization Term:	300 months	UW Economic Occupancy:	86.9%
Amortization Type:	Amortizing Balloon - ARD	UW Revenues:	$7,761,510
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$2,350,418
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$5,411,092
Additional Debt:	No	UW NCF:	$5,370,534
Additional Debt Balance:	NAP	Appraised Value / Per SF(5):	$84,400,000 / $230
Additional Debt Type:	NAP	Appraisal Date(5):	4/1/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$0	Springing	N/A	ARD Loan / SF:	$95
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	53.3%
Replacement Reserve:	$0	Springing	N/A	ARD LTV(5):	41.4%
				UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Return of Equity	$43,966,287	97.7%
			Closing Costs	1,033,713	2.3
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	The borrower sponsor is also the borrower sponsor for the U-Haul AREC Portfolio 22 Mortgage Loan which is also being contributed to the BMO 2026-C15 securitization trust.
(2)	The U-Haul - AREC2 Portfolio Mortgage Loan (as defined below) is structured with an anticipated repayment date of August 6, 2036 (the “ARD”) and a final maturity date of August 6, 2051. From and after the ARD, the U-Haul - AREC2 Portfolio Mortgage Loan will bear interest at a rate per annum (the “Extension Term Interest Rate”) equal to 3.0% in excess of the greater of (a) the Initial Interest Rate (as defined below) and (b) the 10-year treasury swap rate plus 1.42%. The Mortgage Loan Information and Financial Information above is calculated based on the ARD. On each payment date after the ARD, all excess cash flow funds are required to be applied (i) first, to interest accrued at the initial interest rate of 6.04600% per annum (the “Initial Interest Rate”), (without adjustment for the Extension Term Interest Rate) (ii) second, to the reduction of the principal balance of the U-Haul - AREC2 Portfolio Mortgage Loan until fully repaid, and (iii) third, to the payment of Accrued Interest (as defined below).
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	Based on the portfolio appraised value of $84,400,000 (the “Portfolio Appraised Value”), as of April 1, 2026, which is inclusive of an approximately 3.3% portfolio premium and reflects the “as-is” values of the U-Haul - AREC2 Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. See the “Appraisal Valuation Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) which in the aggregate totals $81,720,000 (the “Aggregate Individual As-Is Appraised Value”). The Cut-off Date LTV and ARD LTV of the U-Haul - AREC2 Portfolio Mortgage Loan based upon the Aggregate Individual As-Is Appraised Value, are 55.1% and 42.7%.

The Loan. The fourth largest mortgage loan (the “U-Haul - AREC2 Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in 14 self-storage properties, totaling 4,412 units and 367,702 square feet, located across California, Massachusetts, Florida, Alabama, Connecticut, Pennsylvania, Georgia, Oregon and Texas (the “U-Haul - AREC2 Portfolio Properties”). The U-Haul - AREC2 Portfolio Mortgage Loan was originated on July 21, 2026 by NWL Company, LLC with an outstanding principal balance as of the Cut-off Date of $45,000,000 and accrues interest through the ARD at a fixed rate of 6.04600% per annum on an Actual/360 basis. The U-Haul - AREC2 Portfolio Mortgage Loan has a 10-year term to the ARD and amortizes based on a 25-year schedule for such 10-year term. The U-Haul - AREC2 Portfolio Mortgage Loan is

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structured with an ARD of August 6, 2036, and a final maturity date of August 6, 2051. From and after the ARD, the U-Haul - AREC2 Portfolio Mortgage Loan will bear interest at the Extension Term Interest Rate, which is a rate per annum equal to 3.0% in excess of the greater of (a) the Initial Interest Rate and (b) the 10-year treasury swap rate plus 1.42%, until the final maturity date of August 6, 2051. However, until the principal amount of the U-Haul - AREC2 Portfolio Mortgage Loan is repaid in full, only interest at the Initial Interest Rate will be paid currently. On each payment date after the ARD, all excess cash flow funds are required to be applied (i) first, to interest accrued at the Initial Interest Rate (without adjustment for Accrued Interest), (ii) second, to the reduction of the principal balance of the U-Haul - AREC2 Portfolio Mortgage Loan until fully repaid, and (iii) third, to the payment of Accrued Interest (as defined below). Interest accrued at the Extension Term Interest Rate and not paid pursuant to the preceding sentence will be added to the outstanding principal amount of the U-Haul - AREC2 Portfolio Mortgage Loan on the day following the applicable payment date and will accrue interest at the Extension Term Interest Rate to the extent permitted by law (the “Accrued Interest”)

The Properties. The U-Haul - AREC2 Portfolio Properties consist of 14 self-storage properties, totaling 4,412 units and 367,702 square feet, located across California, Massachusetts, Florida, Alabama, Connecticut, Pennsylvania, Georgia, Oregon and Texas. The U-Haul - AREC2 Portfolio Properties were built between 1920 and 2017 and have an average facility size of approximately 26,264 square feet in net rentable area. As of May 31, 2026, the U-Haul - AREC2 Portfolio Properties were 86.0% occupied by square feet. The U-Haul - AREC2 Portfolio Properties unit mix includes 1,949 climate-controlled units, 233 heated/climate-controlled units and 69 recreational vehicle units.

The following table presents certain geographical information relating to the U-Haul - AREC2 Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties(2)	Square Feet	% of Total Square Feet	Units	% of Units
Alabama	3	77,792	21.2%	898	20.4%
Florida	2	59,431	16.2%	627	14.2%
Texas	2	58,553	15.9%	590	13.4%
California	1	46,969	12.8%	480	10.9%
Massachusetts	2	31,907	8.7%	576	13.1%
Georgia	1	24,425	6.6%	296	6.7%
Pennsylvania	1	34,345	9.3%	421	9.5%
Oregon	1	20,113	5.5%	231	5.2%
Connecticut	1	14,167	3.9%	293	6.6%
Total	14	367,702	100.0%	4,412	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2026.
(2)	Source: Appraisals.

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The following table presents certain information relating to the U-Haul - AREC2 Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Allocated Mortgage Loan Amounts ($)	Total SF(2)	Total Occ. %(2)	Year Built / Renovated(1)	As-is Appraised Value(1)	UW NOI(2)
U-Haul Moving & Storage of East Lancaster	Lancaster, CA	$5,600,000	46,969	86.6%	1985 / 2002	$9,190,000	$626,315
U-Haul Moving & Storage of Downtown Mobile	Mobile, AL	3,900,000	27,805	85.9	1980 - 1993 / NAP	6,820,000	462,780
U-Haul Moving & Storage of Weymouth	Weymouth, MA	3,890,000	17,574	96.2	1953, 1983 / 2014	7,200,000	469,181
U-Haul Moving & Storage of Lake Square	Leesburg, FL	3,450,000	29,375	83.5	1982, 1984, 2017 / NAP	6,370,000	405,136
U-Haul Moving & Storage of Downtown Pensacola	Pensacola, FL	3,360,000	30,056	91.9	1965, 1977, 1981, 2006 / NAP	5,350,000	383,228
U-Haul Moving & Storage of Bel Air	Mobile, AL	3,260,000	35,255	78.7	1982 - 2015 / NAP	6,740,000	401,541
U-Haul Moving & Storage of Greensburg	Greensburg, PA	3,160,000	34,345	90.1	1994 / NAP	5,850,000	431,021
U-Haul Moving & Storage At Boston Ave	Bridgeport, CT	3,060,000	14,167	74.2	1941 / NAP	5,900,000	345,947
U-Haul Storage of Umpqua Valley	Roseburg, OR	2,960,000	20,113	94.7	1981 / NAP	5,610,000	343,338
U-Haul Moving & Storage At S Padre Island Dr	Corpus Christi, TX	2,830,000	35,593	73.7	1960 / 2019, 2025	5,900,000	377,594
U-Haul Moving & Storage At Box Rd	Columbus, GA	2,730,000	24,425	91.5	1973 / 1986	5,080,000	335,777
U-Haul Moving & Storage of Hyde Park-Milton	Boston, MA	2,590,000	14,333	92.9	1920 - 1980 / NAP	4,900,000	337,890
U-Haul Moving & Storage At I-45 & Tidwell	Houston, TX	2,470,000	22,960	82.5	1979 / 2006	4,100,000	276,716
U-Haul Moving & Storage of Fairgrounds	Birmingham, AL	1,740,000	14,732	92.6	1960 / 1995	2,710,000	214,627
Total		$45,000,000	367,702	86.0%		$81,720,000	$5,411,092
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated May 31, 2026. Total Occ. % presented above is based on Total SF. The U-Haul – AREC2 Portfolio Properties are 86.4% occupied by units.

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The following table presents certain information relating to the unit mix at the U-Haul - AREC2 Portfolio Properties:

U-Haul - AREC2 Portfolio Properties Unit Mix(1)

Property Name	Total Units	% of Total Units	Total SF	% of Total SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(2)
U-Haul Moving & Storage of East Lancaster	480	10.9%	46,969	12.8%	34.2%	22.0%	86.6%
U-Haul Moving & Storage of Downtown Mobile	411	9.3%	27,805	7.6%	19.5%	21.4%	85.9%
U-Haul Moving & Storage of Weymouth	296	6.7%	17,574	4.8%	89.9%	94.7%	96.2%
U-Haul Moving & Storage of Lake Square	319	7.2%	29,375	8.0%	49.5%	31.9%	83.5%
U-Haul Moving & Storage of Downtown Pensacola	308	7.0%	30,056	8.2%	75.3%	58.9%	91.9%
U-Haul Moving & Storage of Bel Air	307	7.0%	35,255	9.6%	23.1%	14.2%	78.7%
U-Haul Moving & Storage of Greensburg	421	9.5%	34,345	9.3%	32.8%	21.4%	90.1%
U-Haul Moving & Storage At Boston Ave	293	6.6%	14,167	3.9%	0.0%	0.0%	74.2%
U-Haul Storage of Umpqua Valley	231	5.2%	20,113	5.5%	96.5%	90.1%	94.7%
U-Haul Moving & Storage At S Padre Island Dr	302	6.8%	35,593	9.7%	60.9%	50.2%	73.7%
U-Haul Moving & Storage At Box Rd	296	6.7%	24,425	6.6%	29.1%	27.3%	91.5%
U-Haul Moving & Storage of Hyde Park-Milton	280	6.3%	14,333	3.9%	41.1%	41.7%	92.9%
U-Haul Moving & Storage At I-45 & Tidwell	288	6.5%	22,960	6.2%	55.9%	56.4%	82.5%
U-Haul Moving & Storage of Fairgrounds	180	4.1%	14,732	4.0%	39.4%	31.7%	92.6%
Total	4,412	100.0%	367,702	100.0%	44.2%	37.7%	86.0%
(1)	Based on the underwritten rent roll dated May 31, 2026.
(2)	Current Occupancy presented above is based on Total SF. The U-Haul – AREC2 Portfolio Properties are 86.4% occupied by units.

The following table presents certain information relating to the historical and current occupancy of the U-Haul - AREC2 Portfolio Properties:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
92.3%	92.3%	86.2%	86.0%
(1)	Historical occupancies are as of December 1 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated May 31, 2026 by total square feet. The U-Haul – AREC2 Portfolio Properties are 86.4% occupied by units.

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Appraisals. According to the appraisals as of various dates between March 25, 2026 and April 3, 2026 and the aggregate “as-is” portfolio appraisal dated April 1, 2026, the U-Haul - AREC2 Portfolio Properties had a Portfolio Appraised Value of $84,400,000, which is inclusive of an approximately 3.3% aggregate portfolio premium and reflects the “as-is” value of the U-Haul - AREC2 Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul - AREC2 Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $81,720,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
U-Haul Moving & Storage of East Lancaster	$9,190,000	5.75%
U-Haul Moving & Storage of Downtown Mobile	$6,820,000	6.00%
U-Haul Moving & Storage of Weymouth	$7,200,000	6.50%
U-Haul Moving & Storage of Lake Square	$6,370,000	6.00%
U-Haul Moving & Storage of Downtown Pensacola	$5,350,000	6.00%
U-Haul Moving & Storage of Bel Air	$6,740,000	6.00%
U-Haul Moving & Storage of Greensburg	$5,850,000	5.75%
U-Haul Moving & Storage At Boston Ave	$5,900,000	6.00%
U-Haul Storage of Umpqua Valley	$5,610,000	6.25%
U-Haul Moving & Storage At S Padre Island Dr	$5,900,000	6.50%
U-Haul Moving & Storage At Box Rd	$5,080,000	6.00%
U-Haul Moving & Storage of Hyde Park-Milton	$4,900,000	6.50%
U-Haul Moving & Storage At I-45 & Tidwell	$4,100,000	6.50%
U-Haul Moving & Storage of Fairgrounds	$2,710,000	6.00%
Total / Wtd. Avg.	$81,720,000	6.11%
Portfolio Appraised Value	$84,400,000	5.84%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports, dated between March 30, 2026 and April 2, 2026, controlled recognized environmental conditions were identified at two of the U-Haul - AREC2 Portfolio Properties related to contaminants from former USTs, and in the case of one property, a former dispenser island. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the U-Haul - AREC2 Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	2025	TTM May 2026	UW	Per Unit	PSF	%(2)
Rental Revenue	$4,964,073	$5,534,622	$5,784,934	$5,739,490	$5,952,456	$5,981,805	$6,424,672	$1,456	$17.47	100.1%
Vacant Income	0	0	0	0	0	0	965,160	219	2.62	15.0
Gross Potential Rent	$4,964,073	$5,534,622	$5,784,934	$5,739,490	$5,952,456	$5,981,805	$7,389,832	$1,675	$20.10	115.1%
In-Place Vacancy	(50)	0	(43)	0	0	0	(969,235)	(220)	(2.64)	(15.1)
Net Rental Income	$4,964,023	$5,534,622	$5,784,891	$5,739,490	$5,952,456	$5,981,805	$6,420,598	$1,455	$17.46	100.0%
Other Income(3)	1,542,765	1,577,750	1,524,495	1,464,958	1,344,223	1,340,913	1,340,913	304	3.65	20.9
Effective Gross Income	$6,506,788	$7,112,371	$7,309,385	$7,204,447	$7,296,679	$7,322,717	$7,761,510	$1,759	$21.11	120.9%

Management Fee	$260,272	$284,495	$292,375	$288,178	$291,867	$292,909	$310,460	$70	$0.84	4.0%
Payroll	828,100	828,100	828,100	828,100	828,100	828,100	828,100	188	2.25	10.7
Maintenance & Repairs	138,644	135,164	166,557	164,288	137,373	151,753	151,753	34	0.41	2.0
Utilities	120,370	137,734	148,286	155,788	162,665	166,092	166,092	38	0.45	2.1
Administrative	271,653	244,969	229,142	245,964	221,714	216,935	216,935	49	0.59	2.8
Marketing	13,547	17,107	11,158	11,198	10,194	13,230	13,230	3	0.04	0.2
Real Estate Taxes	478,433	482,987	508,167	526,862	554,339	561,392	592,400	134	1.61	7.6
Insurance Expense	68,015	81,001	81,956	101,620	128,028	130,479	71,449	16	0.19	0.9
Total Expenses	$2,179,032	$2,211,557	$2,265,742	$2,321,998	$2,334,279	$2,360,889	$2,350,418	$533	$6.39	30.3%

Net Operating Income	$4,327,755	$4,900,815	$5,043,643	$4,882,449	$4,962,400	$4,961,828	$5,411,092	$1,226	$14.72	69.7%
Replacement Reserves	0	0	0	0	0	0	40,558	9	0.11	0.5
Net Cash Flow	$4,327,755	$4,900,815	$5,043,643	$4,882,449	$4,962,400	$4,961,828	$5,370,534	$1,217	$14.61	69.2%
(1)	Based on the underwritten rent roll dated May 31, 2026.
(2)	% column reflects percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of net sales of storage and packing supplies, propane and hitches, U-Box income (income from rental of portable storage boxes), U-Move net commissions (commissions earned by the borrower for leasing trucks, trailers and towing devices owned by U-Haul (as defined below)) and miscellaneous/lease income.

The Market. The U-Haul - AREC2 Portfolio Properties are located within California, Massachusetts, Florida, Alabama, Connecticut, Pennsylvania, Georgia, Oregon and Texas. The following table includes certain information regarding the demographics of each immediate trade area for the individual U-Haul - AREC2 Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
U-Haul Moving & Storage of East Lancaster	Lancaster, CA	4,916	82,053	175,225	$61,393	$68,923	$77,619
U-Haul Moving & Storage of Downtown Mobile	Mobile, AL	9,618	45,747	85,751	$39,032	$44,274	$42,241
U-Haul Moving & Storage of Weymouth	Weymouth, MA	7,567	76,650	192,663	$115,913	$105,749	$109,120
U-Haul Moving & Storage of Lake Square	Leesburg, FL	5,355	21,389	47,056	$65,731	$61,644	$61,076
U-Haul Moving & Storage of Downtown Pensacola	Pensacola, FL	6,173	71,740	149,490	$37,119	$58,252	$65,191
U-Haul Moving & Storage of Bel Air	Mobile, AL	7,253	67,142	162,909	$45,565	$54,402	$49,669
U-Haul Moving & Storage of Greensburg	Greensburg, PA	3,264	17,546	58,698	$109,970	$87,466	$70,738
U-Haul Moving & Storage At Boston Ave	Bridgeport, CT	29,820	185,044	277,008	$47,579	$69,315	$86,192
U-Haul Storage of Umpqua Valley	Roseburg, OR	6,793	28,746	38,061	$47,429	$54,395	$60,037
U-Haul Moving & Storage At S Padre Island Dr	Corpus Christi, TX	14,250	104,811	216,179	$63,500	$61,572	$64,370
U-Haul Moving & Storage At Box Rd	Columbus, GA	7,471	79,440	161,442	$55,673	$43,768	$46,251
U-Haul Moving & Storage of Hyde Park-Milton(3)	Boston, MA	20,154	70,072	149,420	$110,290	$105,782	$110,694
U-Haul Moving & Storage At I-45 & Tidwell	Houston, TX	18,669	135,328	358,941	$40,586	$63,794	$67,873
U-Haul Moving & Storage of Fairgrounds	Birmingham, AL	8,779	62,008	145,292	$35,280	$37,741	$46,130
Wtd. Avg.(4)		10,041	72,772	153,873	$64,485	$66,939	$69,463
(1)	Source: Appraisals.
(2)	Population and Median Household Income reflect 2024 values.
(3)	U-Haul Moving & Storage of Hyde Park-Milton has a Population based on a 1-, 2- and 3-mile radius and a Median Household Income within the same radii.
(4)	Wtd. Avg. numbers are based on UW NOI.

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Annex B	BMO 2026-C15
No. 4 – U-Haul - AREC2 Portfolio

The Borrowers. The borrowers are AREC 2, LLC and UHIL 2, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul - AREC2 Portfolio Mortgage Loan. AREC 2, LLC owns the U-Haul - AREC2 Portfolio Properties in fee, and leases them to UHIL 2, LLC.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company (“U-Haul”), a Nevada corporation and an indirect 100% owner of the borrowers. U-Haul has more than 25,000 locations in all 50 United States and 10 Canadian provinces. The U-Haul fleet contains more than 204,800 trucks, 136,600 trailers and 42,000 towing devices. U-Haul offers more than 1,136,000 rentable storage units and approximately 99.0 million square feet of storage space at owned and managed facilities throughout North America.

The borrower sponsor is also the borrower sponsor for the U-Haul AREC Portfolio 22 Mortgage Loan which is also being contributed to the BMO 2026-C15 securitization trust.

Property Management. The U-Haul - AREC2 Portfolio Properties are managed by U-Haul Co. of Alabama, Inc., an Alabama corporation, U-Haul Co. of California, a California corporation, U-Haul Co. of Connecticut, a Connecticut corporation, U-Haul Co. of Florida, a Florida corporation, U-Haul Co. of Georgia, a Georgia corporation, U-Haul Co. of Massachusetts and Ohio, Inc., a Massachusetts corporation, U-Haul Co. of Oregon, an Oregon corporation, U-Haul Co. of Pennsylvania, a Pennsylvania corporation, and U-Haul Co. of Texas, a Texas corporation, each a borrower affiliated property management company.

Escrows and Reserves.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next ensuing 12-month period. Notwithstanding the foregoing, the borrowers are not required to make such deposits if (i) no Cash Sweep Period (as defined below) is continuing and (ii) the lender has received satisfactory evidence that the borrowers have paid all taxes when due.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. Notwithstanding the foregoing, the borrowers’ obligation to deposit the aforementioned amounts on a monthly basis will be suspended provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul - AREC2 Portfolio Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers and deposited into the insurance reserve an amount sufficient to pay National Flood Insurance Program insurance premiums for six months or (B) if the U-Haul - AREC2 Portfolio Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul - AREC2 Portfolio Mortgage Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve. During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $3,380.

Lockbox / Cash Management. The U-Haul - AREC2 Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The borrowers have established a lender-controlled lockbox account for the U-Haul - AREC2 Portfolio Properties (the “Blocked Account”) and a lender-controlled cash management account. All rents and other revenues at the U-Haul - AREC2 Portfolio Properties is required to be deposited by the borrowers or property managers into the applicable Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. Such revenues may initially be commingled with revenues of affiliates of the borrowers so long as revenues of the U-Haul - AREC2 Portfolio Properties can be identified and segregated from the revenues of affiliates and they are deposited into the Blocked Account within such three business day period. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers. Upon the occurrence and during the continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred into the cash management account and applied as provided in the U-Haul - AREC2 Portfolio Mortgage

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No. 4 – U-Haul - AREC2 Portfolio

Loan documents. Through the ARD, all excess cash flow will be deposited into an excess cash flow reserve, to be held as additional collateral for the U-Haul - AREC2 Portfolio Mortgage Loan. On each payment date after the ARD, all excess cash flow funds are required to be applied (i) first, to interest accrued at the Initial Interest Rate, (ii) second, to the reduction of the principal balance of the U-Haul Haul - AREC2 Portfolio Mortgage Loan until fully repaid, and (iii) third, to the payment of Accrued Interest. Accrued Interest (i.e. interest accrued at the Extension Term Interest Rate and not paid pursuant to the preceding sentence) will be added to the outstanding principal amount of the U-Haul - AREC2 Portfolio Mortgage Loan on the day following the applicable payment date and will accrue interest at the Extension Term Interest Rate to the extent permitted by law.

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the U-Haul - AREC2 Portfolio Mortgage Loan documents, (ii) the date that the debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of determination falls below 1.10x, (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul - AREC2 Portfolio Properties are insured as required by the U-Haul - AREC2 Portfolio Mortgage Loan documents, (iv) the date on which the property managers become insolvent or face bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, acceptance by the lender of a cure of such event of default, (b) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination, (c) with regard to clause (A)(iii) above, the borrowers have provided evidence of payment of real estate taxes to the lender or has provided evidence that the U-Haul - AREC2 Portfolio Properties are insured pursuant to the U-Haul - AREC2 Portfolio Mortgage Loan documents, as applicable and (d) with regard to clause (A)(iv) above, the borrowers enter into a replacement management agreement with a manager that, in the lender’s judgment, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value to the U-Haul - AREC2 Portfolio Properties. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul - AREC2 Portfolio Mortgage Loan has not been repaid in full.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Release of Collateral. At any time after the date that is two years after the closing date of the BMO 2026-C15 securitization and prior to the open prepayment date, the borrowers may may obtain the release of an individual U-Haul - AREC2 Portfolio Property, provided that the borrowers defease an amount of the U-Haul - AREC2 Portfolio Mortgage Loan equal to 110% of the allocated loan amount for such U-Haul - AREC2 Portfolio Property, and the following conditions, among others are satisfied; (i) the debt service coverage ratio of the U-Haul - AREC2 Portfolio Properties after such release is at least equal to the greater of 1.54x and the debt service coverage ratio as of the last day of the calendar month preceding the release, (ii) the debt yield of the U-Haul - AREC2 Portfolio Properties after such release is at least equal to the greater of 11.9% and the debt yield as of the last day of the calendar month preceding the release, and (iii) compliance with REMIC related conditions.

Additions to Mortgaged Property. The borrowers have the right, but not the obligation, to acquire the fee simple estate in land that is adjacent and contiguous to an existing U-Haul – AREC2 Portfolio Property (an “After Acquired Adjacent Property”), provided the conditions set forth in the U-Haul AREC2 Portfolio Mortgage Loan documents are satisfied. From and after the date of acquisition of an After Acquired Adjacent Property, the applicable adjacent U-Haul - AREC2 Portfolio Property will, for all purposes in the U-Haul - AREC2 Portfolio Mortgage Loan documents, be deemed to include such After Acquired Adjacent Property. In addition, the borrowers have the right to acquire a leasehold estate in property that is operated as a storage facility, but is not contiguous to an existing U-Haul - AREC2 Portfolio Property (an “After Acquired Leasehold Property”), provided the conditions set forth set forth in the U-Haul AREC2 Portfolio Mortgage Loan agreement are satisfied. The borrowers have agreed that, following the acquisition of an After Acquired Leasehold Property, such property will only be operated as a remote storage facility, U-Box storage facility, or vehicle or RV storage facility, and will not include any office, showroom, retail or administrative uses. From and after the date of acquisition of an After Acquired Leasehold Property, all rents derived from the borrowers’ ownership of such leasehold estate will be deemed to be rents for

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Annex B	BMO 2026-C15
No. 4 – U-Haul - AREC2 Portfolio

purposes of the U-Haul - AREC2 Portfolio Mortgage Loan documents. An After Acquired Leasehold Property will not become collateral for the U-Haul – AREC2 Portfolio Mortgage Loan.

Ground Lease. None.

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Annex B	BMO 2026-C15
No. 5 – Lawrence Logistics Center

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Annex B	BMO 2026-C15
No. 5 – Lawrence Logistics Center

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Annex B	BMO 2026-C15
No. 5 – Lawrence Logistics Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of IPB:	4.8%	Net Rentable Area (SF):	261,646
Loan Purpose:	Refinance	Location:	Lawrence Township, NJ
Borrower:	Lawrence Logistics Center Urban Renewal LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor:	Alcamo Capital LLC	Occupancy:	100.0%
Interest Rate:	7.23500%	Occupancy Date:	6/17/2026
Note Date:	7/15/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/1/2036	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of):	$1,616,465 (TTM 6/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,424,615
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$1,008,278
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,416,338
Additional Debt:	No	UW NCF:	$3,337,844
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$64,000,000 / $245
Additional Debt Type:	N/A	Appraisal Date:	5/20/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$134
Taxes:	$47,158	$47,158	N/A	Maturity Date Loan / SF:	$134
Insurance:	$81,724	$10,216	N/A	Cut-off Date LTV:	54.7%
Replacement Reserve:	$0	$2,180	N/A	Maturity Date LTV:	54.7%
TI / LC Reserve:	$0	$4,361	N/A	UW NCF DSCR:	1.30x
Unfunded Obligations:	$2,312,241	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$28,031,667	80.1%
			Return of Equity	3,746,050	10.7
			Upfront Reserves	2,441,123	7.0
			Closing Costs(4)	781,159	2.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Historical financial information is unavailable as the Lawrence Logistics Center Property (as defined below) was built in 2025.
(3)	The appraised value of $64,000,000 assumes a $1,790,783 capital reserve escrow. As of the Cut-off Date, $1,802,983 is reserved for unfunded tenant improvement obligations. The Lawrence Logistics Center Property has an “as-is” appraised value of $62,200,000.
(4)	Closing Costs are inclusive of $140,000 attributed to an interest buydown fee.

The Loan. The fifth largest mortgage loan (the “Lawrence Logistics Center Mortgage Loan”) is secured by the borrower’s fee and leasehold interests in a 261,646 square foot industrial warehouse and distribution property located in Lawrence Township, New Jersey (the “Lawrence Logistics Center Property”). The Lawrence Logistics Center Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $35,000,000. The Lawrence Logistics Center Mortgage Loan was originated on July 15, 2026 by Societe Generale Financial Corporation. The Lawrence Logistics Center Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 7.23500% per annum on an Actual/360 basis. The scheduled maturity date of the Lawrence Logistics Center Mortgage Loan is August 1, 2036.

The Property. The Lawrence Logistics Center Property is a 261,646 square foot industrial property located in Lawrence Township, New Jersey and the City of Trenton. The Lawrence Logistics Center Property was built in 2025 and is situated on a 17.06-acre site with 141 surface parking spaces (0.54 spaces per 1,000 square feet). The Lawrence Logistics Center

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No. 5 – Lawrence Logistics Center

Property features office space representing approximately 2.7% of the net rentable area, 40 dock high doors, 2 drive-in doors and a clear ceiling height of 40 feet. Construction is concrete tilt up on a reinforced concrete slab with structural steel framing, a flat membrane roof with parapet walls, and LED lighting throughout. As of June 17, 2026, the Lawrence Logistics Center Property was 100.0% occupied by two tenants with a weighted average remaining lease term of approximately 6.6 years as of the Cut-off Date.

The related borrower entered into a payment-in-lieu of taxes (“PILOT”) agreement with the Township of Lawrence on December 7, 2022, provided that the term of the related PILOT arrangement has not yet commenced pending the substantial completion of the build-out of the Lawrence Logistics Center Property and issuance of a related certificate of occupancy (anticipated to occur following completion of certain remaining tenant improvement work for the second largest tenant, iApparel Brands LLC).  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus for additional information.

Tenants.

Ceva Air & Ocean USA Inc. (150,272 square feet; 57.4% of net rentable area; 56.8% of underwritten base rent). Ceva Air & Ocean USA Inc. is the United States air and ocean freight forwarding entity of CEVA Logistics, a global logistics and supply chain provider that operates both freight management and contract logistics. The company is headquartered in Marseille, France, and operates through roughly 110,000 employees across approximately 1,500 facilities. CEVA Logistics reports gross revenue of $18.3 billion, air volume of 680,000 tons, and it operates 11.5 million square meters of contract logistics warehouse space. By its own reporting, CEVA Logistics ranks fifth in freight management and third in contract logistics. CEVA Logistics serves target industries including consumer and retail, automotive and industrial, and aerospace. Ceva Air & Ocean USA Inc.’s lease began in July 2025 and is scheduled to expire in June 2030 with two, five-year renewal options and no termination option.

iApparel Brands LLC (111,374 square feet; 42.6% of net rentable area; 43.2% of underwritten base rent). iApparel Brands LLC is a New York-based apparel company that operates branded and private label apparel programs across multiple categories and retail tiers. The company was founded in 2007 as a children's outerwear business and has expanded into men's and women's outerwear and additional apparel categories. The company owns brands including Members Only, Wippette, Bass Creek Outfitters, and Southpole, and holds or has held licenses with partners including Nickelodeon, Perry Ellis, Tumi, Limited Too, and Kensie Girl. iApparel acquired the Southpole streetwear brand in 2024 and acquired the business assets of Gerson & Gerson and Bonnie Jean in January 2026. iApparel Brands LLC’s lease began in June 2026 with rent commencement expected to start in September 2026 and is scheduled to expire in September 2036 with one, five-year renewal option and no termination option.

The following table presents certain information relating to the tenants at the Lawrence Logistics Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Ceva Air & Ocean USA Inc.	NR/NR/NR	150,272	57.4%	$13.87	$2,084,628	56.8%	6/30/2030
iApparel Brands LLC	NR/NR/NR	111,374	42.6%	$14.26	$1,588,625	43.2%	9/30/2036
Occupied Collateral Total / Wtd. Avg.		261,646	100.0%	$14.04	$3,673,253	100.0%

Vacant Space		0	0.0

Collateral Total		261,646	100.0%

(1)	Based on the underwritten rent roll dated June 17, 2026.

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No. 5 – Lawrence Logistics Center

The following table presents certain information relating to the lease rollover schedule at the Lawrence Logistics Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	1	150,272	57.4	2,084,628	56.8		150,272	57.4%	$2,084,628	56.8%
2031	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2032	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2033	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2034	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2035	0	0	0.0	0	0.0		150,272	57.4%	$2,084,628	56.8%
2036	1	111,374	42.6	1,588,625	43.2		261,646	100.0%	$3,673,253	100.0%
2037 & Beyond	0	0	0.0	0	0.0		261,646	100.0%	$3,673,253	100.0%
Total	2	261,646	100.0%	$3,673,253	100.0%
(1)	Based on the underwritten rent roll dated June 17, 2026.

The following table presents certain information with respect to the historical and current occupancy of the Lawrence Logistics Center Property:

Historical and Current Occupancy(1)
2024	2025	Current(2)
NAP	NAP	100.0%

(1)	Historical Occupancy not available as the Lawrence Logistics Center Property was built in 2025.
(2)	Current Occupancy is as of June 17, 2026.

Appraisal. According to the appraisal, the Lawrence Logistics Center Property had an “as-is” appraised value of $62,200,000 as of May 20, 2026 and an “As-Is Assuming Capital Reserves” appraised value of $64,000,000 as of May 20, 2026 assuming a $1,790,783 capital reserve escrow, as shown in the table below.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$62,200,000	5.37%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated May 26, 2026, there was no evidence of any recognized environmental conditions at the Lawrence Logistics Center Property; it did identify certain controlled recognized environmental conditions in connection with residual impacts from prior industrial uses for which regulatory closure has been granted subject to certain ongoing controls. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

The Market. The Lawrence Logistics Center Property is located in Lawrence Township, New Jersey. According to the appraisal, the Lawrence Logistics Center Property is located in the Central New Jersey industrial market. According to the appraisal, as of the first quarter of 2026, the Central New Jersey warehouse/distribution market had a total inventory of 313,672,569 square feet, an overall vacancy rate of 9.6% and an overall weighted average asking rent of $15.91 per square foot.

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Annex B	BMO 2026-C15
No. 5 – Lawrence Logistics Center

The following table presents certain information with respect to comparable leases to the Lawrence Logistics Center Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Location	Year Built / Renovated	Tenant Name	Lease Area (SF)	Clear Ceiling Height	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
40 Enterprise Avenue	2025 / NAP	Ceva Air & Ocean USA Inc.(2)	150,272 (2)	40’	2025 / 5.0(2)	$13.40(2)	Triple Net(2)
Lawrence Township, NJ
309 Cedar Lane	2016 / NAP	Amazon	613,920	40'	2026 / 5.0	$14.95	Net
Florence, NJ
400 Kennedy Drive	2001 / NAP	Sabert	95,241	30'	2026 / 5.25	$15.25	Net
Sayreville, NJ
5206 U.S. 130	2023 / NAP	SLM Warehousing Group	610,183	40'	2026 / 7.0	$13.00	Net
Bordentown, NJ
49 Callahan Boulevard	2023 / NAP	Essex Food Ingredients	100,500	38'	2026 / 7.42	$17.65	Net
Sayreville, NJ
800 Fairway Lane	2024 / NAP	KCL Fulfillment	277,538	40'	2025 / 8.08	$16.50	Net
Old Bridge, NJ
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 17, 2026.

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No. 5 – Lawrence Logistics Center

The following table presents certain information with respect to the underwritten cash flow of the Lawrence Logistics Center Property:

Underwritten Net Cash Flow
	TTM (06/30/2026)	Underwritten	Per SF	%(1)
Total Base Rent	$1,974,402	$3,673,253	$14.04	78.9%
Reimbursements	575,063	984,237	3.76	21.1
Gross Potential Revenue	$2,549,465	$4,657,490	$17.80	100.0%
(Vacancy)	0	(232,874)	(0.89)	(5.0)
Effective Gross Income	$2,549,465	$4,424,615	$16.91	95.0%
Total Expenses(2)	933,000	1,008,278	3.85	22.8
Net Operating Income	$1,616,465	$3,416,338	$13.06	77.2%
Replacement Reserves	0	26,165	0.10	0.6
TI/LC	0	52,329	0.20	1.2
Net Cash Flow	$1,616,465	$3,337,844	$12.76	75.4%
(1)	% column represents percentage of Gross Potential Revenue for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Total Expenses include management fee, general and administrative, repairs and maintenance, real estate taxes and insurance.

The Borrower. The borrower is Lawrence Logistics Center Urban Renewal LLC, a New Jersey limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lawrence Logistics Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Alcamo Capital LLC (“Alcamo Capital”). Alcamo Capital is a closely held institutional fund based in New Jersey. The firm manages a portfolio of real estate assets, participates in industrial and commercial development, and conducts investment and valuation analysis across multiple asset classes. Alcamo Capital has backgrounds in investment, property management, and manufacturing, and the firm works with retail and industrial tenants on land and industrial facilities along the east coast.

The borrower sponsor is also the borrower sponsor of the Shoppes at Summer Trees mortgage loan, which will also be contributed to the BMO 2026-C15 transaction.

Property Management. The Lawrence Logistics Center Property is self-managed by the borrower sponsor.

Escrows and Reserves. As of origination of the Lawrence Logistics Center Property Mortgage Loan, the borrower was required to deposit (i) $47,158 in a real estate tax reserve account, (ii) $81,724 in an insurance reserve account, and (iii) $2,312,241 in an unfunded obligations reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments (initially estimated to be approximately $47,158).

Insurance Escrows – The borrower is required to deposit into a property insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least thirty (30) days prior to the expiration of the policies (initially estimated to be approximately $10,216).

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,180 for replacement reserves.

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TI/LC Reserve – On a monthly basis, the borrower is required to escrow $4,361 for tenant improvements and leasing commissions.

Unfunded Obligations Reserve – On the origination date, the borrower was required to deposit with the lender approximately $2,312,241 into the unfunded obligations reserve to reserve for the borrower's unpaid landlord obligations under the leases. These obligations consist of (i) unpaid tenant improvement allowances, landlord work, and leasing commissions owed with respect to the Ceva Air & Ocean USA Inc. and iApparel Brands LLC leases, totaling approximately $1,802,983, and (ii) gap rent attributable to the iApparel Brands LLC lease of approximately $509,258.

Lockbox / Cash Management. The Lawrence Logistics Center Mortgage Loan is structured with a hard lockbox and springing cash management. All funds received by the borrower or the property manager are required to be deposited into such lender-controlled lockbox account no later than two business days after receipt. So long as no Cash Management Period (as defined below) is continuing, funds in the clearing account are swept on a daily basis into the borrower's operating account. During the continuance of a Cash Management Period, all funds in the clearing account are swept on a daily basis into a cash management account controlled by the lender and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Lawrence Logistics Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Lawrence Logistics Center Mortgage Loan except that during a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below) such excess will be deposited into a Special Rollover Reserve Subaccount (as defined below) instead. To the extent that no Cash Management Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Cash Management Period” will commence upon the earliest of the following: (i) the maturity date of the Lawrence Logistics Center Mortgage Loan; (ii) the occurrence of an event of default; (iii) as of any last day of each calendar quarter the debt service coverage ratio is less than 1.15x (unless the borrower posts cash or a letter of credit with the lender in an amount sufficient to achieve a 1.15x debt service coverage ratio) or (iv) the commencement of a Lease Sweep Period. A Cash Management Period will end: with respect to (a) clause (i) above, upon payment in full of the Lawrence Logistics Center Mortgage Loan and all other obligations under the Lawrence Logistics Center Mortgage Loan documents; (b) clause (ii) above, upon the cure of such event of default, provided no other event of default has occurred and is continuing; (c) clause (iii) above, upon the lender determining that the Lawrence Logistics Center Property has achieved a debt service coverage ratio of at least 1.15x for two consecutive calendar quarters; and (d) clause (iv) above, upon such Lease Sweep Period having ended.

A “Lease Sweep Period” means (i) with respect to any Major Lease (as defined below), the earlier occurrence of (a) the date that is fifteen months prior to the end of term of any Major Lease, including any renewal terms and (b) the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder and such renewal option has not been exercised; (ii) the receipt of notice from any Major Tenant exercising a right to terminate its Major Lease; (iii) (a) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date or (b) the receipt of notice from any Major Tenant of its intent to surrender, cancel or terminate its Major Lease prior to the then current expiration date of such Major Lease; (iv) any Major Tenant goes dark or intends to discontinue its business; (v) the occurrence and continuance of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) the occurrence of a Major Tenant Insolvency Proceeding (as defined below).

Such Lease Sweep Period will terminate upon: the earlier to occur of (a) the determination by the lender that sufficient funds have been accumulated in the Special Rollover Reserve Subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the Lawrence Logistics Center Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following: with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (a) the date on which the subject Major Tenant exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower sponsor and reasonably acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender's reasonable judgment, sufficient funds have been accumulated in the Special Rollover Reserve Subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated Approved Major Lease Leasing Expenses (as defined below) for the then applicable renewal or extension of such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (b) the

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date on which all of the space demised under the subject Major Lease (or material portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and all Approved Major Lease Leasing Expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to clause (ii) above, if such termination right is not validly exercised by the subject Major Tenant by the latest date to exercise such termination right specified in such Major Lease or is otherwise waived in writing by such Major Tenant; with respect to clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure; with respect to clause (vi) above if the applicable Major Tenant Insolvency Proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to lender.

A “Major Lease” means the Ceva Air & Ocean USA Inc. lease, the iApparel Brands LLC lease and any other lease which covers 40,000 or more rentable square feet of the improvements, except that, if Alcamo Capital or any affiliate of the borrower sponsor enters into a lease or sublease, as applicable, for solar panels on the Lawrence Logistics Center Property (any such lease, a "Solar Lease"), then such Solar Lease will not be considered a Major Lease.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more Major Leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 40,000 or more rentable square feet of the improvements, except that, if the borrower or the borrower sponsor enters into a Solar Lease, the tenant under such Solar Lease will not be considered a Major Tenant.

A “Major Tenant Insolvency Proceeding” means (a) the admission in writing by any Major Tenant of its inability to pay its debts, or the making of a general assignment for the benefit of creditors, or the instituting by any Major Tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Major Tenant of any insolvency law; or (b) the instituting of any proceeding against or with respect to any Major Tenant seeking liquidation of its assets or the appointment of (or if any Major Tenant consents to or acquiesces in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A “Special Rollover Reserve Subaccount” means the subaccount into which the lender deposits funds swept during a Lease Sweep Period, held as a reserve for the leasing costs associated with re-tenanting the space subject to the applicable Major Lease. On each payment date during the continuance of a Lease Sweep Period and provided no other Cash Management Period is then continuing, all available cash, or such portion of available cash as the lender allocates for this purpose, is paid to the lender and transferred into the Special Rollover Reserve Subaccount. Provided no default or event of default is continuing, the lender will disburse funds to the borrower within fifteen days after a request, but not more than twice per month, in increments of at least $5,000 or the remaining balance, in each case only for Approved Major Lease Leasing Expenses and subject to the lender's right to verify any related construction work at the borrower's expense and to the borrower's delivery of an officer's certificate and reasonably detailed supporting documentation. Upon termination of the subject Lease Sweep Period and the lender's receipt of satisfactory evidence that all Approved Major Lease Leasing Expenses (as defined below) and other re-tenanting costs have been paid in full, including where applicable a broker payment letter and a tenant estoppel certificate, and provided no other Lease Sweep Period is then continuing, any funds remaining in the subaccount that were deposited on account of that Lease Sweep Period are disbursed to the borrower.

“Approved Major Lease Leasing Expenses” means out-of-pocket expenses incurred by the borrower in re-leasing space demised under a Major Lease at the Lawrence Logistics Center Property pursuant to replacement leases entered into in accordance with the Lawrence Logistics Center Mortgage Loan documents, including brokerage commissions and tenant improvements, which expenses are (a) specifically approved by lender in connection with approving the applicable lease or (b) otherwise approved by the lender, which approval may not be unreasonably withheld or delayed. Notwithstanding the foregoing, in no event may leasing expenses incurred in connection with a Solar Lease be Approved Major Lease Leasing Expenses.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

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Ground Lease. On January 3, 2022, the borrower entered into a 50-year ground lease commencing October 1, 2022, and expiring in 2072, together with four, 10-year renewal options for a fully extended ground lease until September 30, 2112. Annual rent is currently $72,096 and escalates approximately 10% every five lease years, reaching $169,999 in the final five years of the initial term.

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No. 6 – The Falls

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No. 6 – The Falls

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$34,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$34,500,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	4.8%	Net Rentable Area (SF):	711,447
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	The Falls Shopping Center Associates LLC	Year Built / Renovated:	1980-1997 / 2024
Borrower Sponsors:	Simon Property Group, L.P. and GMPTS Limited Partnership	Occupancy(5):	95.6%
Interest Rate:	6.98090%	Occupancy Date:	6/1/2026
Note Date:	6/1/2026	4th Most Recent NOI (As of):	$14,055,020 (12/31/2023)
Maturity Date:	6/1/2036	3rd Most Recent NOI (As of):	$14,831,758 (12/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$15,659,188 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$16,305,465 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	87.9%
Amortization Type:	Interest Only	UW Revenues:	$25,481,293
Call Protection(2):	L(26),D(87),O(7)	UW Expenses:	$7,823,261
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$17,658,032
Additional Debt(1):	Yes	UW NCF(6):	$16,804,295
Additional Debt Balance(1):	$95,500,000	Appraised Value / Per SF:	$209,200,000 / $294
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/14/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$183
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$183
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	62.1%
TI / LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.83x
Other Reserves(4):	$10,870,147	$0	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	80.2%	Loan Payoff	$150,455,270	92.9%
Borrower Equity	32,019,300	19.8	Upfront Reserves	7,870,147	4.9
			Apple Lease Reserve(4)	3,000,000	1.9
			Closing Costs	693,883	0.4
Total Sources	$162,019,300	100.0%	Total Uses	$162,019,300	100.0%
(1)	The Falls Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off date of $130,000,000 (“The Falls Whole Loan”). The Financial Information in the chart above reflects the aggregate principal balance of The Falls Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on July 1, 2026. Defeasance of The Falls Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of The Falls Whole Loan to be securitized and (ii) June 1, 2029. The assumed lockout period of 26 payments is based on the expected BMO 2026-C15 securitization closing date in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Falls Whole Loan is structured with an upfront holdback in the form of an Apple Lease Reserve in the amount of $3.0 million to be held until such time Apple has executed its expansion lease, among other conditions or, if the Apple expansion lease fails to be executed, until such time that The Falls Property (as defined below) achieves a Debt Yield of 13.13%, as further described below. Apple remains in occupancy and pays rent with respect to its current leased space. The original terms of Apple’s lease are 8,349 SF at an annual rent of $325,000, while the expansion lease covers 11,328 SF at an annual underwritten rent of $637,766.
(5)	Occupancy figures presented are inclusive of temporary tenants (16,368 SF / 2.3% of NRA) at The Falls Property.
(6)	UW NOI and UW NCF are inclusive of rental income associated with the Apple expansion lease, which is currently out for signature, though not yet executed. Based on The Falls Whole Loan net of the Apple Lease Reserve ($127,000,000), exclusive of underwritten income attributable to the Apple expansion lease, The Falls Whole Loan has an UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 13.6%, 12.9%, 60.7% and 60.7%, respectively. Based on The Falls Whole Loan, exclusive of underwritten income attributable to the Apple expansion lease, The Falls Whole Loan results in an UW NCF DSCR of 1.78x. We cannot assure you whether such lease will be signed on such expected terms or at all.
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The Loan. The sixth largest mortgage loan (“The Falls Mortgage Loan”) is part of The Falls Whole Loan evidenced by six pari passu notes with an aggregate principal balance of $130,000,000 as of the Cut-off Date and is secured by the fee-simple interest in an open-air regional retail center totaling 711,447 square feet (“SF”) located in Miami, Florida (“The Falls Property”). The Falls Whole Loan was co-originated by German American Capital Corporation, New York Branch and JPMorgan Chase Bank, National Association. The non-controlling Note A-2, non-controlling Note A-3, and non-controlling Note A-4, with an aggregate original principal balance of $34,500,000 represents The Falls Mortgage Loan and will be contributed by German American Capital Corporation, New York Branch to the BMO 2026-C15 securitization trust.

The relationship between the holders of The Falls Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Outside Serviced Pari Passu Whole Loans” in the Prospectus. The controlling Note A-1 is held by German American Capital Corporation and is expected to be contributed to one or more future securitizations. The Falls Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 securitization until the controlling Note A-1 is contributed to a securitization, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise The Falls Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-2	$15,000,000	$15,000,000	BMO 2026-C15	No
A-3	$10,000,000	$10,000,000	BMO 2026-C15	No
A-4	$9,500,000	$9,500,000	BMO 2026-C15	No
A-5	$35,000,000	$35,000,000	BANK 2026-BNK52	No
A-6	$10,500,000	$10,500,000	BANK 2026-BNK52	No
Whole Loan	$130,000,000	$130,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Falls Property is a 711,447 SF open-air regional retail center located in the Kendall submarket of Miami, Florida. The Falls Property comprises 10 retail buildings ranging from one to three stories and is designed around an approximately one million-gallon waterscape with bridges and waterfalls. The Falls Property functions as a daily-needs, fitness, dining, entertainment and lifestyle destination within the Kendall submarket of Miami-Dade County. The Falls Property’s open-air design, approximately one million-gallon waterscape, diversified tenant mix and recent capital investment program support recurring visitation and differentiate the center from more traditional enclosed mall formats. The Falls Property is located between the Pinecrest and Palmetto Bay neighborhoods of Miami, with nearby access to Florida’s Turnpike and South Dixie Highway, as well as public transportation via the Miami Metrorail, which provides service to Coral Gables, Downtown Miami and Miami International Airport.

The Falls Property is anchored by Macy’s (240,000 SF; 33.7% of NRA; 3.5% of underwritten base rent), as well as several non-traditional lifestyle and entertainment focused anchors including LifeTime Fitness (102,600 SF; 14.4% of NRA; 15.0% of underwritten base rent), Regal Cinema (39,746 SF; 5.6% of NRA; 6.1% of underwritten base rent) and The Fresh Market (21,720 SF; 3.1% of NRA; 2.3% of underwritten base rent). With more than 90 leased and temporary tenants across national, local, fitness, furniture, apparel, accessories, food and beverage, service and entertainment categories, The Falls Property benefits from a granular rent roll with limited exposure to any single tenant or industry. Aside from Macy’s and LifeTime Fitness, no other tenant occupies more than 5.6% of net rentable area. The Falls Property has maintained an average occupancy of 96.8% since 2019.

Since 2015, the borrower sponsors have invested $71.0 million in capital improvements at The Falls Property, including the redevelopment of the former Bloomingdale’s anchor box for LifeTime Fitness, a 2024 common-area renovation and the renovation of the 12-screen Regal Cinema into a Regal Bistro format. These investments have repositioned portions of The Falls Property toward recurring fitness, food-and-beverage and entertainment demand, while maintaining The Falls Property’s open-air lifestyle center format. Tenant sales trends support The Falls Property’s repositioning and traffic profile. Gross property sales increased from $150.1 million in 2024 to $178.8 million in 2025 and $183.8 million for the trailing

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twelve-month period ending February 2026. Inline sales for tenants under 10,000 SF were approximately $587 PSF for the trailing twelve-month period ending February 2026, and approximately $424 PSF excluding Apple.

The introduction of LifeTime Fitness to The Falls Property was the first step in the borrower sponsors’ long term business plan in shifting tenancy and foot traffic away from traditional mall anchors, introducing a more durable and dynamic offering. LifeTime Fitness supports The Falls Property’s daily-use profile by generating recurring visitation rather than relying solely on discretionary retail trips. The location caters to more than 3,000 daily members and includes fitness, spa, café and indoor/outdoor aquatic amenities. The Fresh Market is a specialty supermarket focused on fresh produce, premium foods and a differentiated shopping environment. The Fresh Market’s presence is intended to reinforce The Falls Property’s role as a daily lifestyle center rather than solely a discretionary retail destination. Comparable sales trends also indicate stability across tenants that have not expanded or contracted. For in-line tenants less than 10,000 SF (excluding restaurants) current in-line tenant sales increased from $89.9 million in 2023 to $111.3 million for TTM February 2026, representing a 23.8% increase, or a 10.3% compound annual growth rate. Excluding Apple, in-line tenant sales increased from $57.6 million in 2023 to $75.5 million for TTM February 2026 representing a 31.1% increase, or a 13.3% compound annual growth rate.

According to a third party report, The Falls Property attracts more than 5.7 million annual visitors, representing an approximately 28.8% increase from 4.4 million visitors in 2023. According to a third party market research report, several tenants rank among the most visited locations for their respective chains in the state, including LifeTime Fitness, which ranks first of four Florida locations, and The Fresh Market, which ranks seventh of 49 Florida locations and in the 87th percentile nationally. These visitation trends are further supported by The Falls Property’s mix of dining and entertainment uses, including the recently renovated Regal Cinema, True Food Kitchen, Shake Shack, Bulla Gastrobar, P.F. Chang’s China Bistro, BJ’s Restaurant and Brewhouse and other food and beverage operators.

Major Tenants. The three largest tenants based on net rentable area are Macy’s, LifeTime Fitness and Regal Cinema.

Macy’s (240,000 square feet, 33.7% NRA, 3.5% of underwritten base rent): Founded in 1858, Macy’s is a United States department store chain. As of December 31, 2025, Macy’s had approximately 432 Macy’s-branded stores across the United States, Puerto Rico, and Guam and employs about 94,000 people company-wide. Macy’s has been a tenant at The Falls Property since 1995, has a lease expiration date on July 31, 2037, four, ten-year renewal options and no termination options.

LifeTime Fitness (102,600 square feet, 14.4% NRA, 15.0% underwritten base rent): LifeTime Fitness is a premier athletic country club in the United States, offering a wide range of programs and amenities designed to enhance overall well-being. Amenities within the LifeTime Fitness location at The Falls Property include an indoor pool, kids academy, spa, sauna, steam room, whirlpool and pickleball courts. LifeTime Fitness currently operates more than 180 athletic country clubs across the United States and Canada. LifeTime Fitness has occupied its leased space at The Falls Property since 2023 under a lease that expires in January 2044 and has three, five-year renewal options and no termination options.

Regal Cinema (39,746 square feet, 5.6% of NRA, 6.1% of underwritten base rent): Regal Cinema (“Regal”) is an American movie theater chain founded in 1989 and headquartered in Knoxville, Tennessee. According to the appraisal, Regal operates one of the largest and most geographically diverse theater circuits in the United States, with more than 7,200 screens in almost 550 theaters across more than 45 states, American Samoa, the District of Columbia, Guam and the Northern Mariana Islands. Regal operates a 12-screen cinema at The Falls Property. Year-to-date March 2026 gross sales totaled approximately $1.9 million, or approximately $158,000 per screen, representing a 263% increase compared with 2025 pre-renovation gross sales. Regal has occupied its leased space at The Falls Property since 1980. Regal’s lease expires in January 2036 and has two, five-year renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of The Falls Property:

Historical and Current Occupancy(1)
	2019	2020	2021	2022	2023	2024	2025	Current(2)
Occupancy Excluding Temporary Tenants	94.5%	80.0%	85.9%	82.4%	82.4%	88.6%	90.2%	93.3%
Occupancy Including Temporary Tenants	98.4%	89.4%	98.2%	98.0%	97.8%	98.0%	97.8%	95.6%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated June 1, 2026.

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The following table presents certain information relating to the largest tenants at The Falls Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Macy's	BBB-/Ba2/BB+	240,000	33.7%	$525,000	3.5%	$2.19	7/31/2037	4 x 10 yrs	N
LifeTime Fitness	BB/NR/NR	102,600	14.4%	$2,262,000	15.0%	$22.05	1/31/2044	3 x 5 yrs	N
Anchor Tenants Subtotal/Wtd. Avg.		342,600	48.2%	$2,787,000	18.5%	$8.13

Major Tenants
Regal Cinema	NR/NR/NR	39,746	5.6%	$911,500	6.1%	$22.93	1/31/2036	2 x 5 yrs	N
The Fresh Market	NR/NR/NR	21,720	3.1%	$350,500	2.3%	$16.14	8/31/2027	5 x 5 yrs	N
Arcade Time Entertainment	NR/NR/NR	12,167	1.7%	$547,515	3.6%	$45.00	11/30/2030	None	N
Merrill Lynch	AA-/A1/A-	12,000	1.7%	$560,439	3.7%	$46.70	6/30/2032	4 x 5 yrs	N
Activate Games	NR/NR/NR	11,442	1.6%	$394,749	2.6%	$34.50	8/31/2036	1 x 5 yrs	N
Apple(3)	NR/Aaa/AA+	11,328	1.6%	$637,766	4.2%	$56.30	10/31/2037	None	N
Victoria's Secret	NR/Ba3/BB-	8,937	1.3%	$325,664	2.2%	$36.44	1/31/2027	None	N
Brooks Brothers	NR/NR/NR	8,895	1.3%	$323,449	2.2%	$36.36	1/31/2027	None	N
Major Tenants Subtotal/Wtd. Avg.		126,235	17.7%	$4,051,583	26.9%	$32.10

Other Tenants		194,707	27.4%	$8,202,940	54.5%	$42.13
Occupied Subtotal/Wtd. Avg.		663,542	93.3%	$15,041,523	100.0%	$22.67

Vacant Space(4)		47,905	6.7%
Total/Wtd. Avg.		711,447	100.0%
(1)	Based on the underwritten rent roll as of June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The original terms of Apple’s lease are 8,349 SF at an annual rent of $325,000. Reflects the terms associated with the Apple expansion lease, which is currently out for signature, though not yet executed.
(4)	Vacant Space includes temporary tenants. Temporary tenants at The Falls Property include 16,368 SF or 2.3% of NRA, which results in a physical occupancy of 95.6% based on the underwritten rent roll as of June 1, 2026.

The following table presents certain information relating to the sales history of certain tenants of The Falls Property:

Tenant Sales(1)
	2024 PSF	2025 PSF	TTM Feb-2026 PSF	TTM Feb-2026 PSF / Occ. Cost(2)(3)
Gross Property Sales	$150,140,778	$178,770,258	$183,807,118	$306 / 9.8%
Sales (Inline < 10,000 SF)	$533	$571	$587	$587 / 10.5%
Sales (Inline < 10,000 SF excl. Apple)	$374	$416	$424	$424 / 14.5%
Anchor Tenants	$70	$141	$144	$144 / 6.6%
Inline > 10,000 SF	$367	$324	$338	$338 / 13.1%
(1)	All sales information presented above is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsors. These sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales. Finally, the sales figures are reflective of historical sales for in-place tenants at the property and do not include prior year sales for tenants that have since vacated The Falls Property. Sales (Inline < 10,000 SF), Sales (Inline < 10,000 SF excl. Apple), Anchor Tenants and Inline > 10,000 SF figures for 2024, 2025 and TTM Feb-2026 represent the PSF value.
(2)	Wtd. Avg. Occupancy Cost is calculated based on the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales. Contractual rent and reimbursements are based on the underwritten rent roll dated June 1, 2026.
(3)	Sales figures and TTM Feb-2026 PSF / Occ. Cost are based on the pre-expansion Apple lease (8,349 SF/ $325,000 annual rent).

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The following table presents certain information relating to the sales history of select major tenants of The Falls Property:

Select Major Tenant Sales(1)
Tenant Name	SF	2024	2025	Feb 2026 TTM	Occupancy Cost(2)
Anchor Tenants
Macy's	240,000	$23,853,316	$25,312,073	$24,851,689	3.6%
LifeTime Fitness	102,600	NAV	$22,928,858	$24,372,429	9.7%
Major Tenants
Regal Cinema	39,746	$4,134,075	$2,983,355	$3,828,823	33.1%
Arcade Time Entertainment	12,167	$3,993,735	$2,815,979	$2,856,472	23.4%
Apple(3)	11,328	$34,319,437	$34,056,393	$35,725,909	2.1%
Victoria's Secret	8,937	$3,743,114	$3,850,320	$4,394,204	17.2%
Brooks Brothers	8,895	$1,607,216	$1,576,877	$1,566,863	21.4%
(1)	All sales information presented herein with respect to The Falls Property is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsors.
(2)	Occupancy Cost is calculated from February 2026 TTM sales.
(3)	Sales figures and TTM Feb-2026 PSF / Occ. Cost are based on the pre-expansion Apple lease (8,349 SF/ $325,000 annual rent).

The following table presents certain information relating to the lease rollover schedule at The Falls Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	47,905	6.7%	NAP	NA	P	47,905	6.7%	NAP	NAP
2026 & MTM	5	11,348	1.6	$359,269	2.4%		59,253	8.3%	$359,269	2.4%
2027	21	89,108	12.5	3,038,551	20.2		148,361	20.9%	$3,397,820	22.6%
2028	13	37,212	5.2	1,453,684	9.7		185,573	26.1%	$4,851,504	32.3%
2029	10	15,644	2.2	733,805	4.9		201,217	28.3%	$5,585,309	37.1%
2030	7	25,139	3.5	1,297,542	8.6		226,356	31.8%	$6,882,851	45.8%
2031	4	17,014	2.4	626,632	4.2		243,370	34.2%	$7,509,483	49.9%
2032	6	32,478	4.6	1,608,030	10.7		275,848	38.8%	$9,117,513	60.6%
2033	1	8,103	1.1	323,553	2.2		283,951	39.9%	$9,441,066	62.8%
2034	3	13,201	1.9	410,571	2.7		297,152	41.8%	$9,851,637	65.5%
2035	2	2,998	0.4	158,264	1.1		300,150	42.2%	$10,009,901	66.5%
2036	4	57,369	8.1	1,606,855	10.7		357,519	50.3%	$11,616,756	77.2%
2037 & Beyond	3	353,928	49.7	3,424,766	22.8		711,447	100.0%	$15,041,523	100.0%
Total/Wtd. Avg.	79	711,447	100.0%	$15,041,523	100.0%
(1)	Information is based on the underwritten rent roll as of June 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	Includes temporary tenants.

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The following table presents certain information relating to the operating history and underwritten cash flows of The Falls Property:

Operating History and Underwriting Net Cash Flow(1)(2)
	2023	2024	2025	3/31/2026 TTM	UW	UW Per SF	%(3)
Base Rent(4)	$13,626,964	$13,995,620	$14,066,906	$14,166,377	$15,041,523	$21.14	57.6%
Rent Steps	0	0	0	0	198,856	0.28	0.8
Percentage Rent	387,610	587,565	1,914,178	2,522,008	2,808,422	3.95	10.7
Vacant Income	0	0	0	0	2,078,316	2.92	8.0
Gross Potential Rent	$14,014,574	$14,583,185	$15,981,084	$16,688,385	$20,127,116	$28.29	77.0%
Reimbursements	5,217,091	5,825,641	6,208,001	6,247,800	6,006,265	8.44	23.0
Gross Potential Income	$19,231,665	$20,408,826	$22,189,085	$22,936,185	$26,133,381	$36.73	100.0%
Vacancy & Bad Debt	173,891	(110,090)	(235,015)	(218,979)	(2,078,316)	(2.92)	(8.0)
Other Income(5)	1,487,927	1,626,721	1,476,306	1,554,241	1,426,227	2.00	5.5
Effective Gross Income	$20,893,483	$21,925,457	$23,430,376	$24,271,447	$25,481,293	$35.82	97.5%

Real Estate Taxes	$1,974,431	$1,935,556	$2,100,354	$2,096,002	$2,123,665	$2.98	8.1%
Insurance	747,051	804,939	728,521	712,287	729,544	1.03	2.8
Other Operating Expenses(6)	4,116,981	4,353,204	4,942,313	5,157,693	4,970,052	6.99	19.0
Total Expenses	$6,838,463	$7,093,699	$7,771,188	$7,965,982	$7,823,261	$11.00	29.9%

Net Operating Income	$14,055,020	$14,831,758	$15,659,188	$16,305,465	$17,658,032	$24.82	67.6%
TI/LC	0	0	0	0	711,447	1.00	2.7
Replacement Reserves	0	0	0	0	142,289	0.20	0.5
Net Cash Flow	$14,055,020	$14,831,758	$15,659,188	$16,305,465	$16,804,295	$23.62	64.3%
(1)	Based on the underwritten rent roll as of June 1, 2026.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from historical presentation and are not considered for the underwritten cash flow.
(3)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Base Rent is inclusive of rental income associated with the Apple expansion lease, which is currently out for signature, though not yet executed.
(5)	Other Income includes temporary tenant rents and miscellaneous property income.
(6)	Other Operating Expenses includes management fees, utilities, security, janitorial, food court, landscape, administrative, repair and maintenance, advertising and promotion, and other miscellaneous property expenses.

Appraisal. According to the appraisal as of April 14, 2026, The Falls Property had an “as-is” appraised value of $209,200,000.

Environmental. According to the Phase I environmental report, dated April 22, 2026, there was no evidence of any recognized environmental conditions at The Falls Property.

The Market. The Falls Property is located in Miami, Florida within Miami-Dade County. The Falls Property is situated on approximately 55 acres at the intersection of US 1 and SW 136th Street in Miami, Florida. The Falls Property is located in the Kendall/Pinecrest area of unincorporated Miami-Dade County, approximately 14 miles south of the Miami central business district. The immediate area surrounding The Falls Property is built out with a mixture of retail, community shopping centers, outparcel restaurants, institutional uses, light industrial uses and surrounding residential neighborhoods. According to the appraisal, The Falls Property benefits from access and visibility along two heavily traveled corridors. The Falls Property is adjacent to South Dixie Highway, which carries approximately 58,000 vehicles per day, and SW 136th Street, which carries approximately 20,000 vehicles per day. The appraisal indicates that the 2025 population within a one-, three- and five-mile radius of The Falls Property was 10,441, 99,228 and 273,634, respectively, with average household income of $169,966, $186,437 and $154,993, respectively, within the same radii.

According to the appraisal, The Falls Property is located within the Kendall retail submarket of the Miami-Dade County retail market. The Kendall retail submarket has limited vacancy and above-average occupancy. As of the fourth quarter of 2025, the Kendall retail submarket contained approximately 22.2 million SF of retail space, with an occupancy rate of 97.6% and average asking rent of $48.87 PSF on a triple-net basis.

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No. 6 – The Falls

The following table presents certain information relating to the appraisal’s market rent conclusions for The Falls Property.

Market Rent Summary(1)
	Market Rent	Lease Terms	TI Allowance (PSF) New / Renewal	Leasing Commissions New / Renewal
Anchor	$4.00	15	$25.00 / $0.00	4.0% / 2.0%
Grocery Anchor	$18.00	15	$25.00 / $0.00	4.0% / 2.0%
Fitness Anchor	$23.00	15	$25.00 / $0.00	4.0% / 2.0%
Theater	$23.00	15	$25.00 / $0.00	4.0% / 2.0%
Bank / Restaurant	$48.00	10	$25.00 / $0.00	4.0% / 2.0%
Outparcel Restaurant	$60.00	10	$25.00 / $0.00	4.0% / 2.0%
In-line Over 10,000 SF	$35.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 5,001 - 10,000 SF	$38.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 2,501 - 5,000 SF	$40.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 1,001 - 2,500 SF	$55.00	5	$20.00 / $0.00	6.0% / 3.0%
In-line 1,000 SF & Under	$85.00	5	$20.00 / $0.00	6.0% / 3.0%
(1)	Source: Appraisal.

The following table presents certain information relating to competitive shopping centers for The Falls Property:

Competitive Shopping Centers(1)
Property Name/Location	Distance to Subject	Year Built/Renovated	Total NRA (SF)	Occupancy	Anchor Tenant(s)
The Falls	NAP	1980-1997 / 2024	711,447	95.6%(2)	Macy's
8888 Southwest 136th Street					LifeTime Fitness
Miami, FL					Regal Cinema
					The Fresh Market
Esplanade Palm Beach	75 miles	1979 / 2000	142,980	94.0%	Saks Fifth Avenue
150 Worth Avenue
Palm Beach, FL
Bal Harbour Shops	21 miles	1965 / 2024	924,216	100.0%	Saks Fifth Avenue
9700 Collins Avenue					Neiman Marcus
Bal Harbour, FL
Midway Crossings	8.9 miles	1970 / NAP	666,741	89.0%	Costco, Home Depot, Aldi, Burlington,
7795 W Flagler St					Marshall's, Ross Dress for Less,
Miami, FL					Old Navy, Five Below, Micro Center
The Dolphin Mall(3)	11 miles	2001 / 2015	1,427,537	97.0%	Burlington Coat Factory, Dolphin 19 Cinemas
11250 NW 25th Street					Dave & Busters, Marshalls, HomeGoods,
Miami, FL					Ross Dress for Less, Sam Ash Music,
					Old Navy, Group USA, Forever 21
					Bass Pro Shops
Brickell City Centre Retail(3)	12 miles	2016 / NAP	496,508	99.0%	Saks Fifth Avenue
700 S Miami Avenue
Miami, FL
Westland Mall	15 miles	1970 / NAP	238,607	89.0%	JC Penney
1675 West 49th Street					Macy's
Hialeah, FL
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of June 1, 2026.
(3)	Owned by an affiliate of one or more of the borrower sponsors.

The Borrower. The borrower is The Falls Shopping Center Associates LLC, a single purpose, bankruptcy remote single member Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Falls Whole Loan.

The Borrower Sponsors. The borrower sponsors for The Falls Whole Loan are Simon Property Group, L.P. (“Simon”) and GMPTS Limited Partnership (collectively the “Borrower Sponsors”). The non-recourse carveout guarantor is Simon. Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor) for all guaranteed obligations, including environmental indemnity, is limited to 20% ($26,000,000) of the then-outstanding amount of The Falls Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty Simon is the operating partnership of Simon Property Group, Inc, an Indiana corporation (NYSE: SPG / S&P: A-), which is a self-administered and self-managed real estate investment trust specializing in the ownership, management and development of shopping, dining, entertainment and mixed-use destinations. As of December 31, 2025, Simon had ownership interests in 212 income-producing properties in

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the United States, which consisted of 108 malls, 70 premium outlets, six lifestyle centers and twelve other retail properties across 38 states and Puerto Rico encompassing a total of approximately 188.4 million square feet. Additionally, as of December 31, 2025, Simon had ownership interests in 42 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada.

General Motors Pension Trust (the “GM Pension Trust”) comprises the defined benefit retirement plans sponsored by General Motors LLC and operates as a diversified institutional investment platform with multi-asset exposure, including investments in real estate and other alternative asset classes. GMPTS Limited Partnership is a subsidiary of the GM Pension Trust.

Property Management. The Falls Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $417,022 into a gap rent reserve, (ii) $7,453,125 into an outstanding lease obligations reserve, and (iii) $3,000,000 into Apple Lease reserve.

Tax Reserve – During a Lockbox Event Period (as defined below), if taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to delinquency, or if the borrower fails upon request to provide reasonably satisfactory evidence that such real estate taxes and other charges have been timely paid, the borrower is required to make a monthly deposit equal to 1/12th of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 months

Insurance Reserve – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that The Falls Property is covered by policies maintained as part of a reasonably acceptable blanket insurance policy, the borrower is required to make a monthly deposit equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon expiration. As of the origination date, The Falls Property is covered by a blanket insurance policy acceptable to the lender.

Replacement Reserves – During a Lockbox Event Period, the borrower is required to make monthly deposits of $11,857 to be used for replacements and repairs required to be made at The Falls Property.

Rollover Reserve – During a Lockbox Event Period, the borrower is required to make monthly deposits of $59,287 for lease rollover reserves.

Outstanding Lease Obligations – At origination, the borrower was required to make an upfront deposit of $7,453,125 to cover outstanding landlord obligations under specified leases set forth in The Falls Whole Loan documents.

Gap Rent Reserve – At origination, the borrower was required to make an upfront deposit of $417,022 to cover rent credits or abatements under specified existing leases set forth in The Falls Whole Loan documents.

The borrower may deliver letters of credit in lieu of cash deposits otherwise required for the tax escrows, insurance escrows, replacement reserves, rollover reserves, outstanding tenant improvements and leasing commissions reserve and gap rent reserve upon not less than 10 days’ written notice to the lender. With respect to the Outstanding Lease Obligations Reserve and Gap Rent Reserve, the borrower may alternatively deliver a reserve guaranty in lieu of the cash deposit.

Apple Lease Reserve – At origination, the borrower was required to deposit $3,000,000 with the lender in connection with the Apple tenant expansion lease. The borrower may request release of the funds within the Apple Lease Reserve upon the execution of the Apple expansion lease. If the Apple expansion lease fails to be executed or the material economic terms of the Apple expansion lease are amended prior to execution such that rent payable by Apple does not result in a debt yield of at least 13.13%, the Apple Lease Reserve is required to remain with the lender until the borrower delivers an officer’s certificate certifying that leases have been executed such that the 13.13% minimum debt yield has been met, together with an updated rent roll.

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Lockbox / Cash Management. The Falls Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct all tenants to pay rents directly into the lockbox account and to deposit any rents or other income otherwise received into the lockbox account within two business days of receipt. If no Lockbox Event Period is continuing, all immediately available funds in the lockbox account are required to be transferred to an account designated by the borrower. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept weekly to a lender-controlled cash management account and applied in accordance with The Falls Whole Loan documents. During the continuance of a Lockbox Event Period, any excess cash flow is required to be deposited into an excess cash flow reserve account as additional security for The Falls Whole Loan. During the continuance of an event of default, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines in its sole discretion.

A “Lockbox Event Period” means the period commencing upon the occurrence of any of the following: (i) an event of default; (ii) a bankruptcy action of the borrower; (iii) a bankruptcy action of the property manager if the property manager is an affiliate of the borrower and the property manager is not replaced within 60 days with a qualified manager; or (iv) a Debt Yield Trigger Event (as defined below) (each a “Lockbox Event”). A Lockbox Event Period will end upon the occurrence of the applicable Lockbox Termination Event (as defined below); provided, however, that no other Lockbox Event or event of default is continuing, provided that the borrower may not cure a Lockbox Event more than five times in the aggregate during the term of The Falls Whole Loan, the borrower may not cure a Lockbox Event triggered by a bankruptcy action of the borrower at any time during the term of The Falls Whole Loan and the borrower must pay the lender’s reasonable out-of-pocket expenses incurred in connection with the applicable Lockbox Termination Event.

A “Debt Yield Trigger Event” occurs if the debt yield, based on the trailing four calendar quarter period immediately preceding the applicable determination date, is less than 10.50% for two consecutive calendar quarters. A Debt Yield Trigger Event will be cured upon (i) achievement of a debt yield equal to or greater than 10.50% for two consecutive calendar quarters, (ii) the borrower’s prepayment of a portion of The Falls Whole Loan in an amount sufficient to cause the debt yield to be not less than 10.50%, or (iii) the borrower’s delivery to the lender of cash, U.S. Obligations (as defined below), other acceptable securities or a letter of credit in an amount equal to the Debt Yield Cure Collateral Amount (as defined below) (each a “Debt Yield Trigger Event Cure”). No yield maintenance premium, prepayment premium or other penalty or fee will be due in connection with any such partial prepayment that occurs on or after the lockout period expiration date (it being understood that no such premiums, penalties or fees will be due in connection with any such partial prepayment occurring prior to the lockout period expiration date other than the yield maintenance premium).

A “Lockbox Termination Event” means, as applicable, (i) if the related Lockbox Event is caused solely by a Debt Yield Trigger Event, the achievement of a Debt Yield Trigger Event Cure; (ii) if the related Lockbox Event is caused solely by an event of default, the lender’s acceptance of a cure of such event of default, which the lender is not obligated to accept and may accept or reject in its sole and absolute discretion, provided that the lender has not accelerated The Falls Whole Loan, moved for a receiver or commenced foreclosure proceedings; or (iii) if the related Lockbox Event is caused solely by a bankruptcy action of the manager, the borrower’s replacement of the manager with a qualified manager under a replacement management agreement within 60 days, or the discharge or dismissal of such bankruptcy action of the manager within 90 days without adverse consequences to The Falls Property or The Falls Whole Loan.

The “Debt Yield Cure Collateral Amount” means, during the continuance of a Debt Yield Trigger Event, the amount which, if applied to the repayment of The Falls Whole Loan, would result in a debt yield equal to 10.50% (the “Debt Yield Target”).

“U.S. Obligations” means non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the rating agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

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Partial Release. The borrower is permitted without the lender’s consent to make transfers of non-income producing portions of The Falls Property, subject to satisfying certain conditions related to zoning matters, complete tax lots, legal subdivision, ingress and egress, and customary REMIC conditions.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.2%	Net Rentable Area (SF):	817,136
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	One Dag Owner LP	Year Built / Renovated:	1972 / 2005
Borrower Sponsor:	601W Companies LLC	Occupancy:	70.4%
Interest Rate:	6.7607%	Occupancy Date:	5/1/2026
Note Date:	6/5/2026	4th Most Recent NOI (As of):	$23,988,799 (12/31/2023)
Maturity Date:	6/6/2036	3rd Most Recent NOI (As of)(8):	$21,739,455 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(8):	$17,815,677 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of)(9):	$18,418,055 (TTM 3/31/2026)
Original Amortization Term(2):	360 months	UW Economic Occupancy:	70.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$48,586,062
Call Protection(3):	L(26),D(89),O(5)	UW Expenses:	$24,719,530
Lockbox / Cash Management:	Hard / In Place	UW NOI(9)(10):	$23,866,532
Additional Debt(1):	Yes	UW NCF(10):	$21,751,696
Additional Debt Balance(1):	$145,000,000 / $40,000,000	Appraised Value / Per SF(11):	$289,480,209 / $354
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	4/15/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$214
Taxes:	$6,203,117	$1,092,832	NAP	Maturity Date Loan / SF:	$202
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	60.5%
Replacement Reserve(5):	$1,566,273	$17,024	$1,000,000	Maturity Date LTV:	57.0%
TI / LC Reserve(6):	$5,000,000	$187,260	$11,235,620	UW NCF DSCR (P&I / IO):	1.59x / 1.81x
Other Reserves(7):	$54,945,177	$0	NAP	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$175,000,000	55.9%	Purchase Price(12)	$212,790,012	68.0%
Mezzanine Loan	40,000,000	12.8	Upfront Reserves	67,714,567	21.6
Borrower Sponsor Equity	97,915,283	31.3	Lease Renewal Holdback(10)	25,000,000	8.0
			Closing Costs	7,410,704	2.4
Total Sources	$312,915,283	100.0%	Total Uses	$312,915,283	100.0%
(1)	The One Dag Mortgage Loan (as defined below) is part of the One Dag Whole Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal Cut-off Date balance of the promissory notes comprising the One Dag Whole Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan (as defined below) are $263, $251, 11.1%, 10.1%, 11.6%, 1.20x, 74.3% and 70.8%, respectively.
(2)	Payments on the One Dag Whole Loan will be interest only for the initial 60 months of the loan term, followed by a planned amortization schedule thereafter calculated based on a 360 month schedule and the sum of the One Dag Whole Loan and the One Dag Mezzanine Loan with all amortization allocated to the One Dag Whole Loan. The One Dag Mezzanine Loan will be interest only for the entirety of the loan term. For further information, please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest” in the Prospectus.
(3)	Defeasance of the One Dag Whole Loan is permitted at any time after the earlier to occur of (a) July 6, 2029, and (b) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One Dag Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in August 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves”.
(5)	Replacement Reserve cap excludes the initial deposit of $1,566,273.
(6)	TI/LC Reserve cap of $11,235,620 applies upon the achievement of the One Dag Total Debt Debt Yield (as defined below) and the One Dag Whole Loan Debt Yield (as defined below) of 9.3% and 11.4257%, respectively
(7)	See “Free Rent” and “Outstanding TI/LC”.
(8)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributed to free rent associated with recent leases along with an increase in expenses.
(9)	The increase from Most Recent NOI to UW NOI is primarily attributed to burn off of free rent associated with recent leases.
(10)	UW NOI and UW NCF are inclusive of rental income and related reimbursements for two tenants, The Kingdom of Sweden (“Sweden”) and The Republic of Chile (“Chile”), for which
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renewal leases were executed subsequent to the origination date. The One Dag Whole Loan is structured with an upfront holdback in the form of a lease renewal reserve in the amount of $25,000,000, which has been released following the execution of Sweden and Chile renewal leases.

(11)	Appraised Value is based on the “As Is (Funded Reserve)” value as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. The appraisal concluded an “As Is” value as of April 1, 2026, for the One Dag Property of $225,000,000, which results in a One Dag Whole Loan Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.8% and 73.4%, respectively, and 95.6% and 91.2%, respectively, based on the combined balance of the One Dag Whole Loan and the One Dag Mezzanine Loan. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are subject to certain extraordinary assumptions that the Sweden and Chile leases would be executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released.
(12)	The borrower sponsor acquired the One Dag Property for a gross purchase price of $265,250,000. Purchase Price above reflects the net purchase price accounting for certain seller credits in the amount of $54,945,177 for outstanding lease obligations, the outstanding portion of which was reserved at origination.

The Loan. The seventh largest mortgage loan (the “One Dag Mortgage Loan”), is part of a whole loan (the “One Dag Whole Loan”) evidenced by five pari passu promissory notes with an aggregate outstanding balance of $175,000,000 secured by the borrower’s fee interest in an 817,136 SF office property in New York, New York (the “One Dag Property”) The non-controlling Note A-3-1 with an outstanding principal balance as of the Cut-off Date of $30,000,000 will be contributed to the BMO 2026-C15 securitization trust. The scheduled maturity date of the One Dag Whole Loan is June 6, 2036.

The relationship between the holders of the One Dag Whole Loan is governed by a co-lender agreement. The One Dag Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2026-BNK52 transaction, as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the One Dag Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$74,900,000	$74,900,000	BANK 2026-BNK52	Yes
A-2-1(1)	$30,100,000	$30,100,000	JPMCB	No
A-2-2	$30,000,000	$30,000,000	MSBAM 2026-C36	No
A-3-1	$30,000,000	$30,000,000	BMO 2026-C15	No
A-3-2(1)	$10,000,000	$10,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. Located in the UN District of Midtown Manhattan, the One Dag Property is a Class A, 49-story (with three lower levels), 817,136 SF office tower with ground floor retail located along Second Avenue between East 47th and 48th Streets, within walking distance of the United Nations headquarters. Originally constructed in 1972, the One Dag Property has remained under continuous institutional ownership. Most recently, the prior owner invested approximately $20 million in 2015 to enhance the lobby and modernize core building systems. In connection with the borrower’s acquisition of the One Dag Property, an additional approximately $1.6 million was reserved to be allocated toward future capital investments.

The One Dag Property features a gallery-like, modern sculptural lobby with an on-site café, a flagship retail concourse and an adjoining plaza. Building amenities include high-speed elevators, 227 on-site parking spaces, dedicated conference facilities and unobstructed panoramic views from the upper floors, positioning the One Dag Property as a desirable office destination within Midtown Manhattan, and more specifically, the UN district.

Due to its proximity to the United Nations headquarters, the One Dag Property is a sought-after location for international organizations and diplomatic missions. Political and/or diplomatic tenants occupy approximately 82.5% of the One Dag Property’s total occupied square footage and maintain a weighted average tenure of 17.6 years, with several international tenants in-place for over 30 years, underscoring the durability of the tenant base and the strategic importance of the location. The rent roll also benefits from strong credit quality, with 15 investment-grade tenants comprising 56.0% of occupied NRA and maintaining a remaining weighted average lease term of 10.7 years. The One Dag Property has executed leases of approximately 169,949 SF, or 20.8% of NRA, since May 2024. Recently executed lease with the Kingdom of Sweden and the Republic of Chile have added an additional 33,674 SF (4.1% of NRA) in renewal leasing, further supporting near-term occupancy and stability. The One Dag Property’s quality and location provide for a unique value proposition, generating tenant demand and outperformance of the broader midtown Manhattan office market.

Retail space accounts for approximately 5.1% of NRA, comprising of two flagship quality retail boxes at grade and below grade level, recently leased to LA Fitness and Whole Foods, each through 2041. Both tenants are currently in the process

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of building out their spaces and are expected to open in the fall of 2026. LA Fitness will operate its premises under its Club Studio luxury fitness concept, offering boutique-style classes – including HIIT, yoga, pilates and boxing – along with high-end amenities such as recovery labs, cryotherapy and steam rooms. The addition of Whole Foods and a high-end fitness offering is expected to function as a convenient on-site amenity, enhancing the overall tenant experience and competitive positioning of the One Dag Property.

Major Tenants. The three largest tenants based on underwritten base rent are The United Nations, The Federal Republic of Germany and UK of Great Britain.

The United Nations (112,832 SF, 13.8% of NRA, 18.9% of UW Rent). Founded in 1945, the United Nations is an international organization with the primary mandate of maintaining international peace and security. Comprised of 193 member states, the United Nations is a specialized, non-profit entity that provides a platform for diplomacy to solve global challenges. The United Nations has maintained a presence at the One Dag Property since 2004 through a series of renewals and expansions, most recently in 2021. The United Nations’ lease expires in December 2031. The United Nations’ lease contains one, ten-year extension option and one termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises (such selected premises, the “Termination Premises”) at the United Nations’ option, which if exercised would become effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the selected Termination Premises.

The Federal Republic of Germany (73,252 SF, 9.0% of NRA, 14.9% of UW Rent). The Federal Republic of Germany executed its lease in April 2025 with a term through February 2038 and one, five-year renewal option. The lease is also subject to a termination option effective in February 2034, requiring 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent. Additionally, The Federal Republic of Germany may terminate its lease upon the severance or termination of diplomacy by the United States of America and/or the Federal Republic of Germany with the other by official public announcement made by either or both of their respective governments, by giving at least 90 days’ notice, and the payment of a termination fee pursuant to the lease.

UK of Great Britain (49,027 SF, 6.0% of NRA, 9.0% of UW Rent). The UK of Great Britain has occupied its space at the One Dag Property for over 32 years, most recently renewing in 2023. The UK of Great Britain lease expires in March 2041 and includes one, five-year renewal option and one termination option effective in April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent.

Environmental. According to the Phase I environmental site assessment dated February 13, 2026, there was no evidence of any recognized environmental conditions at the One Dag Property.

The following table presents certain information relating to the historical and current occupancy of the One Dag Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
76.9%	70.9%	75.0%	70.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2026.

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The following table presents certain information relating to the largest tenants based on underwritten base rent of the One Dag Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
The United Nations	NR/NR/NR	112,832	13.8%	$70.49	$7,953,752	18.9%	12/31/2031(2)
The Federal Republic of Germany	Aaa/AAA/AAA	73,252	9.0%	$85.50	$6,263,046	14.9%	2/28/2038(3)
UK of Great Britain	Aa3/AA-/AA	49,027	6.0%	$77.11	$3,780,417	9.0%	3/31/2041(4)
The Population Council, Inc.(5)	NR/NR/NR	48,540	5.9%	$48.91	$2,374,039	5.6%	12/31/2030
The Government of the French(6)	Aa3/A+/A+	35,070	4.3%	$65.82	$2,308,265	5.5%	1/31/2043(7)
LA Fitness(8)	NR/NR/NR	33,787	4.1%	$47.95	$1,619,999	3.8%	6/30/2041
The Kingdom of Sweden	NR/AAA/AAA	23,801	2.9%	$70.57	$1,679,631	4.0%	8/31/2041
Permanent Mission of Italy to the United Nations	Baa2/BBB+/BBB+	22,985	2.8%	$74.00	$1,700,891	4.0%	12/31/2028
Microsoft Corporation(9)	Aaa/NR/AAA	17,546	2.1%	$74.08	$1,299,740	3.1%	6/30/2032(10)
Permanent Mission of Norway(11)	Aaa/AAA/AAA	17,196	2.1%	$80.25	$1,379,959	3.3%	6/30/2034
Largest Tenants		434,036	53.1%	$69.95	$30,359,739	72.0%
Other Tenants		141,122	17.3%	$83.50	$11,783,652	28.0%
Occupied Collateral Total / Wtd. Avg.		575,158	70.4%	$73.27	$42,143,390	100.0%
Vacant Space		241,978	29.6%
Total / Wtd. Avg. All Owned Tenants		817,136	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	The United Nations’ lease is structured with a partial termination option with respect to either (i) the 4th floor, (ii) the 5th floor, (iii) the 20th floor, or (iv) each of the 4th, 5th, and 20th floors of the premises, effective as of January 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent with respect to the partial premises selected by the United Nations to be terminated.
(3)	The Federal Republic of Germany’s lease is structured with a termination option, effective February 2034, predicated on the following: (i) Germany and the United States sever diplomatic relations, (ii) Germany is excluded from the United Nations or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to 14 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to six months of fixed rent.
(4)	UK of Great Britain’s lease is structured with a termination option, effective as of April 2033, subject to 15 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements plus an amount equal to three months of fixed rent. The UK of Great Britain is entitled to three months of free rent scheduled for April through June of each of 2029, 2034, and 2037.
(5)	The Population Council, Inc. leased SF is comprised of 46,194 SF of office space and 2,346 SF of storage space. The Population Council, Inc. subleases 23,097 SF of its leased space to Leech Tishman Robinson Brog, PLLC at a rental rate of $37.00 PSF through December 2030, co-terminous with the prime lease term.
(6)	The Government of the French leased SF is comprised of 33,678 SF of office space and 1,392 SF of storage space.
(7)	The Government of the French lease is structured with a termination option predicated on the following: (i) France and the United States sever diplomatic relations, (ii) France is excluded from the United Nations, or (iii) the United Nations permanently relocates from Manhattan. The termination option is effective as of the last day of a calendar month occurring within 18 months after any of (i), (ii) or (iii) above. The termination option is subject to the payment of unamortized rent concessions and broker commissions. The Government of the French is entitled to 14 months of free rent commencing in December 2026.
(8)	LA Fitness will be in a free rent period through August 2026 and will be under an abated rent period (50%) through May 2027.
(9)	Microsoft Corporation’s leased SF is comprised of 16,835 SF of office space and 711 SF of storage space.
(10)	Microsoft Corporation’s lease is structured with a termination option, effective as of July 1, 2029, subject to 12 months’ notice and the payment of all unamortized tenant improvements, broker commissions and rental abatements equaling a fixed termination payment of $877,601.
(11)	Permanent Mission of Norway’s leased SF is comprised of 16,839 SF of office space and 357 SF of storage space.

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The following table presents certain information relating to the tenant lease expirations at the One Dag Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM/2026(3)	3	2,566	0.3%	$16,784	0.0%	2,566	0.3%	$16,784	0.0%
2027(4)	2	0	0.0	36,039	0.1	2,566	0.3%	$52,823	0.1%
2028	3	28,060	3.4	2,089,171	5.0	30,626	3.7%	$2,141,994	5.1%
2029	1	16,839	2.1	1,086,116	2.6	47,465	5.8%	$3,228,110	7.7%
2030	2	65,379	8.0	3,460,154	8.2	112,844	13.8%	$6,688,264	15.9%
2031	3	123,816	15.2	8,752,066	20.8	236,660	29.0%	$15,440,330	36.6%
2032	1	17,546	2.1	1,299,740	3.1	254,206	31.1%	$16,740,070	39.7%
2033(5)	2	0	0.0	1,158,750	2.7	254,206	31.1%	$17,898,820	42.5%
2034	5	72,472	8.9	5,524,565	13.1	326,678	40.0%	$23,423,385	55.6%
2035	0	0	0.0	0	0.0	326,678	40.0%	$23,423,385	55.6%
2036	2	15,023	1.8	1,191,181	2.8	341,701	41.8%	$24,614,566	58.4%
2037 & Thereafter(4)	9	233,457	28.6	17,528,825	41.6	575,158	70.4%	$42,143,390	100.0%
Vacant	0	241,978	29.6	0	0.0	817,136	100.0%	$42,143,390	100.0%
Total	33	817,136	100.0%	$42,143,390	100.0%
(1)	Based on the underwritten rent roll as of May 1, 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.
(3)	Inclusive of the property management office comprising 1,928 SF for which there is no attributable underwritten base rent.
(4)	Inclusive of telecom space which does not occupy substantial SF at the One Dag Property.
(5)	Inclusive of the café amenity (no attributable underwritten base rent) and the on-site parking garage which is leased to and operated by a third party.

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the One Dag Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	March 2026 TTM	Underwritten	UW PSF
Rents In Place(2)	$43,705,063	$40,879,425	$38,175,141	$38,602,119	$42,143,394	$51.57
Rent Steps(3)	0	0	0	0	1,935,752	2.37
Straight Line IG Rent(4)	0	0	0	0	583,334	0.71
Vacant Income	0	0	0	0	17,594,617	21.53
Total Reimbursements	1,859,043	2,802,899	2,403,908	2,499,784	2,868,476	3.51
Less Vacancy	0	0	0	0	(17,594,617)	(21.53)
Other Income	1,432,685	1,174,929	1,212,592	1,362,620	1,055,106	1.29
Effective Gross Income	$46,996,791	$44,857,253	$41,791,641	$42,464,523	$48,586,062	$59.46
Real Estate Taxes	12,485,767	12,486,533	12,728,580	12,696,520	13,113,984	16.05
Insurance	521,010	546,153	439,587	412,094	582,306	0.71
Other Operating Expenses	10,001,215	10,085,112	10,807,797	10,937,854	11,023,240	13.49
Total Expenses	$23,007,992	$23,117,798	$23,975,964	$24,046,468	$24,719,530	$30.25
Net Operating Income(5)	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$23,866,532	$29.21
Replacement Reserves	0	0	0	0	163,427	0.20
TI/LC	0	0	0	0	1,951,408	2.39
Net Cash Flow	$23,988,799	$21,739,455	$17,815,677	$18,418,055	$21,751,696	$26.62
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Rents in Place is based on the underwritten rent roll dated as of May 1, 2026, and is net of concessions.
(3)	Represents Underwritten Rent Steps through April 2027.
(4)	Represents Underwritten Straight Line IG Rent for investment grade tenants through the lesser of the loan or lease term.
(5)	The decline from 2024 NOI to 2025 NOI is primarily attributed to free rent associated with recent leases along with an increase in expenses. The increase from March 2026 TTM to Underwritten NOI is primarily attributed to burn off of free rent associated with recent leases.

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The Market. The One Dag Property is located along Second Avenue between East 47th and 48th Streets, within walking distance of both the United Nations headquarters and Grand Central Station. According to the appraisal, the One Dag Property is situated in the East Side/UN office submarket within the broader Manhattan office market. The Manhattan office market continues to lead the nation’s return to office recovery, recording positive net absorption of approximately 7.6 million square feet in 2025, a marked improvement from the negative absorption of 6.2 million square feet in 2024. Leasing activity continues to be characterized by a pronounced flight to quality trend, particularly in Midtown Manhattan, where approximately 85% of leases executed since 2020 have occurred in Class A buildings. Leasing momentum has also been strongest in areas proximate to major transit hubs, including Grand Central Station and Penn Station.

According to third-party market reports, the East Side/UN office submarket has benefited from these broader market trends. As of the fourth quarter of 2025, the submarket began to experience accelerated leasing activity driven by its concentrated tenant base, which includes government, medical and education tenants, as well as more than 150 international consulates and diplomatic missions. The submarket comprises approximately 20.9 million square feet of inventory across 71 buildings and vacancy declined by approximately 1.8% quarter over quarter during the fourth quarter of 2025. As of the fourth quarter of 2025, the East Side/UN office submarket contained an occupancy rate of approximately 79.9% and an average asking rent of $74.69 PSF.

Total leasing activity in the East Side/UN office submarket reached approximately 1.5 million square feet in 2025, representing a 45.8% increase compared to 2024 levels. Class A space accounted for approximately 97.5% of leasing activity, reinforcing the depth of demand for higher-quality assets within the submarket. Notably, the East Side/UN office submarket has no major new office construction scheduled over the next five years, which is expected to support continued improvement in market fundamentals over the near to medium term.

The following table presents leasing data for office tenants at comparable properties with respect to the One Dag Property:

Comparable Office Lease Summary(1)
Subject/Location	Year Built/Renovated	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
One Dag 885 Second Avenue New York, NY	1972/2005		16,295(2)		17.0(3)	$72.54(3)
6 Grand Central New York, NY	1952/2000	Vac Eck Assocs	10,605	Jan-26	10.2	$73.00
60 East 42nd Street New York, NY	1930	Haver Analytics	16,042	Jan-26	10.8	$80.00
780 Third Avenue New York, NY	1984	Amynta Group	11,054	Dec-25	8.8	$76.00
875 Third Avenue New York, NY	1968	Conference Board Inc.	30,171	Sep-25	23.8	$65.00
777 Third Avenue New York, NY	1964/2010	First Commerce Bank	13,104	Jul-25	16.6	$72.00
900 Third Avenue New York, NY	1983	Kirkland & Ellis	17,361	Jul-25	12.2	$64.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2026. Represents the weighted average occupied office space.
(3)	Represents the weighted average based on NRA of office tenants.

The following table presents information relating to the appraisal’s market rent conclusions for the One Dag Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Months)
Office 2-10	$65.00	120
Office 14-21	$68.00	120
Office 22-30	$70.00	120
Office 31-39	$75.00	120
Office 40-49	$80.00	120
Storage	$30.00	120
(1)	Source: Appraisal.

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Appraisal. The appraisal concluded to an “As Is (Funded Reserve)” value for the One Dag Property of $289,480,209 as of April 15, 2026, reflecting an assumption that reserves in the amount of $64,480,209 are fully funded at loan origination for certain free rent, landlord work, tenant improvements, leasing commissions and capital improvement obligations. The appraisal concluded an “As Is” value of $225,000,000 as of April 1, 2026. The appraisal’s “As Is (Funded Reserve)” and the “As Is” values are both subject to the extraordinary assumptions that the leases with the Kingdom of Sweden and the Republic of Chile would be executed. The respective renewal leases were executed subsequent to the origination date and the related lease renewal holdback has been released.

The Borrower. The borrower for the One Dag Whole Loan is One Dag Owner LP, a single-purpose Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Dag Whole Loan.

The Borrower Sponsor. The borrower sponsor is 601W Companies, LLC (“601W”), a real estate service company based in New York that acquires, develops, and manages commercial properties. With an asset value of approximately $7 billion, 601W manages 16 properties totaling over 21,000,000 SF. 601W’s primary clients include investors seeking high-performing commercial real estate opportunities across many cities including New York, New Jersey, Chicago, Washington D.C., San Francisco, Pittsburgh and Philadelphia. Mark Karasick and Michael Silberberg, the principals of 601W, are the non-recourse carve-out guarantors.

Property Management. The One Dag Property is managed by Rockhill Management, L.L.C, the prior owner of the One Dag Property. In connection with the sale of the One Dag Property, a portion of the previously outstanding secured debt was forgiven by the prior lender. For further information, please see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $6,203,116.53 into a tax reserve account. The borrower is required to provide ongoing monthly tax reserves of $1,092,832 ($16.05 PSF per annum).

Insurance –The borrower is required to provide ongoing monthly reserves equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower maintains a blanket policy in form and substance reasonably acceptable to the lender. An acceptable blanket policy was in place as of origination.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $1,566,273 to a replacement reserve account. Additionally, the borrower is required to deposit monthly replacement reserves of $17,024 ($0.25 PSF per annum), capped at $1,000,000 excluding the upfront deposit.

TI/LC Reserve – At origination, the borrower was required to make an upfront deposit of $5,000,000 to a tenant improvement and leasing commissions account. Additionally, the borrower is required to deposit monthly tenant improvement and leasing commission reserves of $187,260 ($2.75 PSF per annum). Notwithstanding the aforementioned, or anything to the contrary contained herein, if, on any monthly payment date, the debt yield with respect to the One Dag Whole Loan and One Dag Mezzanine Loan (“One Dag Total Debt Debt Yield”) is equal to or greater than 9.3% and the debt yield with respect to the One Dag Whole Loan (“One Dag Whole Loan Debt Yield”) is equal to or greater than 11.4257%, then the aggregate amount of the Rollover Reserve Fund (excluding any termination deposits) may not exceed $11,235,620.

Free Rent – At origination, the borrower was required to make an upfront deposit of $20,770,751, to cover free rent allocable to tenants identified under the One Dag Whole Loan documents.

Outstanding TI/LC – At origination, the borrower was required to make an upfront deposit of $34,174,426 for outstanding tenant improvements and leasing commissions.

Lease Renewal Holdback – At origination, the borrower was required to make an upfront deposit of $25,000,000 into a lease renewal reserve account. Within 120 days of the note date, subject to no continuing event of default, the lender is

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required to disburse (i) $7,254,387 upon the renewal and delivery of the Republic of Chile lease in accordance with the terms of the One Dag Whole Loan documents, and/or (ii) $17,745,613 upon the renewal and delivery of the Kingdom of Sweden lease in accordance with the terms of the One Dag Whole Loan Documents. If either lease is not renewed within such 120-day period, remaining funds will not be released unless and until all of the following conditions are satisfied: (i) no event of default is continuing; (ii) a One Dag Total Debt Debt Yield greater than or equal to 11.0% and a One Dag Whole Loan Debt Yield greater than or equal to 13.51%, calculated to include (a) 12 months of rent step-ups and (b) straight-line rents for investment grade tenants; (iii) the debt service coverage ratio with respect to the One Dag Whole Loan and the One Dag Mezzanine Loan (“One Dag Total Debt DSCR”) greater than or equal to 1.30x and the debt service coverage ratio with respect to the One Dag Whole Loan (“One Dag Whole Loan DSCR”) greater than or equal to 1.78x, calculated to (a) include 12 months of rent step-ups, (b) include straight-line rents for investment grade tenants, (c) include normalized capital expenditures of $0.20 PSF, and (d) reflect an interest-only basis; and (iv) a weighted average lease term of no less than 9 years, after which all remaining funds are required to be disbursed to the borrower. This reserve has been released as of the Cut Off Date.

Lockbox and Cash Management. The One Dag Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled deposit account and to direct each tenant to deposit all payments due with respect to the One Dag Property directly into the deposit account. The borrower is required to deposit all rent amounts received by the borrower or the property manager within two business days of receipt. All amounts on deposit in the lockbox are required to be transferred to the cash management account once every business day to be applied pursuant to the One Dag Whole Loan documents. During a Cash Sweep Period (as defined below), the borrower is required to deposit all excess cash flow into the excess cash flow reserve.

A “Cash Sweep Period” commences on the occurrence of any of the following: (i) an event of default under the One Dag Whole Loan, (ii) any bankruptcy action by the borrower or the property manager, provided that, in the event the property manager is not an affiliate of the borrower, the borrower has 30 days to replace the property manager with a qualified manager before triggering the Cash Sweep Period, (iii) the One Dag Total Debt DSCR being less than 1.10x or (b) the One Dag Whole Loan DSCR being less than 1.4573x, or (iv) an event of default under the One Dag Mezzanine Loan, or (v) a Major Tenant Trigger Event (as defined below).

A Cash Sweep Period will no longer be continuing: with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default in its reasonable discretion, with respect to clause (ii) above, and only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement within 60 days of such bankruptcy action; with respect to clause (iii) above, upon the achievement of (a) the One Dag Total Debt DSCR of 1.15x or greater or (b) the One Dag Whole Loan DSCR of 1.5235x or greater, in each case for at least two consecutive quarters; with respect to clause (iv) above, upon the acceptance by the One Dag Mezzanine Loan lender of a cure of such event of default in its reasonable discretion; or with respect to clause (v) above, (a) the replacement of a Major Tenant (as defined below) with a tenant acceptable to the lender and satisfactory to other conditions under the One Dag Whole Loan documents, or (b) the amount of funds deposited into the excess cash flow reserve as a result of clause (v) above meets the aggregate amount equal to $125 PSF of the applicable lease premise.

A “Major Tenant Trigger Event” means the occurrence of any of the following: (i) the United Nations, together with its permitted successors and/or assigns (a “Major Tenant”), does not extend its lease 18 months prior to its lease expiration, (ii) a Major Tenant goes dark, vacates or abandons its total rentable premises, (iii) a Major Tenant subleases all of its total rentable premises, or (iv) a Major Tenant terminates its lease, or (v) any Major Tenant gives notice or publicly announces in a public filing of its intention to vacate, cease operations, go dark or otherwise abandon its total rentable premise or terminate its lease.

Subordinate and Mezzanine Debt. Concurrent with the origination of the One Dag Whole Loan, JPMCB originated a mezzanine loan in the amount of $40,000,000 to the holder of 99.5% of the partnership interests in the borrower of the One Dag Whole Loan and the owner of 100% of the limited liability company interests in the general partner of the borrower of the One Dag Whole Loan, secured by a pledge of such equity interests. The One Dag Mezzanine Loan, which was sold to a third party after origination, is coterminous with the One Dag Whole Loan and accrues interest at a fixed rate of 10.81500% per annum. The One Dag Mezzanine Loan is subordinate to the One Dag Whole Loan to the extent provided in the related intercreditor agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Additional Indebtedness—Mezzanine Debt” in the Prospectus.

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No. 7 – One Dag

The One Dag Whole Loan and One Dag Mezzanine Loan as of the origination date are summarized in the table below:

One Dag Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$175,000,000	120	60	6.76070%	1.59x(P&I) 1.81x (IO)	13.6%	60.5%
Mezzanine Loan	$40,000,000	120	120	10.81500%	1.20x	11.1%	74.3%
Total Debt	$215,000,000			7.51499%	1.20x	11.1%	74.3%

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 8 – The Pointe at Polaris

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.5%	Net Rentable Area (SF):	245,437
Loan Purpose:	Acquisition	Location:	Columbus, OH
Borrowers:	Polaris Lyra Holdings LLC and Polaris Exchange LLC	Year Built / Renovated:	2016 / 2019
Borrower Sponsor:	Vijaya Borra	Occupancy:	97.7%
Interest Rate:	6.63900%	Occupancy Date:	4/14/2026
Note Date:	4/17/2026	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	5/6/2036	3rd Most Recent NOI (As of):	$4,233,298 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,866,777 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$5,398,775 (TTM 12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	96.9%
Amortization Type:	Interest Only	UW Revenues:	$8,692,823
Call Protection(2):	L(27),D(88),O(5)	UW Expenses:	$3,239,148
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,453,675
Additional Debt(1):	Yes	UW NCF:	$4,903,896
Additional Debt Balance(1):	$15,500,000	Appraised Value / Per SF:	$61,700,000 / $251
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/5/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	$259,481	$51,896	N/A	Maturity Date Loan / SF:	$165
Insurance:	$12,314	$6,157	N/A	Cut-off Date LTV:	65.6%
Replacement Reserve:	$0	$4,909	N/A	Maturity Date LTV:	65.6%
TI / LC Reserve:	$0	$40,906(4)	N/A	UW NCF DSCR:	1.80x
Deferred Maintenance:	$0	$0	N/A	UW NOI Debt Yield:	13.5%
Other Reserves(5):	$1,186,109	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$40,500,000	64.4%	Purchase Price	$60,200,000	95.8%
Borrower Sponsor Equity	22,349,922	35.6	Reserves	1,457,904	2.3
			Closing Costs	1,192,018	1.9
Total Sources	$62,849,922	100.0%	Total Uses	$62,849,922	100.0%
(1)	The Pointe at Polaris Mortgage Loan (as defined below) is part of The Pointe at Polaris Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $40,500,000. The Financial Information in the chart above is based on The Pointe at Polaris Whole Loan. See “—The Loan” below.
(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date on June 6, 2026. Defeasance of The Pointe at Polaris Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of The Pointe at Polaris Whole Loan to be securitized and (ii) April 17, 2029 (the “Defeasance Lockout Expiration Date”). The assumed defeasance lockout period of 27 payments is based on the expected BMO 2026-C15 securitization trust closing date in August 2026. The actual lockout period may be longer.
(3)	Please see “Escrows and Reserves” below for further discussion of reserve information.
(4)	The Pointe at Polaris Whole Loan requires ongoing TI/LC reserve collections pursuant to a tiered schedule ranging from approximately $368,156 to $736,311 per annum, depending on the year of the mortgage loan term. The reserve collections average $490,874 per annum (approximately $40,906 per month) over the mortgage loan term.
(5)	Other Reserves consists of $1,186,109 for an outstanding leasing expense reserve.
(6)	4th most recent financial information is not available because The Pointe at Polaris Whole Loan was originated in connection with the borrowers’ acquisition of The Pointe at Polaris Property (as defined below) on April 17, 2026, and the previous seller did not provide 2022 financials.

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No. 8 – The Pointe at Polaris

The Loan. The eighth largest mortgage loan (the “The Pointe at Polaris Mortgage Loan”) is part of a whole loan (“The Pointe at Polaris Whole Loan”) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $40,500,000. The Pointe at Polaris Whole Loan is secured by the borrowers’ fee simple interest in The Pointe at Polaris Property (as defined below), a 245,437 square foot office complex located in Columbus, Ohio. The Pointe at Polaris Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $25,000,000. The Pointe at Polaris Whole Loan was originated on April 17, 2026 by German American Capital Corporation and accrues interest at a fixed rate of 6.63900% per annum. The Pointe at Polaris Whole Loan has a ten-year term, accrues interest on an Actual/360 basis and is interest only for the entire term of the loan. The scheduled maturity date of The Pointe at Polaris Whole Loan is May 6, 2036.

The relationship between the holders of The Pointe at Polaris Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus. The Pointe at Polaris Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C15 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise The Pointe at Polaris Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2026-C15	Yes
A-2(1)	$15,500,000	$15,500,000	GACC	No
Whole Loan	$40,500,000	$40,500,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Pointe at Polaris Property is an office property comprised of two buildings located along Lyra Drive in the Polaris submarket of Columbus, Ohio (the “The Pointe at Polaris Property”). The Pointe at Polaris Property was constructed in 2016 (Phase I) and further renovated in 2019 (Phase II) and is situated within a larger mixed-use district anchored by adjacent multifamily, retail, and entertainment uses. The Pointe at Polaris Property totals approximately 245,437 SF of net rentable area, consisting of 212,366 SF of Class A office space (86.5% of NRA) and 33,071 SF of ground-floor retail space (13.5% of NRA). Phase I of The Pointe at Polaris Property includes a combination of office and street-level retail, while Phase II of The Pointe at Polaris Property is dedicated exclusively to office tenancy. The Pointe at Polaris Property also features structured parking garages (769 spaces or 3.13 per 1000 SF) serving the office and retail components, supporting accessibility for both employees and visitors.

The Pointe at Polaris Property’s anchor office tenants include Bank of America (24.2% NRA) and Fiserv (12.1% NRA), both of which maintain significant presences at The Pointe at Polaris Property and provide investment-grade tenancy. Bank of America has occupied space since November 2020 and is currently operating under a lease through March 2031, while Fiserv commenced occupancy in August 2022 with a lease extending through February 2030. Additional office tenants include Elevance Health, Aon, Employers Health, HDR Engineering, and Power Home Remodeling, among other national and regional professional users. Collectively, approximately half of total revenue is derived from investment-grade tenants.

The Pointe at Polaris Property is subject to a tax abatement of 100% for a period of 10 years (Phase I property abatement ends after tax year 2026; Phase II property abatement ends after tax year 2030) in accordance with a Community Reinvestment Area Agreement with the City of Columbus. The incentive was granted in consideration of the investment in real property, creation and relocation of jobs to Columbus and related generation of business. Such agreement was assigned to the borrowers at the closing of the loan.

Major Tenants. The three largest tenants by underwritten base rent at The Pointe at Polaris Property are Bank of America, Fiserv, and MS Consulting.

Bank of America (59,496 SF; 24.2% of net rentable area; 22.4% of UW base rent): Bank of America (NYSE: BAC; Fitch: AA-) is one of the world’s leading financial institutions, providing a full suite of commercial banking, consumer banking, investment banking, asset management, and treasury services to individuals, middle-market companies, and large

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corporations globally. Headquartered in Charlotte, North Carolina and founded in 1904, the company reported $98.6 billion of revenue, net of interest expenses, and approximately $3.2 trillion of assets at year-end 2023. Bank of America maintains strong credit ratings from major agencies and operates a global platform supporting millions of clients across retail and institutional channels. Bank of America has occupied space at The Pointe at Polaris Property since November 2020 and is currently operating under a lease through March 2031, providing long-term income visibility. The tenant has two, five-year market rate renewal options remaining (must provide 9 months’ notice). The tenant is currently paying a base rent of $21.78 PSF, which will increase to $22.32 PSF effective December 1, 2026. A major tenant sweep applies to Bank of America upon: (i) 12 months prior to lease expiration, (ii) early termination, early cancellation, or surrender of lease, or notice of its intent, (iii) goes dark, (iv) lease default, or (v) bankruptcy. The tenant has no termination options.

Fiserv (29,780 SF; 12.1% of net rentable area; 12.8% of UW base rent): Fiserv (NYSE: FI; S&P: BBB) is a leading global provider of financial technology and payment solutions, serving thousands of banks, credit unions, financial institutions, and merchants worldwide. Headquartered in Milwaukee, Wisconsin and founded in 1984, the company reported approximately $21.2 billion in revenue in 2024. Fiserv maintains a strong industry reputation supported by technological innovation and longstanding relationships within the financial services sector. Fiserv has occupied space at The Pointe at Polaris Property since August 2022 and is currently operating under a lease through February 2030, providing medium-term income visibility from an investment-grade tenant. The tenant has two, five-year market rate renewal options remaining (must provide 9 months’ notice). The tenant is currently paying a base rent of $24.74 PSF, which will increase to $25.35 PSF effective March 1, 2027. A major tenant sweep applies to Fiserv upon: (i) 12 months prior to lease expiration, (ii) early termination, early cancellation, or surrender of lease, or notice of its intent, (iii) goes dark, (iv) lease default, or (v) bankruptcy. The tenant has no termination options.

MS Consulting (22,673 SF; 9.2% of net rentable area; 8.6% of UW base rent): MS Consulting is a multidisciplinary consulting firm advising owners, executive teams, and boards across real estate, construction, logistics, and nonprofit sectors. From its Ohio base, the firm delivers services ranging from process improvement and data analytics to market feasibility studies, technology implementation, and strategic planning, supporting measurable outcomes for clients throughout Ohio and broader regional markets.

MS Consulting is The Pointe at Polaris Property’s newest tenant, having executed its lease in October 2025. The tenant is scheduled to commence occupancy on January 1, 2027, with a lease term extending through December 2036, providing long-term income visibility and further reinforcing leasing momentum at The Pointe at Polaris Property. MS Consulting has one, five-year renewal option (must provide six months’ notice). The tenant’s base rent will commence at $21.95 PSF. The tenant has no termination options in its lease.

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The following table presents certain information relating to the major tenants at The Pointe at Polaris Property:

Top Tenant Summary (1)
Tenant	Ratings (Fitch/Moody’s/S&P) (2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF (1)	UW Base Rent (1)	% of Total UW Base Rent (1)	Lease Expiration Date
Major Tenants
Bank of America	AA-/A1/A-	59,496	24.2%	$21.78	$1,295,823	22.4%	3/31/2031
Fiserv	NR/Baa2/BBB	29,780	12.1%	$24.74	$736,757	12.8%	2/28/2030
MS Consulting	NR/NR/NR	22,673	9.2%	$21.95	$497,672	8.6%	12/31/2036
Power Home Remodeling	NR/NR/NR	19,565	8.0%	$24.25	$474,451	8.2%	4/30/2035
Community Insurance Company dba Elevance Health	BBB+/Baa2/A-	19,553	8.0%	$21.04	$411,395	7.1%	9/30/2030(3)
TranSystems / Gannett Fleming	NR/NR/NR	11,250	4.6%	$23.58	$265,246	4.6%	3/31/2031
Employers Health Purchasing Corp	NR/NR/NR	10,478	4.3%	$23.11	$242,147	4.2%	9/30/2033
Kitchen Social	NR/NR/NR	5,374	2.2%	$40.55	$217,924	3.8%	1/31/2030
HDR Engineering Inc.	NR/NR/NR	8,218	3.3%	$23.69	$194,684	3.4%	6/30/2027
Guardian Rail	NR/NR/NR	8,264	3.4%	$21.21	$175,279	3.0%	9/30/2030
Major Tenants Subtotal / Wtd. Avg.		194,651	79.3%	$23.18	$4,511,379	78.1%
Remaining Occupied		45,214	18.4%	$27.98	$1,264,947	21.9%
Occupied Collateral Total / Wtd. Avg.		239,865	97.7%	$24.08	$5,776,325	100.0%

Vacant Space		5,572	2.3%

Collateral Total		245,437	100.00%

(1)	Based on the underwritten rent roll dated April 14, 2026.
(2)	In certain instances, the ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Community Insurance Company dba Elevance Health has the one-time right to terminate its lease effective September 30, 2028 with 12 months’ prior written notice and the payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at The Pointe at Polaris Property, based on the initial lease expiration dates:

Lease Rollover Schedule (1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,572	2.3%	NAP	NAP	5,572	2.3%	NAP	NAP
2026 & MTM	1	1,778	0.7	$52,060	0.9%	7,350	3.0%	$52,060	0.9%
2027	1	8,218	3.3	194,684	3.4	15,568	6.3%	$246,744	4.3%
2028	4	15,566	6.3	449,942	7.8	31,134	12.7%	$696,686	12.1%
2029	4	10,928	4.5	335,697	5.8	42,062	17.1%	$1,032,382	17.9%
2030	6	75,105	30.6	1,833,903	31.7	117,167	47.7%	$2,866,285	49.6%
2031	5	72,750	29.6	1,626,820	28.2	189,917	77.4%	$4,493,105	77.8%
2032	1	2,804	1.1	68,950	1.2	192,721	78.5%	$4,562,056	79.0%
2033	1	10,478	4.3	242,147	4.2	203,199	82.8%	$4,804,202	83.2%
2034	0	0	0.0	0	0.0	203,199	82.8%	$4,804,202	83.2%
2035	1	19,565	8.0	474,451	8.2	222,764	90.8%	$5,278,653	91.4%
2036	2	22,673	9.2	497,672	8.6	245,437	100.0%	$5,776,325	100.0%
2037 & thereafter	0	0	0.0	0	0.0	245,437	100.0%	$5,776,325	100.0%
Total	26	245,437	100.0%	$5,776,325	100.0%
(1)	Based on the underwritten rent roll dated April 14, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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No. 8 – The Pointe at Polaris

Appraisal. According to the appraisal, The Pointe at Polaris Property had a “As Is” appraised value of $61,700,000 as of February 5, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
As Is	$61,700,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated January 19, 2026, there was no evidence of any recognized environmental conditions at The Pointe at Polaris Property.

The Market. The Pointe at Polaris Property is located at 8922-8958 and 8890 Lyra Drive in Columbus, Ohio, within Delaware County and the Polaris submarket, one of the stronger suburban office and retail nodes in the Columbus metropolitan area. The Pointe at Polaris Property is situated immediately east of Polaris Fashion Place, which operates as a significant lifestyle and retail amenity and serves as a major demand generator for the surrounding area. The immediate neighborhood features a diverse mix of office, retail, restaurant, hospitality, and entertainment uses, benefiting from strong visibility and accessibility along Interstate 71 and Polaris Parkway. The Pointe at Polaris Property is also proximate to major employment centers and established residential communities, supporting both office and retail demand. The appraisal notes that the surrounding office and retail developments are experiencing average to above-average levels of demand relative to historical trends, and the appraisal suggests that The Pointe at Polaris Property is well positioned to remain stabilized in the near term.

According to the appraisal, The Pointe at Polaris Property is located within both the Polaris office and retail submarkets. As of the fourth quarter of 2025, the Polaris office submarket reported occupancy of 92.9%, outperforming the broader Columbus office market occupancy of 90.6%, while the Polaris retail submarket reported occupancy of 98.1%, above the overall Columbus retail market occupancy of 97.0%. The Polaris office submarket contains approximately 7.0 million square feet of inventory and continues to benefit from limited new construction, positive long-term fundamentals, and demonstrated leasing demand. Asking office rents averaged $21.96 per square foot as of year-end 2025, compared to $21.36 per square foot across the broader market. Retail fundamentals remain particularly strong, with the Polaris retail submarket achieving average asking rents of $32.15 per square foot, significantly above the Columbus market average of $20.37 per square foot. The appraisal concludes that the Polaris submarket continues to outperform the broader market in both occupancy and rental rates, supporting favorable long-term prospects at The Pointe at Polaris Property.

The table below presents certain information relating to office leases comparable to those at The Pointe at Polaris Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Tenant	Total (SF)	Lease Date	Lease Term (Yrs)	Rent (PSF)
The Pointe at Polaris	MS Consulting	22,673(2)	Jan-2027(2)	10 Years(2)	$21.95(2)
Bridge Park – Block J	Confidential	52,715	Jul-2026	15 Years	$27.25
Bridge Park – Block G	Confidential	5,788	Jan-2025	10 Years	$24.00
Arhaus Building	Confidential	29,616	Jun-2022	12 Years	$20.00
The Peninsula	Confidential	29,953	Mar-2023	10 Years	$21.95
Arlington Gateway	Confidential	1,074	Jan-2025	10 Years	$22.00
The Reach	Confidential	17,000	Jan-2022	15 Years	$21.00
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 14, 2026.

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Annex B	BMO 2026-C15
No. 8 – The Pointe at Polaris

The following table presents certain information relating to the operating history and underwritten cash flows of The Pointe at Polaris Property:

Operating History and Underwritten Cash Flow(1)
	2023	2024	TTM	Underwritten	Per Square Foot	%(2)
Base Rent	$4,513,694	$4,905,578	$5,509,040	$5,776,325	$23.53	61.5%
Credit Tenant Rent Step	0	0	0	80,144	0.33	0.9
Rent Step	0	0	0	140,236	0.57	1.5
Value of Vacant Space	0	0	0	191,162	0.78	2.0
Gross Potential Income	$4,513,694	$4,905,578	$5,509,040	$6,187,868	$25.21	65.8%
CAM + Other Reimbursements	1,635,023	1,493,321	2,384,324	3,209,778	13.08	34.2
Other Income	1,348	4,819	4,630	0	0.00	0.0
Net Rental Income	$6,150,065	$6,403,718	$7,897,994	$9,397,646	$38.29	100.0%
(Vacancy/Abatements/Bad Debt)	(125,419)	(54,150)	(53,272)	(704,823)	(2.87)	(7.5)
Effective Gross Income	$6,024,646	$6,349,568	$7,844,722	$8,692,823	$35.42	92.5%
Real Estate Taxes	277,542	724,508	476,938	1,197,571	4.88	13.8
Insurance	93,521	90,323	100,968	71,731	0.29	0.8
Management Fee	197,560	203,077	239,311	260,785	1.06	3.0
General and Administrative	3,625	34,918	28,310	28,310	0.12	0.3
Utilities	378,803	449,460	513,333	576,923	2.35	6.6
Janitorial	268,940	312,147	311,079	327,822	1.34	3.8
Repairs and Maintenance	532,303	652,893	746,638	746,638	3.04	8.6
Other Expenses(3)	39,054	15,465	29,370	29,370	0.12	0.3
Total Expenses	$1,791,348	$2,482,791	$2,445,947	$3,239,148	$13.20	37.3%
Net Operating Income	$4,233,298	$3,866,777	$5,398,775	$5,453,675	$22.22	62.7%
Capital Reserve	0	0	0	58,905	0.24	0.7
Leasing Commissions	0	0	32,438	245,437	1.00	2.8
Tenant Improvements	0	0	237,226	245,437	1.00	2.8
Net Cash Flow	$4,233,298	$3,866,777	$5,129,111	$4,903,896	$19.98	56.4%
(1)	2022 financial information is not available because The Pointe at Polaris Whole Loan was originated in connection with the borrowers’ acquisition of The Pointe at Polaris Property on April, 17, 2026, and the previous seller did not provide 2022 financials.
(2)	% column represents percent of Net Rental Income for all revenue fields and represents percent of Effective Gross Income for the remaining fields.
(3)	Other Expenses is inclusive of miscellaneous non-reimbursable operating expenses including legal fees, cleaning vacant space, vacant utilities, professional fees, and tenant relations.

The Borrowers. The borrowers are Polaris Lyra Holdings LLC and Polaris Exchange LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Pointe at Polaris Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Vijaya Borra, the CEO of DFW Land LLC, a Dallas–Fort Worth–area real estate firm based in Coppell, Texas, that specializes in land acquisition, development, and property management for both buyers and sellers.

Property Management. The Pointe at Polaris Property is managed by Adena Commercial, LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $259,481 into a real estate tax reserve, (ii) $12,314 into an insurance reserve and (iii) $1,186,109 for outstanding approved leasing expenses under leases including $906,920 for the third largest tenant, MS Consulting, and $279,189 for the fifth largest tenant, Community Insurance Company dba Elevance Health.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $51,896 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months (initially, approximately $6,157 per month).

Replacement Reserves – The borrowers are required to make monthly deposits of $4,909 to be used for replacements and repairs required to be made at The Pointe at Polaris Property.

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Annex B	BMO 2026-C15
No. 8 – The Pointe at Polaris

TI/LC Reserve – The borrowers are required to make monthly deposits of $40,906 for lease rollover reserves.

Lockbox / Cash Management. The Pointe at Polaris Whole Loan is structured with a hard lockbox and springing cash management. At origination of The Pointe at Polaris Whole Loan, the borrowers established a lender-controlled lockbox and clearing account into which all rents, revenues and other receipts from The Pointe at Polaris Property are required to be deposited directly by tenants. The borrowers and property manager are required to deposit any rents or other income otherwise received into the clearing account promptly upon receipt. If no Trigger Period (as defined below), is continuing and no portion of The Pointe at Polaris Whole Loan has been bifurcated into a mezzanine loan, all funds on deposit in the clearing account are required to be transferred to an account designated by the borrowers. During the continuance of a Trigger Period, transfers to the borrowers’ operating account cease and all funds on deposit in the clearing account are required to be swept daily to a lender-controlled cash management account and applied in accordance with The Pointe at Polaris Whole Loan documents, including payment of debt service, required tax and insurance escrows, capital expenditure reserves, rollover reserves, approved operating expenses and, if applicable, mezzanine debt service. During the continuance of a Lease Sweep Period (as defined below), excess cash flow is required to be deposited into a lease sweep reserve account. Following the cure of a Lease Sweep Period, excess cash flow is required to be retained by the lender as additional collateral for The Pointe at Polaris Whole Loan. During the continuance of an event of default, all funds in the clearing account, cash management account and reserve accounts may be applied by the lender in such order and priority as the lender determines in its sole discretion.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.30x for any calendar quarter (a “Low DSCR Period”), (iii) certain bankruptcy or insolvency events of the borrowers, guarantor, or affiliated manager or (iv) a Lease Sweep Period, and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) a Low DSCR Period, The Pointe at Polaris Whole Loan achieving a debt service coverage ratio of 1.30x or greater for two consecutive calculation periods, (y) clause (iii) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharge or dismissed within 60 days of filing or (z) clause (iv) above, the Lease Sweep Period ceasing to exist.

A "Lease Sweep Period" will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below) or (ii) upon the date required under the Lease Sweep Lease by which the Lease Sweep Tenant Party (as defined below) is required to give notice of its exercise of a renewal option thereunder; (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a Lease Sweep Tenant Party of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a Lease Sweep Tenant Party has ceased operating its business at The Pointe at Polaris Property (i.e., “goes dark”) in a majority of its space at The Pointe at Polaris Property; (d) upon a default under a Lease Sweep Lease by a Lease Sweep Tenant Party beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Lease Sweep Tenant Party or its parent.

A “Lease Sweep Lease” means the leases to Bank of America or Fiserv, and any replacement lease covering a majority of the space currently demised under such leases.

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company (if any) and/or any guarantor of such tenant's obligations under a Lease Sweep Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

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Annex B	BMO 2026-C15
No. 9 – The Ritz Tower

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Annex B	BMO 2026-C15
No. 9 – The Ritz Tower

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Annex B	BMO 2026-C15
No. 9 – The Ritz Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$23,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$23,000,000	Property Type – Subtype:	Multifamily - Cooperative
% of IPB:	3.2%	Net Rentable Area (Units):	100
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	The Ritz Tower, Inc.	Year Built / Renovated:	1927 / NAP
Borrower Sponsors:	NAP	Occupancy:	100.0%
Interest Rate:	6.09000%	Occupancy Date:	6/1/2026
Note Date:	8/3/2026	4th Most Recent NOI (As of)(5):	$688,873 (TTM 1/31/2023)
Maturity Date:	8/6/2036	3rd Most Recent NOI (As of) (5):	$624,112 (TTM 1/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of) (5):	$1,126,022 (TTM 1/31/2025)
Original Term:	120 months	Most Recent NOI (As of)(5):	$1,901,135 (TTM 1/31/2026)
Original Amortization Term:	None	UW Economic Occupancy(6):	97.0%
Amortization Type:	Interest Only	UW Revenues(6):	$18,811,498
Call Protection(2):	L(24),D(89),O(7)	UW Expenses(6):	$10,652,922
Lockbox / Cash Management:	None	UW NOI(6):	$8,158,576
Additional Debt(1):	Yes	UW NCF(6):	$8,133,576
Additional Debt Balance(1):	$15,000,000	Appraised Value / Per Unit(7):	$153,000,000 / $1,530,000
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/4/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$380,000
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$380,000
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	24.8%
Other Reserves(4):	$707,983	Springing	N/A	Maturity Date LTV(7):	24.8%
				UW NCF DSCR:	3.47x
				UW NOI Debt Yield:	21.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$38,000,000	100.0%	Loan Payoff	$32,025,520	84.3%
			Return of Equity	4,326,718	11.4
			Closing Costs	939,779	2.5
			Upfront Reserves	707,983	1.9
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	The Ritz Tower Mortgage Loan (as defined below) is part of The Ritz Tower Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $38,000,000. Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of The Ritz Tower Whole Loan.
(2)	Defeasance of The Ritz Tower Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Ritz Tower Whole Loan to be securitized and (b) August 3, 2030. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2026-C15 securitization in August 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Initial Other Reserves include (i) an initial ground rent reserve of $376,637, (ii) an initial violations reserve of $224,500, and (iii) an initial commercial condominium common charge fund reserve of $106,847.
(5)	The Ritz Tower Property (as defined below) is comprised of a residential condominium unit which is operated as a residential cooperative. Residential cooperatives are generally not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The Ritz Tower Property has been operating as a cooperative and the historical NOI figures reflect such operation and therefore are not representative of the cash flow generated by The Ritz Tower Property if it were operated as a multifamily rental property.
(6)	UW figures are based on the assumption that The Ritz Tower Property is operated as a multifamily rental property, consistent with the projected gross potential rent reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at The Ritz Tower Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates for comparable non-rent stabilized buildings, reduced by underwritten property operating expenses and a vacancy assumption of 3.0%.
(7)	The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio reflect the “Rental Fallback” appraised value for The Ritz Tower Property, which assumes that instead of being a residential cooperative owned by tenant-shareholders, it is operated as a multifamily rental property and that the units could achieve rents commensurate with comparable non-rent stabilized buildings should the cooperative corporation be de-converted. The “Gross Sellout Value (As Is)”, as determined in the appraisal, is $165,200,000. This would result in both a Cut-off Date LTV and a Maturity Date LTV of 23.0%. The Gross Sellout Value assumes that The Ritz Tower Property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commissions, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units. The gross sellout value does not represent a market value.

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Annex B	BMO 2026-C15
No. 9 – The Ritz Tower

The Loan. The ninth largest mortgage loan (“The Ritz Tower Mortgage Loan”) is part of a whole loan (“The Ritz Tower Whole Loan”) secured by the borrower’s fee and leasehold interests in a residential condominium unit (“The Ritz Tower Property”) within a 38-story, 100-unit high rise multifamily condominium building with ground floor commercial space located in the Midtown East neighborhood of New York, New York (“The Ritz Tower Building”). The Ritz Tower Building contains two condominium units, the residential condominium unit, which constitutes The Ritz Tower Property, and includes all residential apartment units, and a commercial condominium unit consisting of the ground floor commercial space (“The Ritz Tower Commercial Unit”), each of which condominium units has the right to appoint three directors to a six member board of directors. The Ritz Tower Property is operated as a residential cooperative. The Ritz Tower Whole Loan is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $38,000,000. The Ritz Tower Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on August 3, 2026 and has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.09000% per annum on an Actual/360 basis. The Ritz Tower Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding balance as of the Cut-off Date of $23,000,000. The scheduled maturity date of The Ritz Tower Whole Loan is August 6, 2036.

The Ritz Tower Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2026-C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

The table below identifies the promissory notes that comprise The Ritz Tower Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$23,000,000	$23,000,000	BMO 2026-C15	Yes
A-2(1)	$15,000,000	$15,000,000	CREFI	No
Whole Loan	$38,000,000	$38,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The Ritz Tower Property consists of the residential condominium unit within the Ritz Tower Building. The Ritz Tower Building is a 38-story high rise condominium building located in the Midtown East neighborhood of New York, New York, comprised of a residential condominium unit (the Ritz Tower Property) that includes 100 residential units and a commercial condominium unit (the Ritz Tower Commercial Unit) that includes ground floor commercial space. The Ritz Tower Property is operated as a residential cooperative. The Ritz Tower Building was originally constructed in 1927. Community amenities include 24-hour doorman and concierge service, daily housekeeping, laundry services, an in-house chef available Monday through Friday, a recently renovated fitness center, conference room, business center, catering kitchen, and resident entertaining space. The residential cooperative consists of approximately 86,826 outstanding shares, with no individual shareholder representing more than approximately 6.9% of total shares.

The unit mix at The Ritz Tower Property consists of 11 studio units, 25 one-bedroom units, 55 two-bedroom units, four three-bedroom units, and five four-bedroom units, with an average unit size of approximately 1,573 square feet. Unit amenities at The Ritz Tower Property include hardwood floors, granite countertops, and marble bathroom fixtures. As of June 1, 2026, The Ritz Tower Property was 100.0% leased to tenant-shareholders.

The Ritz Tower Commercial Condominium Unit is owned by Cohen Ritz Retail Company, LLC (“CRR”) and is currently in receivership. A foreclosure action was filed against The Ritz Tower Commercial Unit by its lender Deutsche Bank Trust Company Americas as Trustee for the Registered Holders of WFRBS Commercial Mortgage Trust 2014- LC14. In March 2026 a judgement of foreclosure was entered. A court ordered sale of The Ritz Tower Commercial Unit was scheduled to occur on June 23, 2026, but was postponed by the lender. As a result of the foregoing events, the borrower has made certain payments for condominium expenses and ground lease obligations which were defaulted upon by CRR. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

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Annex B	BMO 2026-C15
No. 9 – The Ritz Tower

The following table presents certain information relating to the current multifamily occupancy of The Ritz Tower Property:

Current Occupancy(1)
Current(2)
The Ritz Tower	100.0%
(1)	Historical Occupancy is not reported since The Ritz Tower Property is a multifamily cooperative, and all shares are owned by individual tenant-shareholders. As such, The Ritz Tower Property is considered to be 100% occupied and each unit is considered to be occupied by the related tenant- shareholder.
(2)	Current occupancy represents occupancy as of June 1, 2026.

The following table presents certain information relating to the multifamily unit mix at The Ritz Tower Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit(3)
Studio	11	11.0%	100.0%	409	$5,500	$5,500
1BR	25	25.0%	100.0%	1,050	$9,000	$9,000
2BR	55	55.0%	100.0%	1,573	$16,500	$16,500
3BR	4	4.0%	100.0%	4,078	$35,000	$35,000
4BR	5	5.0%	100.0%	4,754	$50,000	$50,000
Total/Wtd. Avg.	100	100.0%	100.0%	1,573	$15,830	$15,830
(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Residential cooperatives are generally operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The Average Monthly Rent Per Unit for The Ritz Tower Property assumes that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates. Underwritten rents reflect the appraisal’s concluded market rents under the rental fallback scenario; however, The Ritz Tower Property operates as a residential cooperative without in-place rental leases.
(3)	Source: Appraisal.

Appraisal. According to the appraisal, The Ritz Tower Property had a Rental Fallback appraised value of $153,000,000 as of May 4, 2026, and a Gross Sellout appraised value of $165,200,000.

Ritz Tower Appraised Value(1)
Property	Value	Capitalization Rate
The Ritz Tower	$153,000,000	4.75%

(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated May 26, 2026, there were no recognized environmental conditions at The Ritz Tower Property.

The Market. The Ritz Tower Property is located at 465 Park Avenue in the Midtown East neighborhood of Manhattan, New York. According to the appraisal, the Midtown East neighborhood is characterized by luxury residential properties, office buildings, hotels, and retail uses. The Ritz Tower Property benefits from proximity to Central Park, The Museum of Modern Art, Rockefeller Center, Carnegie Hall, and retail amenities along Madison Avenue. Primary access to the Midtown East neighborhood is provided by the 4, 5, and 6 subway lines at the Lexington Avenue-59th Street station, as well as the E and M subway lines at Lexington Avenue-53rd Street. Additional regional access is provided by Grand Central Terminal, which offers Metro-North commuter rail service and Long Island Rail Road access.

According to a third-party market research report, The Ritz Tower Property is located within the Midtown East multifamily submarket of the New York multifamily market. As of June 23, 2026, the Midtown East multifamily submarket had inventory of 15,343 units, a vacancy rate of 1.9%, and average asking rent of $5,128 per month.

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Annex B	BMO 2026-C15
No. 9 – The Ritz Tower

The following table presents certain information relating to comparable multifamily properties to The Ritz Tower Property:

Multifamily Rent Comparables(1)
Property Name / Location	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
	-	1927 / NAP	100(2)	Studio	409 SF(2)	$5,500(3)
The Ritz Tower				1 BR	1,050 SF(2)	$9,000(3)
465 Park Avenue				2 BR	1,573 SF(2)	$16,500(3)
New York, NY				3 BR	4,078 SF(2)	$35,000(3)
				4 BR	4,754 SF(2)	$50,000(3)
100 East 53rd Street New York, NY	0.3 miles	2017 / NAP	94	Studio	1,034 SF	$8,225
				1 BR	1,370 SF	$12,083
				2 BR	1,638 SF	$17,200
				3 BR	3,385 SF	$36,000
40 Central Park South New York, NY	0.4 miles	1948 / NAP	177	1 BR	855 SF	$5,200
				2 BR	1,604 SF	$7,879
				3 BR	2,250 SF	$11,525
800 Fifth Avenue New York, NY	0.4 miles	1978 / NAP	208	1 BR	908 SF	$7,102
				2 BR	1,429 SF	$16,470
				3 BR	1,358 SF	$18,344
1 West 60th Street New York, NY	1.0 miles	2023 / NAP	123	Studio	504 SF	$5,912
				1 BR	750 SF	$9,360
				2 BR	1,000 SF	$10,189
				3 BR	1,650 SF	$17,963
240 Central Park South New York, NY	1.1 miles	1940 / NAP	309	Studio	592 SF	$4,672
				1 BR	918 SF	$6,616
				2 BR	1,162 SF	$8,239
				3 BR	2,425 SF	$16,628
30 West 63rd Street New York, NY	1.4 miles	2011 / NAP	309	Studio	426 SF	$4,247
				1 BR	761 SF	$6,233
				2 BR	1,055 SF	$8,550
				3 BR	2,239 SF	$21,127
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2026.
(3)	The Average Monthly Rent Per Unit for The Ritz Tower Property is based on the appraisal and assumes that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates. Underwritten rents reflect the appraisal's concluded market rents under the rental fallback scenario; however, The Ritz Tower Property operates as a residential cooperative without in-place rental leases.

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Annex B	BMO 2026-C15
No. 9 – The Ritz Tower

The following table presents certain information relating to the Underwritten Net Cash Flow of The Ritz Tower Property:

Underwritten Net Cash Flow(1)(2)
	TTM 1/31/2022	TTM 1/31/2023	TTM 1/31/2024	TTM 1/31/2025	TTM 1/31/2026	U/W(3)	U/W Per Unit	%(4)
Base Rent	$9,409,308	$9,409,553	$9,785,286	$10,462,814	$11,617,234	$18,996,000	$189,960	98.0%
Gross Potential Income	$9,409,308	$9,409,553	$9,785,286	$10,462,814	$11,617,234	$18,996,000	$189,960	98.0%
Other Income(5)	360,820	375,606	360,896	378,758	385,378	385,378	3,854	2.0
Net Rental Income	$9,770,128	$9,785,159	$10,146,182	$10,841,572	$12,002,612	$19,381,378	$193,814	100.0%
(Vacancy / Credit Loss)	0	0	0	0	0	(569,880)	(5,699)	(3.0)
Total Effective Gross Income	$9,770,128	$9,785,159	$10,146,182	$10,841,572	$12,002,612	$18,811,498	$188,115	100.0%

Real Estate Taxes	2,999,645	3,052,629	3,179,142	3,323,471	3,394,922	3,526,512	35,265	18.7
Insurance	159,665	167,359	167,359	188,886	213,410	212,647	2,126	1.1
Management Fee	293,104	293,555	304,385	325,247	360,078	564,345	5,643	3.0
Payroll & Benefits	3,450,165	3,412,189	3,540,971	3,441,844	3,223,413	3,223,413	32,234	17.1
Repairs & Maintenance	929,855	939,519	1,018,342	1,013,020	1,050,879	1,050,879	10,509	5.6
Ground Rent	249,592	262,798	275,123	286,897	286,633	502,985	5,030	2.7
Other Expenses(6)	962,737	968,237	1,036,748	1,136,185	1,572,142	1,572,142	15,721	8.4
Total Expenses	$9,044,763	$9,096,286	$9,522,070	$9,715,550	$10,101,477	$10,652,922	$106,529	56.6%

Net Operating Income	$725,365	$688,873	$624,112	$1,126,022	$1,901,135	$8,158,576	$81,586	43.4%
Replacement Reserves	0	0	0	0	0	25,000	250	0.1
Net Cash Flow	$725,365	$688,873	$624,112	$1,126,022	$1,901,135	$8,133,576	$81,336	43.2%
(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Residential cooperatives are generally not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The Ritz Tower Property has been operating as a cooperative and the historical Net Operating Income figures reflect such operation and therefore are not representative of the cash flow generated by The Ritz Tower Property if it were operated as a multifamily rental property.
(3)	U/W figures represent The Ritz Tower Property if operated as a multifamily rental property, based on the projected gross potential rent reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at The Ritz Tower Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates for comparable non-rent stabilized buildings, reduced by underwritten property operating expenses and a vacancy assumption of 3.0%.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other Income includes vault space fees, air conditioning charges, repairs billed to tenants, facility fees, and miscellaneous income.
(6)	Other Expenses includes utilities and general and administrative expenses.

The Borrower. The borrower is The Ritz Tower, Inc., a New York corporation and special purpose entity with no independent directors.

The Borrower Sponsor. No individual or entity (other than the borrower) has recourse obligations with respect to The Ritz Tower Whole Loan, including pursuant to any guaranty or environmental indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans— The Types of Properties That Secure the Mortgage Loans Present Special Risks” in the Prospectus.

Property Management. The Ritz Tower Property is managed by Residential Management Group, LLC d/b/a Douglas Elliman Property Management, a third-party management company.

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Escrows and Reserves. At origination, the borrower deposited approximately (i) $106,847 into a condominium common charge funds reserve, which represents six months of condominium common charges payable by the Ritz Tower Commercial Condominium unit owner (due to its receivership status) (no such reserve has been established with respect to the borrower’s condominium common charges), (ii) $376,637 into a ground rent reserve and (v) $224,500 into a violations reserve relating to certain ground lease violations.

Real Estate Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that lender estimates will be payable over the next-ensuing 12-month period; provided that if (x) no event of default is continuing and (y) the borrower continues to timely pay all taxes directly to the applicable governmental authorities and deliver evidence of the same to the lender by no later than ten days prior to the date the same are due, the borrower’s obligation to make monthly deposits into such real estate tax reserve will be waived and the borrower will not be required to fund (or cause to be funded) any initial or ongoing deposits into the real estate tax reserve with respect to taxes.

Insurance Reserve - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided that if (x) no event of default is continuing, (y) the borrower maintains the insurance policies required by The Ritz Tower Whole Loan documents and pays insurance premiums directly to the respective insurer or agent, and (z) the borrower provides evidence to the lender of all insurance required to be maintained, and provides proof of payment of insurance premiums within ten days of any such payment, the borrower’s obligation to make monthly deposits into such insurance reserve shall be waived and the borrower shall not be required to fund (or cause to be funded) any initial or ongoing deposits into the insurance reserve with respect to insurance premiums.

Ground Rent Reserve - On the monthly payment date in December of each calendar year, the borrower is required to make an additional deposit into the ground rent reserve sufficient to cause the balance in such ground rent reserve to equal the Ground Rent Reserve Target Balance (as defined below) that will be applicable after giving effect to any increase in ground rent as of January 1 of the following calendar year. In addition, on each monthly payment date, the borrower is required to deposit into such ground rent reserve an amount equal to the monthly ground rent due and payable on the first day of the calendar month following such monthly payment date; provided that if the Ground Rent Reserve Waiver Conditions (as defined below) are satisfied, the borrower’s obligation to make monthly deposits into such ground rent reserve will be waived and the borrower will not be required to fund (or cause to be funded) any ongoing deposits into the ground rent reserve. See “Ground Lease” herein for additional information.

“Ground Rent Reserve Target Balance” means an amount equal to three times the then-current total monthly payment due as ground rent, which, as of the origination date, is approximately $376,637.

“Ground Rent Reserve Waiver Conditions” means each of the following conditions: (i) no event of default has occurred and is continuing; (ii) the ground lease is in full force and effect and has not been terminated, cancelled, surrendered or expired; (iii) no default or event of default exists under the ground lease beyond any applicable notice and cure periods, and all ground rent payable under the ground lease has been paid on or before the applicable due date, with evidence of such payment delivered to the lender; (iv) the borrower continues to make all payments of ground rent and to perform all obligations relating to the payment of ground rent, to the extent ground rent is due and payable pursuant to the terms of the ground lease, and the borrower shall have delivered evidence reasonably satisfactory to the lender of the same within five business days after such payments were due; and (v) the borrower is not the subject of a bankruptcy or insolvency event nor has the borrower expressed its intention in writing to terminate, cancel or default under the ground lease.

Condominium Common Charge Funds Reserve - On a monthly basis, the borrower is required to deposit into a condominium common charge funds reserve, 1/12th of the amount that lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all Condominium Common Charges (as defined below) due with respect to the Commercial Unit of the condominium of which The Ritz Tower Property is a part at least 30 days prior to their respective due dates. However, provided and on condition that each of the Common Charges Conditions Precedent (as defined below) are satisfied and remain satisfied at all times, the borrower will not be required to make the monthly deposits to the Condominium Common Charge Funds Reserve. If at any time any or all of the Common Charges Conditions Precedent are no longer met to the satisfaction of the lender, then the borrower will be required to immediately

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begin and continue to fund the monthly Condominium Common Charges deposit as provided in The Ritz Tower Whole Loan documents.

“Condominium Common Charges” means all common charges, maintenance fees and other assessments imposed pursuant to the relevant condominium documents, including, without limitation, water rates and sewer rates.

“Common Charges Conditions Precedent” means the following conditions precedent: (i) no event of default exists, (ii) the borrower is paying all such Condominium Common Charges directly to the condominium and provides lender with evidence thereof as and when requested by the lender, (iii) the borrower is not in default of any of its obligations under the condominium documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. A small portion of The Ritz Tower Property is ground leased under a long-term ground lease originally dated January 1956, and amended multiple times, most recently in 2017, with a current expiration date of May 31, 2086. The ground lease features an extension right for an additional 99- years that can be exercised by either the tenant or landlord. The ground lease co-lessees are the borrower and the owner of the commercial condominium unit, jointly and severally, as co-tenants. Under the ground lease the co-tenants are jointly and severally liable for the ground lease payments and all ground lease obligations. Under a separate co-tenancy agreement, the commercial condominium owner is responsible for approximately 80% of the ground lease obligations (and 100% of incremental increases in ground rent occurring subsequent to the third amendment to ground lease), with the residential condominium owner being responsible for the remaining obligations. The ground lease covers a portion of the area of the ground floor retail to the 4th floor terrace facing Park Avenue and constitutes 17% of the total land. Further, the entrance to The Ritz Tower Building is located on the ground leased land. The current ground rent is $1,506,547 per annum. Ground rent increases annually by the consumer price index and resets every ten years, with the next reset in 2028. The ground rent is calculated as 17% of the product of (i) the vacant land value multiplied by (ii) the six-month average yield of the 10-year U.S. Treasury.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,210,000	Title:	Fee
Cut-off Date Principal Balance:	$22,210,000	Property Type – Subtype:	Industrial – Manufacturing/ Warehouse/Distribution
% of IPB:	3.1%	Net Rentable Area (SF):	150,058
Loan Purpose:	Acquisition	Location:	Chicago, IL
Borrower:	AGNL Sweets, L.L.C.	Year Built / Renovated:	1995 / 2026
Borrower Sponsors:	AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.	Occupancy:	100.0%
Interest Rate:	6.57000%	Occupancy Date:	8/6/2026
Note Date:	7/1/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2036	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$2,481,932
Call Protection:	L(24),YM(1),DorYM1(88),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,481,932
Additional Debt:	No	UW NCF:	$2,391,897
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$35,700,000 / $238
Additional Debt Type:	NAP	Appraisal Date:	7/1/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$148
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$148
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.2%
Replacement Reserves:	$0	Springing	$30,012	Maturity Date LTV:	62.2%
TI / LC Reserve:	$0	Springing	$150,058	UW NCF DSCR:	1.62x
				UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,210,000	64.4%	Purchase Price(2)	$34,179,333	99.0%
Sponsor Equity	12,302,931	35.6	Closing Costs	333,598	1.0
Total Sources	$34,512,931	100.0%	Total Uses	$34,512,931	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Historical financial information is not available due to the JTM Foods Property (as defined below) being acquired in a sale-leaseback transaction in 2026.

The Loan. The tenth largest mortgage loan (the “JTM Foods Mortgage Loan”) is secured by the borrower’s fee interest in a 150,058 square foot industrial manufacturing/warehouse/distribution property located in Chicago, Illinois (the “JTM Foods Property”). The JTM Foods Mortgage Loan is evidenced by a single promissory note in the original principal amount of $22,210,000. The JTM Foods Mortgage Loan was originated on July 1, 2026 by Bank of Montreal. The JTM Foods Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.57000% per annum on an Actual/360 basis. The scheduled maturity date of the JTM Food Mortgage Loan is July 6, 2036.

The Property. The JTM Foods Property consists of a 150,058 square foot, single-tenant industrial manufacturing/warehouse/distribution center located in Chicago, Illinois. The JTM Foods Property was built in 1995 and renovated in 2026 and is situated on a 7.76-acre site. The improvements at the JTM Foods Property consist of one, two-story buildings, two one-story buildings and 53 parking spaces, resulting in a parking ratio of approximately 0.35 spaces per 1,000 square feet. The JTM Foods Property has up to 36-foot clear height ceilings, 11 dock doors and two drive-in doors. The JTM Foods Property is 100.0% leased to JTM Foods as of August 6, 2026. The borrower acquired the JTM Foods Property on June 23, 2026 for $34,179,333 in a sale-leaseback transaction.

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Sole Tenant.

JTM Foods (150,058 square feet; 100.0% NRA; 100.0% underwritten base rent). JTM Foods was founded in 1986 by Jeffrey T. McMilin. Headquartered in Erie, Pennsylvania, JTM Foods manufactures over 450 million snack pies and crispy treats annually. JTM Foods has certifications including Kosher Parve, Hazard Analysis and Critical Control Points, AIB certified food defense coordinator, SQF certification and Quality Systems Internal Auditing. JTM Foods is on a lease that commenced on June 24, 2026, with a lease expiration date of June 30, 2046. JTM Foods has two, 10-year renewal options and no termination options.

Appraisal. According to the appraisal, the JTM Foods Property had an “as-is” appraised value of $35,700,000 as of July 1, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$35,700,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 10, 2026, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the JTM Foods Property.

The following table presents certain information relating to the historical and current occupancy at the JTM Foods Property:

Historical and Current Occupancy(1)
2022	2023	2024	TTM 6/1/2026	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year, unless indicated otherwise.
(2)	Current occupancy is based on the underwritten rent roll dated as of August 6, 2026.

The following table presents certain information relating to the major tenants at the JTM Foods Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
JTM Foods	NR/NR/NR	150,058	100.0%	$16.54	$2,481,932	100.0%	6/30/2046
Occupied Collateral Total / Wtd. Avg.		150,058	100.0%	$16.54	$2,481,932	100.0%
Vacant Space		0	0.0%
Collateral Total		150,058	100.0%

(1)	Based on the underwritten rent roll dated as of August 6, 2026 and inclusive of approximately $72,289 of rent steps through July 1, 2026.

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The following table presents certain information relating to the tenant lease expirations at the JTM Foods Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2037 & Beyond	1	150,058	100.0	2,481,932	100.	0	150,058	100.0%	$2,481,932	100.0%
Total	1	150,058	100.0%	$2,481,932	100.	0%
(1)	Based on the underwritten rent roll dated as of August 6, 2026 and inclusive of approximately $72,289 of rent steps through July 1, 2026.

The following table presents certain information relating to the underwritten net cash flow at the JTM Foods Property:

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent	$2,409,643	$16.06	97.1%
Rent Steps	72,289	0.48	2.9
Net Rental Income	$2,481,932	$16.54	100.0%
(Vacancy)	0	0.00	(0.0)
Effective Gross Income	$2,481,932	$16.54	100.0%
Total Expenses	0	0.00	0.0
Net Operating Income	$2,481,932	$16.54	100.0%
TI/LC	75,029	0.50	3.0
Capital Expenditures	15,006	0.10	0.6
Net Cash Flow	$2,391,897	$15.94	96.4%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The JTM Foods Property is located in Chicago, Illinois, within the Chicago-Naperville-Elgin, IL-IN-WI metropolitan statistical area (the “Chicago MSA”). According to the appraisal, the Chicago MSA is highly diversified and not dependent on a single industry. Primary drivers for commercial real-estate demand include professional and business services, finance and insurance, technology, logistics, education, and healthcare. According to the appraisal, the JTM Foods Property is located within the Chicago industrial market and the North Chicago industrial submarket. As of the first quarter of 2026, the Chicago industrial submarket contained approximately 1.38 billion square feet, a vacancy rate of 5.4% and asking rent of $9.86 per square foot. As of the first quarter of 2026, the North Chicago industrial submarket contained approximately 73.98 million square feet, a vacancy rate of 9.7% and asking rent of $13.25 per square foot.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the JTM Foods Property was 37,735, 360,041 and 902,363, respectively, and the estimated 2025 median household income within the same radii was $79,754, $76,233 and $78,682, respectively.

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The following table presents certain information with respect to comparable leases to the JTM Foods Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Tenant Name	Lease Area (SF)	Clear Ceiling Height	Lease Date/Term (Yrs.)	Annual Base Rent PSF	Lease Type
2035 North Narragansett Avenue Chicago, IL	1995 / 2026	150,058(2)	JTM Foods(2)	150,058(2)	14-36'	Jun-2026 / 20(2)	$16.54(2)	NNN
1452-1456 Brewster Creek Blvd Bartlett, IL	2006 / NAP	259,200	Perla Foods Inc.	51,925	30'	Mar-2026 / 2.4	$21.00	NNN
Pepsi/Frito Lay Arlington Heights, IL	2019 / NAP	107,918	Pepsi/Frito Lay	107,918	32'	Mar-2026 / 7.0	$19.00	NNN
2801 S Western Ave Chicago, IL	1979 / NAP	277,523	The Chefs' Warehouse	127,262	30'	Sep-2025 / 5.2	$12.00	NNN
2233 West St River Grove, IL	2018 / NAP	220,060	Go2 Logistics	220,600	32'	Jun-2025 / 3.6	$14.50	NNN
Best Harvest Foods East Chicago, IN	2025 / NAP	220,000	Best Harvest Foods	220,000	40'	Jan-2025 / 20.0	$24.00	NNN
Menasha Packaging Bolingbrook, IL	2004 / NAP	269,591	Menasha Packaging	269,591	30'	Jan-2025 / 4.0	$15.66	NNN
750 S Schmidt Rd Bolingbrook, IL	1997 / NAP	212,285	West Liberty Foods	212,285	36'	Oct-2024 / 15.0	$18.00	NNN
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 6, 2026.

The Borrower. The borrower is AGNL Sweets, L.L.C., a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JTM Foods Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P. AG Net Lease Realty Fund V is a value-added real estate private equity fund managed by TPG Angelo Gordon that focuses on single-tenant commercial properties, sale-leaseback transactions, and net-lease assets.

Property Management. The JTM Foods Property is self-managed by AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.

Escrows and Reserves.

Tax Escrows – On a monthly basis during the continuance of an event of default or a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance Escrows – On a monthly basis during the continuance of an event of default or a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such monthly payments are waived so long as (i) the JTM Foods Property is covered under a blanket or umbrella policy reasonably acceptable to the lender; (ii) the borrower provides the lender with evidence of renewal of such policies; and (iii) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than ten business days prior to the policy expiration dates. At origination of the JTM Foods Mortgage Loan, an acceptable blanket policy was in place.

Replacement Reserves – On a monthly basis during the continuance of an event of default or a Trigger Period, the borrower is required to escrow approximately $2,501 for replacement reserves, provided however, the monthly deposits into the replacement reserve account would be suspended for so long as the amount in the replacement reserve account is equal to or greater than approximately $30,012 (the “Replacement Threshold Amount”), provided, further, however, at any time the amount in the replacement reserve account is less than $15,006, the borrower is required to deposit the monthly replacement reserve amount until the amount in the replacements reserve account is once again equal to or greater the Replacement Threshold Amount.

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TI / LC Reserve – On each payment date during the continuance of an event of default or Trigger Period, the borrower is required to deposit monthly TI/LC in the amount of approximately $12,505, provided however, the monthly deposits into the TI/LC reserve account would be suspended for so long as the amount in the TI/LC reserve account is equal to or greater than $150,058 (equal to $1.00 per square foot) (the “TI/LC Threshold Amount”), provided, further, however, at any time the amount in the TI/LC reserve account is less than $75,029 (equal to $0.50 per square foot), the borrower is required to deposit the monthly TI/LC amount until the amount in the TI/LC reserve account is once again equal to or greater the TI/LC Threshold Amount.

Lockbox / Cash Management. The JTM Foods Mortgage Loan is structured with a hard lockbox and springing cash management. The JTM Foods Mortgage Loan requires that the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the JTM Foods Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the JTM Foods Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the JTM Foods Mortgage Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means (X) any period from (i) the occurrence of a Tenant Trigger Event (as defined below) to (ii) (A) as it relates to a Bankruptcy Trigger Event (as defined below), either (x) such bankruptcy proceeding is dismissed and the applicable tenant is in occupancy, paying normal periodic rent and is otherwise in compliance with the terms of the its lease and has provided an updated estoppel certificate in the form provided as of the closing date or another form reasonably acceptable to the lender, (y) (I) the applicable tenant has affirmed its lease during the bankruptcy proceeding or (ii) the applicable lease is assumed by a successor in interest to tenant pursuant to an order of a bankruptcy court in accordance with the bankruptcy code in connection with a restructuring or reorganization of tenant, and in the case of (i) or (ii), is in occupancy, paying normal periodic rent, is otherwise in compliance with the terms of such lease and has provided an updated estoppel certificate in the form provided as of the closing date or another form reasonably acceptable to the lender, or (z) the applicable lease is cancelled, terminated or otherwise rejected in such bankruptcy proceeding and the JTM Foods Property is subject to one or more approved substitute leases; or (b) as it relates to a Dark Tenant Trigger Event (as defined below), either (w) the lender is provided with evidence reasonably satisfactory to the lender that the applicable tenant has recommenced its business and operations in the applicable portion of the JTM Foods Property that gave rise to the Dark Tenant Trigger Event, is paying normal periodic rent and is otherwise in compliance with the terms of its lease and has provided the lender with an updated estoppel certificate reasonably acceptable to the lender, (x) the applicable portion of the JTM Foods Property that gave rise to the Dark Tenant Trigger Event is subject to one or more approved substitute leases, (y) the lease is assumed by a successor in interest to tenant pursuant to an order of a bankruptcy court in accordance with the bankruptcy code in connection with a restructuring or reorganization of tenant, or (z) such time as the balance on deposited in the rollover reserve account is not less than the 12 times the monthly payment amount; and (Y) the period from the occurrence of an event of default under the Permitted Mezzanine Loan (as defined below) until the earlier to occur of such event of default is waived by the holder of such Permitted Mezzanine Loan or the indebtedness is paid in full.

A Trigger Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Trigger Period as set forth in clause (a) or clause (b) above, there is no continuing event of default and no other event has occurred which would cause an additional Trigger Period as described above. In the event that a Trigger Period is terminated as set forth in clause (a), or clause (b) above, a Trigger Period will be reinstated upon the subsequent occurrence of a Trigger Period.

A “Tenant Trigger Event” means the occurrence of either of the following: (i) (x) the date of the filing of a bankruptcy petition by the Critical Tenant (as defined below) or any guarantor of the Critical Tenant lease under the bankruptcy code, or (y) in the context of an involuntary filing of a bankruptcy petition against the Critical Tenant or any guarantor of the Critical Tenant lease under the bankruptcy code, the date that is 60 days after the filing of such petition provided the same has not been discharged or dismissed within such 60 day period (the Tenant Trigger Events described in this clause (i) being sometimes referred to, collectively, as a “Bankruptcy Trigger Event”); or (ii) the occurrence of a Dark Tenant Trigger Event.

A “Dark Tenant Trigger Event” means the earliest of any of the following: the date the Critical Tenant terminates, “goes dark”, discontinues its operations or business, vacates or ceases to occupy the JTM Foods Property (excluding any portion of the JTM Foods Property subleased in accordance with the terms of the Critical Tenant lease which sublease or subleases

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demise less than 20% of the net rentable area of the JTM Foods Property as a whole) in violation of the Critical Tenant lease (including purporting to terminate the Critical Tenant lease) beyond any applicable notice and cure period which results in an event of default thereunder.

A “Critical Tenant” means (i) JTM Foods and (ii) any tenant pursuant to an approved substitute lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan (a “Permitted Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the JTM Foods Mortgage Loan documents, which include but are not limited to: (i) no event of default (other than an event of default that would be cured in connection with the closing of a Permitted Mezzanine Loan) exists under any of the JTM Foods Mortgage Loan documents (ii) the aggregate loan-to-value ratio based on the JTM Foods Mortgage Loan and the Permitted Mezzanine Loan is no greater than 62.2%; (ii) the actual combined debt service coverage ratio based on the JTM Foods Mortgage Loan and the Permitted Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Mezzanine Loan) is no less than 1.62x; (iii) the actual combined net cash flow debt yield based on the JTM Foods Mortgage Loan and the Permitted Mezzanine Loan is no less than 11.2%; (iv) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; and (v) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio(7):	Portfolio
Original Principal Balance(1):	$21,400,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,349,934	Property Type – Subtype:	Industrial – Warehouse
% of IPB:	3.0%	Net Rentable Area (SF):	3,227,276
Loan Purpose:	Refinance	Location(7):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(7):	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy(8):	81.2%
Interest Rate:	6.54200%	Occupancy Date(8):	Various
Note Date:	4/22/2026	4th Most Recent NOI (As of)(9):	NAV
Maturity Date:	5/6/2036	3rd Most Recent NOI (As of)(9):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(9):	NAV
Original Term:	120 months	Most Recent NOI (As of)(10)(11):	$5,828,759 (12/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	77.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$11,158,721
Call Protection:	L(12),YM1(102),O(6)	UW Expenses:	$3,254,526
Lockbox / Cash Management:	Hard / Springing	UW NOI(10):	$7,904,195
Additional Debt(1):	Yes	UW NCF:	$7,157,534
Additional Debt Balance(1):	$39,906,419	Appraised Value / Per SF(12):	$126,000,000 / $39
Additional Debt Type(1):	Pari Passu	Appraisal Date(12):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$19
Taxes:	$395,714	$70,162	N/A	Maturity Date Loan / SF:	$16
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	48.6%
Replacement Reserves:	$0	$26,894	$645,455	Maturity Date LTV:	42.0%
TI / LC Reserve(4):	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	1.53x
Deferred Maintenance:	$312,193	$0	N/A	UW NOI Debt Yield:	12.9%
Other Reserves(5)(6):	$73,656	$69	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$61,400,000	100.0%	Loan Payoff	$53,948,607	87.9%
			Return of Equity	4,780,609	7.8
			Upfront Reserves	1,781,562	2.9
			Closing Costs	889,222	1.4
Total Sources	$61,400,000	100.0%	Total Uses	$61,400,000	100.0%
(1)	The Phoenix Industrial Portfolio XV Mortgage Loan (as defined below) is part of the Phoenix Industrial Portfolio XV Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $61,400,000. The Financial Information presented in the chart above is based on the Phoenix Industrial Portfolio XV Whole Loan.
(2)	The borrowers of the Phoenix Industrial Portfolio XV Whole Loan are Phoenix Winston-Salem NC Industrial Investors LLC, Phoenix Belden MS Industrial Investors LLC, Phoenix Dresden Industrial Investors LLC, Phoenix Coffeyville II Industrial Investors LLC, Phoenix Washington NC Industrial Investors LLC and Phoenix Dwight Industrial Investors LLC.
(3)	The Phoenix Industrial Portfolio XV Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, deposits to the monthly insurance reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the Phoenix Industrial Portfolio XV Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the insurance premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the above waiver of monthly deposits will not apply to deposits due related to flood insurance premiums, and the borrower will be required to make deposits to the extent such insurance premiums relate to flood insurance.
(4)	If at any time the balance of the rollover reserve falls below $250,000, the borrowers are required to deposit approximately $40,341 until such time as the rollover reserve is restored to a cap of $1,000,000.
(5)	Initial Other Reserves consist of (i) $73,476 for the unfunded obligations with respect to the Corsicana Acquisition LLC lease at the Winston Salem, NC property for three months’ partial free rent (June-August 2026) and (ii) $180 for flood insurance.
(6)	Monthly Other Reserves consist of $69 for flood insurance.
(7)	See “Portfolio Summary” below.
(8)	Occupancy is based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.
(9)	Historical financial information prior to the most recent period is not shown as the Phoenix Industrial Portfolio XV Properties (as defined below) were acquired between
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September 2020 and November 2025.

(10)	The increase from the Most Recent NOI to the UW NOI is primarily attributable to recent leasing activity at the Phoenix Industrial Portfolio XV Properties, which includes four new leases since April 2025 accounting for 1,100,002 square feet and $4,022,922 of in-place base rent.
(11)	Trailing twelve-month financials provided for the Phoenix Industrial Portfolio XV Properties, with the exception of the Washington, NC property, which is based on the annualized trailing one month ending December 31, 2025.
(12)	Appraised Values are as of March 21, 2026 through April 1, 2026.

The Loan. The eleventh largest mortgage loan (the “Phoenix Industrial Portfolio XV Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $61,400,000 (the “Phoenix Industrial Portfolio XV Whole Loan”). The Phoenix Industrial Portfolio XV Whole Loan is secured by the borrowers’ fee interests in a 3,227,276 square foot portfolio of six industrial properties located in North Carolina, Mississippi, Tennessee, Illinois and Kansas (each, a “Phoenix Industrial Portfolio XV Property”, and collectively, the “Phoenix Industrial Portfolio XV Properties”). The Phoenix Industrial Portfolio XV Whole Loan has a 10-year term, amortizes for the full term on a 360-month schedule and accrues interest at a rate of 6.54200% per annum on an Actual/360 basis. The Phoenix Industrial Portfolio XV Whole Loan was originated on April 22, 2026 by UBS AG New York Branch (“UBS AG”). The Phoenix Industrial Portfolio XV Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-3, with an aggregate original principal balance of $21,400,000. The Phoenix Industrial Portfolio XV Whole Loan is being serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-B43 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Phoenix Industrial Portfolio XV Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,906,419	Benchmark 2026-B43	Yes
A-2	$15,000,000	$14,964,907	BMO 2026-C15	No
A-3	$6,400,000	$6,385,027	BMO 2026-C15	No
Whole Loan	$61,400,000	$61,256,353

The Properties. The Phoenix Industrial Portfolio XV Properties consist of six industrial properties totaling 3,227,276 square feet located in North Carolina (two properties, 30.7% of net rentable area (“NRA”)), Mississippi (one property, 22.4% of NRA), Tennessee (one property, 19.0% of NRA), Illinois (one property, 15.3% of NRA) and Kansas (one property, 12.6% of NRA). The borrower sponsor acquired the Phoenix Industrial Portfolio XV Properties between 2020 and 2025 for an aggregate purchase price of approximately $38.2 million. Since acquisition, the borrower sponsor has invested approximately $21.9 million total cost basis at the Phoenix Industrial Portfolio XV Properties. The Phoenix Industrial Portfolio XV Properties were 81.2% occupied by nine tenants as of April 21, 2026 and August 6, 2026.

The following table presents certain information relating to the Phoenix Industrial Portfolio XV Properties:

Portfolio Summary(1)
Property	Subtype	Net Rentable Area (SF)(2)	Year Built/ Renovated	% UW NOI	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	“As-Is” Appraised Value	% Office	Clear Heights	Dock Doors	Drive-In Doors
Winston Salem, NC	Warehouse	816,311	1960/2005	8.9%	$20,029,855	32.7%	$41,200,000	6.0%	16’ – 29.6’	26	4
Belden, MS	Warehouse	722,557	1985/2008	29.9%	$12,931,896	21.1%	$26,600,000	2.0%	20' – 32’	51	3
Dresden, TN	Warehouse	614,728	1970/2023	22.7%	$11,084,483	18.1%	$22,800,000	1.0%	21.6’ – 30’	22	7
Dwight, IL	Warehouse	493,302	1969/1987	15.3%	$8,021,665	13.1%	$16,500,000	17.0%	10’ – 28’	20	4
Coffeyville, KS	Warehouse	405,378	1995/NAP	18.9%	$7,292,423	11.9%	$15,000,000	2.0%	10’ – 38’	18	2
Washington, NC	Warehouse	175,000	1971/2022	4.4%	$1,896,031	3.1%	$3,900,000	5.0%	16’ – 18’	17	3
Total		3,227,276		100.0%	$61,256,353	100.0%	$126,000,000			154	23
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.

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No. 11 – Phoenix Industrial Portfolio XV

The following table presents certain information relating to the largest tenants by net rentable area at the Phoenix Industrial Portfolio XV Properties:

Top Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent	UW Base Rent Per SF	% of Total UW Base Rent	Lease Expiration	Renewal Options	Termination Option (Y/N)
Logisticus Projects Group, LLC	Dwight, IL	NR/NR/NR	432,861	13.4%	$1,653,637	$3.82	17.9%	7/31/2028	3 x 1 yr	N
Transportation Partners and Logistics(2)	Coffeyville, KS	NR/NR/NR	405,378	12.6%	$1,468,482	$3.62	15.9%	12/31/2029	None	N
Phoenix Logistics	Belden, MS	NR/NR/NR	396,289	12.3%	$1,435,557	$3.62	15.5%	9/30/2028	9 x 1 yr	N
CSS Inc.	Dresden, TN	NR/NR/NR	359,929	11.2%	$1,179,912	$3.28	12.8%	1/31/2034	1 x 5 yrs	N
Ashley Furniture Industries, LLC	Belden, MS	NR/NR/NR	326,268	10.1%	$1,438,846	$4.41	15.6%	10/31/2026	None	N
Champion Home Builders, Inc.	Dresden, TN	NR/NR/NR	254,799	7.9%	$663,630	$2.60	7.2%	6/30/2028	None	N
Corsicana Acquisition LLC	Winston Salem, NC	NR/NR/NR	215,311	6.7%	$782,984	$3.64	8.5%	8/31/2033	None	N
Seolta Holdings, LLC	Washington, NC	NR/NR/NR	175,000	5.4%	$333,774	$1.91	3.6%	9/30/2032	2 x 5 yrs	N
Just Brands LLC	Winston Salem, NC	NR/NR/NR	55,541	1.7%	$278,802	$5.02	3.0%	11/30/2030	1 x 5 yrs	N
Occupied Collateral Total / Wtd. Avg.			2,621,376	81.2%	$9,235,624	$3.52	100.0%
Vacant Space			605,900	18.8%
Collateral Total			3,227,276	100.0%
(1)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026, inclusive of rent steps through May 2027 totaling $289,487.
(2)	Transportation Partners and Logistics (“TPL”) fully occupies the Coffeyville, KS property at a current NNN base rent of $3.50 per square foot under a lease that currently expires on December 31, 2026. The borrower sponsor has provided a to-be-signed three-year extension of the lease through December 31, 2029 (with annual rent steps of 3.5% starting on January 1, 2027). Since the TPL lease extension was not signed prior to origination, the Phoenix Industrial Portfolio XV Whole Loan includes a $14.0 million partial principal payment guaranty until such lease extension, or a lease with a replacement tenant approved by lender, is signed.

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio XV Properties, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	605,900	18.8%	NAP	NAP	605,900	18.8%	NAP	NAP
2026 & MTM	1	326,268	10.1	$1,438,846	15.6%	932,168	28.9%	$1,438,846	15.6%
2027	0	0	0.0	0	0.0	932,168	28.9%	$1,438,846	15.6%
2028	3	1,083,949	33.6	3,752,824	40.6	2,016,117	62.5%	$5,191,670	56.2%
2029	1	405,378	12.6	1,468,482	15.9	2,421,495	75.0%	$6,660,152	72.1%
2030	1	55,541	1.7	278,802	3.0	2,477,036	76.8%	$6,938,954	75.1%
2031	0	0	0.0	0	0.0	2,477,036	76.8%	$6,938,954	75.1%
2032	1	175,000	5.4	333,774	3.6	2,652,036	82.2%	$7,272,727	78.7%
2033	1	215,311	6.7	782,984	8.5	2,867,347	88.8%	$8,055,712	87.2%
2034	1	359,929	11.2	1,179,912	12.8	3,227,276	100.0%	$9,235,624	100.0%
2035	0	0	0.0	0	0.0	3,227,276	100.0%	$9,235,624	100.0%
2036	0	0	0.0	0	0.0	3,227,276	100.0%	$9,235,624	100.0%
2037 & Beyond	0	0	0.0	0	0.0	3,227,276	100.0%	$9,235,624	100.0%
Total	9	3,227,276	100.0%	$9,235,624	100.0%
(1)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026, inclusive of rent steps through May 2027 totaling $289,487.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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No. 11 – Phoenix Industrial Portfolio XV

Appraisals. The appraisals concluded an aggregate “as is” value for the Phoenix Industrial Portfolio XV Properties of $126,000,000 as of March 21, 2026 through April 1, 2026.

Appraisal Valuation Summary (1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
Winston Salem, NC	Income Capitalization Approach	$41,200,000	7.00%
Belden, MS	Income Capitalization Approach	$26,600,000	8.00%
Dresden, TN	Income Capitalization Approach	$22,800,000	8.25%
Dwight, IL	Income Capitalization Approach	$16,500,000	7.25%
Coffeyville, KS	Income Capitalization Approach	$15,000,000	9.50%
Washington, NC	Income Capitalization Approach	$3,900,000	8.00%
Total / Wtd. Avg.		$126,000,000	7.80%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated March 31, 2026 through April 2, 2026, recognized environmental conditions were identified at three of the Phoenix Industrial Portfolio XV Properties, including the Winston Salem, NC, Coffeyville, KS, and Washington, NC properties. A secured creditor environmental insurance policy was put in place at origination to mitigate the risks associated with such recognized environmental conditions. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Environmental Considerations” in the Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Industrial Portfolio XV Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	2025(1)	Current(2)
NAV	NAV	NAV	NAV	81.2%
(1)	Historical occupancies are not shown as the Phoenix Industrial Portfolio XV Properties were acquired between September 2020 and November 2025.
(2)	Current occupancy is based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.

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No. 11 – Phoenix Industrial Portfolio XV

The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Phoenix Industrial Portfolio XV Properties:

Operating History and Underwritten Net Cash Flow
	2025(1)	Underwritten	Per Square Foot	% (2)
Base Rent(3)	$7,126,541	$8,946,137	$2.77	62.1%
Rent Steps(4)	0	289,487	0.09	2.0
Vacant Income	0	2,590,185	0.80	18.0
Gross Potential Rent	$7,126,541	$11,825,809	$3.66	82.1%
Total Reimbursements	1,605,196	2,359,861	0.73	16.4
Total Other Income(5)	28,403	219,704	0.07	1.5
Net Rental Income	$8,760,140	$14,405,374	$4.46	100.0%
(Vacancy/Credit Loss)	0	(3,246,653)	(1.01)	(22.5)
Effective Gross Income	$8,760,140	$11,158,721	$3.46	77.5%
Total Expenses	2,931,382	3,254,526	1.01	29.2
Net Operating Income(6)	$5,828,759	$7,904,195	$2.45	70.8%
Total TI / LC, Capex/RR	0	746,661	0.23	6.7
Net Cash Flow	$5,828,759	$7,157,534	$2.22	64.1%
(1)	Trailing twelve-month financials provided for the Phoenix Industrial Portfolio XV Properties, with the exception of the Washington, NC Property, which is based on the annualized trailing one month ending December 31, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.
(4)	Rent Steps were taken through May 2027.
(5)	Total Other Income includes the license fee for a parking lot at the Winston Salem, NC property, the rent from a farm lease for vacant land at the Dwight, IL property, and contractual amortized tenant improvement payments for Seolta Holdings, LLC at the Washington, NC property.
(6)	The increase from 2025 Net Operating Income to Underwritten Net Operating Income is primarily attributable to recent leasing activity at the Phoenix Industrial Portfolio XV Properties, which includes four new leases since April 2025 accounting for 1,100,002 square feet and $4,022,922 of in-place base rent.

The Markets. The Phoenix Industrial Portfolio XV Properties are located in North Carolina (35.8% of ALA), Mississippi (21.1% of ALA), Tennessee (18.1% of ALA), Illinois (13.1 % of ALA) and Kansas (11.9% of ALA).

The following table presents certain market information with respect to the Phoenix Industrial Portfolio XV Properties:

Market Overview(1)
Property	Year Built / Renovated	Gross Leasable Area (GLA)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy(3)	Appraisal Concluded Vacancy	Submarket Inventory (SF)(3)	UW Base Rent PSF(2)(4)	Submarket Rent PSF(3)
Winston Salem, NC	1960/2005	816,311	NW Forsyth County	66.8%	7.0%	5.0%	13,854,626	$3.92	$6.82
Belden, MS	1985/2008	722,557	Lee County	0.0%	16.6%	5.0%	15,262,466	$3.98	$3.47
Dresden, TN(5)	1970/2023	614,728	NAV	0.0%	NAV	5.0%	NAV	$3.00	NAV
Dwight, IL	1969/1987	493,302	Illinois North Area	12.3%	5.8%	5.0%	75,422,430	$3.82	$3.70
Coffeyville, KS	1995/NAP	405,378	Montgomery County	0.0%	17.7%	0.0%	3,205,163	$3.62	$2.45
Washington, NC	1971/2022	175,000	Beaufort	0.0%	0.7%	2.0%	3,677,459	$1.91	$8.56
Total/Wtd. Avg.		3,227,276						$3.52
(1)	Source: Appraisals, unless otherwise noted.
(2)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.
(3)	Source: Third-party market research reports.
(4)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $289,487 of contractual rent steps through May 2027.
(5)	No submarket defined or market data available.

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No. 11 – Phoenix Industrial Portfolio XV

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio XV Properties:

Demographic Summary
Property	Gross Leasable Area (GLA)(1)	ALA	% of ALA	UW NOI	% of UW NOI	2025 Population (5-mile Radius)(2)	2025 Average Household Income (5-mile Radius)(2)
Winston Salem, NC	816,311	$20,029,855	32.7%	$704,086	8.9%	88,665	$90,901
Belden, MS	722,557	$12,931,896	21.1%	$2,363,660	29.9%	27,499	$112,975
Dresden, TN	614,728	$11,084,483	18.1%	$1,792,069	22.7%	6,494	$70,524
Dwight, IL	493,302	$8,021,665	13.1%	$1,207,957	15.3%	4,330	$98,606
Coffeyville, KS	405,378	$7,292,423	11.9%	$1,490,027	18.9%	8,320	$58,682
Washington, NC	175,000	$1,896,031	3.1%	$346,397	4.4%	19,731	$70,319
Total/Wtd. Avg.	3,227,276	$61,256,353	100.0%	$7,904,195	100.0%
(1)	Based on the underwritten rent rolls dated April 21, 2026 and August 6, 2026.
(2)	Source: Appraisals.

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No. 12 – Corporate Center VI
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,500,000	Title:	Fee
Cut-off Date Principal Balance:	$20,500,000	Property Type - Subtype:	Office – Suburban
% of IPB:	2.8%	Net Rentable Area (SF):	134,634
Loan Purpose:	Refinance	Location:	Henderson, NV
Borrower:	Corporate Center VI Investors, LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsor:	JMA Robinson Investors, LLC	Occupancy:	95.2%
Interest Rate:	6.23000%	Occupancy Date:	6/9/2026
Note Date:	8/4/2026	4th Most Recent NOI (As of):	$3,324,036 (12/31/2023)
Maturity Date:	9/1/2036	3rd Most Recent NOI (As of):	$3,529,256 (12/31/2024)
Interest-only Period(1):	61 months	2nd Most Recent NOI (As of):	$4,167,670 (12/31/2025)
Original Term(1):	121 months	Most Recent NOI (As of):	$4,414,203 (TTM 5/31/2026)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$5,192,318
Call Protection(1):	L(24),D(91),O(6)	UW Expenses:	$1,136,975
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,055,343
Additional Debt:	No	UW NCF:	$3,666,453
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$48,800,000 / $362
Additional Debt Type:	NAP	Appraisal Date:	4/13/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes:	$123,819	$30,955	NAP	Maturity Date Loan / SF:	$143
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	42.0%
Replacement Reserves:	$2,244	$2,244	NAP	Maturity Date LTV:	39.4%
TI / LC Reserve(2):	$1,000,000	Springing	NAP	UW NCF DSCR:	2.43x
Rent Abatement Reserve:	$98,731	$0	NAP	UW NOI Debt Yield:	19.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,500,000	100.0%	Loan Payoff	$17,459,534	85.2%
			Upfront Reserves	1,224,795	6.0
			Return of Equity	1,168,261	5.7
			Closing Costs	647,411	3.2
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%
(1)	The Corporate Center VI Mortgage Loan (as defined below) Interest-Only Period, Original Term and Call Protection include an additional one-month artificial interest-only period associated with the expected BMO 2026-C15 securitization trust closing date in August 2026. The borrower does not actually commence monthly debt service payments until October 1, 2026.
(2)	On each monthly payment date during any period in which the debt service coverage ratio based on the immediately preceding trailing three-month period is less than 1.50x, the borrower will be required to escrow $22,439 for tenant improvements and leasing commissions.

The Loan. The twelfth largest mortgage loan (the “Corporate Center VI Mortgage Loan”) is secured by the borrower’s fee interest in an office property located in Henderson, Nevada totaling approximately 134,634 square feet (the “Corporate Center VI Property”). The Corporate Center VI Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $20,500,000. The Corporate Center VI Mortgage Loan was originated on August 4, 2026, by KeyBank National Association. The Corporate Center VI Mortgage Loan has an approximately 10-year term, and following a 61-month interest only period, amortizes on a 30-year schedule. The Corporate Center VI Mortgage Loan accrues interest at a fixed rate of 6.23000% per annum on an Actual/360 basis and has a scheduled maturity date of September 1, 2036.

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The Property. The Corporate Center VI Property is a 134,634 square foot suburban office property comprised of one, four-story office building and one, four-story parking garage located within the master-planned Green Valley Ranch corridor of Henderson, Nevada. The improvements were built in 2008 and are situated on approximately 4.84 acres. The Corporate Center VI Property has a total of 587 parking spaces (approximately 4.4 parking spaces per 1,000 square feet of NRA), consisting of 165 surface parking spaces and 422 covered parking spaces within the parking garage. As of June 9, 2026, the Corporate Center VI Property was 95.2% occupied by 13 tenants.

The following table presents certain information with respect to the historical and current occupancy of the Corporate Center VI Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
94.0%	82.0%	97.6%	95.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 9, 2026.

Major Tenants.

Far West Division, Inc. (48,785 square feet; 36.2% of NRA; 40.1% of underwritten rent): Far West Division, Inc. (“HCA Far West”) is a branch of HCA Healthcare (rated BBB by S&P), a healthcare service provider with 190 hospitals and over 2,500 sites of care, which include surgery centers, freestanding emergency rooms, urgent care centers, home health and hospice agencies and physician clinics. Covering locations in Nevada and California, HCA Far West offers medical services through nine hospitals and six surgical centers, providing primary, acute, tertiary and chronic care for patients. HCA Far West has occupied the Corporate Center VI Property since 2009, originally occupying 16,146 square feet and expanding four separate times since and the tenant currently occupies 48,785 square feet. HCA Far West’s lease expires May 31, 2028, with no remaining extension options and no early termination options. The lease is guaranteed by Sunrise Hospital and Medical Center.

AtkinsRéalis USA Inc. (16,083 square feet; 11.9% of NRA; 11.9% of underwritten rent): AtkinsRéalis USA Inc. is the United States operating subsidiary of AtkinsRéalis Group Inc. (rated BBB- by S&P), a global engineering, design, project management and nuclear services company headquartered in Montreal, Canada. AtkinsRéalis Group Inc. provides engineering and consulting services across the transportation, infrastructure, water, energy, defense, aviation, and nuclear sectors. AtkinsRéalis Group Inc. employs more than 40,000 professionals globally with operations spanning more than 50 countries. AtkinsRéalis USA Inc. operates in more than 70 offices in 27 U.S. states. AtkinsRéalis USA Inc. occupies 16,083 square feet at the Corporate Center VI Property through a lease that commenced March 6, 2025, and expires February 28, 2032, with two, three-year extension options. The tenant has the right to terminate its lease effective as of March 31, 2030, so long as it provides at least six months’ written notice and payment of the unamortized portion of leasing commissions and tenant improvement allowance.

Charles Schwab & Co., Inc. (10,568 square feet; 7.8% of NRA; 8.1% of underwritten rent): Charles Schwab & Co., Inc., which provides brokerage, investment advisory and retirement services to individual investors and independent advisors, is the broker-dealer subsidiary of The Charles Schwab Corporation. Founded in 1971 and headquartered in Westlake, Texas, The Charles Schwab Corporation serves approximately 39.8 million brokerage accounts, oversees more than $13 trillion in total client assets, and employs approximately 33,700 people. Charles Schwab & Co., Inc. has been in occupancy since 2016 and currently leases 10,568 square feet through a lease that expires October 31, 2028. The lease has two, five-year extension options remaining and no early termination options.

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The following table presents certain information regarding the tenants at the Corporate Center VI Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Far West Division, Inc.	NR/BBB/NR	48,785	36.2%	$33.52	$1,635,254	40.1%	5/31/2028
AtkinsRéalis USA Inc.(4)	NR/BBB-/NR	16,083	11.9	$30.26	486,639	11.9	2/28/2032
Charles Schwab & Co., Inc.	A2/A-/A	10,568	7.8	$31.44	332,258	8.1	10/31/2028
Bergman Walls & Associates, Architects	NR/NR/NR	9,744	7.2	$31.47	306,649	7.5	1/31/2031
Valicy, Inc.	NR/NR/NR	7,543	5.6	$33.60	253,445	6.2	3/31/2031
Province, LLC	NR/NR/NR	6,105	4.5	$29.87	182,351	4.5	6/30/2027
American Nevada Company	NR/NR/NR	5,639	4.2	$30.60	172,553	4.2	3/31/2027
First Citizens Bank	Baa2/BBB/NR	4,885	3.6	$29.92	146,148	3.6	5/31/2032
Allegiant Title and Escrow Agency, LLC	NR/NR/NR	4,848	3.6	$29.64	143,695	3.5	8/31/2030
HTLV Wealth Management, LLC	NR/NR/NR	4,845	3.6	$33.48	162,211	4.0	7/31/2029
Ten Largest Tenants		119,045	88.4%	$32.10	$3,821,203	93.6%
Remaining Occupied		9,160	6.8	$28.50	261,075	6.4
Total Occupied		128,205	95.2%	$31.84	$4,082,278	100.0%
Vacant Space		6,429	4.8
Collateral Total		134,634	100.0%

(1)	Based on the underwritten rent roll dated as of June 9, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through May 2027 totaling $189,277.
(4)	AtkinsRealis USA Inc. has the right to terminate its lease effective March 31, 2030, by providing six months’ written notice and payment of the unamortized portion of leasing commissions and tenant improvement allowance.

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The following table presents certain information relating to the tenant lease expirations at the Corporate Center VI Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	6,429	4.8%	NAP	NAP	6,429	4.8%	NAP	NAP
MTM & 2026	1	1,822	1.4	$36,026	0.9%	8,251	6.1%	$36,026	0.9%
2027	4	19,082	14.2	579,953	14.2	27,333	20.3%	$615,980	15.1%
2028	2	59353	44.1	1,967,512	48.2	86,686	64.4%	$2,583,492	63.3%
2029	1	4,845	3.6	162,211	4.0	91,531	68.0%	$2,745,702	67.3%
2030	1	4,848	3.6	143,695	3.5	96,379	71.6%	$2,889,397	70.8%
2031	2	17,287	12.8	560,094	13.7	113,666	84.4%	$3,449,491	84.5%
2032	2	20,968	15.6	632,787	15.5	134,634	100.0%	$4,082,278	100.0%
2033	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
2034	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
2035	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
2036	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
2037 & Beyond	0	0	0.0	0	0.0	134,634	100.0%	$4,082,278	100.0%
Total	13	134,634	100.0%	$4,082,278	100.0%
(1)	Based on the underwritten rent rolls dated as of June 9, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through May 2027 totaling $189,277.

Appraisal. According to the appraisal, the Corporate Center VI Property had an “as-is” appraised value of $48,800,000 as of April 13, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$48,800,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated April 23, 2026, there was no evidence of any recognized environmental conditions at the Corporate Center VI Property.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Corporate Center VI Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM 5/31/2026	Underwritten	Per SF	%(1)
Base Rent(2)	$3,269,048	$3,532,546	$3,686,038	$3,886,560	$4,082,278	$30.32	72.4%
Vacant Income	0	0	0	0	186,356	1.38	3.3
Reimbursements	769,114	832,620	929,601	925,377	1,088,650	8.09	19.3
Parking Income	230,342	233,029	230,556	253,224	253,224	1.88	4.5
Other Income(3)	39,345	25,075	419,844	424,673	26,464	0.20	0.5
Gross Potential Income	$4,307,849	$4,623,269	$5,266,039	$5,489,835	$5,636,973	$41.87	100.0%
Vacancy / Credit Loss	0	0	0	0	(444,655)	(3.30)	(7.9)
Effective Gross Income	$4,307,849	$4,623,269	$5,266,039	$5,489,835	$5,192,318	$38.57	92.1%
Total Expenses	983,813	1,094,013	1,098,369	1,075,632	1,136,975	8.44	21.9
Net Operating Income	$3,324,036	$3,529,256	$4,167,670	$4,414,203	$4,055,343	$30.12	78.1%
Capital Expenditures	0	0	0	0	26,927	0.20	0.5
TI/LC	0	0	0	0	361,963	2.69	7.0
Net Cash Flow	$3,324,036	$3,529,256	$4,167,670	$4,414,203	$3,666,453	$27.23	70.6%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Includes contractual rent steps underwritten through May 2027 totaling $189,277.
(3)	Other Income includes signage revenue.

The Market. The Corporate Center VI Property is located in Henderson, Clark County, Nevada, within the Las Vegas-Henderson-North Las Vegas, NV metropolitan statistical area, approximately 16 miles southeast of downtown Las Vegas. The Corporate Center VI Property is situated at the northwest corner of Green Valley Parkway and Interstate 215, providing the Corporate Center VI Property with regional transportation access. The Corporate Center VI Property is approximately seven miles from the Harry Reid International Airport and approximately 11 miles from the Las Vegas Strip. The immediate surrounding area is characterized by similar office developments as part of a larger business park, while multifamily and single-family residential uses are generally set back from major arterial roadways. Local area amenities include the Green Valley Ranch Casino, Resort & Spa, which is located immediately to the south of the Corporate Center VI Property, at the southwest corner of the intersection of Green Valley Parkway and Interstate 215. Additionally, the District at Green Valley Ranch, a mixed-use development of open-air retail, dining, office, and condominiums, is located on the south side of Interstate 215, along both sides of Green Valley Parkway.

According to a third party market research report, as of the second quarter of 2026, the Las Vegas office market had an inventory of approximately 68.8 million square feet, overall vacancy in the market of approximately 9.9% and average asking rent of $29.92 per square foot. As of the second quarter of 2026, the South Las Vegas office submarket had an inventory of approximately 13.9 million square feet, overall vacancy of approximately 8.3% and average asking rent of $30.55 per square foot, with average rents growing by 3.6% over the trailing 12 month period. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was 15,879, 153,532 and 319,568, respectively. The estimated 2024 median household income within the same radii was $109,243, $93,553 and $89,617, respectively.

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The following table presents certain information relating to comparable office leases for the Corporate Center VI Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF	Lease Type
Corporate Center VI 2360 Corporate Circle Henderson, NV	2008 / NAP	134,634(2)	Various	Various	Various	7.8(2)	$31.84(2)	NNN(2)
5185 South Durango Drive Las Vegas, NV	2005 / NAP	4,045	Medical Office	1,706	Jan-26	3.1	$26.40	NNN
1401 North Green Valley Parkway Henderson, NV	1999 / NAP	37,792	Confidential	8,689	Jun-26	5.0	$33.00	Modified Gross
50 South Stephanie Street Henderson, NV	2008 / NAP	13,721	Powers 15 PLLC	1,320	Mar-26	3.0	$27.00	NNN
5960 South Rainbow Boulevard Las Vegas, NV	2006 / NAP	5,000	Gorae Management	2,000	May-25	10.0	$30.00	NNN
1505 Wigwam Parkway Henderson, NV	2008 / NAP	71,516	Serenity Mental Health Centers	6,382	Apr-26	10.0	$38.40	NNN
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 9, 2026.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,445,000	Title:	Fee
Cut-off Date Principal Balance:	$20,445,000	Property Type – Subtype:	Industrial - Warehouse/Distribution
% of IPB:	2.8%	Net Rentable Area (SF):	123,903
Loan Purpose:	Acquisition	Location:	Tallahassee, FL
Borrower:	Secure Net Lease Industrial I, DST	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Secure Properties LLC	Occupancy:	100.0%
Interest Rate:	5.73000%	Occupancy Date:	8/1/2026
Note Date:	12/30/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	9/1/2035	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	116 months	2nd Most Recent NOI (As of):	$2,548,907 (12/31/2024)
Original Term:	116 months	Most Recent NOI (As of):	$2,052,592 (T-9 Ann. 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,114,510
Call Protection:	L(31),D(83),O(2)	UW Expenses:	$713,422
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,401,088
Additional Debt:	No	UW NCF:	$2,377,279
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$38,500,000 / $311
Additional Debt Type:	NAP	Appraisal Date:	10/17/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes(1):	$0	Springing	NAP	Maturity Date Loan / SF:	$165
Insurance(2):	$0	Springing	NAP	Cut-off Date LTV:	53.1%
Replacement Reserves(3):	$0	Springing	NAP	Maturity Date LTV:	53.1%
				UW NCF DSCR:	2.00x
				UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,445,000	53.2%	Purchase Price	$36,718,899	95.5%
Sponsor Equity	18,020,214	46.8	Closing Costs	1,746,315	4.5
Total Sources	$38,465,214	100.0%	Total Uses	$38,465,214	100.0%
(1)	The borrower is required to deposit on a monthly basis 1/12th of the annual estimated tax payments; provided, however, that the tax reserve will be conditionally waived so long as (i) no event of default exists, (ii) the Amazon.com Services LLC or any replacement tenant (each, a “Major Tenant”) lease has not expired or been terminated and is in full force and effect, (iii) no default exists under the Major Tenant lease beyond the expiration of any applicable notice and cure periods, (iv) the Major Tenant lease provides that the Major Tenant is obligated to pay all taxes, either to the borrower or directly to the applicable governmental authority or assessing party, and (v) the borrower has provided evidence reasonably satisfactory to the lender of the Major Tenant’s full compliance with such obligation.
(2)	The borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance payments; provided, however, that the insurance reserve will be conditionally waived so long as either (i) the borrower maintains blanket policies of insurance in accordance with the Amazon Tallahassee Mortgage Loan (as defined below) documents, (ii) (a) the borrower maintains all required insurance in accordance with the Amazon Tallahassee Mortgage Loan documents, (b) no Major Tenant Trigger Event (as defined in the Amazon Tallahassee Mortgage Loan documents) then exists and (c) the Major Tenant maintains a long-term unsecured debt rating equal to or greater than BBB (as rated by S&P and Fitch) and an equivalent rating from each of the other rating agencies which rate such entity, or (iii) (a) no event of default exists, (b) the Major Tenant lease has not expired or been terminated and is in effect, (c) no default shall exist under the Major Tenant lease beyond the expiration of any applicable notice and cure periods, (d) the Major Tenant lease guarantor (if any) remains fully liable for the obligations and liabilities under each such lease, and (e) the borrower timely provides satisfactory evidence of all required insurance as required pursuant to the Amazon Tallahassee Mortgage Loan documents.
(3)	Following the occurrence of the debt service coverage ratio based on the immediately preceding trailing three-month period falling below 1.20x or following the occurrence of a Major Tenant Trigger Event, the borrower will be required to deposit on a monthly basis $1,984 for ongoing replacement reserves (approximately $0.19 per square foot annually).
(4)	3rd Most Recent NOI and 4th Most Recent NOI are not available as the Amazon Tallahassee Property (as defined below) was built in 2023.

The Loan. The thirteenth largest mortgage loan (the “Amazon Tallahassee Mortgage Loan”) is secured by the borrower’s fee interest in a 123,903 square foot industrial facility in Tallahassee, Florida (the “Amazon Tallahassee Property”). The Amazon Tallahassee Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $20,445,000. The Amazon Tallahassee Mortgage Loan was originated on December 30, 2025, by KeyBank. The Amazon Tallahassee Mortgage Loan has a 116-month term, is interest-only for the full term and accrues interest at a

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fixed rate of 5.73000% per annum on an Actual/360 basis. The scheduled maturity date of the Amazon Tallahassee Mortgage Loan is September 1, 2035.

The Property. The Amazon Tallahassee Property is a 123,903 square foot warehouse/distribution industrial facility located in Tallahassee, Florida. Situated on a 47.8-acre site, the improvements were constructed in 2023 as a build-to-suit for Amazon.com Services LLC, and the facility serves as a last-mile delivery station for the tenant. The single-story building is fully air-conditioned and features 24-foot clear heights, 12 dock-high loading doors, five drive lanes and approximately 9.6% office finish. Parking at the Amazon Tallahassee Property includes 583 surface spaces, resulting in a parking ratio of approximately 4.7 spaces per 1,000 square feet.

Sole Tenant.

Amazon.com Services LLC (123,903 square feet; 100.0% of NRA; 100.0% of underwritten base rent) (Moody’s/S&P/Fitch: A1/AA/AA-). Amazon.com Services LLC is a subsidiary of Amazon.com, Inc. (“Amazon”), a multinational technology company engaged in e-commerce, cloud computing, digital streaming and artificial intelligence. Amazon has a market capitalization of approximately $2.9 trillion and is ranked first on the 2026 Fortune 500 list of largest companies in the United States by revenue. Amazon has provided a guaranty of the lease obligations of Amazon.com Services LLC.

Amazon.com Services LLC has been the sole tenant at the Amazon Tallahassee Property since it was built for the tenant in 2023. The 15-year lease commenced on October 27, 2023, and has an initial expiration date of October 31, 2038, with five, five-year extension options and no termination options. The current in-place rent is $17.99 PSF and includes annual rent bumps of 2.5%.

The following table presents certain information relating to the sole tenant at the Amazon Tallahassee Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Amazon.com Services LLC	A1/AA/AA-	123,903	100.0%	$20.16	$2,497,413	100.0%	10/31/2038
Occupied Collateral Total / Wtd. Avg.		123,903	100.0%	$20.16	$2,497,413	100.0%
Vacant Space		0	0.0%
Collateral Total		123,903	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2026, inclusive of straight-line rent of $322,349 for Amazon.com Services LLC.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

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The following table presents certain information relating to the lease rollover schedule at the Amazon Tallahassee Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2037 & Beyond	1	123,903	100.0	2,497,413	100.0	123,903	100.0%	$2,497,413	100.0%
Total	1	123,903	100.0%	$2,497,413	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2026, inclusive of straight-line rent of $322,349 for Amazon.com Services LLC.

The following information presents certain information relating to the historical and current occupancy of the Amazon Tallahassee Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 1, 2026.

Appraisal. According to the appraisal, the Amazon Tallahassee Property had an “as-is” appraised value of $38,500,000 as of October 17, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$38,500,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated October 2, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the Amazon Tallahassee Property.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Amazon Tallahassee Property:

Operating History and Underwritten Net Cash Flow(1)
	2024	T-9 Ann. 9/30/2025	Underwritten	PSF	% (2)
Base Rent	$2,513,046	$2,175,064	$2,175,064	$17.55	67.7%
Straight-Line Rent Steps	0	0	322,349	2.60	10.0
Gross Potential Rent	$2,513,046	$2,175,064	$2,497,413	$20.16	77.8%
Total Reimbursements	729,642	638,891	713,422	5.76	22.2
Other Income	150	360	0	0.00	0.0
Net Rental Income	$3,242,838	$2,814,316	$3,210,835	$25.91	100.0%
(Vacancy & Credit Loss)	0	0	96,325	0.78	3.0
Effective Gross Income	$3,242,838	$2,814,316	$3,114,510	$25.14	97.0%
Total Expenses	693,931	761,724	713,422	5.76	22.9
Net Operating Income	$2,548,907	$2,052,592	$2,401,088	$19.38	77.1%
Replacement Reserves	0	0	23,809	0.19	0.8
TI/LC	0	0	0	0.00	0.0
Net Cash Flow	$2,548,907	$2,052,592	$2,377,279	$19.19	76.3%
(1)	Based on the underwritten rent roll as of August 1, 2026.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Amazon Tallahassee Property is located at 3799 Northwest Passage in Tallahassee, Florida. The Amazon Tallahassee Property is situated approximately five miles west of the Tallahassee central business district and approximately six miles north of the Tallahassee International Airport. The Amazon Tallahassee Property has access to major transportation corridors, including Interstate 10, located approximately one mile to the north, and U.S. Highway 90/Tennessee Street, located approximately one mile to the south. Interstate 10 is an east-west highway extending across the Florida panhandle from Pensacola to Jacksonville.

According to a third-party market research report, the Amazon Tallahassee Property is located within the Tallahassee industrial market and the Northwest Leon County industrial submarket. As of May 2026, the Tallahassee industrial market comprised approximately 20.3 million square feet of inventory, with a vacancy rate of 4.3% and an average asking rent of $9.58 per square foot. The Northwest Leon County industrial submarket consisted of approximately 1.5 million square feet of inventory, with a vacancy rate of 1.7% and an average asking rent of $11.38 per square foot. Accounting for the size, year of construction and fully air-conditioned configuration of the Amazon Tallahassee Property, the appraisal identified six comparable industrial leases, each with Amazon as the tenant, with rental rates ranging from $14.98 to $24.29 per square foot. Based on this analysis, the appraisal concluded a market rent of approximately $18 per square foot for the Amazon Tallahassee Property.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Amazon Tallahassee Property was 2,637, 39,127, and 108,830, respectively. Additionally, for the same radii, the 2024 average household income was $60,076, $72,996 and $66,086, respectively.

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No. 13 – Amazon Tallahassee

The following table presents information relating to comparable industrial leases for the Amazon Tallahassee Property:

Comparable Industrial Leases(1)
Property Name/Location	Distance from Subject	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Amazon Tallahassee(2) Tallahassee, FL	-	2023 / NAP	123,903	Amazon.com Services LLC	123,903	Oct-23	15.0	$20.16
Amazon Last Mile Lutz Lutz, FL	193 miles	2022 / NAP	181,500	Amazon	181,500	Nov-22	15.3	$22.38
Amazon Last Mile Venice Venice, FL	261 miles	2020 / NAP	110,732	Amazon	110,732	Sep-20	12.0	$18.38
Amazon Last Mile Facility Apopka, FL	209 miles	2021 / NAP	202,044	Amazon	202,044	May-21	12.0	$14.98
Amazon Last Mile Fort Myers Fort Myers, FL	315 miles	2022 / NAP	181,500	Amazon.com Services, LLC	181,500	Jun-22	12.0	$18.00
Amazon Last Mile Pinellas Pinellas Park, FL	209 miles	2022 / NAP	125,802	Amazon	125,802	Jun-22	15.8	$24.29
Amazon Fulfillment Center Port Wentworth, GA	221 miles	2020 / NAP	117,341	Amazon	117,341	Jun-20	12.0	$20.05
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 1, 2026. Annual Rent PSF includes straight-line rent for Amazon.com Services LLC.

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No. 14 – Birch Run Premium Outlets
Mortgage Loan Information		Property Information
Loan Sellers:	BMO, Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Retail – Outlet Center
% of IPB:	2.8%	Net Rentable Area (SF)(3):	593,930
Loan Purpose:	Refinance	Location:	Birch Run, MI
Borrower:	Birch Run Outlets II, L.L.C.	Year Built / Renovated:	1986 / 2010
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(3):	90.1%
Interest Rate:	6.46000%	Occupancy Date:	10/8/2025
Note Date:	1/6/2026	4th Most Recent NOI (As of):	$13,723,261 (12/31/2022)
Maturity Date:	2/1/2036	3rd Most Recent NOI (As of):	$14,632,281 (12/31/2023)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$14,746,978 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$14,200,903 (TTM 9/30/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$18,131,921
Call Protection:	L(30),D(83),O(7)	UW Expenses:	$4,368,908
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,763,013
Additional Debt(1):	Yes	UW NCF:	$13,050,297
Additional Debt Balance(1):	$70,000,000	Appraised Value / Per SF(3):	$158,700,000 / $267
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/19/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(3):	$152
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(3):	$136
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.7%
Replacement Reserves(2):	$0	Springing	N/A	Maturity Date LTV:	50.8%
Rollover Reserve(2):	$0	Springing	N/A	UW NCF DSCR:	1.92x
				UW NOI Debt Yield:	15.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,000,000	72.3%	Loan Payoff	$123,448,650	99.2%
Sponsor Equity	34,432,592	27.7	Closing Costs	983,941	0.8
Total Sources	$124,432,592	100.0%	Total Uses	$124,432,592	100.0%
(1)	The Birch Run Premium Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $90,000,000 (the “Birch Run Premium Outlets Whole Loan”). The financial information presented in the chart above is based on the Birch Run Premium Outlets Whole Loan.
(2)	During a Lockbox Event Period (as defined in the Birch Run Premium Outlets Whole Loan documents), on a monthly basis, the borrower is required to deposit approximately (i) $9,899 for ongoing replacement reserves and (ii) $49,494 for ongoing rollover reserves.
(3)	Occupancy, Appraised Value / Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF include square footage from temporary tenants and are based on the net rentable area (“NRA”) totaling 593,930 square feet. Occupancy excluding temporary tenants is 73.5%.

The Loan. The fourteenth largest mortgage loan (the “Birch Run Premium Outlets Mortgage Loan”) is part of a fixed-rate whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000. The Birch Run Premium Outlets Whole Loan is secured by the borrower’s fee interest in a 593,930 square foot outlet center located in Birch Run, Michigan (the “Birch Run Premium Outlets Property”). The Birch Run Premium Outlets Whole Loan was co-originated by Bank of Montreal (“BMO”) and Natixis Real Estate Capital LLC (“NREC”) on January 6, 2026. The Birch Run Premium Outlets Mortgage Loan is evidenced by the non-controlling Note A-2-2 and non-controlling Note A-3, contributed by BMO, and the non-controlling Note A-5-2 and non-controlling Note A-6, contributed by NREC, with an aggregate outstanding principal balance as of the Cut-off Date of $20,000,000. The Birch Run Premium Outlets Whole Loan has an initial term of 120 months, is interest only for the first 24 months of the 120-month term and accrues interest on an Actual/360 basis at a rate of 6.46000% per annum. The Birch Run Premium Outlets Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 securitization. The relationship between the holders of notes evidencing the Birch Run Premium Outlets Whole Loan is governed by a co-lender agreement

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No. 14 – Birch Run Premium Outlets

as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Birch Run Premium Outlets Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,500,000	$36,500,000	BMO 2026-C14	Yes
A-2-1	$10,000,000	$10,000,000	WFCM 2026-C66	No
A-2-2	$7,000,000	$7,000,000	BMO 2026-C15	No
A-3	$6,500,000	$6,500,000	BMO 2026-C15	No
A-4	$18,500,000	$18,500,000	BMO 2026-C14	No
A-5-1	$5,000,000	$5,000,000	WFCM 2026-C66	No
A-5-2	$3,000,000	$3,000,000	BMO 2026-C15	No
A-6	$3,500,000	$3,500,000	BMO 2026-C15	No
Whole Loan	$90,000,000	$90,000,000

The Property. The Birch Run Premium Outlets Property is a 593,930 square foot outlet center located in Birch Run, Michigan. The largest tenants at the Birch Run Premium Outlets Property by NRA are Pottery Barn, Lee Wrangler and Old Navy, with other major tenants including BRIDAL By Viper Apparel, Nike Factory Store, Polo Ralph Lauren, Gap Outlet, Goodwill, Shoe Dept. Encore and many more. Built in 1986 and renovated in 2010, the Birch Run Premium Outlets Property is situated on a 91.75-acre parcel and contains 4,823 parking spaces, which results in a parking ratio of approximately 8.12 spaces per 1,000 square feet of NRA. As of October 8, 2025, the Birch Run Premium Outlets Property was 90.1% leased based on NRA (including temporary tenants) and 73.5% leased, excluding temporary tenants, by 76 tenants. Temporary tenants occupy approximately 16.6% of the NRA and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month in-line sales per square foot as of August 31, 2025 is approximately $360 per square foot.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	TTM 8/31/2025 Sales PSF
Inline Sales (< 10,000 SF)	$360	$271	$427	$380	$375	$372	$360
Occupancy Cost	12.8%	16.8%	10.9%	12.2%	12.9%	13.1%	13.1%
(1)	Information obtained from the borrower.

Major Tenants. The three largest tenants based on underwritten base rent are Under Armour, The North Face and Columbia Sportswear Company.

Under Armour (10,011 square feet; 1.7% of NRA; 6.4% of underwritten base rent). Under Armour is an inventor, marketer, and distributor of branded performance athletic apparel, footwear, and accessories. Under Armour has been a tenant at the Birch Run Premium Outlets Property since March 2015.

The North Face (5,500 square feet; 0.9% of NRA; 4.6% of underwritten base rent). The North Face is a supplier of outdoor performance clothing and gear for hiking, skiing, trail running and camping. The North Face has been a tenant at the Birch Run Premium Outlets Property since February 2022. The North Face is on a lease expiring January 31, 2027 with no renewal or termination options.

Columbia Sportswear Company (9,690 square feet; 1.6% of NRA; 4.4% of underwritten base rent). Columbia Sportswear Company is a global outdoor brand that crafts active lifestyle gear including apparel, footwear, and accessories. Columbia Sportswear Company has a family of brands, including Sorel, prAna, and Mountain Hardwear, that has grown to over 10,000 employees, with products available for sale in over 100 countries. Columbia Sportswear Company has been a tenant at the Birch Run Premium Outlets Property since July 2010, and has a lease expiration on January 31, 2032. Columbia Sportswear Company has no renewal options or termination options.

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No. 14 – Birch Run Premium Outlets

The following table presents certain information relating to the current and historical occupancy of the Birch Run Premium Outlets Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	TTM 9/31/2025	Current(2)
93.7%	93.5%	88.7%	89.0%	98.0%	97.0%	92.8%	90.1%
(1)	Historical occupancy is as of December 31 for each respective year and represents the inline occupancy including square footage from temporary tenants. Information obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of October 8, 2025. Excluding temporary tenants, the current occupancy is 73.5%.

Appraisal. According to the appraisal, the Birch Run Premium Outlets Property had an “as-is” appraised value of $158,700,000 as of October 19, 2025. The appraisal also concluded to a “prospective market value upon stabilization” of $174,900,000 as of November 1, 2027. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$158,700,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the Birch Run Premium Outlets Property.

The following table presents certain information relating to the ten largest tenants by underwritten base rent (of which certain tenants may have co-tenancy provisions) at the Birch Run Premium Outlets Property:

Top 10 Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Under Armour	NR/B2/BB-	10,011	1.7%	$75.68	$757,632	6.4%	3/31/2030
The North Face	NR/Ba3/BB	5,500	0.9	$99.04	544,746	4.6	1/31/2027
Columbia Sportswear Company	NR/NR/NR	9,690	1.6	$54.02	523,454	4.4	1/31/2032
Old Navy	NR/Ba3/BB	19,589	3.3	$23.20	454,397	3.9	7/31/2027
Lee Wrangler	NR/Ba3/BB	23,975	4.0	$14.60	350,000	3.0	1/1/2029
American Eagle Outfitters	NR/NR/NR	5,806	1.0	$69.16	401,535	3.4	4/30/2030
Nike Factory Store	NR/A2/A+	12,500	2.1	$44.02	550,250	4.7	1/1/2035
Coach	NR/Baa2/BBB	8,000	1.3	$47.22	377,725	3.2	1/31/2027
Eddie Bauer Outlet	NR/NR/NR	6,500	1.1	$53.77	349,477	3.0	7/31/2028
Aeropostale	NR/NR/NR	6,136	1.0	$55.46	340,319	2.9	1/31/2027
Total/Wtd. Avg.		107,707	18.1%	$43.17	$4,649,535	39.5%

Other Tenants		328,848	55.4	$21.67	7,125,676	60.5

Occupied Collateral Total		436,555	73.5%	$26.97	$11,775,212	100.0%
Temporary Tenants		98,690	16.6
Vacant Space		58,685	9.9
Total/Wtd. Avg.		593,930	100.0%
(1)	Based on the underwritten rent roll dated as of October 8, 2025.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes $220,936 of rent steps through December 2026.

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No. 14 – Birch Run Premium Outlets

The following table presents a summary of sales for certain tenants at the Birch Run Premium Outlets Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	TTM 8/31/2025 Sales (PSF)
Under Armour	$909.87	$710.66	$922.45	$770.27	$776.41	$790.87	$755.64
Old Navy	$263.30	$248.36	$296.67	$226.38	$233.40	$236.19	$234.62
Lee Wrangler	$163.89	$114.94	NAV	$90.64	$92.91	$95.20	$96.79
Nike Factory Store	$957.78	$767.34	$979.05	$1,078.35	$1,186.88	$1,226.46	$1,219.89
Gap Outlet	$209.15	$154.65	$229.45	$181.62	$201.78	$211.84	$204.77
Polo Ralph Lauren	$321.53	$247.09	$330.83	$254.77	$252.41	$240.89	$238.11
Shoe Dept. Encore	NAV	$104.99	$160.51	$162.57	$129.85	$156.62	$131.18
Goodwill	NAV	NAV	NAV	$83.43	$162.46	$156.52	$150.33
Pottery Barn	$198.60	$143.67	$179.93	$164.76	$141.62	$123.15	$120.52
BRIDAL By Viper Apparel	$74.27	$58.22	$75.16	$77.38	$78.76	$78.87	$78.83
(1)	Information obtained from the borrower.

The following table presents certain information relating to the lease rollover schedule at the Birch Run Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant(4)	NAP	166,754	28.1%	NAP	NAP	166,754	28.1%	NAP	NAP
2026 & MTM	24	100,956	17.0	$3,116,585	26.5%	267,710	45.1%	$3,116,585	26.5%
2027	23	151,170	25.5	3,672,607	31.2	418,880	70.6%	$6,789,192	57.7%
2028	7	34,614	5.8	1,251,753	10.6	453,494	76.4%	$8,040,945	68.3%
2029	9	62,425	10.5	1,092,163	9.3	515,919	86.9%	$9,133,108	77.6%
2030	6	26,325	4.4	967,779	8.2	542,244	91.3%	$10,100,887	85.8%
2031	2	12,845	2.2	320,840	2.7	555,089	93.5%	$10,421,727	88.5%
2032	2	11,792	2.0	564,800	4.8	566,881	95.5%	$10,986,527	93.3%
2033	2	2,750	0.5	154,284	1.3	569,631	95.9%	$11,140,811	94.6%
2034	0	0	0.0	0	0.0	569,631	95.9%	$11,140,811	94.6%
2035	3	24,294	4.1	634,401	5.4	593,925	100.0%	$11,775,212	100.0%
2036	0	0	0.0	0	0.0	593,925	100.0%	$11,775,212	100.0%
2037 & Beyond	1	5	0.0	0	0.0	593,930	100.0%	$11,775,212	100.0%
Total	79	593,930	100.0%	$11,775,212	100.00%
(1)	Based on the underwritten rent roll dated October 8, 2025, inclusive of lease renewals for Lee Wrangler and Nike Factory Store.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $220,936 of rent steps through December 2026.
(4)	Vacant includes 111,155 square feet attributable to temporary tenants.

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No. 14 – Birch Run Premium Outlets

The following table presents certain information relating to the operating history and underwritten net cash flow of the Birch Run Premium Outlets Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM September 2025(1)	Underwritten	Per SF	% (2)
In Place Rent	$11,653,200	$12,346,327	$12,324,214	$11,804,794	$11,554,276	$19.45	59.7%
Contractual Rent Steps(3)	0	0	0	0	220,936	0.37	1.1
Potential Income from Vacant Space	0	0	0	0	2,682,011	4.52	13.9
Percentage in Lieu(4)	164,138	146,346	145,331	156,765	185,523	0.31	1.0
Gross Potential Rent	$11,817,338	$12,492,673	$12,469,545	$11,961,559	$14,642,745	$24.65	75.6%
Reimbursement Revenue	4,206,789	4,418,792	4,643,948	4,936,751	4,717,337	7.94	24.4
Net Rental Income	$16,024,127	$16,911,465	$17,113,493	$16,898,310	$19,360,083	$32.60	100.0%
(Vacancy)	0	0	0	0	-2,682,011	(4.52)	(13.9)
Percentage Rent(4)	834,994	753,579	723,485	542,708	354,844	0.60	1.8
Temporary Tenants	666,855	1,045,834	1,013,010	998,970	998,970	1.68	5.2
Other Income(5)	93,153	98,395	136,474	176,843	100,034	0.17	0.5
Effective Gross Income	$17,619,129	$18,809,273	$18,986,462	$18,616,831	$18,131,921	$30.53	93.7%
Total Expenses	3,895,868	4,176,992	4,239,484	4,415,928	4,368,908	7.36	24.1
Net Operating Income	$13,723,261	$14,632,281	$14,746,978	$14,200,903	$13,763,013	$23.17	75.9%
TI/LC	0	0	0	0	593,930	1.00	3.3
Capital Expenditures	0	0	0	0	118,786	0.20	0.7
Net Cash Flow	$13,723,261	$14,632,281	$14,746,978	$14,200,903	$13,050,297	$21.97	72.0%
(1)	TTM September 2025 reflects the trailing 12-month period ending September 30, 2025.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through December 2026.
(4)	Underwritten based on the tenants’ TTM 8/31/2025 sales.
(5)	Other Income includes media income and other rents.

The Market. The Birch Run Premium Outlets Property is located in Birch Run, Michigan, within the Saginaw core-based statistical area (the “Saginaw CBSA”) in northern Michigan, roughly 100 miles north of Detroit and 115 miles northeast of Grand Rapids. According to the appraisal, the Saginaw CBSA had a population of 185,167 as of 2024.

The Birch Run Premium Outlets Property is located in the Saginaw, MI retail market, which consists of approximately 13.8 million square feet of space across 1,080 buildings. The Saginaw, MI retail market is mostly general retail space, accounting for 59.6% of the retail assets, while neighborhood centers make up 19.9%, and malls make up 6.1%, according to the appraisal. The Saginaw, MI retail market is located south of Lake Huron in the east-central region of Michigan’s lower peninsula. According to the appraisal, as of the second quarter of 2025, the Saginaw, MI retail market had an inventory of 13,764,463 square feet, a vacancy rate of 3.5% and an average asking rent of $12.66 per square foot.

According to the appraisal, the 2024 population within a 10-, 15- and 20-mile radius of the Birch Run Premium Outlets Property was 63,884, 190,876 and 422,859, respectively. Additionally, for the same period, the average household income within the same radii was $82,085, $68,926 and $69,541, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Birch Run Premium Outlets Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	Tenant Improvement Allowance (PSF) (New Leases / Renewal Leases)	Leasing Commissions (PSF) (New Leases / Renewal Leases)
Inline Small	$32.00	5	2.5%/Year	$30.00 / $0.00	6.00% / 3.00%
Inline Large	$31.00	5	2.5%/Year	$30.00 / $0.00	6.00% / 3.00%
Major	$30.00	5	2.5%/Year	$20.00 / $0.00	$4.00 / $2.00
Anchor	$9.00	5	Flat	$10.00 / $0.00	$4.00 / $2.00
(1)	Source: Appraisal.

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No. 14 – Birch Run Premium Outlets

The table below presents certain information relating to comparable outlet centers pertaining to the Birch Run Premium Outlets Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Birch Run Premium Outlets Property
Birch Run Premium Outlets	1986/2010	593,930	90.1%(2)	Pottery Barn, Lee Wrangler, Old Navy	NAP
Great Lakes Crossing Outlets	1998/2020	1,356,000	97.0%	Bass Pro Shops, Burlington, Nordstrom Rack, Round 1, AMC	45.0 miles
Kensington Valley Outlets	1997/NAP	314,438	89.0%	H&M, Old Navy, Nike	45.0 miles
West Branch Outlet Shops	2000/NAP	112,120	64.0%	Famous Footwear, Old Navy, Eddie Bauer	70.0 miles
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on NRA, including temporary tenants, of the underwritten rent roll as of October 8, 2025. Total Occupancy excluding temporary tenants is 73.5%.

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No. 15 – The Campus Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$19,250,000	Title:	Fee
Cut-off Date Principal Balance:	$19,250,000	Property Type – Subtype(3):	Various – Various
% of IPB:	2.7%	Net Rentable Area (SF):	281,320
Loan Purpose:	Refinance	Location:	West Chester, PA
Borrower:	Willowbrook Partners, LP	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Fredrick B. Goebert	Occupancy:	88.0%
Interest Rate:	6.43000%	Occupancy Date:	4/30/2026
Note Date:	7/23/2026	4th Most Recent NOI (As of):	$3,827,816 (12/31/2023)
Maturity Date:	8/1/2036	3rd Most Recent NOI (As of):	$3,546,771 (12/31/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,631,278 (12/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$3,536,460 (TTM 4/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	88.8%
Amortization Type:	Interest Only	UW Revenues:	$5,547,347
Call Protection:	L(24),D(90),O(6)	UW Expenses:	$1,795,048
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,752,299
Additional Debt:	No	UW NCF:	$2,953,640
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$53,700,000 / $191
Additional Debt Type:	NAP	Appraisal Date:	4/13/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$68
Taxes:	$38,126	$38,126	NAP	Maturity Date Loan / SF:	$68
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	35.8%
Replacement Reserves(1)(2):	$185,000	Springing	NAP	Maturity Date LTV:	35.8%
TI / LC Reserve(2):	$0	Springing	NAP	UW NCF DSCR:	2.35x
				UW NOI Debt Yield:	19.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,250,000	86.8%	Loan Payoff	$21,236,031	95.7%
Sponsor Equity	2,935,561	13.2	Closing Costs	726,403	3.3
			Upfront Reserves	223,126	1.0
Total Sources	$22,185,561	100.0%	Total Uses	$22,185,561	100.0%
(1)	The borrower deposited into escrow $185,000 (the “Roof Repair Deposit”) into the replacement reserve for roof repairs at the 1380 Enterprise Drive Property (as defined below), which are permitted to be used only for roof repairs at the 1380 Enterprise Drive Property.
(2)	Upon the occurrence of the debt service coverage ratio based on the immediately preceding trailing three-month period falling below 1.20x (a “DSCR Trigger Event”), and so long as no other cash flow sweep trigger event is ongoing, the borrower will have 10 days to deposit with lender $400,000 (a “DSCR Deposit”), which if such DSCR Deposit is made, (a) $56,255 (representing 14% of the DSCR Deposit) of which will be deposited in the replacement reserve and (b) $343,745 (representing 86% of the DSCR Deposit) of which will be deposited in the TI/LC reserve. If the borrower fails to make such DSCR Deposit and so long as the borrower is not then-obligated to deposit excess cash flow related to a liquidity failure event, as defined in and pursuant to The Campus Portfolio Mortgage Loan (as defined below) documents, the cash flow sweep caused by the DSCR Trigger Event will continue, and the lender will sweep all excess cash flow and deposit (a) 14% of such swept excess cash flow into the replacement reserve and (b) 86% of such swept excess cash flow into the TI/LC reserve. The borrower will be required to make an additional DSCR Deposit following the expiration of each 12-month period that the applicable DSCR Trigger Event continues, and if not adequately deposited, the excess cash flow sweep will commence pursuant to the above.
(3)	See “Portfolio Summary” below.

The Loan. The fifteenth largest mortgage loan (“The Campus Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in a portfolio of two mixed-use properties and one industrial property, totaling approximately 281,320 square feet located in West Chester, Pennsylvania (individually, the “100 Willowbrook Lane Property”, the “200, 300, 400 and 600 Willowbrook Lane Property”, the “1380 Enterprise Drive Property”, or collectively, “The Campus Portfolio Properties”). The Campus Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $19,250,000. The Campus Portfolio Mortgage Loan was originated on July 23, 2026, by KeyBank National Association. The Campus Portfolio Mortgage Loan has a 10-year term, is interest-only for the full term and accrues interest

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at a fixed rate of 6.43000% per annum on an Actual/360 basis. The scheduled maturity date of The Campus Portfolio Mortgage Loan is August 1, 2036.

The Properties. The Campus Portfolio Properties consist of two mixed-use office/industrial properties and one industrial flex property, totaling 281,320 square feet and located in West Chester, Pennsylvania. The Campus Portfolio Properties collectively consist of approximately 45.0% industrial flex space, 33.7% office space and 21.2% medical office space. As of April 30, 2026, The Campus Portfolio Properties were 88.0% occupied by 24 tenants across 34 leases. No tenant occupies more than 10.2% of the portfolio net rentable area or 10.4% of the portfolio underwritten base rent.

The following table presents certain information relating to The Campus Portfolio Properties:

Portfolio Summary
Property Name	Property Type – Subtype(1)	Year Built / Renovated(1)	SF(2)	Occ. %(2)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI(2)
200, 300, 400 and 600 Willowbrook Lane	Mixed Use – Office/Industrial	Various / Various	145,317	93.0%	$11,435,500	59.4%	$31,900,000	$2,423,373
100 Willowbrook Lane	Industrial – Flex	1979 / 2005	97,494	75.9	5,126,000	26.6	14,300,000	662,577
1380 Enterprise Drive	Mixed Use – Office/Industrial	1987 / 2021	38,509	100.0	2,688,500	14.0	7,500,000	666,349
Total / Wtd. Avg.			281,320	88.0%	$19,250,000	100.0%	$53,700,000	$3,752,299
(1)	Source: Appraisals.
(2)	Information based on the underwritten rent rolls dated April 30, 2026.

The 200, 300, 400 and 600 Willowbrook Lane Property and the 100 Willowbrook Lane Property (collectively, the “Willowbrook Properties”) together comprise a five-building, 242,811 square foot office and industrial park located in West Chester, Pennsylvania. The Willowbrook Properties are centered around a private cul-de-sac, within a business park known as The Campus, originally developed by the borrower sponsor between 1979 and 1988 as Willowbrook Business Park. The Campus business park also includes a Microtel hotel, a multifamily property and a FedEx shipping center that are not owned by the borrower sponsor.

100 Willowbrook Lane is a single-story industrial flex building, with a partial second floor, comprising a total of 97,494 square feet. Situated on a 6.8-acre site, the building was originally constructed in 1979 and renovated in 2005. The building features 18- to 22-foot clear ceiling heights, nine drive-in doors, nine dock high doors and approximately 20% office space. 100 Willowbrook Lane offers 155 surface parking spaces, resulting in a parking ratio of 1.59 spaces per 1,000 square feet.

200 Willowbrook Lane is a single-story, Class A medical office building comprising 27,549 square feet. Situated on a 2.6-acre site, the building was originally constructed in 1985 and was most recently renovated in 2019.

300 Willowbrook Lane is a single-story, Class A office building comprising 58,176 square feet. Situated on a 4.5-acre site, the building was originally constructed in 1981 and was most recently renovated in 2020. The building features several amenities that are shared with the other buildings, including a café, fitness center, multi-purpose room, conference room and outdoor courtyard with a grilling station.

400 Willowbrook Lane is a single-story, with a partial second floor, industrial flex building comprising 22,760 square feet. Situated on a 2.1-acre site, the building was originally constructed in 1984 and was most recently renovated in 2021. The building features 20-foot clear ceiling heights, two drive-in doors, three dock high doors and approximately 40% office space.

600 Willowbrook Lane is a three-story, Class A office building comprising 36,832 square feet. Situated on a 2.0-acre site, the building was originally constructed in 1988 and was most recently renovated in 2020. Collectively, the buildings that make up the 200, 300, 400 and 600 Willowbrook Property contain 514 surface parking spaces, resulting in a parking ratio of 3.54 spaces per 1,000 square feet.

The 1380 Enterprise Drive Property is a 38,509 square foot, single-story, mixed-use building, with office and industrial flex components. Situated on a 4.0-acre site, the building was originally constructed in 1987 by the borrower sponsor and was most recently renovated in 2021. The building comprises 79.6% office space, with the remaining flex component featuring

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18-foot clear ceiling heights, one drive-in door and three dock high doors. The 1380 Enterprise Drive Property includes 155 surface parking spaces, resulting in a parking ratio of 4.03 spaces per 1,000 square feet.

The following table presents certain information with respect to the historical and current occupancy of The Campus Portfolio Properties:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
90.6%	89.6%	92.8%	88.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 30, 2026.

Major Tenants.

Bimmerworks, LTD (28,804 square feet; 10.2% of portfolio NRA; 8.2% of underwritten rent): Bimmerworks, LTD (“Bimmerworks”) is an automotive repair and maintenance provider specializing in European and imported brands. Established in 1997, Bimmerworks operates a technology-driven repair facility and offers diagnostics and repairs services. Bimmerworks has occupied 28,804 square feet across three leases at the 100 Willowbrook Property since August 2025. The leases expire August 31, 2035, and contain two, five-year extension options with no early termination options.

CDHA Management LLC (23,355 square feet; 8.3% of portfolio NRA; 10.4% of underwritten rent): CDHA Management, LLC (“CDHA”) is a Pennsylvania-based healthcare management services organization that provides administrative and operational support to dental practices, allowing clinicians to focus on patient care rather than back-office functions. The parent platform associated with CDHA is Chord Specialty Dental Partners, a Nashville-based multi-specialty Dental Support Organization that supports more than 60 practices across six states. CDHA has been a tenant since 2017, initially occupying 7,930 square feet at 200 Willowbrook Lane. On January 1, 2021, CDHA relocated to 300 Willowbrook Lane under a lease for 23,355 square feet that expires April 30, 2032. The lease includes one, eight-year extension option and does not provide any early termination rights.

USI Insurance Services, LLC (22,336 square feet; 7.9% of portfolio NRA; 7.5% of underwritten rent): USI Insurance Services, LLC (“USI”) is an insurance brokerage and consulting firm providing property and casualty, employee benefits, retirement, and personal risk solutions. Founded in 1994 and headquartered in Valhalla, New York, USI has over 10,500 employees and operates a network of nearly 200 offices across the United States. USI has been a tenant at the 1380 Enterprise Drive Property since 2020, initially leasing 15,939 square feet across two suites. USI expanded to a third suite in 2022 by an additional 6,397 square feet to occupy its current footprint of 22,336 square feet. The leases are co-terminus, expiring February 28, 2031, and include one, seven-year extension option. Each lease contains an early termination option effective May 28, 2028, subject to a 365-day notice period and payment of unamortized leasing costs.

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The following table presents certain information regarding the tenants at The Campus Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Bimmerworks, LTD	NR/NR/NR	28,804	10.2%	$13.60	$391,734	8.2%	8/31/2035
CDHA Management LLC	NR/NR/NR	23,355	8.3	$21.29	497,228	10.4	4/30/2032
USI Insurance Services, LLC(4)	NR/NR/NR	22,336	7.9	$16.17	361,268	7.5	2/28/2031
Pennsylvania Liquor Control Board	Aa2/A+/AA	19,445	6.9	$10.85	211,045	4.4	6/30/2027
In Stock Cabinets Design	NR/NR/NR	16,239	5.8	$9.28	150,698	3.1	12/31/2027
Clinical Care Associates of the University	NR/NR/NR	15,957	5.7	$25.10	400,529	8.3	1/31/2029
Peirce Phelps, Inc.	NR/NR/NR	13,727	4.9	$10.89	149,487	3.1	10/31/2030
Emergency Relief Catering Co, LLC	NR/NR/NR	12,065	4.3	$10.31	124,406	2.6	5/31/2029
Keller Williams Real Estate	NR/NR/NR	11,037	3.9	$28.04	309,437	6.4	7/31/2028
Maillie, LLP	NR/NR/NR	9,577	3.4	$23.50	225,060	4.7	1/31/2027
Ten Largest Tenants		172,542	61.3%	$16.35	$2,820,892	58.8%
Remaining Occupied		75,138	26.7	26.32	1,977,562	41.2
Total Occupied		247,680	88.0%	$19.37	$4,798,454	100.0%
Vacant Space		33,640	12.0
Collateral Total		281,320	100.0%

(1)	Based on the underwritten rent rolls dated as of April 30, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of (i) contractual rent steps underwritten through June 2027 totaling $93,822 and (ii) straight-line rent totaling $12,978.
(4)	USI Insurance Services, LLC has the right to terminate its leased space effective May 28, 2028, by giving 365 days’ notice and payment of unamortized leasing costs.

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The following table presents certain information relating to the tenant lease expirations at The Campus Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	33,640	12.0%	NAP	NA	P	33,640	12.0%	NAP	NAP
MTM & 2026	0	0	0.0	$0	0.0%		33,640	12.0%	$0	0.0%
2027	5	51,188	18.2	739,001	15.4		84,828	30.2%	$739,001	15.4%
2028	4	22,759	8.1	657,208	13.7		107,587	38.2%	$1,396,209	29.1%
2029	7	34,414	12.2	680,009	14.2		142,001	50.5%	$2,076,218	43.3%
2030	4	29,226	10.4	532,979	11.1		171,227	60.9%	$2,609,197	54.4%
2031	7	35,765	12.7	707,283	14.7		206,992	73.6%	$3,316,481	69.1%
2032	2	31,221	11.1	684,045	14.3		238,213	84.7%	$4,000,526	83.4%
2033	1	7,808	2.8	215,110	4.5		246,021	87.5%	$4,215,637	87.9%
2034	1	6,495	2.3	191,083	4.0		252,516	89.8%	$4,406,719	91.8%
2035	3	28,804	10.2	391,734	8.2		281,320	100.0%	$4,798,454	100.0%
2036	0	0	0.0	0	0.0		281,320	100.0%	$4,798,454	100.0%
2037 & Beyond	0	0	0.0	0	0.0		281,320	100.0%	$4,798,454	100.0%
Total	34	281,320	100.0%	$4,798,454	100.0%
(1)	Based on the underwritten rent rolls dated as of April 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of (i) contractual rent steps underwritten through June 2027 totaling $93,822 and (ii) straight-line rent totaling $12,978.

Appraisal. According to the appraisals, The Campus Portfolio Properties had a combined “as-is” appraised value of $53,700,000 as of April 13, 2026.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate
200, 300, 400 and 600 Willowbrook Lane	Income Capitalization Approach	$31,900,000	7.75%
100 Willowbrook Lane	Income Capitalization Approach	$14,300,000	6.25%
1380 Enterprise Drive	Income Capitalization Approach	$7,500,000	7.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental reports dated between April 23, 2026, and April 24, 2026, there was no evidence of any recognized environmental conditions at The Campus Portfolio Properties.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Campus Portfolio Properties:

Operating History and Underwritten Net Cash Flow
2023	2024	2025	TTM 4/30/2026	Underwritten	Per SF	%(1)
Base Rent	$4,254,803	$4,273,301	$4,302,792	$4,456,097	$4,691,654	$16.68	75.1%
Straight-Line Rent and Rent Steps(2)	0	0	0	0	106,800	0.38	1.7
Vacant Income	0	0	0	0	512,640	1.82	8.2
Reimbursements	1,014,762	907,782	925,930	860,742	938,673	3.34	15.0
Other Income	(4,504)	13,042	2,088	227	0	0.00	0.0
Gross Potential Income	$5,265,061	$5,194,124	$5,230,810	$5,317,066	$6,249,767	$22.22	100.0%
Vacancy / Credit Loss	0	0	0	0	(702,420)	(2.50)	(11.2)
Effective Gross Income	$5,265,061	$5,194,124	$5,230,810	$5,317,066	$5,547,347	$19.72	88.8%
Total Expenses	1,437,245	1,647,354	1,599,532	1,780,606	1,795,048	6.38	32.	4
Net Operating Income	$3,827,816	$3,546,771	$3,631,278	$3,536,460	$3,752,299	$13.34	67.6%
Capital Expenditures	0	0	183	183	96,552	0.34	1.7
TI/LC	0	1,010	1,573	1,573	702,106	2.50	12.7
Net Cash Flow	$3,827,816	$3,545,761	$3,629,522	$3,534,704	$2,953,640	$10.50	53.2%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Includes (i) contractual rent steps underwritten through June 2027 totaling $93,822 and (ii) straight-line rent totaling $12,978.

The Market. The Campus Portfolio Properties are located in West Chester, Pennsylvania, within the Philadelphia metropolitan area, which as of 2025 had a population of 6.3 million people and was the eighth most populated metropolitan area in the United States. The Campus Portfolio Properties are located approximately 20 miles west of the Philadelphia central business district, on the western fringe of the Philadelphia Main Line suburbs.

The Willowbrook Properties are located immediately off the Route 202 bypass, and the 1380 Enterprise Drive Property is located one mile south of the Route 202 bypass. Route 202 is a major highway that circles West Chester and provides access to Business Route 322 and the Route 29 interchange of the Pennsylvania Turnpike. The Willowbrook Properties’ immediately surrounding neighborhood is developed with property uses that include single family to the south and office, industrial, and flex properties to the west and northeast. The area surrounding the 1380 Enterprise Drive Property primarily includes office, industrial and flex properties, as well as multifamily and residential further out.

According to a third-party market research report, as of the second quarter of 2026, the Chester industrial submarket was comprised of approximately 42.6 million square feet of industrial space with a market vacancy of 7.2% and market rents of $14.70 per square foot.

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The following table presents information relating to comparable industrial flex leases for The Campus Portfolio Properties:

Comparable Flex Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Various(2) West Chester, PA	Various / Various	281,320	Various	Various	Various	5.0 - 10.1	$9.28 - $15.91
1302 Goshen Parkway West Chester, PA	1999 / NAP	76,150	Ingersoll Rand	76,150	Sep-26	10.3	$11.25
455 East Park Way Broomall, PA	1980 / NAP	25,895	PA Epoxy	3,300	Jun-25	5.0	$13.00
6 Horne Drive Folcroft, PA	1985 / 2001	31,138	Globoyz	31,138	Feb-25	10.6	$11.25
15 Hagerty Boulevard West Chester, PA	2009 / NAP	21,500	Clover Leaf Automotive	4,388	May-24	5.0	$14.00
208 Carter Drive West Chester, PA	1960 / 1985	90,150	Boulden Energy Systems	4,030	May-24	5.0	$14.50
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 30, 2026. Lease Term (years) and Annual Rent PSF for The Campus Portfolio Properties are based on the lease terms and underwritten base rent for the industrial tenants only.

According to a third-party market research report, as of the second quarter of 2026, the West Chester office submarket was comprised of approximately 5.3 million square feet of office space with a market vacancy of 4.8% and market rents of $24.77 per square foot. The appraisals identified nine comparable office leases that contain high-end flex space, with lease sizes ranging from 1,870 to 76,793 square feet and triple net rental rates ranging from $16.00 to $31.75 per square foot. The appraisals identified five comparable medical office leases with sizes ranging from 3,000 to 76,793 square feet and triple net rental rates ranging from $21.25 to $31.75 per square foot.

The following table presents certain market demographic information with respect to The Campus Portfolio Properties.

Demographic Summary(1)
	2025 Estimated Population			2025 Median Household Income
Property	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	One-Mile Radius	Three-Mile Radius	Five-Mile Radius
200, 300, 400 and 600 Willowbrook Lane	6,074	59,797	108,722	$86,965	$107,744	$127,575
100 Willowbrook Lane	6,074	59,797	108,722	$86,965	$107,744	$127,575
1380 Enterprise Drive	4,871	50,534	127,158	$142,453	$118,682	$127,258
(1)	Source: Appraisals.

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ANNEX C

MORTGAGE POOL INFORMATION

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Annex C	BMO 2026-C15
Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV (2)(4)(5)(6)
Retail	Anchored	6	$132,853,436	18.4%	1.49x	11.2%	61.3%	59.9%
	Super Regional Mall	1	72,000,000	9.96	2.98x	21.2%	40.2%	40.2%
	Outlet Center	1	20,000,000	2.8	1.92x	15.3%	56.7%	50.8%
	Shadow Anchored	1	8,840,000	1.2	1.63x	11.2%	65.2%	65.2%
	Subtotal / Weighted Average:	9	$233,693,436	32.3%	1.99x	14.6%	54.5%	53.2%
Self Storage	Self Storage	46	$154,416,488	21.4%	1.64x	11.8%	50.8%	42.7%
Industrial	Warehouse/Distribution	2	$55,445,000	7.7%	1.56x	10.5%	54.1%	54.1%
	Manufacturing/Warehouse/ Distribution	1	22,210,000	3.1	1.62x	11.2%	62.2%	62.2%
	Warehouse	6	21,349,934	3.0	1.53x	12.9%	48.6%	42.0%
	Flex	1	5,126,000	0.7	2.35x	19.5%	35.8%	35.8%
	Manufacturing	1	4,600,000	0.6	1.49x	12.0%	63.4%	55.2%
	Subtotal / Weighted Average:	11	$108,730,934	15.0%	1.60x	11.6%	54.2%	52.6%
Multifamily	Cooperative	19	$96,082,626	13.3%	6.82x	48.8%	17.0%	15.8%
Office	Suburban	2	$45,500,000	6.3%	2.08x	16.3%	55.0%	53.8%
	CBD	2	39,000,000	5.4	1.56x	13.5%	62.3%	57.6%
	Subtotal / Weighted Average:	4	$84,500,000	11.7%	1.84x	15.0%	58.3%	55.6%
Other	Leased Fee	2	$19,152,000	2.6%	1.24x	8.7%	67.0%	63.5%
Mixed Use	Office/Industrial	2	$14,124,000	2.0%	2.35x	19.5%	35.8%	35.8%
Hospitality	Limited Service	1	$6,495,942	0.9%	2.07x	18.4%	52.0%	45.4%
Manufactured Housing	Manufactured Housing	1	$5,644,000	0.8%	1.38x	9.1%	63.8%	63.8%
Total / Weighted Average:		95	$722,839,427	100.0%	2.46x	18.1%	49.2%	46.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.
(5)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.
(6)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.

C-1

Annex C	BMO 2026-C15
Collateral Characteristics

WA N/A
OR 0.4%
CA 10.4%
NV 4.4%
ID 0.5%
MT N/A
WY N/A
UT N/A
AZ 10.5%
CO 2.3%
NM N/A
ND N/A
SD N/A
NE N/A
KS 0.4%
OK 1.4%
TX 1.9%
MN 0.2%
IA 0.2%
MO N/A
AR N/A
LA N/A
WI 0.6%
IL 3.5%
MI 2.8%
IN N/A
OH 4.4%
KY N/A
TN 0.5%
MS 0.6%
AL 1.2%
GA 0.6%
FL 10.5%
SC 0.4%
NC 1.1%
VA N/A
WV N/A
PA 3.1%
NY 23.7%
VT N/A
ME N/A
NH N/A
MA 1.3%
RI N/A
CT 0.4%
NJ 10.9%
DE N/A
MD 1.3%
DC N/A
AK 0.7%
HI N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

C-2

Annex C	BMO 2026-C15
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV (2)(4)(5)(6)
New York	28	$171,162,626	23.7%	4.61x	33.2%	32.4%	30.5%
New Jersey	7	78,766,801	10.9	1.37x	10.5%	58.3%	54.7%
Arizona	2	75,889,965	10.5	2.90x	20.6%	41.1%	40.4%
Florida	10	75,700,205	10.5	1.75x	12.3%	58.1%	55.7%
California	3	75,162,500	10.4	1.28x	9.5%	61.2%	59.1%
Nevada	4	31,955,768	4.4	2.04x	16.4%	47.4%	41.1%
Ohio	2	31,495,942	4.4	1.86x	14.5%	62.8%	61.4%
Illinois	2	25,005,825	3.5	1.61x	11.4%	60.7%	59.9%
Pennsylvania	4	22,410,000	3.1	2.24x	18.4%	38.3%	36.6%
Michigan	1	20,000,000	2.8	1.92x	15.3%	56.7%	50.8%
Colorado	2	16,540,000	2.3	1.48x	10.2%	64.8%	64.8%
Texas	4	13,486,488	1.9	1.47x	11.3%	51.7%	42.7%
Oklahoma	1	10,000,000	1.4	1.57x	11.5%	64.5%	64.5%
Maryland	4	9,646,077	1.3	1.47x	11.1%	48.4%	40.3%
Massachusetts	3	9,632,000	1.3	1.57x	11.2%	56.5%	48.5%
Alabama	3	8,900,000	1.2	1.54x	12.0%	53.3%	41.4%
North Carolina	2	7,641,921	1.1	1.53x	12.9%	48.6%	42.0%
Alaska	1	5,050,000	0.7	3.71x	22.0%	29.9%	29.9%
Wisconsin	1	4,600,000	0.6	1.49x	12.0%	63.4%	55.2%
Mississippi	1	4,507,208	0.6	1.53x	12.9%	48.6%	42.0%
Georgia	2	4,065,142	0.6	1.47x	11.5%	54.5%	42.3%
Tennessee	1	3,863,321	0.5	1.53x	12.9%	48.6%	42.0%
Idaho	1	3,652,743	0.5	1.33x	10.4%	57.0%	44.2%
Connecticut	1	3,060,000	0.4	1.54x	12.0%	53.3%	41.4%
Oregon	1	2,960,000	0.4	1.54x	12.0%	53.3%	41.4%
South Carolina	1	2,582,114	0.4	1.33x	10.4%	57.0%	44.2%
Kansas	1	2,541,659	0.4	1.53x	12.9%	48.6%	42.0%
Iowa	1	1,417,014	0.2	1.33x	10.4%	57.0%	44.2%
Minnesota	1	1,144,107	0.2	1.33x	10.4%	57.0%	44.2%
Total / Weighted Average:	95	$722,839,427	100.0%	2.46x	18.1%	49.2%	46.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.
(5)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.
(6)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.

C-3

Annex C	BMO 2026-C15
Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
$1,352,593	-	$9,999,999	29	$138,860,058	19.2%	6.39494%	118	4.68x	33.9%	37.0%	34.7%
$10,000,000	-	$19,999,999	8	112,761,935	15.6	6.39140%	119	2.11x	16.0%	48.3%	45.5%
$20,000,000	-	$29,999,999	7	152,504,934	21.1	6.33226%	117	2.12x	15.1%	50.6%	48.5%
$30,000,000	-	$39,999,999	3	99,500,000	13.8	7.00389%	119	1.57x	12.3%	59.0%	58.0%
$40,000,000	-	$49,999,999	2	91,900,000	12.7	6.04804%	120	1.43x	11.2%	55.2%	42.8%
$50,000,000	-	$59,999,999	1	55,312,500	7.7	6.81300%	120	1.24x	8.8%	61.5%	61.5%
$60,000,000	-	$72,000,000	1	72,000,000	9.96	6.65700%	119	2.98x	21.2%	40.2%	40.2%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
5.73000%	-	5.99999%	6	$61,547,000	8.5%	5.84448%	115	2.53x	15.5%	39.7%	39.6%
6.00000%	-	6.49999%	27	284,595,661	39.4	6.21046%	119	3.29x	24.4%	42.0%	36.3%
6.50000%	-	6.99999%	15	329,400,824	45.6	6.72586%	118	1.89x	14.1%	56.3%	54.7%
7.00000%	-	7.23500%	3	47,295,942	6.5	7.20096%	120	1.40x	11.0%	54.9%	54.0%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
116	1	$20,445,000	2.8%	5.73000%	109	2.00x	11.7%	53.1%	53.1%
120	49	681,894,427	94.3	6.50892%	119	2.48x	18.2%	49.3%	46.1%
121	1	20,500,000	2.8	6.23000%	121	2.43x	19.8%	42.0%	39.4%
Total / Weighted Average:	51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Remaining Term to Maturity in Months

							Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
109	-	119	36	$412,382,927	57.1%	6.51320%	117	2.94x	21.5%	48.2%	46.1%
120	-	121	15	310,456,500	42.9	6.43352%	120	1.84x	13.6%	50.5%	46.2%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.
(4)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.
(5)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.
C-4

Annex C	BMO 2026-C15
Collateral Characteristics

Original Amortization Term in Months

						Weighted Average
Range of Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Interest Only			22	$396,353,500	54.8%	6.58000%	118	2.30x	15.8%	49.2%	49.2%
204	-	300	4	95,852,593	13.3	6.05412%	120	1.79x	14.6%	53.1%	41.2%
324	-	360	22	216,736,671	30.0	6.50440%	118	2.90x	22.8%	49.2%	44.4%
480			3	13,896,663	1.9	6.13160%	119	4.95x	34.1%	18.9%	17.7%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Remaining Amortization Term in Months

							Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Interest Only			22	$396,353,500	54.8%	6.58000%	118	2.30x	15.8%	49.2%	49.2%
202	-	240	2	3,952,593	0.5	6.19551%	119	10.16x	93.5%	5.3%	3.4%
300	-	360	24	308,636,671	42.7	6.36851%	119	2.46x	19.4%	51.0%	43.9%
478	-	480	3	13,896,663	1.9	6.13160%	119	4.95x	34.1%	18.9%	17.7%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Interest Only	22	$396,353,500	54.8%	6.58000%	118	2.30x	15.8%	49.2%	49.2%
Interest Only, Amortizing Balloon	8	125,330,000	17.3	6.48537%	118	1.68x	13.6%	57.9%	53.3%
Amortizing Balloon	19	109,255,927	15.1	6.46763%	118	4.82x	37.4%	33.8%	29.4%
Amortizing Balloon - ARD	2	91,900,000	12.7	6.04804%	120	1.43x	11.2%	55.2%	42.8%
Total / Weighted Average:	51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
1.16x	-	1.19x	1	$16,000,000	2.2%	6.16400%	119	1.16x	8.5%	67.8%	63.6%
1.20x	-	1.29x	2	61,112,500	8.5	6.85115%	120	1.24x	8.9%	61.3%	61.3%
1.30x	-	1.39x	5	109,494,000	15.1	6.56649%	120	1.32x	10.1%	57.9%	51.6%
1.40x	-	1.49x	4	31,866,488	4.4	6.61313%	117	1.45x	11.8%	60.6%	54.1%
1.50x	-	1.59x	5	111,849,934	15.5	6.40109%	119	1.56x	12.5%	54.8%	47.6%
1.60x	-	1.99x	8	134,692,936	18.6	6.62601%	117	1.79x	13.2%	59.7%	58.1%
2.00x	-	37.73x	26	257,823,569	35.7	6.31354%	119	4.19x	30.0%	32.1%	31.3%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.
(4)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.
(5)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.
C-5

Annex C	BMO 2026-C15
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
2.2%	-	49.9%	27	$265,732,560	36.8%	6.34170%	119	4.07x	29.3%	31.5%	30.2%
50.0%	-	59.9%	9	200,818,366	27.8	6.38266%	118	1.56x	11.9%	54.8%	47.6%
60.0%	-	64.9%	11	197,448,500	27.3	6.73606%	119	1.49x	11.2%	62.0%	60.6%
65.0%	-	68.1%	4	58,840,000	8.1	6.56500%	117	1.55x	11.7%	66.5%	64.1%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

LTV Ratios as of the Maturity Date(1)(3)(4)(5)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
1.8%	-	49.9%	32	$385,305,927	53.3%	6.29507%	119	3.28x	24.0%	38.7%	34.4%
50.0%	-	59.9%	9	149,175,000	20.6	6.68152%	117	1.57x	12.0%	58.4%	55.3%
60.0%	-	64.9%	8	154,518,500	21.4	6.70263%	119	1.46x	10.4%	62.8%	62.4%
65.0%	-	65.6%	2	33,840,000	4.7	6.65885%	117	1.76x	12.9%	65.5%	65.5%
Total / Weighted Average:			51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Defeasance	23	$514,711,930	71.2%	6.43422%	118	1.96x	14.3%	52.1%	48.8%
Yield Maintenance	26	180,417,496	25.0	6.60674%	119	4.04x	30.0%	39.4%	36.8%
Defeasance or Yield Maintenance	2	27,710,000	3.8	6.47850%	119	1.61x	11.3%	58.2%	57.3%
Total / Weighted Average:	51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)(5)
Refinance	42	$518,688,427	71.8%	6.55354%	119	2.81x	20.6%	45.6%	43.7%
Acquisition	6	$106,451,000	14.7	6.44757%	116	1.71x	12.4%	60.9%	59.9%
Recapitalization	3	97,700,000	13.5	6.11732%	120	1.42x	11.1%	55.4%	43.8%
Total / Weighted Average:	51	$722,839,427	100.0%	6.47898%	119	2.46x	18.1%	49.2%	46.1%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 7, 8, 9, 11, 14 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine companion loans(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.
(4)	In the case of Loan Nos. 3 and 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Portfolio” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is Assuming Capital Reserves” assumption. In the case of Loan No. 7, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “As Is (Funded Reserve)” assumption. In the case of Loan No. 19, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “A Prospective Market Value Upon Stabilization” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for additional details.
(5)	In the case of Loan Nos. 3 and 4, the mortgage loans have anticipated repayment dates and presented as if they were to mature on the related anticipated repayment date.
C-6

Annex C	BMO 2026-C15
Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	BMO, CREFI	Arizona Mills	Tempe, AZ	Retail	$72,000,000	9.96%	GMACC 2000-C3; JPMCC 2010-C2; BANK 2021-BN36; BANK 2021-BN37
2	Natixis	Orchard at Saddleback	Lake Forest, CA	Retail	$55,312,500	7.7%	MSC 2016-UBS12; MSC 2016-BNK2
6	GACC	The Falls	Miami, FL	Retail	$34,500,000	4.8%	GSMS 2016-GS3, MSC 2016-UB12 and WFCM 2016-NXS6
14	BMO, Natixis	Birch Run Premium Outlets	Birch Run, MI	Retail	$20,000,000	2.8%	CD 2016-CD1; CD 2016-CD2; COMM 2016-COR1; COMM 2016-DC2
18	KeyBank	Gateway Plaza	Visalia, CA	Retail	$14,250,000	2.0%	MSC 2016-UB11
19	CREFI	CooperTowne Center	Somerdale, NJ	Retail	$12,990,936	1.8%	INFN 2025-1
23	SMC, BMO	One Commerce Plaza	Albany, NY	Office	$9,000,000	1.2%	CFCRE 2016-C3, CFCRE 2016-C4
24	Natixis	Centennial Center	Louisville, CO	Retail	$8,840,000	1.2%	CGCMT 2016-C1
25	Natixis	Grizzly Self Storage Portfolio	Various, TX	Self Storage	$8,186,488	1.1%	DBJPM 2016-C3
27	NWL	CubeSmart Self Storage	Aurora, CO	Self Storage	$7,700,000	1.1%	LNSTR 2017-5
28	NCB	16 N. Broadway Owners, Inc.	White Plains, NY	Multifamily	$6,900,000	1.0%	WFCM 2016-LC24
29	NCB	245-55 Bronx River Owners, Inc.	Yonkers, NY	Multifamily	$6,638,761	0.9%	BANK 2019-BNK24
34	GACC	Security Public Storage – Frederick	Frederick, MD	Self Storage	$5,500,000	0.8%	WFCM 2016-BNK1
36	SMC	Publix Self Storage	Anchorage, AK	Self Storage	$5,050,000	0.7%	WFCM 2016-BNK1
38	NCB	Interlaken Owners, Inc.	Eastchester, NY	Multifamily	$4,492,395	0.6%	WFCM 2016-C35
39	NCB	210 E. Broadway Owners Corp.	Long Beach, NY	Multifamily	$4,300,000	0.6%	WFCM 2016-LC24
41	NCB	5601 Riverdale Owners Corp.	Bronx, NY	Multifamily	$3,998,904	0.6%	BANK 2018-BNK11
44	NCB	2165 Matthews Avenue Owners, Inc.	Bronx, NY	Multifamily	$2,997,758	0.4%	WFCM 2016-LC24
45	NCB	Beach House Owners Corp.	Long Beach, NY	Multifamily	$2,600,000	0.4%	WFCM 2016-LC24
49	NCB	Barclay Plaza Owners, Inc.	Flushing, NY	Multifamily	$1,647,454	0.2%	WFCM 2016-C32
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
C-7

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ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

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Distribution Date:
Determination Date:
CONTACT INFORMATION	CONTENTS
	Distribution Summary	2
	Distribution Summary (Factors)	3
	Interest Distribution Detail	4
	Principal Distribution Detail	5
	Reconciliation Detail	6
	Mortgage Loan Detail	7
	NOI Detail	8
	Delinquency Loan Detail	9
	Appraisal Reduction Detail Loan	11
	Modification Detail Specially	13
	Serviced Loan Detail	15
	Unscheduled Principal Detail	17
	Liquidated Loan Detail	19

Deal Contact:

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Determination Date:

Distribution Summary

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Pass- Through Rate (4)	Accrual Day Count Fraction (5)	Accrual Dates (6)	Interest Distributed (7)	Principal Distributed (8)	Yield Maintenance Distributed (9)	Prepayment Penalties Distributed (10)	Total Distributed (11)=(7+8+9+10)	Deferred Interest (12)	Realized Loss (13)	Current Principal Balance (14)=(3-8+12-13)

Totals

Notional Classes

Totals

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Determination Date:

Distribution Summary (Factors)

PER $1,000 OF ORIGINAL BALANCE

Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

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Determination Date:

Interest Distribution Detail

 DISTRIBUTION IN DOLLARS

Class (1)	Prior Principal Balance (2)	Pass- Through Rate (3)	Next Pass- Through Rate (4)	Accrual Day Count Fraction (5)	Optimal Accrued Interest (6)	Prior Unpaid Interest (7)	Interest on Prior Unpaid Interest (8)	Non-Recov. Interest Shortfall (9)	Interest Due (10)=(6)+(7)+(8)-(9)	Deferred Interest (11)	Interest Distributed (12)	Current Unpaid Interest (13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

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Determination Date:

Principal Distribution Detail

 DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Scheduled Principal Distribution (4)	Unscheduled Principal Distribution (5)	Accreted Principal (6)	Current Realized Loss (7)	Current Principal Recoveries (8)	Current Principal Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)	Cumulative Realized Loss (10)	Original Class (%) (11)	Current Class (%) (12)	Original Credit Support (13)	Current Credit Support (14)

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Determination Date:

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS
Interest Funds Available	Scheduled Fees
Total Interest Funds Available:	Total Scheduled Fees:
Principal Funds Available	Additional Fees, Expenses, etc.
Total Principal Funds Available:	Total Additional Fees, Expenses, etc.:
Other Funds Available	Distribution to Certificateholders
Total Other Funds Available:	Total Distribution to Certificateholders:
Total Funds Available	Total Funds Allocated

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Determination Date:

Mortgage Loan Detail

Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties
Mod. Code (3)
1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

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NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

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Determination Date:

Delinquency Loan Detail

Loan Number	OMCR	# of Months Delinq	Actual Principal Balance	Paid Through Date	Current P & I Advances (Net of ASER)	Total P & I Advances Outstanding	Cumulative Accrued Unpaid Advance Interest	Other Expense Advance Outstanding	Payment Status of Loan (1)	Workout Strategy (2)	Most Recent Special Serv Transfer Date	Foreclosure Date	Bankruptcy Date	REO Date
There is no Delinquency Loan Detail for the current distribution period.
Totals

Payment Status of Loan (1)
A. In Grace Period	3. 90+ Days Delinquent
B. Late, but less than 30 Days	4. Performing Matured Balloon
0. Current	5. Non Performing Matured Balloon
1. 30-59 Days Delinquent	7. Foreclosure
2. 60-89 Days Delinquent	9. REO

Workout Strategy (2)
1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

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Historical Delinquency Information

Distribution Date	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

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Determination Date:

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount
There is no Appraisal Reduction activity for the current distribution period.
Totals

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Determination Date:

Historical Appraisal Reduction Detail

Distribution Date	Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount
There is no historical Appraisal Reduction activity.
Totals

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Determination Date:

Loan Modification Detail

Loan Number	OMCR	Property Name	Modification Date	Modification Code (1)	Modification Description
There is no Loan Modification activity for the current distribution period.
Totals

Modification Code (1)
1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

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Distribution Date:
Determination Date:

Historical Loan Modification Detail

Distribution Date	Loan	OMCR	Property Name	Modification Date	Modification Code (1)	Modification Description
There is no historical Loan Modification activity.
Totals

Modification Code (1)
1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

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Determination Date:

Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer
There is no Specially Serviced Loan activity for the current distribution period.
Totals

Workout Strategy (1)
1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

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Determination Date:

Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART
There is no historical Specially Serviced Loan activity.
Totals

Workout Strategy (1)
1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

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Distribution Date:
Determination Date:

Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

There is no unscheduled principal activity for the current distribution period.
Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

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Determination Date:

Historical Unscheduled Principal Detail

Distribution Date	Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium
Totals	There is no historical unscheduled principal activity.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

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Determination Date:

Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)
There is no Liquidated Loan activity for the current distribution period.
Totals

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Distribution Date:
Determination Date:

Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)
There is no historical Liquidated Loan activity.
Totals

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ANNEX E-1A

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of BMO, JPMCB, KeyBank, NCB, NREC, NWL, SGFC, SMC, UBS AG New York Branch and Wells Fargo Bank (each referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the Certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charges) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
E-1A-1

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.
(5)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents, (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
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(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.
(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule E-1A-1 to this Annex E-1A.
(9)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.
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(10)	Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(11)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.
(13)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(14)	Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.
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(15)	Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of an Outside Serviced Mortgage Loan, to the depositor under the related Outside Servicing Agreement or the related Outside Servicer for the related Other Securitization Trust).
(16)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original

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principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)	Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future),
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in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

(19)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(21)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.
(22)	Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Issuing Entity.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified
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under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(25)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.
(27)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).
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(28)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33), in each case of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the condemnation proceeds or the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.
(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism,
E-1A-9

as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-1B; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1A-1 to this Annex E-1A, or future permitted mezzanine debt as set forth on Schedule E-1A-2 to this Annex E-1A or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule E-1A-3 to this Annex E-1A or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(32)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right
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of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
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(d)	The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;
(e)	Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;
(j)	Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
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(36)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.
(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule E-1A-4 to this Annex E-1A, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.
(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the
E-1A-13

related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.
(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.
(45)	Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex E-1A, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex E-1A, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

E-1A-14

For purposes of this Annex E-1A, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

E-1A-15

(THIS PAGE INTENTIONALLY LEFT BLANK)

SCHEDULE E-1A-1 to ANNEX E-1A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	BMO Mortgage Loans	JPMCB Mortgage Loans	KeyBank Mortgage Loans	NCB Mortgage Loans	NREC Mortgage Loans	Nomura Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans	UBS AG New York Branch Mortgage Loans	Wells Fargo Bank Mortgage Loans
7	—	One Dag	—	—	—	—	—	—	—	—

E-1A-16

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	BMO Mortgage Loans	JPMCB Mortgage Loans	KeyBank Mortgage Loans	NCB Mortgage Loans	NREC Mortgage Loans	Nomura Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans	UBS AG New York Branch Mortgage Loans	Wells Fargo Bank Mortgage Loans
10	JTM Foods	—	—	—	—	—	—	—	—	—
11	—	—	—	—	—	—	—	—	Phoenix Industrial Portfolio XV	—

E-1A-17

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

Loan No.	BMO Mortgage Loans	JPMCB Mortgage Loans	KeyBank Mortgage Loans	NCB Mortgage Loans	NREC Mortgage Loans	Nomura Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans	UBS AG New York Branch Mortgage Loans	Wells Fargo Bank Mortgage Loans
	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

E-1A-18

SCHEDULE E-1A-4 to ANNEX E-1A

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Loan No.	BMO Mortgage Loans	JPMCB Mortgage Loans	KeyBank Mortgage Loans	NCB Mortgage Loans	NREC Mortgage Loans	Nomura Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans	UBS AG New York Branch Mortgage Loans	Wells Fargo Bank Mortgage Loans
1	Arizona Mills	—	—	—	—	—	—	—	—	—
5	—	—	—	—	—	—	Lawrence Logistics Center	—	—	—
6	—	—	—	—	—	—	—	—	—	—
14	Birch Run Premium Outlets	—	—	—	Birch Run Premium Outlets	—	—	—	—	—
16	—	—	Stop & Stor – Bay Ridge	—	—	—	—	—	—	—
26	—	—	Stop & Stor – Glendale / Middle Village	—	—	—	—	—	—	—
32	—	—		—	—	—	Shoppes at Summer Trees	—	—	—

E-1A-19

ANNEX E-1B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(BANK OF MONTREAL)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Arizona Mills (Loan No. 1)

The second largest tenant at the Mortgaged Property, Harkins Theatres, has a right of first refusal to purchase any building on the Mortgaged Property in the event the Mortgagor elects to sell any such building for use as or the development of an event-type theater.

The Mortgagor has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Birch Run Premium Outlets (Loan No. 14)	The Mortgagor has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(11) Condition of Property	Birch Run Premium Outlets (Loan No. 14)	A property condition report was not obtained for a vacant portion of the Mortgaged Property that is subject to release. No operations are occurring on this portion of the Mortgaged Property and no value was assigned to such portion in the underwriting of the Mortgage Loan.
(11) Condition of Property	One Commerce Plaza (Loan No. 23)	The property condition site assessment date is August 5, 2025, which is not within 12 months of the Cut-off Date.
(17) Insurance	All of the BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	Arizona Mills (Loan No. 1)	The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood,
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windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

The Mortgagor is permitted to maintain a portion of the insurance coverage required under the Mortgage Loan documents with insurance companies that do not meet the rating requirements in the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) the Mortgagor shall replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor shall replace such Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(17) Insurance	JTM Foods (Loan No. 10)

The Mortgage Loan documents permit a property insurance deductible of up to $250,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property.

The Mortgagee accepted a per policy general aggregate under the sole tenant’s general liability policy, pursuant to a $15,000,000 umbrella liability.

(17) Insurance	Birch Run Premium Outlets (Loan No. 14)

The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the required deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(27) Recourse	Arizona Mills	The Mortgage Loan documents provide that for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property
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Obligations	(Loan No. 1) Birch Run Premium Outlets (Loan No. 14)	Group, Inc. (“Simon Inc.”), or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability (including environmental liability), is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(28) Mortgage Releases	All of the BMO Mortgage Loans	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(30) Acts of Terrorism Exclusion	All of the BMO Mortgage Loans	All exceptions to representation and warranty No. 17 are also exceptions to this representation and warranty No. 30.
(31) Due on Sale or Encumbrance	Arizona Mills (Loan No. 1) Birch Run Premium Outlets (Loan No. 14)	See exception to Representation and Warranty No. 6, above.
(32) Single-Purpose Entity	Arizona Mills (Loan No. 1)	The Mortgagor previously owned certain parcels adjacent to the Mortgaged Property that were out-conveyed prior to loan origination.
(32) Single-Purpose Entity	Birch Run Premium Outlets (Loan No. 14)	The Mortgagor has a cash agency arrangement in place between the Mortgagor and the guarantor, SPG LP, appointing SPG LP as the agent to handle cash management, bill payments, and bookkeeping services. At origination of the Mortgage Loan, the lockbox account is in the Mortgagor’s name, however, funds are transferred from the lockbox account to the Mortgagor's operating account which is in the SPG LP's name and subject to the cash agency structure. While ownership of all revenue remains with the Mortgagor, funds may be held in a bank account established and maintained by SPG LP. These funds can be commingled, provided they are tracked so that the Mortgagor's funds are readily identifiable. SPG LP pays obligations as directed by the Mortgagor and cannot commingle in a way that uses others’ funds to satisfy the Mortgagor’s obligations or vice versa.
(33) Defeasance	Arizona Mills (Loan No. 1) Birch Run Premium Outlets (Loan No. 14)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $10,000.
(40) Organization of Mortgagor	Arizona Mills (Loan No. 1) Birch Run Premium Outlets (Loan No. 14)	The Mortgagors of the Arizona Mills Mortgage Loan, Birch Run Premium Outlets Mortgage Loan and The Falls Mortgage Loan are affiliates.
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The Falls (Loan No. 6)
(42) Appraisal	One Commerce Plaza (Loan No. 23)	The appraisal valuation date is July 25, 2025, which is not within 12 months of the Cut-off Date.

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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(JPMORGAN CHASE BANK, NATIONAL ASSOCIATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(14) Actions Concerning Mortgage Loan	One Dag (Loan No. 7)

Michael Silberberg (“Silberberg Guarantor”) and Mark Karasick (“Karasick Guarantor”), the non-recourse carveout guarantors of the Mortgage Loan, are defendants in the following ongoing cases:

Michael Silberberg (“Silberberg Guarantor”), one of the two non-recourse carveout guarantors of the Mortgage Loan is a defendant in a foreclosure lawsuit commenced in 2021 in the Circuit Court of Cook County, Illinois (the “Cook County Case”), by a lender of a mortgage loan (unrelated to the Mortgage Loan) to a borrower for which Silberberg Guarantor is a guarantor where the loan went into a default during the COVID pandemic. Meanwhile, another lawsuit is ongoing between the same lender and Silberberg Guarantor in a case filed in the Southern District of New York where the lender of the unrelated mortgage loan has alleged that an intra-organization loan was made to an upper-level entity in violation of the related loan documents, but has been stayed pending resolution of the Cook County Case. According to the borrower sponsor, the lender of the unrelated mortgage loan and Silberberg Guarantor are currently discussing a settlement with respect to the Cook County Case.

The other non-recourse carveout guarantor, Mike Karasick (“Karasick Guarantor”), is named a defendant in an action filed in August 2025 to collect on Karasick Guarantor’s guaranty of an unrelated mortgage loan of approximately $2.75 million, as to which the plaintiff obtained summary judgment in January 2026; such judgment has been appealed, and, according to the Karasick Guarantor, the parties have reached an agreement in principle to settle the claim pursuant to a payment schedule. In addition, Karasick Guarantor is a defendant in a guaranty enforcement action in New York for an unrelated $200 million mortgage loan, secured by a historic “Dayton’s” building in Minneapolis that is currently under foreclosure action in Minnesota. The court granted the defendant’s motion to stay action pending resolution of the foreclosure action. The borrower of the mortgage loan related to the foregoing case is currently working with the related mortgage and mezzanine lender on extensions and modifications, with which the litigation against Karasick Guarantor is expected to be resolved.

(17) Insurance	One Dag (Loan No. 7)

As an alternative to the insurance policies (the “Policies”) required to be maintained pursuant to the preceding provisions of the Mortgage Loan documents, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor has (1) received the lender’s prior written consent thereto and (2) confirmed that the lender has

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received a Rating Agency Confirmation with respect to any such Non-Conforming Policy. The Mortgage Loan documents permit the deductible under the property insurance coverage to be up to $100,000.
(25) Local Law Compliance	One Dag (Loan No. 7)	The zoning report delivered in connection with loan origination indicates certain building and fire code violations, which the Mortgage Loan documents require the Mortgagor to clear within 90 days following the origination date of the Mortgage Loan, subject to extension if Mortgagor is diligently proceeding to remedy such violations.
(27) Recourse Obligations	One Dag (Loan No. 7)

With respect to subclause (a)(i), the full recourse carveout for acquiescence in a bankruptcy is limited to affirmative acquiescence in an involuntary petition filed against Mortgagor.

With respect to subclause (b)(i), the loss recourse carveout for misappropriation is limited to intentional misappropriation.

With respect to (b)(iv), in the event of a mezzanine foreclosure, the mezzanine lender has negotiated certain amendments to the recourse carveouts, including the addition of a bad faith requirement to the losses carveout for intentional material physical waste of the Mortgaged Property.

The Mortgagor and the related non-recourse carveout guarantor, each as environmental indemnitor, under the related environmental indemnity agreement will have no liability for any losses caused solely by actions or conditions or events occurring more than two years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably satisfactory to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(31) Due on Sale or Encumbrance	One Dag (Loan No. 7)	A change of control of the Mortgagor is permitted if it is transferred in accordance with a certain joint venture agreement between Atlantic One Dag LLC, a Delaware limited liability company and DWREI-601W One Dag LLC, a Delaware limited liability company, each an upper-level entity affiliated with the Mortgagor, subject to the satisfaction of certain conditions, including that the Mortgagor must be controlled by (i) Christian Johan Peter Hinneberg, (ii) Christian Paul Hinneberg, (iii) Paul Hinneberg, (iv) Nina Schweig and (v) the direct descendants of any Person in clauses (i)-(iv).
(33) Defeasance	One Dag (Loan No. 7)	The Mortgage Loan documents only require scheduled payments through the monthly debt service payment date which is four months prior to the maturity date of the Mortgage Loan.

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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(KEYBANK NATIONAL ASSOCIATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	Amazon Tallahassee (Loan No. 13)

Under the related Mortgage Loan documents, the sole tenant at the related Mortgaged Property, may self-insurance the related Mortgaged Property. In order for the tenant to provide such self-insurance the related Mortgage Loan documents require that the following conditions be met: (i) no event of default must exist with respect to the Mortgage Loan, (ii) the related lease must be in effect, (iii) no default must exist under the related lease, (iv) the lease guarantor must continue to be fully liable for the obligations and liabilities of the related lease and (v) the Mortgagor must have provided the Mortgagee with satisfactory evidence that tenant is in fact self-insuring the related Mortgaged Property.

The allocation of casualty and condemnation payments is governed by the master lease between the master tenant and the related Mortgagor.

(17) Insurance	River Place Towers (Loan No. 42)

The insurance obligations relating to the improvements located on the Mortgaged Property were removed from the Mortgage Loan documents due to the fact that insurance for such improvements is maintained by the related ground tenant pursuant to the terms of the related ground lease. The Mortgagor, as the fee owner, is responsible only for landlord-level insurance.

The allocation of casualty and condemnation payments is governed by the related ground lease between the ground tenant and the related Mortgagor.

(25) Local Law Compliance	Stop & Stor – Bay Ridge (Loan No. 16)	The related Mortgaged Property has seven open municipal violations (the “Stop & Stor Bay Ridge Violations”). Pursuant to the related Mortgage Loan documents, the related Mortgagor is required to cure the Stop & Stor Bay Ridge Violations on or prior to the earlier of (i) 90 days following the origination of the related Mortgage Loan; provided however, with respect to Stop & Stor Bay Ridge Violations that have been fully cured, remediated and paid for prior to such date, if, notwithstanding the related Mortgagor’s diligent efforts, the related Mortgagor has been unable to cause any of such Stop & Stor Bay Ridge Violations to be discharged of record, so long as the related Mortgagor continues to diligently pursue such discharge of record, the time period for such discharge of record will be extended as reasonably necessary to provide the time to cause such discharge of record and (ii) any enforcement action being commenced by any governmental authority with respect to Stop & Stor Bay Ridge Violations.
(25) Local Law Compliance	Gateway Plaza (Loan No. 18)	The related Mortgaged Property has open fire code violations (the “Gateway Violations”). Pursuant to a post-closing agreement, the related Mortgagor must deliver to the Mortgagee, within 45 days of the origination of the related Mortgage Loan, an updated zoning report indicating that the related Mortgagor has cured the Gateway Violations. If the updated zoning report lists any additional new code violations not referenced in the original zoning report, then the
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Mortgagor (i) must promptly commence (or to be commenced) and diligently pursue (or cause to be diligently pursued) the remediation of such outstanding violations and (ii) no later than 60 days from the date such updated zoning report is delivered to the Mortgagee, deliver to Mortgagee written evidence of such remediation as shall be acceptable to Mortgagee in its reasonable discretion.
(25) Local Law Compliance	Stop & Stor - Glendale/Middle Village (Loan No. 26)	The related Mortgaged Property has gas piping, sidewalk and fire code violations (the “Stop & Stor Glendale/Middle Village Violations”). Pursuant to the related Mortgage Loan documents, the related Mortgagor is required to cure the Stop & Stor Glendale/Middle Village Violations on or prior to the earlier of (i) 90 days following the origination of the related Mortgage Loan; provided however, with respect to Stop & Stor Glendale/Middle Village Violations that have been fully cured, remediated and paid for prior to such date, if, notwithstanding the related Mortgagor’s diligent efforts, the related Mortgagor has been unable to cause any of such Stop & Stor Glendale/Middle Village Violations to be discharged of record, so long as the related Mortgagor continues to diligently pursue such discharge of record, the time period for such discharge of record will be extended as reasonably necessary to provide the time to cause such discharge of record and (ii) any enforcement action being commenced by any governmental authority with respect to Stop & Stor Glendale/Middle Village Violations.
(27) Recourse Obligations	Amazon Tallahassee (Loan No. 13)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “intentional physical waste except to the extent the same results from insufficient funds” as opposed to “intentional material physical waste.”
(27) Recourse Obligations

Corporate Center VI
(Loan No. 12)

The Campus Portfolio
(Loan No. 15)

Stop & Stor - Bay Ridge
(Loan No. 16)

Gateway Plaza
(Loan No. 18)

Stop & Stor - Glendale/Middle Village
(Loan No. 26)

Highlander Hills Estates
(Loan No. 33)

River Place Towers
(Loan No. 42)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.
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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(NATIONAL COOPERATIVE BANK, N.A.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(8) Junior Liens	2165 Matthews Avenue Owners, Inc. (Loan No. 44) 90 Schenck Owners Corp. (Loan No. 47)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(8) Junior Liens	Crocheron Terrace Owners Corp. (Loan No. 48) 431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation (Loan No. 50)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(8) Junior Liens

Fairharbor Owners, Inc.
(Loan No. 20)

16 N. Broadway Owners, Inc.
(Loan No. 28)

Interlaken Owners, Inc.
(Loan No. 38)

210 E. Broadway Owners Corp.
(Loan No. 39)

665-675 Apartments Corp.
(Loan No. 40)

5601 Riverdale Owners Corp.
(Loan No. 41)

127 Garth Road Tenants Corp.
(Loan No. 43)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Beach House Owners Corp. (Loan No. 45) Bronxville Court, Inc. (Loan No. 46) 425 Heights Tenants Corp. (Loan No. 51)
(8) Junior Liens	86th Street Tenants Corp. (Loan No. 35)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(8) Junior Liens	61 Irving Place Corporation (Loan No. 31)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(17) Insurance	All NCB Loans	The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
(17) Insurance	127 Garth Road Tenants Corp. (Loan No. 43)	The business interruption or rental loss insurance for the referenced Mortgaged Property covers a period of less than 12 months.
(27) Recourse Obligations	All NCB Loans	All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.
(29) Financial Reporting and Rent Rolls	All NCB Loans	The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
(30) Acts of Terrorism Exclusion	All NCB Loans	The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake
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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Due on Sale or Encumbrance	All NCB Loans	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
(32) Single-Purpose Entity	All NCB Loans	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
(44) Cross-Collateralization	2165 Matthews Avenue Owners, Inc. (Loan No. 44) 90 Schenck Owners Corp. (Loan No. 47)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(44) Cross-Collateralization	Crocheron Terrace Owners Corp. (Loan No. 48) 431 West 121 Street Housing Development Fund Corporation a/k/a 431 West 121st Street Housing Development Fund Corporation (Loan No. 50)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(44) Cross-Collateralization	Fairharbor Owners, Inc. (Loan No. 20) 16 N. Broadway Owners, Inc. (Loan No. 28) Interlaken Owners, Inc. (Loan No. 38) 210 E. Broadway Owners Corp. (Loan No. 39) 665-675 Apartments Corp. (Loan No. 40)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
5601 Riverdale Owners Corp. (Loan No. 41) 127 Garth Road Tenants Corp. (Loan No. 43) Beach House Owners Corp. (Loan No. 45) Bronxville Court, Inc. (Loan No. 46) 425 Heights Tenants Corp. (Loan No. 51)
(44) Cross-Collateralization	86th Street Tenants Corp. (Loan No. 35)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(44) Cross-Collateralization	61 Irving Place Corporation (Loan No. 31)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(NATIXIS REAL ESTATE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	Birch Run Premium Outlets (Loan No. 14)	The Mortgagors have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Orchard at Saddleback (Loan No. 2)	The largest tenant, Ralphs, has a right of first offer for the purchase of the parcel on which its store is located (or similar adequately parked parcel that includes its store) if the landlord elects to sell such parcel in any transaction that does not include any other parcel or parcels of the shopping center. The lease provides that such right of first refusal does not apply to the acquisition of such parcel at a foreclosure sale, or to the sale or transfer of such parcel by any lender or other purchaser at a foreclosure sale. However, the lease does not expressly provide that such right of first refusal would not apply to a deed-in-lieu of foreclosure. In addition, such right of first refusal would apply to subsequent transfers.
(7) Permitted Liens; Title Insurance	Birch Run Premium Outlets (Loan No. 14)	See exception to Representation and Warranty No. 6, above.
(11) Condition of Property	Birch Run Premium Outlets (Loan No. 14)	A property condition report was not obtained for a vacant portion of the Mortgaged Property that is subject to release. No operations are occurring on this portion of the Mortgaged Property and no value was assigned to such portion in the underwriting of the Mortgage Loan.
(17) Insurance	Birch Run Premium Outlets (Loan No. 14)

The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the required deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

E-1B-13

(25) Local Law Compliance	Centennial Center (Loan No. 24)	There are open fire code violations at the related Mortgaged Property.
(25) Local Law Compliance and (26) Licenses and Permits	Orchard at Saddleback (Loan No. 2)	There are open fire code violations at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor agreed to, or to cause the applicable tenant to, within 90 days from the origination date (the “Violations Deadline”), (a) complete any and all repairs that are required to be made and work performed at the Mortgaged Property in order to remediate all violations set forth in a schedule to the Mortgage Loan agreement and any violations of record as of the origination date (including, without limitation, the payment of any fines, charges or penalties required to remove same) (the “Violations”) (such repairs and work, the “Violations Work”), (b) remove, or cause to be removed, of record any and all Violations, presently existing, if any, and (c) deliver to the lender evidence in form and substance reasonably acceptable to the lender of the completion of all of the Violations Work and removal of record of all of the Violations; provided, however, that if the Mortgagor has not completed, or caused to be completed, all of the Violations Work and removed, or caused to be removed, all of the Violations as aforesaid on or prior to the Violations Deadline, then so long as (x) prior to the expiration of the Violations Deadline, the Mortgagor shall have commenced and used diligent, commercially reasonable efforts to complete all of the Violations Work and remove all of the Violations as aforesaid and (y) from and after the Violations Deadline, the Mortgagor continues to use diligent, commercially reasonable efforts to complete, or cause the applicable tenant to complete, all of the Violations Work and to remove, or cause to be removed, all of the Violations as aforesaid, the Violations Deadline will be extended for such additional period of time as is reasonably required for the Mortgagor to complete, or cause to be completed, all of the Violations Work, and remove, or cause to be removed, all of the Violations, as aforesaid.
(27) Recourse Obligations	Birch Run Premium Outlets (Loan No. 14)	The Mortgage Loan documents provide that for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability (including environmental), is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(31) Due on Sale or Encumbrance	Birch Run Premium Outlets (Loan No. 14)	See exception to Representation and Warranty No. 6, above.
(32) Single-Purpose Entity	Birch Run Premium Outlets (Loan No. 14)	The Mortgagor has a cash agency arrangement in place between the Mortgagor and the guarantor, SPG LP, appointing SPG LP as the agent to handle cash management, bill payments, and bookkeeping services. At origination of the Mortgage Loan, the lockbox account is in the Mortgagor’s name, however, funds are transferred from the lockbox account to the Mortgagor's operating account which is in the SPG LP's name and subject to the cash agency structure. While ownership of all revenue remains with the Mortgagor, funds may be held in a bank account established and maintained by SPG LP. These funds can be commingled, provided they are tracked so that the Mortgagor's funds are readily identifiable. SPG LP pays obligations as directed by the Mortgagor and cannot commingle in a way that uses others’ funds to satisfy the Mortgagor’s obligations or vice versa.
E-1B-14

(32) Single-Purpose Entity	The Storage Mall Portfolio (Loan No. 21)	One of the related Mortgagors previously owned a non-collateral property located adjacent to the related Mortgaged Property that was transferred prior to origination of the related Mortgage Loan.
(33) Defeasance	Birch Run Premium Outlets (Loan No. 14)	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $10,000.
(38) No Material Default; Payment Record	Orchard at Saddleback (Loan No. 2)	Three tenants of the Mortgaged Property, PetSmart LLC, Staples the Office Superstore, LLC, and Ulta Salon Cosmetics & Fragrance, Inc. have each asserted in the tenant estoppel such tenant provided at origination that the borrower was in violation of an exclusive use provision in such tenant’s lease. Further, in the PetSmart LLC estoppel, the tenant stated that the asserted use violation was an exception to its representation that the landlord was not in default under the lease and that the tenant did not have any offsets, counterclaims or defenses against the landlord. The Mortgagor has represented in the Mortgage Loan documents that there are no material defaults (or conditions that, with the passage of time or the giving of notice, or both would constitute defaults), under the leases of the Mortgaged Property and has covenanted to observe and perform the obligations imposed upon the lessor under the leases in a commercially reasonable manner. In the event that one or more of the foregoing tenants is correct that there is a violation or default under its lease, the Mortgagor could be in breach of such representation and/or covenant, which breach may be material and may potentially affect the value, use or operation of the Mortgaged Property.

E-1B-15

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(NWL COMPANY, LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	U-Haul – AREC2 Portfolio (Loan No. 4)

The Mortgage Loan documents provide for the following tiered deductible structure applicable to property insurance and liability insurance coverage:

(1) if the related guarantor’s net equity exceeds $250,000,000, the borrower may self-insure up to $5,000,000;

(2) if the related guarantor’s net equity is greater than $1,000,000,000, the borrower may self-insure up to $10,000,000;

(3) if the related guarantor’s net equity is greater than $2,000,000,000; the borrower may self-insure up to $15,000,000;

and (4) applicable to property insurance coverage only, if the related guarantor’s net equity is greater than $3,000,000,000, then the borrower may self-insure up to $20,000,000.

Such deductibles are above “customary” deductibles and effectively create a first-loss layer of self-insurance by an unrated entity prior to agency rated carrier coverage.

(25) Local Law Compliance and (26) Licenses and Permits	U-Haul – AREC2 Portfolio (Loan No. 4)	The uses of the following Mortgaged Properties as self-storage properties constitute legal non-conforming uses: (i) U-Haul Moving & Storage of Fairgrounds, (ii) U-Haul Moving & Storage of Downtown Mobile, (iii) U-Haul Moving & Storage at Boston Avenue, (iv) U-Haul Moving & Storage of Lake Square, (v) U-Haul Moving & Storage of Hyde Park-Milton, and (vi) U-Haul Moving & Storage of Weymouth.
(30) Acts of Terrorism Exclusion	U-Haul – AREC2 Portfolio (Loan No. 4)	All exceptions to Representation 17 are also exceptions to this Representation 30.
(32) Single-Purpose Entity	U-Haul – AREC2 Portfolio (Loan No. 4)	The borrowers previously owned the following real properties; (i) that certain property known as U-Haul Moving & Storage of Greater Miami located in Miami, Florida, (ii) that certain property known as U-Haul Moving & Storage at WW White located in San Antonio, Texas, (iii) that certain property known as U-Haul Moving & Storage at Route 1 located in Norwood, Massachusetts and (iv) that certain property known as U-Haul Moving & Storage of Wrightsboro located in Augusta, Georgia.

E-1B-16

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(SOCIETE GENERALE FINANCIAL CORPORATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

E-1B-17

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(STARWOOD MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	Publix Self Storage (Loan No. 36)	A cell tower tenant at the Mortgaged Property has a right of first refusal to purchase its leased premises in the event the Mortgagor intends (i) to sell or convey any interest in the leased premises or (ii) to assign its interest in the lease to a person or entity engaged in owning, acquiring, operating, managing, investing in or leasing wireless telecommunications infrastructure or related real property interests (a “Third Party Aggregator”). Such right of first refusal will not apply in the event of a fee simple sale of the land to a prospective purchaser that is not a Third Party Aggregator.
(7) Permitted Liens; Title Insurance	Publix Self Storage (Loan No. 36)	A cell tower tenant at the Mortgaged Property has a right of first refusal to purchase its leased premises in the event the Mortgagor intends (i) to sell or convey any interest in the leased premises or (ii) to assign its interest in the lease to a Third Party Aggregator. Such right of first refusal will not apply in the event of a fee simple sale of the land to a prospective purchaser that is not a Third Party Aggregator.
(11) Condition of Property	One Commerce Plaza (Loan No. 23)	The property condition site assessment date is August 5, 2025, which is not within 12 months of the Cut-off Date.
(17) Insurance	Publix Self Storage (Loan No. 36)	The Mortgagor's general liability insurance policy excludes animal liability coverage.
(42) Appraisal	One Commerce Plaza (Loan No. 23)	The appraisal valuation date is July 25, 2025, which is not within 12 months of the Cut-off Date.

E-1B-18

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(UBS AG NEW YORK BRANCH)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	Phoenix Industrial Portfolio XV (Loan No. 11)	The Whole Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Whole Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	BJ’s Wholesale – Leased Fee (Loan No. 17)	The Mortgagor is not required to maintain the coverages for the Mortgaged Property for so long as (i) no event of default has occurred and is continuing, (ii) all of the Mortgaged Property is demised to BJ’s Wholesale Club, Inc. (“BJ’s Wholesale”) pursuant to that certain ground lease dated October 26, 2023 to (the “BJ’s Lease”), (iii) the BJ’s Lease is in full force and effect, (iv) no material tenant trigger event has occurred and remains outstanding, (v) BJ’s Wholesale is obligated pursuant to the terms and conditions of the BJ’s Lease to maintain insurance consistent with the insurance requirements set forth in the related loan agreement, and otherwise make the payments and perform the obligations relating to the obligations and liabilities for which the insurance account was established and (vi) BJ’s Wholesale performs its obligation under clause (v) in a timely manner and the Mortgagor provides evidence, in form and substance reasonably satisfactory to the lender, of such performance by BJ’s Wholesale in a timely manner. A monthly escrow of $425.87 is required for certain insurance premiums not covered by BJ’s Wholesale, but required by the lender.
(25) Local Law Compliance	Phoenix Industrial Portfolio XV (Loan No. 11)	The Mortgagors were unable to provide zoning letters for the Mortgaged Properties confirming that there no open zoning, building or fire code violations at the Mortgaged Properties. The Whole Loan documents allow for the delivery of remaining zoning diligence items on a post-loan closing basis and provide for loss recourse in the event that the borrowers fail to diligently pursue and complete cure and removal of any identified violations.
E-1B-19

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(WELLS FARGO BANK, NATIONAL ASSOCIATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(18) Insurance	U-Haul AREC Portfolio 22 (Loan No. 3)	The mortgaged property is comprised of 20 self-storage properties located in AZ, FL (5), GA, ID, IA, MD (3), MN, NV (3), NJ (3) and SC, and is security for 5 pari passu notes aggregating $134,000,000. (i) Lender’s Rights to Control Disbursement of Casualty Proceeds. The loan documents provide, in pertinent part, that net proceeds of $100,000 or more are required to be disbursed to borrower for the borrower’s direction in connection with restoration work under certain conditions, including (A) no default or cash sweep trigger shall have occurred and be continuing, (B) less than 35% of the improvements area shall have been damaged, (C) the restoration shall have been completed by February 6, 2036 (6 months prior to the Anticipated Repayment Date) and (D) the post-restoration DSCR shall be at least 1.33x (amortizing). (ii) Property Insurance Deductibles. The related Mortgage Loan documents generally provide for no deductible in excess of $250,000 for property insurance coverage and 5% for of total insurable value for windstorm/named storm; provided, however, if the guarantor maintains net equity at the following levels, as reflected and confirmed annually in its most recently audited financial statements delivered to the lender pursuant to the loan documents (“Guarantor Equity”), and the lender has received a rating agency confirmation, then the borrower may maintain a deductible at the following amounts for all required property insurance, business income insurance and terrorism insurance coverages, (A) if Guarantor Equity exceeds $250,000,000, then the borrower may self-insure up to $5,000,000, (B) if Guarantor Equity exceeds $1,000,000,000, then the borrower may self-insure up to $10,000,000, (C) if Guarantor Equity exceeds $2,000,000,000, then Borrower may self-insure up to $15,000,000 and (D) if Guarantor Equity exceeds $3,000,000,000, then the borrower may self-insure up to $20,000,000. (iii) Conditional Self-Insurance for Liability Risks. The loan documents permit the borrower to self-insure for commercial general liability insurance in the following amounts if the guarantor maintains Guarantor Equity at the following levels, provided that the lender has received rating agency confirmation: (A) if Guarantor Equity exceeds $250,000,000, then the borrower may self-insure up to $5,000,000; (B) if Guarantor Equity is greater than $1,000,000,000, then the borrower may self-insure up to $10,000,000; and (C) if Guarantor Equity is greater than $2,000,000,000, then the borrower may self-insure up to $15,000,000; provided that, in the event Guarantor Equity (A) falls below a specific threshold set forth in (A)-(C) above, then the borrower will be required to reduce and adjust its self-insured retention to the applicable amount set forth in (A)-(C) above. If Guarantor Equity is less than $250,000,000, then the
E-1B-20

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
borrower will, within 30 days of the lender’s notice, provide commercial general liability insurance with no self-insured retention. (iv) Flood Insurance Policy Limits for SFHA Properties. In the event that the improvements or personal property at a related mortgaged property are located in a federally designated special flood hazard area (SFHA), the loan documents require the borrower to obtain flood insurance for all such improvements or personal property in an amount equal to (A) the maximum amount of such building and, if applicable, contents insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus (B) additional coverage as the lender may require, in each case with deductibles that are acceptable to the lender.
(26) Local Law Compliance	U-Haul AREC Portfolio 22 (Loan No. 3)	The mortgaged property is comprised of 20 self-storage properties located in AZ, FL (5), GA, ID, IA, MD (3), MN, NV (3), NJ (3) and SC, and is security for 5 pari passu notes aggregating $134,000,000. With respect to the U-Haul Moving & Storage of Casa Grande Mortgaged Property (Pinal, AZ), having an allocated loan amount of $11,114,185 or 8.3% of the Whole Loan original principal balance, 24 parking spaces exist v. 71 parking spaces that are required, which constitutes a zoning violation. The loan documents provide that if the applicable governmental authority issues any notice instructing the borrowers to relocate or otherwise modify the improvements in such a manner as to comply with applicable legal requirements, then within the earlier of (i) 30 days after receipt of such written notice and (ii) such date as may be required pursuant to such written notice, the borrowers will be required to comply with all requirements set forth in such written notice necessary to cause such Mortgaged Property to comply with applicable legal requirements. Subject to the co-borrowers’ rights to contest pursuant to the loan agreement, in the event that the borrowers are unable to obtain all necessary approvals from the applicable governmental authority such that the Mortgaged Property complies with all applicable legal requirements within the timeframe set forth in the immediately preceding sentence, the borrowers will be required under the terms of the loan agreement to cause the Mortgaged Property to be released in accordance with the partial defeasance provisions in the loan agreement.
(28) Recourse Obligations	All Wells Fargo Loans	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
E-1B-21

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity	U-Haul AREC Portfolio 22 (Loan No. 3)	The mortgaged property is comprised of 20 self-storage properties located in AZ, FL (5), GA, ID, IA, MD (3), MN, NV (3), NJ (3) and SC, and is security for 5 pari passu notes aggregating $134,000,000. (i) Prior Owned Properties Not Same as Mortgaged Property. The SPE co-borrowers previously owned five U-Haul storage facilities, as follows: (A) U-Haul Moving & Storage of Dade County (Site# 787067) in Miami, FL, (B) U-Haul Moving & Storage of Historic Ybor City (Site# 786054) in Tampa, FL, (iii) U-Haul Storage of Cumming (Site# 884003) in Cumming, GA, (iv) U-Haul of Stone Mountain (Site# 879051) in Stone Mountain, GA and (v) U-Haul at N. Irby Street (Site# 878062) in Florence, SC (collectively, the “Prior-Owned Property”). The loan documents provide for personal liability to the co-borrowers and guarantor for losses related to hazardous materials on the Prior-Owned Property and losses related to the co-borrowers’ prior ownership of such Prior-Owned Property. (ii) Conditional Commingling with Affiliate-Owned Property. The loan documents provide that the revenues from the mortgaged properties may be commingled with revenue from affiliate-owned properties s of the borrowers so long as the revenue from the mortgaged properties (i) may be identified and segregated, and (ii) is deposited into the clearing account as required by the loan documents. (iii) After-Acquired Property. The loan documents permit the co-borrowers to acquire (A) a fee simple estate in property that is adjacent and contiguous to an existing individual mortgaged property (“After Acquired Adjacent Property”) or (B) a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing individual mortgaged property (“After Acquired Leasehold Property”). Any such After Acquired Adjacent Property will be encumbered by the lien of the mortgage on the related mortgaged property. All rents from the After Acquired Leasehold Property will thereafter be considered rents due under the related loan documents.

E-1B-22

ANNEX E-2A

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each of CREFI and GACC (each referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the Certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
E-2A-1

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents, (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-Off Date.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the related Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any
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advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-2A-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection
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of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).
(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
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(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of

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the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
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(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property
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to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.
(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property

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constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2B; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-2A or the exceptions thereto set forth in Annex E-2B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-2A-1, or future permitted mezzanine debt as set forth on Schedule E-2A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security
E-2A-9

interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-2A-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-2A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other
E-2A-10

improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
E-2A-11

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-2A.
(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-2A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of
E-2A-12

America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.
(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-2A-3.
(44)	Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other
E-2A-13

Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-2A-14

SCHEDULE E-2A-1 to ANNEX E-2A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
	N/A	N/A

E-2A-15

SCHEDULE E-2A-2 to ANNEX E-2A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
	N/A	N/A

E-2A-16

SCHEDULE E-2A-3 to ANNEX E-2A

CROSSED MORTGAGE LOANS

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
	N/A	N/A

E-2A-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(CITI REAL ESTATE FUNDING INC.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance and (30) Due on Sale or Encumbrance	Arizona Mills (Loan No. 1)

The second largest tenant at the Mortgaged Property, Harkins Theatre IMAX, has a right of first refusal to purchase any building on the Mortgaged Property in the event the Mortgagor elects to sell any such building for use as or the development of an event-type theater.

The Mortgagor has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.

(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The Ritz Tower (Loan No. 9)	In addition to the fee interest in the collateral residential condominium unit securing The Ritz Tower Mortgage Loan, such loan is partially secured by a leasehold interest of the borrower as a co-tenant under a ground lease (“The Ritz Ground Lease”), for an entryway portion of the building. The other co-tenant under The Ritz Ground Lease is the Cohen Ritz Retail Company, LLC (together with its successors and assigns, “The Ritz Tower Commercial Unit Owner”), as owner of the commercial condominium unit (“The Ritz Tower Commercial Unit”) in the building where the Mortgaged Property is located (“The Ritz Tower Building”). The two co-tenants are party to a recorded co-tenancy agreement (the “Co-Tenancy Agreement”). The Ritz Ground Lease is subject to a mortgage with a lien superior to the mortgage of The Ritz Tower Mortgage Loan secured by the ground leasehold interest of The Ritz Tower Commercial Unit Owner. The Co-Tenancy Agreement provides that a foreclosing lender cannot terminate The Ritz Ground Lease, but rather, it can only foreclose on The Ritz Tower Commercial Unit Owner’s interest as a co-tenant.
(13) Actions Concerning the Mortgage Loan	The Ritz Tower (Loan No. 9)

A foreclosure action was filed against The Ritz Tower Commercial Unit by its lender. In March 2026 a judgement of foreclosure was entered. A court ordered sale of The Ritz Tower Commercial Unit was scheduled to occur on June 23, 2026, but was postponed by the lender. A court order issued in the first week of August 2026 postponed the foreclosure sale date again, and indicated that such sale would be within 180 days, but did not provide a specific date.

According to the borrower, in or around July 2025, The Ritz Tower Commercial Unit Owner stopped paying its common charges and other condominium expenses and stopped paying its share of ground rent under The Ritz Tower Ground Lease, as required by the Co-

E-2B-1

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

Tenancy Agreement. The borrower has incurred or paid all such defaulted upon payments of The Ritz Tower Commercial Unit Owner; a portion, but not all, of which have been repaid . It is anticipated that the borrower may be required to incur additional expenses to cover The Ritz Tower Commercial Unit Owner’s obligations to pay condominium common charges and ground lease payments. The borrower may be required to increase assessments on its shareholders in order to pay additional amounts.

(16) Insurance	Arizona Mills (Loan No. 1)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related lender and rating agencies of such prefunded arrangement at the request of such lender or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

The Mortgagor is permitted to maintain a portion of the insurance coverage required under the mortgage loan documents with insurance companies which do not meet the rating requirements in the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace such Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(16) Insurance	The Ritz Tower (Loan No. 9)

See exception to Representation 34(j) with respect to insurance proceeds requirements under The Ritz Tower Ground Lease.

Pursuant to the condominium documents for the Mortgaged Property, in the event of a casualty of 75% or more of The Ritz Tower Building, restoration may not occur unless both unit owners agree to restore (and accordingly the Commercial Condominium Unit Owner’s consent would be needed to restore). If the unit owners do not agree, the related condominium will be subject to an action for partition by either unit owner.

Insurance proceeds in excess of $100,000 are payable to an “insurance trustee”. Pursuant to an estoppel received from the

E-2B-2

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
related condominium, the condominium board has confirmed that an appropriately rated trustee will act as insurance trustee.
(16) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(24) Local Law Compliance and (25) Licenses and Permits	The Ritz Tower (Loan No. 9)	There are several municipal violations at the Mortgaged Property, and the non-collateral The Ritz Tower Commercial Unit. The related loan documents require that the borrower cure and remove of record all violations affecting the collateral unit and use its best efforts to cause The Ritz Tower Commercial Unit Owner to cure and remove of record the violations affecting The Ritz Tower Commercial Unit.
(26) Recourse Obligations	Arizona Mills (Loan No. 1)	The Mortgage Loan documents provide that for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability (including environmental liability), is limited to 20% of the outstanding principal balance of the Mortgage Loan at the applicable time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty.
(26) Recourse Obligations	The Ritz Tower (Loan No. 9)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan.
(26) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(29) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.
(30) Due on Sale or Encumbrance	Arizona Mills (Loan No. 1)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.
(30) Due on Sale or Encumbrance	The Ritz Tower (Loan No. 9)	Because the borrower is a co-operative corporation, shares in the borrower can be freely sold/transferred and pledged.
(31) Single Purpose Entity	Arizona Mills (Loan No. 1)	The Mortgagor previously owned certain parcels adjacent to the Mortgaged Property that were out-conveyed prior to loan origination.
(31) Single Purpose Entity	The Ritz Tower (Loan No. 9)	While the borrower is a single purpose entity, it is jointly and severally liable for the obligations of its co-tenant, The Ritz Tower Commercial Unit Owner under The Ritz Ground Lease. No non-consolidation opinion was delivered with respect to the Mortgage Loan.
(32) Defeasance	Arizona Mills (Loan No. 1)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.
E-2B-3

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(34) Ground Leases	The Ritz Tower (Loan No. 9)

(34) (b) While The Ritz Ground Lease may not be modified without lender’s consent, ground lessor may terminate The Ritz Ground Lease upon the breach by the lessee of any of its representations, warranties, covenants and obligations under The Ritz Ground Lease beyond any applicable notice, grace or cure period. However, lender does have notice and cure rights under The Ritz Ground Lease. If the lender cures any monetary default or provides notice of its undertaking to cure all non-monetary defaults, then the ground lessor will not be entitled to terminate The Ritz Ground Lease.

(34)(d) The Ritz Ground Lease is subject to a mortgage with a lien superior to the mortgage of the lender secured by the leasehold interest of The Ritz Tower Commercial Unit Owner under The Ritz Ground Lease. The Co-Tenancy Agreement between the two co-tenants provides that a foreclosing lender cannot terminate the ground lease, but rather, it can only foreclose on the co-tenant’s interest as a co-tenant.

The Ritz Ground Lease is automatically subordinate to any fee mortgage. While the title company has confirmed that there is currently not a fee mortgage in place, any future fee mortgage would have priority over the ground lease interests. However, The Ritz Ground Lease provides that (i) the related fee mortgagee is required to enter into a non-disturbance agreement with the related ground lessee, and (ii) the related fee mortgagee is not permitted to reject the non-disturbance agreement in a bankruptcy.

(34) (f) Pursuant to the ground lease estoppel, the ground lessor has delivered notice of penalties assessed to The Ritz Tower Building with respect to certain municipal violations at The Ritz Tower Building (though the ground lessor has not deliver a formal notice of default under the ground lease). At origination, the lender reserved $224,500 in connection with the cure and removal of record of these violations and the payment of the related penalties.

(34) (j) and (k) While insurance proceeds must be used for restoration, The Ritz Ground Lease requires that the proceeds must be deposited into a “special bank account” (which the lender has no right to assign or control). With respect to condemnation, the ground lessor is entitled to the award for the land taken, and the award for the building goes to the ground lessor for use in reconstruction.

(34)(l) The Ritz Ground Lease does not include specific language that a rejection of such lease in bankruptcy is grounds to compel the related ground lessor to enter into a new ground lease with the related lender. However, the ground lease provides that (a) the ground lessee’s right to reject such ground lease in bankruptcy is exercisable by the related mortgagee and not by the related ground lessee, and (b) any rejection of the related ground lease by a trustee of the ground lessee in bankruptcy which would cause the ground lease to terminate shall effect a transfer of such ground lease to the related lender or its nominee. In the alternative, the related mortgagee may request a new lease on the same terms and conditions as the related ground lease within 30 days after notice from the related ground lessor of such transfer. In the event that the ground lease is terminated, a new lease will be given to the most senior lender upon request on the leasehold interest in the ground lease. Any such lender

E-2B-4

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
receiving such new lease must assign it to the other co-tenant (or their lender, if the other co-tenant is in default)).

E-2B-5

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(GERMAN AMERICAN CAPITAL CORPORATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment; (6) Permitted Liens; Title Insurance;	The Falls (Loan No. 6)	The Loan Documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.
(16) Insurance	The Pointe at Polaris (Loan No. 8)	The Loan Documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Loan Documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Loan Documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Loan Documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the lender’s prior written consent thereto and (ii) confirmed that the lender has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(16) Insurance	The Falls (Loan No. 6)

The Loan Documents permit a property insurance deductible of up to $500,000, which may not be considered to be customary.

The Loan Documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Loan Documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Loan Documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Loan Documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the lender’s prior written consent thereto and (ii) confirmed that the lender has received a rating agency confirmation with respect to any such Non-Conforming Policy.

To the extent the largest tenant at the related Mortgaged Property, Macy’s, has its lease (the “Macy’s Lease”) in full force and effect and no default beyond any applicable notice and cure period has occurred and is continuing thereunder, the tenant under the Macy’s Lease is required to provide certain insurance coverage (the “Macy’s Insurance”) with respect to the portions of the Mortgaged Property demised to Macy’s pursuant to its lease. The Macy’s Insurance: (x) does not require specific deductible amounts, including with respect

E-2B-6

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

to terrorism insurance, (y) is inadequate to satisfy the requirements of the Loan Documents related to business income insurance, and (z) provides that, in the event of a casualty which results in a termination of the Macy’s Lease, insurance proceeds applicable to the Macy’s premises are not required to be deposited with the Mortgagor or the lender for application in accordance with the Loan Documents (the characteristics described in clause (x), clause (y), and clause (z) are the “Macy’s Insurance Deficiencies”). The Mortgagor is required at all times to maintain, or cause to be maintained, insurance coverage with respect to such Macy’s Insurance Deficiencies (in the form and amount in effect as of the Mortgage Loan origination date) until such time as: (1) the tenant under the Macy’s Lease provides coverage satisfying the requirements of the Loan Documents as applicable to the Macy’s premises, or (2) the Macy’s Lease is amended to cure the Macy’s Insurance Deficiencies. Such insurance maintained by the Mortgagor is required to be written on either (x) a primary basis, where such tenant fails to maintain applicable coverage, or (y) an excess and contingent basis, where such tenant maintains coverage that is insufficient in scope or amount, in each case as necessary to ensure the Mortgaged Property is insured in accordance with the terms of the Loan Documents, in each of the foregoing as the same applies to the Mortgaged Property insured pursuant to the Macy’s Lease. Notwithstanding any insurance maintained by the tenant under the Macy’s Lease, the Mortgagor is required at all times to maintain (1) the general liability coverage required pursuant to the Loan Documents and (2) the umbrella liability coverage required pursuant to the Loan Documents.

(16) Insurance	Security Public Storage – Frederick (Loan No. 34)	The Loan Documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Loan Documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Loan Documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Loan Documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the lender’s prior written consent thereto and (ii) confirmed that the lender has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(26) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(26) Recourse Obligations	The Falls (Loan No. 6)	So long as Simon Property Group, L.P., Simon Property Group Inc. or an affiliate (provided such affiliate is a replacement non-recourse carveout guarantor satisfying the conditions set forth in the Loan Documents) is a non-recourse carveout guarantor, the liability of the non-recourse carveout guarantor (including any securitization indemnification) may not exceed 20% of the then-outstanding principal amount of the related Whole Loan, in the aggregate, plus all of the reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented out-of-pocket outside attorneys’ fees) incurred by the lender in the enforcement of
E-2B-7

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
the related guaranty or the preservation of the lender’s rights under the guaranty.
(27) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Loan Documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(29) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 16 are also exceptions to this Representation 29.
(32) Defeasance	The Falls (Loan No. 6)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $10,000.

E-2B-8

ANNEX F

CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
Sep 15, 2026	$22,955,000.00	Apr 15, 2031	$22,955,000.00
Oct 15, 2026	$22,955,000.00	May 15, 2031	$22,955,000.00
Nov 15, 2026	$22,955,000.00	Jun 15, 2031	$22,955,000.00
Dec 15, 2026	$22,955,000.00	Jul 15, 2031	$22,955,000.00
Jan 15, 2027	$22,955,000.00	Aug 15, 2031	$22,954,047.53
Feb 15, 2027	$22,955,000.00	Sep 15, 2031	$22,589,639.96
Mar 15, 2027	$22,955,000.00	Oct 15, 2031	$22,150,608.70
Apr 15, 2027	$22,955,000.00	Nov 15, 2031	$21,765,863.03
May 15, 2027	$22,955,000.00	Dec 15, 2031	$21,322,507.10
Jun 15, 2027	$22,955,000.00	Jan 15, 2032	$20,933,269.09
Jul 15, 2027	$22,955,000.00	Feb 15, 2032	$20,541,921.63
Aug 15, 2027	$22,955,000.00	Mar 15, 2032	$20,035,831.04
Sep 15, 2027	$22,955,000.00	Apr 15, 2032	$19,639,610.65
Oct 15, 2027	$22,955,000.00	May 15, 2032	$19,185,089.77
Nov 15, 2027	$22,955,000.00	Jun 15, 2032	$18,784,253.94
Dec 15, 2027	$22,955,000.00	Jul 15, 2032	$18,325,242.24
Jan 15, 2028	$22,955,000.00	Aug 15, 2032	$17,919,741.46
Feb 15, 2028	$22,955,000.00	Sep 15, 2032	$17,512,042.83
Mar 15, 2028	$22,955,000.00	Oct 15, 2032	$17,046,353.61
Apr 15, 2028	$22,955,000.00	Nov 15, 2032	$16,633,916.45
May 15, 2028	$22,955,000.00	Dec 15, 2032	$16,163,616.63
Jun 15, 2028	$22,955,000.00	Jan 15, 2033	$15,746,390.12
Jul 15, 2028	$22,955,000.00	Feb 15, 2033	$15,326,902.01
Aug 15, 2028	$22,955,000.00	Mar 15, 2033	$14,738,944.77
Sep 15, 2028	$22,955,000.00	Apr 15, 2033	$14,313,982.01
Oct 15, 2028	$22,955,000.00	May 15, 2033	$13,831,494.70
Nov 15, 2028	$22,955,000.00	Jun 15, 2033	$13,401,608.16
Dec 15, 2028	$22,955,000.00	Jul 15, 2033	$12,914,330.00
Jan 15, 2029	$22,955,000.00	Aug 15, 2033	$12,479,466.85
Feb 15, 2029	$22,955,000.00	Sep 15, 2033	$12,042,246.19
Mar 15, 2029	$22,955,000.00	Oct 15, 2033	$11,547,831.92
Apr 15, 2029	$22,955,000.00	Nov 15, 2033	$11,105,556.01
May 15, 2029	$22,955,000.00	Dec 15, 2033	$10,606,222.95
Jun 15, 2029	$22,955,000.00	Jan 15, 2034	$10,158,837.55
Jul 15, 2029	$22,955,000.00	Feb 15, 2034	$9,709,026.56
Aug 15, 2029	$22,955,000.00	Mar 15, 2034	$9,093,531.98
Sep 15, 2029	$22,955,000.00	Apr 15, 2034	$8,637,931.70
Oct 15, 2029	$22,955,000.00	May 15, 2034	$8,125,633.94
Nov 15, 2029	$22,955,000.00	Jun 15, 2034	$7,664,781.16
Dec 15, 2029	$22,955,000.00	Jul 15, 2034	$7,147,372.70
Jan 15, 2030	$22,955,000.00	Aug 15, 2034	$6,681,211.07
Feb 15, 2030	$22,955,000.00	Sep 15, 2034	$6,212,521.71
Mar 15, 2030	$22,955,000.00	Oct 15, 2034	$5,687,488.24
Apr 15, 2030	$22,955,000.00	Nov 15, 2034	$5,213,405.96
May 15, 2030	$22,955,000.00	Dec 15, 2034	$4,683,125.17
Jun 15, 2030	$22,955,000.00	Jan 15, 2035	$4,203,592.13
Jul 15, 2030	$22,955,000.00	Feb 15, 2035	$3,721,458.66
Aug 15, 2030	$22,955,000.00	Mar 15, 2035	$3,076,610.81
Sep 15, 2030	$22,955,000.00	Apr 15, 2035	$2,588,352.61
Oct 15, 2030	$22,955,000.00	May 15, 2035	$2,044,278.54
Nov 15, 2030	$22,955,000.00	Jun 15, 2035	$1,550,417.40
Dec 15, 2030	$22,955,000.00	Jul 15, 2035	$1,000,891.64
Jan 15, 2031	$22,955,000.00	Aug 15, 2035	$501,367.44
Feb 15, 2031	$22,955,000.00	Sep 15, 2035 and thereafter	$0
Mar 15, 2031	$22,955,000.00

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G

ONE DAG MORTGAGE LOAN AMORTIZATION SCHEDULE

Period	Payment Date	Principal Payment ($)	Ending Principal Balance ($)
1	7/6/2026	$0.00	$30,000,000.00
2	8/6/2026	$0.00	$30,000,000.00
3	9/6/2026	$0.00	$30,000,000.00
4	10/6/2026	$0.00	$30,000,000.00
5	11/6/2026	$0.00	$30,000,000.00
6	12/6/2026	$0.00	$30,000,000.00
7	1/6/2027	$0.00	$30,000,000.00
8	2/6/2027	$0.00	$30,000,000.00
9	3/6/2027	$0.00	$30,000,000.00
10	4/6/2027	$0.00	$30,000,000.00
11	5/6/2027	$0.00	$30,000,000.00
12	6/6/2027	$0.00	$30,000,000.00
13	7/6/2027	$0.00	$30,000,000.00
14	8/6/2027	$0.00	$30,000,000.00
15	9/6/2027	$0.00	$30,000,000.00
16	10/6/2027	$0.00	$30,000,000.00
17	11/6/2027	$0.00	$30,000,000.00
18	12/6/2027	$0.00	$30,000,000.00
19	1/6/2028	$0.00	$30,000,000.00
20	2/6/2028	$0.00	$30,000,000.00
21	3/6/2028	$0.00	$30,000,000.00
22	4/6/2028	$0.00	$30,000,000.00
23	5/6/2028	$0.00	$30,000,000.00
24	6/6/2028	$0.00	$30,000,000.00
25	7/6/2028	$0.00	$30,000,000.00
26	8/6/2028	$0.00	$30,000,000.00
27	9/6/2028	$0.00	$30,000,000.00
28	10/6/2028	$0.00	$30,000,000.00
29	11/6/2028	$0.00	$30,000,000.00
30	12/6/2028	$0.00	$30,000,000.00
31	1/6/2029	$0.00	$30,000,000.00
32	2/6/2029	$0.00	$30,000,000.00
33	3/6/2029	$0.00	$30,000,000.00
34	4/6/2029	$0.00	$30,000,000.00
35	5/6/2029	$0.00	$30,000,000.00
36	6/6/2029	$0.00	$30,000,000.00
37	7/6/2029	$0.00	$30,000,000.00
38	8/6/2029	$0.00	$30,000,000.00
39	9/6/2029	$0.00	$30,000,000.00
40	10/6/2029	$0.00	$30,000,000.00
41	11/6/2029	$0.00	$30,000,000.00
42	12/6/2029	$0.00	$30,000,000.00
43	1/6/2030	$0.00	$30,000,000.00
44	2/6/2030	$0.00	$30,000,000.00
45	3/6/2030	$0.00	$30,000,000.00
46	4/6/2030	$0.00	$30,000,000.00
47	5/6/2030	$0.00	$30,000,000.00
48	6/6/2030	$0.00	$30,000,000.00
49	7/6/2030	$0.00	$30,000,000.00
50	8/6/2030	$0.00	$30,000,000.00
51	9/6/2030	$0.00	$30,000,000.00
52	10/6/2030	$0.00	$30,000,000.00
53	11/6/2030	$0.00	$30,000,000.00
54	12/6/2030	$0.00	$30,000,000.00
55	1/6/2031	$0.00	$30,000,000.00
56	2/6/2031	$0.00	$30,000,000.00
57	3/6/2031	$0.00	$30,000,000.00
58	4/6/2031	$0.00	$30,000,000.00
59	5/6/2031	$0.00	$30,000,000.00
G-1

Period	Payment Date	Principal Payment ($)	Ending Principal Balance ($)
60	6/6/2031	$0.00	$30,000,000.00
61	7/6/2031	$27,271.31	$29,972,728.69
62	8/6/2031	$19,736.15	$29,952,992.54
63	9/6/2031	$19,851.04	$29,933,141.50
64	10/6/2031	$27,647.99	$29,905,493.51
65	11/6/2031	$20,127.57	$29,885,365.94
66	12/6/2031	$27,917.15	$29,857,448.79
67	1/6/2032	$20,407.27	$29,837,041.52
68	2/6/2032	$20,526.08	$29,816,515.44
69	3/6/2032	$35,964.52	$29,780,550.92
70	4/6/2032	$20,854.95	$29,759,695.97
71	5/6/2032	$28,625.16	$29,731,070.80
72	6/6/2032	$21,143.01	$29,709,927.79
73	7/6/2032	$28,905.56	$29,681,022.24
74	8/6/2032	$21,434.38	$29,659,587.85
75	9/6/2032	$21,559.17	$29,638,028.69
76	10/6/2032	$29,310.63	$29,608,718.06
77	11/6/2032	$21,855.32	$29,586,862.74
78	12/6/2032	$29,598.89	$29,557,263.85
79	1/6/2033	$22,154.87	$29,535,108.98
80	2/6/2033	$22,283.85	$29,512,825.13
81	3/6/2033	$45,220.89	$29,467,604.23
82	4/6/2033	$22,676.84	$29,444,927.39
83	5/6/2033	$30,398.55	$29,414,528.84
84	6/6/2033	$22,985.83	$29,391,543.01
85	7/6/2033	$30,699.31	$29,360,843.70
86	8/6/2033	$23,298.37	$29,337,545.32
87	9/6/2033	$23,434.01	$29,314,111.31
88	10/6/2033	$31,135.56	$29,282,975.76
89	11/6/2033	$23,751.70	$29,259,224.06
90	12/6/2033	$31,444.79	$29,227,779.27
91	1/6/2034	$24,073.04	$29,203,706.23
92	2/6/2034	$24,213.18	$29,179,493.05
93	3/6/2034	$46,973.67	$29,132,519.38
94	4/6/2034	$24,627.62	$29,107,891.77
95	5/6/2034	$32,297.38	$29,075,594.38
96	6/6/2034	$24,959.02	$29,050,635.37
97	7/6/2034	$32,619.96	$29,018,015.40
98	8/6/2034	$25,294.23	$28,992,721.18
99	9/6/2034	$25,441.48	$28,967,279.70
100	10/6/2034	$33,089.58	$28,934,190.12
101	11/6/2034	$25,782.23	$28,908,407.88
102	12/6/2034	$33,421.26	$28,874,986.62
103	1/6/2035	$26,126.90	$28,848,859.72
104	2/6/2035	$26,279.00	$28,822,580.72
105	3/6/2035	$48,850.43	$28,773,730.29
106	4/6/2035	$26,716.39	$28,747,013.90
107	5/6/2035	$34,330.54	$28,712,683.36
108	6/6/2035	$27,071.79	$28,685,611.57
109	7/6/2035	$34,676.48	$28,650,935.09
110	8/6/2035	$27,431.27	$28,623,503.82
111	9/6/2035	$27,590.96	$28,595,912.86
112	10/6/2035	$35,181.84	$28,560,731.02
113	11/6/2035	$27,956.41	$28,532,774.61
114	12/6/2035	$35,537.55	$28,497,237.06
115	1/6/2036	$28,326.05	$28,468,911.01
116	2/6/2036	$28,490.96	$28,440,420.05
117	3/6/2036	$43,458.91	$28,396,961.13
118	4/6/2036	$28,909.83	$28,368,051.30
119	5/6/2036	$36,465.59	$28,331,585.71
120	6/6/2036	$29,290.43	$28,302,295.27

G-2

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Important Notice Regarding The Offered Certificates	12
Important Notice About Information Presented In This Prospectus	12
Summary of Terms	20
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	180
Transaction Parties	260
Credit Risk Retention	373
Description of the Certificates	381
The Mortgage Loan Purchase Agreements	415
The Pooling and Servicing Agreement	425
Use of Proceeds	531
Yield, Prepayment and Maturity Considerations	531
Material Federal Income Tax Consequences	543
Certain State, Local and Other Tax Considerations	554
ERISA Considerations	554
Legal Investment	562
Certain Legal Aspects of the Mortgage Loans	563
Ratings	585
Plan of Distribution (Underwriter Conflicts of Interest)	587
Incorporation of Certain Information by Reference	589
Where You Can Find More Information	589
Financial Information	590
Legal Matters	590
Index of Certain Defined Terms	591

Annex A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1A – Mortgage Loan Representations and Warranties (BMO, JPMCB, KeyBank, NCB, NREC, NWL, SGFC, SMC, UBS AG New York Branch and Wells Fargo Bank)	E-1A-1
Annex E-1B – Exceptions to Mortgage Loan Representations and Warranties (BMO, JPMCB, KeyBank, NCB, NREC, NWL, SGFC, SMC, UBS AG New York Branch and Wells Fargo Bank)	E-1B-1
Annex E-2A – Mortgage Loan Representations and Warranties (CREFI and GACC)	E-2A-1
Annex E-2B – Exceptions to Mortgage Loan Representations and Warranties (CREFI and GACC)	E-2B-1
Annex F – Class A-SB Scheduled Principal Balance Schedule	F-1
Annex G – One Dag Mortgage Loan Amortization Schedule	G-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$650,555,000
(Approximate)

BMO 2026-C15 Mortgage Trust
(as Issuing Entity)

BMO Commercial
Mortgage Securities LLC
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2026-C15

Class A-1	$17,087,000
Class A-4	$145,000,000
Class A-5	$320,945,000
Class A-SB	$22,955,000
Class X-A	$505,987,000
Class X-B	$144,568,000
Class A-S	$86,741,000
Class B	$33,431,000
Class C	$24,396,000

PROSPECTUS S

BMO Capital Markets

KeyBanc Capital Markets

Deutsche Bank Securities

Nomura Securities

Wells Fargo Securities

Société Générale

Citigroup

J.P. Morgan

UBS Securities LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities

Bancroft Capital, LLC

Drexel Hamilton

Mischler Financial

NATIXIS

Co-Managers

August 14, 2026